UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

WELLS REAL ESTATE INVESTMENT TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common stock, par value $0.01 per share of Wells Real Estate Investment Trust, Inc.

(2)	Aggregate number of securities to which transaction applies:
19,568,641 shares of common stock of Wells Real Estate Investment Trust, Inc.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filling fee is based on (i) $8.9531, the negotiated per-share price for common stock of Wells Real Estate Investment Trust, Inc., multiplied by (ii) 19,568,641, the number of shares of common stock of Wells Real Estate Investment Trust, Inc. to be issued, multiplied by (iii) 0.000107, the merger consideration multiplier in accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended.

(4)	Proposed maximum aggregate value of transaction:
$175,200,000

(5)	Total fee paid:
$18,746.40

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

(3)	Filing Party:

(4)	Date Filed:

WELLS REAL ESTATE INVESTMENT TRUST, INC.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

February 26, 2007

Dear Stockholder:

On February 5, 2007, we sent you a letter that addressed a number of important matters. Included in these matters was an agreement to acquire or “internalize” our third-party advisor companies which provide the day-to-day operations for Wells REIT.

Enclosed is a letter from the Chairman of the Special Committee of our Board of Directors, a proxy statement that explains these matters in detail, a notice of a special stockholders’ meeting, and a proxy card so that you may vote on four important proposals.

We encourage you to read all of these documents carefully and to vote on these four proposals as soon as possible. The deadline for receiving your vote is April 11, 2007. Remember, your individual vote is very important.

For more information and to hear directly from Donald Moss, one of the independent directors of our Board, please visit our Web site at www.wellsreit.com. As always, if you have questions, please contact your financial representative or the Wells Client Services Department at 800-557-4830 or send an e-mail to investor.services@wellsref.com.

Thank you for your continued trust and confidence as a Wells REIT investor.

Sincerely,

Leo F. Wells, III
Chairman of the Board of Directors
Wells Real Estate Investment Trust, Inc.

Enclosures

WELLS REAL ESTATE INVESTMENT TRUST, INC.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

To Our Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders of Wells Real Estate Investment Trust, Inc. to be held on April 11, 2007, at The Atlanta Athletic Club, 1930 Bobby Jones Drive, Duluth, Georgia 30097 at 1:30 p.m. Eastern time (such meeting, and any adjournments or postponements thereof, the “Special Meeting”). Our board of directors (the “Board”) and officers look forward to greeting you personally. Enclosed for your review are the proxy card, proxy statement, and notice setting forth the business to come before the Special Meeting.

At the Special Meeting, you are being asked to consider and vote on the following four proposals:

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The Internalization Proposal. A proposal to approve the internalization of the Advisor (defined below) with and into Wells Real Estate Investment Trust, Inc. (which we refer to in the accompanying proxy statement as the “Internalization Proposal”) by approving the Definitive Merger Agreement (defined below) and the transactions contemplated thereby (which we refer to in the proxy statement as both the “Internalization” and the “Internalization Transaction”). Since we commenced operations in 1998, our day-to-day operations, including investment analysis, acquisitions, financings, development, due diligence, asset management, property management and certain administrative services, such as financial, tax and regulatory compliance reporting, have been provided by Wells Capital, Inc. (“Wells Capital”) and Wells Management Company, Inc. (“Wells Management”), both of which are wholly owned subsidiaries of Wells Real Estate Funds, Inc. (“Wells REF”), pursuant to certain advisory, asset management and property management agreements. Such advisory, asset management and property management agreements have since been transferred and contributed to Wells Real Estate Advisory Services, Inc. (“WREAS”), and WREAS is currently responsible for providing the services formerly rendered to us by Wells Management and Wells Capital. In addition, certain of our properties having primarily government tenants are being managed by Wells Government Services, Inc. (“WGS”). WREAS and WGS are both wholly-owned subsidiaries of Wells Advisory Services I, LLC (“WASI”) (references to the “Advisor” in the accompanying proxy statement include, collectively, WREAS, WGS and their predecessors, as applicable, including those portions of the operations of Wells Capital and Wells Management which previously provided advisory and management services to us under such advisory, asset management and property management agreements). In the Internalization, all of the outstanding shares of the capital stock of WREAS and WGS will be exchanged for a total consideration of $175 million, comprised entirely of 19,546,302 shares of our common stock (the “Internalization Consideration”), which constitutes approximately 4.2% of our currently outstanding common stock. Wells Capital will also exchange its 20,000 limited partnership units in Wells OP for 22,339 shares of our common stock as part of the Internalization Transaction. Upon consummation of the Internalization, WREAS and WGS will be our wholly-owned subsidiaries, and the Advisor’s employees will become our employees. In connection with the Internalization, we will no longer pay the fees and expense reimbursements associated with our existing advisory and asset management agreements and certain of our property management agreements to our external advisors, and we will become self-advised. Our executive officers and certain of our directors, including our new Chief Executive Officer and President, Donald A. Miller, CFA, and another individual currently affiliated with Wells REF who may become one of our executive officers collectively own economic interests in WASI, which is the sole stockholder of WREAS and WGS, and will indirectly receive as a result of the Internalization an aggregate of approximately $168 million in shares of our common stock valued at the same per-share amount used to determine the amount of shares to be issued to WASI as the Internalization Consideration. Even if approved by our stockholders, the Internalization Proposal will not be implemented unless other conditions to the Internalization are satisfied. We may waive certain of these conditions in our sole discretion;

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•

The Pre-Listing Charter Amendment Proposal. Approval of an amendment and restatement of our articles of incorporation (the “Articles”), in order to modify certain provisions to reflect that we have become self-advised (the “Pre-Listing Charter Amendment Proposal”). Even if approved by our stockholders, this proposal will not be implemented unless the Internalization occurs;

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The Post-Listing Charter Amendment Proposal. Approval of a further amendment and restatement of our Articles, which will become effective in the event of a future listing of our common stock, if any, on a national securities exchange or quotation of our common stock by The NASDAQ Stock Market, Inc. or an over-the-counter market (the “Listing”), to modify certain provisions to conform more closely to the charters of other real estate investment trusts (“REITs”) whose securities are publicly traded and listed (“Listed REITs”) (the “Post-Listing Charter Amendment Proposal”). There can be no assurance that we will determine to list our common stock or, if we make such determination, that we will successfully list our common stock. Even if approved by our stockholders, this proposal will not be implemented unless the Internalization occurs and until shortly before a Listing, if any, of our common stock;

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The Incentive Plan Proposal. Approval and adoption of our 2007 Omnibus Incentive Plan (the “Incentive Plan Proposal”). If approved by our stockholders, this proposal will be implemented regardless of whether the other proposals to be considered at the Special Meeting are approved by our stockholders; and

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Other Proposals. Any other matters that properly may be presented at the Special Meeting including proposals to adjourn the Special Meeting with respect to proposals for which insufficient votes to approve were cast and, with respect to any such proposals, to permit further solicitation of additional proxies by our Board.

The accompanying proxy statement contains a more complete description of the Internalization Proposal, certain potential conflicts of interest that may exist among us, our executive officers and some of our directors, and the Advisor and its stockholders, and each of the other proposals described above. A copy of the merger agreement dated as of February 2, 2007 by and among us and WASI, Wells Capital, Wells Management, Wells REF, WREAS, WGS, and our wholly-owned subsidiaries, WRT Acquisition Company, LLC and WGS Acquisition Company, LLC (the “Definitive Merger Agreement”), the operative document which describes the material terms of the Internalization, is attached as Appendix A to the accompanying proxy statement. We urge you to carefully review the accompanying proxy statement and appendices, which discuss each of the proposals in more detail.

Benefits of Internalization and Potential Listing

We believe that converting from our current externally advised structure to a self-advised or internally advised management structure would result in many important benefits, including:

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Improving our financial operations based upon our belief that an Internalization Transaction would be accretive over time to our earnings per share and our funds from operations (“FFO”) per share as a result of the reduction in operating costs that will result from us no longer having to pay advisory, property management and other fees and expense reimbursements to our external advisors under our existing advisory and asset management agreements and certain of our property management agreements (FFO generally means the amount of a company’s net earnings after taxes adjusted to include real estate depreciation and amortization for a specified period of time). No assurances can be given, however, that any such accretion in our earnings per share or FFO per share would actually occur;

•	Establishing an internal management team which would be fully dedicated and solely focused on our Company’s strategic plans for enhancing stockholder value;

•

Better positioning us for a future Listing, partially based on our belief that there is a perception in the marketplace that an internalized structure, among other things, achieves a better alignment of interests

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between management and the stockholders and eliminates certain conflicts of interest associated with having an external advisor. No assurances can be given, however, that a Listing will actually occur or, if it did occur, that being self-advised would result in a more successful Listing; and

•	Improving retention of our key management personnel, as we anticipate that our key management personnel will have an equity stake in our company.

In connection with considering a potential Internalization Transaction, our Board also considered the benefits of a potential Listing, including, among other things, creating significantly greater liquidity for our stockholders, increasing our stockholders’ autonomy in connection with the management of their cash and tax positions, allowing us greater access to capital markets to fund our future growth, and enabling us to pursue certain growth strategies. In addition, our current Articles require that, in the event a Listing does not occur on or before January 30, 2008, we are required to immediately undertake an orderly liquidation and sale of our assets and distribute the net sales proceeds from such liquidation to our stockholders. Based on these factors, we intend to consider a Listing following the consummation of the Internalization Transaction, if and when market conditions and other circumstances make it desirable or it is otherwise in the best interests of our stockholders to do so. No assurance can be given that, if a determination is made to List, we will be able to successfully implement a Listing or that market conditions existing in the future will make it desirable for us to do so. While we believe that the Internalization Transaction should help facilitate a Listing, the Internalization Transaction we are proposing is not contingent upon the completion of a Listing. Even if a Listing does occur, an active trading market for our common stock may not develop or, if it does develop initially, may not be sustained. Further, the price at which our common stock may trade in the future is unknown.

We believe any future Listing will be more likely to be successful if we are self-advised. A vast majority of Listed REITs, including REITs like us that own predominantly office and industrial commercial properties, are self-advised. We believe the prevalence of the self-advised model reflects a marketplace preference for Listed REITs that are self-advised and that, if our common stock were Listed, investors and market analysts would view us more favorably if we were self-advised, as opposed to being externally advised. If the Board elects to pursue a Listing, no further stockholder action would be required to do so.

The Internalization, which our Board is recommending for your approval, will be effectuated pursuant to the Definitive Merger Agreement. In connection with the Internalization, we have entered into an employment agreement with Donald A. Miller, CFA, our new Chief Executive Officer and President, and may enter into other employment agreements with one or more other individuals associated with the Advisor or its affiliates, including an individual currently affiliated with Wells REF who may become one of our executive officers.

Our executive officers and certain of our directors are affiliates of the Advisor and own interests in WASI, the parent of WREAS and WGS. These relationships result in those officers and directors having material financial interests in the Internalization. In part, to address these potential conflicts of interest and to satisfy certain requirements contained in our Articles, our Board formed a special committee consisting of four of our independent directors, who are not our officers and who have no financial interest in the Advisor or in the consideration paid in connection with the Internalization (the “Special Committee”). The Special Committee was authorized, among other things: to evaluate and investigate certain future strategic alternatives available to us, including, among other things, potentially becoming internally advised via the acquisition of, or merger with, certain of the real estate acquisition, disposition, property and asset management and support businesses currently conducted and provided to us by Wells REF and its affiliates; to consider and negotiate the terms of any such transaction; and to make a recommendation to the Board on whether to pursue any such transaction. In evaluating the Internalization, the Special Committee engaged and consulted with its own legal and financial advisors and considered various factors which are more fully described in the accompanying proxy statement.

In anticipation of the Internalization, we are proposing to amend and restate our Articles to reflect that we will be self-advised effective on the closing of the Internalization. To facilitate a possible future Listing, we are

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proposing a second set of amendments to our Articles that would become effective only upon consummation of a Listing, to conform more closely with the charters of other Listed REITs. In connection with these amendments to our Articles, we also will amend our bylaws (the “Bylaws”) in order to make certain conforming and other changes; however, such changes to our Bylaws will not require action by our stockholders.

Additionally, in anticipation of the Internalization, our Board has authorized, and is recommending that you approve, the adoption of a 2007 Omnibus Incentive Plan. This plan was established by the Special Committee and our newly established compensation committee, which worked with an employment compensation consultant to survey and study the market compensation ranges of our competitors, and is designed to help us to attract, retain and motivate highly qualified individuals and more directly align the interests of our management with those of our stockholders. Certain employment agreements with our senior management following the Internalization will provide, among other things, for long-term incentive compensation awards that will be paid pursuant to the plan we are proposing for adoption. If the 2007 Omnibus Incentive Plan is not approved by our stockholders, it could materially adversely affect our ability to retain senior management and attract qualified replacements and other personnel.

Our Board recommends that you vote “FOR” each of the proposals to be considered and voted on at the Special Meeting (Messrs. Leo F. Wells, III and Douglas P. Williams, who have material financial interests in the Internalization, recused themselves from consideration of the Board’s recommendation with respect to the Internalization Proposal).

Your vote is very important. Regardless of the number of shares of our common stock that you own, it is very important that your shares be represented at the Special Meeting. You may authorize your proxy over the Internet, as well as by telephone or by mailing a proxy card. Authorizing your proxy over the Internet, by telephone, or by written proxy will ensure your representation at the Special Meeting if you choose not to attend in person. Please complete the proxy card and return it in the accompanying postage-paid envelope or grant your proxy by telephone or over the Internet, even if you plan to attend the Special Meeting. If you attend the Special Meeting in person, you may, if you wish, withdraw your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

W. Wayne Woody
Independent Director of Wells Real Estate Investment Trust, Inc.
Chairman of the Special Committee

Atlanta, Georgia

February 26, 2007

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NOTICE OF SPECIAL MEETING

WELLS REAL ESTATE INVESTMENT TRUST, INC.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Proxy Statement and

Notice of Special Meeting of Stockholders

To Be Held April 11, 2007

To Our Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders of Wells Real Estate Investment Trust, Inc. to be held on April 11, 2007, at The Atlanta Athletic Club, 1930 Bobby Jones Drive, Duluth, Georgia 30097 at 1:30 p.m. Eastern time (such meeting, and any adjournments or postponements thereof, the “Special Meeting”).

At the Special Meeting, you are being asked to consider and vote on the following four proposals:

•

The Internalization Proposal. A proposal to approve the internalization of the Advisor (defined in the proxy statement) with and into Wells Real Estate Investment Trust, Inc. (which we refer to in the accompanying proxy statement as the “Internalization Proposal”) by approving the Definitive Merger Agreement (defined in the proxy statement) and the transactions contemplated thereby (which we refer to as both the “Internalization” and the “Internalization Transaction”). In the Internalization, all of the outstanding shares of capital stock of WREAS and WGS (as each is defined in the proxy statement) will be exchanged for a total consideration of $175 million, comprised entirely of 19,546,302 shares of our common stock (the “Internalization Consideration”). Upon consummation of the Internalization, WREAS and WGS will be our wholly-owned subsidiaries, and we will become self-advised. Pursuant to the terms of the Definitive Merger Agreement, approval of this proposal requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote thereon (excluding for this purpose shares of common stock beneficially owned by any affiliates of Wells Real Estate Funds, Inc., Wells Capital, Inc., Wells Management Company, Inc. or Wells Advisory Services I, LLC). Even if approved by our stockholders, the Internalization Proposal will not be implemented unless other conditions to the Internalization are satisfied. We may waive certain of these conditions in our sole discretion;

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The Pre-Listing Charter Amendment Proposal. Approval of an amendment and restatement of our articles of incorporation (the “Articles”), in order to modify certain provisions to reflect that we have become self-advised (the “Pre-Listing Charter Amendment Proposal”). Approval of this proposal requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote thereon. Even if approved by our stockholders, this proposal will not be implemented unless the Internalization occurs;

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The Post-Listing Charter Amendment Proposal. Approval of a further amendment and restatement of our Articles, which will become effective in the event of a future listing of our common stock, if any, on a national securities exchange or quotation of our common stock by The NASDAQ Stock Market, Inc. or an over-the-counter market (the “Listing”), to modify certain provisions to conform more closely to the charters of other real estate investment trusts whose securities are publicly traded and listed (the “Post-Listing Charter Amendment Proposal”). Approval of this proposal requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote thereon. There can be no assurance that we will determine to list our common stock or, if we make such determination, that we will successfully list our common stock. Even if approved by our stockholders, this proposal will not be implemented unless the Internalization occurs and until shortly before a Listing, if any, of our common stock;

•	The Incentive Plan Proposal. Approval and adoption of our 2007 Omnibus Incentive Plan (the “Incentive Plan Proposal”). Approval of this proposal requires the affirmative vote of the holders of at

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least a majority of our outstanding shares of common stock represented in person or by proxy at the Special Meeting and actually voted on the matter (a majority of votes cast), so long as the total votes cast represent at least 50% of the shares entitled to vote at the Special Meeting. If approved by our stockholders, this proposal will be implemented regardless of whether the other proposals to be considered at the Special Meeting are approved by our stockholders; and

•

Other Proposals. Any other matters that properly may be presented at the Special Meeting including proposals to adjourn the Special Meeting with respect to proposals for which insufficient votes to approve were cast and, with respect to any such proposals, to permit further solicitation of additional proxies by our Board.

These items of business are described for you in detail in the accompanying proxy statement. We encourage you to read the proxy statement, and the documents attached as appendices to the proxy statement, carefully and in their entirety. Only holders of record of our shares of common stock at the close of business on February 20, 2007 will be entitled to receive notice of, and to vote at, the Special Meeting or at any adjournments or postponements thereof.

You are cordially invited to attend the Special Meeting in person. All stockholders, whether or not they plan to attend the Special Meeting, are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. You also may authorize your proxy by telephone or via the Internet by following the instructions on the proxy card. It is important that your shares be voted. By returning your proxy promptly, you can help us avoid additional expenses by helping to ensure that a quorum is met so the Special Meeting can be held. If you decide to attend the Special Meeting, you may revoke your proxy and vote your shares of common stock in person.

BY ORDER OF THE BOARD OF DIRECTORS

Leo F. Wells, III
Chairman

Atlanta, Georgia

February 26, 2007

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WELLS REAL ESTATE INVESTMENT TRUST, INC.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

PROXY STATEMENT

General Information

This proxy statement is furnished by the board of directors (the “Board”) of Wells Real Estate Investment Trust, Inc., a Maryland corporation, in connection with the solicitation by our Board of proxies to be voted at the Special Meeting of Stockholders to be held on April 11, 2007, at The Atlanta Athletic Club, 1930 Bobby Jones Drive, Duluth, Georgia 30097 at 1:30 p.m. Eastern time (such meeting, and any adjournments or postponements thereof, the “Special Meeting”) for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. Only holders of record of our shares of common stock, par value $0.01 per share (our “shares of common stock”), at the close of business on February 20, 2007 (the “Record Date”) will be entitled to receive notice of, and to vote at, the Special Meeting. This proxy statement and the proxy card are first being mailed on or about March 2, 2007 to stockholders of record as of the Record Date.

As of the Record Date, 465,880,187 of our shares of common stock were outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote on each of the matters to be voted upon at the Special Meeting. Pursuant to our charter (the “Articles”), our directors and officers and their respective affiliates will be prohibited from voting on the Internalization Proposal (as defined below).

Proxy and Voting Procedures

Any proxy, if received in time, properly signed and not revoked, will be voted at the Special Meeting in accordance with the directions of the stockholder granting the proxy. If no directions are specified, the proxy will be voted FOR:

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The Internalization Proposal. A proposal to approve the internalization of the Advisor (defined below) with and into Wells Real Estate Investment Trust, Inc. (which we refer to as the “Internalization Proposal”). Since we commenced operations in 1998, our day-to-day operations, including investment analysis, acquisitions, financings, development, due diligence, asset management, property management and certain administrative services, such as financial, tax and regulatory compliance reporting, have been provided by Wells Capital, Inc. (“Wells Capital”) and Wells Management Company, Inc. (“Wells Management”), both of which are wholly owned subsidiaries of Wells Real Estate Funds, Inc. (“Wells REF”), pursuant to certain advisory, asset management and property management agreements. Such advisory, asset management and property management agreements have since been transferred and contributed to Wells Real Estate Advisory Services, Inc. (“WREAS”), and WREAS is currently responsible for providing the services formerly rendered to us by Wells Management and Wells Capital. In addition, certain of our properties having primarily government tenants are being managed by Wells Government Services, Inc. (“WGS”). WREAS and WGS are both wholly-owned subsidiaries of Wells Advisory Services I, LLC (“WASI”) (references to the “Advisor” in this proxy statement include, collectively, WREAS, WGS and their predecessors, as applicable, including those portions of the operations of Wells Capital and Wells Management which previously provided advisory and management services to us under such advisory, asset management and property management agreements). In the Internalization, all of the outstanding shares of the capital stock of WREAS and WGS will be exchanged for a total consideration of $175 million, comprised entirely of 19,546,302 shares of our common stock (the “Internalization Consideration”), which constitutes approximately 4.2% of our currently outstanding common stock. In connection with the Internalization, Wells Capital will also exchange its 20,000 limited partnership units in our operating partnership, Wells Operating Partnership, L.P. (“Wells OP”), for 22,339 shares of our common stock. Upon consummation of the Internalization, WREAS and WGS will be our wholly-owned subsidiaries, and the Advisor’s employees will become our employees. In connection with the Internalization, we will no

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longer pay the fees and expense reimbursements associated with our existing advisory and asset management agreements and certain of our property management agreements to our external advisors, and we will become self-advised. Our executive officers and certain of our directors, including our new Chief Executive Officer and President, and another individual currently affiliated with Wells REF who may become one of our executive officers, through their ownership of economic interests in WASI, collectively own economic interests in the Advisor and will indirectly receive as a result of the Internalization an aggregate of approximately $168 million in shares of our common stock valued at the same per-share amount used to determine the amount of shares to be issued to WASI as Internalization Consideration. Even if approved by our stockholders, the Internalization Proposal will not be implemented unless other conditions to the Internalization are satisfied. We may waive certain of these conditions in our sole discretion;

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The Pre-Listing Charter Amendment Proposal. Approval of an amendment and restatement of our Articles, which will become effective upon consummation of the Internalization, to modify certain provisions to reflect that we have become self-advised (the “Pre-Listing Charter Amendment Proposal”). Even if approved by our stockholders, this proposal will not be implemented unless the Internalization occurs. Further, our Board reserves the right not to implement the Pre-Listing Charter Amendment Proposal even if it is approved by our stockholders if, prior to such implementation, our Board determines that the implementation of the Pre-Listing Charter Amendment Proposal is not in our best interest;

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The Post-Listing Charter Amendment Proposal. Approval of a further amendment and restatement of our Articles, which will only become effective in the event of a future listing of our common stock, if any, on a national securities exchange, including the New York Stock Exchange, Inc. (the “NYSE”), or quotation of our common stock by The NASDAQ Stock Market, Inc. (the “NASDAQ”) or an over-the-counter market (the “Listing”) to modify certain provisions to conform more closely to the charters of other real estate investment trusts (“REITs”) whose securities are publicly traded and listed (“Listed REITs”) (the “Post-Listing Charter Amendment Proposal”). There can be no assurance that we will determine to list our common stock or, if we make such determination, that we will successfully list our common stock. Even if approved by our stockholders, this proposal will not be implemented unless the Internalization occurs and until shortly before a Listing, if any, of our common stock. Further, our Board reserves the right not to implement the Post-Listing Charter Amendment Proposal even if it is approved by our stockholders if, prior to such implementation, our Board determines that the implementation of the Post-Listing Charter Amendment Proposal is not in our best interest; and

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The Incentive Plan Proposal. Approval and adoption of our 2007 Omnibus Incentive Plan (the “Incentive Plan Proposal”). If approved by our stockholders, this proposal will be implemented regardless of whether the other proposals to be considered at the Special Meeting are approved by our stockholders.

Unless otherwise specified, a proxy also will confer authority on the persons named therein to vote in their discretion on any other matters that properly may be presented at the Special Meeting, including proposals to adjourn the Special Meeting in respect of proposals for which insufficient votes to approve were cast in order to permit solicitation of additional proxies by our Board in respect of those proposals.

Our Board recommends that you vote FOR each of the proposals to be considered and voted on at the Special Meeting (Messrs. Leo F. Wells, III and Douglas P. Williams, who have material financial interests in the Internalization, recused themselves from consideration of the Board’s recommendation with respect to the Internalization Proposal).

Appraisal Rights

Under Maryland law and our Articles, you will not be entitled to rights of appraisal with respect to the Internalization Proposal. Accordingly, to the extent that you object to the Internalization Proposal, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights. However, if you do not vote in favor of Pre-Listing Charter Amendment Proposal or the Post-Listing Charter Amendment Proposal and otherwise comply with the relevant statutory provisions of Maryland law governing appraisal rights, you may be entitled to rights of appraisal under Maryland law with respect to the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal. Because we are not aware of any applicable authority as to whether amendments to our Articles such as those contemplated by the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal would be deemed to substantially adversely affect your rights as a stockholder, in the event you wish to make your own determination of whether you have rights of appraisal with respect to the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal, we encourage you to consider applicable Maryland law and to consider engaging Maryland counsel. We reserve the right to challenge your determination, if any, as to whether rights of appraisal exist in connection with the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal. For a discussion regarding your appraisal rights under Maryland law, see “Explanation of Maryland Appraisal Rights Statute.” See also Appendix G hereto, which sets forth the relevant statutory provisions.

Proxies

You can revoke any proxy you previously gave at any time before votes are tabulated at the Special Meeting (1) by delivering a written statement to Douglas P. Williams, our secretary (the “Secretary”), expressly stating that the proxy is revoked, (2) by completing and properly executing a new proxy card that is dated later than the date of your prior proxy card and delivering it to our Secretary at or before the Special Meeting, or (3) by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy.

A proxy card is enclosed for your use. The proxy card contains instructions for responding either by telephone, by Internet or by mail. Votes cast in person or by proxy at the Special Meeting will be tabulated and a determination will be made as to whether or not a quorum is present by the inspectors of election appointed for the Special Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least 50% of the votes entitled to be cast by all stockholders of record as of February 20, 2007 will constitute a quorum for the transaction of business at the Special Meeting.

We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. With respect to the Internalization Proposal, the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal, abstentions will have the effect of a vote cast against the proposal. With respect to the Incentive Plan Proposal, abstentions will have no effect, provided that the total votes cast represent at least 50% of the shares entitled to vote. If the total votes cast on the Incentive Plan Proposal represent less than 50% of the shares entitled to vote, abstentions would have the effect of a vote against the Incentive Plan Proposal.

If a broker returns an executed proxy card, but marks the card to reflect a withholding of voting authority on matters as to which the broker is not permitted to vote (a “broker non-vote”), the holder of the shares of common stock covered by the proxy card will be treated as present for quorum purposes. The effect of broker non-votes on voting will be as follows: (1) with respect to the Internalization Proposal, the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal, broker non-votes will have the effect of a vote cast against the proposal; and (2) with respect to the Incentive Plan Proposal, broker non-votes will have no effect, provided that the total votes cast represent at least 50% of the shares entitled to vote at the Special Meeting, but if the total votes cast represent less than 50% of the shares entitled to vote at the Special Meeting, then broker non-votes would have the effect of a vote against the Incentive Plan Proposal. If a broker returns a properly executed proxy card, but does not provide voting instructions or an intent to abstain as to any matter, the shares represented by that proxy card will be considered present for quorum purposes and those shares will be voted on such matters in accordance with the recommendations of our Board or, in the absence of such a recommendation, in the proxy holder’s discretion.

Our Special Meeting may be adjourned with respect to proposals for which insufficient votes to approve were cast. With respect to proposals for which an insufficient number of votes to approve are received, our Board may continue to solicit proxies. For those proposals for which sufficient votes to approve have been received, we may take such action contained therein.

Solicitation Expenses

We will pay all the costs of soliciting these proxies. In addition to these mailed proxy materials, employees of our affiliates and The Bank of New York, our proxy solicitor, may also solicit proxies in person, by telephone, or by other means of communication. Employees of affiliates will not be paid any additional compensation for soliciting proxies, and The Bank of New York will be paid an administrative fee of approximately $4,000 and $0.22 per phone vote and $0.07 per Internet vote, plus out-of-pocket expenses for its basic solicitation services, which include review of proxy materials, dissemination of brokers search cards, distribution of proxy materials, solicitation of brokers, banks, and institutional holders, and delivery of executed proxies. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

Where to Obtain More Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Web site, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies. The information that we later file with the SEC may update and supersede the information in this proxy statement.

Important Note

No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained herein and, if given or made, such representation must not be relied upon as having been authorized by us, the Advisor or any other person or entity. This proxy statement provides you with detailed information about the proposals to be considered and voted upon at the Special Meeting. The information in this proxy statement is current as of the date of this proxy statement. Stockholders are urged to carefully review this proxy statement, including the accompanying appendices, which discuss each of the proposals to be considered and voted upon at the Special Meeting in more detail.

We encourage you to carefully review the section of this proxy statement captioned “Risk Factors” beginning on page 26, which describes certain factors which should be considered in evaluating the Internalization Proposal and the other proposals to be voted on at the Special Meeting.

The date of this proxy statement is February 26, 2007.

v

Appendix A	Definitive Merger Agreement
Appendix B	Fairness Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.
Appendix C	Form of Second Articles of Amendment and Restatement (the Pre-Listing Charter Amendment Proposal)
Appendix D	Form of Second Articles of Amendment and Restatement (the Pre-Listing Charter Amendment Proposal) Marked to Show Proposed Changes

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

We are providing you with this proxy statement, which contains information about the items to be voted upon at our special stockholders meeting on April 11, 2007 (the “Special Meeting”). To make this information easier to understand, we have presented some of the information below in a question and answer format. Except where otherwise noted, references to “Wells REIT,” the “Company,” “we,” “us,” or “our” herein shall refer to Wells Real Estate Investment Trust, Inc., its operating partnership, Wells Operating Partnership, L.P. (“Wells OP”), and their consolidated joint ventures.

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because our board of directors (our “Board”) is soliciting your proxy to vote your shares at the Special Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and which is designed to assist you in voting.

Q:	What is a proxy?

A:	A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, you are giving us your permission to vote your shares of common stock at the Special Meeting. The people who will vote your shares of common stock at the Special Meeting are Donald A. Miller, CFA, Douglas P. Williams or Randall D. Fretz, each of whom is an officer of Wells REIT. They will vote your shares of common stock as you instruct, unless you return the proxy card and give no instructions. In this case, they will vote FOR all of the proposals and in accordance with the recommendation of our Board or, in the absence of such a recommendation, in their discretion, for any other proposals to be voted upon. They will not vote your shares of common stock, if you do not return the enclosed proxy card. This is why it is important for you to return the proxy card to us (or otherwise vote your shares) as soon as possible whether or not you plan on attending the meeting in person.

Q:	When is the Special Meeting and where will it be held?

A:	The Special Meeting will be held on April 11, 2007, at 1:30 p.m. at The Atlanta Athletic Club, 1930 Bobby Jones Drive, Duluth, Georgia 30097.

Q:	Who is soliciting my proxy?

A:	This proxy is being solicited by the board of directors of Wells Real Estate Investment Trust, Inc.

Q:	How many shares of common stock can vote?

A:	As of February 20, 2007, there were 465,880,187 shares of our common stock issued and outstanding. Every stockholder is entitled to one vote for each share of common stock held.

Q:	What is a “quorum”?

A:	A “quorum” consists of the presence in person or by proxy of stockholders holding at least 50% of the outstanding shares. There must be a quorum present in order for the Special Meeting to be a duly held meeting at which business can be conducted. If you submit a properly executed proxy card, even if you abstain from voting, then you will at least be considered part of the quorum.

Q:	What may I vote on?

A:	You may vote on the following:

•

The Internalization Proposal: the approval of the internalization of the Advisor by approving the Definitive Merger Agreement and transactions contemplated thereby (referred to herein as both the “Internalization” and the “Internalization Transaction”);

•

The Pre-Listing Charter Amendment Proposal: the approval of an amendment and restatement of our Articles, which will become effective upon consummation of the Internalization, to modify certain provisions to reflect that we have become self-advised;

•

The Post-Listing Charter Amendment Proposal: the approval of a further amendment and restatement of our Articles, which will become effective shortly before a Listing of our common stock, if any, to modify certain provisions to conform more closely to the charters of Listed REITs;

•	The Incentive Plan Proposal: the approval of our new 2007 Omnibus Incentive Plan; and

•

Other Proposals: Any other matters that may properly be presented at the Special Meeting or any adjournments or postponements of the Special Meeting, including proposals to adjourn the Special Meeting with respect to proposals for which insufficient votes to approve were cast and, with respect to any such proposals, to permit further solicitation of additional proxies by our Board.

Q:	How does the Board recommend I vote on the proposals?

A:	Our Board unanimously recommends a vote FOR each of the proposals listed in this proxy statement. Messrs. Leo F. Wells, III and Douglas P. Williams, who have material financial interests in the Internalization, recused themselves from consideration of the Board’s recommendation with respect to the Internalization Proposal.

Q:	Why has the Internalization been proposed?

A:	Because at the time we commenced operations in 1998 the size and scope of our business operations were insufficient to support the overhead costs associated with a self-advised structure, we contracted with outside advisors to provide all personnel, accounting, administrative and other support services and resources necessary for our business operations. Since then, we have grown rapidly, however, and currently have over $5 billion in assets based upon the most recent valuation of our real estate portfolio. Based upon our current size and the scope of our operations, we believe that we comfortably exceed the critical mass required to support a self-advised structure. Prior to the closing of the Internalization Transaction (the “Closing”), the Advisor is required under the Definitive Merger Agreement to hire various individuals associated with Wells Capital, Wells Management and their affiliates, who have previously provided various advisory and management services to us, and who will become our employees upon Internalization. In addition, if we consummate the Internalization, we may hire other individuals from unaffiliated companies. We anticipate that, subject to the discretion of our compensation committee, we will issue stock options or other deferred equity awards to our employees pursuant to our 2007 Omnibus Incentive Plan, if such plan is approved by our stockholders. We believe the Internalization will provide us with an experienced management team with industry expertise, management capabilities and a unique knowledge of our assets and business strategies.

We believe that converting from our current externally advised structure to a self-advised or internally advised management structure would result in many important benefits, including:

•

That an Internalization Transaction would be accretive over time to our earnings per share and our funds from operations (“FFO”) per share as a result of the reduction in operating costs that will result from us no longer having to pay advisory, property management and other fees and expense reimbursements to our external advisors under our existing advisory and asset management agreements and certain of our property management agreements (FFO generally means the amount of a company’s net earnings after taxes adjusted to include real estate depreciation and amortization for a specified period of time). No assurances can be given, however, that any such accretion in our earnings per share or FFO per share would actually occur;

•	That establishing an internal management team which would be fully dedicated and solely focused on our operations and strategic plans would enhance stockholder value;

•

That, if the Board determines that a Listing is in our best interests, a self-advised or internally advised management structure would better position us for a future Listing, partially based on our belief that there is a perception in the marketplace that an internalized structure, among other things, achieves a better alignment of interests between management and the stockholders and eliminates certain conflicts of interest associated with having an external advisor. No assurances can be given, however, that a Listing will actually occur or, if it did occur, that being self-advised would result in a more successful Listing; and

•

That an internalized management structure may have a positive impact on the retention of key management personnel, as we anticipate that our key management personnel will have an equity stake in our Company.

In connection with considering a potential Internalization Transaction, our Board also considered the benefits of a potential Listing, including, among other things, creating significantly greater liquidity for our stockholders, increasing our stockholders’ autonomy in connection with the management of their cash and tax positions, allowing us greater access to capital markets to fund our future growth, and enabling us to pursue certain growth strategies. In addition, our Articles require that, in the event a Listing does not occur on or before January 30, 2008, we are required to immediately undertake an orderly liquidation and sale of our assets and distribute the net sales proceeds from such liquidation to our stockholders. Based on these factors, we intend to consider a Listing following the consummation of the Internalization Transaction, if and when market conditions and other circumstances make it desirable or it is otherwise in the best interests of our stockholders to do so. No assurance can be given that, if a determination is made to List, we will be able to successfully implement a Listing or that market conditions existing in the future will make it desirable for us to do so. While we believe that the Internalization Transaction should help facilitate a Listing, the Internalization Transaction we are proposing is not contingent upon the completion of a Listing. Even if a Listing does occur, an active trading market for our common stock may not develop or, if it does develop initially, may not be sustained. Further, the price at which our common stock may trade in the future is unknown.

We believe any future Listing will be more likely to be successful if we are self-advised. A vast majority of Listed REITs, including REITs like us that own predominantly office and industrial commercial properties, are self-advised. We believe the prevalence of the self-advised model reflects a marketplace preference for Listed REITs that are self-advised and that, if our common stock were Listed, investors and market analysts would view us more favorably if we were self-advised, as opposed to being externally advised. If the Board elects to pursue a Listing, no further stockholder action would be required to do so.

Notwithstanding corporate governance mechanisms implemented to resolve potential conflicts of interest and protect our stockholders, we believe there may be a negative perception of externally-advised Listed REITs in the marketplace. We believe that the relationship between externally-advised REITs and their outside advisors is susceptible to, or is at least generally viewed as susceptible to, conflicts of interest, many of which can be avoided by being self-advised.

In addition, we believe that remaining externally-advised could have a negative effect on the price of our common stock in the future in the event we become Listed. As a result, we believe the internalization of the Advisor through the Internalization in advance of a potential Listing is an important step in the process of becoming a Listed REIT.

After due deliberation and consideration of various factors, including those described above, and upon the recommendation of the Special Committee, our Board determined that it would be fair and reasonable to us and advisable and in the best interests of our Company and our stockholders to become self-advised. We propose to accomplish this by acquiring the Advisor and thereby internalizing the operations of the Advisor.

For additional reasons why the Internalization has been proposed, please see “Proposal I—The Internalization Proposal—Reasons for Internalization and Potential Listing,” “—Negotiation of the Internalization Transaction” and “—Recommendations of the Special Committee and Our Board of Directors” in this proxy statement.

Q:	Why don’t we terminate the existing advisory, asset management and property management agreements with the Advisor and hire another external advisor instead of pursuing the Internalization?

A:	Under the terms of the current advisory, asset management and property management agreements currently in effect (the “Acquisition Advisory Agreement,” the “Asset Management Advisory Agreement” and the “Master Property Management Agreement,” respectively), the Advisor has responsibility for our day-to-day operations subject to the supervision of our Board, including providing the management of our day-to-day operations; serving as our investment and financial advisor; formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, leasing and disposition of properties on an overall portfolio basis; maintaining and preserving our books and records, including stock records; administering, managing and maintaining stock transfers; managing communications with our stockholders; establishing technology infrastructure for stockholder support and service; performing property management functions for a number of our properties and overseeing the performance of our third-party property managers; reviewing and analyzing operating budgets, capital budgets and leasing plans of each of our properties; managing and supervising any offering of our securities, including the preparation of all related registrations and documents and other matters related to the offering process; consulting with the Board in evaluating and obtaining adequate insurance coverage based upon risk management determinations; reviewing and analyzing the on-going financial information pertaining to each of our properties and the overall portfolio of our properties; recommending the disposal of, reinvestment of the proceeds from the sale of, or otherwise dealing with our investments in properties; maintaining accounting systems, records and data and any other information requested concerning our activities as required and preparing and filing periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements; providing tax and compliance services and coordinating with our independent accountants and other consultants, on related tax matters; and performing all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law including the Sarbanes-Oxley Act of 2002.

We believe that if we were to terminate the Acquisition Advisory Agreement, the Asset Management Advisory Agreement and the Master Property Management Agreement, as opposed to pursuing the Internalization, we would forego all the intended benefits of the Internalization described above. In addition, we believe that a termination of the Acquisition Advisory Agreement, the Asset Management Advisory Agreement and the Master Property Management Agreement would cause a significant disruption to our business affairs. If we were to terminate the Acquisition Advisory Agreement, the Asset Management Advisory Agreement and the Master Property Management Agreement, we would need to either (1) identify and hire another qualified advisor and there is no assurance that the fees or expenses that we would incur with any such other advisor would be less than those we currently pay, or (2) identify and hire a full staff of our own employees to perform all of the services currently provided by the Advisor, and it would likely require significant effort and expense over a considerable period of time to find another qualified advisor or to fill all of these positions. There is no assurance that any significant number of the Advisor’s or its affiliates’ employees would become our employees if we were to terminate the Acquisition Advisory Agreement, the Asset Management Advisory Agreement or the Master Property Management Agreement and then offer to hire them. Even if we were able to hire new employees, these employees would not have the same level of experience and familiarity with our business as the Advisor’s or its affiliates’ personnel. Moreover, such new employees would lack the experience of having advised us since our inception, and would not have the knowledge of our portfolio or the close business relationships with our tenants, lenders or third-party property management companies that the Advisor’s or its affiliates’ personnel have developed. We are unable to quantify the impact of the loss of the employees, relationships and proprietary assets provided by the Advisor or its affiliates. By acquiring the Advisor, we believe that we would reduce any disruptions to our business affairs, because certain of the Advisor’s personnel who have been, or are expected to be, instrumental in our growth and continued operations will become our employees upon the closing of the Internalization. In addition, we would avoid the requirement to pay the subordinated performance fee which would otherwise be due to Wells Management upon a termination of the Asset Management Advisory Agreement.

For a detailed discussion concerning the Advisor and the Acquisition Advisory Agreement, the Asset Management Advisory Agreement and the Master Property Management Agreement, please see “Proposal I—The Internalization Proposal—Our Existing Advisory and Property Management Agreements” in this proxy statement.

Q:	What is the effect of the Internalization?

A:	If the conditions to consummation of the Internalization specified in the Definitive Merger Agreement are satisfied or (to the extent permissible) waived, as a result of the Internalization, the common stock of the WREAS and WGS, which is currently held by Wells Advisory Services I, LLC (“WASI”), will be converted into 19,546,302 shares of our common stock (the “Internalization Consideration”). In addition, in connection with the Internalization, Wells Capital will exchange its 20,000 limited partnership units of Wells OP in exchange for 22,339 shares of our common stock. The conditions to our performance obligations under the Definitive Merger Agreement include, among other things, receipt of the approval of our stockholders and may be waived by us in our sole discretion. Upon completion of the Internalization, WREAS and WGS will become our wholly-owned subsidiaries, and we will become self-managed and self-advised. After that time, we no longer will bear the cost of the advisory and property management fees and expense reimbursements currently payable to our external advisors under the Asset Management Advisory Agreement, the Acquisition Advisory Agreement and the Master Property Management Agreement. We will, however, be obligated to pay the salaries, other compensation and benefits of our employees and our other operating expenses, along with certain amounts under two service agreements to be entered into between the Advisor and Wells REF. See “Proposal I—Description of the Internalization Transaction—Closing.”

Further, as a result of the Internalization, our executive officers and certain of our directors, including our new Chief Executive Officer and President, who own membership interests in WASI, will benefit in the Internalization Consideration through their interests in WASI.

Upon completion of the Internalization, your ownership of our shares of common stock will be diluted as a result of the new issuance of the 19,546,302 shares of common stock constituting the Internalization Consideration, in addition to the 22,339 shares of our common stock to be issued to Wells Capital in exchange for its limited partnership units in Wells OP, which in the aggregate represents approximately 4.2% of our currently outstanding common stock. Simultaneously with the execution of the Definitive Merger Agreement, we entered into an employment agreement with Donald A. Miller, CFA, who was elected by our Board as our new Chief Executive Officer and President. In addition, we may enter into other employment agreements with various individuals prior to the closing date of the Internalization. Pursuant to any such employment agreements, we may issue long-term incentive compensation awards in the form of share, option or other equity grants under the 2007 Omnibus Incentive Plan, if that plan is approved by our stockholders at the Special Meeting. Those awards potentially will result in additional dilution of your share ownership. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Employment Agreements” and “Proposal IV—The Incentive Plan Proposal.”

Q:	What was the process used to determine the amount of the Internalization Consideration?

A:

The Internalization Consideration was determined based upon negotiations between the Special Committee (which is described below) and Wells Real Estate Funds, Inc. (“Wells REF”), in consultation with their respective legal and financial advisors. Our executive officers and certain of our directors, also serve, or during such negotiations served, as officers and directors of Wells REF and hold in the aggregate approximately 95% of the economic interests in WASI, the parent of WREAS and WGS. These relationships result in such directors and our current executive officers having material financial interests in the Internalization. In part, in order to address these potential conflicts of interest and in order to satisfy certain requirements contained in our Articles, our Board established a special committee (the “Special Committee”) consisting of Messrs. W. Wayne Woody, Michael R. Buchanan, Richard W. Carpenter and William H. Keogler, Jr., each of whom is an Independent Director. The members of the Special Committee have no economic interest in the consummation of the Internalization that differs from those of our other stockholders. The Special Committee was authorized, among other things: to evaluate and investigate certain future strategic alternatives available to us, including, among other things, a potential transaction involving the restructuring of our operations to an internally advised structure via the acquisition of, or merger with, certain of the real estate acquisition, disposition, property and asset management and support businesses currently conducted and provided to us by Wells REF and its affiliates; to consider and negotiate the terms of any such transaction; and to make a recommendation to the Board on whether to pursue any such transaction.

Pursuant to this authority, the Special Committee retained its own legal counsel and Robert A. Stanger & Co., Inc. to act as its financial advisor. Pursuant to extensive negotiations that occurred between the Special Committee and the representatives of Wells REF, in consultation with their respective legal and financial advisors, the parties agreed to $175 million (the “Internalization Consideration”) as the amount we would pay to acquire the Advisor and that the Internalization Consideration would be paid by issuing 19,546,302 shares of our common stock to WASI. In addition, in connection with the Internalization, Wells Capital will exchange the 20,000 limited partnership units it currently owns in Wells OP for 22,339 shares of our common stock. In connection with its evaluation of the Internalization, the Special Committee and our Board received a written opinion dated January 31, 2007 of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) as to the fairness, from a financial point of view and as of the date of the opinion, to us of the consideration to be paid by us in the Internalization.

After due deliberation and consideration of various factors, the Special Committee unanimously recommended to our Board that it approve the Definitive Merger Agreement, the Internalization and the other documents and transactions contemplated by the Definitive Merger Agreement. After careful consideration and upon the recommendation of the Special Committee, our Board (other than Messrs. Wells and Williams, who have material financial interests in the Internalization and who recused themselves from consideration of and the vote on this matter) approved the Definitive Merger Agreement, the Internalization and the other transactions contemplated by the Definitive Merger Agreement. Our Board and the Special Committee believe that the terms of the Definitive Merger Agreement, the Internalization and the documents and other transactions contemplated by the Definitive Merger Agreement are fair and reasonable to us and are advisable and in the best interests of us and our stockholders.

Q:	How did you determine who is an “Independent Director” for purposes of serving on the Special Committee?

A:	Our Articles require that certain activities related to our Advisor must be approved by a majority of our Independent Directors. “Independent Director” is defined in our Articles to mean a director who is not, and within the last two years has not been, directly or indirectly associated with the Advisor by virtue of:

•	ownership of an interest in the Advisor or its “Affiliates” (as defined below),

•	employment by the Advisor or its Affiliates,

•	service as an officer or director of the Advisor or its Affiliates,

•	performance of services for us, other than as a director,

•	service as a director or trustee of more than three REITs advised by the Advisor, or

•	maintenance of a material business or professional relationship with the Advisor or any of its Affiliates.

An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law are or have been associated with the Advisor, any of its Affiliates or us. A business or professional relationship is considered material if the gross revenue derived by the director from the Advisor and its Affiliates exceeds 5% of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair-market-value basis.

The term “Affiliate,” for this purpose, means:

•	any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity;

•	any person or entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of another person or entity;

•	any officer, director, general partner, or trustee of such person or entity;

•	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and

•	if such other person or entity is an officer, director, general partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

The members of the Special Committee each qualify as Independent Directors. In addition, none of them has any economic interest in the Internalization (except to the extent they own shares of our common stock or options or warrants to acquire shares of our common stock, none of which represent more than 0.005% of our outstanding shares in the aggregate). See “Proposal I—Description of the Internalization Transaction— Common Share Ownership of Certain Beneficial Owners and Management.”

Q:	What rights will I have if I oppose the Internalization?

A:	You can vote against the Internalization by indicating a vote against the Internalization Proposal on your proxy card and by signing and mailing your proxy card, by authorizing your proxy over the Internet (pursuant to the instructions on the proxy card), by telephone, or by voting against the Internalization in person at the Special Meeting.

Stockholders will not have appraisal rights with respect to the Internalization Proposal or the Incentive Plan Proposal; however, you may have appraisal rights if the Pre-Listing Charter Amendment Proposal or the Post-Listing Charter Amendment Proposal is approved. Because we are not aware of any applicable authority as to whether such is the case, in the event you wish to make your own determination of whether you have rights of appraisal with respect to the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal, we encourage you to consider applicable Maryland law and to consider engaging Maryland counsel. For a discussion regarding your appraisal rights, see “Proposal I—The Internalization Proposal—No Appraisal Rights in Connection with the Internalization Proposal,” “Proposal II—The Pre-Listing Charter Amendment Proposal—Appraisal Rights,” “Proposal III—The Post-Listing Charter Amendment Proposal—Appraisal Rights” and “Proposal IV—The Incentive Plan Proposal—Appraisal Rights.” See also “Explanation of Maryland Appraisal Rights Statute” and Appendix G attached hereto, which sets forth the relevant statutory provisions.

Q:	When do you expect the Internalization to be consummated?

A:	Assuming all conditions to the Internalization are satisfied or waived, we expect to consummate the Internalization on the third business day following the satisfaction or waiver of all such conditions or on such other date as may be agreed upon by us and the Advisor.

Pursuant to the Definitive Merger Agreement, the Internalization must be consummated on or before August 1, 2007. If the Internalization is not consummated within the applicable period described above, the Definitive Merger Agreement may be terminated by either us or the Advisor.

Q:	Why is our Board recommending that our Articles be amended and restated to modify certain provisions to reflect, if the Internalization Proposal is approved and the Internalization is consummated, that we have become self-advised and to conform more closely to the charters of Listed REITs?

A:

Our Articles contain a number of guidelines for transactions between us and the Advisor and our and its respective Affiliates. As discussed elsewhere in this proxy statement, if the Internalization is consummated,

WREAS and WGS will become our wholly-owned subsidiaries, their operations will therefore become part of our business, and we will become self-advised. Accordingly, if the Internalization is consummated, the provisions in our Articles relating to the Advisor, its Affiliates and to transactions and relations between us and the Advisor and its Affiliates will no longer be applicable to our situation. One of the main purposes of the Pre-Listing Charter Amendment Proposal is to remove these inapplicable provisions effective upon the completion of the Internalization.

In addition, if a Listing occurs, it will be possible to remove a number of the limitations and restrictions that are included in our existing Articles, but which our Board believes restrict and could possibly prevent us from pursuing favorable investment opportunities. These restrictions were mandated by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (the “NASAA REIT Guidelines”) and were applicable because we previously raised funds through public offerings of our common stock without listing our securities on a national securities exchange. If our securities are Listed, those restrictions no longer will be required because the NASAA REIT Guidelines do not apply to offerings of shares that are Listed. The charters of most Listed REITs do not contain these kinds of limitations and restrictions, and accordingly, if we did not eliminate these restrictions effective upon the completion of a Listing, these restrictions could impair our ability to compete effectively for investments and management talent. Our Board believes that these limitations and restrictions should be removed so that we can be governed by a charter that is more similar to the charters of Listed REITs. The Post-Listing Charter Amendment Proposal also broadens the indemnification provisions applicable to our current and former directors and officers to the maximum extent permitted by Maryland law. We believe that these provisions are similar to the provisions customarily provided by many other publicly traded companies and will facilitate our ability to attract and retain qualified director and officer candidates. In addition, if the Post-Listing Charter Amendment Proposal is approved, certain stockholder voting provisions contained in our Articles will be eliminated. Although the amendments to our Articles contained in the Post-Listing Charter Amendment Proposal reduce or otherwise eliminate certain voting rights that you currently have, we are of the view that these proposed amendments will provide greater flexibility with respect to the implementation of our business plan and will make us more competitive with Listed REITs. If the two proposed charter amendments take effect, our Board will amend our Bylaws to eliminate inconsistencies resulting from the proposed amendments to our Articles and to make certain other changes to our Bylaws.

If approved by our stockholders at the Special Meeting, the Pre-Listing Charter Amendment Proposal will be implemented regardless of whether a Listing occurs, as long as the Internalization Proposal is approved and the Internalization is consummated. Any or all of the closing conditions to our performance obligations under the Definitive Merger Agreement may be waived by us in our sole discretion. Further, if the Post-Listing Charter Amendment Proposal is approved, it will not be implemented unless the Internalization Proposal is approved and the Internalization is consummated and until shortly before a Listing, if any, of our common stock.

Q:	Why is our Board recommending that we approve and adopt the 2007 Omnibus Incentive Plan?

A:	Our Board believes that the ability to offer incentive compensation pursuant to the 2007 Omnibus Incentive Plan described herein will help us attract, retain and motivate highly qualified individuals and more directly align the interests of our management with those of our stockholders. Many of our competitors currently have incentive compensation plans. Our Board believes that if we do not adopt plans which provide adequate incentives to our management and other employees, in line with the plans of our competitors, we will be at a competitive disadvantage in our ability to attract and retain highly qualified employees. In establishing the 2007 Omnibus Incentive Plan, our newly established compensation committee worked with its employment compensation consultant to survey and study the market compensation ranges of our competitors. Furthermore, our Board believes that issuing shares of common stock to management and other employees pursuant to the 2007 Omnibus Incentive Plan, under appropriate circumstances, will more directly align their interests with those of our stockholders and can be used as an effective motivational tool.

If approved by our stockholders at the Special Meeting, the Incentive Plan Proposal will be implemented regardless of whether the other proposals to be considered at the Special Meeting are approved by our stockholders.

Q:	Will the composition of our Board change as a result of the Internalization Transaction?

A:	Yes. In connection with execution of the Definitive Merger Agreement, Donald A. Miller, CFA, was elected by our Board as one of our directors to fill the current vacancy on our Board. In addition, in connection with the Board approving the Internalization Transaction, members of the Board agreed to take several actions to discontinue having directors (other than Leo F. Wells, III) serve on both our Board and a board of directors of a Wells REF related entity that may compete with us. Three of our Independent Directors, Richard W. Carpenter, Bud Carter and Neil H. Strickland, and Douglas P. Williams, our current Executive Vice President, Secretary and Treasurer and a director, each of whom also serves on the board of directors of Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), have agreed to resign as our directors, effective and conditioned upon the closing of the Internalization Transaction, and Donald S. Moss and W. Wayne Woody, two of our Independent Directors, have agreed to resign from the board of directors of Wells REIT II, also effective and conditioned upon the closing of the Internalization Transaction. Accordingly, we currently anticipate that, at the time of the closing of the Internalization Transaction, our Board will be comprised of Leo F. Wells, III, Donald A. Miller, CFA, Michael R. Buchanan, William H. Keogler, Jr., Donald S. Moss, and W. Wayne Woody. Further, Mr. Wells has agreed to resign as a director at the time of a Listing of our common stock, should that occur, unless a majority of certain designated Independent Directors determines at that time that it is in our best interest that he remain a director, and upon Mr. Wells’ resignation as a director, for a period ending the earlier of (1) two years after a Listing of our common stock, should that occur, or (2) the first date on which Mr. Wells does not beneficially own at least 1% of our outstanding common stock, he will be entitled to designate an individual to be appointed to fill the vacancy created by such resignation and to be nominated for election to our Board at any annual meeting where directors are elected during such period, provided that such individual is reasonably acceptable to our Board and is not on the board of directors of any Wells REF related entity that may compete with us. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Changes to our Board and Resolution of Certain Conflicts of Interest on our Board.”

Q:	Who is entitled to vote?

A:	All stockholders who own shares of our common stock at the close of business on February 20, 2007, the record date, will be entitled to vote at the Special Meeting.

Q:	How do I vote?

A:	You may vote your shares of common stock either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet; (2) by telephone; or (3) by mail, using the enclosed proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves Wells REIT significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see your enclosed proxy card in this proxy statement. If you attend the Special Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the Special Meeting. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares of common stock will be voted FOR each of the proposals and in accordance with the recommendation of the Board or, in the absence of such a recommendation, in their discretion, for each of the other proposals to be voted upon at the Special Meeting.

Q:	Will my vote make a difference?

A:	Yes. Your vote is needed to ensure that the proposals can be acted upon. Because we are a widely-held REIT (with more than 100,000 stockholders and, unlike most other public companies, no large brokerage houses own substantial blocks of our shares), YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save Wells REIT significant additional expenses associated with soliciting stockholder votes. We encourage you to participate in the governance of Wells REIT.

Q:	What if I return my proxy card and then change my mind?

A:	You have the right to revoke your proxy at any time before the meeting by:

(1)	notifying Douglas P. Williams, our Secretary;

(2)	attending the meeting and voting in person; or

(3)	returning another proxy card dated after your first proxy card which is received before the Special Meeting date.

Q:	How will the proxies be voted?

A:	Any proxy, if it is received in time, is properly signed and is not revoked, will be voted at the Special Meeting in accordance with the directions of the stockholder signing the proxy. If no directions are specified as to the applicable proposal, the proxy will be voted FOR:

•	the approval of the Internalization Proposal;

•	the approval of the Pre-Listing Charter Amendment Proposal;

•	the approval of the Post-Listing Charter Amendment Proposal; and

•	the approval of the Incentive Plan Proposal.

Q:	If my shares are held in street name by my broker, will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you on any of the proposals to be considered at the Special Meeting. For all proposals, your broker will vote your shares only if you provide instructions to your broker on how to vote your shares. If you want to vote on these proposals, you should contact your broker and ask what directions your broker will need from you.

Q:	What is the effect of abstentions and broker non-votes?

A:

We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. With respect to the Internalization Proposal, the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal, abstentions will have the effect of a vote cast against the proposal. With respect to the Incentive Plan Proposal, abstentions will have no effect, provided that the total votes cast represent at least 50% of the shares entitled to vote. If the total votes cast represent less than 50% of the shares entitled to vote, abstentions would have the effect of a vote against the Incentive Plan Proposal. If a broker returns an executed proxy card, but marks the card to reflect a withholding of voting authority on matters as to which the broker is not permitted to vote (a “broker non-vote”), the holder of the shares of common stock covered by the proxy card will be treated as present for quorum purposes, and the effect on voting will be as follows: (1) with respect to the Internalization Proposal, the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal, broker non-votes will have the effect of a vote cast against the proposal; and (2) with respect to the Incentive Plan Proposal, broker non-votes will have no effect, provided that the total votes cast represent at least 50% of the shares entitled to vote; however, if the total votes cast represent less than 50% of the shares entitled to vote, then broker non-votes would have the effect of a vote against the Incentive Plan Proposal. If a broker returns a properly executed proxy card, but as to any matter does not provide voting instruction or an intent to abstain, the shares represented by that proxy card will be considered present for quorum purposes and those shares will be voted on the matter in the proxy holder’s discretion.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Special Meeting other than the proposals discussed above, if any other business is properly presented at the Special Meeting, your signed proxy card gives authority to Donald A. Miller, CFA, our new President, Douglas P. Williams, our Executive Vice President and Secretary, or Randall D. Fretz, our Senior Vice President, or any of them, to vote on such matters in accordance with the recommendation of the Board or, in the absence of such a recommendation, in their discretion.

Q:	When are the stockholder proposals for the next annual meeting of stockholders due?

A:	In order to be eligible for inclusion in the proxy solicitation materials for our next annual meeting of stockholders in 2007, any director nominations and other stockholder proposals must have been received by our Secretary, Mr. Douglas P. Williams, at Wells Real Estate Investment Trust, Inc., 6200 The Corners Parkway, Norcross, Georgia 30092-3365 no later than December 29, 2006. In order to be eligible for presentation at our 2007 annual meeting, our Bylaws require that written notice of any director nominations or other stockholder proposals must be received by our Secretary no later than May 19, 2007, but any such director nominations or stockholder proposals received after December 29, 2006 will not be included in our proxy solicitation materials.

Q:	Who pays the cost of this proxy solicitation?

A:	We will pay all the costs of soliciting these proxies. In addition to these mailed proxy materials, employees of our affiliates and The Bank of New York, our proxy solicitor, may also solicit proxies in person, by telephone, or by other means of communication. Employees of affiliates will not be paid any additional compensation for soliciting proxies, and The Bank of New York will be paid an administrative fee of approximately $4,000 and $0.22 per phone vote and $0.07 per Internet vote, plus out-of-pocket expenses for its basic solicitation services, which include review of proxy materials, dissemination of brokers search cards, distribution of proxy materials, solicitation of brokers, banks, and institutional holders, and delivery of executed proxies. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:	No. In addition to mailing proxy solicitation material, our directors and employees of Wells REF, as well as third party proxy service companies we retain, may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate.

Q:	If I share my residence with another Wells REIT stockholder, how many copies of the Proxy Statement should I receive?

A:	The Securities and Exchange Commission (“SEC”) has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus, or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and Wells REIT. It reduces the volume of duplicate information received at your household and helps Wells REIT reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

Wells REIT will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to the following address: Client Services Department at P.O. Box 2828, Norcross, Georgia 30091-2828, or call us at 1-800-557-4830. If you are a stockholder that receives multiple copies of our proxy materials, you may request Householding by contacting us in the same manner and requesting a Householding consent.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive. You may also follow the instructions on the proxy cards for telephonic or internet proxy authorization for each proxy card that you receive.

Q:	What if I consent to have one set of materials mailed now, but change my mind later?

A:	Call or write Wells REIT to cancel the Householding instructions for yourself. You will then be sent a separate proxy statement within 30 days of receipt of your instruction.

Q:	The reason I receive multiple sets of materials is because some of the stock belongs to my children. What happens when they move out and no longer live in my household?

A:	When there is an address change for one of the members of the household, materials will be sent directly to the stockholder at his/her new address.

Q:	If I plan to attend the Special Meeting in person, should I notify anyone?

A:	While you are not required to notify anyone in order to attend the Special Meeting, if you do plan to attend the meeting, we would appreciate it if you would mark the appropriate box on the enclosed proxy card to let us know how many stockholders will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Special Meeting.

Q:	Where can I find out more information about you?

A:	We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Web site, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies. The information that we later file with the SEC may update and supersede the information in this proxy statement. Requests for copies of our filings should be directed to Client Services Department at P.O. Box 2828, Norcross, Georgia 30091-2828, or call us at 1-800-557-4830.

Q:	How can I get additional copies of this proxy statement or other information filed with the SEC relating to this solicitation?

A:	You may obtain additional copies of this proxy statement and all other relevant documents filed by us with the SEC free of charge at the SEC’s Web site located at www.sec.gov, from our Web site at www.wellsreit.com, or by calling our Client Services Department at 1-800-557-4830.

SUMMARY OF THE INTERNALIZATION PROPOSAL

The following is a summary of the material terms of the Internalization Proposal as described in this proxy statement. You should carefully read this entire document as well as the additional documents to which it refers for a more complete description of the Internalization Proposal. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction.”

The Internalization Proposal

At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the Internalization, whereby WREAS and WGS will become our wholly-owned subsidiaries. See “Proposal I—The Internalization Proposal.”

Parties to the Internalization

Wells Real Estate Investment Trust, Inc., a Maryland corporation (“Wells REIT”), was incorporated on July 3, 1997, commenced active operations on June 5, 1998, and qualifies as a real estate investment trust for federal income tax purposes. Substantially all of our business is conducted through Wells Operating Partnership, L.P. (“Wells OP”), a Delaware limited partnership, or subsidiaries of Wells OP. We are the sole general partner of Wells OP, and Wells Capital, Inc. (“Wells Capital”) is currently the sole limited partner of Wells OP but, as described elsewhere in this proxy statement, will exchange its limited partnership units in Wells OP for shares of our common stock as a part of the Internalization Transaction. Wells OP owns properties directly, through wholly owned subsidiaries, through certain joint ventures with unaffiliated parties, and through certain joint ventures with real estate limited partnerships sponsored by Wells Capital. Prior to the closing of the Internalization, we intend to form a wholly-owned subsidiary that will be admitted as a limited partner to Wells OP and will be issued limited partnership units equal to an approximately 0.01% interest in Wells OP. See “Wells Real Estate Investment Trust, Inc.—Business.”

WRT Acquisition Company, LLC, a Georgia limited liability company (“WRT Acquisition”), was formed on January 19, 2007 and is a wholly-owned subsidiary of Wells REIT. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction.”

WGS Acquisition Company, LLC, a Georgia limited liability company (“WGS Acquisition”), was formed on January 19, 2007 and is a wholly-owned subsidiary of Wells REIT. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction.”

Wells Real Estate Funds, Inc., a Georgia corporation (“Wells REF”), was incorporated on February 17, 1997 and is wholly-owned by Leo F. Wells, III, our former President, and current Chairman and director. Wells REF is the sole shareholder of Wells Management and Wells Capital. See “Proposal I—The Internalization Proposal—Formation of Wells Real Estate Advisory Services, Inc. and

Assignment and Valuation of the Existing Advisory and Master Property Management Agreements.”

Wells Capital, Inc., a Georgia corporation (“Wells Capital”), was incorporated on April 20, 1984 and is a wholly-owned subsidiary of Wells REF, which is wholly-owned by Leo F. Wells, III, our former President and current Chairman and director. Wells Capital has been one of our advisors since 1998 and is also the advisor to Wells REIT II, Wells Timberland REIT, Inc. and Institutional REIT, Inc., three publicly registered, non-listed REITs sponsored by affiliates of the Advisor, and a general partner or sponsor of 15 public real estate limited partnerships and various private real estate programs. As part of the capitalization of WASI described below, Wells Capital transferred and assigned its interest in the Acquisition Advisory Agreement to WASI. See “Proposal I—The Internalization Proposal—Formation of Wells Real Estate Advisory Services, Inc. and Assignment and Valuation of the Existing Advisory and Master Property Management Agreements.”

Wells Management Company, Inc., a Georgia corporation (“Wells Management”), was incorporated on February 17, 1983 and is a wholly-owned subsidiary of Wells REF, which is wholly-owned by Leo F. Wells, III, our former President and our current Chairman and director. Wells Management has also been one of our advisors and our property manager since 1998, and is currently also a property manager for Wells REIT II, Institutional REIT, Inc., along with the 15 public real estate limited partnerships and private real estate programs referred to above. Wells Management formed both WREAS and WGS as described below. Wells Management (and other affiliates) then formed WASI and transferred and contributed its interests in the Asset Management Advisory Agreement and the Master Property Management Agreement to WASI in the manner described below. See “Proposal I—The Internalization Proposal— Formation of Wells Real Estate Advisory Services, Inc. and Assignment and Valuation of the Existing Advisory and Master Property Management Agreements.”

Wells Advisory Services I, LLC, a Georgia limited liability company (“WASI”), was formed on December 21, 2005, and is owned by Wells Management, Wells Capital and by eight executives of Wells REF, each of whom own an approximately 1% economic interest in WASI, including Douglas P. Williams, our current Executive Vice President, Secretary, Treasurer and one of our directors, Randall D. Fretz, our current Senior Vice President, Donald A. Miller, CFA, our new Chief Executive Officer and President and one of our directors, and another individual currently affiliated with Wells REF who may become one of our executive officers. Wells Management and Wells Capital are wholly-owned subsidiaries of Wells REF, which is wholly-owned by Leo F. Wells, III, our former President and our current Chairman and director. As part of the formation of WASI, Wells Management transferred and assigned to WASI its interest in the Asset Management Advisory Agreement and transferred and assigned all of the issued and outstanding common stock of WREAS to WASI; Wells Capital transferred and assigned its interest in the Acquisition Advisory Agreement to WASI; and each of the eight executives made cash capital contributions to WASI. As a result, WREAS became a wholly-owned subsidiary of WASI. Wells Management then made an additional capital contribution to WASI on February 15, 2006 by transferring and assigning its interest in the Master Property Management Agreement to WASI. In addition, as set forth below, Wells Management also transferred and assigned all of the issued and outstanding stock of Wells Government Services, Inc. (“WGS”) to WASI, and as a result, WGS also became a wholly-owned subsidiary of WASI. See “Proposal I—The Internalization Proposal—Formation of Wells Real Estate Advisory Services, Inc. and Assignment and Valuation of the Existing Advisory and Property Management Agreements.”

Wells Real Estate Advisory Services, Inc., a Georgia corporation (“WREAS”), was incorporated on December 30, 2004 as a wholly-owned subsidiary of Wells Management. As set forth above, Wells Management and Wells Capital, along with eight executives of Wells REF, subsequently formed WASI; Wells Management transferred and assigned all of the issued and outstanding stock of WREAS to WASI; and WREAS became a wholly-owned subsidiary of WASI. WASI subsequently transferred and assigned its interests in the Asset Management Advisory Agreement, the Acquisition Advisory Agreement and the Master Property Management Agreement to its wholly-owned subsidiary, WREAS. See “Proposal I—The Internalization Proposal—Formation of Wells Real Estate Advisory Services, Inc. and Assignment and Valuation of the Existing Advisory and Master Property Management Agreements.” WREAS is currently a party to certain support services agreements pursuant to which WREAS receives various support services and personnel from Wells REF and its affiliates.

Wells Government Services, Inc., a Georgia corporation (“WGS”), was incorporated on June 1, 2004 as a wholly-owned subsidiary of Wells Management. WGS is the property manager for 12 office buildings we own in the Washington D.C. area, most of which are leased primarily to government tenants. As set forth above, Wells Management subsequently transferred and assigned all of the issued and outstanding common stock of WGS to WASI, and as a result, WGS also became a wholly-owned subsidiary of WASI.

References to the “Advisor” in this proxy statement include, collectively, WREAS, WGS and their predecessors, as applicable, including those portions of the operations of Wells Capital and Wells Management which previously provided advisory and management services to us under the Asset Management Advisory Agreement, the

Acquisition Advisory Agreement and the Master Property Management Agreement.

Consideration to be Paid in the Internalization

The Definitive Merger Agreement provides that upon the consummation of the Internalization, all of the common stock of WREAS and WGS currently held by WASI will be converted into 19,546,302 shares of our common stock (the “Internalization Consideration”), which constitutes approximately 4.2% of our currently outstanding common stock. In addition, in connection with the Internalization, Wells Capital will exchange the 20,000 limited partnership units it currently owns in Wells OP for 22,339 shares of our common stock. For the purposes of the Internalization Consideration and the number of shares to be issued to Wells Capital for its limited partnership units in Wells OP, shares of our common stock have been valued at a per-share price of $8.9531. This per-share price was primarily based on the $8.93 estimated net asset value per share resulting from a valuation recently performed on our properties as of September 30, 2006, subject to the adjustment as described below. The valuation was provided by an independent third party which based its estimate upon (1) the appraised value of our real estate assets as of September 30, 2006, and (2) consideration of the current value of the other assets and liabilities of Wells REIT as of September 30, 2006 (including the contingent liability for the subordinated disposition fee described below). This estimated net asset value per share is only an estimate, and is based upon a number of assumptions and estimates, which may not be accurate or complete. There were no liquidity discounts applied to this estimated valuation or discounts relating to the fact that we are currently externally managed, and no attempt was made to value the Company as an enterprise. Further, this should not be viewed as the amount a stockholder would receive in the event that we were to list our shares in the future or to liquidate our assets and distribute the proceeds from such transaction to our stockholders since, among other things, this valuation was not reduced by certain real estate commissions potentially payable to the Advisor in the event the Advisor materially assists in the disposition or other costs of sale. The Special Committee used this valuation to determine the amount of shares of our common stock to issue to WASI as the Internalization Consideration; however, since the estimated net asset valuation took into account an approximately $12.4 million subordinated disposition fee otherwise payable to the Advisor upon a liquidation of our properties at their September 30, 2006 appraised values, and the obligation to pay this contingent liability would be extinguished upon the acquisition of the Advisor, the parties agreed in the Definitive Merger Agreement to use a per-share value of $8.9531 (calculated by excluding the potential liability for the subordinated disposition fee) to determine the number of shares paid to WASI as the Internalization Consideration and the number of shares to be issued to Wells Capital for its limited partnership units in Wells OP. See “Proposal I—The Internalization

Proposal—Description of the Internalization Transaction—Payment of Internalization Consideration,” and “Market For Wells REIT’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.”

Background of the Internalization

Our Board has been evaluating whether we should convert from our current external advisory structure to a self-advised structure in order to obtain the financial and other benefits described elsewhere in this proxy statement. Since our inception, our day-to-day operations have been managed by the Advisor under the supervision of our Board, pursuant to the terms and conditions of our advisory and property management agreements with the Advisor. We have grown rapidly since our inception, however, and now have over $5 billion in assets based upon the most recent valuation of our real estate portfolio. Based upon our current size and the scope of our operations, we believe that we comfortably exceed the critical mass required to support a self-advised structure. If we consummate the Internalization, we expect to employ various individuals associated with the Advisor or its affiliates who have been, and are expected to continue to be, instrumental in our growth and continued operations. We believe the Internalization will provide us with an experienced management team with industry expertise, management capabilities and a unique knowledge of our assets and business strategies. Our Board also has been considering whether we should effect a Listing and how best to position ourselves for such a Listing. We believe any future Listing will be more successful if we are self-managed and self-advised. Among other things, a Listing would create greater liquidity for our stockholders, who at present have only very limited opportunities to sell their shares of common stock if and when they wish to do so. A Listing also could allow us greater access to capital to fund our future growth. We believe that completing the Internalization would better position us for a future Listing; however, we expect that the Internalization will be beneficial to us on a going forward basis even if we do not complete a Listing. See “Proposal I—The Internalization Proposal—Negotiation of the Internalization Transaction.”

Principal Reasons for the Internalization	We believe that a self-advised structure will have several advantages, including the following:

•

That an Internalization Transaction would be accretive over time to our earnings per share and our FFO per share as a result of the reduction in operating costs that will result from us no longer having to pay advisory, property management and other fees and expense reimbursements to our external advisors under our existing advisory and asset management agreements and certain of our property management agreements. No assurances can be given, however, that any such accretion in our earnings per share or FFO per share would actually occur;

•	That establishing an internal management team which would be fully dedicated and solely focused on our operations and strategic plans would enhance stockholder value;

•

That, if the Board determines that a Listing is in our best interests, a self-advised or internally advised management structure would better position us for a future Listing, partially based on our belief that there is a perception in the marketplace that an internalized structure, among other things, achieves a better alignment of interests between management and the stockholders and eliminates certain conflicts of interest associated with having an external advisor. No assurance can be given, however, that a Listing will actually occur or, if it did occur, that being self-advised would result in a more successful Listing; and

•

That an internalized management structure may have a positive impact on the retention of key management personnel, as we anticipate that our key management personnel will have an equity stake in our success.

See “Proposal I—The Internalization Proposal— Reasons for Internalization and Potential Listing”; “—Negotiation of the Internalization Transaction.”

Certain Changes to our Charter	We are proposing various amendments to our current Charter in the Pre-Listing and Post-Listing Charter Amendment Proposals.

•

The Pre-Listing Charter Amendment Proposal contains various amendments necessary to reflect that we will become self-advised should the Internalization Proposal be approved. These amendments remove various provisions in our Charter related to the Advisor since these provisions will no longer be applicable once we internalize the Advisor. If this proposal is approved by our stockholders, it would become effective upon the Closing. Even if approved by our stockholders, this proposal will not be implemented unless the Internalization occurs. Further, our Board reserves the right not to implement the Pre-Listing Charter Amendment Proposal even if it is approved by our stockholders if, prior to such implementation, our Board determines that the implementation of the Pre-Listing Charter Amendment Proposal is not in our best interest. See “Proposal II—The Pre-Listing Charter Amendment Proposal”

•

The Post-Listing Charter Amendment Proposal contains various amendments necessary for our Charter to conform more closely to the charters of most other Listed REITs. The Post-Listing Charter Amendment Proposal would remove many restrictions that are mandated by state securities administrators but will no longer be required if a Listing occurs, and to make various other changes that our Board believes are appropriate for a Listed REIT. These restrictions are not typically found in the charters of Listed REITs and, if not removed, we believe would put us at a competitive disadvantage should a Listing occur. Even if approved by our stockholders, this proposal will not be implemented unless the Internalization occurs and until shortly before a Listing, if any, of our common stock. Further, our Board reserves the right not to implement the Post-Listing Charter Amendment Proposal even if it is approved by our stockholders if, prior to such implementation, our Board determines that the implementation of the Post-Listing Charter Amendment Proposal is not in our best interest. See “Proposal III—The Post-Listing Charter Amendment Proposal.”

Opinion of Houlihan Lokey

In connection with the Internalization, Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) delivered a written opinion dated January 31, 2007 to the Special Committee and our Board as to the fairness, from a financial point of view and as of the date of Houlihan Lokey’s opinion, to us of the consideration to be paid by us in the Internalization Transaction. The full text of the written opinion of Houlihan Lokey dated January 31, 2007, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Appendix B to this proxy statement and is incorporated by reference in its entirety into this document. You are encouraged to read the opinion carefully in its entirety. Houlihan Lokey provided its opinion to the Special Committee and our Board to assist the Special Committee and our Board in their evaluation, from a financial point of view, of the consideration provided for in the Definitive Merger Agreement. Houlihan Lokey’s opinion does not address any other aspect of the Internalization and does not constitute a recommendation as to how you should vote or act in connection with the proposed Internalization. See “Proposal I—The Internalization Proposal—Opinion of Houlihan Lokey.”

Interests of Certain of Our Directors and Officers

Our executive officers and certain of our directors have material financial interests in the Internalization. In particular, Messrs. Leo F. Wells, III, Douglas P. Williams and Randall D. Fretz are also affiliates of the Advisor and own economic interests in the Advisor or its affiliates. Accordingly, the Internalization will result in Messrs. Wells, Williams and Fretz collectively receiving beneficial economic interests in approximately 18,373,524 shares of our common stock. Mr. Wells, our former President, our Chairman and one of our directors, will receive an indirect beneficial economic interest in our stock through his ownership of Wells REF, which is the sole shareholder of Wells Capital and Wells Management, which together own in the aggregate approximately 92% of the economic interests in WASI. In addition, Douglas P. Williams, our current Executive Vice President, Secretary, Treasurer and one of our directors, Randall D. Fretz, our current Senior Vice President, and Donald A. Miller, CFA, our new Chief Executive Officer and

President and one of our directors, will each receive a beneficial economic interest in our stock through each of their individual approximately 1% economic interest in WASI. We also may hire one or more other individuals currently affiliated with Wells REF to become our executive officers in connection with the Closing of the Internalization Transaction, one of whom also holds an approximately 1% economic interest in WASI. As a result, we anticipate that such individuals will indirectly receive as a result of the Internalization an aggregate of approximately $168 million in shares of our common stock if valued at the same per-share amount used to determine the amount of shares to be issued to WASI as Internalization Consideration. In addition, in connection with the Internalization, Wells Capital will exchange its 20,000 limited partnership units of Wells OP for 22,339 shares of our common stock. See “Proposal I—The Internalization Proposal—Our Company—Interest of our officers and directors in the Advisor and certain of its Affiliates”; and “—Description of the Internalization Transaction—Common Share Ownership of Certain Beneficial Owners and Management.”

Our Management Following the Internalization

Upon the execution of the Definitive Merger Agreement, Leo F. Wells, III, resigned as our President, and Donald A. Miller, CFA, was elected by our Board as our Chief Executive Officer and President. Mr. Miller was previously a Vice President of Wells REF and a Senior Vice President of Wells Capital and, in such capacities, was responsible for directing all aspects of the acquisitions, dispositions, property management, construction and leasing groups for Wells REF, Wells Capital and their affiliates, and in connection with these entities, for providing services to us under our existing advisory, asset management and property management agreements. While Mr. Miller has extensive real estate experience and we have confidence that he will be successful in his new position as our new Chief Executive Officer and President, Mr. Miller has no prior experience as a chief executive officer of a public company. Further, Douglas P. Williams, our current Executive Vice President, Secretary, Treasurer and a director, and Randall D. Fretz, our current Senior Vice President, have advised our Board that they intend to resign their respective positions as our executive officers effective as of the closing of the Internalization Transaction. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Employment Agreements.”

Our Board Following Internalization

Effective on February 2, 2007, Donald A. Miller, CFA, was elected as a member of our Board. In addition, in connection with the Board approving the Internalization Transaction, members of the Board agreed to take several actions to discontinue having directors (other than Leo F. Wells, III) serve on both our Board and a board of directors of a Wells REF related entity that may compete with us. Three of our Independent Directors, Richard W. Carpenter, Bud Carter

and Neil H. Strickland, and Douglas P. Williams, each of whom also serves on the board of directors of Wells REIT II, have agreed to resign as our directors, effective and conditioned upon the closing of the Internalization Transaction, and Donald S. Moss and W. Wayne Woody, two of our Independent Directors, have agreed to resign from the board of directors of Wells REIT II, also effective and conditioned upon the closing of the Internalization Transaction. In addition, we anticipate that, at least in the short-term, Mr. Wells will remain our Chairman and a director, although upon a potential Listing, absent certain special circumstances, he has also agreed to resign as one of our directors at the time of any such potential Listing. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Changes to our Board and Resolution of Certain Conflicts of Interest on our Board.”

Employment Agreements

Upon the execution of the Definitive Merger Agreement, we entered into an employment agreement with Donald A. Miller, CFA, and we may enter into employment agreements with other executive officers, including a new Chief Financial Officer, prior to the Closing Date. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Employment Agreements.”

Registration Rights Agreement

We have granted registration rights to WASI and Wells Capital, and to their permitted transferees, with respect to the registration of the shares of our common stock issued in the Internalization, which will require us, under certain circumstances, to register those shares under the Securities Act of 1933, as amended (the “Securities Act”). See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Registration Rights Agreement.”

Additional New Agreements with Wells REIT Affiliated Companies

The Advisor is currently a party to certain support services agreements pursuant to which the Advisor receives various support services and personnel from Wells REF and its affiliates. The Definitive Merger Agreement provides that, upon or prior to the closing of the Internalization, the Advisor will enter into new agreements, including the Transition Services Agreement and the Support Services Agreement with Wells REF, and certain other agreements.

Pursuant to the Transition Services Agreement, we will receive certain enumerated services necessary to operate the Advisor’s business until we are able to arrange to internally provide such services or to outsource such services to third-party service providers. These consist primarily of services we believe we will need to continue to obtain from Wells REF at least until a potential Listing, including primarily investor relations support services, transfer agent related services, and investor communication support.

The Support Services Agreement with Wells REF will provide the Advisor and us with certain support services, including payroll and benefits administration services and information technology services.

At or prior to the Closing, one of our subsidiaries will enter into the Headquarters Sublease Agreement with Wells REF which will provide us with approximately 13,000 square feet on the fifth floor of the office building located at 6200 The Corners Parkway in Norcross, Georgia, which is owned by an affiliate of, and primarily occupied by, Wells REF and its affiliates.

The projected costs of these various agreements were taken into account in calculating the projected contribution to our earnings from the Advisor as a result of the Internalization.

See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Ancillary Agreements Related to Internalization.”

Indemnification

In the Definitive Merger Agreement, we and Wells REF, WASI and their affiliates have agreed to indemnification obligations covering damages arising from certain matters following the Closing of the Internalization. See “Proposal I—The Internalization Proposal— Description of the Internalization Transaction—Indemnification.”

Closing

The Closing will occur three business days following the satisfaction or waiver of the conditions to the Internalization set forth in the Definitive Merger Agreement (other than conditions that by their nature are to be satisfied at the closing of the Internalization), or on such other date as we and WASI may mutually agree (the “Closing Date”). See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Closing.”

Business of the Advisor Pending the Internalization

The Definitive Merger Agreement requires that until the Closing, subject only to specified exceptions, WASI, Wells Capital, Wells Management and Wells REF (1) shall, and shall cause the Advisor to, conduct the Advisor's business in the ordinary course consistent with past practice, (2) shall use commercially reasonable efforts to preserve substantially intact the present organization of the Advisor, (3) shall use commercially reasonable efforts to keep available the services of the present officers and employees of WASI, Wells Capital, Wells Management and Wells REF and all other persons who provide material services to us and any employees identified to provide services to us after Closing, (4) shall use commercially reasonable efforts to preserve WASI, Wells Capital, Wells Management and Wells REF's relationships with others having business dealings with them that relate to the Advisor's business, and (5) shall not and shall not cause the Advisor to engage in certain actions specified in the Definitive Merger Agreement. See

“Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Conduct of Business Prior to Closing.”

Conditions of the Internalization

The Internalization is subject to the satisfaction or waiver on or prior to the Closing Date of certain conditions set forth in the Definitive Merger Agreement including, but not limited to, the approval by our stockholders of the Internalization Proposal, the Pre-Listing Charter Amendment Proposal, the Post-Listing Charter Amendment Proposal and the Incentive Plan Proposal. Any or all of the closing conditions to our performance obligations under the Definitive Merger Agreement may be waived by us in our sole discretion. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Conditions to Closing.”

Termination

The Definitive Merger Agreement may be terminated at any time prior to the Closing, by mutual written consent of the parties before or after approval of the Internalization Proposal by our stockholders, or by either us or WASI and its affiliates under certain circumstances set forth in the Definitive Merger Agreement. Further, the Definitive Merger Agreement may be terminated by either us or WASI, Wells Capital, Wells Management, and Wells REF if the Closing shall not have occurred on or before August 1, 2007, although under certain circumstances, relating to our receipt of a superior offer from a third-party, we may be responsible for a payment to Wells REF of a $3.5 million termination fee if we terminate the Definitive Merger Agreement. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Amendment; Waiver; Assignment; Termination.”

Regulatory Matters

No material regulatory approvals or filings are required in order to effect the Internalization. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Regulatory Matters.”

No Appraisal Rights with Respect to the Internalization

You will not be entitled to appraisal rights with respect to the Internalization. However, if you do not vote in favor of Pre-Listing Charter Amendment Proposal or the Post-Listing Charter Amendment Proposal and otherwise comply with the relevant statutory provisions of Maryland law governing appraisal rights, you may be entitled to rights of appraisal under Maryland law with respect to the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal. While we are not aware of any direct authority as to whether amendments to our Articles such as those contemplated by the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal would be deemed to substantially adversely affect your rights as a stockholder, in the event you wish to make your own determination of whether you have rights of appraisal with respect to the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal, we encourage you to consider applicable

Maryland law and to consider engaging Maryland counsel. We reserve the right to challenge your determination, if any, as to whether rights of appraisal exist in connection with the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—No Appraisal Rights in Connection with the Internalization Proposal.” For a discussion regarding your appraisal rights under Maryland law, see “Explanation of Maryland Appraisal Rights Statute.” See also Appendix G hereto, which sets forth the relevant statutory provisions.

U.S. Federal Income Tax Considerations

The Internalization will not result in the recognition of taxable income by us or our stockholders for U.S. federal income tax purposes and will not affect our qualification as a REIT. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Certain Financial and Other Information Regarding the Internalization—Certain U.S. Federal Income Tax Considerations.”

Accounting Treatment

We intend to account for the Internalization Transaction as the consummation of a business combination between parties with a pre-existing relationship. We intend to allocate the Internalization Consideration to identifiable tangible and intangible assets, with the remainder allocated to goodwill. No portion of the Internalization Consideration was deemed to be related to the settlement of contracts with the Advisor. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Certain Financial and Other Information Regarding the Internalization—Accounting Treatment.”

Risk Factors	There are a number of risks associated with the Internalization that you should consider before returning your proxy. See “Risk Factors.”

Board Recommendations

After careful consideration, including consideration of the unanimous recommendation of the Special Committee, our Board has unanimously approved (other than Messrs. Wells and Williams, who have material financial interests in the Internalization and who recused themselves from consideration of and the vote on this matter) the Definitive Merger Agreement, the Internalization and the other transactions contemplated by the Definitive Merger Agreement. Our Board and the Special Committee believe that the terms of the Internalization are fair and reasonable to us and are advisable and in the best interests of us and our stockholders. See “Proposal I—The Internalization Proposal—Recommendations of the Special Committee and Our Board of Directors.” Our Board recommends that you vote FOR the Internalization Proposal (Messrs. Wells and Williams, who have a material financial interest in the Internalization, recused themselves from consideration of and the vote on this matter).

Our Board and the Special Committee deemed it advisable and in the best interests of us and our stockholders to approve the Pre-Listing Charter Amendment Proposal, and our Board has recommended it to our stockholders for their approval. Our Board unanimously approved the form of the Pre-Listing Restated Articles and recommends that you vote FOR the Pre-Listing Charter Amendment Proposal.

Our Board and the Special Committee deemed it advisable and in the best interests of us and our stockholders to approve the Post-Listing Charter Amendment Proposal, and our Board has recommended it to our stockholders for their approval. Our Board unanimously approved the form of the Post-Listing Restated Articles and recommends that you vote FOR the Post-Listing Charter Amendment Proposal.

Our Board and the Special Committee deemed it advisable and in the best interests of us and our stockholders to approve the Incentive Plan Proposal, and our Board has recommended it to our stockholders for their approval. Our Board unanimously approved the form of the 2007 Omnibus Incentive Plan and recommends that you vote FOR the Incentive Plan Proposal.

RISK FACTORS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our near-term objectives and long-term strategies, the expected Closing and certain other transactions, the possible effects of the adoption or failure to adopt the Pre-Listing Charter Amendment Proposal or the Post-Listing Charter Amendment Proposal, the anticipated benefits of the Internalization, our ability to hire executive officers, the potential Listing of our common stock, expectations of short-term and long-term liquidity requirements and needs, future stock redemptions, the declaration or payment of distributions, stock issuances under our distribution reinvestment plan (the “DRP”) and other statements that are not historical facts, and/or statements containing words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “target(s),” “project(s),” “will,” “believe(s),” “may,” “would,” “seek(s),” “estimate(s)” and similar expressions. These statements are based on management’s current expectations, beliefs and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors that could lead to actual results materially different from those described in the forward-looking statements. We can give no assurance that our expectations will be attained. Factors that could adversely affect our operations and prospects or which could cause actual results to differ materially from our expectations include, but are not limited to:

•

changes in local and national real estate market conditions and general economic conditions, including extended U.S. military combat operations abroad, the occurrence of or potential for terrorist attacks and the occurrence or perceived likelihood of the occurrence of contagious diseases or pandemics;

•	availability of capital from short-term borrowings or future equity offerings;

•	our ability to obtain additional long-term financing on satisfactory terms;

•	changes in interest rates and financial and capital markets;

•	our ability to continue to identify and acquire suitable investments;

•	our ability to consummate the transactions contemplated under the Definitive Merger Agreement, or other existing and future agreements;

•	failure of closing conditions to be satisfied and/or to secure certain third-party consents in connection with certain transactions;

•	changes in the structure of pending transactions;

•

whether the Pre-Listing Charter Amendment Proposal, Post-Listing Charter Amendment Proposal and the Internalization Proposal are approved by our stockholders and whether the Internalization is consummated;

•	legislative or regulation developments that could have the effect of delaying or preventing the Internalization;

•	the effect of the announcement of the Internalization on our existing relationships, operating results and business generally;

•	our ability to successfully operate as an internally advised or self-advised REIT;

•	our ability to retain our employees or employees of the Advisor;

•	our ability to List;

•	changes in valuations of publicly traded REIT securities, if we are able to List;

•	changes in generally accepted accounting principles, policies and guidelines and/or their application to us;

•	our ability to continue to qualify as a REIT and to make payments which are necessary, including distributions to our stockholders, to maintain such qualification;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•

such other risk factors as may be discussed herein and in other reports on file or subsequently filed with the SEC, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2005. See “Where can I find more information about you?” on page 12; and

•	additional risks and uncertainties not presently known to us or that we currently deem immaterial.

Such forward-looking statements speak only as of the date of this proxy statement. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Certain of our current and future directors and officers have potential conflicts of interest due to their financial interests in the Internalization.

All of our current executive officers and certain of our directors have material financial interests in the Internalization. In particular, Messrs. Wells, Williams and Fretz are also officers and members of the Advisor or its affiliates and, through their ownership of membership interests in WASI, own indirect economic interests in WREAS and WGS. Messrs. Wells, Williams and Fretz will collectively receive beneficial economic interests in approximately 18,373,524 shares of our common stock as a result of the Internalization. Mr. Wells will receive an indirect beneficial economic interest in our stock through his ownership of Wells REF, which is the sole shareholder of Wells Capital and Wells Management, which together own in the aggregate approximately 92% of the economic interests in WASI. Messrs. Williams and Fretz will each receive a beneficial economic interest in approximately 195,463 shares of our common stock through each of their individual approximately 1% economic ownership interest in WASI. Further, Donald A. Miller, CFA, our new Chief Executive Officer and President, and another individual currently affiliated with Wells REF who may become one of our executive officers, will each receive a beneficial economic interest in approximately 195,463 shares of our common stock through their individual approximately 1% economic ownership interests in WASI. In addition, as part of the Internalization, Wells Capital, a wholly-owned subsidiary of Wells REF, which is wholly-owned by Mr. Wells, will exchange its 20,000 limited partnership units of Wells OP for an additional 22,339 shares of our common stock.

Our new Chief Executive Officer will be subject to certain conflicts of interest with regard to enforcing the indemnification provisions contained in the Definitive Merger Agreement and enforcing some of the ancillary agreements to be entered into by us in connection with the Internalization Transaction.

As discussed throughout this proxy statement, Donald A. Miller, CFA, our new Chief Executive Officer, President and a director, will receive a beneficial economic interest in our common stock through his approximately 1% ownership interest in WASI, which will receive 19,546,302 in shares of our common stock (valued at approximately $175 million) as a result of the Internalization Transaction. Certain provisions of the Definitive Merger Agreement and many of the ancillary agreements which will be executed in connection with the Internalization Transaction have significant financial impacts on WASI. In particular, Mr. Miller will be subject to conflicts of interest in connection with the enforcement against WASI of indemnification obligations under the Definitive Merger Agreement, the enforcement of the Pledge and Security Agreement, and the release of escrowed shares of our common stock issued to WASI under the Escrow Agreement, each of which could have a negative effect on the number of shares actually issued to WASI in the Internalization Transaction and, accordingly, the number of shares in which Mr. Miller will have an economic interest and, thus, directly impact his personal financial interests.

Future sales of shares of our Common Stock by the owners of the Advisor may adversely affect the fair market value of our shares of Common Stock.

While the shares WASI acquires in the Internalization as Internalization Consideration will be subject to a lock-up provision pursuant to the terms of the Pledge and Security Agreement, sales of a substantial number of shares of our common stock by the owners of the Advisor after the expiration of the lock-up period, or the perception that these sales could occur, could adversely affect the prices of our common stock if a Listing has occurred. In addition, these sales might make it more difficult for us to sell equity securities in the future at a time and price we deem appropriate.

Leo F. Wells, III will face conflicts of interest relating to the positions he holds with entities affiliated with Wells REF.

Leo F. Wells, III, our former President and our current Chairman and a director, who we anticipate will remain as our Chairman and one of our directors at least through a possible Listing, is also an executive officer and the chairman of the board of directors of Wells REIT II, Institutional REIT, Inc., and Wells Timberland REIT, Inc. As such, Mr. Wells owes fiduciary duties to these entities and their stockholders. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to us and our stockholders. Therefore, Mr. Wells could take actions that are more favorable to these other entities than to us. Some of such conflicts may include the following:

•	decisions to purchase or sell certain properties which may also be purchased or sold by Wells REIT II or Institutional REIT, Inc.

•

decisions related to properties we may own in the same geographic areas as those owned by Wells REIT II or Institutional REIT, Inc. In those cases, a conflict could arise in the leasing of properties if we and these entities were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and these entities were to attempt to sell similar properties at the same time.

•	decisions to enter into transactions with Wells REIT II or Institutional REIT, Inc., such as property acquisitions, joint ventures or financing arrangements.

•	decisions regarding the timing of property sales could be influenced by concerns that the sales would compete with those of Wells REIT II or Institutional REIT, Inc.

•

decisions regarding the timing of an offering of our common stock which could be influenced by concerns that the offering would compete with an offering of Wells REIT II, Institutional REIT, Inc. or Wells Timberland REIT, Inc.

See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Changes to our Board and Resolution of Certain Conflicts of Interest on our Board.”

Leo F. Wells, III and our other directors will face competing demands on their time relating to the positions they hold with other entities affiliated with Wells REF.

As discussed above, Leo F. Wells, III, is also an executive officer and the chairman of the board of directors of Wells REIT II, Institutional REIT, Inc., and Wells Timberland REIT, Inc. Mr. Wells also holds positions in various affiliates of Wells REF. Specifically, Mr. Wells is also the sole stockholder, sole director, President and Treasurer of Wells REF, which, through Wells Capital and other affiliates, provides advisory services to Wells REIT II, Institutional REIT, Inc., and Wells Timberland REIT, Inc. and has sponsored and/or serves as general partner of 15 public real estate limited partnerships and various private real estate programs. Mr. Wells is also the sole director, President and Treasurer of both Wells Management and Wells Capital. In addition, Donald S. Moss, one of our Independent Directors, is also a director of Wells Timberland REIT, Inc., and all of our current Independent Directors and Mr. Wells are trustees of the Wells Family of Real Estate Funds, an open-end management company organized as an Ohio business trust, which includes as one of its series the Wells S&P REIT Index Fund. As such, all of these individuals have competing demands on their time and will not devote their full attention to us.

After Internalization, we may have to compete with Wells REF and its affiliates for properties and tenants.

We have not and will not enter into any non-competition agreements with Wells REF or any of its affiliates in connection with the Internalization. Currently, Wells REF and its affiliates sponsor several public and private real estate programs, many of which invest in commercial properties similar to the properties in which we currently invest, or in which we may invest in the future. Therefore, due to the lack of any non-competition agreements, Wells REF and its affiliates may compete freely with us for certain properties or certain tenants at properties, which may have an adverse effect on our operating results, or may adversely affect the value of our shares if we List our shares in the future.

We may continue to invest with affiliates of Wells REF.

We have in the past invested in joint ventures with other programs sponsored by affiliates of Wells REF and currently own a number of properties in joint ventures with programs sponsored by affiliates of Wells REF. We may continue to invest in joint ventures with other programs sponsored by affiliates of Wells REF following the Internalization.

Our net income per share and FFO per share may decrease in the near term as a result of the Internalization.

Our net income and funds from operation (“FFO”) may decrease as a result of the Internalization. While we will no longer bear the costs of the various fees and expense reimbursements previously paid to our external advisors if and after we become self-advised, our expenses will include the compensation and benefits of our officers, employees and consultants, as well as overhead previously paid by our external advisors or their affiliates. Furthermore, these employees will be providing us services historically provided by our external advisors. There are no assurances that, following the Internalization Transaction, we will be able to provide those services at the same level or for the same costs as were previously provided to us under the Asset Management Advisory Agreement, the Acquisition Advisory Agreement and the Master Property Management Agreement, and there may be unforeseen costs, expenses and difficulties associated with providing those services on a self-advised basis. If the expenses we assume as a result of the Internalization are higher than we anticipate, our net income and FFO may be lower as a result of the Internalization than it otherwise would have been. In addition, 19,546,302 shares of our common stock will be issued as consideration for the Internalization and 22,339 shares of our common stock will be issued in exchange for Wells Capital’s 20,000 limited partnership units in Wells OP in connection with the Internalization, thereby increasing the number of our outstanding shares of common stock by 19,586,641, and potentially causing our net income per share and FFO per share to decrease.

We may be exposed to risks to which we have not historically been exposed.

The Internalization will expose us to risks to which we have not historically been exposed. Excluding the effect of the eliminated asset management fees, our direct overhead, on a consolidated basis, will increase as a result of becoming self-advised. Under the current Acquisition Advisory Agreement, the Asset Management Advisory Agreement and the Master Property Management Agreement, the responsibility for such overhead is borne by the Advisor and its affiliates. In our current externally-advised structure, we do not directly employ any employees. As a result of the Internalization, we will directly employ persons who are currently associated with the Advisor or its affiliates and others currently employed by unaffiliated companies and will establish a new defined contribution retirement plan for our employees. We currently anticipate that we will have approximately 100 to 110 employees following the Internalization. As their employer, we will be subject to those potential liabilities that are commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances and we will bear the costs of the establishment and maintenance of such plans. Furthermore, these employees will be providing us services historically provided by our external Advisor with the support of the Support Services Agreement and the Transition Services Agreement. There are no assurances that the Advisor we will be acquiring in the Internalization, its management or employees will be able to provide us with the same level of services when we are self-advised as were previously provided to us under the Asset Management Advisory Agreement, the Acquisition Advisory Agreement and the Master Property Management Agreement, and there may be unforeseen costs, expenses and difficulties associated with the internalized Advisor providing services to us.

We have not yet hired all of our executive officers, including our Chief Financial Officer, and there is no assurance we will be able hire these individuals in the near future.

We have currently only hired one of our top executive officers who will run our day-to-day operations if the Internalization is approved. The only executive officer we have hired to date is Donald A. Miller, CFA, who is our new Chief Executive Officer, President and a member of our Board. Although the Advisor we are acquiring is obligated under the Definitive Merger Agreement to hire certain individuals who will become our employees as a result of the Internalization and our compensation committee is in preliminary negotiations with certain individuals, we have not yet hired any other of our executive officers including our Chief Financial Officer. If we fail to hire qualified individuals for these key positions prior to the Closing Date, our operations and financial results could suffer. We can not assure you that we will be able to hire such individuals prior to or immediately after the Closing Date. Additionally, if we are unable to hire, or delayed in hiring, qualified individuals for these positions, it may delay our ability to List our common stock in the future.

After the Internalization, we will be dependent on our own executive officers and employees.

We will rely on a small number of persons, particularly Donald A. Miller, CFA, to carry out our business and investment strategies. Any of our senior management, including Mr. Miller, may cease to provide services to us at any time. In addition, Leo F. Wells, III, has resigned as our President, and Douglas P. Williams, our current Executive Vice President, Secretary, Treasurer and a director, and Randall D. Fretz, our current Senior Vice President, have advised our Board that they intend to resign their executive officer positions effective as of the closing of the Internalization Transaction. Therefore, none of our previous executive officers will remain involved in the day-to-day operations of Wells REIT after Internalization. The loss of the services of any of our key management personnel, or our inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business and financial results. As we expand, we will continue to need to try to attract and retain qualified additional senior management, but may not be able to do so on acceptable terms.

The failure of our stockholders to approve the Incentive Plan Proposal could have a material adverse effect on our business and financial results.

We have entered into an employment agreement with Donald A. Miller, CFA, our Chief Executive Officer and President, and may enter into the employment agreements with other individuals associated with the Advisor or its affiliates and others that we may hire. Such employment agreements will be with persons who will constitute our senior management following the Internalization. Our employment agreement with Mr. Miller does, and we anticipate that these other agreements will, provide, among other things, for incentive compensation awards and target bonuses that will be paid pursuant to the 2007 Omnibus Incentive Plan if such plan is approved. If the 2007 Omnibus Incentive Plan or a similar plan is not approved by our stockholders, and we do not otherwise provide bonuses and other equity based incentive awards to Mr. Miller or other members of our management team with whom we may enter into employment agreements in the future, Mr. Miller will be entitled to terminate his employment agreement and other such executives may be entitled to terminate their respective agreements. Further, if the 2007 Omnibus Incentive Plan is not approved by our stockholders, it could materially adversely affect us because we could be deprived of the services of our senior management and the ability to provide the incentives necessary to attract qualified replacements and other personnel.

The share price of $8.9531 agreed to by the parties to the Definitive Merger Agreement in their negotiation of the terms of the Internalization may not reflect the fair market value of our shares of common stock.

We recently engaged an independent appraisal firm to perform a valuation of our properties as of September 30, 2006. As a result of this valuation, our Board determined that the estimated net asset value of our shares of common stock, based primarily on the estimated net asset value of our real estate portfolio, was $8.93 per share. The $8.93 estimated net asset value per share was provided by an independent third party which based its estimate upon (1) the appraised value of our real estate assets as of September 30, 2006, and (2) consideration of the current value of our other assets and liabilities as of September 30, 2006 (including the contingent liability for the subordinated disposition fee described below). This estimated net asset value per share is only an estimate, and is based upon a number of assumptions and estimates, which may not be accurate or complete. There were no liquidity discounts applied to this estimated valuation or discounts relating to the fact that we are currently externally managed, and no attempt was made to value the Company as an enterprise. Further, this should not be viewed as the amount a stockholder would receive in the event that we were to list our shares in the future or to liquidate our assets and distribute the proceeds from such transaction to our stockholders since, among other things, this valuation was not reduced by certain real estate commissions potentially payable to the Advisor in the event the Advisor materially assists in the disposition or other costs of sale. As described elsewhere in this proxy statement, the Special Committee negotiated the amount of the Internalization consideration by negotiating an aggregate price expressed in dollars ($175 million) and agreeing to use the September 30, 2006 estimated net asset valuation as a basis for determining the number of shares that would represent $175 million in value; however, since the estimated net asset valuation took into account an approximately $12.4 million subordinated disposition fee otherwise payable to the Advisor upon a liquidation of our properties at their September 30, 2006 appraised values, and the obligation to pay this contingent liability would be extinguished upon the acquisition of the Advisor, the parties agreed in the Definitive Merger Agreement to use a per-share value of $8.9531 (calculated by excluding the potential liability for the subordinated disposition fee) to determine the amount of shares paid as Internalization Consideration and to Wells Capital in the Internalization Transaction. Since at present there is no active trading market for our shares of common stock, there is no objective way to precisely value the shares that WASI will receive in the Internalization. If we complete a Listing in the future, the prices at which our common stock trade following the Listing will provide a more objective indication of the value of each share received by WASI. If the fair market value of the 19,546,302 shares to be received by WASI in the Internalization turns out to be greater than $8.9531 per share, WASI will have received consideration worth more than $175 million for the Internalization. Conversely, if the fair market value of those shares turns out to be less than $8.9531 per share, WASI will have received consideration worth less than $175 million. Neither party has the right to terminate the Definitive Merger Agreement due to any change in the fair market value of our common stock. If we pursue and complete a Listing, our common stock may trade in the public market at prices higher or lower than $8.9531 per share.

Our organizational documents contain provisions which may discourage a takeover of us and could depress the price of our shares of Common Stock.

Our organizational documents contain provisions which may discourage a takeover of us and could depress the price of our common stock. Upon completion of the Internalization, approval and implementation of the Post-Listing Charter Amendment Proposal and the implementation of anticipated amendments to our existing Bylaws, our organizational documents will contain provisions which may have an anti-takeover effect, inhibit a change of our management, or inhibit in certain circumstances tender offers for our common stock or proxy contests to change our Board. These provisions include: directors may only be removed for cause; the stockholders are restricted from altering the number of directors; ownership limits and restrictions on transferability that are intended to enable us to continue to qualify as a REIT; broad discretion to our Board to take action, without stockholder approval, to issue new classes of securities that may discourage a third party from acquiring us; the ability, through board action or bylaw amendment to opt-in to certain provisions of Maryland law that may impede efforts to effect a change in control of us; advance notice requirements for stockholder proposals and stockholder nominations of directors; and the absence of cumulative voting rights. In addition, the employment agreement with Donald A. Miller, CFA, contains, and the terms of other of our employment agreements and grants under the 2007 Omnibus Incentive Plan may contain, change-in-control provisions that might similarly have an anti-takeover effect, inhibit a change of our management, or inhibit in certain circumstances tender offers for our common stock or proxy contests to change our Board.

We may not be successful in executing potential growth strategies or other investment or operational strategies.

As set forth in the “Proposal I—The Internalization Proposal—Negotiation of the Internalization Transaction” section of this proxy statement, at a meeting of our Independent Directors held on January 31, 2007, certain representatives of Wells REF made a presentation involving, among other things, certain growth strategies following the Internalization Transaction, including the strategy of establishing property management offices, proposals to increase our leverage and to engage in significant property acquisitions, strategies involving engaging in certain joint venture transactions, and other growth strategies over the next few years, as well as other potential investment and operational strategies. Incurring increased levels of debt will result in increased interest expenses which could increase the risk associated with our real estate portfolio and could adversely affect our results of operations and our ability to make distributions to our stockholders. In addition, there are no assurances that we will be able to successfully execute strategies relating to additional property acquisitions, other growth strategies or other investment or operational strategies following Internalization.

We may not maintain our current level of dividends.

There are many factors that can affect the availability and timing of dividends to our stockholders, including but not limited to, the availability of cash flows from operations, our short-term and long-term liquidity requirements and needs, the level of reserves we establish for future capital expenditures, as well as the impact of pursuing potential growth strategies or other investment or operational strategies as described above. Further, if we List our common stock in the future, our board of directors would also consider additional factors in determining the amount and timing of dividends, such as the level of dividends paid by comparable Listed REITs. If we List our common stock, we believe it is probable that our dividend policy would change, likely resulting in the establishment of additional reserves for capital improvements and a reduction in our dividends consistent with dividends paid by comparable Listed REITs. However, the amount of this change is indeterminable at this time. In addition, there is no assurance that we would not decide to establish additional reserves for capital improvements or otherwise reduce our current level of dividends in the event we determine not to implement a Listing. For these reasons, among others, we may not maintain our current level of dividends.

The Internalization may have a negative effect on our REIT status for tax purposes.

In order to maintain our status as a REIT for federal income tax purposes, we are not permitted to have current or accumulated earnings and profits carried over from the Advisor. Under the Definitive Merger Agreement, WREAS and WGS have agreed that, prior to the execution of the Definitive Merger Agreement, each will adopt resolutions declaring dividends to WASI so as to ensure that WREAS and WGS do not have any current or accumulated earnings and profits (as determined for federal income tax purposes) as of the Closing Date and that such dividends shall be paid prior to the Closing Date. Additionally, it is a condition of closing that we, WREAS and WGS receive written comfort from our accountants that neither WREAS nor WGS will have any current or accumulated earnings and profits as of the Closing Date of the Internalization. Nevertheless, if the IRS were to successfully assert that we did acquire current or accumulated earnings and profits from the Advisor and failed to distribute, during our taxable year in which the Internalization occurs, all of such earnings and profits, we would lose our REIT qualification for the year of the Internalization, any other taxable years during which we held such acquired earnings and profits and the four taxable years following any such year, unless, in the year of such determination, we make an additional distribution of the amount of earnings and profits determined to be acquired from the Advisor plus any required interest charge. In order to make such an additional distribution, we could be required to borrow funds or sell assets even if prevailing market conditions were not generally favorable.

In addition, as described in the “Certain U.S. Federal Income Tax Considerations” section of this proxy statement, it is not entirely clear how the assets to be acquired from the Advisor in the proposed Internalization will be classified for purposes of the “Asset Tests” and “Income Tests” applicable for REIT qualification purposes. For any taxable year that we fail to qualify as a REIT for any reason, we would not be entitled to a deduction for dividends paid to our stockholders in calculating our taxable income. Consequently, our net assets, our earnings, and our distributions to our stockholders would be substantially reduced because of our increased tax liability.

If the Internalization is approved by our stockholders, we may face additional risks and costs associated with directly managing properties with government tenants.

We currently own nine properties where some or all of the tenants at such properties are federal government agencies. Because federal government agencies are the tenants at these properties, the lease agreements contain certain provisions required by federal law. The provisions of these leases require, among other things, that the contractor, which is the lessor or the owner of the property, agree to comply with certain rules and regulations, including but not limited to, rules and regulations related to anti-kickback procedures, examination of records, audits and records, equal opportunity provisions, prohibition against segregated facilities, certain executive orders, subcontractor cost or pricing data, and certain provisions intending to assist small businesses. Six of these properties are currently being managed by WGS, which is currently a wholly-owned subsidiary of WASI. As part of the Internalization, we will acquire WGS, which will be merged into and become WGS Acquisition, our wholly-owned subsidiary. As a result, after Internalization, we, through our wholly-owned subsidiary, will be directly managing these properties having federal government agencies as tenants. As a direct manager for these properties, we will be subject to additional risks associated with compliance with all such federal rules and regulations. In addition, there are certain additional requirements relating to the potential application of certain equal opportunity provisions and the related requirement to prepare written affirmative action plans applicable to government contractors and subcontractors. Some of the factors used to determine whether such requirements apply to a company which is affiliated with the actual government contractor, the legal entity which is the lessor under a lease with a federal government agency, include whether such company and the government contractor are under common ownership, have common management and are under common control. Prior to the Internalization, the entities which were the lessors under these leases with federal government agencies, the government contractor in each case, were our wholly-owned subsidiaries and, as set forth above, the leasing of these properties was being handled by WGS, which was not under common ownership, common management or common control with us or our wholly-owned subsidiaries; however, after Internalization, we will own both the entities which are the government contractors and the property manager, WGS, increasing the risk that such equal opportunity requirements and requirements to prepare affirmative action plans pursuant to the applicable executive order may be determined to be applicable to us.

SELECTED FINANCIAL DATA OF THE ADVISOR

As set forth elsewhere in this proxy statement, when we refer to the “Advisor,” we are referring to WREAS and WGS and their predecessors, as applicable, including those portions of the operations of WASI, Wells Management and Wells Capital, which previously provided advisory and management services to us under the Asset Management Advisory Agreement, the Acquisition Advisory Agreement and the Master Property Management Agreement. Please read the following selected financial data of the Advisor in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Advisor” and the financial statements and related notes of the Advisor included elsewhere in this proxy statement (in thousands, except for share data):

The following table sets forth selected financial data relating to the Advisor’s historical financial condition and results of operations for the years ended December 31, 2005, 2004, 2003, 2002 and 2001, and for the nine months ended September 30, 2006. Please read the following selected financial data of the Advisor in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Advisor” and the Advisor’s (1) unaudited balance sheet as of September 30, 2006, and the related unaudited statements of income, changes in owner’s deficit, and cash flows for the nine months then ended, together with the related notes thereto, (2) audited balance sheet as of December 31, 2005, and the related audited statements of income, changes in owner’s deficit, and cash flows for the year then ended, together with the related notes thereto, and (3) unaudited balance sheets as of December 31, 2004 and 2003, and the related unaudited statements of income, changes in owner’s deficit, and cash flows for the years then ended, together with the related notes thereto, in each case included elsewhere in this proxy statement.

	(thousands) For the Nine Months Ended September 30,	(thousands) For the Years Ended December 31,
	2006	2005	2004	2003	2002	2001
Total assets	$912	$2,752	$3,302	$32,520	$15,975	$2,166
Owner’s deficit	$(6,125)	$(5,317)	$(6,741)	$(1,811)	$(2,430)	$(4,316)
Total revenues	$25,157	$35,263	$36,829	$127,432	$73,687	$31,079
Net income	$9,247	$11,606	$14,314	$54,636	$29,290	$10,317
Cash flows from operations	$10,055	$10,182	$19,244	$54,017	$27,404	$14,633
Cash flows used in financing activities	$(10,055)	$(10,182)	$(19,244)	$(54,017)	$(27,404)	$(14,633)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS OF THE ADVISOR

Management’s discussion and analysis of financial condition and results operations of the Advisor consists of analyses and comparisons of the operating results of the Advisor for the nine months ended September 30, 2006, and the years ended December 31, 2005, 2004 and 2003.

The following discussion and analysis of the Advisor’s financial condition and results of operations should be read in conjunction with “Selected Financial Data of the Advisor” and the audited financial statements and notes thereto. This discussion and analysis contains certain forward-looking statements. When used in this discussion and analysis, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. There are various factors that could cause actual results to differ materially from those which are expressed in, or implied by such forward-looking statements. Such factors include, but are not limited to, changes in general economic conditions, changes in real estate conditions, changes in our ability to acquire and lease properties on favorable terms and changes in our ability to satisfy fees and expense reimbursements due to the Advisor. Readers of this report are cautioned to consider these uncertainties in connection with all forward-looking statements.

Overview

The Advisor provides various services to us, including acquisition services, asset and property management services and other services related to raising capital in our public equity offerings. We are considered an affiliate of the Advisor, as certain of our officers and directors also serve as officers of and/or own interests in WREAS, Wells Management or Wells Capital. The Advisor’s success depends upon its ability to continue its relationship with us and therefore, ultimately, the Advisor’s success is dependent on our success. Due to the Advisor’s dependence on us, the general trends of real estate prices and costs will have a natural bearing on the Advisor’s ability to generate revenue and cash flows.

Critical Accounting Policies

General

The discussion and analysis of the Advisor’s financial condition and results of operations is based upon its financial statements, which have been prepared in accordance with United States generally accepted accounting principles (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses, and related disclosures. These estimates are based on judgment and historical experience, and are believed to be reasonable based on current circumstances. The Advisor’s management evaluates these estimates and assumptions on an ongoing basis.

While management of the Advisor does not believe that the reported amounts would be materially different, application of these policies involves the exercise of judgment and the use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates under different assumptions or conditions. The following represent certain critical accounting policies that require the use of business judgment or significant estimates to be made.

Revenue Recognition

Revenues primarily include fees earned for providing asset management services and acquisition and advisory services to us. Asset management fees are earned as services are performed and are calculated as a percentage of the fair market value of all properties owned directly by us and of our interest in properties held through joint ventures. Acquisition and advisory fees are earned as we raise capital based on a percentage of gross equity proceeds raised for services related to investing those capital proceeds in real estate assets.

In addition, the Advisor earns reimbursement income for certain general and administrative costs and organization and offering costs paid on behalf of us, subject to certain limitations. The Advisor charges us for reimbursements of administrative costs based on management’s estimate of the time spent and services used by us. In the opinion of management, these allocations provide a reasonable estimate of such expenses. The Advisor earns organization and offering cost reimbursements as capital is raised equal to the lesser of 3% of gross offering proceeds or actual costs incurred.

Liquidity and Capital Resources

Management expects that the Advisor’s principal source of working capital and funding for distributions to owners will be cash flow provided by operations, including amounts due from affiliates. Over the short-term, management believes that this source of capital will continue to be adequate to meet the Advisor’s liquidity requirements and capital commitments. These liquidity and capital requirements and commitments primarily include operating expenses associated with the Asset Management Advisory Agreement, Acquisition Advisory Agreement and Master Property Management Agreement.

Cash Flows for the Nine Months Ended September 30, 2006

The Advisor generated operating cash flows of approximately $10.1 million during the nine months ended September 30, 2006 due to generating revenues in excess of expenses during this period as is further explained in the Results of Operations section below for this period.

Cash Flows for the Year Ended December 31, 2005

The Advisor generated operating cash flows of approximately $10.2 million during the year ended December 31, 2005 due to generating revenues in excess of expenses during this period as is further explained in the Results of Operations section below for this period.

Cash Flows for the Year Ended December 31, 2004

The Advisor generated operating cash flows of approximately $19.2 million during the year ended December 31, 2004 due to generating revenues in excess of expenses during this period as is further explained in the Results of Operations section below for this period.

Cash Flows for the Year Ended December 31, 2003

The Advisor generated operating cash flows of approximately $54.0 million during the year ended December 31, 2003 due to generating revenues in excess of expenses during this period as is further explained in the Results of Operations section below for this period.

Results of Operations

Comparison of Nine Months Ended September 30, 2006 to the Year Ended December 31, 2005

The Advisor earned total revenues of approximately $25.2 million for the nine months ended September 30, 2006, primarily related to asset and property management fees of approximately $18.1 million (or 72.1% of total revenues), salaries and benefits reimbursements of approximately $5.5 million (or 21.8% of total revenues), and acquisition and advisory fees of approximately $1.3 million (or 5.3% of total revenues). The Advisor earned total revenues of approximately $35.3 million for the year ended December 31, 2005, primarily related to asset and property management fees of approximately $22.5 million (or 63.7% of total revenues), salaries and benefits reimbursements of approximately $8.7 million (or 24.6% of total revenues), and acquisition and advisory fees of approximately $3.3 million (or 9.4% of total revenues). The percentage of total revenues represented by asset and property management fees increased during the nine months ended September 30, 2006, as compared to the year ended December 31, 2005, primarily as a result of eliminating acquisition and advisory fees payable in connection with sales of our common stock pursuant to our dividend reinvestment plan beginning in July 2006.

The Advisor incurred total expenses of approximately $10.1 million for the nine months ended September 30, 2006, primarily related to salaries, bonuses and benefits of approximately $7.7 million (or 75.9% of total expenses) and general and administrative expenses of approximately $2.4 million (or 24.1% of total expenses). The Advisor incurred total expenses of approximately $16.4 million for the year ended December 31, 2005, primarily related to salaries, bonuses and benefits of approximately $12.3 million (or 75.2% of total expenses) and general and administrative expenses of approximately $4.1 million (or 24.8% of total expenses). As compared to the year ended December 31, 2005, the Advisor incurred less salaries, bonuses and benefits during the nine months ended September 30, 2006 on an annualized basis, primarily as a result of declaring and paying bonuses semi-annually and, as a result, recognizing bonuses for 12 months during the year ended December 31, 2006, as compared to recognizing bonuses for six months during the nine months ended September 30, 2006.

Comparison of Year Ended December 31, 2005 to the Year Ended December 31, 2004

The Advisor’s total revenues decreased from approximately $36.8 million for the year ended December 31, 2004 to approximately $35.3 million for the year ended December 31, 2005, primarily due to earning less in asset and property management fees as a result of changing the terms under which such fees are calculated from a percentage of our revenues in 2004 to a percentage of the estimated fair market value of our properties in 2005, and the decrease in the size of our portfolio following the April 2005 27-property sale.

The Advisor’s total expenses increased from approximately $13.5 million for the year ended December 31, 2004 to approximately $16.4 million for the year ended December 31, 2005, primarily due to declaring and paying bonuses of approximately $3.2 million during 2005, as compared to $0 during 2004, partially offset by a decrease in salary and benefits expenses of approximately $0.4 million commensurate with the decrease in the size of our real estate portfolio following the April 2005 27-property sale.

Comparison of Year Ended December 31, 2004 to the Year Ended December 31, 2003

The Advisor’s total revenues decreased from approximately $127.4 million for the year ended December 31, 2003 to approximately $36.8 million for the year ended December 31, 2004, primarily due to earning approximately $83.5 million less in acquisition and advisory fees and approximately $21.1 million less in organization and offering cost reimbursements as a result of the closing of our public equity offering at the end of 2003, partially offset by earning additional asset and property management fees of approximately $9.8 million as a result of acquiring and placing additional properties into service during 2003 and 2004.

The Advisor’s total expenses decreased from approximately $38.5 million for the year ended December 31, 2003 to approximately $13.5 million for the year ended December 31, 2004, primarily due to incurring approximately $21.1 million less in organization and offering costs and approximately $3.9 million less in salaries, bonuses and benefits as a result of the closing of our public equity offering at the end of 2003.

COMPARATIVE PER-SHARE DATA OF THE COMPANY AND THE ADVISOR

The following tabulation reflects (a) the historical net income or (loss) from continuing operations and book value per share of our common stock in comparison with the pro forma net income or (loss) from continuing operations and book value per share after giving effect to the Internalization and the property acquisitions and dispositions, as described on pages F-4 through F-7; (b) the historical net income or (loss) from continuing operations in comparison with the equivalent pro forma net income or (loss) from continuing operations and book value per share attributable to 19,546,302 shares of our common stock (the aggregate number of shares of our common stock into which the shares of common stock of WREAS and WGS will be converted in the Internalization based on the per-share price) (the “Conversion Ratio”); and (c) the actual cash dividends per share compared with the equivalent pro forma of the cash dividend paid based on the Conversion Ratio. The information presented in this tabulation should be read in conjunction with the pro forma consolidated financial statements and the separate financial statements of the respective companies and the notes thereto included elsewhere in this proxy statement (in thousands, except per-share amounts).

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
Wells REIT:
Net Income
Historical	$0.20	$0.30
Pro Forma	$0.21	$0.27
Distributions
Historical	$0.44	$0.61
Pro Forma	$0.44	$0.61
Book Value
Historical	$6.27	$6.41
Pro Forma	$6.41	$6.34

The Advisor:
Net Income
Historical	$4,624	$5,803
Pro Forma	$2,052	$2,639
Distributions
Historical	$5,028	$5,091
Pro Forma	$4,300	$5,962
Book Value
Historical	$(3,063)	$(2,659)
Pro Forma	$62,604	$61,994

PROPOSAL I:

THE INTERNALIZATION PROPOSAL

Our Company

Wells Real Estate Investment Trust, Inc. (“Wells REIT” or “Company”) is a Maryland corporation formed on July 3, 1997, which commenced active operations on June 5, 1998 and which qualifies as a real estate investment trust (“REIT”) for federal income tax purposes. Substantially all of our business is conducted through our operating partnership, Wells Operating Partnership, L.P. (“Wells OP”), a Delaware limited partnership, or subsidiaries of Wells OP. Wells REIT is the sole general partner, and Wells Capital, Inc. (“Wells Capital”) is currently the sole limited partner of Wells OP. Wells OP owns properties directly, through wholly owned subsidiaries, through certain joint ventures with unaffiliated parties, and through certain joint ventures with real estate limited partnerships sponsored by Wells Capital. We have a controlling interest in the unaffiliated joint ventures and, accordingly, consolidate the accounts of these entities. Conversely, we do not have a controlling interest in the joint ventures with affiliates of Wells Capital and, accordingly, do not consolidate the accounts of these entities.

We engage in the acquisition and ownership of commercial real estate properties, including properties that are under construction, newly constructed, or have operating histories. Our portfolio consists primarily of high-grade office and industrial buildings leased to large corporate tenants located throughout the United States. As of September 30, 2006, all properties currently owned by us are office buildings, warehouses, and manufacturing facilities or some combination thereof; however, we are not limited to such investments.

Our stock is not listed on a national exchange. However, our articles of incorporation currently require that we begin the process of liquidating our investments and distributing the resulting proceeds to our stockholders if our shares are not listed on a national exchange or over-the-counter market by January 30, 2008. This provision of our articles of incorporation can only be amended by a vote of our stockholders.

Ownership of Wells Capital in Wells OP

Wells Capital currently owns 20,000 limited partnership units of Wells OP for which it contributed $200,000 and which constitutes 100% of the limited partner units of Wells OP outstanding at this time. Wells Capital may not sell any of these units during the period it serves as our advisor. In connection with the Internalization Transaction, Wells Capital will exchange its 20,000 limited partnership units of Wells OP for 22,339 shares of our common stock.

Interest of our officers and directors in the Advisor and certain of its Affiliates

Two of our directors, Leo F. Wells, III, our Chairman, and Douglas P. Williams, and two of our current executive officers, Mr. Williams and Randall D. Fretz, are also executive officers of Wells Capital, one of our external advisors, and Leo F. Wells, III is an executive officer of Wells Management, another of our external advisors and our property manager. Wells Capital and Wells Management are wholly-owned subsidiaries of Wells REF. Mr. Wells, who is also one of our directors, is the sole shareholder, sole director and President of Wells REF, and the President and sole director of Wells Capital and Wells Management, our external advisors and our property manager. Mr. Williams, who is also our current Executive Vice President, Secretary, Treasurer and one of our directors, is a Vice President of Wells REF and Senior Vice President of Wells Capital. Mr. Fretz, who is our current Senior Vice President, is also Vice President of Wells REF and Senior Vice President of Wells Capital. In addition, Messrs. Fretz and Williams are both executive officers and directors of Wells Investment Securities, Inc., the dealer manager of the offering of shares of our common stock.

WASI, as the sole stockholder of both WREAS and WGS, will be the recipient of the Internalization Consideration in connection with this transaction. As set forth in the “Formation of Wells Real Estate Advisory Services, Inc. and Assignment and Valuation of the Existing Advisory and Property Management Agreements”

section of this proxy statement, WASI was formed on December 21, 2005 by Wells Management and Wells Capital (the “majority members”), along with eight executives of Wells REF (the “minority members”), including Douglas P. Williams, our current Executive Vice President, Secretary, Treasurer and one of our directors, Randall D. Fretz, our current Senior Vice President, Donald A. Miller, CFA, our new Chief Executive Officer, President and one of our directors, and another individual currently affiliated with Wells REF who may become one of our executive officers, with each of the minority members owning an approximately 1% economic interest in WASI.

The operating agreement of WASI allocates the shares of our common stock to be received by WASI as the Internalization Consideration approximately 92% in the aggregate to Wells Management and Wells Capital and approximately 1% to each of the minority members (including Messrs. Williams, Fretz and Miller). As set forth above, both Wells Management and Wells Capital are wholly-owned subsidiaries of Wells REF, and Leo F. Wells, III, our Chairman, one of our directors and our former President, is the sole shareholder of Wells REF.

Our Existing Advisory and Property Management Agreements

We currently have three agreements pursuant to which advisory and property management services are provided to us: the Asset Management Advisory Agreement, the Acquisition Advisory Agreement, and the Master Property Management Agreement (each of which is described below).

Asset Management Advisory Agreement

We are currently a party to the Asset Management Advisory Agreement (the “Asset Management Advisory Agreement”), originally between us and Wells Management, which has been assigned by Wells Management to WASI and then by WASI to WREAS. Under the terms of the Asset Management Advisory Agreement, we incur asset management advisory fees payable to Wells Management for, among other things:

•	serving as our investment and financial advisor;

•	managing our day-to-day operations;

•	formulating and implementing strategies to administer, promote, manage, operate, maintain, improve, finance and refinance, market, lease, and dispose of properties; and

•	providing us certain accounting, compliance, and other administrative services.

The fees for these services are payable monthly in an amount equal to one-twelfth of 0.5% of the fair market value of all properties we own directly, plus our interest in properties held through joint ventures. This fee is reduced by (1) tenant-reimbursed property management fees paid to Wells Management, and (2) in the event that Wells Management retains an independent third-party property manager to manage one or more properties currently being managed by Wells Management, the amount of property management fees paid to such third-party property managers. At the option of Wells Management, up to 10% of such monthly fee may be paid in shares of our common stock. We incurred such fees of approximately $6.2 million and $5.3 million for the three months ended September 30, 2006 and 2005, respectively, and approximately $18.0 million and $16.5 million of such fees for the nine months ended September 30, 2006 and 2005, respectively, which are recorded as asset and property management fees-related party. We incurred such fees of $0 for the three months ended September 30, 2006 and 2005, and $0 and $0.4 million for the nine months ended September 30, 2006 and 2005, respectively, which are recorded within income from discontinued operations.

Additionally, pursuant to the Asset Management Advisory Agreement, if the Internalization is not consummated, Wells Management is entitled to earn the following disposition and incentive fees, which are similar in nature to previous agreements:

•

For any property we sell, a disposition fee of the lesser of 50% of a competitive real estate commission or 3.0% of the sales price of the property, subordinated to the payment of distributions to stockholders equal to the sum of the stockholders’ invested capital plus an 8% return on invested capital;

•	Incentive fee of 10% of net sales proceeds remaining after stockholders have received distributions equal to the sum of the stockholders’ invested capital plus an 8% return on invested capital; or

•

Listing fee of 10% of the excess by which the market value of our common stock plus distributions paid prior to listing exceeds the sum of 100% of the stockholders’ invested capital plus an 8% return on invested capital.

We incurred no disposition, incentive, or listing fees during the nine months ended September 30, 2006. However, on February 21, 2005, our Board approved a subordinated disposition fee of 0.33% of the gross sale price of the properties sold as part of the April 2005 27-property sale to be paid to Wells Management as a result of the closing of this transaction. Since the above conditions have not been met at this time, this fee was not paid at the closing of the property sale and will be paid only in the event and at the time that the conditions are met.

The Asset Management Advisory Agreement has a one-year term and automatically renews unless either side gives notice of its intent to not renew. In addition, either party may terminate the Asset Management Advisory Agreement upon 60 days’ written notice. If we terminate the Asset Management Advisory Agreement, we are required to pay Wells Management a subordinated performance fee. In such event, the subordinated performance fee that we would be required to pay to Wells Management is equal to (1) 10% of the amount, if any, by which (a) the appraised value of our properties at the termination date, less the amount of all indebtedness secured by such properties, plus total dividends distributed to our stockholders through the termination date, exceeds the sum of (b) all of the capital the stockholders have invested in our common stock, plus the amount that would be required to be paid to the stockholders to provide an annualized, non-cumulative return of 8.0% from inception through the termination date, less (2) any prior payments to Wells Management of its subordinated share of net sales proceeds.

Acquisition Advisory Agreement

We are currently a party to the Acquisition Advisory Agreement, originally between us and Wells Capital, which has been assigned by Wells Capital to WASI and then by WASI to WREAS. Under the terms of the Acquisition Advisory Agreement, we are obligated to pay a fee to Wells Capital for services relating to, among other things, capital-raising functions; the investigation, selection, and acquisition of properties; and certain transfer agent and stockholder communication functions. The fee payable to Wells Capital under the Acquisition Advisory Agreement is 3.5% of aggregate gross proceeds raised from the sale of our shares, exclusive of proceeds received from our dividend reinvestment plan used to fund repurchases of shares of common stock pursuant to our share redemption program. On November 15, 2005, our Board approved an amendment to the dividend reinvestment plan to, among other things, eliminate acquisition and advisory fees on shares sold under this plan beginning in September 2006. We incurred the following acquisition and advisory fees and reimbursement of acquisition expenses for the three months and nine months ended September 31, 2006 and 2005, respectively (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Acquisition and advisory fees and reimbursement of acquisition expenses:	$0	$562	$1,328	$2,149

Master Property Management Agreement

We are currently a party to the Master Property Management, Leasing, and Construction Management Agreement (the “Master Property Management Agreement”), originally between us and Wells Management, which has been assigned by Wells Management to WASI and then by WASI to WREAS. Under the Master Property Management Agreement, we retained Wells Management to manage, coordinate the leasing of, and manage construction activities related to certain of our properties. Any amounts currently paid under the Master

Property Management Agreement for properties that were managed by Wells Management under its prior Asset/Master Property Management Agreement (the “Existing Portfolio Properties”) have the economic effect of reducing amounts payable for asset advisory services by crediting such amounts against amounts otherwise due under the Asset Management Advisory Agreement with respect to such properties. Management and leasing fees payable to Wells Management for properties to be acquired in the future are required to be specified in an amendment to the Master Property Management Agreement, which must be approved by our Board and will be payable in addition to fees payable pursuant to the Asset Management Advisory Agreement. Our current fees for the management and leasing of our properties, other than Existing Portfolio Properties, are generally consistent with the descriptions set forth below:

•

For properties for which Wells Management will provide property management services, we anticipate that we will pay Wells Management a market-based property management fee generally based on gross monthly income of the property.

•

For properties for which Wells Management provides leasing agent services, we anticipate that we will pay (1) a one-time initial lease-up fee in an amount not to exceed one-month’s rent for the initial rent-up of a newly constructed building; (2) a market-based commission based on the net rent payable during the term of a new lease (not to exceed ten years); (3) a market-based commission based on the net rent payable during the term of any renewal or extension of any tenant lease; and (4) a market-based commission based on the net rent payable with respect to expansion space for the remaining portion of the initial lease term.

•

For properties for which Wells Management provides construction management services, we anticipate that we will pay (1) for planning and coordinating the construction of tenant-directed improvements, that portion of lease concessions for tenant-directed improvements as is specified in the lease or lease renewal, subject to a limit of 5% of such lease concessions; and (2) for other construction management services, a construction management fee to be determined and agreed to in an appropriate contract amendment.

The Master Property Management Agreement has a one-year term and automatically renews unless either party gives notice of its intent not to renew. In addition, either party may terminate the Master Property Management Agreement upon 60 days’ written notice.

Under the Asset Management Advisory Agreement, the Acquisition Advisory Agreement and the Master Property Management Agreement, we are required to reimburse each service provider for various costs and expenses incurred in connection with the performance of its duties under such agreements, including reasonable wages and salaries and other employee related expenses such as taxes, insurance and benefits, of employees of the service provider who are directly engaged in providing services for or on behalf of Wells REIT. Under these agreements, reimbursements for such employee related expenses are capped at $8,240,000 in the aggregate during any fiscal year, unless otherwise approved by a majority of our Independent Directors.

In addition, 13 office buildings currently owned by us which are located in the Washington, D.C. area, many of which are leased primarily to government tenants, are currently being managed by WGS pursuant to separate property management agreements between WGS and us or our wholly-owned subsidiaries owning such properties. Such property management agreements provide for property management fees payable to WGS ranging from 0.9% to 1.8% of gross rental income. WGS also manages one property in Washington, D.C. area that is owned by Wells REIT II.

Property Management Offices

While Wells Management maintains its principal office in Atlanta, Georgia, Wells Management and WGS also currently operate property management offices in Minneapolis, Tampa, Detroit, Dallas and Washington, D.C., out of which they currently manage properties owned by us as well as properties owned by other Wells

REF affiliates. Although we are still in the process of hiring additional personnel and assuming property management of additional properties, a summary of the current operations of each of such offices is as follows:

Property Management Office	Number of Employees	Total Number of Properties Managed	Number of Properties Owned by Us
Minneapolis	9	10	3
Tampa	3	8	3
Detroit	1	6	5
Dallas	2	1	1
Washington, D.C.	10	14	13

Pursuant to the terms of the Definitive Merger Agreement, we will acquire the property management offices listed above as part of the Internalization Transaction. In addition, Wells Management’s business strategy is to continue to open additional property management offices in various cities around the country to provide property management services for us, certain Wells REF affiliates, and potentially other unaffiliated property owners. Wells Management intends to open additional property management offices in Los Angeles and Chicago prior to the Closing, and under the Definitive Merger Agreement we will also acquire those offices as part of the Internalization Transaction.

In addition, it is anticipated that Wells Management will retain or establish property management offices in certain cities or regions where we will not initially have property management offices, out of which we anticipate that Wells Management will at least initially manage certain of our properties. See “Internalization Proposal—Description of the Internalization Transaction—Acquisition of Property Management Offices and Property Management Agreements.”

Formation of Wells Real Estate Advisory Services, Inc. and Assignment and Valuation of the Existing Advisory and Property Management Agreements

WREAS was incorporated on December 30, 2004 as a wholly-owned subsidiary of Wells Management. On December 21, 2005, Wells Management and Wells Capital, along with eight executives of Wells REF, including Douglas P. Williams, our current Executive Vice President, Secretary, Treasurer and one of our directors, Randall D. Fretz, our current Senior Vice President, Donald A. Miller, CFA, our new Chief Executive Officer and President and one of our directors, and five other executives of Wells REF, formed WASI, a Georgia limited liability company. As their initial capital contributions, Wells Management contributed and assigned to WASI its interest in the Asset Management Advisory Agreement and all of the issued and outstanding common stock of WREAS, resulting in WREAS becoming a wholly-owned subsidiary of WASI; Wells Capital contributed and assigned to WASI its interest in the Acquisition Advisory Agreement; and each of the eight executives of Wells REF made cash capital contributions to WASI. Subsequently, Wells Management made an additional capital contribution by assigning its interest in the Master Property Management Agreement to WASI. Following these assignments, the payments we made under these three contracts were made to WASI, although Wells REF and its affiliates continued to provide certain of the services required under the contracts pursuant to the terms of certain support service agreements.

As a part of determining the relative values of the capital contributions made by Wells Management, Wells Capital and the eight executives of Wells REF (the “minority members”) to WASI, Wells REF, the parent company of Wells Management and Wells Capital, engaged an independent third party to determine the estimated fair market values of the Asset Management Advisory Agreement, the Acquisition Advisory Agreement and the Master Property Management Agreement as of the date such contracts were contributed to WASI to be used solely for such purposes. The valuation estimated the fair market value of each such contract using a discounted cash flow income approach commonly utilized in estimating the fair market value of intangible assets. As such, the valuation projected the after-tax cash flows associated with each of the contracts over an assumed finite period of time. In addition, different potential disposition scenarios including the continued existence of the contracts, the termination of the various contracts as a result of an orderly liquidation of our assets, and a Listing of our common stock were analyzed and probability weighted by management of Wells REF. Based upon such procedures, the estimated fair market values of the Asset Management Advisory Agreement, the Acquisition Advisory Agreement and the Master Property Management Agreement were determined to be $71,734,000, $3,942,000 and $1,762,000, respectively, as of their applicable assignment dates, with the aggregate value of all three of the contracts totaling approximately $77.5 million. Discounts for lack of marketability, lack of control, and uncertainties resulting from the subordination of the economic interests of the minority members and Wells Capital were then applied to the valuations, and the proportionate percentage of equity attributable to Wells Management, Wells Capital and the minority members was calculated and agreed to by the members of WASI. Subsequently, WASI assigned its interests in the Asset Management Advisory Agreement, the Acquisition Advisory Agreement and the Master Property Management Agreement to its wholly-owned subsidiary, WREAS. For a description of the allocation of the shares of our common stock to be received by WASI as a result of the Internalization Transaction under WASI’s operating agreement, please see “Proposal I—The Internalization Proposal—Our Company—Interest of our officers and directors in the Advisor and certain of its Affiliates.”

Reasons for Internalization and Potential Listing

Because at the time we commenced operations in 1998 the size and scope of our business operations were insufficient to support the overhead costs associated with a self-advised structure, we contracted with the Advisor to provide all personnel, accounting, administrative and other support services and resources necessary for our business operations. Since then, we have grown rapidly, however, and now have over $5 billion in assets based upon the most recent valuation of our real estate portfolio. Based upon our current size and the scope of our operations, we believe that we now comfortably exceed the critical mass required to support a self-advised structure. If we consummate the Internalization, we will acquire certain of the employees of the Advisor who have been, and are expected to continue to be, instrumental in our growth and continued operations. We believe the Internalization will provide us with an experienced management team with industry expertise, management capabilities and a unique knowledge of our assets and business strategies.

We believe that converting from our current externally advised structure to a self-advised or internally advised management structure would result in many important benefits, including:

•

That an Internalization Transaction would be accretive over time to our earnings per share and our FFO per share as a result of the reduction in operating costs that will result from us no longer having to pay advisory, property management and other fees and expense reimbursements to our external advisors under our existing advisory and asset management agreements and certain of our property management agreements. No assurances can be given, however, that any such accretion in our earnings per share or FFO per share would actually occur;

•	That establishing an internal management team which would be fully dedicated and solely focused on our operations and strategic plans would enhance stockholder value;

•

That, if the Board determines that a Listing is in our best interests, a self-advised or internally advised management structure would better position us for a future Listing, partially based on our belief that there is a perception in the marketplace that an internalized structure, among other things, achieves a better alignment of interests between management and the stockholders and eliminates certain conflicts of interest associated with having an external advisor. No assurances can be given, however, that a Listing will actually occur or, if it did occur, that being self-advised would result in a more successful Listing; and

•

That an internalized management structure may have a positive impact on the retention of key management personnel, as we anticipate that our key management personnel will have an equity stake in our Company.

In connection with considering a potential Internalization Transaction, our Board also considered the benefits of a potential Listing, including, among other things, creating significantly greater liquidity for our stockholders, increasing our stockholders’ autonomy in connection with the management of their cash and tax positions, allowing us greater access to capital markets to fund our future growth, and enabling us to pursue certain growth strategies. In addition, our Articles require that, in the event a Listing does not occur on or before January 30, 2008, we are required to immediately undertake an orderly liquidation and sale of our assets and distribute the net sales proceeds from such liquidation to our stockholders. Based on these factors, we intend to consider a Listing following the consummation of the Internalization Transaction, if and when market conditions and other circumstances make it desirable or it is otherwise in the best interests of our stockholders to do so. No assurance can be given that, if a determination is made to List, we will be able to successfully implement a Listing or that market conditions existing in the future will make it desirable for us to do so. While we believe that the Internalization Transaction should help facilitate a Listing, the Internalization Transaction we are proposing is not contingent upon the completion of a Listing. Even if a Listing does occur, an active trading market for our common stock may not develop or, if it does develop initially, may not be sustained. Further, the price at which our common stock may trade in the future is unknown.

We believe any future Listing will be more likely to be successful if we are self-advised. A vast majority of Listed REITs, including REITs like us that own predominantly office and industrial commercial properties, are self-advised. We believe the prevalence of the self-advised model reflects a marketplace preference for Listed REITs that are self-advised and that, if our common stock were Listed, investors and market analysts would view us more favorably if we were self-advised, as opposed to being externally advised. If the Board elects to pursue a Listing, no further stockholder action would be required to do so.

Notwithstanding corporate governance mechanisms implemented to resolve potential conflicts of interest and protect our stockholders, we believe there may be a negative perception of externally-advised Listed REITs in the marketplace. We believe that the relationship between externally-advised REITs and their outside advisors is susceptible to, or is at least generally viewed as susceptible to, conflicts of interest, many of which can be avoided by being self-advised.

In addition, we believe that remaining externally-advised could have a negative effect on the price of our common stock in the future in the event we become Listed. As a result, we believe the internalization of the Advisor through the Internalization in advance of a potential Listing is an important step in the process of becoming a Listed REIT.

We have made approval of the Internalization Proposal a condition to closing under the Definitive Merger Agreement. We are seeking your approval of the Internalization Proposal because we believe it is appropriate to request our stockholders to approve the Internalization Proposal in light of the importance of the Internalization and because our executive officers and certain of our directors have material financial interests in the Internalization.

For additional reasons why the Internalization has been proposed, please see “—Negotiation of the Internalization Transaction” and “—Recommendations of the Special Committee and Our Board of Directors” below.

Negotiation of the Internalization Transaction

As set forth above, our articles of incorporation require that, unless we become a Listed REIT by January 30, 2008, we must commence the process of liquidating our properties. Accordingly, from time to time, our Board has discussed and considered various strategic alternatives, including potentially continuing as a going concern under our current business plan, a potential liquidation of our assets either through a sale of the Company or through a sale of our individual properties, and the possibility of a potential Listing of our common stock. While we believe that our externally advised structure was appropriate for our original operations, we believe that we comfortably exceed the critical mass required to support a self-advised structure and that such a structure is more common for a Listed REIT, and therefore, our Board discussed the possibility of internalizing certain of the property management and advisory operations currently being provided to us by Wells REF and its affiliates into our operations as it would better position us for a possible Listing and provide the other benefits described above.

In connection with such discussions, in December of 2004, Robert A. Stanger & Co., Inc. (“Stanger”), an investment banking firm specializing in providing financial advisory services to REITs and other real estate companies, provided the Board an overview of internalization transactions, including a review of prior transactions and alternative structures of a potential internalization.

In order to further facilitate its consideration of our strategic alternatives, our Board appointed a special committee (the “Special Committee”) consisting of Messrs. W. Wayne Woody, Michael R. Buchanan, Richard W. Carpenter and William H. Keogler, Jr., each of whom is an Independent Director, to evaluate and investigate certain strategic alternatives available to us, including, among other things, potentially becoming internally advised via the acquisition of the real estate acquisition, disposition, property and asset management and support businesses (the “Management Businesses”) currently conducted and provided to us by the Advisor and its affiliates (the “Internalization Transaction”), to consider and negotiate the terms of any such transaction, and to make a recommendation to our Board on whether to pursue any such transaction. Mr. Woody was appointed as the Chairman of the Special Committee, and Rogers & Hardin LLP (“Rogers & Hardin”) was retained as legal counsel to the Special Committee.

In January 2005 and February 2005, the Special Committee met and discussed, with input from representatives of Rogers & Hardin, the process by which the Special Committee would evaluate and investigate the strategic alternatives available to us, the legal duties of the Special Committee, and the issues which the Special Committee should address in connection with such an evaluation and investigation. The Special Committee also discussed generally a possible Internalization Transaction, including the possible benefits and disadvantages to us, the various executive, administrative, financial and other functions that might be included in such a transaction, as well strategic alternatives to such a transaction. Further, the Special Committee discussed its need for a financial advisor in connection with evaluating these issues.

During these discussions, the Special Committee determined that it would be beneficial to its evaluation and investigation of a potential Internalization Transaction to obtain from Wells REF certain preliminary information regarding its views of such a transaction. The Special Committee requested such information from Wells REF and Stanger was engaged by the Advisor to assist in responding to the Special Committee’s requests regarding the structuring of possible functions and services to be internalized, the methods of formulating pro forma financial statements reflecting such internalized structure and the methods of valuing management companies. At a meeting of the Special Committee on July 18, 2005, Wells REF’s management presented to the Special Committee information regarding Wells REF’s view of the basic terms of a potential Internalization Transaction, including the management, financial and other functions that Wells REF would propose to internalize, its proposed organizational structure for us following such a transaction, and the potential financial benefits to us as a result of such a transaction, including the potential cost savings and projected financial benefits.

On August 30, 2005, at the request of the Special Committee, Stanger presented to the Special Committee an overview of current real estate market conditions and certain of the strategic alternatives available to us, including potentially maintaining the status quo, a potential liquidation of our assets and a possible Internalization Transaction and potential subsequent Listing. Stanger’s presentation included a discussion of the possible strategic alternatives, certain potential advantages and disadvantages of such alternatives, a preliminary review of the financial impact on us and our stockholders of such alternatives and information regarding the experiences of other comparable REITs with respect to internalization and other alternatives.

Following this presentation, the Special Committee had discussions and determined to engage Stanger as the Special Committee’s financial advisor, subject to reaching an agreement with Stanger regarding its fees and the services to be provided by Stanger. Following this meeting, the Special Committee, with input from its legal counsel, negotiated with Stanger with respect to the services to be provided by Stanger in its capacity as the financial advisor to the Special Committee and Stanger’s compensation for such services.

At a meeting held on September 23, 2005, representatives of Stanger presented to our Board a summary of Stanger’s proposed services and compensation. At such meeting, our Board authorized the Special Committee to retain Stanger as a financial advisor to the Special Committee. Thereafter, we entered into an agreement with Stanger to act as a financial advisor to the Special Committee in connection with evaluating the strategic alternatives available to us, including, among other things, continuing as a going concern under our then current business plan, a liquidation of assets and a potential Internalization Transaction and potential subsequent Listing, and providing financial advisory services with respect to the evaluation and, if appropriate, negotiation of a potential Internalization Transaction.

From October 2005 through March 2006, at the direction of the Special Committee, representatives of Stanger requested additional information from Wells REF regarding a proposed Internalization Transaction, including information with respect to structure, personnel and finances. From time to time during this period, representatives of Stanger met with Wells REF’s management to discuss the information requested and the materials provided by Wells REF in response to such requests. During this time, representatives of Stanger also updated the Special Committee regarding their discussions with Wells REF’s management and discussed with the Special Committee the information Stanger had received from Wells REF and Stanger’s analysis of such information, including that certain additional aspects of a proposed Internalization Transaction needed to be addressed by Wells REF. Based on the information provided by Wells REF, Stanger’s analysis of such information and a commitment by the management of Wells REF to address the additional aspects of a potential transaction identified by Stanger, the Special Committee requested that Wells REF submit to the Special Committee a formal proposal for an Internalization Transaction.

On April 3, 2006, in response to the request from the Special Committee, Wells REF submitted a detailed proposal (the “Initial Proposal”) to the Special Committee regarding a proposed Internalization Transaction which included, among other things, a description of the core services of the Management Businesses and the positions necessary to fulfill the core services to be offered in the transaction, projected financial benefits and opportunities for value to us resulting from the transaction, a description of the proposed services that would continue to be provided by Wells REF and its affiliates after a transaction via service agreements, and the proposed consideration for the internalized management structure. The consideration for the acquisition of the Management Businesses which would result in an internalized management structure proposed by Wells REF in the Initial Proposal was 31,600,000 shares of the Company’s common stock (approximately $275 million in value at a proposed estimated share value of $8.70 per share).

On April 7, 2006, the Special Committee met and discussed with representatives of Stanger and representatives from Rogers & Hardin the Initial Proposal and requested that Stanger conduct an analysis of such proposal on behalf of the Special Committee.

On May 17, 2006, at a meeting of the Special Committee, representatives of Stanger presented to the Special Committee Stanger’s preliminary analysis of the Initial Proposal, including its analysis of the strategic alternatives available to us, the functional capabilities and staffing provisions contained in the Initial Proposal, the proposed consideration to be paid by us and the projected 2007 pro forma earnings contribution from the Management Business assuming completion of the proposed Internalization Transaction (the “Projected Earnings”) as contemplated by the Initial Proposal. Representatives of Stanger also presented to the Special Committee Stanger’s proposed revisions to certain of the financial terms of the Initial Proposal. The Special Committee, with input from representatives of Stanger and Rogers & Hardin, discussed the terms of the Initial Proposal, including Stanger’s analysis and proposed revisions, and the possible responses to the Initial Proposal. After such discussions, and based upon the input from and further due diligence to be conducted by Stanger, the Special Committee determined that it would obtain further information from Wells REF and then develop a formal response to the Initial Proposal.

In June and July 2006, at the direction of the Special Committee, Stanger requested further financial information from Wells REF and discussed with the management of Wells REF the terms of the Initial Proposal, Stanger’s analysis of the Initial Proposal and other alternatives available to us. During this period, the Special Committee met on June 26, 2006 and July 10, 17 and 18, 2006. At these meetings, representatives of Stanger updated the Special Committee regarding their discussions with the management of Wells REF and Stanger’s analysis of additional information provided to Stanger by Wells REF. The Special Committee, with input from representatives of Stanger and Rogers & Hardin, discussed the issues raised by the Initial Proposal and discussed and formulated a proposed response to the Initial Proposal.

At the July 18, 2006 meeting, the Special Committee, together with representatives of Stanger and Rogers & Hardin, met with the other Independent Directors and discussed the status and process of negotiations with Wells REF, the issues identified by the Special Committee regarding the Initial Proposal and the Special Committee’s intended response to the Initial Proposal. Following this meeting, the Chairman of the Special Committee and a representative of Stanger met with Mr. Wells and outlined the Special Committee’s response to the Initial Proposal. Mr. Wells requested that the Special Committee respond to the Initial Proposal in writing.

On July 24, 2006, the Special Committee submitted a written response to the Initial Proposal and advised Wells REF that it was prepared to recommend that our Board continue consideration of an internalization strategy in an effort to determine if a mutually acceptable transaction structure could be formulated for the acquisition of certain advisory, management and service capabilities from the Advisor at an anticipated price range of between $140 million and $160 million, to be paid primarily in the form of shares of our common stock, based on certain conditions, including (1) confirmation by an independent accounting firm of the projected increase in our earnings in the first year following an Internalization Transaction; (2) substantial completion by Wells REF of its business plan to establish property management capabilities and assume property management functions for certain properties which were then being conducted by third-party property managers; (3) Wells REF’s agreement to allow Donald A. Miller, CFA, to become an employee of the Company and to negotiate and enter into a mutually acceptable multi-year employment agreement with the Company to serve as our Chief Executive Officer and President; (4) the identification of other key executives and personnel to be transferred to the Company as part of the Internalization Transactions; (5) reaching agreement on the terms under which Wells REF would provide certain transition and support services to the Company following the Internalization Transaction; and (6) consideration of the Company’s growth strategies in the event an Internalization Transaction was pursued and consummated.

On July 28, 2006, Wells REF submitted its response to Special Committee’s July 24, 2006 letter and advised the Special Committee: (1) that Wells REF was ready to work with the Special Committee’s independent accounting firm with regard to its review of the Projected Earnings; (2) that it understood the necessity of providing a substantially complete business plan to establish property management capabilities and assume property management functions for certain properties which were then being managed by third-party property managers, consistent with the Projected Earnings; (3) that it would agree to Mr. Miller becoming an employee of the Company, who it was anticipated would enter into a mutually acceptable multi-year employment agreement with the Company to serve as the Company’s Chief Executive Officer and President; (4) that it agreed to cooperate with us in identifying other key executives and personnel; (5) that it agreed to provide additional detail regarding the transition and support services to the Company; (6) that it offered to assist with the review and consideration of growth strategies for us following the Internalization; and (7) that it was proposing a price in the range of $230 million to $245 million dollars as consideration for the acquisition of the Management Businesses.

At a meeting of the Special Committee on August 1, 2006, the Special Committee, with input from representatives of Stanger and Rogers & Hardin, reviewed and discussed the terms of Wells REF’s July 28, 2006 letter. The Special Committee determined that, although Wells REF’s July 28, 2006 letter reflected constructive steps by Wells REF with regard to the pricing and non-financial concerns of the Special Committee, the difference in the price range proposed by Wells REF and the price range supported by the Special Committee’s analysis created doubt as to whether an agreement with respect to the proposed Internalization Transaction could be achieved.

In a letter to Wells REF dated August 1, 2006, the Special Committee advised Wells REF that the Special Committee was not able to accept the price of $230 million to $245 million proposed by Wells REF in its July 28, 2006 letter. On August 8, 2006, Wells REF responded to the Special Committee’s August 1, 2006 letter by proposing a price of $195 million for the Management Businesses in connection with the proposed Internalization Transaction after studying the options available to maximize both the return and the flexibility to our stockholders and in an attempt to move discussions forward.

At a meeting of the Special Committee on August 17, 2006, the Special Committee, with input from representatives of Stanger and Rogers & Hardin, reviewed and discussed the terms of Wells REF’s August 8, 2006 letter, which included a discussion of the Projected Earnings, and formulated the Special Committee’s response to such letter. The Special Committee also discussed the need to have the calculation of the Projected Earnings evaluated and tested as a condition of any Internalization Transaction. Furthermore, the Special Committee discussed the possibility of retaining an executive compensation consultant to advise the Special Committee with respect to compensation issues relating to the employment and retention of personnel by us relating to such a transaction.

On August 23, 2006, the Special Committee submitted a response to Wells REF’s August 8, 2006 letter increasing the anticipated range of consideration for continuing negotiations of an Internalization Transaction to between $150 million and $168 million, conditioned upon, among other things, the verification of the Projected Earnings, substantial completion of the establishment of certain property management offices prior to the Closing of the Internalization, the satisfactory resolution of transition and support services agreements, the identification of key executives and other personnel to be transferred to the Company and related issues.

Between August 23, 2006 and September 1, 2006, representatives of Stanger and management of Wells REF had several telephone conferences in which they continued to discuss the unresolved terms of the proposed transaction.

At a meeting of the Special Committee held on August 25, 2006, the Special Committee, with input from representatives of Stanger and Rogers & Hardin, discussed the negotiations with Wells REF and alternatives to the proposed Internalization Transaction.

In response to the Special Committee’s letter dated August 23, 2006, Wells REF responded in a letter to the Special Committee dated September 1, 2006, in which it advised the Special Committee, among other things, that it was having difficulty evaluating and responding to proposed consideration presented as a range of consideration, and the letter also identified timeframes in which Wells REF anticipated opening additional property management offices. The letter also presented Wells REF’s assessment of favorable conditions in the public real estate market and the advantages of a potential Listing, and identified certain growth opportunities for us.

At a meeting of the Special Committee held on September 12, 2006, the Special Committee, with input from representatives of Stanger and Rogers & Hardin, reviewed and discussed the terms of Wells REF’s September 1, 2006 letter and formulated the Special Committee’s response to such letter.

On September 13, 2006, the Special Committee responded to Wells REF’s letter and proposed consideration for the acquisition of the Management Businesses in an Internalization Transaction of $160 million, conditioned upon, among other things, the verification by our independent accounting firm of the Projected Earnings, substantial completion of the establishment of property management offices, the identification of key executives anticipated to be included in a transaction and the determination of the number of shares to be issued in a proposed Internalization Transaction to be based upon the Company’s most current net asset value per share as of the closing date of an Internalization Transaction.

At a meeting of the Special Committee held on September 14, 2006, the Special Committee discussed with representatives of Stanger their recent conversations with the management of Wells REF regarding the letter from the Special Committee dated September 13, 2006. The Special Committee also discussed, with input from representatives of Stanger and Rogers & Hardin, how to proceed with the negotiations with Wells REF.

On September 19, 2006, Wells REF responded to the Special Committee’s September 13, 2006 letter in a letter in which Wells REF proposed $192 million as consideration for the Internalization Transaction, with the shares of our common stock to be issued in the proposed Internalization Transaction to be valued at the Company’s then current estimated net asset value per share of $8.70. The letter also noted that the Projected Earnings did not include certain potential contributions to our earnings as a result of implementing certain growth strategies following an Internalization Transaction. Wells REF also agreed that any support services would be provided to us following an Internalization Transaction at the lesser of the costs incurred by Wells REF or at prices charged for comparable-level services by independent third parties.

At a meeting of the Special Committee held on September 26, 2006 to consider Wells REF’s September 19, 2006 letter, the Special Committee, with input from representatives of Stanger and Rogers & Hardin, discussed (1) the method of determining the Projected Earnings; (2) the effect of certain property appraisals of the Company’s real estate assets, which were currently being conducted, on the Company’s estimated net asset value and the calculation of the number of shares to be issued in the proposed Internalization Transaction; and (3) the possibility of holding a number of shares of our common stock constituting a portion of the purchase price in escrow to be returned to the Company in the event that the property management revenues included in the Projected Earnings were not realized. Based on these discussions, the Special Committee determined to increase the proposed consideration for the Internalization Transaction to $170 million. At the request of the Special Committee, the remaining Independent Directors joined the meeting, and the Special Committee, with input from representatives of Stanger and Rogers & Hardin, updated the Independent Directors regarding the status of the negotiations and the financial due diligence review being conducted by Stanger.

On September 27, 2006 representatives of Stanger met with representatives of Wells REF to obtain clarification of certain aspects of Wells REF’s response of September 19, and to continue negotiations of certain additional terms of the proposed Internalization Transaction, including the potential escrow of a portion of the consideration to be paid in a transaction.

On October 4, 2006, the Special Committee responded to Wells REF’s September 19, 2006 letter in a letter to Wells REF in which the Special Committee, among other things, proposed consideration for acquisition of the Management Businesses in the Internalization Transaction of $170 million, proposed that the form of consideration be shares of our common stock valued at the estimated net asset value per share based upon the updated 2006 property appraisals, and proposed that, upon the closing of the Internalization Transaction, shares of our common stock be escrowed relating to property management revenues included in the Projected Earnings for properties not managed by us as of the closing that are anticipated to be managed by us prior to December 31, 2007.

On October 6, 2006, Wells REF responded to the Special Committee’s October 4, 2006 letter by accepting the proposals of the Special Committee with respect to the form of consideration, the valuation of the shares to be issued, and the concept of escrowing shares at closing. In addition, Wells REF proposed consideration for the acquisition of the Management Businesses in the Internalization Transaction in the amount of $180 million.

Following October 6, 2006, various discussions were held among representatives of Stanger and the management of Wells REF concerning the proposed consideration for the Internalization Transaction and other proposed terms of such transaction.

At a meeting of the Special Committee held on October 10, 2006, the Special Committee, with input from representatives of Stanger and Rogers & Hardin, reviewed and discussed the terms of Wells REF’s October 6, 2006 letter, Stanger’s subsequent conversations with the management of Wells REF, the progress of the negotiations and the unresolved issues relating to the proposed Internalization Transaction. Based on these discussions, the Special Committee determined not to increase the proposed consideration for the Internalization Transaction from $170 million and instructed representatives of Stanger to advise the management of Wells REF of this determination.

At a meeting of the Special Committee held on October 12, 2006, representatives of Stanger updated the Special Committee concerning their conversations with the management of Wells REF regarding the Special Committee’s determination not to increase the proposed consideration for the Management Businesses in the Internalization Transaction from $170 million and conveyed that the management of Wells REF had indicated to Stanger that Wells REF would be willing to reduce the proposed consideration for the Management Businesses in the Internalization Transaction to $175 million. The Special Committee then discussed, with input from representatives of Stanger and Rogers & Hardin, the consideration for the Management Businesses in the Internalization Transaction of $170 million proposed by the Special Committee and $175 million proposed by Wells REF, the concessions made by Wells REF during the negotiations, the Projected Earnings, the escrow of a portion of the shares to be issued in a transaction, and the additional issues to be negotiated in connection with the preparation of the definitive agreements. Based upon the foregoing, the Special Committee agreed that its Chairman should contact management of Wells REF to confirm that Wells REF would agree to consideration of $175 million and, if so, to advise Wells REF that the Special Committee was prepared to negotiate definitive agreements for the Internalization Transaction based on consideration of $175 million and the other conditions previously agreed to by Wells REF.

On October 13, 2006, the Chairman of the Special Committee spoke with management of Wells REF who confirmed Wells REF’s agreement to consideration of $175 million for the Management Businesses in the Internalization Transaction and requested that the Special Committee provide a letter to Wells REF to that effect.

As a result, the Special Committee sent a letter to Wells REF on October 19, 2006 confirming the understanding of the Special Committee that the consideration to be paid to Wells REF in connection with the acquisition of the Management Businesses in a potential Internalization Transaction would be $175 million and confirming that the Special Committee was prepared to move forward in the negotiation of a proposed transaction subject to a number of conditions, including the negotiation of an employment agreement with Mr. Miller to serve as our Chief Executive Officer and President, the identification of other key employees acceptable to us anticipated to be included in the transaction, the performance by our independent accounting firm of certain agreed-upon procedures associated with certain historical financial data of the Advisor to assist the Special Committee in evaluating the Projected Earnings, the negotiation of an acceptable definitive merger agreement between Wells REF and the Company and a final decision by the Special Committee and our Board as to whether to proceed with an Internalization Transaction.

On October 24, 2006, Wells REF submitted a letter to the Special Committee in response to its October 19, 2006 letter confirming Wells REF’s acceptance of the proposed consideration of $175 million for the Internalization Transaction and identifying remaining open issues including: (1) negotiation of an employment agreement with Donald A. Miller, CFA; (2) identifying a candidate for Chief Financial Officer; (3) completing due diligence; (4) documentation of the Definitive Merger Agreement; (5) review of the Projected Earnings by our accountants and other financial due diligence; and (6) negotiation of the support services agreements.

On November 1, 2006, representatives of Wells REF, Stanger, the Company’s accountants, and the Special Committee’s, the Company’s, and Wells REF’s respective legal counsel met to discuss the process relating to (1) negotiation of definitive agreements; (2) completion of legal, financial and accounting due diligence; (3) the status of the property appraisals; (4) preparation of the necessary financial statements; and (5) other matters necessary to complete the negotiation of the Internalization Transaction.

During November 2006, the Special Committee met four times. At these meetings, the Special Committee discussed hiring an investment banking firm to render a fairness opinion with respect to the Internalization Transaction, interviewed and reviewed presentations from four investment banking firms regarding their experience and qualifications in transactions such as the Internalization Transaction, and determined to engage Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) to render such opinion. The Special Committee, with the assistance of Rogers & Hardin, negotiated the terms of an engagement letter with representatives of Houlihan Lokey and, on December 9, 2006, engaged Houlihan Lokey to evaluate the fairness of the Internalization Transaction and render a fairness opinion with respect to the Internalization Transaction.

The Special Committee further discussed hiring a compensation consultant in connection with evaluating the compensation issues associated with the Internalization Transaction, including the negotiation of an employment agreement with Mr. Miller to serve as our Chief Executive Officer and President. With the assistance of representatives of Stanger, on November 7, 2006, the Special Committee engaged FPL Associates as the Special Committee’s compensation consultant.

Also during November 2006, Rogers & Hardin prepared a draft of the Definitive Merger Agreement based on discussions with the Special Committee during their November meetings and input from Stanger. On November 17, 2006, Rogers & Hardin provided a draft of the Definitive Merger Agreement to Wells REF’s counsel. Thereafter through January 15, 2007, there ensued a series of meetings, negotiations and telephone calls between Rogers & Hardin and counsel for Wells REF negotiating the terms of the Definitive Merger Agreement and the ancillary documents.

During November and December 2006, representatives of Stanger participated in numerous conference calls and meetings with Wells REF’s management regarding, among other things, the status of the property appraisals, the determination of the revised estimated net asset value based upon such appraisals, Stanger’s review of the Projected Earnings and other due diligence matters. In addition, during said time period, representatives of Rogers & Hardin conducted legal due diligence.

On December 11, 2006, management of Wells REF informed Mr. Woody and representatives of Stanger that Wells REF had determined there was a difference of opinion regarding the method of determining the Projected Earnings. On December 12, 2006, at a meeting of the Special Committee, the Special Committee agreed that it was the position of the Special Committee that, upon the consummation of the proposed Internalization Transaction, the Company was to have fully functioning management and advisory capabilities, including having all requisite personnel necessary to manage our business, and that the calculation of the Projected Earnings should reflect all expenses associated with operating the Company in such a manner. The Special Committee then sent a letter to Wells REF to that effect. The following day Wells REF’s management met with members of the Special Committee and advised the Special Committee that Wells REF accepted the positions outlined by the Special Committee.

Also, in December 2006, the Special Committee, with the assistance of Stanger, retained Ernst & Young LLP (“Ernst & Young”) to perform certain agreed-upon procedures with respect to reviewing the historical financial data of the Advisor to assist the Special Committee in testing and evaluating the Projected Earnings. During the end of December 2006 and the beginning of January 2007, Ernst & Young performed its procedures with respect to its engagement. On January 26, 2007, Ernst & Young delivered its report to the Special Committee which set forth the results of Ernst & Young’s performance of the agreed-upon procedures.

The Special Committee also met on December 8 and 21, 2006 and January 9, 2007 to discuss the Internalization Transaction and the Definitive Merger Agreement and ancillary documents. At such meetings, representatives of Rogers & Hardin discussed with the Special Committee the terms and conditions of the recent drafts of the Definitive Merger Agreement and ancillary documents, along with counterproposals made by Wells REF on various provisions of the Definitive Merger Agreement and the ancillary documents. In addition, at such meetings, representatives of Stanger summarized the status of the financial and other due diligence being conducted on behalf of the Special Committee and discussed, among other things, its review of the property appraisals and the related estimated net asset value determination and its review of the Projected Earnings.

During this period, the Special Committee, along with the Special Committee’s compensation consultant, began negotiations with Mr. Miller on the terms of his employment agreement with us as our new Chief Executive Officer and President.

On January 15, 2007, the Special Committee, together with the other Independent Directors, held a series of meetings at which representatives of Stanger and Rogers & Hardin updated the Independent Directors with respect to the terms of the proposed Definitive Merger Agreement and the ancillary documents and discussed the unresolved issues relating to the transaction. Stanger also provided an update with respect to its financial due diligence involving the Advisor, and Stanger’s review of the Projected Earnings. During the course of the day on January 15, 2007, the Special Committee, through representatives of Rogers & Hardin, negotiated with Wells REF and its counsel the resolution of a substantial portion of the remaining issues with respect to the Definitive Merger Agreement, including the terms and amount of a termination fee, the estimated net asset value per share to be used to value the shares to be issued to WASI, and the terms by which Wells REF would guaranty to us certain property management fees from properties owned by entities for which Wells REF provides advisory services.

Following the January 15, 2007 meeting and through January 31, 2007, Rogers & Hardin and counsel to Wells REF exchanged several drafts of the Definitive Merger Agreement and ancillary documents and further negotiated their terms.

On January 22, 2007, our Board met and appointed Donald S. Moss, Bud Carter, William H. Keogler, Jr. and Neil H. Strickland to serve as our compensation committee, and it was agreed that the compensation committee would, among other things, complete the negotiations with Mr. Miller regarding his employment agreement.

Following the January 22, 2007 Board meeting, the Special Committee met to discuss the negotiations relating to the agreements and to receive an update from representatives of Stanger. In addition, at this meeting, representatives of Houlihan Lokey discussed the process undertaken by Houlihan Lokey to review the fairness of the Internalization Consideration and the methodologies conducted by Houlihan Lokey and provided an update of the status of their due diligence review and analysis.

The Special Committee (with the other Independent Directors present) also met on January 26, 2007 to discuss the open issues relating to the Definitive Merger Agreement and ancillary documents, to receive a report from the compensation committee with respect to the status of Mr. Miller’s employment agreement and to discuss certain Board composition and corporate governance matters following an Internalization Transaction and in the event of any Listing. On January 29, 2007, the Special Committee and the other Independent Directors met twice to continue their discussion of the Board composition following an Internalization Transaction. In addition to these Special Committee meetings, several of the directors had various conversations with Mr. Wells, with other Independent Directors and with counsel regarding the Board composition and related issues from January 29, 2007 through January 31, 2007.

On January 31, 2007, the Special Committee, the other Independent Directors and Messrs. Wells and Williams, with input from counsel, discussed the appropriate composition of the Board in light of potential conflicts and that existing protocols for dealing with conflicts among Wells REF advised and managed entities would not address conflicts issues after the closing of the Internalization Transaction. Accordingly, our Board reached an agreement on certain matters involving the composition of our Board and other conflict resolution matters, as follows (1) in order to discontinue having directors (other than Mr. Wells) serve on both our Board and a board of directors of a Wells REF related entity that may compete with us following the closing of the Internalization Transaction, three of our Independent Directors (Richard W. Carpenter, Bud Carter and Neil H. Strickland) and Douglas P. Williams, agreed to resign as our directors, effective and conditioned upon the closing of the Internalization Transaction, and two of our Independent Directors (Donald S. Moss and W. Wayne Woody) agreed to resign as directors of Wells REIT II, also effective and conditioned upon the closing of the

Internalization Transaction, (2) Leo F. Wells, III agreed that he would resign as a director upon any Listing, unless a majority of certain designated Independent Directors determines that it is in our best interest that he remain a director, and upon Mr. Wells’ resignation as a director, for a period ending the earlier of (A) two years after a Listing of our common stock, should that occur, or (B) the first date on which Mr. Wells does not beneficially own at least 1% of our outstanding common stock, he will be entitled to designate an individual to be appointed to fill the vacancy created by such resignation and to be nominated for election to our Board at any annual meeting where directors are elected during such period, provided that such individual is reasonably acceptable to our Board and is not on the board of directors of Wells REIT II, Institutional REIT, Inc. or any other Wells REF related entity that may compete with us or any of our subsidiaries, (3) the Board agreed to establish a conflicts committee upon Internalization to handle potential business conflicts which may arise relating to Mr. Wells’ continued involvement with Wells REF related entities that may compete with us, and (4) the Board agreed that a majority of Independent Directors will be required to approve any new directors to be appointed or nominated by our Board, and that Donald A. Miller, CFA, would be elected to fill the vacancy on our Board effective upon the execution of by his employment agreement (the “Board Composition Matters”). See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Changes to our Board and Resolution of Certain Conflicts of Interest on our Board.”

On January 31, 2007, the Special Committee held a meeting with our Independent Directors. At this meeting, representatives of Rogers & Hardin presented summaries of the terms and conditions of the Definitive Merger Agreement and all of the ancillary documents and reviewed the directors’ legal duties. In addition, at this meeting, representatives of Stanger made a financial presentation to the Special Committee and our other Independent Directors; the Special Committee and our other Independent Directors reviewed the report of Ernst & Young regarding the agreed-upon procedures performed by it on the historical financial data of the Advisor to assist in evaluating the Projected Earnings; Mr. Miller made a presentation on behalf of the management of Wells REF involving, among other things, certain growth strategies for us following the Internalization Transaction, including the strategy of establishing property management offices, proposals to increase our leverage and to engage in significant property acquisitions, strategies involving engaging in certain joint venture transactions, and other growth strategies over the next few years, as well as other potential investment and operational strategies; representatives of Houlihan Lokey reviewed and presented Houlihan Lokey’s fairness opinion; and our compensation committee discussed and recommended approval of the employment agreement with Mr. Miller. Following these presentations, and after each member of our Board agreed to the foregoing Board Composition Matters, the Special Committee unanimously voted to recommend to our Board that it approve the Internalization Transaction and the terms and conditions of the Definitive Merger Agreement and ancillary documents.

At a meeting of our full Board held immediately following the meeting of the Special Committee and Independent Directors on January 31, 2007, based on the unanimous vote and recommendation of the Special Committee and the other factors listed below under “Recommendations of the Special Committee and Our Board of Directors,” our Board (with Messrs. Wells and Williams recusing themselves) determined that the Definitive Merger Agreement, the Internalization Transaction and the other transactions contemplated by the Definitive Merger Agreement were fair and reasonable and were advisable and in the best interests of us and our stockholders. Accordingly, after due consideration and upon the recommendation of the Special Committee, the Board (with Messrs. Wells and Williams recusing themselves from consideration and the vote) approved the Definitive Merger Agreement and the Internalization Transaction and the other transactions contemplated by the Definitive Merger Agreement, together with the Board Composition Matters described above, by a vote which included the affirmative vote of all of the Independent Directors. In addition, the Board approved the Pre-Listing Restated Articles (defined below), the Post-Listing Restated Articles (defined below), and the 2007 Omnibus Incentive Plan, all subject to the approval of our stockholders. At such meeting, the Board also accepted the resignation of Leo F. Wells, III as our President, effective upon the execution of an employment agreement with Donald A. Miller, CFA, and elected Mr. Miller as our Chief Executive Officer and President and as a director, also effective upon the execution of his employment agreement.

On February 1, 2007, in connection with the execution of the Definitive Merger Agreement, Mr. Wells executed an agreement with us reflecting his agreement to resign as a director upon any Listing unless, prior to that time, majority of certain designated Independent Directors, after consulting with legal and financial advisors, determines that it is in our best interest for him to remain on our Board for a period of time after Listing. At the time of such resignation and for a period ending on the earlier of (1) two years following the Listing or (2) such time as Mr. Wells is no longer the beneficial owner of at least 1% of our outstanding common stock, Mr. Wells shall have the right to designate an individual (other than Mr. Wells) to be appointed to fill the vacancy created by his resignation and to be nominated for election to our Board at a meeting of our stockholders held for the purpose of electing directors during such period, provided that such individual is reasonably acceptable to the Board and is not on the board of directors of any Wells REF related entity which competes with us or any of our subsidiaries.

On February 2, 2007, the Board met and approved certain modifications to Mr. Miller’s employment agreement which were recommended by the compensation committee. Following this meeting, Mr. Miller’s employment agreement was finalized, and the Definitive Merger Agreement and Mr. Miller’s employment agreement were executed and delivered by the respective parties thereto.

Recommendations of the Special Committee and Our Board of Directors

Special Committee Recommendation; Reasons for Recommendation

In reaching its conclusion to unanimously recommend that our Board approve the Definitive Merger Agreement, the Internalization Transaction and the other transactions contemplated by the Definitive Merger Agreement, the Special Committee took into account the following factors (without assigning relative weights) which the Special Committee believes weigh in favor of the Internalization Transaction:

•	the requirement under our charter that, by January 30, 2008, we either List our common stock on a national securities exchange or over-the-counter market or begin to liquidate our properties;

•	the belief of the Special Committee that, if we are able to List our common stock, our common stock would be viewed more favorably if we became self-advised instead of remaining externally advised;

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the benefits of a potential Listing including, among other things, creating significantly greater liquidity for our stockholders and increasing our stockholders’ ability to manage their cash and tax positions;

•	the belief of the Special Committee that the Internalization Transaction could ultimately be accretive to our net earnings per share and FFO per share;

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the proposed business plan for the Company which proposes to utilize growth strategies (including increased leverage) that are intended to be accretive over time to our net earnings per share and FFO per share;

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the belief of the Special Committee that the Internalization Transaction would enable us to realize certain efficiencies arising from a self-advised structure in that we will pay for advisory and management services directly rather than paying a third-party fee for such services, thereby enabling us to eliminate the profits that were previously being realized by the Advisor for providing such services;

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the terms and conditions of the Definitive Merger Agreement, the Transitional Services Agreement, the Support Services Agreement, the Headquarters Sublease, the Pledge Agreement, the Registration Rights Agreement and the Employment Agreement with Mr. Miller, including, among other things, (1) the type and amount of consideration to be paid in the Internalization Transaction, (2) the indemnities and the pledge and security obtained, and (3) certain conditions to our obligation to consummate the Internalization, including approval by our stockholders of the Internalization Transaction;

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the agreement by Wells REF to escrow a portion of the shares of our common stock constituting the Internalization Consideration relating to the value of property management contracts anticipated to be acquired after the closing of the Internalization Transaction;

•	the retention of Mr. Miller as our Chief Executive Officer and President in connection with the Internalization Transaction;

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the financial presentation of Houlihan Lokey, including its opinion dated January 31, 2007, to the Special Committee as to the fairness, from a financial point of view and as of the date of the opinion, to us of the consideration to be paid by us pursuant to the Internalization Transaction, as more fully described in the section entitled “—Opinion of Houlihan Lokey” below;

•	the review by Stanger of the Projected Earnings and the other financial due diligence conducted by Stanger with respect to the Advisor’s business;

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the report of Ernst & Young to the Special Committee reporting the results of Ernst & Young’s application of certain agreed-upon procedures on the historical financial data of the Advisor to assist the Special Committee and Stanger in their evaluation of the Projected Earnings;

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the determination to value our shares of common stock for purposes of the Internalization Transaction using a revised net asset value determination based upon updated appraisals of our properties and the review by Stanger of such appraisals and estimated net asset value determination;

•	the possibility that a Listing may improve our access to public debt and equity capital;

•	our ability, through the Internalization Transaction, to control key functions that are important to the growth of our business;

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the belief of the Special Committee that the beneficial ownership of our common stock by certain of our officers and directors would more directly align the interests of such officers and directors with those of our current stockholders and improve our ability to retain key personnel;

•	the proven expertise and substantial experience of the employees of the Advisor or its affiliates who would become our employees in connection with the Internalization Transaction;

•	the benefit of an internal management team which would be fully dedicated and solely focused on our strategic plans for enhancing stockholder value;

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the ability of our Board to terminate the Definitive Merger Agreement upon the payment of a termination fee in the event of a Superior Proposal (defined below) as described in the Definitive Merger Agreement;

•	the conditions of our obligation to close the Internalization Transaction, including the approval of our stockholders; and

•	the potential for increases in external advisor fees in the future in the event we do not complete an Internalization Transaction.

The Special Committee also took into account, without assigning relative weights to, the following factors. Although the Special Committee viewed these as potentially negative factors with respect to the Internalization Transaction, the Special Committee believed these factors were outweighed by the positive factors set forth above:

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existing potential conflicts of interest between us and the Advisor, including the respective positions of our management team and certain of our directors with us and the Advisor and the compensation and/or other benefits to be indirectly received by such persons as a result of the Internalization Transaction, as well as the fact that: (i) Mr. Wells, our Chairman and a director, has indirect economic interest in approximately 92% of WASI, which will result in Mr. Wells receiving indirect economic interest in approximately 17,982,598 shares of our common stock; and (ii) Messrs. Williams, Miller, Fretz and another individual affiliated with Wells REF who may become one of our executive officers each having a beneficial economic interest in approximately 1% in WASI which will result in each of them receiving an economic interest in approximately 195,463 shares of our common stock;

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the risk factors associated with the Internalization Transaction as more fully described in the section entitled “Risk Factors”, including the potential conflicts of interest that will continue after consummation of the Internalization Transaction. See “Risk Factors—Certain of our current and future directors and officers have potential conflicts of interest due to their financial interests in the Internalization,” “—Leo F. Wells, III will face conflicts of interest relating to the positions he holds with entities affiliated with Wells REF,” “—Leo F. Wells, III and our other directors will face competing demands on their time relating to the positions they hold with other entities affiliated with Wells REF” and “—Our new Chief Executive Officer will be subject to certain conflicts of interest with regard to enforcing the indemnification provisions contained in the Definitive Merger Agreement and some of the ancillary agreements to be entered into by us in connection with the Internalization Transaction”;

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the potential liabilities associated with the direct employment of personnel, including the compensation which will be payable under Mr. Miller’s Employment Agreement, workers’ disability and compensation claims, labor disputes and other employee-related grievances;

•	the potential liabilities that we may inherit from the Advisor as a result of the Internalization Transaction that would not be covered by the indemnities in the Definitive Merger Agreement;

•	the additional general and administrative expenses associated with being self-advised;

•	the uncertainty of initial pricing and the potential for price volatility following a potential Listing;

•	the risk that we will not be able to execute our proposed growth strategies;

•	the fact that our stockholders would receive a cash distribution upon a liquidation of our real estate portfolio; and

•	the potential adverse effect on future sales of our common stock by management or WASI.

The Special Committee determined that, in light of all the factors that it considered, the Definitive Merger Agreement, the Internalization Transaction and the transactions contemplated by the Definitive Merger Agreement are fair and reasonable to us and are advisable and in our best interests and in the best interests of our stockholders. Accordingly, the Special Committee unanimously recommended that our Board approve the Definitive Merger Agreement and the Internalization Transaction.

Board of Directors Recommendation

Our Board (other than Messrs. Wells and Williams, who have material financial interests in the Internalization and who recused themselves from consideration of and the vote on the approval of the Definitive Merger Agreement) has approved the Definitive Merger Agreement, the Internalization and the other transactions contemplated by the Definitive Merger Agreement, having determined that the Definitive Merger Agreement, the Internalization and the transactions contemplated by the Definitive Merger Agreement and are fair and reasonable to us and are advisable and in the best interests of us and our stockholders. Accordingly, our Board (excluding Messrs. Wells and Williams, who have material financial interests in the Internalization and, accordingly, recused themselves from consideration of our Board’s recommendation) recommends that stockholders vote FOR the Internalization Proposal.

Our Board based its determination that the Internalization is advisable and in our best interests and in the best interests of our stockholders primarily on:

•	the factors considered and conclusions of the Special Committee; and

•	the extensive negotiations of the Special Committee with representatives of Wells REF.

Our Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

Opinion of Houlihan Lokey

The Special Committee retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) to issue a fairness opinion to the Special Committee and our Board in connection with the Internalization. Houlihan Lokey is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Special Committee selected Houlihan Lokey to issue the fairness opinion in connection with the Internalization based in part on Houlihan Lokey’s experience in transactions similar to the Internalization and its reputation in the REIT sector and investment community.

On January 31, 2007, at a meeting of the Special Committee and the Independent Directors of our Board held to evaluate the Internalization Transaction, Houlihan Lokey delivered its oral opinion, which was confirmed by delivery of a written opinion to the Special Committee and our Board dated January 31, 2007, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the consideration to be paid by us in the Internalization Transaction is fair to us from a financial point of view. For purposes of this section, such consideration is referred to as the “Consideration.”

The full text of Houlihan Lokey’s written opinion to the Special Committee, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Appendix B to this proxy statement and is incorporated by reference in its entirety into this document. You are encouraged to read the Houlihan Lokey’s opinion carefully in its entirety. The following summary of the opinion is qualified in its entirety by reference to the full text of Houlihan Lokey’s opinion. Houlihan Lokey provided its opinion to the Special Committee and our Board to assist the Special Committee and our Board in their evaluation of the Consideration from a financial point of view. Houlihan Lokey’s opinion does not address any other aspect of the Internalization and does not constitute a recommendation as to how you should vote or act in connection with the proposed Internalization.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, they have:

•	reviewed our annual report to stockholders on Form 10-K for the fiscal year ended December 31, 2005, and our quarterly report on Form 10-Q for the quarter ended September 30, 2006;

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reviewed audited financial statements of the Advisor for the fiscal year ended December 31, 2005, and unaudited financial statements for the period ended December 31, 2004 and interim financial statements for the nine months ended September 30, 2006;

•	held discussions with the Special Committee, representatives of Stanger and counsel regarding us, the Internalization Transaction, and related matters;

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held discussions with certain members of the management of Wells REF regarding the operations, financial condition, future prospects and projected operations and performance of the Advisor and regarding the Internalization Transaction;

•	reviewed the following agreements and documents:

•	the draft Definitive Merger Agreement dated January 30, 2007 and the Advisor Disclosure Schedule thereto, the Escrow Agreement and the Pledge and Security Agreement;

•	the draft Preliminary Proxy Statement for the Internalization Transaction dated January 25, 2007;

•	reviewed, but did not rely upon, a report on applying agreed-upon procedures prepared by the independent accountants dated January 13, 2007;

•	reviewed financial forecasts and projections prepared by the management of Wells REF with respect to the Advisor for the fiscal years ending December 31, 2006 and 2007;

•	reviewed the property appraisals for our properties dated as of September 30, 2006;

•	reviewed the report from a third party related to the estimated net asset value per share of our common stock as of September 30, 2006;

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reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed relevant and publicly available transaction prices and premiums paid in other change of control transactions that Houlihan Lokey deemed relevant for companies in related industries to us and the Advisor; and

•	conducted such other financial studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

Material Assumptions Made and Qualifications and Limitations on the Review Undertaken

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. Further, based upon its due diligence with the management of Wells REF, Houlihan Lokey assumed that the Company does not currently intend to (1) liquidate or (2) sell all or substantially all of the assets of the Company, or all or substantially all of the ownership interests in the Company, in one or several transactions, except for minority equity sales amongst the Company’s stockholders and/or a potential listing of the Company’s common shares on a national securities exchange or over-the-counter market. In addition, the management of Wells REF advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Wells REF as to the future financial results and condition of Wells REIT and the Advisor. Houlihan Lokey expressed no opinion with respect to such forecasts and projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of Wells REIT or the Advisor since the date of the most recent financial statements provided, and that there was no information or facts that would make any of the information reviewed incomplete or misleading. Houlihan Lokey did not consider any aspect or implication of any transaction to which we or the Advisor were a party other than the Internalization Transaction.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified above and all other related documents referred to therein were true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Internalization Transaction will be satisfied without waiver thereof, and (d) the Internalization Transaction will be consummated in a timely manner in accordance with the terms described in the agreements provided to Houlihan Lokey, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). Houlihan Lokey also relied upon and assumed, without independent verification, that (1) the Internalization Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (2) any governmental, regulatory, and other consents and approvals necessary for the consummation of the Internalization Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of our assets or assets of the Advisor, or otherwise have an adverse effect on us or the Advisor or any expected benefits of the Internalization Transaction. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final forms of the draft documents identified above would not differ in any material respect from such draft documents.

Houlihan Lokey, other than as set forth above, was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent or otherwise) of Wells REIT, the Advisor or any other party. Houlihan Lokey expressed no opinion regarding the liquidation value of any entity. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which we or the Advisor is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which we or the Advisor is or may be a party or is or may be subject. Houlihan Lokey’s opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

Houlihan Lokey was not requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Internalization Transaction or any alternatives to the Internalization Transaction, (b) negotiate the terms of the Internalization Transaction, or (c) advise the Special Committee, our Board or any other party with respect to alternatives to the Internalization Transaction or the potential value of our common stock, or proceeds to our common stockholders, that may be realized from such alternatives. Houlihan Lokey’s opinion was based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of January 31, 2007. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion (except to the extent that we request Houlihan Lokey to update its opinion within 90 days of its issuance), or otherwise comment on or consider events occurring after the date of its opinion. Houlihan Lokey did not consider, nor did it express any opinion with respect to, the current price of our common stock or the price that our common stock may trade at any time.

Houlihan Lokey’s opinion was furnished for the use and benefit of the Special Committee and our Board in connection with their consideration of the Internalization Transaction and was not intended to, and does not, confer any rights or remedies upon any other person, and was not intended to be used, and may not be used, for any other purpose, without Houlihan Lokey’s express, prior written consent. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to any security holder or any other person as to how such person should act or vote with respect to the Internalization Transaction.

Houlihan Lokey was not requested to opine as to, and its opinion does not address: (1) the underlying business decision of the Special Committee, Wells REIT, the Advisor, their respective security holders or any other party to proceed with or effect the Internalization Transaction, (2) the terms of any agreements or documents related to, or the form or any other portion or aspect of, the Internalization Transaction, except as addressed in the opinion, (3) the fairness of any portion or aspect of the Internalization Transaction to the holders of any class of securities, creditors or other constituencies of Wells REIT, or the Advisor, or any other party other than those set forth in Houlihan Lokey’s opinion, (4) the relative merits of the Internalization Transaction as compared to any alternative business strategies that might exist for us, the Advisor or any other party or the effect of any other transaction in which we, the Advisor or any other party might engage, (5) the tax or legal consequences of the Internalization Transaction to either us or the Advisor, our respective security holders, or any other party, (6) the fairness of any portion or aspect of the Internalization Transaction to any one class or group of ours or any other party’s security holders vis-à-vis any other class or group of ours or such other party’s security holders (including without limitation the allocation of any consideration amongst such classes or groups of security holders), (7) whether or not Wells REIT, the Advisor, our respective security holders or any other party is receiving or paying reasonably equivalent value in the Internalization Transaction, or (8) the solvency, creditworthiness or fair value of Wells REIT, the Advisor or any other participant in the Internalization Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. Houlihan Lokey did not provide any opinion, counsel or interpretation as to matters that required legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations were or will be obtained from the appropriate professional sources. Houlihan Lokey relied on the assessment by the Special Committee, Wells REIT and the Advisor and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to Wells REIT, the Advisor and the Internalization Transaction.

Summary of Analyses

In preparing its opinion to the Special Committee and our Board, Houlihan Lokey performed a variety of analyses, including those described below. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to partial analysis or summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Houlihan Lokey made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. Accordingly, Houlihan Lokey believes that its analyses must be considered as a whole and selecting portions of Houlihan Lokey’s analyses, analytic methods and factors or focusing on information presented in tabular format, without considering the narrative description of the analyses, the underlying methodologies and the assumptions, qualifications and limitations affecting each analysis would create a misleading or incomplete view of the processes underlying its opinion. Houlihan Lokey did not assign specific weights to any particular analyses.

No company or business used in Houlihan Lokey’s analyses for comparative purposes is identical to us or the Advisor, and no transaction used in Houlihan Lokey’s analyses for comparative purposes is identical to the Internalization Transaction. The estimates contained in Houlihan Lokey’s analyses and the reference valuation ranges indicated by any particular analysis are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, the analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities actually may be purchased or sold, which may depend on a variety of factors, many of which are beyond our control and the control of Houlihan Lokey. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty and, therefore, none of Wells REIT, Houlihan Lokey or any other person assumes any responsibility if future results are materially different from those estimated or indicated.

Houlihan Lokey’s opinion was provided to the Special Committee and our Board in connection with the Special Committee’s and our Board’s consideration of the Internalization and was one of many factors considered by the Special Committee and our Board in evaluating the Internalization. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Consideration or of the views of the Special Committee and our Board with respect to the Internalization.

The following is a summary of the material valuation analyses prepared in connection with Houlihan Lokey’s opinion rendered on January 31, 2007.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics including:

•

Enterprise Value—the value of the relevant company’s outstanding equity securities (taking into account its outstanding warrants and other convertible securities) plus the value of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet) and minority interests as of a specified date.

•

Net Operating Income or “NOI”—the amount of the relevant company’s earnings from operations after operating expenses, but before corporate selling, general, and administrative expenses for a specified time period.

•	“EBITDA”—the amount of the relevant company’s earnings before interest, taxes, depreciation, and amortization for a specified time period.

•	Funds From Operations or “FFO”—the amount of the relevant company’s net earnings after taxes adjusted to include real estate depreciation and amortization for a specified period of time.

•	Assets Under Management—the market value of assets an investment company manages on behalf of investors.

•	Capitalization Rate or “Cap Rate”—a percentage equal to the relevant company’s NOI for a twelve-month period divided by the relevant company’s enterprise value.

•	Payout Ratios—the percentage of the relevant company’s FFO that is paid out to stockholders as dividends.

•	Dividend Yield—the amount of the relevant company’s dividends paid out to stockholders over a twelve-month period divided by the relevant company’s stock price.

Unless the context indicates otherwise, enterprise and per share equity values used in the selected companies analysis described below were calculated using the closing price of the common stock of the selected companies listed below as of January 29, 2007 and the enterprise values for the target companies used in the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the purchase prices paid in the selected transactions.

Advisor Valuation Analyses

Precedent Transactions Analysis. Houlihan Lokey calculated enterprise value as a multiple of EBITDA based on the purchase prices paid in selected transactions involving companies providing real estate services.

The selected precedent transactions were:

Target	Acquiror	Transaction Announced
Trammell Crow Company	CB Richard Ellis Group, Inc.	10/30/2006
Dividend Capital Advisors LLC	DCT Industrial Trust, Inc.	09/05/2006
CNL Retirement Properties, Inc.	Health Care Property Investors Inc.	05/02/2006
Colliers International Property Consultants, Inc. / Spaulding & Slye	Jones Lang LaSalle, Inc.	11/28/2005
Dalgleish & Co. Limited	CB Richard Ellis Group, Inc.	10/31/2005
CMN International, Inc.	First Service Corp.	10/14/2004
Property Fund Management PLC	Teesland PLC	09/24/2004
Inland Retail Real Estate Advisory Services Inc.	Inland Retail Real Estate Trust, Inc.	09/10/2004
Sotheby’s Holdings, Inc./ Sotheby’s International Realty, Inc.	Cendant Corporation	02/17/2004

The selected precedent transactions analysis indicated the following:

Selected Transactions	Enterprise Value as a multiple of EBITDA
High	27.5x
Low	5.9x
Mean	13.5x
Median	8.1x

Houlihan Lokey applied a range of multiples based on the selected precedent transactions to the Advisor’s estimated 2006 EBITDA. In performing its analysis, Houlihan Lokey took into account the Advisor’s size, historical financial performance, prospects, revenue mix and customer base relative to the selected precedent transactions. The precedent transactions analysis indicated an implied enterprise value range for the Advisor of $160,000,000 to $180,000,000, as compared to the Internalization Consideration of $175,000,000.

Assets Under Management Analysis. Houlihan Lokey calculated the enterprise value as a percentage of assets under management for selected companies engaged in asset management activities, such as mutual funds and investment funds.

The selected companies were:

Affiliated Managers Group Inc.	Blackrock, Inc.
Eaton Vance Corp.	Franklin Resources, Inc.
GAMCO Investors, Inc.	Janus Capital Group Inc.
Nuveen Investments	Price (T. Rowe) Group
Waddell & Reed Financial Inc.	Cohen & Steers, Inc.

The assets under management analysis indicated the following:

Selected Companies	Enterprise Value as a percentage of assets under management
Low	2.21%
High	6.49%
Mean	3.96%
Median	3.62%

Houlihan Lokey applied a range of percentages to the fair market value of the assets under management of the Advisor, which were based on internal estimates provided by Wells REF management and the Appraisals. In performing its analysis, Houlihan Lokey took into account the Advisor’s size, historical financial performance, prospects, revenue mix and customer base relative to the selected asset management companies. The assets under management analysis indicated an implied enterprise value range for the Advisor of $162,000,000 to $216,000,000, as compared to the Internalization Consideration of $175,000,000.

Selected Companies Analysis. Houlihan Lokey calculated enterprise value as a multiple of estimated EBITDA for selected real estate advisory companies and financial advisory companies.

The selected companies were:

Company	Type
CB Richard Ellis Group, Inc.	Real Estate Advisory Company
Grubb & Ellis Company	Real Estate Advisory Company
Jones Lang LaSalle Inc.	Real Estate Advisory Company
Franklin Resources, Inc.	Financial Advisory Company
Nuveen Investments, Inc.	Financial Advisory Company
Marsh & McLennan Companies Inc.	Financial Advisory Company
T. Rowe Prices Group, Inc.	Financial Advisory Company

The selected market multiple analysis indicated the following:

Enterprise Value as a Multiple of EBITDA

Selected Companies	Real Estate Advisory Companies		Financial Advisory Companies
	2006(E)	2007(E)	2006(E)	2007(E)
Low	13.5x	10.1x	10.9x	9.5x
High	16.2x	17.7x	15.1x	12.7x
Mean	14.8x	13.9x	13.6x	11.7x
Median	14.8x	13.8x	14.2x	12.2x

Houlihan Lokey applied a range of multiples based on the selected companies analysis to the Advisor’s estimated 2006 and 2007 EBITDA. In performing its analysis, Houlihan Lokey took into account the Advisor’s size, historical financial performance, prospects, revenue mix and customer base relative to the selected companies. Estimated financial data for the selected companies was derived from a review of publicly available research analyst estimates and reports and other information regarding the selected real estate advisory and financial advisory companies. The selected companies analysis indicated an implied enterprise value range for the Advisor of $165,000,000 to $185,000,000, as compared to the Internalization Consideration of $175,000,000.

Consideration Paid as a Percentage of Acquiror’s Total Stock Analysis. Houlihan Lokey calculated aggregate stock consideration paid to target companies as a percentage of the acquiror’s total number of shares outstanding (immediately prior to the acquisition) in selected transactions involving companies providing real estate and financial advisory services.

The selected precedent transactions were:

Target	Acquiror	Transaction Announced
Dividend Capital Advisors LLC	DCT Industrial Trust, Inc.	10/06/2006
CNL Retirement Properties, Inc.	Health Care Property Investors Inc.	05/02/2006
Inland Retail Real Estate Advisory Services Inc.	Inland Retail Real Estate Trust, Inc.	09/10/2004
Related Capital Company	CharterMac	11/07/2003
Cedar Bay Realty Advisors, Inc.	Cedar Shopping Centers, Inc.	10/01/2003
Carey Management LLC	W.P. Carey & Co., Inc.	06/28/2000
Inland Real Estate Advisory Services, Inc.	Inland Real Estate Corporation	03/31/2000
Starwood Financial Advisers	Starwood Financial Trust	06/16/1999
Captec Net Lease Realty Advisors, Inc.	Captec Net Lease Realty, Inc.	11/14/1997
Security Capital Group Incorporated	Prologis	09/09/1997
Security Capital Group Incorporated	Archstone Communities Trust	09/09/1997
Financial Asset Management LLC	Asset Investors Corporation	09/09/1997
Countrywide Asset Management Corp.	IndyMac Mortgage Holdings, Inc.	07/01/1997
CNL Realty Advisors	Commercial Net Lease Realty, Inc.	05/15/1997
QSV Properties, Inc.	U.S. Restaurant Properties Master L.P.	05/14/1997
Berkshire Realty Advisors	Berkshire Realty Company, Inc.	02/28/1997
Lexford Properties	Cardinal Realty Services Inc	08/01/1996
R.I.C. Advisors	Realty Income Corp	08/17/1995
R.M. Bradley & Co., Inc.	Bradley Real Estate, Inc.	01/01/1995

The consideration paid as a percentage of acquiror’s total stock analysis indicated the following:

Selected Transactions	Aggregate Stock Consideration Paid to Target as a Percentage of Acquiror’s Total Shares Outstanding
Low	3.2%
High	23.7%
Mean	8.6%
Median	6.2%

The consideration paid as a percentage of acquiror’s total stock analysis, based on the selected transactions outlined above, was compared to the percentage of Wells REIT’s outstanding stock being paid in its acquisition of Advisor of 4.2%, which is within the range of the percentages in the selected transactions and below the mean and the median.

Wells REIT Valuation

Selected Companies Analysis. Houlihan Lokey calculated enterprise value as multiples of EBITDA and FFO, and as a percentage of NOI, taking into consideration net debt, for selected real estate investment trusts for the latest 12-month period and estimates for 2006 and 2007.

The selected companies were:

Boston Properties, Inc.

Hrpt Properties Trust

Highwoods Properties Inc.

Kilroy Realty Corporation

Mack-Cali Realty Corporation

Vornado Realty Trust

Crescent RE Equities Inc

SL Green Realty Corp.

Brookfield Properties Corp

The selected companies analysis indicated the following:

Selected Companies	Enterprise Value of a REIT as a Capitalization Rate
	LTM		2006(E)		2007(E)
Low	4.4%		4.8%		5.1%
High	8.9%		9.2%		9.7%
Mean	5.9%		6.0%		6.4%
Median	5.6%		5.6%		6.0%

Selected Companies	Enterprise Value of a REIT as a Multiple of EBITDA
	LTM		2006(E)		2007(E)
Low	12.0	x	12.2	x	11.6	x
High	25.7	x	24.8	x	23.0	x
Mean	20.3	x	19.1	x	18.3	x
Median	19.6	x	19.3	x	18.5	x

Selected Companies	Enterprise Value of a REIT as a Multiple of FFO
	LTM		2006(E)		2007(E)
Low	8.9	x	9.6	x	10.2	x
High	36.7	x	25.6	x	31.0	x
Mean	20.5	x	18.3	x	20.0	x
Median	18.1	x	18.7	x	20.6	x

Houlihan Lokey applied capitalization rate and multiple ranges based on the selected companies analysis to corresponding financial data for Wells REIT, including estimates with respect to Wells REIT’s future financial performance provided by Wells REF management. Estimated financial data for the selected companies was derived from a review of publicly available research analyst estimates and reports and other information for the selected real estate investment trusts. The selected companies analysis gave an overall indicated reference range value per share for Wells REIT’s common stock of $8.16 to $9.39, as compared to the per share value of $8.9531 for Wells REIT’s common stock that is being used to determine the number of shares to be issued as the Consideration.

Precedent Transactions Analysis. Houlihan Lokey calculated enterprise value as a multiple of EBITDA and the implied capitalization rate, based on purchase prices paid in selected transactions involving real estate investment trusts.

The selected precedent transactions were:

Target	Acquiror	Transaction Announced
Equity Office Properties Trust	Blackstone Real Estate Advisors	11/19/2006
Reckson Associates Realty Corp.	Rome Acquisition Limited Partnership (Macklowe and Carl Icahn)	11/16/2006
Glenborough Realty Trust, Incorporated	Morgan Stanley Real Estate	08/20/2006
Reckson Associates Realty Corp.	SL Green Realty Corp.	08/03/2006
Trizec Canada, Inc.	Brookfield Properties Corp./Blackstone Group	06/05/2006
Trizec Properties Inc.	Brookfield Properties Corp./Blackstone Group	06/05/2006
CarrAmerica Realty Corporation	Blackstone Real Estate Advisors	03/05/2006
Bedford Property Investors, Inc.	LBA Realty LLC	02/10/2006
Arden Realty, Inc.	GE Real Estate	12/22/2005
Prentiss Properties Trust	Brandywine Realty Trust	10/03/2005
CRT Properties, Inc.	DRA Advisors, LLC	06/17/2005

The selected precedent transactions analysis indicated the following:

Selected Transactions	Enterprise Value as a Multiple of EBITDA	Enterprise Value as a Capitalization Rate
Low	14.5x	5.5%
High	20.2x	7.8%
Mean	16.9x	6.6%
Median	16.7x	6.7%

Houlihan Lokey applied a range of multiples and capitalization rates based on the selected transactions analysis to Wells REIT’s LTM, EBITDA and NOI, respectively. The selected precedent transactions analysis gave an overall indicated reference range value per share for Wells REIT’s common stock of $8.59 to $9.82, as compared to the per share value of $8.9531 for Wells REIT’s common stock that is being used to determine the number of shares to be issued as the Consideration.

Yield Analysis. Houlihan Lokey also calculated the payout ratios and dividend yields for the companies identified in the selected companies analysis, as well as for other real estate partnerships, and applied the payout ratios and dividend yields indicated by that analysis to corresponding data for Wells REIT. The yield analysis indicated an implied reference range value per share of Wells REIT’s common stock of $8.38 to $9.03, as compared to the per share value of $8.9531 for Wells REIT’s common stock that is being used to determine the number of shares to be issued as the Consideration.

Other Matters

The type and amount of consideration payable in the Internalization were determined through negotiations between the Special Committee and Wells REF, rather than by any financial advisor, and were approved by the Special Committee. The decision to enter into the Definitive Merger Agreement was solely that of the Special Committee and the Board. As described above, Houlihan Lokey’s opinion and analyses were one of many factors considered by the Special Committee in its evaluation of the Internalization and should not be viewed as solely determinative of the views of the Special Committee, or our Board with respect to the Internalization or the Consideration.

We hired Houlihan Lokey to render an opinion to the Special Committee and our Board based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers and acquisitions, financial restructuring, tax matters, ESOP and ERISA matters, corporate planning, and for other purposes. We have agreed to pay Houlihan Lokey for its services in connection with the Internalization an aggregate fee of $500,000, one-half of which was payable at the time of Houlihan Lokey’s engagement and one-half of which was payable upon the rendering of its opinion. No portion of Houlihan Lokey’s fee was contingent upon the consummation of the Internalization Transaction or the conclusions set forth in Houlihan Lokey’s opinion. We also have agreed to reimburse Houlihan Lokey for certain expenses, including attorneys’ fees and disbursements and indemnify Houlihan Lokey, any controlling person of Houlihan Lokey and each of their respective directors, officers, employees, agents, affiliates and representatives against specified liabilities, including liabilities under the federal securities laws.

In the ordinary course of business, certain of Houlihan Lokey’s affiliates may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of Wells REIT and any other party that may be involved in the Internalization Transaction.

DESCRIPTION OF THE INTERNALIZATION TRANSACTION

Set forth below is a summary of the material terms of the Internalization. The Definitive Merger Agreement, a copy of which is attached hereto as Appendix A, contains a more extensive description of the terms of the Internalization. The summary set forth below is qualified in its entirety by reference to the Definitive Merger Agreement.

General

Subject to the approval thereof by our stockholders and subject to the satisfaction of certain other conditions, the Definitive Merger Agreement provides for the simultaneous occurrence of the following: (1) WREAS will be merged into our wholly-owned subsidiary, WRT Acquisition, with WRT Acquisition being the surviving entity; (2) WGS will be merged into our wholly-owned subsidiary, WGS Acquisition, with WGS Acquisition being the surviving entity; and (3) the shares of common stock of WREAS and WGS currently held by WASI will be converted into 19,546,302 shares of our common stock in the aggregate, subject to certain escrow and other conditions. As a result of the Internalization Transaction, each of WREAS and WGS will be merged into and will become our wholly-owned subsidiaries, and we will become self-managed and self-advised. We currently anticipate that we will have a total of approximately 100 to 110 employees following the Internalization. We anticipate that the Advisor will have approximately 80 to 90 employees who will become our employees as a result of the Internalization Transaction, and that we will hire an additional approximately 15 to 30 employees shortly after Closing. We anticipate that, subject to the discretion of our compensation committee, we will issue stock options or other deferred equity awards pursuant to our 2007 Omnibus Incentive Plan to certain of our employees, if such plan is approved by our stockholders.

Under Maryland law and our existing Articles, holders of shares of our common stock will not be entitled to rights of appraisal with respect to the Internalization Proposal.

Determination of Estimated Net Asset Value of Our Shares of Common Stock

We recently engaged an independent appraisal firm to perform a valuation of our properties as of September 30, 2006. As a result of this valuation, on January 3, 2007, our Board determined that the estimated net asset value of our shares of common stock, based primarily on the estimated net asset value of our real estate portfolio, was $8.93 per share. The $8.93 estimated net asset value per share was provided by an independent third party which based its estimate upon (1) the appraised value of our real estate assets as of September 30, 2006, and (2) consideration of the current value of our other assets and liabilities as of September 30, 2006 (including the contingent liability for the subordinated disposition fee described below). This estimated net asset value per share is only an estimate, and is based upon a number of assumptions and estimates, which may not be accurate or complete. There were no liquidity discounts applied to this estimated valuation or discounts relating to the fact that we are currently externally managed, and no attempt was made to value the company as an enterprise. Further, this should not be viewed as the amount a stockholder would receive in the event that we were to list our shares in the future or to liquidate our assets and distribute the proceeds from such transaction to our stockholders since, among other things, this valuation was not reduced by certain real estate brokerage commissions potentially payable to the Advisor in the event the Advisor materially assists in the disposition or other costs of sale.

Payment of Internalization Consideration

In the Internalization, we have agreed to pay the Internalization Consideration of $175 million in shares of our common stock and agreed to use the foregoing September 30, 2006 estimated net asset valuation as a basis for determining the number of shares that would represent the $175 million in value; however, since the estimated net asset valuation took into account an approximately $12.4 million subordinated disposition fee otherwise payable to the Advisor upon a liquidation of our properties at their September 30, 2006 appraised values, and the obligation to pay this contingent liability would be extinguished upon the acquisition of the Advisor, the parties agreed in the Definitive Merger Agreement to use a per-share value of $8.9531 (calculated by excluding the potential liability for the subordinated disposition fee) to determine the amount of shares paid as Internalization Consideration. As a result of the Internalization, all of the outstanding common stock of WREAS and WGS currently to be held by WASI, the parent of both WREAS and WGS, will be converted into 19,546,302 shares of our common stock (which represents approximately 4.2% of our currently outstanding common stock), reflecting the agreed-to Internalization Consideration of $175 million. Additionally our executive officers and certain of our directors, including our new Chief Executive Officer and President, Donald A. Miller, CFA, and another individual currently affiliated with Wells REF who may become one of our executive officers have beneficial economic interests in WASI and, as a result of the Internalization, will collectively receive beneficial economic interests in approximately 18,764,450 shares of our common stock, which will represent approximately $168 million in value (if valued at $8.9531 per share). In addition, in connection with the Internalization Transaction, Wells Capital will transfer its 20,000 limited partnership units of Wells OP to us or one of our subsidiaries in exchange for 22,339 shares of our common stock. See “Internalization Proposal—Our Company—Interest of our officers and directors in the Advisor and certain of its Affiliates.”

Closing

The Definitive Merger Agreement provides that the Internalization will be consummated on the Closing Date, which will be within three business days following the satisfaction or waiver of the conditions to the Internalization set forth in the Definitive Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing), or on such other date as we and WASI may mutually agree.

Escrow of Certain Shares of Our Common Stock at Closing

As set forth above in the “Negotiation of the Internalization Transaction” section of this proxy statement, the $175 million of Internalization Consideration was determined and agreed to, in part, based upon a certain minimum level of Projected Earnings (the “Incremental EBITDA Contribution”). However, since we anticipate that not all of the properties for which property management fee income that was included in the Incremental EBITDA Contribution will be managed by the Advisor as of the Closing Date, the parties have agreed that, out of the total of 19,546,302 shares of our common stock to be issued to WASI as Internalization Consideration, a certain number of such shares of our common stock will be placed in escrow at closing (the “Escrowed Shares”) subject to our receipt during 2007 of the benefit of the additional property management fee income relating to properties not under management as of the Closing which was included in the Incremental EBITDA Contribution. The mechanics of determining the number of Escrowed Shares to be placed in escrow at closing have been agreed to by WASI and us, and are set forth on certain schedules to the Definitive Merger Agreement. Such schedules provide that the number shares of our common stock constituting the Internalization Consideration which represents that portion of the Incremental EBITDA Contribution relating to properties that will not be managed by us as of the Closing but that are proposed to be under our management by the end of 2007 will be treated as Escrowed Shares to be held and disbursed to WASI or us pursuant to the terms of the Escrow Agreement. All shares issued to WASI at closing or after the closing out of the Escrowed Shares will be issued and held under the Pledge and Security Agreement. For a detailed discussion regarding the escrow of shares at closing and how the Escrowed Shares will be disbursed under the Escrow Agreement and the Pledge and Security Agreement, please see the “Escrow Agreement” and the “Pledge and Security Agreement” sections of this proxy statement below and the Definitive Merger Agreement attached as Appendix A.

Acquisition of Property Management Offices and Property Management Agreements

As set forth above in the “Property Management Offices” section of this proxy statement, Wells REF has agreed in the Definitive Merger Agreement that as part of the Internalization Transaction we will acquire the property management offices located in or being established in the cities of Washington, D.C., Minneapolis,

Tampa, Los Angeles, Chicago, Detroit and Dallas, out of which we will manage certain of our properties and certain properties owned by other programs sponsored by Wells REF and its affiliates. In connection with our acquisition of these property management offices, we will also acquire the property management agreements for the properties currently managed by Wells Management or WGS out of these offices as a part of the Internalization Transaction. In addition, as also described in the “Property Management Offices” section of this proxy statement, Wells Management will retain or establish property management offices in certain cities or regions where we will not initially have property management offices, out of which we anticipate that Wells Management will at least initially manage certain of our properties. In order to implement this, we intend to enter into new property management agreements with Wells Management for the management of such properties prior to the closing of the Internalization Transaction.

WGS has a lease for the office space it currently occupies in Washington, D.C., and leases for the office space currently occupied by Wells Management in the cities of Minneapolis, Tampa, Detroit and Dallas will be assigned to WREAS prior to the Closing Date. Pursuant to the Definitive Merger Agreement, Wells REF has agreed to cause the property management offices being established in the cities of Los Angeles and Chicago to be transferred to WREAS prior to the Closing Date and to pay all start up costs and expenses necessary for such property management offices to be fully operational. In addition, Wells REF and its affiliates have agreed in the Definitive Merger Agreement to use commercially reasonable efforts following the Closing Date to cause property management contracts relating to properties owned by us that are presently managed by third parties, but are projected to be transferred to us as a part of the Internalization Transaction, to be transferred to us.

Since a portion of our property management fee income, relating to both property management agreements in place and acquired by us at closing and property management agreements to be assigned to us or entered into by us after closing, will be generated from property management agreements for properties owned by other programs sponsored by Wells REF and its affiliates, there are no assurances that such entities will not cancel such property management agreements after closing, or that any such properties will not be sold after closing, resulting in a reduction in the level of our anticipated property management fee income. In order to protect us against such risks, however, Wells REF has agreed in the Definitive Merger Agreement to pay us in each year of its guaranty an amount equal to the projected amount of property management fees and property expense reimbursements lost as a result of the termination of property management agreements relating to properties owned by entities other than us which were included in the Incremental EBITDA Contribution, less any actual property management fees and property expense reimbursements from other properties not owned by us, the management of which Wells REF transfers to us and we assume after Closing. Such guarantee will terminate upon the earlier to occur (1) four years after the closing of the Internalization Transaction, or (2) at such time as at least 75% of the properties owned by us which continue to be managed by Wells Management after the closing of the Internalization Transaction become managed by us. In addition, Wells REF has agreed that, as long as it or its affiliates have the right to manage or to designate a property manager for a property managed by us which is not owned by us, it shall not cause the management of such property to be terminated without our consent, except as a result of a material, uncured default by us pursuant to the terms of the applicable property management agreement.

In addition, property management fee income from properties owned by entities other than us does not constitute “qualified income” under the 95% income test described in the “Certain U.S. Federal Income Tax Considerations” section of this proxy statement. However, as also described in the “Certain U.S. Federal Income Tax Considerations” section of this proxy statement, in order to adversely affect our REIT tax status, the level of all income that does not qualify as “qualified income” must exceed 5% of our total gross income, and it is currently anticipated that, even if we were able to acquire property management agreements for 100% of the properties owned by entities other than us which are included in the Incremental EBITDA Contribution, the level of property management fee income from all properties owned by entities other than us is not expected to exceed 0.5% of our currently projected gross income after closing. See “Internalization Proposal—The Internalization Transaction—Certain U.S. Federal Income Tax Considerations—Income Tests.”

Conduct of Business Prior to Closing

WASI, Wells Capital, Wells Management and Wells REF have agreed, among other things, that, except to the extent provided in the Definitive Merger Agreement, until the Closing, they:

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shall, and shall cause the Advisor to conduct the Advisor’s business in the ordinary course consistent with past practice and consistent with the requirements of the Asset Management Advisory Agreement, the Acquisition Advisory Agreement and the Master Property Management Agreement, and consistent with the assumptions underlying the projected earnings before deduction of interest, taxes, depreciation and amortization (“Projected EBITDA”) for the period January 1, 2007 through December 31, 2007 prepared by WASI, Wells Capital, Wells Management and Wells REF;

•	shall use commercially reasonable efforts to preserve substantially intact the present organization of the Advisor;

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shall use commercially reasonable efforts to keep available the services of the present officers and employees of WASI, Wells Capital, Wells Management and Wells REF and all other persons who provide material services to us and any employees identified to provide services to us after Closing; and

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shall use commercially reasonable efforts to preserve WASI, Wells Capital, Wells Management, Wells REF, WREAS and WGS’s relationships with others having business dealings with them that relate to the Advisor’s business.

WASI, Wells Capital, Wells Management, WREAS, WGS and Well REF have also agreed, without limiting the generality of the foregoing, that until the Closing, that they will not permit the Advisor to:

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sell, lease, encumber, transfer or dispose of any of the assets, contracts or intellectual property that are being transferred to us in the Internalization Transaction, including by relinquishing any rights under any contract material to the Advisor, in each case except in the ordinary course of business;

•	fail to timely pay any account payable in the ordinary course of business other than amounts that are subject to dispute in good faith;

•	take any action that would adversely affect our qualification as a REIT;

•	enter into any material commitment or transaction related to the Advisor’s business except in the ordinary course of business;

•	enter into any agreement providing for management services to be provided by the Advisor to a third party;

•	incur, create, assume or guarantee any indebtedness of or by WREAS or WGS;

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change (or permit to be changed) any accounting or tax procedure or practice (including any method of accounting for tax purposes), make (or permit to be made) any tax election or settle or compromise any tax liability but only to the extent that such procedure or practice, election or compromise relates to the Advisor’s business or to any tax liability of the Advisor or taxes of the Advisor as a separate entity;

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other than nominal increases consistent with past practices, enter into, adopt, amend, terminate or waive any right under any employee benefit plan (including any employment or consulting arrangement), increase in any manner the compensation or benefits of any officer, employee or consultant of the Advisor or pay or otherwise grant any benefit not required by any employee benefit plan of the Advisor, or enter into any contract to do any of the foregoing;

•	commit WREAS or WGS to any single capital expenditure or commitment in excess of $25,000 or make aggregate capital expenditures and commitments in excess of $75,000 (on a consolidated basis);

•	cancel any debts or waive any claims or rights of substantial value relating to the Advisor or its business;

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enter into, amend or terminate any contract of a type that, if in effect at the date of the Definitive Merger Agreement, would be required to be disclosed as a material contract in the Definitive Merger Agreement or, except in the ordinary course of business consistent with past practice, enter into, amend or terminate any other contract relating to the Advisor’s business to which WREAS or WGS is a party;

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issue, sell or grant any equity interests of WREAS or WGS, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any equity interests of WREAS or WGS, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any equity interests of WREAS or WGS or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any equity interests of WREAS or WGS or any other securities in respect of, in lieu of, or in substitution for, the shares of the common stock outstanding as of the date of the Definitive Merger Agreement;

•	settle or compromise any material claim, action, suit or proceeding pending or threatened against WREAS or WGS or relating to the Advisor’s business;

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except as permitted under the Definitive Merger Agreement or related transaction documents, enter into any transaction or any contract with any of the Advisor or its affiliate’s officers, directors, consultants, or employees;

•	make or authorize any change in the articles of incorporation or bylaws of WREAS or WGS; or

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take, or agree or otherwise commit to take, any of the foregoing actions or any other action that if taken would reasonably be expected to prevent the satisfaction of any of the closing conditions or post-closing tax matters set forth in the Definitive Merger Agreement.

Certain Pre-Closing Covenants

Pursuant to the Definitive Merger Agreement WASI, Wells Capital, Wells Management and Wells REF have agreed to certain covenants, among others, as described below.

WASI, Wells Capital, Wells Management and Wells REF have agreed:

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to provide us with reasonable access upon reasonable prior notice to all personnel, officers, employees, agents, accountants, properties and facilities of WASI, Wells Capital, Wells Management, Wells REF, and the Advisor and the books and records relating to WASI, Wells Capital, Wells Management, Wells REF and the Advisor;

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to furnish us with all such information and data (including copies of contracts, plans and other books and records) concerning WASI, Wells Capital, Wells Management, Wells REF and the Advisor or its business, and operations of WASI, Wells Capital, Wells Management, Wells REF and the Advisor or its business as we may reasonably request in connection with such investigation;

•	to assist in the preparation of the proxy statement to be filed by us with the SEC, including the preparation of any amendments or supplements thereto;

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(a) to notify us in writing of any information obtained after the date of the Definitive Merger Agreement that was required to be, but was not, disclosed pursuant to the Definitive Merger Agreement, or that was necessary to complete or correct any such disclosure or any representation or warranty of WASI, Wells Capital, Wells Management and Wells REF; (b) to promptly inform us of any claim by any third party that a consent would be required as a result of the transactions contemplated by the Definitive Merger Agreement under the terms of any material contract or law; (c) to notify us promptly after becoming aware of the occurrence or non-occurrence of any event after the date of the Definitive Merger Agreement that would be likely to cause either any representation or warranty in the Definitive Merger Agreement to be breached in any material respect if it was made as of the Closing Date if then made or any of the closing conditions set forth in the Definitive Merger

Agreement to be unsatisfied on the Closing Date; and (d) to notify us promptly after becoming aware of any material failure by WASI, Wells Capital, Wells Management or Wells REF to comply with or satisfy any covenant, condition or agreement applicable to it;

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that all transfer, registration, stamp, documentary, sales, use and similar taxes (including all applicable real estate transfer or gains taxes and transfer taxes), any penalties, interest and additions to tax, and fees incurred in connection with the transactions contemplated by Definitive Merger Agreement shall be the responsibility of, and be timely paid by WAS I (with our cooperation and that of Wells Capital, Wells Management, Wells REF and the Advisor);

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to promptly provide us (not later than the 20 days after the end of each period), with copies of Advisor’s unaudited consolidated balance sheet and related statements of income prepared in accordance with GAAP;

•	to take such actions as are necessary to locate the employees and assets that are part of the Advisor’s business to our headquarters;

•	to deliver an estoppel certificate from the owner of our headquarters that is reasonably acceptable to us;

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to cause, prior to the Closing Date, Advisor to establish or cause to be established insurance policies providing insurance coverage to Advisor and us following the Closing, which insurance policies shall be no less beneficial in the aggregate than those disclosed by Advisor in the Definitive Merger Agreement (or, to the extent such coverage is not then reasonably available, as close as practicable to existing coverage terms consistent with prevailing insurance market conditions);

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to (1) cause the property management offices and property management agreements which were included in the Projected EBITDA to be transferred to the Advisor prior to closing, and (2) pay all start up costs and expenses necessary for such property management offices to be fully operational;

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to contribute, transfer to or otherwise cause Advisor to obtain the assets, personnel, contract rights, leaseholds, intellectual property and other resources necessary to conduct the Advisor’s business and provide the services to us in substantially the same manner as they are presently conducted and provided after the Closing and to take all actions necessary to implement the transfer of the business to the Advisor such that the Advisor is fully operational and is able to conduct the business and provide the services as a stand-alone entity as of the Closing; and

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(a) to take all actions necessary to transfer the employees used in Advisor’s business (or if an employee’s employment terminates, use commercially reasonable efforts to recruit and hire a suitable replacement acceptable to us), to WREAS (except to the extent that they are employees of WGS), (b) to cause WREAS to adopt employee benefit plans, programs and arrangements that are comparable to those plans provided to such employees as of the Closing Date, to the extent practicable, and (c) to use commercially reasonable efforts to recruit a chief financial officer reasonably acceptable to us and to recruit and hire employees to fill certain other positions reasonably acceptable to us (all such costs of recruiting and hiring to be paid by WASI, Wells Capital, Wells Management and Wells REF ).

We have agreed:

•	to conduct our business in the ordinary course consistent with past practice;

•	to not intentionally take any action that would adversely affect our qualification as a REIT;

•	to operate in material compliance with the terms and conditions of our current contracts;

•	to prepare and file, with the assistance of WASI, Wells Capital, Wells Management and Wells REF, a proxy statement in preliminary form with the SEC;

•	to use commercially reasonable efforts to resolve with the SEC any comments that the SEC issues with respect to the proxy statement and to cause the proxy statement to be mailed to our stockholders;

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to notify WASI, Wells Capital, Wells Management, Wells REF, WREAS and WGS promptly after becoming aware of the occurrence or non-occurrence of any event after the date of the Definitive Merger Agreement that would be likely to cause either any representation or warranty in the Definitive Merger Agreement to be breached in any material respect if it was made as of the Closing Date if then made or any of the closing conditions set forth in the Definitive Merger Agreement to be unsatisfied on the Closing Date;

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acting through our Board, to establish a record date for and cause a meeting of our stockholders to be duly called and held as soon as reasonably practicable (after taking into account the requirements relating to the filing and distribution of the proxy statement) for the purpose of obtaining our stockholder approval of the Internalization Proposal, the Pre-Listing Charter Amendment Proposal, the Post-Listing Charter Amendment Proposal and the Incentive Plan Proposal;

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in connection with the meeting of our stockholders, acting through our Board, and subject to our Board’s rights upon the receipt by us of a Superior Offer (as defined in the “Termination” section below), (1) to recommend the approval of the Definitive Merger Agreement, the approval of the amendments to our Articles and the approval of the 2007 Omnibus Incentive Plan and (2) to otherwise comply in all material respects with all laws applicable to such meeting;

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to maintain employee benefit plans, programs and arrangements that are comparable in the aggregate to those plans provided to such employees as of the Closing Date, until one year after the Closing Date; and

•	to adopt the 2007 Omnibus Incentive Plan promptly upon receiving stockholder approval and to maintain such a plan or a substantially comparable plan for one year after the Closing Date.

Covenants Relating to Dividends

To ensure that neither WREAS nor WGS has current or accumulated earnings and profits as of the time the mergers contemplated by the Internalization become effective, WASI has agreed that, prior to the execution and delivery of the Definitive Merger Agreement, (1) the board of directors of WASI and WREAS are required to adopt resolutions declaring a dividend to WASI in such amount as is ultimately determined by WREAS prior to Closing, and such dividend (if any) is to be paid prior to the Closing Date based on the comfort letter to be obtained from Ernst & Young LLP so as to ensure that WREAS does not have current or accumulated earnings and profits, and (2) the board of directors of WASI and WGS are required to adopt resolutions declaring a dividend to WASI in such amount as is ultimately determined by WGS prior to Closing, and such dividend (if any) is to be paid prior to the Closing Date based on the comfort letter to be obtained from Ernst & Young LLP so as to ensure that WGS does not have current or accumulated earnings and profits.

Covenants Concerning Post-Closing Employment Arrangements

WASI and the Advisor have agreed, at or prior to the Closing, to have entered into agreements or arrangements in form and substance satisfactory to the Special Committee, acting on our behalf, in its sole discretion, for the continuation and/or substitution of benefits to employees of the Advisor following the Internalization.

Post-Closing Covenants

Restrictions on Sale of Our Shares; Maintenance of Assets

Pursuant to the Definitive Merger Agreement WASI has agreed to certain post-closing covenants, among others, as described below:

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to not, without our prior written consent, offer, sell, contract to sell, pledge, encumber or otherwise transfer or dispose of any of our shares of common stock that it receives pursuant to the Definitive Merger Agreement or securities convertible or exchangeable for any of such shares, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares for a period of 18 months commencing on the Closing Date (the “Lock-Up Period”);

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to hold, for a period of 6 months following the end of the Lock-Up Period (the “Follow-On Period”), assets (net of liabilities) having a fair market value measured as of the last day of the Lock-Up Period of not less than the sum of $20 million plus an amount reasonably sufficient to cover any indemnity claims asserted in good faith in accordance with Definitive Merger Agreement against any of WASI, Wells Capital, Wells Management and Wells REF before the end of the Follow-On Period to the extent those claims remain unresolved; and

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to hold, following the end of the Follow-On Period, assets having a fair market value measured as of the last day of the Follow-On Period of not less than an amount reasonably sufficient to cover any indemnity claims asserted in good faith in accordance with the Definitive Merger Agreement against any of WASI, Wells Capital, Wells Management and Wells REF before the end of the Follow-On Period, to the extent those claims remain unresolved.

Confidentiality

WASI, Wells Capital, Wells Management, Wells REF and we have also agreed, for a period of five years after the Closing Date, not to disclose to any third party any confidential or non-public information relating to any party to the Definitive Merger agreement, and will not use any confidential information, directly or indirectly, for any purpose other than in connection with the Definitive Merger Agreement and the transactions contemplated thereby or services provided pursuant to services agreements entered into in connection with the Definitive Merger Agreement (except that we are not restricted with respect to our use of confidential information relating to the Advisor following Closing).

Taxes

Without our prior written consent, none of WASI, Wells Capital, Wells Management, Wells REF, WREAS or WGS will, to the extent it may affect or relate to the Advisor, (1) make or change any tax election, (2) change any annual tax accounting period, (3) adopt or change any method of tax accounting, (4) file any amended tax return, (5) enter into any closing agreement related to any taxes, (6) settle any tax claim or assessment, (7) surrender any right to claim a tax refund, (8) offset or effect any other reduction in tax liability, (9) consent to any extension or waiver of the limitations period applicable to any tax claim or assessment or (10) take or omit to take any other action, if any such action or omission would have the effect of increasing the tax liability or reducing any tax asset of the Advisor.

WASI, Wells Capital, Wells Management, Wells REF and we have also agreed to cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any tax return and any audit or other proceeding with respect to taxes.

Employee Matters

After the Closing Date, each of WASI, Wells Capital, Wells Management, and Wells REF are required to continue to be responsible for any and all liabilities to or in respect of any of its employees, including any employee used and continuing in the Advisor’s business, relating to or arising in connection with any and all claims for workers’ compensation benefits arising in connection with any occupational injury or disease occurring prior to the Closing Date in accordance with the plans of WASI, Wells Capital, Wells Management and Wells REF. After the Closing Date, each of WASI, Wells Capital, Wells Management and Wells REF are required to continue to be responsible for any and all liabilities to or in respect of any of its employees, including any employee used and continuing in the Advisor’s business, relating to or arising in connection with any and all claims for short-term or long-term disability benefits arising in connection with any injury or disease occurring or existing on or prior to the Closing Date whether reported before or after the Closing Date in accordance with the plans of WASI, Wells Capital, Wells Management and Wells REF.

Insurance Claims

After the Closing Date, (1) each of WASI, Wells Capital, Wells Management and Wells REF will use its commercially reasonable efforts to preserve any rights that we or the Advisor may have to make claims under the insurance policies disclosed pursuant to the Definitive Merger Agreement for claims arising out of occurrences prior to the Closing Date and (2) we and WASI, Wells Capital, Wells Management and Wells REF will cooperate with and assist each other in issuing notices of claims by us or the Advisor under such insurance policies, presenting such claims for payment and collecting insurance proceeds related thereto.

Non-Solicitation/No Hire

Each of WASI, Wells Capital, Wells Management and Wells REF have agreed that, for a period of five years after the Closing Date, it shall not, and shall cause its affiliates not to, directly or indirectly, hire (as an employee, consultant or otherwise) or solicit to perform services (as an employee, consultant or otherwise) or take any actions which are intended to persuade any termination of association of any employee used and continuing in the Advisor’s business with us or the Advisor (or our affiliates). We have agreed that, for a period of five years after the Closing Date, we shall not, and shall cause our affiliates not to, directly or indirectly, hire (as an employee, consultant or otherwise) or solicit to perform services (as an employee, consultant or otherwise) or take any actions which are intended to persuade any termination of association of any employee of WASI, Wells Capital, Wells Management and Wells REF (or their affiliates).

Property Management Contracts

WASI, Wells Capital, Wells Management and Wells REF agree to use commercially reasonable efforts following the Closing Date to cause property management contracts relating to properties owned by us that are presently managed by third parties, but are projected to be transferred to the Advisor in connection with the Internalization Transaction, to be transferred to us.

Directors and Officers’ Insurance

For a period of six years after the Closing Date, we are required to maintain the same policies of directors’ and officers’ liability insurance maintained as of the date of execution of the Definitive Merger Agreement to the extent such policies cover WASI, Wells Capital, Wells Management and Wells REF and their respective officers, members and managers or policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous with respect to claims arising out of or relating to events that occurred on or prior to the Closing Date.

Status of the Internalization Transaction as a Reorganization under the Code

Following the Closing Date, we, WASI, Wells Capital, Wells Management and Wells REF agree not to take any action that would be reasonably likely to cause any of the mergers contemplated by the Internalization to fail to qualify as a reorganization under Code Section 368(a). Further we, WASI, Wells Capital, Wells Management and Wells REF agree that the federal, state and local tax returns for the taxable years in which the mergers occur will be prepared and filed consistent with treating the mergers as reorganizations under Code Section 368(a)(1)(A).

Conditions to Closing

Conditions to Each Party’s Obligations

The respective obligations of WASI, Wells Capital, Wells Management, Wells REF and us to effect the Closing are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

•	all necessary consents and approvals of any governmental authority required for the consummation of the transactions contemplated by the Definitive Merger Agreement shall have been obtained;

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no statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by a governmental authority that prohibits the consummation of the transactions contemplated by the Definitive Merger Agreement or related transaction documents shall be in effect and no action, suit or proceeding shall be pending before any governmental authority seeking an injunction, judgment, order, decree or ruling that would (1) prevent the consummation of the Internalization, (2) cause the Internalization to be rescinded following its consummation or (3) materially adversely affect the right of the Advisor to own its assets or operate its business;

•	we shall have obtained our stockholders’ approval of the Internalization and the other proposals contained in this proxy statement; and

•	WREAS, WGS and we shall have received written comfort from Ernst & Young LLP that the WREAS and WGS will not have any current or accumulated earnings and profits at Closing.

Conditions to Our Obligations

Our obligations, WRT Acquisition’s obligations and WGS Acquisition’s obligations to effect the Closing of the Internalization are further subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

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each of the representations and warranties made by WASI, Wells Capital, Wells Management and Wells REF in the Definitive Merger Agreement that is qualified by reference to materiality or a material adverse effect shall be true and correct, and each of the other representations and warranties made by WASI, Wells Capital, Wells Management and Wells REF in the Definitive Merger Agreement shall be true and correct in all material respects, in each case as of the date of the Definitive Merger Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that speak as of a specified date or time need only be true and correct as of such specified date or time);

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WASI, Wells Capital, Wells Management, Wells REF and the Advisor shall have performed and complied in all material respects with each agreement, covenant and obligation required by the Definitive Merger Agreement to be so performed or complied with by them at or before the Closing;

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since the date of the Definitive Merger Agreement, no event, circumstance or change shall have occurred, that individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably would be expected to have, a material adverse effect with respect to the Advisor or its business;

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all consents or approvals disclosed pursuant to the Definitive Merger Agreement, and any other consents or approvals, the absence of which reasonably would be expected to have a material adverse effect on the Advisor or its business, shall have been obtained, and we shall have received copies of such consents in form and substance reasonably satisfactory to us;

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each of WASI, Wells Capital, Wells Management, Wells REF, WREAS and WGS shall have delivered to us a certificate, dated the Closing Date and duly executed by Leo F. Wells, III and each entity’s chief executive officer and chief financial officer, as authorized signatories of such entity, in form and substance reasonably satisfactory to us, certifying the satisfaction of specified closing conditions;

•	we shall have entered into a definitive employment agreement with Donald A. Miller, CFA, and such employment agreement shall remain in full force and effect;

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any of WASI, Wells Capital, Wells Management or Wells REF that is party to the services agreements (to be executed in connection with Definitive Merger Agreement) shall have executed and delivered such services agreements to us;

•	WASI, Wells Capital, Wells Management and Wells REF and the escrow agent shall have executed and delivered the escrow agreement (to be executed in connection with Definitive Merger Agreement) to us;

•	WASI, Wells Capital, Wells Management and Wells REF shall have executed and delivered the pledge agreement (to be executed in connection with Definitive Merger Agreement) to us;

•	WASI and Wells Capital shall have executed and delivered the registration rights agreement (to be executed in connection with Definitive Merger Agreement) to us;

•	Wells REF shall have executed and delivered the headquarters sublease (to be executed in connection with Definitive Merger Agreement) to us or one of our subsidiaries;

•	Wells Management and WGS shall have delivered executed assignments of the regional property management subleases (to be executed in connection with Definitive Merger Agreement) to us;

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we shall have received an opinion of Holland & Knight LLP (in form reasonably acceptable to us) that (1) the mergers to be effected in connection with the Internalization Transaction will not result in any income tax liability to us, WRT Acquisition or WGS Acquisition; and (2) the mergers to be effected in connection with the Internalization Transaction will not adversely affect our status as a “real estate investment trust” for federal income tax purposes;

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we shall have received an opinion of King & Spalding LLP concerning certain corporate-related matters with respect to WASI, Wells Capital, Wells Management, Wells REF, WREAS and WGS, substantially in the form required by the Definitive Merger Agreement;

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Houlihan Lokey shall not have withdrawn its fairness opinion issued in connection with the Internalization and, if requested by our Special Committee, shall have issued an updated opinion dated as of the Closing Date;

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we shall have received a certificate executed by the secretary of each of WASI, Wells Capital, Wells Management, Wells REF, WREAS and WGS certifying as of the Closing Date: (1) all board and stockholder or manager or member resolutions, as applicable, fully and properly executed, evidencing such entity’s authorization to execute, deliver and perform the Definitive Merger Agreement and related transaction documents to which such entity is a party; (2) a true and complete copy of the articles of incorporation or organization, as applicable, and bylaws or operating agreement, as applicable, of such entity; and (3) incumbency matters with respect to such entity;

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we shall have received certificates issued by the secretaries of state of the respective states of incorporation or organization, as applicable, of each of WASI, Wells Capital, Wells Management, Wells REF, WREAS and WGS certifying the good standing of such entity in such state as of a date within ten days prior to the Closing Date;

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holders of an aggregate of 10% or more of our outstanding shares of common stock as of the date of the Special Meeting shall not have purported to exercise appraisal or dissenters’ rights under applicable provisions of the Maryland General Corporation Law with respect to the proposed amendments to our articles of incorporation by taking such actions as are required to be taken in order to exercise such rights (if any) under the Maryland General Corporation Law; and

•	we shall have received a duly executed certification, in the form and manner set forth in U.S. Treasury Regulations Section 1.1445-(2)(b)(2), of WASI’s non-foreign status.

Conditions to the Obligations of WASI, Wells Capital, Wells Management and Wells REF

The obligations of WASI, Wells Capital, Wells Management and Wells REF to effect the Closing are further subject to the satisfaction or waiver at or prior to the closing of the following conditions:

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each of the representations and warranties made by us in the Definitive Merger Agreement that is qualified by reference to materiality or a material adverse effect shall be true and correct, and each of the other representations and warranties made by us in the Definitive Merger Agreement shall be true and correct in all material respects, in each case as of the date of the Definitive Merger Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that speak as of a specified date or time need only be true and correct as of such specified date or time);

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we shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by the Definitive Merger Agreement to be so performed or complied with by us or it at or before the Closing;

•	since the execution of the Definitive Merger Agreement, no event, circumstance or change shall have occurred that, have had or reasonably would be expected to have a material adverse effect on us;

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we shall have delivered to WASI, Wells Capital, Wells Management and Wells REF a certificate, dated the Closing Date and duly executed by our Chief Executive Officer or Chief Financial Officer, in form and substance reasonably satisfactory to WASI, Wells Capital, Wells Management and Wells REF, certifying the satisfaction of specified closing conditions;

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we shall have executed and delivered the Registration Rights Agreement, the Escrow Agreement, the Transition Services Agreement, the Support Services Agreement, and the Pledge and Security Agreement, all as contemplated by the Definitive Merger Agreement; and

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WASI, Wells Capital, Wells Management and Wells REF shall have received a certificate executed by our secretary and the secretary, member or other executive officer of WRT Acquisition and WGS Acquisition certifying that as of the Closing Date: (1) all board, member and stockholder resolutions, as applicable, fully and properly executed evidencing our authorization and WRT Acquisition and WGS Acquisition’s authorization to execute, deliver and perform the Definitive Merger Agreement and related transaction documents to which we, WRT Acquisition and WGS Acquisition are a party; (2) a true and complete copy of our organizational documents and WRT Acquisition and WGS Acquisition’s organizational documents; and (3) incumbency matters with respect to us, WRT Acquisition and WGS Acquisition.

Representations and Warranties

Representations and Warranties of WASI, Wells Capital, Wells Management and Wells REF

The Definitive Merger Agreement includes various representations and warranties of WASI, Wells Capital, Wells Management and Wells REF as to, among other things (as applicable):

•	the corporate or limited liability company organization of WASI, Wells Capital, Wells Management and Wells REF;

•	the corporate organization and qualification of WREAS and WGS;

•

the power and authority of each of WASI, Wells Capital, Wells Management and Wells REF to enter into the Definitive Merger Agreement and related transaction documents to which each is a party and perform the transactions contemplated thereby;

•	the approval of the execution and delivery of the Definitive Merger Agreement and related transaction documents by the managers and members of WASI;

•

the approval of the execution and delivery of the Definitive Merger Agreement and related transaction documents by the boards of directors and stockholders of each of Wells Capital, Wells Management, Wells REF, WREAS and WGS;

•

the Definitive Merger Agreement’s and related transaction documents’ non-contravention of any organizational document, any contract or instrument of any kind, or any judgment, law or regulation binding upon or applicable to WASI, Wells Capital, Wells Management, Wells REF, WREAS or WGS;

•	having no requirement to obtain certain approvals relating to the Internalization other than filings required by the SEC, state “blue sky laws”, and the Secretary of State of the State of Georgia;

•	WASI’s ownership of WREAS and WGS;

•	WREAS and WGS’s capitalization;

•	the absence of subsidiaries of, and equity investments by WREAS and WGS;

•	the absence of any outstanding rights, privileges (whether preemptive or contractual), or agreements relating to equity interests of WREAS and WGS;

•	the completeness and accuracy of the financial statements relating to the Advisor’s business;

•	the design and operation of internal controls of the Advisor’s business;

•	the absence of fraud involving management or employees of WASI, Wells Capital, Wells Management, Wells REF, WREAS or WGS with respect to the Advisor’s business;

•

the absence of significant changes in the internal controls of WASI, Wells Capital, Wells Management and Wells REF that relate to the Advisor’s business and could affect WREAS, WGS or the Advisor’s business;

•	the preparation by WASI, Wells Capital, Wells Management and Wells REF of Projected EBITDA of the Advisor’s business for the period January 1, 2007 through December 31, 2007;

•	the absence of undisclosed liabilities relating to the Advisor’s business or assets;

•	the absence of certain material adverse changes or events respecting the Advisor and its business;

•	the completeness and accuracy of the books and records of the Advisor;

•	tax matters;

•	compliance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to employee benefit plans;

•	employment matters;

•	labor relations;

•	the absence of litigation affecting WASI, Wells Capital, Wells Management, Wells REF, WREAS or WGS, or relating to the Advisor’s employees, assets, or contracts;

•	the absence of material violations of law by WASI, Wells Capital, Wells Management, Wells REF, WREAS or WGS relating to the Advisor’s business, employees or assets;

•	the Advisor’s title to its assets and the absence of encumbrances with respect thereto;

•	the sufficiency of the Advisor’s assets to conduct the Advisor’s business;

•	insurance matters;

•	the Advisor’s advisory and management contracts and other material agreements;

•	the sufficiency of the Advisor’s intellectual property to conduct the Advisor’s business;

•	the Advisor’s real property interests;

•	environmental, health and safety matters;

•	the Advisor’s bank accounts;

•	the absence of other clients of the Advisor;

•	the Advisor’s licenses and permits;

•	the absence of powers of attorney executed on behalf of the Advisor;

•	the absence of related party transactions, except as otherwise disclosed;

•	the absence of fees or commissions payable to brokers in connection with the Internalization;

•	the completeness and accuracy of information supplied by WASI, Wells Capital, Wells Management, Wells REF, WREAS and WGS for inclusion in this proxy statement;

•	property appraisals, net asset value determinations, and previous third party offers relating to us and our assets;

•	the Advisor’s anticipated fees and expenses payable by us;

•	certain securities laws matters relating to acquisition by WASI of unregistered shares of our common stock;

•	the non-foreign status of WASI, Wells Capital, Wells Management, Wells REF, WREAS and WGS;

•	the projected management revenues and expenses related to in-house property management;

•	the knowledge of WASI, Wells Capital, Wells Management and Wells REF regarding the accuracy of our representations; and

•	government properties compliance.

Certain of these representations and warranties are limited to knowledge or have other materiality qualifiers. These representations and warranties generally survive until 18 months after the Closing Date; provided that (1) the representations and warranties relating to (A) tax matters, (B) ERISA and employee benefits matters, (C) no violation of law, (D) title to assets, (E) environmental and health and safety matters, and (F) brokers survive until the later of 18 months after the Closing Date or 30 days after the expiration of the applicable statute of limitations with respect to the matters addressed in such sections, and (2) the representations and warranties relating to (A) the corporate organization and qualification of WASI, Wells Capital, Wells Management and Wells REF, (B) the power and authority of WASI, Wells Capital, Wells Management and Wells REF to enter into the Definitive Merger Agreement and related transaction documents and perform the transactions contemplated thereby, (C) the corporate organization and power and authority of WREAS and WGS, and (D) WREAS and WGS’s capitalization survive indefinitely with respect to the matters addressed in such sections.

In addition, WASI, Wells Capital, Wells Management and Wells REF have represented to us that, to their knowledge, the representations made by us in the Definitive Merger Agreement are true and correct in all material respects.

Our Representations and Warranties

The Definitive Merger Agreement also includes customary representations and warranties to be made by us as to, among other things:

•	our incorporation and the organization of WRT Acquisition and WGS Acquisition;

•

our power and authority and WRT Acquisition and WGS Acquisition’s power and authority to enter into the Definitive Merger Agreement and related transaction documents and perform the transactions contemplated thereby;

•	the approval of the execution and delivery of the Definitive Merger Agreement and related transaction documents by our Board on our behalf;

•	the approval of the execution and delivery of the Definitive Merger Agreement and related transaction documents by our Board as the sole member for each of WRT Acquisition and WGS Acquisition;

•

the Definitive Merger Agreement and related transaction documents’ non-contravention of any organizational documents, or any judgment, law or regulation that is binding upon, or applicable to us, WRT Acquisition or WGS Acquisition;

•	having no requirements to obtain approvals relating to the Internalization;

•	our capitalization and the capitalization of WRT Acquisition and WGS Acquisition;

•	the absence of fees or commissions payable to brokers in connection with the Internalization;

•	disclosures in the proxy statement; and

•	the absence of certain material adverse changes or events respecting us and our business.

Certain of these representations and warranties are limited to knowledge or have other materiality qualifiers. These representations and warranties generally survive until the date that is 18 months after the Closing Date; provided that the representations and warranties relating to (1) our power and authority and WRT Acquisition and WGS Acquisition’s power and authority to enter into the Definitive Merger Agreement and related transaction documents and perform the transactions contemplated thereby, (2) our capitalization and the capitalization of WRT Acquisition and WGS Acquisition, and (3) brokers survive indefinitely with respect to the matters addressed in such sections.

Indemnification

General

Subject to the qualifications and limitations described below, WASI and Wells REF have agreed to jointly and severally indemnify and hold harmless us and our subsidiaries and their respective successors and the respective shareholders, directors, officers, employees and agents of each such indemnified person (collectively, the “Wells REIT Indemnified Parties”) from and against any and all losses that may be asserted against, or paid, suffered or incurred by any Wells REIT Indemnified Party to the extent they arise out of, result from, are based upon or relate to:

•

any breach, as of the date of the Definitive Merger Agreement or the Closing Date, of any representation and warranty made by WASI, Wells Capital, Wells Management and Wells REF in the Definitive Merger Agreement, related transaction documents, or certificates delivered by WASI, Wells Capital, Wells Management and Wells REF pursuant to the Definitive Merger Agreement and related transaction documents;

•

any failure by WASI, Wells Capital, Wells Management and Wells REF duly and timely to perform or fulfill any of their covenants or agreements required to be performed by them under the Definitive Merger Agreement or related transaction documents; and

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any act, omission or state of affairs for which Wells Capital, Wells Management or WREAS would be liable to us or would be required to provide indemnity to us or our subsidiaries under the Acquisition Advisory Agreement, the Asset Management Advisory Agreement and the Master Property Management Agreement (and regardless of whether the foregoing agreements remain in effect) or under our articles of incorporation, to the extent such an act, omission or state of affairs preceded the Closing;

provided, that indemnification by WASI and Wells REF for certain breaches of representations and warranties will be subject to further limitations set forth in the Definitive Merger Agreement.

We have agreed to indemnify and hold harmless WASI, Wells Capital, Wells Management, Wells REF and their respective successors (and their respective shareholders, members, partners, directors, officers, managers, employees and agents) (collectively the “Advisor Indemnified Parties”) from and against any and all losses that may be asserted against, or paid, suffered or incurred by any Advisor Indemnified Party to the extent they arise out of, result from, are based upon or relate to (1) any breach as of the date of the Definitive Agreement or the Closing Date, of any representation or warranty made by us in the Definitive Merger Agreement or related transaction documents or in the certificate delivered by us to WASI, Wells Capital, Wells Management, and Wells REF pursuant to the Definitive Merger Agreement; or (2) any failure by us to perform any of our covenants or agreements required to be performed under the Definitive Merger Agreement or any of the related transaction documents.

No amounts of indemnity will be payable by WASI, Wells Capital, Wells Management or Wells REF with respect to any claim relating to a breach or alleged breach of a representation or warranty unless and until the Wells REIT Indemnified Parties have paid, suffered or incurred losses in excess of $350,000 in the aggregate, in which case the Wells REIT Indemnified Parties may bring a claim for all losses in excess of such amount; provided, no such limitation exists with respect to certain specified representations. In addition, the maximum aggregate liability of WASI, Wells Capital, Wells Management or Wells REF with respect to any claim relating to a breach of a representation or warranty cannot exceed $175 million (the “Maximum Indemnity Amount”).

No amounts of indemnity will be payable by us unless and until the Advisor Indemnified Parties have paid, suffered, incurred, sustained or become subject to losses in excess of $350,000 in the aggregate, in which case the Advisor Indemnified Parties may bring a claim for all losses in excess of such amount; provided, that no such limitation exists with respect to certain specified representations and warranties. In addition, our maximum aggregate liability cannot exceed the Maximum Indemnity Amount.

Notwithstanding the foregoing, the limitations on liability described above will not apply to any claim for indemnity based on:

•	the representations and warranties of WASI, Wells Capital, Wells Management and Wells REF regarding:

•

the power and authority of WASI, Wells Capital, Wells Management and Wells REF to enter into the Definitive Merger Agreement and related transaction documents and perform the transactions contemplated thereby;

•	WASI’s ownership of the common stock of WREAS and WGS;

•	the corporate organization, qualification, and power and authority of WREAS and WGS;

•	WREAS and WGS’s capitalization;

•	tax matters;

•	ERISA and employee benefit matters; and

•	the absence of fees or commissions payable to brokers or finders in connection with the Internalization; or

•	our representations and warranties regarding:

•	our corporate organization;

•	our power and authority to enter into the Definitive Merger Agreement and related transaction documents and perform the transactions contemplated thereby;

•	our capitalization; and

•	the absence of fees or commissions payable to brokers or finders in connection with the Internalization.

The parties agree that any indemnification payments made with respect to this Agreement will be treated for all tax purposes as an adjustment to the consideration paid by REIT for WREAS and WGS, unless otherwise required by law (including, without limitation, by a determination of a tax authority that, under applicable law, is not subject to further review or appeal).

Except for claims based on fraud, following the Closing, the rights of the parties for indemnification relating to breaches of the Definitive Merger Agreement are limited to those contained in the Definitive Merger Agreement and such indemnification rights are the exclusive remedies of the parties with respect to breaches of this Agreement. For a discussion of potential conflicts of interest related to enforcement against WASI and Wells REF of the indemnification provisions contained in the Definitive Merger Agreement, see the “Risk Factors—Our new Chief Executive Officer will be subject to certain conflicts of interest with regard to enforcing the indemnification provisions contained in the Definitive Merger Agreement and enforcing some of the ancillary agreements to be entered into by us in connection with the Internalization Transaction.”

Tax-Related Matters

WASI, Wells Capital, Wells Management and Wells REF have agreed to indemnify and hold us, (including WRT Acquisition and WGS Acquisition), harmless against any:

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taxes of the Advisor attributable to a tax period ending on or before the Closing Date or to the portion of any tax period beginning, but not ending, on or before the Closing Date that occurs prior to the Closing Date (but not including any tax liability that arises as the result of the failure of either of the mergers contemplated by the Internalization to qualify as a reorganization under Code Section 368(a));

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without duplication, losses or damages resulting from a breach of the (1) representations and warranties as to tax matters, (2) any liability for taxes of others which results from the Advisor having been a disregarded entity (within the meaning of U.S. Treasury Regulation Section 301.7701-3) of WASI, Wells Capital, Wells Management and Wells REF or which is imposed by law or as a result of any agreement or transaction that the Advisor was a party to or subject to prior to the Closing Date; and

•

without duplication, liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any tax described in the bullets above (the sum of which being referred to as a “Tax Loss”); provided, that the amount otherwise recoverable for any Tax Loss will be reduced by the amount, if any, of Tax Loss set forth as a current liability on the balance sheet of the Advisor as of the Closing Date as finally determined pursuant to the Definitive Merger Agreement.

In addition, WASI, Wells Capital, Wells Management and Wells REF have agreed to (1) file or cause to be filed, in a manner consistent with past practices unless otherwise required by applicable law, all tax returns that are required to be filed by the Advisor prior to the Closing Date and pay any taxes due pursuant to such tax returns, and (2) cause Wells Management to include the income of WGS on Wells Management’s consolidated federal income tax returns and any state and local tax returns filed on a consolidated basis consistent with past practices for all periods through the closing Date and pay any taxes attributable to such income. In the case of any tax return required to be filed after the date of the Definitive Merger Agreement, WASI will, within 30 days before the filing due date for that tax return, provide us with the opportunity to review a draft copy of the return.

Amendment; Waiver; Assignment; Termination

Amendments and Waivers

The Definitive Merger Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party to the Definitive Merger Agreement. In addition, any term or condition of the Definitive Merger Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.

Assignment

Neither the Definitive Merger Agreement nor any right, interest or obligation thereunder may be assigned by any party by operation of law or otherwise without the prior written consent of the other parties to the Definitive Merger Agreement and any attempt to do so will be void.

Termination

The Definitive Merger Agreement may be terminated and the transactions contemplated by the Definitive Merger Agreement may be abandoned at any time prior to the Closing, before or after the approval by our stockholders, by mutual written consent of us and WASI, Wells Capital, Wells Management, and Wells REF. In addition, the Definitive Merger Agreement may be terminated by:

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either WASI, Wells Capital, Wells Management, Wells REF or us, if any court of competent jurisdiction or other competent governmental authority issues a statute, rule, regulation, order, decree or injunction or taken any other action prohibiting all or any portion of the transactions contemplated by the Definitive Merger Agreement and such statute, rule, regulation, order, decree, injunction or other action becomes final and non-appealable; or

•

either WASI, Wells Capital, Wells Management, Wells REF or us, in the event (1) of a material breach of the Definitive Merger Agreement by the non-terminating party if such non-terminating party fails to cure such breach within 30 days following notification thereof by the terminating party or (2) the satisfaction of any condition to the terminating party’s obligations under the Definitive Merger Agreement becomes impossible, but only if the failure of such condition to be satisfied is not caused by a breach of the Definitive Merger Agreement by the terminating party or its affiliates (a “Material Breach Termination”);

•	either WASI, Wells Capital, Wells Management, Wells REF or us if the Closing does not occur on or before August 1, 2007 (an “Expired Deadline Termination”);

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either WASI, Wells Capital, Wells Management, Wells REF or us if this Definitive Merger Agreement has been submitted to our stockholders for approval at a duly convened stockholders’ meeting (or adjournments or postponements thereof) and our stockholder approval is not obtained (a “Failure to Obtain Approval Termination”); or

•

by us if a majority of our Independent Directors determines to withdraw, modify or change the recommendation that our stockholders approve the Internalization Transaction due to a good faith determination by our Independent Directors that the failure to withdraw, modify or change such recommendation would be inconsistent with their fiduciary duties to our stockholders as a result of us receiving a “Superior Offer” (a “Director Determination Termination”). A “Superior Offer” is defined in the Definitive Merger Agreement as a bona fide proposal from a third-party for (1) the acquisition of 50% or more of our assets, (2) a tender offer or exchange offer for 50% or more of our outstanding common stock or the outstanding interest in our operating partnership, or (3) a merger, consolidation, business combination or similar transaction; and a majority of our Independent Directors, in their discretion, determine in good faith that such proposal may result in a transaction that is reasonably likely to be more favorable to our stockholders from a financial point of view than the Internalization.

Any termination of the Definitive Merger Agreement will relieve all parties of any liability or further obligation to any party under the Definitive Merger Agreement, except that nothing will relieve any party from liability for any willful breach of the Amended Merger Agreement. If a majority of our Independent Directors determines to withdraw, modify or change the recommendation to proceed with the Internalization as a result of our receipt of a Superior Offer and the Definitive Merger Agreement is subsequently terminated by us due to a Material Breach Termination, an Expired Deadline Termination, or a Director Determination Termination, or by any party as a result of a Failure to Obtain Approval Termination, we are required to pay to Wells REF a $3.5 million termination fee within five 5 days of such termination in full satisfaction of all obligations to WASI, Wells Capital, Wells Management and Wells REF, and WASI, Wells Capital, Wells Management and Wells REF are not entitled to any other payments or reimbursements relating to any such termination.

Expenses

Except as otherwise provided in the Definitive Merger Agreement, whether or not the transactions contemplated by the Definitive Merger Agreement are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of the Definitive Merger Agreement and the related transaction documents and the transactions contemplated thereby.

Temporary License to use the Name “Wells”

Under the Definitive Merger Agreement, Wells REF has granted us a non-transferable, non-sublicenseable, non-exclusive, royalty-free right and license to use the name “Wells” as well as certain registered trademarks and trademark applications for registration (collectively, the “Marks”) solely in connection with our business from the date of the Definitive Merger Agreement through the latter of (1) the listing of shares of our common stock on a national exchange or (2) 18 months after the Closing Date in a manner substantially consistent with the use of the Marks prior to the date of the Definitive Merger Agreement. Wells REF may, at its option, upon 30 days’ written notice to us, terminate the license granted if we or our subsidiaries fail to comply with the requirements relating to the Marks under the Definitive Merger Agreement. The result of this temporary license is that upon the expiration of our temporary license including any potential renewals or extensions of such license to use the name “Wells,” we will be required to change our name and, accordingly, would lose any value, or perceived value, associated with the use of the name “Wells.”

Changes to our Board and Resolution of Certain Conflicts of Interest on our Board

Historically, we have been externally advised and have had in place certain allocation protocols and processes to address potential conflicts of interest between us and other Wells REF affiliates. In connection with approving the Internalization Transaction, our Board has reviewed potential conflicts of interest and the possibility that those protocols and processes that address potential conflicts of interest among Wells REF advised or managed entities would no longer address the conflicts of interest we might face once we become self-advised and self-managed. As a result, in connection with our Board’s approval of the Internalization Transaction, the members of the Board agreed to take several actions to discontinue having directors (other than Mr. Wells) serve on both our Board and a board of directors of a Wells REF related entity that may compete with us. Three of our Independent Directors, Richard W. Carpenter, Bud Carter and Neil H. Strickland, and Douglas P. Williams, each of whom also serves on the board of directors of Wells REIT II, have agreed to resign as our directors, effective and conditioned upon the closing of the Internalization Transaction, and Donald S. Moss and W. Wayne Woody, two of our Independent Directors, have agreed to resign from the board of directors of Wells REIT II, also effective and conditioned upon the closing of the Internalization Transaction.

In anticipation of potential conflicts of interest relating to Mr. Wells while he remains one of our directors, upon the closing of the Internalization Transaction, our Board will establish a conflicts committee to handle potential business conflicts of interest that may arise relating to Mr. Wells’ continued involvement with Wells REF related entities that may compete with us. For a description of certain of these potential conflicts of interest, see “Risk Factors—Leo F. Wells, III will face conflicts of interest relating to the positions he holds with entities affiliated with Wells REF.”

In addition, we and Mr. Wells have agreed that he will resign as a director at the time of a Listing of our common stock, should that occur, unless a majority of certain designated Independent Directors determines at that time that it is in our best interest that he remain a director, and upon Mr. Wells’ resignation as a director, for a period ending the earlier of (1) two years after a Listing of our common stock, should that occur, or (2) the first date on which Mr. Wells does not beneficially own at least 1% of our outstanding common stock, he will be entitled to designate an individual to be appointed to fill the vacancy created by such resignation and to be nominated for election to our Board at any annual meeting where directors are elected during such period, provided that such individual is reasonably acceptable to our Board and is not on the board of directors of Wells REIT II, Institutional REIT, Inc. or any other Wells REF related entity that may compete with us or any of our subsidiaries.

In connection with the execution of the Definitive Merger Agreement, Donald A. Miller, CFA, was elected by our Board as our Chief Executive Officer and President and as one of our directors.

Ancillary Agreements Related to Internalization

In connection with the Internalization, we have entered and will enter into new agreements with affiliates of the Advisor, including the following:

Escrow Agreement

Pursuant to the Definitive Merger Agreement, at or prior to the Closing Date of the Internalization, we will enter into an escrow agreement with WASI and a third-party escrow agent, (the “Escrow Agreement”). Upon execution of the Escrow Agreement, we will issue the Escrowed Shares to the escrow agent to secure the payment to us of the additional property management revenues which is included in the Incremental EBITDA Contribution but relates to the management of properties that are not managed by WREAS or WGS as of the Closing Date but that are projected to be managed by us after the Closing Date and before December 31, 2007. For so long as the Escrowed Shares remain in escrow, all distributions, dividends, returns of capital on other payments (“Earnings”) with respect thereto shall be held by the Escrow Agent (except that in certain circumstances a portion of the Earnings sufficient to cover certain tax obligations may be released). Following the end of fiscal year 2007, WASI and we will determine the amount of Escrowed Shares to be distributed to WASI based upon the application of a formula that is tied to EBITDA for the period between Closing and December 31, 2007 for the properties that are brought under our management by property management offices acquired by us at Closing, excluding any new properties acquired by us that become managed by us. The determination of EBITDA for such properties is based on an agreed formula in which total management fees actually received from such properties are multiplied by an agreed-to EBITDA margin. Escrowed Shares to be issued to WASI under the Escrow Agreement will be issued and held under the Pledge and Security Agreement described below. Pursuant to the Escrow Agreement, Escrowed Shares not distributed to WASI will be released to us.

Notwithstanding the foregoing, during the Lock-Up Period, (1) all shares of common stock which would otherwise be released to WASI will be held by the escrow agent in accordance with the Pledge and Security Agreement; (2) if the Earnings with respect to shares which would otherwise be released to WASI would not have been payable to WASI under the Pledge and Security Agreement had such Escrowed Shares been collateral under the Pledge and Security Agreement at such time, all such Earnings will be held by us or the escrow agent in accordance with the terms of the Pledge and Security Agreement; and (3) upon the occurrence and during the continuance of an event of default under the Pledge and Security Agreement, all Earnings which are otherwise to be released to WASI will be delivered to us to be held in accordance with the Pledge and Security Agreement. The escrow agent will promptly release to WASI all of the Escrowed Shares, with all Earnings with respect thereto, in the event that we undergo a change in control on or before December 31, 2007. So long as the Escrowed Shares are held by the escrow agent, WASI is entitled (1) to receive, to the extent that there are any cash dividends or distributions payable on the Escrowed Shares that constitute a return of capital for federal or state income tax purposes, the portion of such cash dividends or distributions which is sufficient to pay any federal or state taxes with respect to such cash dividends or distributions, and (2) to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Escrowed Shares, except as otherwise provided in the Pledge and Security Agreement.

The Escrow Agreement will terminate upon the earlier to occur of (1) the mutual written consent of WASI and us, or (2) disbursement of all of the Escrowed Shares (and any other amounts deposited into escrow with respect thereto). WASI and we have agreed to pay one-half of all fees, costs and expenses of the escrow agent. WASI and we have agreed to jointly and severally indemnify and hold harmless the escrow agent, and all directors, officers, employees, attorneys, agents and affiliates of the escrow agent (the “Escrow Indemnified Parties”) against any and all actions, claims, losses, damages liabilities, costs and expenses incurred by the Escrow Indemnified Parties from the date of the Escrow Agreement, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the Escrow Agreement or any transactions contemplated therein, except for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of the Escrow Indemnified Parties. The Escrow Indemnified Parties may employ their own counsel, provided that such counsel be reasonably acceptable to WASI and us. Any obligation for indemnification is required to be borne by WASI and us in proportion to each party’s respective responsibility; provided, however, that if neither WASI nor we are determined to be responsible for such indemnification, any obligation for indemnification is required to be borne equally between WASI and us. For a discussion of potential conflicts of interest related to the enforcement of the Escrow Agreement against WASI, see the “Risk Factors—Our new Chief Executive Officer will be subject to certain conflicts of interest with regard to enforcing the indemnification provisions contained in the Definitive Merger Agreement and enforcing some of the ancillary agreements to be entered into by us in connection with the Internalization Transaction.”

Pledge and Security Agreement

Pursuant to the Definitive Merger Agreement, WASI agreed to secure its indemnification obligations under the Definitive Merger Agreement by entering into a pledge and security agreement (the “Pledge and Security Agreement”) with us. Pursuant to the Pledge and Security Agreement, WASI will pledge in our favor the following (or any substituted collateral permitted pursuant to the Pledge and Security Agreement): (a) for a period of 18 months from the date of the Pledge and Security Agreement (the “Lock-Up Period”), all of our shares of common stock issued as Internalization Consideration; (b) for a period of 6 months after the end of the Lock-Up Period (the “Follow-On Period”), assets having a fair market value of not less than the sum of $20 million plus an amount reasonably sufficient to cover any unresolved or unpaid indemnification claims arising under the Definitive Merger Agreement (the “Follow-On Collateral”); and (c) following the end of the Follow-On Period, assets having a fair market value of not less than an amount sufficient to cover any unresolved or unpaid indemnification claims (the “Remaining Collateral”). In addition to the foregoing collateral, WASI will pledge in our favor certain property related to such collateral, including: (1) dividends or distributions made on or with respect to any pledged collateral, except as set forth in the Pledge and Security Agreement; (2) any money or property paid to us as a result of WASI’s default under the Pledge and Security Agreement; (3) any substituted collateral which is satisfactory to us, in our sole judgment, (4) all new, substituted and/or additional shares or other securities issued upon conversion or exchange of or by reason of any stock dividend, reclassification, readjustment, stock split or other change declared or made with respect to the collateral referenced above, or any warrants or any other rights, options or securities issued in respect of such collateral; and (5) all proceeds relating to the pledged collateral; provided, however, the pledged collateral will not include the 22,339 shares of our common stock issued by us to Wells Capital. We will hold a security interest in all of the pledged collateral.

So long as no event of default has occurred and is continuing, WASI is entitled to, (1) exercise any and all voting and/or consensual rights and powers relating to the collateral; and (2) receive and retain all regular periodic cash dividends or distributions payable on the collateral and an amount equal to the federal and state taxes owed on any other cash dividend constituting a return of capital; provided, however, that all other dividends or distributions, and any and all cash and other property received in exchange for or redemption of any of the collateral will be retained by us and will be considered as part of the collateral.

We or the escrow agent, as applicable, have agreed to return all collateral which exceeds an amount equal to the Follow-On Collateral to WASI following the Lock-Up Period, and we have agreed to release our security interest in such collateral. We or the escrow agent, as applicable, have agreed to return all collateral which exceeds an amount equal to the Remaining Collateral to WASI following the Follow-On Period, and we have agreed to release our security interest in such collateral. We or the escrow agent, as applicable, have agreed to return all remaining collateral to WASI and we have agreed to release our security interest in such collateral following (1) the expiration of both the Lock-Up Period and the Follow-On Period; (2) the final resolution of all indemnification claims; and (3) the irrevocable payment in full to us of all secured obligations. Hold-Over Collateral is that portion of the Remaining Collateral and any Follow-On Collateral that causes the aggregate value of the Follow-On Collateral to exceed $20 million, and is held to cover indemnification disputes under the Definitive Merger Agreement that remain unresolved as of the expiration of the Lock-Up Period or the Follow-On Period. Upon final resolution in accordance with the Definitive Merger Agreement of the dispute or disputes in respect of which the Hold-Over Collateral was required to be held, the escrow agent has agreed to deliver to us the amount specified in either joint written instructions by WASI and us, or by order of an arbitration ruling or a court of competent jurisdiction that becomes final and nonappealable. To the extent the resolution of the dispute results in a payment to us of less than the amount of the Hold-Over Collateral that was allocated to that dispute, escrow agent and we have agreed to release the remainder of the Hold-Over Collateral allocated to that dispute to WASI, and we have agreed to release our security interest in such Collateral. In the event that we undergo a change in control, the escrow agent has agreed to promptly return to WASI all Remaining Collateral, and we have agreed to release our security interest in such collateral.

WASI and we each have agreed to pay one-half of all fees, costs and expenses of the escrow agent. WASI and we have agreed to jointly and severally indemnify and hold harmless the escrow agent, and all directors, officers, employees, attorneys, agents and affiliates of the escrow agent (the “Pledge Indemnified Parties”) against any and all actions, claims, losses, damages, liabilities, costs and expenses incurred by the Pledge Indemnified Parties from the date of the Pledge and Security Agreement, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the Pledge and Security Agreement or any transactions contemplated therein, except for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of the Pledge Indemnified Parties. The Pledge Indemnified Parties may employ their own counsel, provided that such counsel be reasonably acceptable to WASI and us. Any obligation for indemnification will be borne by WASI and us in proportion to each parties respective responsibility; provided, however, that if neither WASI nor we are determined to be responsible for such indemnification, any obligation for indemnification will be borne equally between WASI and us. For a discussion of potential conflicts of interest related to enforcement of the Pledge and Security Agreement against WASI see the “Risk Factors—Our new Chief Executive Officer will be subject to certain conflicts of interest with regard to enforcing the indemnification provisions contained in the Definitive Merger Agreement and enforcing some of the ancillary agreements to be entered into by us in connection with the Internalization Transaction.”

Transition Services Agreement

Prior to the Closing of the Internalization, WREAS will enter into the Transition Services Agreement with Wells REF which will provide WREAS and us with certain transitional services which consist primarily of services we believe we will need to continue to obtain from Wells REF at least until a potential Listing, including primarily investor relations support services, transfer agent related services, and investor communication support. Specifically, Wells REF will, among other things:

•	manage our communications with stockholders, including answering phone calls, emails, facsimiles, voice mails, and written inquiries, as well as initiating contact with stockholders when appropriate;

•	handle proxy communications, including providing assistance with the coordination of proxy statements and any householding issues.

•

provide support for our client relations department, including the responsibility for certain securities brokerage accounts, employee and employee-related accounts, as well as assistance in the monitoring and supervising of regulatory activities;

•	process and pay stockholders who request share redemptions;

•	calculate and pay quarterly dividends to stockholders;

•	process our tax returns;

•	draft and coordinate the circulation of quarterly dividend press releases and all property-related announcements;

•	serve as our primary contact for all general media inquiries;

•	serve as our primary contact for broker dealers and financial advisors;

•	coordinate quarterly financial advisor conferences;

•	provide us with research and other support relating to the preparation of responses to any subpoenas;

•	perform data research and general industry research;

•	handle any escheatment issues;

•	coordinate certain IRA related services;

•	create and maintain all marketing communications;

•	coordinate the placing of materials on our Web site and identify and implement improvements to our Web site; and

•	provide us with assistance with the design and printing of quarterly stockholder statements.

The initial term of the Transition Services Agreement commences on the date of execution and continues for the lesser of one year or the period ending 90 days after a Listing, and is renewable by us for an additional one-year period. Thereafter, the Transition Services Agreement is automatically renewed for successive 180 day periods unless otherwise terminated. The Transition Services Agreement may terminate upon the mutual written agreement of the parties. In addition, WREAS may terminate the Transition Services Agreement in the event of an uncured material default by Wells REF upon 30 days prior written notice to Wells REF, and Wells REF may terminate the agreement, as to the entire agreement or with respect to any service, upon the occurrence of an uncured failure to pay for services as required under the Transition Services Agreement. Further, Wells REF may terminate the Transition Services Agreement with respect to any service upon 120 days written notice to WREAS, if Wells REF no longer provides such service to itself or any of its affiliates, and WREAS may terminate the agreement with respect to any individual service it no longer requires upon at least 30 days written notice, and the specified service will discontinue as of the date stated in such notice. In connection with the termination of the Transition Services Agreement, either (1) by non-renewal of the initial term or any renewal term or (2) pursuant to the Transition Services Agreement’s termination provisions, Wells REF has agreed to use commercially reasonable efforts to accomplish an orderly transition of the services to WREAS or a third party service provider designated by WREAS without material interruption of the services and has agreed to cooperate with WREAS in effectuating such transition both prior to and for a reasonable period of time after such termination.

During the initial term of the Transition Services Agreement, we have agreed to pay to Wells REF the following fees and reimbursements:

•	for investor relations related services, $66,667 per month for up to 144,000 annual contacts with stockholders, with all contacts in excess of 144,000 to be billed at $5.56 per contact;

•	for transfer agent related services of the type previously provided to us, $75,000 per month, and any special transfer agent services will be billed at $75 per hour;

•	for investor communication support, $41,667 per month; and

•	reimbursement for any out-of-pocket payments, costs or expenses incurred in connection with the termination of the services or the transfer of such services.

During the first renewal term of the Transition Services Agreement, we will be required to pay Wells REF 105% of the rates listed above; provided, however, that if the first renewal term commences prior to January 1, 2008, the rates for the first renewal term will not increase until January 1, 2008. Prior to any subsequent term of the Transition Services Agreement, we will be required to pay in such subsequent term to Wells REF certain rate adjustments to those fees listed above; however, such adjustments shall not exceed 130% of the then current rates and is also subject to the reasonable approval of WREAS; provided that if WREAS does not agree to such adjustments, the Transition Services Agreement shall terminate at the end of the then-current term.

Wells REF has represented and warranted in the Transition Services Agreement that the rates charged under the Transition Services Agreement do not exceed Wells REF’s good faith estimate of its actual cost and do not exceed the rates that could reasonably be expected to be charged by a third party. Additional services not listed in the Transition Services Agreement may be performed upon a written request and will be billed at rates as set forth in the Transition Services Agreement. Wells REF will not be liable for any claims, liabilities, damages, losses, costs, expenses, fine and penalties arising out of or relating to any actual or alleged injury, loss or damage (“Losses”) relating to its provision of services, except to the extent the Losses result from Wells REF’s gross negligence or willful misconduct, or a material breach of the Transition Services Agreement by Wells REF. WREAS and we, after the Internalization, have agreed to indemnify, defend, and hold Wells REF harmless against any and all Losses arising out of or relating to claims by third parties arising out of or relating to the providing of services by Wells REF, except to the extent the Losses result from the gross negligence or willful misconduct of the personnel of Wells REF or a material breach of the agreement by Wells REF.

Support Services Agreement

Prior to the Closing of the Internalization, WREAS will enter into the Support Services Agreement with Wells REF which will provide WREAS and us with certain support services, including human resources services and information technology services. Specifically, Wells REF agrees to, among other things:

•	handle all payroll administration duties;

•	coordinate retirement and other employee savings benefit plans;

•	administer, manage and maintain employee health and wellness plans, as well as all other applicable plans, including any supplemental plans; and

•	provide information technology services.

The initial term of the Support Services Agreement commences on the date of execution and continues for a two-year period, and we have the right to renew the Support Services Agreement for an additional two-year period. Thereafter, the agreement will automatically renew for successive one-year periods unless otherwise terminated. The Support Services Agreement may terminate upon the mutual written agreement of the parties. In addition, WREAS may terminate the Support Services Agreement in the event of an uncured material default by Wells REF upon 30 days prior written notice to Wells REF, and Wells REF may terminate the agreement, as to the entire agreement or with respect to any service, upon the occurrence of an uncured failure to pay for services as required under the Support Services Agreement. Further, Wells REF may terminate the Support Services Agreement with respect to any service upon 120 days written notice to WREAS, if Wells REF no longer provides such service to itself or any of its affiliates, and WREAS may terminate the agreement with respect to any individual service it no longer requires upon at least 60 days written notice, and the specified service will discontinue as of the date stated in such notice. In connection with the termination of the Support Services Agreement, either (1) by non-renewal of the initial term or any renewal term or (2) pursuant to the Support Services Agreement’s termination provisions, Wells REF has agreed to use commercially reasonable efforts to accomplish an orderly transition of the services to WREAS or a third party service provider designated by WREAS without material interruption of the services and has agreed to cooperate with WREAS in effectuating such transition both prior to and for a reasonable period of time after such termination.

During the initial term of the Support Services Agreement, we have agreed to pay to Wells REF the following fees and reimbursements:

•	$38.00 per employee per month for administration of payroll, retirement and savings benefits, health and wellness, supplemental plans, and other plans;

•	$64,167 per month for information technology services; and

•	Reimbursement for any out-of-pocket expenses and reasonable third party costs incurred in connection with the termination of the services or the transfer of such services.

Wells REF has represented and warranted in the Support Services Agreement that the initial rates charged do not exceed Wells REF’s good faith estimate of its actual cost and do not exceed the rates that could reasonably be expected to be charged by a third party.

During the first renewal term of the Support Services Agreement, in the event we elect to renew such agreement, we will be required to pay Wells REF 110% of the rates listed above. Prior to any subsequent term of the Support Services Agreement after the first renewal term, we will be required to pay in such subsequent term to Wells REF certain rate adjustments to those fees listed above; however, such adjustments shall not exceed 130% of the then current rates and is also subject to the reasonable approval of WREAS; provided that if WREAS does not agree to such adjustments, the Support Services Agreement shall terminate at the end of the then-current term.

Wells REF is not liable for any claims, liabilities, damages, losses, costs, expenses, fine and penalties arising out of or relating to any actual or alleged injury, loss or damage (“Losses”) relating to its provision of services, except to the extent the Losses result from Wells REF’s gross negligence or willful misconduct, or a material breach of the Support Services Agreement by Wells REF. WREAS and we, after the Internalization, have agreed to indemnify, defend and hold Wells REF harmless against any and all Losses arising out of or relating to claims by third parties arising out of or relating to the providing of services by Wells REF, except to the extent the Losses result from the gross negligence or willful misconduct of the personnel of Wells REF or a material breach of the agreement by Wells REF.

Registration Rights Agreement

In the Definitive Merger Agreement, we agreed that at the Closing, we will enter into the Registration Rights Agreement with WASI and Wells Capital with respect to the shares of our common stock acquired by WASI and Wells Capital in connection with the Internalization (collectively, the “Registrable Shares”). The Registration Rights Agreement requires us, on up to two occasions, on demand of WASI, Wells Capital and their permitted transferees as a group (the “Holders”), to prepare and file a registration statement within 60 days of the demand that covers the resale of the Registrable Shares specified in the demand, and to use our commercially reasonable efforts to cause the registration statement to become and remain effective as promptly as reasonably practicable. We are not required to file a registration statement covering Registrable Shares with anticipated gross proceeds of less than $25 million (unless the registration statement covers all remaining Registrable Shares). This demand registration right is exercisable any time after the date that is 18 months following the date of the Registration Rights Agreement (subject to extension). We have agreed that we will use commercially reasonable efforts to keep the registration statements effective for up to 180 days; provided that we have agreed to keep one registration statement that is a shelf registration effective for up to one year, subject to certain conditions. In addition to the two demand registration rights described above, WASI has the one-time right, exercisable at any time after the date that is 18 months following the date of the Registration Rights Agreement, to require us to register a specified number of Registrable Shares to be distributed by WASI to current employees or former employees or directors of WASI or its affiliates or their respective heirs and successors.

Notwithstanding the demand registration rights, if the managing underwriter of a firm commitment underwritten offering (undertaken in connection with a demand registration) advises us that the total amount of securities requested to be included in such offering exceeds the amount which can be sold in such offering without materially delaying or jeopardizing the success of such offering, then the number of our shares of common stock requested to be included by us in the offering will be reduced and included on pro-rata basis with the securities of the other holders that requested the inclusion of their securities in such offering. The foregoing rights are subject to our right, under certain circumstances, to postpone the filing of any registration statement we may file, or suspend the use of an effective registration statement we have filed, pursuant to the Registration Rights Agreement, for a reasonable period of time, but not in excess of 60 days, or in excess of 90 days in the aggregate in any consecutive 12-month period under certain conditions (the “Delay Period”). The aggregate number of days in any such delays or postponements will extend for an equal period of time the time period for which we are required to maintain the effectiveness of any registration statement pursuant to the Registration Rights Agreement. Also, should an event occur that requires the making of any changes in a registration statement, prospectus or related documents so that such offering documents will not contain any untrue statement of material fact required to be stated therein or necessary to make statements therein not misleading, then the Holders will discontinue disposition of any Registrable Shares covered by such offering documents until such offering documents have been adequately supplemented and disseminated to the Holders, or we give notice to the Holders that disposition of the Registrable Shares pursuant to the offering documents may resume (the “Interruption Period”). In no event shall an Interruption Period exceed 90 days from the date of notice of such interruption from us and the aggregate number of days included in all Delay Periods and Interruption Periods during any consecutive 12 month period will not exceed a total of 120 days.

In addition, if at any time after the date that is 18 months following the date of the Registration Rights Agreement (subject to extension), we propose to file a registration statement with respect to a public offering of securities of the same type as the Registrable Shares pursuant to a firm commitment underwritten offering for our own account or for the account of any holder of shares of common stock subject to certain exceptions, we must give notice of the proposed filing to the Holders, at least 10 days before the anticipated filing date and offer the Holders the opportunity to include in the registration statement such amount of Registrable Shares as they may request, subject to customary underwriter cutback provisions pursuant to which we will have priority, if the registration statement is being filed for our account.

This piggyback registration right does not apply to registration statements filed in connection with employee stock option or purchase plans, relating to a transaction requiring registration pursuant to Rule 145 of the Securities Act, relating solely to a dividend or distribution reinvestment plan, or on Form S-8, Form S-4 or any successor form thereto. In addition, if the managing underwriter of a firm commitment underwritten offering (undertaken in connection with a piggyback registration) advises us that the total amount of securities requested to be included in an offering exceeds the amount which can be sold in such offering without materially delaying or jeopardizing the success of that offering, then the number of Registrable Shares requested to be included by one or more of the Holders in the offering pursuant to their piggyback registration rights will be reduced and included on pro-rata basis with the securities of the other holders that requested the inclusion of their securities in such offering.

In the event of an underwritten public offering of our common stock, the Holders may be required to “hold back” from selling or distributing their Registrable Shares, during the 5 days prior to the pricing of such offering and until the earlier of (1) the expiration of any holdback period agreed to by the underwriters at time of pricing (provided that the holdback period for a public offering in connection with a Listing shall be 180 days from the effective date of the registration statement), or (2) the abandonment of the offering by us.

We will pay all costs, fees and expenses incident to our obligations under the Registration Rights Agreement, (excluding the fees and expenses of any persons retained by the Holders and any transfer taxes relating to the disposition of the Registrable Shares by the Holder), including, among other fees and expenses, all registration and filing fees, printing expenses, our legal and accounting fees and expenses, and fees or premiums related to liability insurance. Under certain circumstances, the Holders may request in writing that their Registrable Shares be sold pursuant to a firm commitment underwriting, in which case we will use our reasonable best efforts to ensure that such firm commitment underwriting occurs.

Further, we have agreed to indemnify and hold harmless each Holder and its affiliates from and against any and all losses, claims, damages, liabilities, judgments and expenses as incurred, arising out of or based upon any untrue or alleged untrue statement of material fact contained in, or related to, any filings with the SEC during the registration process. Each Holder has agreed, severally and not jointly with any other Holder, to indemnify us from and against any and all losses, claims, damages, liabilities, judgments and expenses as incurred, to the extent arising out of or based upon any untrue or alleged untrue statement of material fact provided to us by any Holder for use in the registration statement.

Under the Registration Rights Agreement, we are required to use commercially reasonable efforts to keep public information available, to timely file all reports and other documents required by the Exchange Act, and to furnish to any Holder, upon written request, a statement, if true, that we have complied with the reporting requirements of Rule 144 of the Securities Act, as well as any reports or documents filed with the SEC that are not yet available on the SEC’s Web site. We have also agreed that any Holder may transfer the registration rights with respect to the Registrable Shares, in accordance with applicable securities laws and the provisions of the Definitive Merger Agreement, the Pledge and Security Agreement, and the Escrow Agreement, so long as the transferee acquires at least 15% of the shares as of the date of the Registration Rights Agreement and the transferee is (1) an affiliate of the stockholder or (2) a Holder’s family member or trust; and provided that such transferring Holder gives us 10 days notice prior to the transfer and the transferee agrees in writing to be bound as a stockholder to the provisions of the Registration Rights Agreement.

The Registration Rights Agreement will terminate when all of shares covered under the agreement are no longer registrable either because all such shares (1) have become effectively registered, (2) have been transferred or sold pursuant to Rule 144, or (3) are eligible to be sold pursuant to Rule 144(k).

Headquarters Sublease Agreement

At or prior to the Closing of the Internalization, one of our subsidiaries will enter into the Headquarters Sublease Agreement with Wells REF which will provide us with approximately 13,000 square feet of office space comprising approximately 57% of the fifth floor of the office building located at 6200 The Corners Parkway in Norcross, Georgia (the “Building”), together with the furniture, fixtures and equipment listed in an exhibit to the Headquarters Sublease Agreement (the “Subleased Premises”). Wells REF is responsible for the construction and installation of certain leasehold improvements to the Subleased Premises which are identified in an exhibit to the Headquarters Sublease Agreement and which are to be completed prior to the closing of the Internalization (the “Commencement Date”). Under the Headquarters Sublease Agreement, we will pay Wells REF approximately $25,450 monthly for base rent and various space related services. If the leasehold improvements are not completed by the Commencement Date then we are entitled to complete the leasehold improvements and deduct the cost of completion from our monthly rent payments. Also if we discover any material defects to the leasehold improvements within one year after the Commencement Date then Wells REF is required to correct such defects within 15 days after receiving notice of such defects, upon the failure of which we may take corrective action and deduct the reasonable out-of-pocket cost thereof from our monthly rent payments.

The portion of the fifth floor of the Building which is not included in the Subleased Premises is currently vacant. So long as that tenant space remains vacant and not subject to a sublease, we will have the option to sublease all or a portion of such vacant space (the “Expansion Space”), by notice to Wells REF, at the same rental rate per square foot and on the same terms as the Subleased Premises. The location and size of the Expansion Space is subject to the approval of Wells REF, which approval shall not be unreasonably withheld or delayed. In addition, we will have a right of first refusal to sublease all or any portion of the Expansion Space which is not subject to a sublease on the same terms as the Subleased Premises prior to Wells REF being allowed to lease such Expansion Space to a third party. If we elect not to exercise such right of first refusal then prior to subleasing such Expansion Space to such third party, Wells REF must submit to us for our approval (which approval shall not be unreasonably withheld or delayed) the plans and specifications for the proposed alterations to the Expansion Space which must include the plans for separating the Subleased Premises from the portion of the Expansion Space to be leased to such third party as well as plans showing our continued access to elevators, bathrooms and other common facilities.

The Headquarters Sublease Agreement will be subject to and subordinate to the Master Lease Agreement dated December 15, 2005 (the “Master Lease”) between Wells REF – 6200 The Corners Parkway Owner, LLC, a Delaware limited liability company which is beneficially owned by Wells REF (the “Master Landlord”), and Wells REF. Under the Headquarters Sublease Agreement, we must comply with all of the terms and conditions of the Master Lease Agreement which are applicable to the Subleased Premises except that we will not be required to pay any portion of the “Additional Rent” payable by Wells REF to the Master Landlord pursuant to the Master Lease and must, at our own cost and expense, maintain and keep in good repair all portions of the Subleased Premises, except for “building systems” which include the HVAC, electrical and plumbing systems servicing the Subleased Premises. We may not make any material alterations, improvements or installations to the Subleased Premises without the prior written consent of both Wells REF and the Master Landlord. We will be permitted to install exterior signage, subject to Wells REF’s review and approval, identifying us as an occupant of the Building. If the Master Lease expires or terminates for any reason other than by condemnation or destruction by fire or other casualty, or if Wells REF surrenders the Master Lease to the Master Landlord during the term of the Headquarters Sublease Agreement, the Master Landlord may elect, in its sole discretion, to continue to lease the Subleased Premises to us under a direct lease. We will not be able to assign any of our rights or obligations under the Headquarters Sublease Agreement or sublet any portion of the Subleased Premises without the prior written consent of Wells REF and the Master Landlord, both of whom may withhold their consent in their own discretion. If as a result of condemnation or casualty loss the Master Lease is terminated, the Headquarters Sublease Agreement will automatically terminate as of the same date.

The initial term of the Headquarters Sublease Agreement will commence on the Commencement Date and continue for a two-year period. We may renew the Headquarters Sublease Agreement for up to two additional two-year periods by providing Wells REF with 180 days written notice prior to the end of the initial term or the first extension term. The Headquarters Sublease Agreement may be terminated at any time upon 180 day prior written notice by us, in which case we must pay Wells REF a termination fee equal to one-half of the rent for the balance of the then-current term.

The provisions of the Master Lease pursuant to which the Master Landlord is to provide parking, heating, air conditioning and electrical services, janitorial services, common area maintenance, water, elevator service and building security are carried over into the Headquarters Lease Agreement with respect to the Subleased Premises, except that we will have no recourse against Wells REF for any defaults of the Master Landlord under the Master Lease so long as Wells REF is enforcing the provisions of the Master Lease. In addition, we will not have any right to use Wells REF’s satellite receiving system located at the Building without the prior written consent of Wells REF. We will be required to carry the same insurance coverages on the Subleased Premises as Wells REF is required to carry under the Master Lease.

Our failure to pay rent on a timely basis or to perform our other obligations under the Headquarters Sublease Agreement or the commencement of bankruptcy or other insolvency proceedings by or against us or our failure to discharge a lien against the Building caused by us within 30 days after the filing thereof will each constitute a default (subject to certain notice and right to cure provisions) under the Headquarters Sublease Agreement and will entitle Wells REF to exercise remedies which are typical of commercial leases including termination of our right to possession of the Subleased Premises and, at the election of Wells REF, termination of the Headquarters Sublease Agreement.

It is not anticipated that we will enter into any subordination and attornment agreement with any mortgage lender which may have a lien on the Building which means that, in the event of a foreclosure by any such mortgage lender, the Headquarters Sublease Agreement could be terminated even though we were not in default under the Headquarter Sublease Agreement.

Under the Headquarters Sublease Agreement, Wells REF will indemnify and hold us harmless against all claims for damaged persons or property that occur anywhere in the Building caused by the negligence or willful misconduct of Wells REF, its agents and employees or arising out of a default under the Master Lease not caused by us or which occur in or arise out of actions in the Building other than the Subleased Premises. Similarly, we will indemnify and hold harmless Wells REF and the Master Landlord against all claims for damages to persons or property which are caused by the negligence or willful misconduct of us, our agents or employees or arising out of a default under the Master Lease caused by us or which occur in the Subleased Premises (or arise out of actions in the Subleased Premises) unless the damage is caused by the negligence or willful misconduct of Wells REF or the Master Landlord or their respective agents or employees.

Our New Chief Executive Officer and President

Donald A. Miller, CFA, Chief Executive Officer and President

Donald A. Miller, CFA, has become our new Chief Executive Officer, President and a member of our Board. Mr. Miller, age 44, was formerly a Vice President of Wells REF and a Senior Vice President of Wells Capital and, in such capacities, was previously responsible for directing all aspects of the acquisitions, dispositions, property management, construction and leasing groups for Wells REF, Wells Capital and their affiliates, in connection with these entities providing services to us under our existing advisory, asset management and property management agreements. Prior to joining Wells REF and Wells Capital in 2003, Mr. Miller headed Lend Lease’s U.S. equity real estate operations, including acquisitions, dispositions, financing and investment management. Prior to joining Lend Lease in 1994, Mr. Miller was responsible for regional acquisitions for Prentiss Properties Realty Advisors, a predecessor entity to the publicly traded Prentiss Properties REIT. Earlier in his career, Mr. Miller worked in the pension investment management department of Delta Air Lines and was responsible for real estate and international equity investment programs. Mr. Miller is a Chartered Financial Analyst and holds a Georgia real estate license. He received a B.A. from Furman University in Greenville, South Carolina. While Mr. Miller has extensive real estate experience and we have confidence that he will be successful in his position as our new Chief Executive Officer and President, Mr. Miller has no prior experience as a chief executive officer of a public company. As described elsewhere in this proxy statement, Mr. Miller owns an approximately 1% economic interest in WASI and, accordingly, will acquire a significant ownership interest in our common stock as a result of the Internalization. For a discussion of potential conflicts of interest as a result of Mr. Miller’s ownership interest in WASI, see “Risk Factors—Our new Chief Executive Officer will be subject to certain conflicts of interest with regard to enforcing the indemnification provisions contained in the Definitive Merger Agreement and enforcing some of the ancillary agreements to be entered into by us in connection with the Internalization Transaction.”

Employment Agreements

We entered into an employment agreement with Mr. Miller and may enter into employment agreements with other executive officers, including our new Chief Financial Officer prior to the Closing Date.

Donald A. Miller, CFA, Employment Agreement

On February 2, 2007, we entered into an employment agreement with Donald A. Miller, CFA, (the “Miller Employment Agreement”). The Miller Employment Agreement took effect on the date we executed the

Definitive Merger Agreement, February 2, 2007, and the initial period will end on December 31, 2009, unless terminated earlier in accordance with the termination provisions of the Miller Employment Agreement. The Miller Employment Agreement will automatically extend for successive one-year periods, unless Mr. Miller or we give 90 days written notice prior to the end of the initial term or any renewal term, or his employment otherwise terminates in accordance with the terms of the Miller Employment Agreement. Mr. Miller will serve as our Chief Executive Officer and our President. The Miller Employment Agreement also provides that, subject to the discretion of our Board’s nominating and corporate governance committee and the vote of our stockholders, Mr. Miller will also serve as a member of our Board. The Miller Employment Agreement provides for an initial annual base salary of $600,000, an initial $200,000 bonus payable within 15 days of execution of the Miller Employment Agreement, and an annual target cash bonus in the first year of $400,000 based on certain criteria agreed to by Mr. Miller and by our compensation committee. In addition, after the initial year of the Miller Employment Agreement, Mr. Miller will be eligible to earn an annual cash bonus of up to 175% of his annual base salary based on satisfying performance criteria determined by our compensation committee. Mr. Miller will also be eligible to participate in our 2007 Omnibus Incentive Plan, as determined in the discretion of our compensation committee if such plan is approved by our stockholders.

If Mr. Miller resigns without good reason, or if we terminate Mr. Miller for cause, he is only entitled to receive any unpaid annual salary which has accrued, payment for unused vacation, any earned but unpaid annual bonus for the previous year, unreimbursed expenses, and any rights granted to Mr. Miller pursuant to our 2007 Omnibus Incentive Plan (“Accrued Rights”). If Mr. Miller resigns with good reason, or we terminate Mr. Miller without cause, in addition to the Accrued Rights, he is also entitled to a pro-rated annual bonus for the then-current year, and upon execution of a release of any claims by him, an amount equal to two times the sum of (1) his annual salary, and (2) the average of his annual bonus for the three years prior to the year of termination (“Average Bonus”); and two years of continuing medical benefits. The Miller Employment Agreement also provides that, in the event of a termination of employment resulting from a change of control event, previously issued equity grants subject to time based vesting conditions shall immediately become vested. In addition, if Mr. Miller’s employment is terminated as a result of a change of control event occurring prior to his receipt of an initial equity grant under our 2007 Omnibus Incentive Plan or otherwise in the amount of at least $1.7 million, Mr. Miller will be entitled to receive an additional $1.7 million payment. In the event that any portion of the $1.7 million payment constitutes an “excess parachute payment” subject to an excise tax under the Code, we have agreed to pay Mr. Miller an amount equal to one-half of such excise tax. If we notify Mr. Miller that we are not renewing the initial term of the Miller Employment Agreement, or any renewal term, he is entitled to receive the Accrued Rights, and, upon execution of a release of any claims by him, an amount equal to two times the sum of (1) his annual salary, and (2) the average of his annual bonus for the three years prior to the year of termination; and one year of continuing medical benefits. If Mr. Miller notifies us that he is not renewing the initial term of the Miller Employment Agreement, or any renewal term, he is not entitled to receive any severance pay or benefits. If he continues to be employed by us after either of us give 90 days prior written notice of non-renewal, his employment will be “at-will,” and the Miller Employment Agreement shall terminate, except for certain provisions which survive the Miller Employment Agreement. If Mr. Miller’s employment terminates upon his death or disability (1) his estate or legal representative is entitled to receive the Accrued Rights, and an amount equal to the pro-rated annual bonus for the then-current year; and one year of continuing medical benefits; (2) any grants made to Mr. Miller which are subject to a time based vesting condition, shall become vested; and (3) his estate or legal representative, upon execution of a release is entitled to an amount equal to two times the sum of (A) his annual salary and (B) his Average Bonus. Upon termination of Mr. Miller’s employment for any reason, Mr. Miller shall be deemed to have resigned all of his positions with us, and in such event, Mr. Miller is required to confirm such resignations to us in writing.

Under the Miller Employment Agreement, Mr. Miller is subject to a number of restrictive covenants, including a one-year non-competition provision, and non-solicitation, non-interference and confidentiality provisions. In addition, Mr. Miller is entitled to certain rights to indemnification in connection with the performance of his duties under the Miller Employment Agreement.

Certain Financial and Other Information Regarding the Internalization

Financial Information

Attached on pages F-1 through F-76 of this proxy statement is certain pro forma and other financial information with respect to us and the Advisor.

Accounting Treatment

We intend to account for the Internalization Transaction as the consummation of a business combination between parties with a pre-existing relationship. We intend to allocate the Internalization Consideration to identifiable tangible and intangible assets, with the remainder allocated to goodwill. No portion of the Internalization Consideration was deemed to be related to the settlement of contracts with the Advisor.

Certain U.S. Federal Income Tax Considerations

The following discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal income tax penalties, and was written to support the “promotion or marketing” (within the meaning of Internal Revenue Service Circular 230) of the Plan.

The following discussion summarizes certain material U.S. federal income tax consequences of the Internalization to us and our stockholders. This summary is intended to address only certain U.S. federal income tax consequences of the Internalization and may not contain all of the information that may be important to you. As you review this discussion, you should keep in mind that the tax consequences to you may vary depending on your particular tax situation, and that this summary does not address the U.S. federal income tax consequences of the Internalization to stockholders subject to special rules (including tax-exempt organizations, broker-dealers, stockholders who elect to mark to market, stockholders who hold shares of our common stock as part of a hedge, straddle or conversion transaction, stockholders who acquire shares of our common stock pursuant to the exercise of employee stock options or otherwise as compensation, stockholders who do not hold shares of our common stock as a capital asset, stockholders who are a non-U.S. corporation, non-U.S. partnership, non-U.S. trust, non-U.S. estate, or individual who is not taxed as a citizen or resident of the United States, or stockholders otherwise subject to special tax treatment under the Code). In addition, this summary does not address state, local or foreign tax considerations.

The information in this summary is based upon the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect interpretations of current law, possibly on a retroactive basis. We have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment of the Internalization. It is possible that the IRS could challenge any of the statements in this summary, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Stockholders are urged to consult their tax advisors with regard to the U.S. federal, state, local and foreign tax consequences to them of the Internalization and the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of shares in an entity that has elected to be treated as a REIT for U.S. federal income tax purposes.

General

We believe that we currently qualify to be taxed as a REIT for U.S. federal income tax purposes, and we expect that we will continue to operate in such a manner so as to continue to qualify as a REIT for such purposes following Internalization. No assurance, however, can be given that we currently qualify or will continue to operate in a manner so as to remain qualified as a REIT.

In the opinion of our counsel, assuming the assumptions and representations referred to below are true upon and following the Internalization, the Internalization will not adversely affect our status as a REIT for U.S. federal income tax purposes. This opinion is based on certain representations and assumptions relating to our past, current and future organization and operation and the past, current and future organization and operation of the Advisor. It is conditioned upon certain representations made by us and the Advisor as to certain factual matters, including matters relating to Internalization and the intended manner of our operations after Internalization, and representations regarding limits on our non-qualifying assets and non-qualifying income for purposes of the “Asset Tests” and “Income Tests” described below. Unlike a private letter ruling, an opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge our status as a REIT for U.S. federal income tax purposes. Our qualification and taxation as a REIT has depended and will depend upon, among other things, our ability to meet on a continuing basis highly technical and complex qualification tests imposed under the Code, including without limitation qualification tests regarding our ownership of assets, our actual annual operating results, our receipt of qualifying real estate income, our distribution levels and the diversity of our stock ownership.

Asset Tests

As of the close of each calendar quarter, we must meet certain tests related to the nature of our assets, as set forth in the Code. We believe that more than 75% of our assets are, and anticipate that more than 75% of our assets will continue to be, real estate assets, as required by the Code. In addition, we do not expect to hold (1) securities representing more than ten percent of the value or vote of any one issuer’s securities other than the Advisor, any other qualified REIT subsidiary, any other taxable REIT subsidiary or any other REIT, nor (2) securities of any one issuer exceeding 5% of the value of our gross assets (“value,” for purposes of this sentence, being determined in accordance with generally accepted accounting principles). These asset tests must be satisfied with respect to any assets or securities owned by us for all calendar quarters, not just as of the close of any calendar quarter during which we increase ownership of such assets or securities. Under the asset tests, we would not, however, lose our status as a REIT solely as a result of changes to our asset values in a subsequent quarter. If the failure to satisfy the asset tests results wholly or partly from an acquisition of securities or other property during the quarter, the failure can be cured by our disposition of sufficient non-qualifying assets within 30 days after the close of such quarter, as may be required to cure any such failure. There can be no assurance, however, that even if such steps are taken, they will always be successful.

Although it is not entirely clear how the assets of the Advisor to be acquired in the proposed Internalization will be classified for REIT asset test purposes, such assets may be deemed to consist, in whole or in part, of assets that do not qualify as real estate assets for purposes of such tests. The acquisition of such assets will permit us to be self-managed and self-advised following the acquisition, so the acquired assets may be viewed as being associated with, and comprising part of, the value of our real estate portfolio and thus may be classified as qualifying “real estate assets”; however, the IRS could take the position that all or a part of such assets are in the nature of goodwill or other intangibles that are separate and apart from our real properties and thus do not constitute qualifying assets for purposes of the REIT asset test. Even if such assets were viewed in their entirety as nonqualifying assets, however, we believe that, as of the close of the quarter in which Internalization will occur, taking into consideration the fair market values of all of the assets formerly owned by the Advisor that we will have acquired as a result of Internalization (determined as set forth in the applicable Code and Treasury Regulations provisions), we will continue to satisfy all such asset tests. To the extent that all or a portion of the acquired assets are viewed as nonqualifying assets, however, our ability to acquire additional properties where a significant amount of the value of such property is attributable to nonqualified real estate assets, or our ability to dispose of properties consisting primarily of qualified real estate assets, could be limited.

Income Tests

Each year, we must meet two income-based tests, as set forth in the Code. At least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be from rents from real property, interest and certain other income earned from mortgages on real property, gain from the sale of real property or mortgages (other than in prohibited transactions) or income from qualified types of temporary investments. At least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items that qualify under the 75% income test or from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. We believe, in this regard, that more than 95% of our gross income is, currently, derived from rents from real property, gains from the sale or other disposition of real property, dividends and other types of “qualified income.” While, as set forth in the “Acquisition of Property Management Offices and Property Management Agreements” section of this proxy statement, we intend to manage certain properties which are not owned by us which will result in a certain level of non-qualified income, we anticipate that more than 95% of our gross income in the future will consist of qualifying income. Furthermore, we believe that our sources of gross income also satisfy the 75% income test set forth in the Code, and will continue to do so in the future.

As a result of the proposed Internalization, we anticipate deriving some income from the Advisor’s activities, primarily as a result of the management of real properties not owned by us or Wells OP, which will not be qualified income. We believe, however, that the level of non-qualified income generated from such activities after the Internalization will not cause us to fail to meet either of the income tests set forth in the Code. The failure to meet either of the income tests set forth in the Code could cause our disqualification from REIT status unless we are able to demonstrate to the IRS that any such failure was due to reasonable cause and not due to willful neglect or fraud. It is impossible to predict whether we would be entitled to the benefit of these relief provisions in all cases and, even if we were so entitled, a tax equal to 100% of the amount by which we fail to meet an income test would be imposed. The payment of such taxes at the corporate level could limit our ability to make required distributions to our stockholders or cause us to borrow the funds necessary to make such distributions.

To the extent we engage in a sale of all or part of our properties, and such transaction is properly characterized for U.S. federal income tax purposes as a taxable sale of all or a part of the assets acquired in the Internalization, it is uncertain how any gain attributable to such assets would be characterized for purposes of the REIT gross income tests. As discussed above, the assets acquired in the Internalization may be viewed as a part of our real estate portfolio, in which case such gain may be treated in the same manner as gain from the sale of real property and treated as qualifying income for purposes of both the 95% and 75% gross income tests. Alternatively, as discussed above, the IRS could take the position that all or a part of the assets acquired in the Internalization are in the nature of goodwill or other intangibles that are separate and apart from our real estate portfolio and that any gain attributable to such intangible assets is not qualifying income.

Other REIT Qualification Requirements

One of the requirements for qualification as a REIT in any year is that at the end of the year the REIT shall have no accumulated earnings and profits from a prior non-REIT year. In a corporate reorganization qualifying as a nontaxable merger, the acquired corporation’s earnings and profits are carried over to the surviving corporation, and any earnings and profits treated as having been acquired by a REIT through such a merger will be treated as accumulated earnings and profits of the REIT attributable to a non-REIT year. Accordingly, we will succeed to any earnings and profits of the Advisor which may exist at the time of Internalization. Under the Definitive Merger Agreement, WREAS and WGS have agreed that, prior to the execution of the Definitive Merger Agreement, they will have adopted resolutions declaring a dividend to WASI so as to ensure that WREAS and WGS do not have any current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) as of the Closing Date and that such dividends shall be paid prior to the Closing Date. Additionally, we will receive written confirmation from our accountants that the Advisor will not have any current or accumulated earnings and profits as of the effective time of the Internalization. Nevertheless, if the IRS were to successfully assert that we did acquire current or accumulated earnings and profits from the Advisor and failed to distribute, during our taxable year in which the Internalization occurs, all of such earnings and profits, we would lose our REIT qualification for the year of the Internalization, any other taxable years during which we held such acquired earnings and profits and the four taxable years following any such year, unless, in the year of such determination, we make an additional distribution of the amount of earnings and profits determined to be acquired from the Advisor plus any required interest charge. In order to make such an additional distribution, we could be required to borrow funds or sell assets even if prevailing market conditions were not generally favorable. Further, distributions made to divest any earnings and profits acquired by us from the Advisor would not be deductible in determining our REIT taxable income, which, in turn, would raise the amount required to be distributed by us to maintain our REIT qualification, thereby putting additional pressure on our ability to make distributions without borrowing or selling off assets. For any taxable year that we fail to qualify as a REIT, we would not be entitled to a deduction for dividends paid to our stockholders in calculating our taxable income. Consequently, our net assets, our earnings, and our distributions to our stockholders could be substantially reduced because of our increased tax liability.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year and certain relief provisions do not apply, we will be subject to tax (including any applicable corporate alternative minimum tax) on our taxable income at regular corporate rates. In any year in which we fail to qualify as a REIT, we will not be able to deduct, nor will we be required to be make, any distributions to stockholders. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable to them as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from electing to be treated as a REIT for the four taxable years following the year during which REIT qualification was lost. No assurance can be given that we would be entitled to such statutory relief.

U.S. Federal Income Tax Consequences of the Internalization

The Internalization has been structured as a nontaxable merger so that it will not result in the recognition of taxable income by us or our stockholders for U.S. federal income tax purposes. In addition, based on the representations made and the projections of our future operations after Internalization, the Internalization will not adversely affect our qualification as a REIT for U.S. federal income tax purposes.

Upon consummation of the Internalization, we will be subject to a corporate-level tax if we dispose of any of the assets acquired from the Advisor during the 10 year period commencing on the closing date of the merger. The tax would be imposed at the maximum corporate rate (currently 35%) on the excess of (1) the lesser of (a) the fair market value of the assets disposed as of the closing date of the Internalization, and (b) the selling price of such assets, over (2) our adjusted basis in such assets as of the closing date. We currently have no plans to dispose of any of the assets acquired from the Advisor during such 10 year period.

Regulatory Matters

We and the Advisor are not aware of any license or regulatory permit which is material to the business of us or the Advisor and which is likely to be adversely affected by the consummation of the Internalization or of any material approval or other action by any state, federal or foreign government agency that would be required prior to the consummation of the Internalization.

Common Share Ownership of Certain Beneficial Owners and Management

The following table presents certain information regarding beneficial ownership of our shares of common stock by our directors, each of our executive officers, including Donald A. Miller, CFA, who is our new Chief Executive Officer and President and a director, and all directors and executive officers as a group, on a historical and pro forma basis, in each case as of December 31, 2006, assuming that all of the 19,546,302 shares of common stock which make up the Internalization Consideration are issued to WASI, and that the 22,339 shares of our common stock are issued to Wells Capital in exchange for transferring its 20,000 limited partnership units in Wells OP to us or one of our subsidiaries. As of December 31, 2006, there were 465,856,546 shares of our common stock outstanding.

As of December 31, 2006, no stockholder held 5% or more of our shares of common stock. Unless otherwise listed, the address of each of the stockholders below is c/o Wells Real Estate Investment Trust, Inc., 6200 The Corners Parkway, Norcross, Georgia 30092-3365.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage	Pro Forma Shares Beneficially Owned		Percentage
Leo F. Wells, III	3,447	*	19,572,088	(1)	4.0%
Donald A. Miller	12,717	*	12,717	(2)	*
Douglas P. Williams	1,124	*	1,124	(2)	*
Randall D. Fretz	8,470	*	8,470	(2)	*
Michael R. Buchanan (3)	4,500	*	4,500		*
Richard W. Carpenter (4)	7,500	*	7,500		*
Bud Carter (4) (7)	27,950	*	27,950		*
William H. Keogler, Jr. (4)	7,500	*	7,500		*
Donald S. Moss (4) (8)	113,041	*	113,041		*
Neil H. Strickland (4) (9)	8,882	*	8,882		*
W. Wayne Woody (5)	3,000	*	3,000		*

All officers and directors as a group (6) (10)	198,131	*	19,766,772		4.1%

*	Less than 1% of the outstanding common stock.
(1)	Includes (a) 19,546,302 shares to be issued to WASI, which has Wells Management and Wells Capital as its majority members, both of which are wholly-owned subsidiaries of Wells REF, which is wholly-owned by Leo F. Wells, III, and (b) 22,339 shares to be issued to Wells Capital in exchange for transferring its limited partnership units in Wells OP.
(2)	Does not include his economic interest in 195,463 shares to be issued to WASI, in which each of Messrs. Miller, Williams and Fretz owns an approximately 1% economic interest.
(3)	Includes options to purchase up to 4,500 shares of common stock, which are exercisable within 60 days of December 31, 2006.
(4)	Includes options to purchase up to 7,500 shares of common stock, which are exercisable within 60 days of December 31, 2006.
(5)	Includes options to purchase up to 3,000 shares of common stock, which are exercisable within 60 days of December 31, 2006.
(6)	Includes options to purchase an aggregate of up to 45,000 shares of common stock, which are exercisable within 60 days of December 31, 2006.
(7)	Includes warrants to purchase up to 787 shares of common stock, which are exercisable within 60 days of December 31, 2006.
(8)	Includes warrants to purchase up to 3,619 shares of common stock, which are exercisable within 60 days of December 31, 2006.
(9)	Includes warrants to purchase up to 53 shares of common stock, which are exercisable within 60 days of December 31, 2006.
(10)	Includes warrants to purchase an aggregate of up to 4,459 shares of common stock, which are exercisable within 60 days of December 31, 2006.

No Appraisal Rights in Connection with the Internalization Proposal

Under Maryland law and our existing Articles, holders of shares of our common stock will not be entitled to rights of appraisal with respect to the Internalization Proposal.

Vote Required to Approve the Internalization Proposal

Pursuant to Maryland law, transactions in which directors have a material financial interest are not void or voidable solely because of such fact if, among other things, disinterested director approval or ratification occurs, stockholder approval or ratification is obtained or the transaction is otherwise fair and reasonable. The Internalization was unanimously approved by all of our Independent Directors, four of whom served on our Special Committee which retained its own legal and financial advisors. In reaching its conclusion to unanimously approve the Internalization, the Special Committee determined the Internalization was fair and reasonable to us, taking into account the factors described under the section titled “Proposal I: The Internalization Proposal—Recommendations of the Special Committee and Our Board of Directors—Special Committee Recommendation; Reasons for Recommendation,” which factors should be read in their entirety. Because the Internalization involves a transaction in which some of our directors and our officers have a material financial interest, we have determined to solicit stockholder approval of the Internalization so as to empower our stockholders with respect to whether the Internalization should occur. In addition, under the Definitive Merger Agreement, the Internalization Proposal is required to be approved by the affirmative vote of holders of at least a majority of our outstanding shares of common stock entitled to vote on the Internalization (excluding for this purpose shares of common stock beneficially owned by any of Wells REF, Wells Capital, Wells Management, WASI or their affiliates). Proxies received will be voted FOR this proposal unless stockholders designate otherwise. If the required stockholder approval is not received, then the Internalization will not be consummated.

Our directors and officers and their affiliates collectively currently own less than 0.05% of our outstanding shares of common stock. Our Articles provide that neither the Advisor, our directors nor any of their affiliates may vote their shares of common stock on matters submitted to our stockholders regarding, among other things, transactions between us and any affiliate of the Advisor. Therefore, the shares of common stock owned by them will not be considered to be shares of common stock entitled to vote at the Special Meeting for purposes of determining whether the Internalization has been approved.

Our Board (with Messrs. Wells and Williams, who have a material financial interest in the Internalization, recusing themselves) and the Special Committee believe that the terms of the Internalization Proposal are fair and reasonable to us and are advisable and in the best interests of us and our stockholders. Our Board recommends that you vote FOR the Internalization Proposal (Messrs. Wells and Williams recused themselves from consideration of the Board’s recommendation with respect to the Internalization Proposal).

Consequences of Failure to Approve the Internalization or if the Internalization Otherwise Does Not Occur

If the Internalization Proposal is not approved, or the Internalization otherwise does not occur, we would not expect to attempt to List our common stock in the near term, although pursuant to our current Articles, we are required to either effect a Listing by January 30, 2008 or begin a liquidation of our assets in an orderly fashion. If the Internalization Proposal is approved and the Board elects to pursue a Listing, no further stockholder action will be required to do so. If the Internalization Proposal is not approved, or the Internalization otherwise does not occur, we intend to continue to conduct our business generally in a manner consistent with past practices, subject to our requirement to begin an orderly liquidation of our assets if we have not listed our common stock by January 30, 2008, or we could seek to amend the provisions in our existing Articles which require us to List or liquidate by January 30, 2008 (which amendment would require the approval of our stockholders). We have not made a decision as to how we would proceed if the Internalization Proposal is not approved, and we are unable to predict any other consequences that a rejection of the Internalization Proposal would have. The Advisor currently provides certain advisory services to us. Although there can be no assurance, if the Internalization Proposal is not approved, we expect that we will continue to be able to obtain such services from the Advisor in the future. Even if the Internalization Proposal is approved, there is no assurance that the Internalization will be consummated because there may be a failure to satisfy one or more of the conditions to closing. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Conditions to Closing.”

PROPOSAL II:

THE PRE-LISTING CHARTER AMENDMENT PROPOSAL

Introduction

Upon unanimous vote by our Board, the following proposal is hereby submitted to the stockholders for their approval. The Board believes it is advisable to amend and restate our existing Articles in order to reflect that we will become self-advised should the Internalization Proposal be approved. The full text of these amendments is set forth in the proposed Second Articles of Amendment and Restatement, which is referred to as the “Pre-Listing Restated Articles” and which are attached hereto as Appendix C.

The discussion below is a summary of certain changes effected by the Pre-Listing Restated Articles and does not identify or provide information on every proposed change. Please see the marked version of our existing Articles attached hereto as Appendix D, which reflects all of the proposed changes to our Articles.

Amendments to Our Existing Articles to Reflect That We Will Become Self-Advised if the Internalization Proposal Is Approved

As discussed in the Internalization Proposal, if the Internalization Proposal is approved by our stockholders at the Special Meeting, we will become self-advised. Currently, our Advisor is entitled to various fees for providing us services, fees that are based, in part, on the fair market value of our assets. Upon consummation of the Internalization, WREAS and WGS will become our wholly-owned subsidiaries, and we will no longer bear the costs of the advisory fees and expense reimbursements payable to our external advisors.

Provisions Regarding the Advisor or its Affiliates. Our existing Articles contain a number of provisions that impose guidelines on transactions between us and the Advisor or its Affiliates. If the Internalization is approved and WREAS and WGS become our wholly-owned subsidiaries, any provisions referencing transactions and relations between us and the Advisor will no longer be applicable. One of the primary purposes of the Pre-Listing Charter Amendment Proposal is to remove these unnecessary provisions effective upon the completion of the Internalization.

In addition, our existing Articles contain a number of provisions that impose guidelines on transactions between us and our “Sponsor” or its Affiliates. The term “Sponsor” is defined in our Articles to mean any person who is directly or indirectly instrumental in organizing, wholly or in part, our company or any person who will control, manage or participate in the management of our company, and any Affiliate of such person. Since our Sponsor is an affiliate of the Advisor, the provisions in our existing Articles referencing transactions and relations between us and the Sponsor will similarly no longer be applicable and have, therefore, been eliminated from the proposed Pre-Listing Restated Articles.

Independent Director Requirements. Section 1.5 of our existing Articles defines the term “Independent Director” pursuant to applicable provisions of the NASAA REIT Guidelines (see “Proposal III—The Post-Listing Charter Amendment Proposal—Amendments to Our Articles to Conform More Closely to Charters of Listed REITs—References to NASAA REIT Guidelines”). The definition is primarily directed to the relationship of a director with the Advisor. Because we will be self-advised following the consummation of the Internalization, the Board proposes the elimination of the following prohibitions from the definition of the term “Independent Director,” all of which derive solely from the presence of an Advisor:

•	ownership of an interest in the Advisor or its Affiliates,

•	employment by the Advisor or its Affiliates,

•	service as an officer or director of the Advisor or its Affiliates,

•	performance of a service (other than as a director) for our company,

•	service as a director of more than three real estate investment trusts advised by the Advisor, and

•	maintenance of a material business or professional relationship with the Advisor or any of its Affiliates.

The provisions specifying that a director will not be considered an Independent Director if the director is performing or has performed within the past two years, services for us, other than as a director of our company, will be retained.

Provisions Relating to Advisor Services and Fees. Article IV of our existing Articles currently contains provisions governing the relationship between us and the Advisor. These provisions include guidelines for supervision of the Advisor by our Board, provisions relating to the termination of the Advisor, restrictions on the types and amount of fees which may be payable by us to the Advisor for services provided, and limitations on reimbursement of expenses incurred by the Advisor in performing such services. Because upon Internalization Article IV of our existing Articles will no longer be applicable to our operations, our Board proposes to eliminate it in its entirety.

Restrictions on Affiliated Transactions. Various provisions of our existing Articles limit our ability to engage in transactions with, among other persons, the Advisor, the Sponsor or their respective Affiliates. In general, these provisions require that such transactions (which are referred to herein as “affiliated transactions”) be approved by a majority of disinterested directors (including a majority of the Independent Directors). They also contain limitations on the substantive aspects of the affiliated transactions themselves, such as restrictions on the consideration to be paid for services provided or assets acquired from or sold to such persons. These provisions address a number of transactions including joint ventures, sales and leases to and from us, and loans to and from us, as well as general restrictions on affiliated transactions with the Advisor and its Affiliates.

Sections 6.3(i) and 6.4 are eliminated in the Pre-Listing Restated Articles, which include (a) guidelines on how to resolve conflicts when an investment opportunity becomes available which is suitable for us and a public or private entity with which the Advisor or its Affiliates are affiliated (Section 6.4) and (b) restrictions on the provision of goods or services to us by the Advisor or its Affiliates (Section 6.3(i)). Furthermore, Section 6.3(ii) restricts our company from making any loans to the Advisor or its Affiliates, and all references to the Advisor and the Sponsor in Section 6.3(ii) have been eliminated.

Because upon Internalization WREAS and WGS will become our wholly-owned subsidiaries and we will have become self-advised, the provisions containing restrictions on transactions between the Company and Advisor, the Sponsor, or their Affiliates have been eliminated in the Pre-Listing Restated Articles.

Voting Restrictions. Section 8.3 of our existing Articles prohibits the Advisor from voting on or consenting to matters submitted to our stockholders regarding any transaction between us and the Advisor. The reference to the Advisor in this provision will no longer be necessary after we acquire the Advisor upon consummation of the Internalization.

Indemnification. Under Section 9.2 of our existing Articles, we are required to indemnify the Advisor under certain circumstances. The reference to the Advisor in this provision will no longer be necessary after we become self-advised in connection with the Internalization. We have also expanded the coverage of the indemnification provisions of Section 9.2 to cover our officers. We believe that expanding the coverage of our indemnification provisions to cover our officers may facilitate our ability to attract and retain qualified officer candidates following Internalization.

Amendments to Our Existing Articles Relating to Amendments

Section 10.1 of our existing Articles is being amended in the Pre-Listing Restated Articles to clarify that we reserve the right to make any amendment to our Articles authorized by law. These amendments include any that may alter the terms or contract rights, as set forth in our Articles, of any shares of outstanding stock, and any that may alter the rights and powers conferred by our Articles on stockholders, directors and officers. In addition, Section 10.1, as revised in the Pre-Listing Restated Articles, will provide that no appraisal rights will be available to our stockholders with respect to any future amendments to our Articles.

Conforming Changes and Other Ministerial Modifications

The Pre-Listing Restated Articles reflect a number of changes to the Articles and other modifications of a ministerial nature that are consistent with the changes being proposed. These changes and modifications include, among other things, deletion and revision of definitions, references and cross-references and other provisions which are no longer applicable to our Company or which need to be updated, and the necessary re-numbering and lettering of remaining provisions.

If approved by our stockholders at the Special Meeting, the amendments reflected in the Pre-Listing Restated Articles will be effected by our filing of the Pre-Listing Restated Articles with the State Department of Assessment and Taxation of the State of Maryland (the “SDAT”), and will become effective upon filing and acceptance for record by the SDAT. We plan to file the Pre-Listing Restated Articles following the stockholder vote on the Pre-Listing Restated Articles and immediately after the closing of the Internalization. The text of the proposed Pre-Listing Restated Articles is attached hereto as Appendix C and a marked version thereof against our existing Articles, which shows the modifications proposed to be made, is attached hereto as Appendix D.

Even if approved by our stockholders at the Special Meeting, the Pre-Listing Charter Amendment Proposal will not be effected unless the Internalization Proposal is approved by our stockholders and the Internalization is consummated. Further, our Board reserves the right not to implement the Pre-Listing Charter Amendment Proposal even if it is approved by our stockholders if, prior to such implementation, our Board determines that the implementation of the Pre-Listing Charter Amendment Proposal is not in our best interest.

Appraisal Rights

If you do not vote in favor of Pre-Listing Charter Amendment Proposal and otherwise comply with the relevant statutory provisions of Maryland law governing appraisal rights, you may be entitled to rights of appraisal under Maryland law with respect to the Pre-Listing Charter Amendment Proposal. However, while we are not aware of any direct authority as to whether amendments to our Articles such as those contemplated by the Pre-Listing Charter Amendment Proposal would be deemed to substantially adversely affect your rights as a stockholder, in the event you wish to make your own determination of whether you have rights of appraisal with respect to the Pre-Listing Charter Amendment Proposal, we encourage you to consider applicable Maryland law and to consider engaging Maryland counsel. We reserve the right to challenge your determination, if any, as to whether rights of appraisal exist in connection with the Pre-Listing Charter Amendment Proposal. One of the conditions to our obligation to close the Internalization Transaction under the Definitive Merger Agreement is that holders of 10% or more of our shares of common stock outstanding as of the date of the Special Meeting shall not have purported to exercise appraisal or dissenters’ rights with respect to the Pre-Listing Charter Amendment Proposal. Accordingly, if holders of 10% or more of our common stock purport to exercise appraisal or dissenters’ rights, the Internalization Transaction may not be completed. Further, if a significant number of our stockholders purport to exercise appraisal or dissenters’ rights with respect to the Pre-Listing Charter Amendment Proposal or for any other reason our Board determines that the implementation of the Pre-Listing Charter Amendment Proposal is not in our best interest, we reserve the right not to implement the Pre-Listing Charter Amendment Proposal. For a discussion regarding appraisal rights, see “Explanation of Maryland Appraisal Rights Statute.” See also Appendix G hereto, which sets forth the relevant statutory provisions.

Vote Required

Approval of this proposal to amend our existing Articles requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote thereon. Proxies received will be voted for approval of this proposal unless stockholders designate otherwise.

It is intended that, even if approved by our stockholders at the Special Meeting, this proposal will not be effected until immediately after the closing of the Internalization.

Our Board has deemed it advisable and in the best interests of us and our stockholders to approve the Pre-Listing Charter Amendment Proposal and has recommended it to our stockholders for their approval. Our Board unanimously approved the form of the Pre-Listing Restated Articles and recommends that you vote FOR the Pre-Listing Charter Amendment Proposal.

Consequences of Failure to Approve the Pre-Listing Charter Amendment Proposal

If the Pre-Listing Charter Amendment Proposal is not approved, we would not be able to complete the Internalization unless the closing conditions related to the stockholder approval of the Pre-Listing Charter Amendment Proposal are waived. If those conditions are not waived, we would not expect to attempt to List our common stock in the near term, although pursuant to our current Articles, we are required to either effect a Listing by January 30, 2008 or begin a liquidation of our assets in an orderly fashion. If the Pre-Listing Charter Amendment Proposal is not approved, and the Internalization otherwise does not occur, we intend to continue to conduct our business generally in a manner consistent with past practices, subject to our requirement to begin an orderly liquidation of our assets if we have not Listed our common stock by January 30, 2008, or we could seek to amend the provisions in our existing Articles which require us to List or liquidate by January 30, 2008 (which amendment would require the approval of our stockholders). We have not made a decision as to how we would proceed if the Pre-Listing Charter Amendment Proposal is not approved, and we are unable to predict any other consequences that a rejection of the Pre-Listing Charter Amendment Proposal would have.

PROPOSAL III:

THE POST-LISTING CHARTER AMENDMENT PROPOSAL

Introduction

In addition to amending and restating our existing Articles in order to reflect that we will become self-advised if the Internalization is approved, as reflected by the Pre-Listing Charter Amendment Proposal, the Board proposes to further amend and restate the Articles in order to conform more closely to the charters of most other Listed REITs. The Post-Listing Charter Amendment Proposal would remove many restrictions that are mandated by state securities administrators but will no longer be required if the Listing occurs, and to make various other changes that our Board believes are appropriate for a Listed REIT. These restrictions are not typically found in the charters of Listed REITs and, if not removed, we believe could put us at a competitive disadvantage should a Listing occur. Accordingly, we are proposing that our existing Articles be amended as discussed below. The full text of these amendments is set forth in our proposed Third Articles of Amendment and Restatement, which we refer to as our “Post-Listing Restated Articles” and which are attached hereto as Appendix E.

The discussion below is a summary of certain changes proposed to be effected by the Post-Listing Restated Articles and does not identify or provide information on every single proposed change. Please see the marked version of our existing Articles attached hereto as Appendix F, which reflects all of the proposed changes to our Articles.

Amendments to Our Articles to Conform More Closely to Charters of Listed REITs

Our Board has unanimously approved and directed that there be submitted to our stockholders for their approval:

•	an amendment to Section 2.1 of our existing Articles to eliminate the ability of our stockholders to remove members of our Board without cause;

•	an amendment to Section 2.4 of our existing Articles to provide a director may be removed for “cause,” as defined therein, by stockholders holding two-thirds of the votes entitled to be cast;

•	an amendment to Section 3.2(xxii) of our existing Articles to provide that in the future our Board will have the exclusive power to amend our Bylaws;

•

an amendment to the definition of “Common Share Ownership Limit” in Section 7.7 of our existing Articles to clarify that the restriction on ownership by one person of more than 9.8% of our shares of common stock is calculated with respect to either the value or number of shares of our common stock that such person holds, whichever is more restrictive;

•

the deletion of Section 8.1 of our existing Articles to, among other things, delete the percentage of stockholders necessary to call a special meeting of stockholders from 10% (which was a requirement of the NASAA REIT Guidelines), which we intend to increase to 50% through a future amendment to our Bylaws;

•	the deletion of Sections 8.5 and 8.6 of our existing Articles in order to conform stockholder inspection rights to those rights set forth in the Maryland General Corporation Law (the “MGCL”);

•

an amendment to delete all of Section 10.2 and a portion of Section 10.3 of our existing Articles to remove certain restrictions on transactions involving an Affiliate of us or the Advisor as required by the NASAA REIT Guidelines and to permit the rules under the MGCL and the NYSE (in the event that we list on the NYSE) to govern interested party transactions; and

•	other amendments to delete certain sections from, modify other sections of, and add new sections to our existing Articles, to conform more closely with the charters of Listed REITs.

In addition, certain provisions in our existing Articles were required under state securities offering regulations in connection with the initial and subsequent public offerings of our common stock because our shares were not listed on a national securities exchange. These provisions are not required and are typically not used by Listed REITs. Following a Listing, these provisions will no longer be required because we will be subject to the rules of the national securities exchange or over-the-counter market on which our common stock is listed or quoted. We believe that many of the limitations and restrictions that were included in our existing Articles are restrictive and could prevent us from pursuing favorable investment opportunities which could enhance stockholder value. In addition, these provisions could impair our ability to compete effectively for investments and management talent with other Listed REITs that are not subject to these provisions. We believe that such limitations and restrictions should be modified so that we will be able to more freely implement our business strategy and be more competitive with other Listed REITs. The proposed Post-Listing Restated Articles reflect the modifications that we believe should be made to our existing Articles.

References to NASAA REIT Guidelines. Several provisions of our existing Articles reference the NASAA REIT Guidelines. The NASAA REIT Guidelines, which contain a number of substantive restrictions on the operations of a REIT, are applicable to a REIT that is making a public offering of securities which are not listed for trading on a national securities exchange or designated for quotation on an over-the-counter market. Our existing Articles also contain provisions that, while they do not specifically reference the NASAA REIT Guidelines, were included to comply with those Guidelines or were included to be consistent with provisions contained in the charters of REITs that are subject to those Guidelines. The Post-Listing Charter Amendment Proposal will only take effect if and when our common stock is listed on a national securities exchange or quoted on an over-the-counter market. Because the NASAA REIT Guidelines are inapplicable to a Listed REIT, the NASAA REIT Guidelines references and the provisions that were included to comply with the NASAA REIT Guidelines have been modified or eliminated in the Post-Listing Restated Articles. We believe that these changes will conform our Articles more closely to the charters of other Listed REITs. We anticipate that the elimination in our existing Articles of the restrictions contained in the NASAA REIT Guidelines will better enable us to take advantage of favorable investment opportunities and to operate in a more comparable fashion to other Listed REITs. No assurance can be given, however, that a Listing will actually occur.

Independent Director Requirements. Section 1.5 of our existing Articles defines the term “Independent Director” in accordance with the NASAA REIT Guidelines, and such definition is primarily directed to the relationship of a director with the Advisor. Because we will be self-advised immediately following the consummation of the Internalization, and the NASAA REIT Guidelines will not apply after our common stock is Listed, this definition has been deleted from the Post-Listing Restated Articles. Instead, our Board will apply the definition of Independent Director under the rules of the NYSE or any other exchange or over-the-counter market on which our common stock is listed or quoted. Accordingly, it is possible that a person who would be considered an Independent Director under such rules might not have been considered independent under our existing Articles and vice versa.

The Post-Listing Restated Articles also eliminate any provisions of our existing Articles that relate to the requirements or duties of our Independent Directors. These include, among other things, Section 1.5 of our existing Articles defining Independent Director, Section 2.2 of our existing Articles concerning director experience, Section 2.3 of our existing Articles requiring that a majority of the members of Board committees be Independent Directors, Section 2.6 of our existing Articles requiring that our Independent Directors approve certain enumerated matters, and Section 5.2 of our existing Articles requiring our Independent Directors to conduct an annual review of our investment policies. These provisions will no longer be relevant because the Post-Listing Restated Articles will not contain a definition of independent directors under the NASAA REIT Guidelines to which all of these provisions related. Instead, governance matters such as these will be governed by NYSE rules and interpretations, or the rules of any other exchange or over-the-counter market on which our common stock is listed or quoted.

It is possible that the elimination of these provisions would allow individuals to serve as directors who would not be able to serve as directors under our existing Articles or certain actions to be taken that could not be taken under our existing Articles. If we effect a Listing, we will operate under the rules of the NYSE or any other exchange or over-the-counter market on which our common stock is listed or quoted, under Maryland law and in accordance with our Post- Listing Restated Articles and Bylaws. For your information, should we become Listed on the NYSE, we would still be required to have a majority of independent directors on our Board under the rules of the NYSE.

Although some of the amendments to our Articles contained in this Proposal III reduce or otherwise eliminate certain voting rights that you currently have, we are of the view that these proposed amendments reflected in the Post-Listing Restated Articles will provide us greater flexibility with respect to the implementation of our business plan and will make us more competitive with other Listed REITs.

Experience of Directors. Our existing Articles contain provisions requiring a director to have “at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company.” Our existing Articles also provide that at least one of our Independent Directors is required to have at least three years of relevant real estate experience. Both of these provisions were required by the NASAA REIT Guidelines. Given our growth and the fact that the NYSE rules, the SEC proxy rules, and good governance principles for public companies typically provide that a nominating committee comprised exclusively of independent directors operate under written charters and with public disclosures about nominating procedures, the Board does not believe that maintaining these director experience requirements following a Listing will aid the good governance of our company. Indeed, the current experience requirements may inadvertently exclude certain potential director candidates who could be beneficial to us and our stockholders. Accordingly, the effect of this proposed change is that candidates for our Board will include a broader range of qualified individuals; however, it is possible that no Independent Director will have three years of commercial real estate experience.

Appraisal Rights. Pursuant to Maryland law, upon a Listing of our common stock, our stockholders would not have future stockholder appraisal rights as long as we remain Listed. In addition, the Post-Listing Restated Articles provide that holders of our shares of common stock will not be entitled to exercise any rights of an objecting stockholder provided under Maryland law for unless our Board determines that such rights apply, with respect to any classes or series of stock classified or reclassified in the future.

Investment Limitations. Our existing Articles contain a number of limitations and restrictions on our ability to make certain types of investments in real estate, real estate-related instruments, and equity securities, as well as our ability to borrow and incur indebtedness. These investment limitations and restrictions are contained in our existing Articles because, as described above, they were required by the NASAA REIT Guidelines. These limitations and restrictions are contained in Sections 5.3 and 5.4 of our current Articles. Consistent with the governance practices of many other Listed REITs, the Post-Listing Charter Amendment Proposal eliminates these limitations and restrictions. Instead, our Board will adopt investment policies and monitor management compliance with these policies. These investment policies will take into account, among other things, the complex rules and interpretations required to maintain REIT status under the Code. However, the elimination of certain of these restrictions may expose us to greater risks, for example by allowing us to borrow a greater amount of money, relative to our asset base, than we are permitted to borrow under our existing Articles or by allowing us to lend money in situations in which we would not have been able to lend money under our existing Articles. Our Board and our management would be responsible for evaluating and determining whether to make these types of investments. Our Board believes that the elimination of these restrictions is desirable, will give us greater flexibility in our operations, and will allow us to expand our investment and capital market opportunities. For the foregoing reasons, our Board proposes the elimination of the investment limitations and restrictions summarized below.

Limitations on Investments, Borrowing and Indebtedness. For the reasons outlined above, the Post-Listing Restated Articles eliminate the investment limitations in Section 5.4 of our existing Articles, including provisions that prohibit us from: (1) investing more than 10% of our total assets in unimproved real property

(Section 5.4(i)); (2) investing in commodities or commodity future contracts (Section 5.4(ii)); (3) investing in or making mortgage loans unless an appraisal is obtained concerning the property and certain other conditions are met (Sections 5.4(iii), (iv), (v) and (viii)); (4) investing in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness (Section 5.4(vi)); (5) engaging in underwriting securities of other issuers, or investing in equity securities of those issuers other than under certain limited circumstances (Section 5.4(ix)); (6) except under specified circumstances, issuing (A) equity securities redeemable solely at the option of the holder, (B) debt securities, (C) common or preferred shares on a deferred payment basis or under similar arrangements, (D) non-assessable securities and (E) options, warrants, or similar evidences of right to buy our securities (Section 5.4(x)); (7) acquiring a property unless the consideration to be paid for each such property is authorized by our Board based upon fair market value (Section 5.4(xii)); (8) making investments that we believe will be inconsistent with our objective of continuing to qualify as a REIT (Section 5.4(xviii)); and (9) investing in contracts for the sale of real estate unless they are in recordable form and appropriately recorded in the chain of title (Section 5.4(xix)).

In connection with acquiring and developing properties, we have borrowed funds both on a short-term basis and on a longer-term basis, as appropriate. Because of the NASAA REIT Guidelines requirements, Section 5.4(xiv) of our existing Articles restricts our total indebtedness to no more than 50% of the aggregate value of our assets. Although it has no current intent to exceed that level of indebtedness, our Board believes that such an absolute limit on our borrowings could impair our ability to engage in potentially advantageous transactions and investment opportunities, and we believe that such decisions should be left to our experienced management and Board. Accordingly, the Post-Listing Restated Articles do not contain any limitation on the amount or percentage of indebtedness that we may incur in the future, and therefore, we could become more highly leveraged, resulting in an increase in the amount of debt repayment. This, in turn, could increase our risk of default on our obligations and adversely affect our results of operations and our ability to make distributions to our stockholders. Nonetheless, our Board believes that this change will give us greater flexibility to allow us to expand our investment and capital market opportunities.

Limitations on Investment in Equity Securities. The Post-Listing Restated Articles also eliminate the restrictions in Sections 5.3(iii) and 5.4(ix) of our existing Articles related to investments by us in equity securities. Under Section 5.3(iii) and 5.4(ix) of our existing Articles, we may invest in equity securities so long as a majority of disinterested directors (including a majority of our Independent Directors) approve the investment as being fair, competitive and commercially reasonable. In the Post-Listing Restated Articles, decisions concerning investment in equity securities will be made by the entire Board, using the standards applicable to all director decisions.

Restrictions on Affiliated Transactions. Various provisions of our existing Articles limit our ability to engage in certain transactions with, among other persons, the Advisor, our directors, or their Affiliates. These restrictions are found in Sections 5.3, 5.4, 6.1, 6.2, 6.3, and 9.5 of our current Articles. Under Maryland corporate law, transactions between us and our directors or entities in which one or more of our directors have a material financial interest are not void or voidable on account of such interest if the transaction is disclosed and the transaction is approved or ratified by a majority of disinterested directors or a majority of the stockholders or the transaction is fair and reasonable to us. Many of these types of transactions require prompt public disclosure under SEC rules and in some circumstances require stockholder ratification under NYSE Rules. The Board believes that by relying on established Maryland law, NYSE rules, and appropriate governance mechanisms, combined with the transparency afforded under public company disclosure requirements, the Board will be able to effectively regulate related party transactions without the detailed, substantive restrictions contained in the current Articles.

The affiliated transaction provisions that are proposed to be eliminated in the Post-Listing Restated Articles include:

•	formation of certain joint ventures (Section 5.3(ii));

•	loans to and from our company (Sections 5.4(xv) and 6.3(ii));

•	purchases or leases of properties held by affiliates (Section 6.1);

•	sales and leases of assets to and from our company (Section 6.2);

•	a general requirement under Section 9.5 that all transactions with affiliates are made on the basis of an appraisal;

•	broad restrictions on compensation for any services rendered by affiliates (Section 9.5); and

•	extensive conditions on conducting transactions with affiliates (Section 9.5).

Voting Restrictions. The Post-Listing Restated Articles eliminates Section 8.3 of our existing Articles which prohibits the Advisor, our directors, and their respective Affiliates from voting on or consenting to matters submitted to our stockholders regarding the removal of the Advisor, our directors or any of their Affiliates or any transaction between us and them. This provision was included in our existing Articles in accordance with the NASAA REIT Guidelines. We believe that voting on affiliated transactions should be governed by state law, as is customarily the case for Listed REITs.

Indemnification. Under Section 9.2 of our existing Articles, we are required to indemnify and hold harmless the Advisor, our directors and their respective Affiliates for losses or liabilities incurred by any of them, each referred to therein as an indemnitee, in connection with our business. Section 9.2 contains a number of limitations on indemnification, which were required by the NASAA REIT Guidelines, that result in more restrictive indemnification than is permitted by Maryland law or that is customary for directors of many Listed REITS formed in Maryland.

The Post-Listing Restated Articles modify the indemnification provisions consistent with Maryland law to provide that we shall indemnify (and pay or reimburse reasonable expenses in advance of a final disposition of a proceeding) our current and former directors and officers to the maximum extent permitted by Maryland law. In addition, we may, subject to approval of our Board, indemnify (and advance expenses to) our current and former employees and agents and former officers and directors of any of our predecessors to the maximum extent permitted by Maryland law. Accordingly, the indemnification for both unaffiliated and affiliated persons will be broader than the provisions under our existing Articles and could cost us additional monies. The Post-Listing Restated Articles also add a provision limiting the liability of our directors and officers to us for money damages to the maximum extent permitted by Maryland law. Our Board believes that these provisions will facilitate our ability to attract and retain qualified director and officer candidates and may aid in our obtaining director and officer liability insurance and controlling insurance costs. We believe that provisions of this nature are similar to the provisions provided by many other publicly traded companies and, thus, will allow us to compete with those companies for the most qualified candidates.

Miscellaneous Modifications

Under Maryland law, a Maryland corporation generally may not amend its charter, merge, sell all or substantially all of its assets, or engage in similar transactions (each, an “extraordinary matter”) outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the equity shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our existing Articles provide for approval of these matters by a majority of all the votes entitled to be cast. Our Post-Listing Restated Articles provide that we may continue to, in all instances, consummate an extraordinary matter upon the affirmative vote of stockholders holding not less than a majority of our equity shares then outstanding and entitled to vote.

Certain provisions of our existing Articles exempt us from the application of Maryland’s Business Combination Act and Control Share Acquisition Act. Our exemption from the application of these statutes may have the effect of facilitating: (1) business combinations (which is broadly defined) between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock; and (2) the acquisition by any person of shares entitled to exercise or direct the exercise of specified percentages of our total voting power. Further, our exemption from these provisions of the Business Combination Act and the Control Share Acquisition Act may make it more difficult for our Board or our stockholders to prevent or delay coercive proposals of large stockholders to affect ownership or control of our company and may remove any disincentive these provisions have on future acquisition offers.

We have proposed to delete these exemptions from the Post-Listing Restated Articles and, alternatively, to effect an exemption from the Business Combination Statute by Board resolution and to include the exemption from the Control Share Acquisition Statute in our Bylaws. Accordingly, if this proposal is approved and these provisions are deleted from our existing Articles, we would continue to be subject to these exemptions; however, the net effect of this change will be that our Board will, without stockholder approval, be able to opt in and out of these exemptions by way of Board resolution or an amendment to our Bylaws.

Conforming Changes and Other Ministerial Modifications

The Post-Listing Restated Articles reflect a number of changes and other modifications of a ministerial nature that are necessary in view of the changes being proposed. These changes and modifications include, among other things, deletion and revision of definitions, references and cross-references and other provisions which are no longer applicable to us or which need to be updated, and the necessary re-numbering and lettering of remaining provisions. A number of the provisions in our existing Articles are being amended to adequately reflect our operations as a self-advised and Listed REIT. The text of the Post-Listing Restated Articles is attached hereto as Appendix E and a marked version against our existing Articles, which shows the modifications proposed to be made, is attached hereto as Appendix F. In addition, we will also amend and restate our Bylaws, in order to make certain conforming changes and other changes to our Bylaws, but such changes to the Bylaws will not require action by our stockholders.

If approved by our stockholders at the Special Meeting, the amendments reflected in the Post-Listing Restated Articles will be effected by our filing of the Post-Listing Restated Articles with the SDAT, and will become effective on the date of such filing and upon acceptance for record by the SDAT. The amendment of our existing Articles is divided into two separate, independent proposals. Because the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal will be voted upon separately, one of these proposals may be approved by our stockholders at the Special Meeting while the other proposal may not. In the event that the Pre-Listing Charter Amendment Proposal is not approved by our stockholders at the Special Meeting, we will not file the Pre-Listing Restated Articles with the SDAT, but retain the right to file the Post-Listing Restated articles with the SDAT if the Post-Listing Charter Amendment Proposal is approved by our stockholders and the Internalization Proposal is also approved and the Internalization is consummated. If neither the Pre-Listing Charter Amendment Proposal nor the Post-Listing Charter Amendment Proposal is adopted by our stockholders at the Special Meeting, we will not file either the Pre-Listing Restated Articles or the Post-Listing Restated Articles with the SDAT, and our existing Articles will remain unchanged until such time as they may be amended in the future in accordance with Maryland law and the provisions of our existing Articles and Bylaws.

Even if approved by our stockholders at the Special Meeting, the Post-Listing Charter Amendment Proposal will not be effected unless the Internalization Proposal is approved by our stockholders and the Internalization is consummated and until immediately prior to a Listing, if any, of our common stock. Further, our Board reserves the right not to implement the Post-Listing Charter Amendment Proposal even if it is approved by our stockholders if, prior to such implementation, our Board determines that the implementation of the Post-Listing Charter Amendment Proposal is not in our best interest.

Appraisal Rights

If you do not vote in favor of Post-Listing Charter Amendment Proposal and otherwise comply with the relevant statutory provisions of Maryland law governing appraisal rights, you may be entitled to rights of appraisal under Maryland law with respect to the Post-Listing Charter Amendment Proposal. However, while we are not aware of any direct authority as to whether amendments to our Articles such as those contemplated by the Post-Listing Charter Amendment Proposal would be deemed to substantially adversely affect your rights as a stockholder, in the event you wish to make your own determination of whether you have rights of appraisal with respect to the Post-Listing Charter Amendment Proposal, we encourage you to consider applicable Maryland law and to consider engaging Maryland counsel. We reserve the right to challenge your determination, if any, as to whether rights of appraisal exist in connection with the Post-Listing Charter Amendment Proposal. One of the conditions to our obligation to close the Internalization Transaction under the Definitive Merger Agreement is that holders of 10% or more of our shares of common stock outstanding as of the date of the Special Meeting shall not have purported to exercise appraisal or dissenters’ rights with respect to the Post-Listing Charter Amendment Proposal. Accordingly, if holders of 10% or more of our common stock purport to exercise appraisal or dissenters’ rights, the Internalization Transaction may not be completed. Further, if a significant number of our stockholders purport to exercise appraisal or dissenters’ rights with respect to the Post-Listing Charter Amendment Proposal or for any other reason our Board determines that the implementation of the Post-Listing Charter Amendment Proposal is not in our best interest, and we reserve the right not to implement the Post-Listing Charter Amendment Proposal. For a discussion regarding appraisal rights, see “Explanation of Maryland Appraisal Rights Statute.” See also Appendix G hereto, which sets forth the relevant statutory provisions.

Conforming Amendments to Our Bylaws

In connection with the amendment and restatement of our Articles contemplated by the Post-Listing Charter Amendment Proposal, we will amend and restate our Bylaws to make certain conforming changes and other changes to our Bylaws, but such changes to the Bylaws will not require action by our stockholders.

We anticipate that, in the event that the Post-Listing Charter Amendment Proposal is approved by our stockholders, our Board will consider and may approve certain conforming and other amendments to our Bylaws such as the following:

•

an amendment to our existing Bylaws to increase the threshold necessary for our stockholders to call a special meeting from 10% of the shares then outstanding and entitled to vote to a majority of the shares then outstanding and entitled to a vote;

•	an amendment to our existing Bylaws to set forth certain notice and informational requirements with respect to nominations of directors and other stockholder proposals;

•	an amendment to our existing Bylaws to decrease the threshold necessary to establish, decrease or increase the number of our directors from 80% of our directors to a majority of our directors; and

•	an amendment to our existing Bylaws to provide that the rules and standards of the NYSE will be applied in determining the “independence” of our directors.

Reverse Stock Split

Pursuant to the MGCL, unless otherwise provided in the charter, the board of directors of a corporation with a class of equity securities registered under the Exchange Act may amend the corporation’s charter, with the approval of a majority of the board and without stockholder action, to effect a reverse stock split under certain circumstances. Neither the Pre-Listing Restated Articles nor the Post-Listing Restated Articles, if approved and implemented, will contain any provisions that will restrict our Board’s ability to amend our Articles to effect a reverse stock split without stockholder action. In connection with a possible Listing, our Board may desire to amend the Pre-Listing Restated Articles or the Post-Listing Restated Articles to implement a reverse stock split whereby two (or more) whole outstanding shares of common stock would be combined into one common share (a “Reverse Stock Split”) and, if so, would file such an amendment to our Articles to implement such transaction, as determined by our Board.

Our Board may determine that implementation of this strategy, if a possible Listing occurs or is anticipated to occur, would increase the per-share price of our shares of common stock, reduce the number of outstanding shares to a level more consistent with other public companies with a similar market capitalization and provide us with additional flexibility to issue additional shares to facilitate future acquisitions and financing transactions. Our Board believes that having the ability to implement a Reverse Stock Split may provide our Board with appropriate flexibility to implement our business plan, and to act in the best interests of us and our stockholders.

Vote Required
Approval of this proposal to amend our existing Articles requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote thereon. Proxies received will be voted for approval of each of these proposals unless stockholders indicate otherwise.

It is intended that, even if approved by our stockholders at the Special Meeting, this proposal will not be effected unless and until our Board determines to effect a Listing and then only shortly before a Listing.

Our Board has deemed it advisable and in the best interests of us and our stockholders to approve the Post-Listing Charter Amendment Proposal and has recommended it to our stockholders for their approval. Our Board unanimously approved the Post-Listing Restated Articles and recommends that you vote FOR the Post-Listing Charter Amendment Proposal.

Consequences of Failure to Approve the Post-Listing Charter Amendment Proposal

If the Post-Listing Charter Amendment Proposal is not approved, we may not be able to complete the Internalization Transaction, since the approval of this proposal by our stockholders is a closing condition in the Definitive Merger Agreement. Further, if the Post-Listing Charter Amendment Proposal is not approved, we might make a determination not to List our common stock, although pursuant to our current Articles we are required to either effect a Listing by January 30, 2008 or begin an orderly liquidation of our assets. Even if we were to decide to List our common stock, we believe that we would be at a competitive disadvantage to other traded REITs if the Post-Listing Charter Amendment Proposal is not approved. If the Post-Listing Charter Amendment Proposal is not approved, we intend to continue to conduct our business generally in a manner consistent with past practices, subject to our requirement to begin an orderly liquidation of our assets if we have not listed our common stock by January 30, 2008, or we could seek to amend the provisions in our existing Articles which require us to List or liquidate by January 30, 2008 (which amendment would require the approval of our stockholders). We have not made a decision as to how we would proceed if the Post-Listing Charter Amendment Proposal is not approved, and we are unable to predict any other consequences that a rejection of the Post-Listing Charter Amendment Proposal would have.

PROPOSAL IV:

THE INCENTIVE PLAN PROPOSAL

Summary of the Plan

We propose that the 2007 Omnibus Incentive Plan be adopted. A copy of the 2007 Omnibus Incentive Plan is attached hereto as Appendix H. This summary of the provisions of the 2007 Omnibus Incentive Plan is qualified in its entirety by reference to the full text of the 2007 Omnibus Incentive Plan. To the extent that there is a conflict between this summary and the 2007 Omnibus Incentive Plan, the 2007 Omnibus Incentive Plan will govern. Capitalized terms used but not defined herein will have the meanings ascribed to them in the 2007 Omnibus Incentive Plan. The adoption of the 2007 Omnibus Incentive Plan is subject to stockholder approval.

Background and Purpose

The 2007 Omnibus Incentive Plan was established by the Board, which consulted with its legal advisors and an employment compensation consultant to survey and study the market compensation ranges of our competitors. The purpose of the 2007 Omnibus Incentive Plan is to provide us with the flexibility to offer performance-based compensation, including stock-based and incentive cash awards as part of an overall compensation package to attract and retain qualified personnel. Certain officers, key employees, non-employee directors, or consultants of ours and our subsidiaries would be eligible to be granted cash awards, stock options, stock appreciation rights, restricted stock, deferred stock awards, other stock-based awards, dividend equivalent rights, and performance-based awards under the 2007 Omnibus Incentive Plan. We anticipate that providing such persons with interests and awards of this nature will result in a closer identification of their interests with our own interests and those of our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us.

In addition, we have entered an employment agreement with Donald A. Miller, CFA, and may enter into employment agreements with other individuals, some of whom may also be affiliated with Wells REF, including a Chief Financial Officer. Any such employment agreements will likely be with the persons who will constitute our senior management following the Internalization. These agreements provide or may provide, among other things, for incentive compensation awards and performance bonuses that will be paid pursuant to the 2007 Omnibus Incentive Plan. If the 2007 Omnibus Incentive Plan is not approved by our stockholders, it could materially adversely affect us because we could be deprived of the services of our senior management and the ability to provide the incentives necessary to attract qualified replacements and other personnel.

Administration

The 2007 Omnibus Incentive Plan is administered by a compensation committee of our Board. Our compensation committee, appointed by our Board, will have the power and authority to administer and interpret the 2007 Omnibus Incentive Plan, including the power and authority: (1) to authorize the granting of awards; (2) to determine the eligibility of officers, key employees, directors, or consultants of ours to receive an award; (3) to determine the number of shares of common stock to be covered by each stock-based award (subject to the individual participant limitations provided in the 2007 Omnibus Incentive Plan); (4) to determine the terms, conditions and restrictions of each award, including setting applicable performance criteria (which may not be inconsistent with the terms of the 2007 Omnibus Incentive Plan); (5) to accelerate the exercisability or vesting of the awards; (6) to extend the time period for exercising stock options; and (7) to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2007 Omnibus Incentive Plan or the administration or interpretation thereof. In connection with this authority, our compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The 2007 Omnibus Incentive Plan will be administered by a compensation or other committee consisting of at least two individuals, each of whom shall be a “non-employee director” as defined under Rule 16b-3 under the Exchange Act, and will, at such times as we are subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the

Code, or, if no committee is designated by our Board to act for these purposes, our Board. References below to our compensation committee include a reference to our Board for those periods in which our Board is administering the 2007 Omnibus Incentive Plan. In addition, our compensation committee may, in its discretion, delegate to our Chief Executive Officer, or his or her delegate, all or part of the Committee’s authority and duties with respect to awards (where relief from the limitations of Section 162(m) of the Code is not sought). The 2007 Omnibus Incentive Plan also has certain limitations of liability for our compensation committee and Board members as long as such members are not acting in bad faith or committing fraud.

Eligibility and Types of Awards

Certain of our officers, key employees, non-employee directors and consultants are eligible to be granted cash awards, stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalent rights and other stock-based awards and performance based awards under the 2007 Omnibus Incentive Plan. Eligibility for awards under the 2007 Omnibus Incentive Plan will be determined by our compensation committee. No new award may be granted under the 2007 Omnibus Incentive Plan after the 10th anniversary of the date that such plan is initially approved by our stockholders.

Available Shares

Subject to adjustment upon certain corporate transactions or events, the total number of shares of our common stock subject to awards of stock options, shares of restricted stock, deferred stock awards, other stock-based awards and dividend equivalent rights under the 2007 Omnibus Incentive Plan may not exceed 14,000,000. Subject to potential adjustments upon the occurrence of certain corporate transactions or events, award grants will be subject to the following limitations: (1) the maximum number of shares of common stock subject to stock options or stock appreciation rights that can be awarded under the 2007 Omnibus Incentive Plan to any person eligible for an award is 3,500,000 per calendar year; and (2) the maximum number of shares of common stock that can be awarded in an award under the 2007 Omnibus Incentive Plan, other than pursuant to stock options or stock appreciation rights, to any person eligible for an award is 1,000,000 per calendar year. If a share, option or other equity award granted under the 2007 Omnibus Incentive Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

Awards Under the 2007 Omnibus Incentive Plan

Stock Options

The terms of specific options, including whether options will constitute “incentive stock options” for purposes of Section 422(b) of the Code, will be determined by our compensation committee. The exercise price of an option will be determined by our compensation committee and reflected in the applicable award agreement. Incentive stock options will only be granted to our key employees or a “subsidiary corporation” within the meaning of Section 424(f) of the Code. The exercise price with respect to incentive stock options may not be less than 100% (or 110% in the case of an incentive stock option granted to a 10% stockholder) of the fair market value of our shares of common stock on the date of grant. Each stock option will be exercisable after the period or periods specified in the award agreement, which will not exceed 10 years from the date of grant (or 5 years from the date of grant in the case of an incentive stock option granted to a 10% stockholder). Options will be exercisable at such times and subject to such terms as determined by our compensation committee. If the aggregate fair market value of all shares of common stock subject to a grantee’s “incentive stock option” which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonqualified options.

Stock Appreciation Rights

Subject to the requirements of the 2007 Omnibus Incentive Plan, our compensation committee may grant stock appreciation rights in tandem with a stock option or alone and unrelated to a stock option. Stock appreciation rights may be exercised by the delivery to us of a written notice of exercise. The exercise of a stock appreciation right will entitle the grantee to receive shares of common stock having a value equal to the fair market value of a share of common stock on the date of exercise over the exercise price of the stock appreciation right. The exercise price of a stock appreciation right will be no less than the fair market value of the common stock on the date of grant. In its sole discretion, our compensation committee may settle the stock appreciation rights in a combination of shares of common stock and cash, or exclusively with cash.

Restricted Stock

A restricted stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as our compensation committee may impose at the date of grant. Grants of restricted stock will be subject to vesting schedules as determined by our compensation committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive cash dividends on the restricted stock. Although dividends are paid on all restricted stock, whether or not vested, at the same rate and on the same date as our shares of common stock, such dividends will be held by us and not distributed to participants until the applicable restrictions lapse. Holders of restricted stock are prohibited from selling such shares with certain limited exceptions as provided under the 2007 Omnibus Incentive Plan.

Deferred Stock Awards

A deferred stock award is an award of phantom stock units subject to restrictions and conditions as our compensation committee may determine at the time of the grant. The granting of deferred stock will be contingent on the execution of a deferred stock agreement by the grantee. The terms of such agreements will be determined by our compensation committee and may differ among awards and grantees. A phantom stock unit represents a right to receive the fair market value of a share of our common stock or, if provided by our compensation committee, the right to receive a share of our common stock. Phantom stock units will be settled with a single-sum distribution; however, our compensation committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom stock units, installments over a period not to exceed 10 years. Unless otherwise provided in the applicable award agreement, or pursuant to a permissible election, the settlement date with respect to a phantom stock unit generally is the first day of the month to follow the date on which the phantom stock unit vests. During the deferral period, a grantee shall have no rights as a stockholder; however, the grantee may be granted dividend equivalent rights (as described below).

Other Stock-Based Awards

Our 2007 Omnibus Incentive Plan authorizes the granting of other awards based upon (1) the shares of common stock (including the grant of securities convertible into shares of common stock and stock appreciation rights), and subject to terms and conditions established at the time of grant, (2) equity interests in one of our subsidiaries or Wells OP, (3) awards valued by reference to book value, fair value or performance parameters relative to us or any subsidiary or group of subsidiaries, including Wells OP, and (4) any class of profits interest or limited liability company interest created or issued that qualifies as a “profits interest” within the meaning of IRS Revenue Procedure 93-27. Our compensation committee will determine the specific terms of such awards and the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the grantee’s interest in the other awards will be forfeited. Our compensation committee may also award dividend equivalent rights under these awards.

Dividend Equivalent Rights

A dividend equivalent right is an award entitling the grantee credits based on the amount of cash dividends declared on shares of common stock specified in the dividend equivalent right (or other award to which it relates)

in the same manner as if such shares had been issued to and held by the grantee. Our compensation committee may provide that amounts payable with respect to dividend equivalents will be converted into cash or additional shares of common stock. Our compensation committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Performance Goals

Our compensation committee may, in its discretion, in the case of awards intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code or otherwise, establish one or more performance goals as a precondition to the issuance or vesting of awards, and provide, in connection with the establishment of the performance goals, for predetermined awards to those participants with respect to whom the applicable performance goals are satisfied. The performance goals will be based upon one or more of the following criteria, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and any of which may be measured on an aggregate or per share basis: earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period; net income either before or after interest, taxes, depreciation and/or amortization; changes (or the absence of changes) in the per share or aggregate market price of our common stock; economic value-added; FFO or similar measure; sales or revenues; acquisitions or strategic transactions; operating income; cash flow; return on capital, assets, equity or investment; total return to stockholders; various “non-GAAP” financial measures customarily used in evaluating the performance of REITs; return on sales; gross or net profit levels; productivity; expense levels or management; margins; operating efficiency; customer tenant satisfaction; working capital; earnings per share of stock; revenue or earnings growth; number of securities sold; our ranking against selected peer groups; same store performance from period to period; leasing or occupancy rates; objectively determinable capital deployment; objectively determinable expense management; sales or market shares; number of customers; and establishment of a trading market for our stock. Performance goals are to be established no later than 90 days after the beginning of any applicable performance cycle or at such other date as may be required or permitted for performance-based compensation under Section 162(m) of the Code. In the discretion of the compensation committee, settlement of performance awards shall be in cash, common stock, stock options, stock appreciation rights, deferred stock awards, restricted stock awards, other stock-based awards, dividend equivalent rights, or property. Subject to potential adjustments upon the occurrence of certain corporate transactions or events, the maximum value that any grantee may receive with respect to any fiscal year included in the applicable performance period shall be $10 million.

Adjustments in General; Certain Change-in-Control Provisions

In the event of certain corporate reorganizations or other events, our compensation committee will generally make certain adjustments in its discretion to the manner in which the 2007 Omnibus Incentive Plan operates (including, for example, to the number of shares available under the Plan), and may otherwise take actions which, in its judgment, are necessary to preserve the rights of Plan participants.

Adjustment upon Changes in Capitalization

In the event of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or similar change in the shares of our common stock or our other securities, as determined by our compensation committee, pursuant to which outstanding shares of common stock are increased, decreased or exchanged for a different kind or number of securities, our compensation committee shall make an appropriate or proportionate adjustment in (1) the maximum number of shares reserved for issuance under the 2007 Omnibus Incentive Plan, (2) the maximum number of stock options or stock appreciation rights that can be granted to any one individual grantee and the maximum number of shares that can be granted under a performance based award, (3) the number and kind of shares or other securities subject to any then outstanding awards under the 2007 Omnibus Incentive Plan, (4) the repurchase price, if any, per share subject to each outstanding restricted stock award, and (5) the price for each share subject to any then outstanding stock options and stock appreciation rights under the 2007 Omnibus Incentive Plan, without changing the aggregate exercise price as to which such stock options and stock appreciation rights remain exercisable. Our compensation committee may also adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration extraordinary dividends, acquisitions or dispositions of stock or property or any other similar corporate event to the extent necessary to avoid a material distortion in the value of the awards.

Change in Control or Merger

In the event of certain mergers, consolidations, the sale of substantially all of our assets, our reorganization or a liquidation, or change of control as defined in the 2007 Omnibus Incentive Plan, our compensation committee may, in lieu of making the adjustments described above, provide that all outstanding awards shall terminate as of consummation of such event, and (1) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding awards to a date that is at least ten days but no earlier than 60 days prior to such date, and/or (2) provide that holders of awards will receive a payment in respect of cancellation of their awards based on the amount of the per share consideration being paid for our common stock in connection with such event, subject to various restrictions and other determinations of value.

Amendment and Termination

Our Board may at any time amend or terminate the 2007 Omnibus Incentive Plan; however, we must obtain stockholder approval of any amendment to the 2007 Omnibus Incentive Plan (other than amendments that curtail the scope of the plan) that would materially amend the 2007 Omnibus Incentive Plan, including any amendment that would:

•	increase the maximum number of shares of common stock that may be issued under the 2007 Omnibus Incentive Plan;

•	expand the types of awards available under, materially expand the eligibility to participate in, or materially extend the term of the 2007 Omnibus Incentive Plan; or

•	materially change the method of determining the fair market value of shares on the date of grant of an option or stock appreciation right.

The compensation committee may at any time amend or cancel any previously granted award under the 2007 Omnibus Incentive Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action may adversely affect the rights under an previously granted award without the consent of the grantee. Notwithstanding the above, any amendment to an award or other action by the compensation committee that constitutes the repricing of the exercise price or base value of an option, stock appreciation right, or any other award granted under the 2007 Omnibus Incentive Plan will be subject to the approval of our stockholders.

If adopted by our stockholders, the 2007 Omnibus Incentive Plan shall terminate ten years after the effective date of the plan. Any awards outstanding under the 2007 Omnibus Incentive Plan at the time of its termination shall remain outstanding until they expire by their terms.

Certain U.S. Federal Income Tax Consequences

The following discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal income tax penalties, and was written to support the “promotion or marketing” (within the meaning of Internal Revenue Service Circular 230) of the Plan.

Non-Qualified Stock Options

No income will be recognized by an option holder at the time a non-qualified stock option is granted. At the time a non-qualified stock option is exercised, however, ordinary income will generally be recognized by an option holder in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price of the option. We will generally be entitled to a deduction for U.S. federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than pursuant to a cash payment of the exercise price, various special tax rules may apply.

Incentive Stock Options

In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for us. To receive this tax treatment, however, shares acquired upon the exercise of an incentive stock option, must not be disposed of within two years after the incentive stock option is granted nor within one year after the transfer of the shares to the option holder pursuant to his or her exercise of the option. In addition, the option holder must be an employee of us or a qualified subsidiary at all times between the date of grant and the date which is three months (one year in the case of disability) before exercise of the option. (Special rules apply in the case of the death of the option holder.) Incentive stock option treatment under the Code generally allows the sale of our shares of common stock received upon the exercise of an incentive stock option to result in any gain being treated as a capital gain to the option holder, and we will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) We would generally then be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. Any excess realized upon such a disposition over the fair market value at the date of exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than pursuant to a cash payment of the exercise price, various special tax rules may apply.

Restricted Stock

Unless a holder of restricted stock makes an “83(b) election” (as discussed below), there generally will be no tax consequences as a result of a grant of restricted stock until the restricted stock is either no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Dividends paid on unvested shares, if retained by the grantee, will generally be treated as compensation income for U.S. federal income tax purposes (unless an 83(b) election has been made, as discussed below). Generally, when the restrictions are lifted, the holder will recognize ordinary income, and we will be entitled to a deduction, equal to the difference between the fair market value of the stock at that time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of the shares. In general terms, if a holder makes an 83(b) election (under Section 83(b) of the Code) upon the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and we will be entitled to a deduction, equal to (1) the fair market value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) not transferable, minus (2) the amount, if any, paid for the restricted stock. If an 83(b) election is made, there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment. In the event of a forfeiture after an 83(b) election is made, no deduction or loss will be available, other than with respect to amounts actually paid for the stock.

Dividend Equivalents

There generally will be no tax consequences as a result of the award of a dividend equivalent. When payment is made, the holder of the dividend equivalent generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount received in respect of the dividend equivalent.

Other Tax Consequences

Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of our other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. The 2007 Omnibus Incentive Plan includes provisions that may permit certain types of awards to qualify for exceptions to the compensation deduction limit.

The foregoing is only a summary of the effect of federal income taxation on the grantee and us with respect to the grant and exercise of awards made under the 2007 Omnibus Incentive Plan, does not purport to be complete, and does not discuss the tax consequences of the grantee’s death or the income tax laws of any municipality, state or foreign country in which a grantee may reside.

No Appraisal Rights in Connection with the Incentive Plan Proposal

Under Maryland law stockholders will not have appraisal rights in connection with the Incentive Plan Proposal.

Vote Required

Approval of the Incentive Plan Proposal requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock represented in person or by proxy at the Special Meeting and actually voted on the matter (a majority of votes cast), so long as the total votes cast represents at least 50% of the shares entitled to vote at the Special Meeting. Proxies received will be voted for approval of this proposal unless stockholders designate otherwise.

Our Board has determined it to be advisable and in the best interests of us and our stockholders to approve the Incentive Plan Proposal. Our Board unanimously approved the form of the 2007 Omnibus Incentive Plan and recommends that you vote FOR the Incentive Plan Proposal.

Consequences of Failure to Approve the Incentive Plan Proposal

If the Incentive Plan Proposal is not approved by our stockholders, it could materially adversely affect us because we could be deprived of the services of our senior management and the ability to provide the incentives necessary to attract qualified replacements and other personnel.

Compensation of Our Executive Officers and Directors

Compensation of Our Executive Officers

During fiscal year 2006 and at all times prior to February 2, 2007, none of our executive officers received any compensation directly from us for services rendered to us and, accordingly, no compensation had been awarded to, earned by, or paid to any of our executive officers. Except for Donald A. Miller, CFA, who was hired as our Chief Executive Officer and President on February 2, 2007, our executive officers are and have historically been also officers of Wells Capital and its affiliates and have been compensated by these entities, in part, for certain services previously provided to us under our existing advisory and management agreements. Please see the discussion of our relationship with these entities and the services provided under our existing advisory and management agreements under “Proposal I—The Internalization Proposal—Our Company;” and “—Our Existing Advisory and Property Management Agreements.” Effective February 2, 2007, Donald A. Miller, CFA, was hired as our Chief Executive Officer and President and, from and after that date, will be compensated by us. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Employment Agreements.”

Compensation Committee

During 2006, the members of our compensation committee were Richard W. Carpenter, Bud Carter, William H. Keogler, Jr., Donald S. Moss, and Neil H. Strickland, all of whom are Independent Directors. The primary function of our compensation committee during 2006 and historically has been to administer the granting of stock options to selected employees of Wells Capital and Wells Management, our external advisors, based upon recommendations from management of these entities, and to set the terms and conditions of any such options in accordance with our 2000 employee stock option plan; however, no employee stock options have ever been issued under our 2000 employee stock option plan. During 2006, our compensation committee did not hold any meetings, and no stock options were issued under our 2000 employee stock option plan. We currently anticipate that, if the 2007 Omnibus Incentive Plan is approved by our stockholders and adopted by our Board, our Board will terminate our 2000 employee stock option plan, which covers only employees of Wells Capital and Wells Management and, accordingly, will no longer be necessary.

Prior to January 22, 2007, the Special Committee, with the advice of its legal counsel and employment compensation consultant, conducted the initial negotiations of the terms of the employment agreement with Donald A. Miller, CFA,. On January 22, 2007, our Board reconstituted our compensation committee and appointed Bud Carter, William H. Keogler, Jr., Donald S. Moss and Neil H. Strickland, all of whom are Independent Directors, as our new compensation committee. The primary responsibilities of our compensation committee will be to (1) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and, either as a committee or together with the other Independent Directors, determine and approve the Chief Executive Officer’s compensation; (2) make recommendations to our Board with respect to the compensation of other executive officers, and incentive-compensation and equity-based plans and awards to our executive officers and other employees; (3) administer our 2007 Omnibus Incentive Plan, in the event such plan is approved by our stockholders, and (4) prepare a compensation committee report on executive officer compensation as required by applicable SEC or stock exchange rules to be included in our annual proxy statement or annual report on Form 10-K. Following January 22, 2007, our compensation committee completed the negotiations of the employment agreement with Donald A. Miller, CFA, and recommended to our Board that we enter into the employment agreement with Mr. Miller. On February 2, 2007, the employment agreement with Donald A. Miller, CFA, was finalized, was approved by our Board, was executed by the parties and became effective. See “Proposal I—The Internalization Proposal—Description of the Internalization Transaction—Employment Agreements.” Our compensation committee does not currently have a written charter.

Compensation Committee Interlocks and Insider Participation

For a description of the Compensation Committee Interlocks, see “Certain Relationships with our Independent Directors” immediately below.

Certain Relationships with our Independent Directors

The following Independent Directors of Wells REIT also serve as independent directors of Wells REIT II: Richard W. Carpenter, Bud Carter, Donald S. Moss, Neil H. Strickland, and W. Wayne Woody. Mr. Moss also serves as an independent director of Wells Timberland REIT, Inc. Further, all of our Independent Directors serve as trustees of the Wells Family of Real Estate Funds, an open-end management company organized as an Ohio business trust, which includes as one of its series the Wells S&P REIT Index Fund.

In addition, Mr. Carter serves as a chairman for TEC International, an organization designed to aid corporate executives in the sharing of ideas on ways to improve the management and profitability of their respective companies. As a chairman, Mr. Carter facilitates monthly meetings for groups of executives and meets individually with each member of the group on a monthly basis. Four executives of Wells REF and its affiliates, including Messrs. Wells and Fretz, are members in groups chaired by Mr. Carter. While Mr. Carter has no equity interest in TEC International, he is compensated by TEC International for such services. Wells Capital paid TEC International fees of approximately $11,400, $21,000 and $37,000 for the years ended December 31, 2006, 2005 and 2004, respectively.

Compensation of Our Directors

Name	Fees Earned or Paid in Cash in 2006 ($) (1)		Stock Awards in 2006 ($)	Option Awards in 2006 ($) (2) (3)	Non-Equity Incentive Plan Compensation in 2006 ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other 2006 Compensation ($) (4)	Total 2006 Compensation ($)
Leo F. Wells, III	None		None	None	None	None	None	$0
Douglas P. Williams	None		None	None	None	None	None	$0
Michael R. Buchanan	$73,500	(5)	None	$0	None	None	None	$73,500	(5)
Richard W. Carpenter	$70,500	(5)	None	$0	None	None	None	$70,500	(5)
Bud Carter	$53,500		None	$0	None	None	None	$53,500
William H. Keogler, Jr.	$79,000	(5)	None	$0	None	None	None	$79,000	(5)
Donald S. Moss	$66,000		None	$0	None	None	None	$66,000
Neil H. Strickland	$60,750		None	$0	None	None	None	$60,750
W. Wayne Woody	$93,000	(5)	None	$0	None	None	None	$93,000	(5)

(1)	We pay each of our Independent Directors an annual retainer of $18,000 (increased from $12,000 on July 1, 2006), $2,500 per regularly scheduled board meeting attended, $1,500 per regularly scheduled committee meeting attended, including the meetings of the Special Committee (committee chairpersons receive an additional $500 per committee meeting for serving in that capacity), and $250 per special board meeting attended whether held in person or by telephone conference. Members of our audit committee are paid $2,500 per meeting attended for each of the four meetings necessary to review our quarterly and annual financial statements. If one of our directors is also an officer, we do not pay separate compensation for services rendered as a director. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.
(2)	In 2006, Messrs. Buchanan and Woody received options to purchase up to 1,500 shares of our common stock and Messrs. Carpenter, Carter, Keogler, Moss and Strickland received options to purchase up to 1,000 shares of our common stock pursuant to our Independent Director Stock Option Plan (described below). Further, in 2006, Mr. Carter received warrants to purchase up to 53 shares of our common stock, Mr. Moss received warrants to purchase up to 209 shares of our common stock, and Mr. Strickland received warrants to purchase up to 4 shares of our common stock pursuant to our Independent Director Warrant Plan (described below). The aggregate grant date fair value of these option awards and warrants determined in accordance with FAS 123R was determined to be zero.
(3)

As of December 31, 2006, Mr. Buchanan held, in the aggregate, options to purchase up to 4,500 shares of our common stock; Mr. Woody held, in the aggregate, options to purchase up to 3,000 shares of our common stock; and Messrs. Carpenter, Carter, Keogler, Moss and Strickland held, in the aggregate, options to purchase up to 7,500 shares of our common stock pursuant to our Independent Director Stock Option Plan (described below). Further, as of December 31, 2006, Mr. Carter held, in the aggregate, warrants to purchase up to 787 shares of our common stock; Mr. Moss held, in the aggregate, warrants to purchase up to 3,619 shares of our common stock; and Mr. Strickland held, in the aggregate, warrants to purchase up to 53 shares of our common stock pursuant to our Independent Director Warrant Plan (described below).

(4)	During 2006, none of our directors received additional compensation required to be disclosed under this column.
(5)	Includes $20,000 for Mr. Buchanan, $18,500 for Mr. Carpenter, $17,000 for Mr. Keogler, and $27,500 for Mr. Woody for attendance at meetings of the Special Committee.

Independent Director Stock Option Plan

We have reserved 100,000 shares of common stock for future issuance upon the exercise of stock options granted to the Independent Directors pursuant to our Independent Director Stock Option Plan (“Independent Director Option Plan”) which was approved by our stockholders at the annual stockholders meeting held on June 16, 1999. We have issued non-qualified stock options to purchase 2,500 shares (“Initial Options”) to each of our Independent Directors pursuant to our Independent Director Option Plan. In addition, we issued options to purchase 1,000 shares to each Independent Director then in office in connection with the 2000 through 2005 annual meetings of stockholders and will continue to issue options to purchase 1,000 shares (“Subsequent Options”) to each independent director then in office on the date of each of our annual stockholders’ meetings. The Initial Options and the Subsequent Options are collectively referred to as the “Independent Director Options.” Independent Director Options may not be granted at any time when the grant, along with grants to other Independent Directors, would exceed 10% of our issued and outstanding shares.

The exercise price for the Initial Options is currently $12.00 per share. The exercise price for the Subsequent Options is currently the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. One-fifth of the Initial Options became exercisable beginning on the date of grant, and one-fifth of the Initial Options become exercisable on each anniversary of the date of grant such that all Initial Options become exercisable on the fourth anniversary of the date of grant. Subsequent Options granted under the Independent Director Option Plan become exercisable on the second anniversary of the date of grant.

If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which we are the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of the Independent Director Options. A corresponding adjustment to the exercise price of the Independent Director Options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the Independent Director Options not exercised, but will change only the exercise price for each share.

Independent Director Warrant Plan

We have reserved 500,000 shares for future issuance upon the exercise of warrants to be granted to the Independent Directors pursuant to our Independent Director Warrant Plan (“Independent Director Warrant Plan”) which was approved by our stockholders at the annual stockholders meeting held on June 28, 2000. Our Independent Director Warrant Plan provides for the issuance of warrants to purchase shares of our common stock (“Warrants”) to our Independent Directors based on the number of shares of common stock that they purchase. The purpose of the Independent Director Warrant Plan is to encourage our Independent Directors to purchase shares of our common stock. Beginning on the effective date of the Independent Director Warrant Plan and continuing until the earlier to occur of (1) the termination of the Independent Director Warrant Plan by action of the board of directors or otherwise, or (2) 5:00 p.m. EST on the date of listing of our shares on a national securities exchange, each independent director will receive one Warrant for every 25 shares of common stock he purchases. The exercise price for the Warrants is currently $12.00 per share.

Equity Compensation Plan Information

We have reserved 750,000 shares of common stock for issuance under our 2000 employee stock option plan, 100,000 shares of common stock under the Independent Director Stock Option Plan, and 500,000 shares of common stock under the Independent Director Warrant Plan. The following table provides summary information about securities issuable under our equity compensation plans, as of December 31, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	63,959	$12.00	1,286,041
Equity compensation plans not approved by security holders	—	—	—

Total	63,959	$12.00	1,286,041

Ownership of Shares By Directors and Executive Officers

As of December 31, 2006, our current directors and executive officers beneficially owned the following shares:

Name of Beneficial Owner	Shares Beneficially Owned	Percentage
Leo F. Wells, III	3,447	*
Donald A. Miller	12,717	*
Douglas P. Williams	1,124	*
Randall D. Fretz	8,470	*
Michael R. Buchanan (1)	4,500	*
Richard W. Carpenter (2)	7,500	*
Bud Carter (2) (5)	27,950	*
William H. Keogler, Jr. (2)	7,500	*
Donald S. Moss (2) (6)	113,041	*
Neil H. Strickland (2) (7)	8,882	*
W. Wayne Woody (3)	3,000	*
All officers and directors as a group (4) (8)	198,131	*

*	Less than 1% of the outstanding common stock.
(1)	Includes options to purchase up to 4,500 shares of common stock, which are exercisable within 60 days of December 31, 2006.
(2)	Includes options to purchase up to 7,500 shares of common stock, which are exercisable within 60 days of December 31, 2006.
(3)	Includes options to purchase up to 3,000 shares of common stock, which are exercisable within 60 days of December 31, 2006.
(4)	Includes options to purchase an aggregate of up to 45,000 shares of common stock, which are exercisable within 60 days of December 31, 2006.
(5)	Includes warrants to purchase up to 787 shares of common stock, which are exercisable within 60 days of December 31, 2006.
(6)	Includes warrants to purchase up to 3,619 shares of common stock, which are exercisable within 60 days of December 31, 2006.
(7)	Includes warrants to purchase up to 53 shares of common stock, which are exercisable within 60 days of December 31, 2006.

(8)	Includes warrants to purchase an aggregate of up to 4,459 shares of common stock, which are exercisable within 60 days of December 31, 2006.

Outstanding Soliciting Dealer Warrants

Pursuant to the terms of the fourth public offering of shares of our common stock which commenced on July 26, 2002, for every 50 shares of common stock sold to the public or issued to stockholders pursuant to our dividend reinvestment plan during the fourth offering period, we, through our dealer manager, awarded one soliciting dealer warrant to the broker-dealers who sold our common stock in our fourth offering. Under the terms of such warrants, the holder of a soliciting dealer warrant is entitled to purchase one share of our common stock at a price of $12.00 per share during the period beginning on the first anniversary date of the effective date of the offering (July 26, 2003), and ending five years after the effective date of the fourth offering, which is July 26, 2007. As of December 31, 2006, there were a total of approximately 6.4 million issued and outstanding soliciting dealer warrants, all of which expire on July 26, 2007.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

BUSINESS

General

Wells REIT is a Maryland corporation formed on July 3, 1997, which commenced active operations on June 5, 1998 and which qualifies as a REIT for federal income tax purposes. Substantially all of our business is conducted through Wells OP, a Delaware limited partnership, or subsidiaries of Wells OP. Wells REIT is the sole general partner, and Wells Capital is currently the sole limited partner of Wells OP. Wells OP owns properties directly, through wholly owned subsidiaries, through certain joint ventures with unaffiliated parties, and through certain joint ventures with real estate limited partnerships sponsored by Wells Capital. We have a controlling interest in the unaffiliated joint ventures and, accordingly, consolidate the accounts of these entities. Conversely, we do not have a controlling interest in the joint ventures with affiliates of Wells Capital and, accordingly, do not consolidate the accounts of these entities.

We engage in the acquisition and ownership of commercial real estate properties, including properties that are under construction, newly constructed, or have operating histories. Our portfolio consists primarily of high-grade office and industrial buildings leased to large corporate tenants located throughout the United States. As of December 31, 2006, all properties currently owned by us were office buildings, warehouses, and manufacturing facilities or some combination thereof; however, we are not limited to such investments.

Our stock is not currently listed on a national exchange. However, our articles of incorporation currently require that we begin the process of liquidating our investments and distributing the resulting proceeds to our stockholders if our common stock is not listed on a national exchange or over-the-counter market by January 30, 2008. This provision of our articles can only be amended by a vote of our stockholders.

Real Estate Investment Objectives

Our primary investment objectives are to maximize cash dividends paid to our investors; to preserve, protect, and return our investors’ capital contributions; and to realize growth in the value of our properties upon our ultimate sale of such properties or from a listing of our common stock on a national exchange or over-the-counter market.

In determining the appropriateness of an investment in real estate, we consider the creditworthiness of the tenants, the location of the property, its appropriateness for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, and liquidity and tax considerations. We also consider the impact of the acquisition on our portfolio as a whole with regard to diversification by geography, tenants, industry group of tenants, and timing of lease expirations.

We have developed specific standards for determining creditworthiness of tenants of buildings being considered for acquisition or at the time of signing a new lease at an existing building. Creditworthy tenants of the type we target have become more highly valued in the marketplace and, consequently, there is increased competition for acquiring properties leased to such creditworthy tenants. As a result, the purchase prices for properties have increased and capitalization rates (“cap rates”), or first-year returns on real estate investments, have declined. We remain committed to invest in quality properties that will produce quality income.

Our investment philosophy emphasizes diversification of our portfolio for geographic locations, tenants, industry group of tenants, and timing of lease expirations. Prior to acquisition, we perform an assessment to ensure that our portfolio is diversified with regard to these criteria to minimize the impact on our portfolio of significant factors affecting a single geographic area, type of property or industry group of tenants. Additionally, we analyze annual lease expirations in an attempt to minimize the impact on the cash flows from operations of the portfolio as a whole for properties that may be vacant until re-leased.

We anticipate that in future periods we will continue to acquire additional properties which meet our investment objectives with regard to quality and dispose of certain properties in order to continue to position the portfolio at an acceptable range of diversification; however, the number and mix of properties we acquire will largely depend upon the real estate and market conditions and other circumstances existing at the time we acquire the properties. We anticipate that future funds for acquisitions may come from a variety of sources, including operating cash flow, investor proceeds received from the sale of common stock pursuant to our dividend reinvestment plan, net proceeds from property dispositions, proceeds from future equity and debt offerings and additional borrowings.

Generally, we are responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. However, the majority of our leases include reimbursement provisions that require the tenant to pay, as additional rent, all or a portion of real estate taxes; sales and use taxes; special assessments; utilities; insurance; building repairs; and other building operation and management costs. Such reimbursement provisions serve to mitigate the risks related to rising costs. Upon the expiration of leases at our properties, our objective is to negotiate leases that contain similar reimbursement provisions; however, the conditions in each of our markets could dictate different outcomes and may result in less favorable reimbursement provisions.

Financing Objectives

To date, we have financed our acquisitions through a combination of equity raised in our public offerings and debt incurred or assumed upon the acquisition of certain properties. We anticipate that future acquisitions will be funded primarily through existing or future debt arrangements, proceeds from our dividend reinvestment plan, proceeds from future equity and debt offerings, and net proceeds from the sale of our existing properties. In addition, we have obtained certain long-term debt facilities which were used to fund the accumulated redemption requests pursuant to our share redemption program. As of December 31, 2006, our debt leverage ratio (the ratio of our outstanding debt to the aggregate cost of our real estate assets) was approximately 26.9%.

Operating Objectives

As our initial capital raising and acquisition phase is complete, we are currently focusing primarily on the operational performance of the portfolio. In connection therewith, we will continue to focus on a number of key operating initiatives, including the following:

•	Negotiating strategic renewals or lease extensions that expire in either the next few years or at times in which we believe it is important to make adjustments to our lease expiration exposure;

•

Ensuring that we enter into leases at market terms, upon lease expiration or with regard to currently vacant space at our properties, in order to maximize returns on our properties as permitted by the market;

•

Considering appropriate actions for future lease expirations to ensure that we can position the property appropriately to retain the existing tenants or negotiate lease amendments now, which will lengthen the term of the lease, resulting in the receipt of increased rents over the long term as allowed by the market;

•	Controlling operating expenses as a percentage of revenues as we attempt to take advantage of certain economies of scale; and

•	Evaluating selective property dispositions that will improve the overall quality and economic performance of our portfolio over the long term.

Employees

We currently have no direct employees. Under the terms of various agreements, the Advisor and its affiliates invoice us for the services provided to us by their employees based on estimates of the time spent to perform a variety of services outlined in such agreements. These expenses are included in general and administrative expenses in the accompanying consolidated statements of income. These expenses, after reduction for amounts reimbursed by tenants, totaled approximately $6.7 million, $7.8 million, $8.4 million, and $3.9 million for the years ended December 31, 2006, 2005, 2004, and 2003, respectively.

Insurance

We believe that our properties are adequately insured.

Competition

As the leasing of real estate is highly competitive, we will experience competition for tenants from owners and managers of competing projects. As a result, we may be required to provide rent concessions, incur charges for tenant improvements and other inducements, or we may not be able to timely lease vacant space, all of which would adversely impact our results of operations. At the time we elect to acquire additional properties, we will compete with other buyers who are interested in the property, which may result in an increase in the amount that we pay for the property or may result in us ultimately not being able to acquire the property. At the time we elect to dispose of one or more of our properties, we will be in competition with sellers of similar properties to locate suitable purchasers for properties, which may result in us receiving lower proceeds from the disposal or which may result in us not being able to dispose of the property due to the lack of an acceptable return.

Litigation Against Related Parties

During early 2004, a putative class action complaint was filed against, among others, Leo. F. Wells, III, the former President and current Chairman and a director of Wells REIT, Wells Capital, and Wells Management (Hendry et al. v. Leo F. Wells, III et al., Superior Court of Gwinnett County, Georgia, Civil Action No. 04-A-2791-2). The Court granted the plaintiffs’ motion to permit voluntary dismissal of this suit, and the case was subsequently dismissed without prejudice. In November 2004, the same plaintiffs filed a second putative class action complaint against, among others, Mr. Wells, Wells Capital, and Wells Management (Hendry et al. v. Leo F. Wells, III et al., Superior Court of Gwinnett County, Georgia Civil Action No. 04A-13051-6). The second action alleges, among other things, that: (1) Mr. Wells and Wells Capital breached their fiduciary duties to the limited partners of Wells Real Estate Fund I (“Fund I”), a previously syndicated real estate partnership sponsored by Wells Capital and Mr. Wells, in connection with certain disclosures and prior actions relating to the distribution of net sale proceeds, (2) the defendants breached an alleged contract arising out of a June 2000 consent solicitation to the limited partners of Fund I relating to an alleged waiver of deferred management fees, and (3) certain misrepresentations and omissions in an April 2002 consent solicitation to the limited partners of Fund I caused that consent solicitation to be materially misleading. The plaintiffs seek, among other remedies, judgment against Mr. Wells and Wells Capital, jointly and severally, in an amount to be proven at trial; punitive damages; disgorgement of fees earned by the general partners of Fund I; enforcement of the alleged contract relating to the alleged waiver of deferred management fees; and an award to the plaintiffs of their attorneys’ fees, costs, and expenses. On January 28, 2005, the defendants filed motions for summary judgment and motions to dismiss the plaintiffs’ claims. Pursuant to orders entered July 1, 2005, the Court granted the defendants’ motions to dismiss and for summary judgment on all counts in the complaint. Thus, this action has now been dismissed, subject to the plaintiffs’ right to file a notice of appeal within the required time period. On August 3, 2005, the plaintiffs filed a motion requesting the Court to vacate and re-enter the orders to give the plaintiffs an opportunity to file a motion for reconsideration or notice of appeal. On February 15, 2006, the Court heard argument on the plaintiffs’ motion to vacate and to re-enter the judgments previously entered on July 1, 2005. On April 20, 2006, the Court held a hearing addressing only the liability aspects on the defendants’ and plaintiffs’ motions for attorneys’ fees and expenses. By Orders entered May 24, 2006, the Court denied the plaintiffs’ and the defendants’ motions to recover attorneys’ fees and expenses of litigation. Also by Orders entered May 24, 2006, the Court re-entered its July 1, 2005 judgments granting the defendants’ motions to dismiss and for summary judgment on all counts in the complaint, so as to allow the plaintiffs 30 days within which to file a notice of appeal. On or about June 21, 2006, the plaintiffs filed a notice of appeal with respect to the Court’s Order granting the defendants’ motions to dismiss and for summary judgment. On July 5, 2006, the defendants filed a notice of cross appeal with respect to the Court’s Order denying the defendants’ motion for attorneys’ fees and expenses of litigation. On August 18, 2006, the appeal and cross appeal were docketed in the Georgia Court of Appeals. It is not known when the Court of Appeals will rule on the appeal and cross appeal.

PROPERTIES

Overview

As of December 31, 2006, we owned interests in 83 properties, which were approximately 95% leased with an average remaining lease term of approximately 6.7 years. Of these properties, 70 properties were wholly owned; three properties were owned through consolidated joint ventures; and the remaining ten properties were owned through joint ventures with affiliates of Wells Capital. The majority of our assets are commercial office buildings located in 23 states and the District of Columbia.

Property Statistics

The tables below include statistics for properties that we own directly and through our consolidated joint ventures, as well as for our respective ownership interests in properties that we own through our unconsolidated joint ventures. The following table shows lease expirations of our portfolio as of December 31, 2006, during each of the next ten years and thereafter, assuming no exercise of renewal options or termination rights.

Year of Lease Expiration	Annualized Gross Base Rent (in thousands)	Rentable Square Feet Expiring (in thousands)	Percentage of Annualized Gross Base Rent
Vacant	$3,119	1,168	5%
2007	$34,758	1,022	5%
2008	$22,376	797	4%
2009	$30,620	1,265	6%
2010	$64,555	2,680	12%
2011	$87,045	4,021	19%
2012	$70,367	2,220	10%
2013	$56,594	1,776	8%
2014	$30,240	1,118	5%
2015	$28,918	889	4%
2016	$20,463	944	4%
Thereafter	$93,368	3,560	17%

	$542,422	21,459	100%

The following table shows the geographic diversification of our portfolio as of December 31, 2006.

Location	2006 Annualized Gross Base Rents (in thousands)	Rentable Square Feet (in thousands)	Percentage of 2006 Annualized Gross Base Rents
Chicago	$143,286	5,076	26%
Washington, D.C.	$81,654	2,169	15%
N. New Jersey	$49,163	2,039	9%
New York	$33,201	987	6%
Minneapolis	$30,023	1,230	6%
Boston	$25,412	587	5%
Dallas	$24,310	1,275	4%
Los Angeles	$23,138	679	4%
Detroit	$21,778	972	4%
Atlanta	$14,883	616	3%
Philadelphia	$13,055	761	2%
Nashville	$10,467	423	2%
Orange County	$10,385	451	2%
Other*	$61,669	4,195	11%

	$542,422	21,458,514	100%

*	None more than 2%.

The following table shows the tenant industry diversification of our portfolio as of December 31, 2006.

Industry	2006 Annualized Gross Base Rent (in thousands)	Rentable Square Feet (in thousands)	Percentage of 2006 Annualized Gross Base Rent
Business Services	$64,564	2,222	12%
Depository Institutions	$51,905	2,010	10%
Legal Services	$41,035	1,185	8%
Insurance Carriers	$32,615	1,405	6%
Communication	$26,069	964	5%
Insurance Agents, Brokers, and Service	$25,976	891	5%
Nondepository Institutions	$22,899	1,022	4%
Administration of Economic Programs	$22,889	587	4%
Chemicals and Allied Products	$22,154	718	4%
Electronic & Other Electric Equipment	$21,678	1,203	4%
Food and Kindred Products	$17,705	505	3%
Finance, Taxation, & Monetary Policy	$17,610	420	3%
Administration of Human Resources	$17,177	578	3%
Environmental Quality and Housing	$14,829	444	3%
Engineering & Management Services	$13,216	475	2%
Other*	$130,101	6,830	24%

	$542,422	21,459	100%

*	None more than 2%.

The following table shows the tenant diversification of our portfolio as of December 31, 2006.

Location	2006 Annualized Gross Base Rent (in thousands)	Percentage of 2006 Annualized Gross Base Rent
BP Amoco	29,971	6%
Leo Burnett	26,367	5%
NASA	22,410	4%
US Bancorp	18,826	3%
Nestle	17,705	3%
Winston & Strawn	17,682	3%
Sanofi-Aventis	15,723	3%
OCC	14,773	3%
Kirkland & Ellis	14,443	3%
State of New York	14,030	3%
Independence Blue Cross	13,055	2%
Nokia	9,696	2%
Cingular	9,689	2%
Zurich	9,447	2%
Caterpillar Financial	9,114	2%
DDB Needham	8,932	2%
US National Park Service	8,630	2%
Lockheed Martin	8,202	2%
State Street Bank	8,088	1%
Department of Defense	7,157	1%
Other*	258,482	46%

	542,422	100%

*	None more than 1%.

Certain Restrictions Related to our Properties

Control of certain properties is limited to a certain extent because the properties are owned through joint ventures with affiliates of Wells Capital or others not otherwise affiliated with Wells Capital or us. Refer to the section below discussing the joint ventures for restrictions related to the operations and other investment decisions.

In addition, certain of our properties are subject to ground leases, and certain properties are held as collateral for debt facilities. Please refer to Schedule III of our accompanying consolidated financial statements for the years ended December 31, 2005, 2004 and 2003, which details properties subject to ground leases and held as collateral for debt facilities as of December 31, 2005.

Unconsolidated Joint Ventures With Affiliates of Wells Capital

As of December 31, 2006, through our ownership in Wells OP, we own interests in certain properties through unconsolidated joint ventures with affiliates of Wells Capital as outlined below:

Joint Venture	Joint Venture Partners	Our Ownership Percentage	Properties Held by Joint Venture
Fund XIII-REIT Joint Venture	Wells OP Wells Real Estate Fund XIII, L.P.	72%	ADIC Building AIU—Chicago Building

Fund XII-REIT Joint Venture	Wells OP Wells Real Estate Fund XII, L.P.	55%	Siemens Building Comdata Building

Fund XI-XII-REIT Joint Venture	Wells OP Wells Real Estate Fund XI, L.P. Wells Real Estate Fund XII, L.P.	57%	111 Southchase Boulevard Building 20/20 Building

Fund IX-X-XI-REIT Joint Venture	Wells OP Wells Real Estate Fund IX, L.P. Wells Real Estate Fund X, L.P. Wells Real Estate Fund XI, L.P.	4%	360 Interlocken Building Avaya Building Iomega Building(1)

Wells/Fremont Associates Joint Venture	Wells OP Fund X-XI Joint Venture	78%	47320 Kato Road Building

(1)

On January 31, 2007, Fund IX-X-XI-REIT Joint Venture sold its interest in the Iomega Building for approximately $4.9 million excluding closing costs. As a result of the sale, a gain of approximately $7,000 was allocated to us.

Through Wells OP, we serve as the initial administrative venturer, as defined in the respective joint venture partnership agreements, for each of the above joint ventures. Accordingly, we are responsible for establishing policies and operating procedures with respect to the business and affairs of each of the above joint ventures. However, approval of the other joint venture partners is required for any major decision or any action that materially affects these joint ventures or their real property investments.

Lines of Credit and Notes Payable

As of December 31, 2006 and December 31, 2005, we had lines of credit and notes payable outstanding as follows (in thousands):

	December 31, 2006	December 31, 2005
Secured Pooled Facility	$350,000	$350,000
Aon Center Chicago Mortgage Notes	225,000	200,000
$125.0 Million Fixed-Rate Loan	125,000	—
Leo Burnett Building Mortgage Note	120,000	120,000
WDC Mortgage Notes	115,167	115,167
$105.0 Million Fixed-Rate Loan	105,000	105,000
$45.0 Million Fixed-Rate Loan	45,000	45,000
$42.5 Million Fixed-Rate Loan	42,525	—
$50.0 Million Secured Lined of Credit	38,000	—
3100 Clarendon Boulevard Building Mortgage Note	34,502	35,110
One Brattle Square Building Mortgage Note	27,484	28,827
1075 West Entrance Building Mortgage Note	15,525	16,108
Merck Construction Loan	—	21,100

	$1,243,203	$1,036,312

For additional information on our lines of credit, see Note 5 to our accompanying consolidated financial statements of Wells REIT for the nine months ended September 30, 2006 and Note 5 to our accompanying consolidated financial statements for the years ended December 31, 2005, 2004 and 2003.

LEGAL PROCEEDINGS

We are from time to time a party to legal proceedings, which arise in the ordinary course of our business. We are not currently involved in any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition. We are not aware of any such legal proceedings contemplated by governmental authorities. In addition, no legal proceedings were terminated during the fourth quarter of 2006.

MARKET FOR WELLS REIT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Overview

As of December 31, 2006, we had 465,856,546 million shares of common stock outstanding held by a total of approximately 109,000 stockholders. The number of stockholders is based on the records of Wells Capital, who serves as our registrar and transfer agent. Under our articles of incorporation, certain restrictions are imposed on the ownership and transfer of our shares.

We recently engaged an independent appraisal firm to perform a valuation of our properties as of September 30, 2006. As a result of this valuation, on January 3, 2007, our Board determined that the estimated net asset value of our shares of common stock, based primarily on the net asset value of our real estate portfolio, was $8.93 per share. The $8.93 estimated net asset value per share was provided by an independent third party which based its estimate upon (1) the appraised value of our real estate assets as of September 30, 2006, and (2) consideration of the current value of our other assets and liabilities as of September 30, 2006. This estimated net asset value per share is only an estimate, and is based upon a number of assumptions and estimates, which may not be accurate or complete. There were no liquidity discounts applied to this estimated valuation or discounts relating to the fact that we are currently externally managed, and no attempt was made to value the company as an enterprise. Further, this should not be viewed as the amount a stockholder would receive in the event that we were to list our shares in the future or to liquidate our assets and distribute the proceeds from such transaction to our stockholders since, among other things, this valuation was not reduced by certain real estate commissions potentially payable to the Advisor in the event the Advisor materially assists in the disposition or other costs of sale. An investment in shares of Wells REIT is illiquid because there is no current public market for the shares and, therefore, it can be difficult to sell the shares. In addition, the price received for any shares sold would likely be less than this estimated share value. Further, real estate markets fluctuate, and real estate values can decline in the future. For these reasons, our stockholders should not assume that they will be able to obtain this estimated share value for their shares, either currently or at any time in the future.

As our stock is currently not listed on a national exchange, there is no significant public trading market for our stock. Consequently, there is the risk that a stockholder may not be able to sell our stock at a time or price acceptable to the stockholder. Our Board has authorized a share redemption program for investors who have held their shares for more than one year, subject to the limitation that (1) during any calendar year, we will not redeem in excess of 5% of the weighted-average shares of common stock outstanding during the prior calendar year, and (2) in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Any shares we redeem pursuant to our share redemption program are purchased at the original purchase price paid by the stockholder less any amounts previously distributed to the stockholder which were attributable to net sales proceeds from the sale of our properties. We are under no obligation to redeem shares under our share redemption program, and our Board may amend, suspend, or terminate the share redemption program at any time upon 30 days’ written notice; provided that in the event that our Board concludes in good faith that Wells REIT is in possession of undisclosed material information at a time when it also has outstanding redemption requests pending, the Board may in its sole discretion suspend the share redemption program without advance notice for such temporary period of time as may be determined by the Board in its sole discretion in order to allow Wells REIT sufficient time to provide disclosure of such information to the stockholders.

In accordance with the foregoing provisions, effective January 29, 2007, our Board temporarily suspended our share redemption program until the end of March 2007.

Distributions

We intend to make distributions each taxable year (not including a return of capital for federal income tax purposes) equal to at least 90% of our taxable income. We intend to pay regular quarterly dividend distributions to our stockholders. Dividends will be made to those stockholders who are stockholders as of the dividend record dates.

Quarterly dividend distributions made to our stockholders during 2004, 2005 and 2006 were as follows:

	2004
	First	Second	Third	Fourth	Total
Total Cash Distributed (in thousands)	$81,400	$81,300	$81,573	$82,099	$326,372

Per Share Investment Income	$0.123	$0.123	$0.123	$0.123	$0.492
Per Share Return of Capital	$0.047	$0.047	$0.047	$0.047	$0.188
Per Share Capital Gains	$0.005	$0.005	$0.005	$0.005	$0.020

Total Per Share Distribution	$0.175	$0.175	$0.175	$0.175	$0.700

	2005
	First	Second	Third	Fourth	Total
Total Cash Distributed (in thousands)	$82,955	$67,792	$67,671	$68,225	$286,643

Per Share Investment Income	$0.033	$0.028	$0.028	$0.028	$0.117
Per Share Return of Capital	$0.112	$0.094	$0.094	$0.093	$0.393
Per Share Capital Gains	$0.030	$0.025	$0.025	$0.024	$0.104

Total Per Share Distribution	$0.175	$0.147	$0.147	$0.145	$0.614

Additionally, in June 2005 a special distribution of approximately $748.5 million was distributed to our stockholders in June 2005 as a return of invested capital related to the 27-property disposition which closed in April 2005. Approximately 19%, 70%, and 70% of the dividends paid during the years ended December 31, 2005, 2004, and 2003, respectively, were taxable to the investor as ordinary taxable income, and approximately 17%, 3%, and 0% of the dividends paid during the years ended December 31, 2005, 2004, and 2003, respectively, were taxable to the investor as capital gains, with the remaining amount characterized as a tax deferred return of capital.

	2006
	First	Second	Third	Fourth	Total
Total Cash Distributed (in thousands)	$67,439	$67,264	$67,153	$67,719	$269,575
Total Per Share Distribution	$0.147	$0.147	$0.147	$0.147	$0.588

The amount of dividends paid and taxable portion of such dividends in prior periods are not necessarily indicative or predictive of amounts anticipated in future periods.

Redemptions

During 2006, we redeemed shares pursuant to our share redemption program as follows (in thousands, except per share data):

Period	Approximate Number of Shares Redeemed	Approximate Average Price Paid per Share	Maximum Approximate Dollar Value of Shares Available That May Yet Be Redeemed in Calendar Year 2006 Under the Plan(1)
January 2006	7,815	$8.38	$129,882
February 2006	1,930	$8.38	$113,706
March 2006	1,643	$8.38	$99,938
April 2006	1,493	$8.38	$87,426
May 2006	2,634	$8.38	$65,352
June 2006	2,334	$8.38	$45,794
July 2006	1,336	$8.38	$34,595
August 2006	1,581	$8.38	$21,345
September 2006	137	$8.38	$20,198
October 2006	247	$8.38	$18,130
November 2006	286	$8.38	$15,735
December 2006	227	$8.38	$13,833

(1)

The maximum dollar amount remaining as of December 31, 2006 for redemptions pursuant to our share redemption program in future periods is approximately $135.9 million, as life-to-date redemptions may not exceed life-to-date proceeds received under our dividend reinvestment plan. However, due to additional program restrictions, the pool of shares available for all redemptions in each calendar year (including ordinary, redemptions upon death, and required minimum distribution redemptions) is recalculated on January 1st of each year. As a result of this annual calculation, the total shares available for redemptions during the period from January 1, 2007 to December 31, 2007 is approximately 23.1 million shares, which we currently anticipate will be redeemed at a price equal to the lesser of (a) $10 per share or (b) the purchase price per share actually paid, less in both instances any amounts previously distributed to stockholders attributable to net sales proceeds from the sale of our properties (currently $1.62 per share); however, effective January 29, 2007, our Board temporarily suspended our share redemption program until the end of March 2007.

SELECTED FINANCIAL DATA

The following sets forth a summary of our selected financial data as of and for the nine months ended September 30, 2006 and 2005 (unaudited) and the years ended December 31, 2005, 2004, 2003, 2002, and 2001 (in thousands except for per share data).

	(unaudited) Nine Months Ended September 30,
	2006	2005	2005	2004	2003	2002	2001
Total assets	$4,429,794	$4,414,927	$4,398,565	$5,123,689	$4,925,292	$2,229,727	$752,281
Total stockholders’ equity	$2,893,050	$3,030,578	$2,989,147	$3,699,600	$3,962,406	$1,835,950	$709,343
Outstanding debt	$1,234,519	$1,036,940	$1,036,312	$890,182	$612,514	$248,195	$8,124
Outstanding long-term debt	$1,163,319	$1,015,840	$1,012,654	$888,622	$500,167	$152,038	$469
Obligations under capital leases	—	—	—	$64,500	$64,500	$54,500	$22,000

Total revenues(1)	$439,799	$427,358	$568,383	$551,796	$318,298	$91,712	$37,579
Income from continuing operations	$91,630	$108,804	$136,401	$161,848	$93,138	$42,649	$15,570
Discontinued operations(1)	$16,359	$191,621	$192,734	$47,874	$27,547	$17,205	$6,154
Net income	$107,989	$300,425	$329,135	$209,722	$120,685	$59,854	$21,724
Funds from operations(2)	$217,769	$233,033	$301,120	$363,290	$240,917	$101,798	$40,584

Cash flows from operations	$200,512	$202,734	$271,494	$329,818	$237,238	$111,960	$46,588
Cash flows used in investing activities	$(143,538)	$716,502	$691,690	$(253,342)	$(2,208,437)	$(1,369,926)	$(278,845)
Cash flows provided by (used in) financing activities	$(68,679)	$(167,126)	$(205,354)	$(90,074)	$1,979,216	$1,227,844	$303,544
Special distribution	—	$(748,526)	$(748,526)	—	—	—	—
Dividends paid	$(201,856)	$(218,418)	$(286,643)	$(326,372)	(219,121)	$(104,996)	$(36,737)

Per share data:
Earnings per share - basic and diluted	$0.23	$0.64	$0.71	$0.45	$0.37	$0.41	$0.43
Funds from operations per share	$0.47	$0.50	$0.65	$0.78	$0.74	$0.70	$0.79
Dividends declared	$0.44	$0.47	$0.61	$0.67	$0.70	$0.76	$0.76

(1)

Prior period amounts adjusted to conform with current income statement groupings, including the presentation of revenues and income from properties sold and properties related to discontinued operations as income from discontinued operations, for all periods presented.

(2)

Refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations of Wells Real Estate Investment Trust, Inc. for information regarding how we use funds from operations to evaluate our operations, the reasons why we believe that the presentation of funds from operations provides useful information to our stockholders, and for a reconciliation of this non-GAAP financial measure to net income.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WELLS REAL ESTATE INVESTMENT TRUST, INC.

The following discussion and analysis should be read in conjunction with the Selected Financial Data and our accompanying consolidated financial statements for the nine months ended September, 30, 2006 and the years ended December 31, 2005, 2004 and 2003, and the notes thereto. See also “Risk Factors,” as well as the notes to our consolidated financial statements.

Overview

We are a real estate investment company engaged in the investment and management of commercial real estate located throughout the United States. We operate as a real estate investment trust for federal income tax purposes. As of September 30, 2006, we had no paid employees and are externally advised and managed by Wells Capital and Wells Management.

From 1998 through 2003, we raised capital through the issuance of common stock under four public offerings and invested the capital proceeds in income producing commercial real estate properties. During 2004 and 2005, we continued to raise additional capital, through the sale of shares under our dividend reinvestment plan, and acquired or constructed certain additional real estate properties.

During 2005, we sold 27 properties in which we held whole or partial interests, as part of a sale to an unrelated third party, and distributed substantially all of the net sale proceeds of approximately $756.8 million to our stockholders as a return of invested capital. Also during 2005, we completed construction and placed into service two build-to-suit properties with total capitalized costs of approximately $45.1 million.

As of September 30, 2006, we owned and operated 84 properties, directly or through joint ventures, comprising approximately 20.8 million square feet, located in 23 states and the District of Columbia. As of September 30, 2006, the properties in our portfolio were approximately 95% leased.

Our results of operations for the years ended December 31, 2005, 2004, and 2003 reflect growing revenues and expenses associated with the acquisition of properties in 2004 and 2003.

General Economic Conditions and Real Estate Market Commentary

Management reviews a number of economic forecasts and market commentaries in order to evaluate general economic conditions and formulate a view of the current environment’s effect on the real estate markets in which we operate.

The U.S. economy grew at a rate of approximately 3% in 2006 which in the view of many economists is the average long-term rate for the U.S. economy. The economy grew at a 2.2% annual pace in the third quarter of 2006 which is slightly faster than the 1.6% initially estimated but still down from 2.6% in the second quarter. This slowdown in third quarter gross domestic product was primarily attributable to housing with residential investment falling by approximately 18%, the worst decrease in over a decade. On the positive side, this loss in housing did not affect consumer spending which increased by approximately 2.9% in the third quarter 2006, up from approximately 2.6% in the second quarter. The Federal Reserve has given no indication that it will lower interest rates in the near future due to the continued risks of inflation. Gross domestic product growth for 2007 is expected to be approximately 2.9% with inflation estimated to be approximately 2.6%.

The U.S. office real estate market continued to display strong growth through the fourth quarter of 2006 with steady declines in vacancy, positive absorption rates and moderate construction. These conditions are resulting in acceleration in rent growth across most markets. National vacancy rates continued to trend downward with third quarter of 2006 vacancy at 12.9%, 20 basis point lower than the second quarter and 120 basis points lower than the prior year. Many markets are performing well due to job growth in the service-sector and a restraint on new supply of office properties. There does not appear to be any improved job-growth across most job sectors, however, with coastal and energy markets doing well and the Midwest region of the United States slightly lagging in growth. Job growth has remained approximately 2.5% since mid-year 2005, which is reflected in steady positive absorption. Looking forward to the near-term, many economists anticipate that there may be a slowing in the economy due to a correction in the housing market causing weaker employment growth and a downturn in demand for consumer goods and consumer-related finance.

The real estate capital transactions market remains relatively stable. Total office property sales through October 2006 totaled $105 billion, 31% ahead of 2005. Cap rates for central business district properties are at an all-time low due to strong investor demand. Demand for office properties continues to be well distributed across the capital sector with equity funds, institutions, REITs and foreign investors being the most competitive bidders for office properties. A different capital sector has lead acquisitions for each of the past four years, a further indication of the diversity of demand. So far in 2006, equity funds have replaced institutions as the largest purchaser of office properties. The spread between average cap rates and 10-year U.S. Treasuries continues to tighten as cap rates compress and the US Treasury rates increase from their 2002 lows. In the medium-term, the combination of higher interest rates and slower rent growth could lead to an end of the cap rate compression with cap rates generally expected to increase slightly over the next 3 years.

Impact of Economic Conditions on our Portfolio

While some of the market conditions noted above may indicate an expected increase in rental rates, the extent to which our portfolio may benefit from this growth is dependent upon the contractual rental rates currently contained in existing leases at the properties we own. Since the majority of our in-place leases are at properties that were acquired at times during which the market demanded higher rental rates, as compared with today’s rental rates, new leasing activities could actually result in a decrease in future rental rates at our properties.

Liquidity and Capital Resources

Overview

From January 1998 through July 2004, we raised significant funds through the sale of our common stock in four public offerings. Proceeds from these sales of common stock, net of offering costs and other expenses, were used primarily to fund the acquisition of real estate properties and certain capital expenditures identified at the time of acquisition. While our fourth public offering closed in July 2004, we may make additional public offerings in the future pursuant to which we would receive proceeds from the sale of our common stock or other securities. While we expect to continue to receive proceeds from the sale of shares issued under our dividend reinvestment plan, we expect to use a significant portion of those proceeds to fund redemptions of our common stock under our share redemption program.

We anticipate cash flows generated from operations to remain relatively consistent with operations after the 27-property disposition. Our primary source of future cash flows is expected to be cash generated from the operations of our properties and additional distributions received from our unconsolidated joint ventures. The amount of future dividends to be paid to our stockholders will be largely dependent upon the amount of cash generated from our operating activities, our expectations of future cash flows, our determination of near-term cash needs for capital improvements, tenant re-leasing, share redemptions and debt repayments, and our potential establishment of additional reserves for future capital improvements. Further, we anticipate that we may be able to generate additional cash flow through the selective and strategic sale of certain of our operating properties and, from time to time, may return net proceeds from the sale of such properties to our stockholders in the form of special distributions.

Short–Term Liquidity and Capital Resources

During the nine months ended September 30, 2006, we generated net cash flows from operating activities of approximately $200.5 million, which is primarily comprised of receipts of rental income less payments for property operating costs, asset and property management fees, general and administrative expenses, and interest expense. From such net cash flows from operating activities and cash on hand, we paid dividends to stockholders of approximately $201.9 million. During the nine months ended September 30, 2006, net cash outflows from investing activities were approximately $143.5 million, primarily as a result of using approximately $169.3 million to acquire the 400 Bridgewater Building and Las Colinas Corporate Center and invest in capital expenditures at other buildings and approximately $20.7 million to pay leasing costs related to lease extensions, partially offset by net sales proceeds generated from the sale of the IRS Daycare Building and the Northrop Grumman Building of approximately $48.3 million.

During the nine months ended September 30, 2006, net cash outflows from financing activities were approximately $68.7 million, primarily as a result of paying dividends of approximately $201.9 million and redeeming common stock for approximately $173.6 million, partially offset by net new borrowings under our lines of credit and notes payable of $198.7 million and raising proceeds from the issuance of common stock under our dividend reinvestment plan of approximately $112.8 million. In addition, on October 2, 2006, we obtained long-term, fixed-rate debt of $42.5 million, the proceeds of which were used to repay draws made on our lines of credit to fund the acquisition of Las Colinas Corporate Center (see Note 5 to our accompanying consolidated financial statements for the nine months ended September 30, 2006).

Due to certain annual limitations in our share redemption program, the pool of shares available for redemptions during calendar year 2005 was exhausted in June 2005. Accordingly, approximately $48.8 million of shares tendered for ordinary redemptions throughout the remainder of calendar year 2005 were not redeemed until January 2006 due to program restrictions. The approximately $48.8 million in share redemptions occurring in January 2006 were funded with proceeds drawn on our $85.0 million secured line of credit. Further, on March 8, 2006, we obtained an additional fixed-rate debt facility of $150.0 million and used the proceeds primarily for the following items: (1) repaying amounts outstanding under our line of credit facility; (2) funding the acquisition of an 8-story office building located in Bridgewater, New Jersey for approximately $93.0 million, exclusive of closing costs; and (3) funding the redemption of additional shares of our common stock tendered for redemption in calendar year 2006. The pool of shares available for redemptions during calendar year 2006 was exhausted in August 2006. In addition, in January 2007, our board of directors temporarily suspended redemptions under our share redemption program until the end of March 2007. Accordingly, approximately $31.4 million of shares have been tendered for ordinary redemptions during the remainder of calendar year 2006 and the first two months of 2007 that have not been redeemed due to program restrictions.

During 2005, we generated net cash flow from operating activities of approximately $271.5 million, primarily from rental income and tenant reimbursements, less payments for property operating costs, asset and property management fees, general administrative expenses, and interest expense. From cash flows from operating activities and cash on hand, we paid dividends to stockholders of approximately $286.6 million in 2005. Other than dividends paid to stockholders, our most significant recurring use of cash during the year ended December 31, 2005 was the redemption of our common stock pursuant to our share redemption program for approximately $215.0 million, of which approximately $128.4 million related to requested but unredeemed shares as of December 31, 2004 which were unable to be redeemed until first quarter 2005 due to certain program restrictions and first quarter 2005 redemptions. These redemptions were funded with (1) borrowings drawn under new long-term, fixed-rate debt facilities obtained in the second quarter of 2005, and (2) investor proceeds raised from the issuance of common stock under our dividend reinvestment plan, net of commissions and selling expenses.

During 2005, we generated net debt proceeds of approximately $146.1 million through additional borrowings under lines of credit and notes payable of approximately $307.1 million, reduced by repayments of approximately $161.0 million. The remaining debt outstanding after repayments of lines of credit was a 7-year term loan secured by the 4250 N. Fairfax Building in the amount of $45.0 million and a 10-year loan secured by the U.S. Bancorp Building in the amount of $105.0 million. Further, during 2005, we generated investor proceeds from the issuance of common stock under our dividend reinvestment plan of approximately $159.5 million. During 2005, we also invested in capital expenditures and deferred leasing costs of approximately $61.0 million related to (1) the construction of two build-to-suit properties, with total capital costs of approximately $45.1 million, which were placed in service during the year, and (2) funding costs related to our lease renewal and asset management strategy for our current portfolio of properties.

In addition, as a result of selling 27 properties in which we owned whole or partial interests in April 2005, we generated net proceeds of approximately $756.8 million, of which approximately $44.9 million related to our partial interest in four properties owned by unconsolidated joint ventures during 2005. We subsequently distributed substantially all of the net sales proceeds from this disposition to our stockholders as a return of invested capital special distribution in June 2005.

As a result of this aforementioned 27-property sale in April 2005, the gross amount of cash generated by properties and cash available for dividends has decreased as compared to prior periods; however, our dividends as a percent of invested capital have remained consistent. In addition, primarily as a result of distributing substantially all of the net sale proceeds generated from the portfolio sale to investors in the form of a return of invested capital special distribution, the gross amount of dividends declared per share has decreased as compared to prior periods. Future dividend levels will be dependent upon the amount of cash generated from operating activities, our expectations of future cash flows and our determination of near-term cash needs for capital improvements, tenant releasing, share redemptions, and debt repayments. In addition, due to differences in the timing of cash receipts and cash payments for operations, we may periodically be required to borrow funds on a short-term basis to meet our dividend payment schedule. Because (1) we did not reduce existing debt with the net proceeds received from the portfolio disposition, (2) the amount of assets held decreased as a result of the portfolio sale, and (3) we obtained additional borrowings of approximately $150.0 million during 2005 to fund share redemption requests, our debt leverage ratio (the ratio of our outstanding debt to the aggregate cost of our real estate assets) increased from approximately 17% as of December 31, 2004 to approximately 23% as of December 31, 2005.

We believe that cash on hand and tenant receivables are sufficient to cover our working capital needs, including accounts payable and accrued expenses, accrued capital expenditures, and cash due to affiliates of approximately $74.6 million as of September 30, 2006. We expect to use substantially all of our future operating cash flows to pay dividends to stockholders and to use cash on hand and third-party borrowings to fund capital expenditures.

Long–Term Liquidity and Capital Resources

We expect that our primary future sources of capital will be derived from net cash flows generated from property operations, from proceeds received from future equity or debt offerings, from proceeds received from secured or unsecured borrowings from third-party lenders, from the net proceeds of the selective and strategic sales of certain of our properties, and from proceeds received from the sale of shares issued under our dividend reinvestment plan, which may be offset by proceeds used to redeem shares under our share redemption program.

We anticipate that our primary future long-term liquidity requirements will include, but not be limited to, making scheduled debt service payments, and funding renovations, expansions and other significant capital improvements for our properties. Specifically, over the next five years beginning with October 1, 2006, we currently estimate funding capital expenditures necessary for the properties currently in our portfolio of approximately $380.7 million, including building improvements, tenant improvements, and leasing commissions.

We expect to use substantially all future net cash flow generated from operations to pay dividends and, therefore, expect to fund future capital expenditures for the properties currently in our portfolio primarily with proceeds from third-party borrowings. Proceeds raised from the sale of shares under our dividend reinvestment plan, in excess of amounts used to fund share redemptions, may also be utilized for capital improvements or expansion at our properties, or to fund or partially fund new property acquisitions.

While we do not believe that future cash flows provided by operations will be lower due to lower returns on properties, future dividends paid at current levels are not guaranteed. Our cash flow from operations depends significantly on market rents and the ability of tenants to make rental payments. We believe that the diversity of our tenant base and the concentration in our portfolio of highly creditworthy tenants helps to mitigate the risk of tenants defaulting on leases. However, general economic downturns, or downturns in one or more of our core markets, could adversely impact the ability of our tenants to make lease payments and our ability to re-lease space on favorable terms when leases expire. In the event of either situation, our cash flow and consequently our ability to meet capital needs, could adversely affect our ability to pay dividends in the future.

Contractual Commitments and Contingencies

As of December 31, 2005, our contractual obligations were as follows (in thousands):

		Payments Due During the Years Ending December 31,
	Total	Remainder of 2006	2007-2008	2009-2010	Thereafter
Outstanding debt obligations(1)	$1,234,519	$641	$224,487	$2,783	$1,006,608
Operating lease obligations	65,066	141	1,127	1,193	62,605
Tenant/building improvements and lease commission obligations(2)	68,901	5,150	42,425	12,336	8,990

Total	$1,368,486	$5,932	$268,039	$16,312	$1,078,203

(1)

Amounts include principal payments only. We made interest payments of $43.7 million during the nine months ended September 30, 2006 and expect to pay interest in future periods on outstanding debt obligations based on the rates and terms disclosed herein and in our Annual Report on Form 10-K for the year ended December 31, 2005.

(2)

Certain lease agreements include provisions that, at the option of the tenant, may obligate us to expend certain amounts of capital to expand an existing property, to construct on adjacent property, or to provide other expenditures for the benefit of the tenant (see Note 8 to our accompanying consolidated financial statements for the nine months ended September 30, 2006). As of December 31, 2005, our contractual obligations were as follows (in thousands):

As of December 31, 2005, our contractual obligations were as follows (in thousands):

		Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	4-5 years	More than 5 years
Outstanding debt	$1,036,312	$23,658	$153,263	$2,783	$856,608
Operating lease obligations	65,488	563	1,126	1,192	62,607
Purchase Obligations(1)	87,963	87,963	—	—	—

Total	$1,189,763	$112,184	$154,389	$3,975	$919,215

(1)	Contract price. Does not include price adjustments, closing costs, or earnest money paid as of December 31, 2005 of approximately $5.0 million.

Results of Operations

Overview

As of September 30, 2006, we owned interests in 84 real estate properties that were approximately 95% leased. The operations of properties that have been sold are classified as discontinued operations in our accompanying consolidated statements of income for each of the periods presented (see Note 4 to our accompanying consolidated financial statements for the nine months ended September 30, 2006). Real estate operating income has increased slightly from the prior year, primarily as a result of acquiring properties and placing constructed properties into service in 2005 and 2006. Real estate operating income generated from properties owned as of the beginning of the periods presented has not changed significantly from 2005, primarily as a result of the stable nature of our portfolio. Rental revenues are generally based on long-term leases that do not allow for significant increases in rental income and do not expire in the near-term. Additionally, while we do not expect a significant increase in operating expenses at our properties, to the extent that operating expenses do increase, the majority of our in-place leases have clauses that require the tenants to bear the majority of the burden of any such increases. Absent significant changes in our financing structure or the size of our portfolio, we expect income from real estate operations to be comparable in future periods, as compared to the nine months ended September 30, 2006.

As of December 31, 2005, we owned interests in 83 real estate properties that were approximately 95.5% leased. Our results of continuing operations increased significantly from 2003 to 2004 primarily as a result of acquiring properties during 2003 and 2004 with investor proceeds raised in the fourth public offering of our common stock. Our results of operations increased to a lesser extent from 2004 to 2005 as a result of acquiring fewer properties following the closing of our fourth public offering of our common stock in July 2004. We do not expect future income from continuing operations to change significantly in the near-term, as the majority of our rental revenues are generated from long-term leases that do not allow for significant changes in rental payments and which do not expire in the near-term. Further, while, we do not expect significant increases in future property operating costs, if such increases were to occur, the majority of our in-place leases have clauses that require the tenant to bear the economic burden of such increases to the extent that they occur.

The operations of 23 wholly owned properties sold in connection with the 27-property disposition in April 2005 are classified as discontinued operations in our accompanying consolidated statements of income for each of the years presented (see Note 9 to our accompanying consolidated financial statements for the years ended December 31, 2005, 2004 and 2003 for more information).

Comparison of the three months ended September 30, 2005 versus the three months ended September 30, 2006

Continuing Operations

Rental income increased from $108.4 million for the three months ended September 30, 2005 to $112.0 million for the three months ended September 30, 2006. Substantially all of this increase relates to properties acquired or developed subsequent to June 30, 2005. Tenant reimbursements remained relatively stable at $32.1 million for the three months ended September 30, 2005, as compared to $34.2 million for the three months ended September 30, 2006.

Lease termination income increased from $0 for the three months ended September 30, 2005 to approximately $8.4 million for the three months ended September 30, 2006. Lease termination income for the three months ended September 30, 2006 relates mainly to consideration received as a result of the Nokia lease terminated at the Nokia property and the HSBC Card Services lease terminated at the 10900 Wayzata Building. Lease termination income for the three months ended September 30, 2006 is not expected to be comparable to future periods, as such income will be dependent upon the execution of lease termination and/or modification agreements that are deemed to be in the best interest of the portfolio over the long-term.

Property operating expenses increased from $47.4 million for the three months ended September 30, 2005 to $50.5 million for the three months ended September 30, 2006. This increase relates primarily to increases in certain reimbursable expenses, including utilities, property taxes, and tenant-requested services, and additional costs related to properties acquired or developed subsequent to June 30, 2005. Tenant reimbursement income did not fluctuate commensurate with the increase in property operating costs, primarily due to changes in the amount of reimbursements for nonrecurring tenant-requested services and limitations and/or conditions under which such costs are reimbursable pursuant to the affected leases. Property operating costs represented approximately 34% and 35% of total rental income and tenant reimbursements for the three months ended September 30, 2005 and 2006, respectively.

Asset and property management fees increased from $6.7 million for the three months ended September 30, 2005 to $7.4 million for the three months ended September 30, 2006. This increase is primarily attributable to a change in the basis on which asset management fees are calculated, partially offset by an annualized reduction of $1.2 million for 2006 that was negotiated in connection with the renewal of our Asset Management Advisory Agreement in the second quarter of 2006 (see Note 7 to our accompanying consolidated financial statements for the period ended September 30, 2006). Asset management fees have been calculated for 2006 based on a fixed percentage of the fair market value, as defined, of Wells REIT’s properties according to a net asset valuation performed as of September 30, 2005, as compared to the original purchase prices of such assets on which the asset management fees were based prior to 2006. Asset and property management fees as a percentage of total rental income and tenant reimbursements were approximately 5% for the three months ended September 30, 2005 and 2006.

Lease termination expense increased from approximately $0.06 million for the three months ended September 30, 2005 to approximately $2.7 million for the three months ended September 30, 2006, and represents the write-off of lease-related assets and liabilities associated with the lease terminations described above. We do not expect these charges to be comparable in future periods, as this expense will be dependent upon the execution of any such future agreements.

Depreciation expense increased from $22.0 million for the three months ended September 30, 2005 to $23.3 million for the three months ended September 30, 2006. Substantially all of this increase relates to properties acquired or developed subsequent to June 30, 2005. Depreciation expense represented approximately 16% of rental income and tenant reimbursements for the three months ended September 30, 2005 and 2006. Absent changes in the size or composition of our portfolio, we do not expect future depreciation expense to fluctuate significantly.

Amortization expense increased from $16.2 million for the three months ended September 30, 2005 to $16.7 million for the three months ended September 30, 2006. Substantially all of this increase relates to recognizing a full period of amortization for assets recorded in connection with properties acquired and re-leased during the periods presented. Absent changes in the composition of our leases with tenants, we do not expect future amortization expense to fluctuate significantly.

General and administrative expenses increased from $3.4 million for the three months ended September 30, 2005 to $5.0 million for the three months ended September 30, 2006. The increase in general and administrative expense was primarily attributable to Tennessee excise taxes (see Note 8 to our accompanying consolidated financial statements for the nine months ended September 30, 2006), as well as an increase in bad debt expense, net of recoveries, the majority of which was related to certain tenants at the 60 Broad Street New York Building. General and administrative expense represents approximately 2% and 3% of total rental and tenant reimbursement income for the three months ended September 30, 2005 and 2006, respectively.

Interest expense increased from $13.1 million for the three months ended September 30, 2005 to $15.6 million for the three months ended September 30, 2006 due to higher average borrowings outstanding and higher weighted-average interest rates during the third quarter of 2006, as compared to the third quarter of 2005. Absent additional borrowings or other changes to our financing structure, we expect that a significant portion of our future interest expense will be comparable to current amounts, as the majority of our borrowings are under long-term, fixed-rate debt facilities. As of September 30, 2006, $71.2 million, or 6% of our outstanding debt, includes variable-rate lines of credit, which have exposure to rising interest rates.

Interest and other income increased from $0.6 million for the three months ended September 30, 2005 to $0.9 million for the three months ended September 30, 2006. Interest income was greater for the three months ended 2006 primarily due to holding higher average cash balances as a result of withholding distributions to owners of the 35 West Wacker Building to fund near-term re-leasing costs (see Note 8 to our accompanying consolidated financial statements for the nine months ended September 30, 2006). The level of interest income in future periods will be primarily dependent upon the amount of operating cash on hand and is not expected to be consistent with the amount earned during the three months ended September 30, 2006.

Equity in income of unconsolidated joint ventures remained stable at $0.5 million for the three months ended September 30, 2005 and for the three months ended September 30, 2006. Absent future dispositions or unexpected changes in the operations of the underlying properties, we expect future equity in income of unconsolidated joint ventures to be comparable to equity in income of unconsolidated joint ventures recognized for the three months ended September 30, 2006.

Income from continuing operations per share remained relatively stable at $0.07 for the three months ended September 30, 2005 and 2006. Absent significant changes to our tenant base, credit quality, financing structure, or weighted-average shares of common stock outstanding, we do not expect net income from continuing operations to fluctuate significantly in the near-term.

Discontinued Operations

We have classified the operations of properties sold as discontinued operations for all periods presented. Income from discontinued operations was approximately $0.8 million and $13.6 million for the three months ended September 30, 2005 and 2006, respectively, and represents operating activity generated prior to sale and the gain recognized on the sale of the Northrop Grumman Building (see Note 4 to our accompanying consolidated financial statements for the nine months ended September 30, 2006). We do not expect that income from discontinued operations will be comparable to future periods, as such income is subject to the timing and completion of future property dispositions.

Comparison of the nine months ended September 30, 2005 versus the nine months ended September 30, 2006

Continuing Operations

Rental income increased from $327.3 million for the nine months ended September 30, 2005 to $332.4 million for the nine months ended December 31, 2004. Substantially all of this increase relates to properties acquired or developed subsequent to December 31, 2005. Tenant reimbursements remained relatively stable at $95.8 million for the nine months ended September 30, 2005, as compared to $97.6 million for the nine months ended September 30, 2006.

Lease termination income increased from approximately $4.3 million for the nine months ended September 30, 2005, to approximately $9.8 million for the nine months ended September 30, 2006. Lease termination income for the nine months ended September 30, 2005 relates primarily to the termination of the Novartis lease at the Novartis Atlanta Building and the termination of the Motorola, Inc. lease at the River Corporate Center Building. Lease termination income for the nine months ended September 30, 2006 relates primarily to the termination of the Nokia lease at the Nokia property, the termination of the HSBC Card Services lease at the 10900 Wayzata Building, and the reduction of leased space at the Agilent Atlanta Building. Lease termination income for the nine months ended September 30, 2006 is not expected to be comparable to future periods, as such income will be dependent upon the execution of lease termination and/or modification agreements that are deemed to be in the best interest of the portfolio over the long-term.

Property operating expenses increased from $137.2 million for the nine months ended September 30, 2005 to $146.1 million for the nine months ended September 30, 2006. This increase relates primarily to increases in certain reimbursable expenses, including utilities, property taxes, and tenant-requested services, and additional costs related to properties acquired or developed subsequent to December 31, 2004. Tenant reimbursement income did not fluctuate commensurate with the increase in property operating costs, primarily due to changes in the amount of reimbursements for nonrecurring tenant–requested services and limitations, and/or conditions under which such costs are reimbursable pursuant to the affected leases. Property operating costs represented approximately 32% and 34% of total rental income and tenant reimbursements for the nine months ended September 30, 2005 and 2006, respectively.

Asset and property management fees increased from $20.6 million for the nine months ended September 30, 2005 to $22.0 million for the nine months ended September 30, 2006. This increase is primarily attributable to a change in the basis on which asset management fees are calculated, partially offset by an annualized reduction of $1.2 million for 2006 that was negotiated in connection with the renewal of the Asset Management Advisory Agreement with Wells Management in the second quarter of 2006 (see Note 7 to our accompanying consolidated financial statements for the nine months ended September 30, 2006). Asset management fees have been calculated for 2006 based on a fixed percentage of the fair market value, as defined, of our properties according to a net asset valuation performed as of September 30, 2005, as compared to the original purchase prices of such assets on which the asset management fees were based prior to 2006. Asset and property management fees as a percentage of total rental and tenant reimbursement income were approximately 5% for the nine months ended September 30, 2005 and 2006.

Lease termination expense increased from approximately $1.2 million for the nine months ended September 30, 2005 to approximately $4.2 million for the nine months ended September 30, 2006 and represents the write-off of lease-related assets and liabilities associated with the lease terminations described above. We do not expect these charges to be comparable in future periods, as this expense will be dependent upon the execution of any such future agreements.

Depreciation expense increased from $65.7 million for the nine months ended September 30, 2005 to $68.9 million for the nine months ended September 30, 2006. Substantially all of this increase relates to properties acquired or developed subsequent to December 31, 2004. Depreciation expense represented approximately 16% of rental income and tenant reimbursements for the nine months ended September 30, 2005 and 2006.

Amortization expense increased from $48.4 million for the nine months ended September 30, 2005 to $51.1 million for the nine months ended September 30, 2006. Substantially all of this increase relates to recognizing a full period of amortization for assets recorded in connection with properties acquired and re-leased during the periods presented. Absent changes in the composition of our leases with tenants, we do not expect future amortization expense to fluctuate significantly.

General and administrative expenses increased from $12.3 million for the nine months ended September 30, 2005 to $13.7 million for the nine months ended September 30, 2006. The increase in general and administrative expense was primarily attributable to Tennessee excise taxes (see Note 8 to our accompanying consolidated financial statements for the nine months ended September 30, 2006), as well as an increase in bad debt expense, net of recoveries, the majority of which was related to certain tenants at the 60 Broad Street New York Building. General and administrative expense represents approximately 3% of total rental and tenant reimbursement income for the nine months ended September 30, 2005 and 2006.

During the nine months ended September 30, 2005, we recognized an impairment loss of approximately $16.1 million as a result of reducing the intended holding period for the IRS Long Island Building. The decision to reduce the holding period was prompted by the loss of a prospective replacement tenant during the year ended June 30, 2005 for approximately all of the space that became available in July 2005, and the assessment of the leasing assumptions for this building, including market rents and the related costs and downtime necessary to complete the re-leasing. During the nine months ended September 30, 2006, we recognized a casualty loss of approximately $0.1 million, which represents the unrecoverable costs associated with fire damage at the 4250 North Fairfax Arlington Building.

Interest expense increased from $36.1 million for the nine months ended September 30, 2005 to $45.1 million for the nine months ended September 30, 2006 due to higher average borrowings outstanding and higher weighted-average interest rates during the nine months ended September 30, 2006, as compared to the nine months ended September 30, 2005. Absent additional borrowings or other changes to our financing structure, we expect that a significant portion of our future interest expense will be comparable to current amounts, as the majority of our borrowings are under long-term, fixed-rate debt facilities. As of September 30, 2006, $71.2 million, or 6% of our outstanding debt, includes variable-rate lines of credit, which have exposure to rising interest rates.

Interest and other income decreased from $5.1 million for the nine months ended September 30, 2005 to $1.9 million for the nine months ended September 30, 2006. Cash on hand was significantly greater during the nine months ended September 30, 2005, as compared to the nine months ended September 30, 2006, due to holding net proceeds generated from the April 2005 27-property sale, which were distributed to our stockholders on June 14, 2005. The level of interest income in future periods will be primarily dependent upon the amount of operating cash on hand and is not expected to be consistent with the amount earned during the nine months ended September 30, 2005.

Equity in income of unconsolidated joint ventures decreased from $14.4 million for the nine months ended September 30, 2005 to $1.6 million for the nine months ended September 30, 2006. This decrease is primarily attributable to gains recognized on the sale of four unconsolidated joint ventures as a result of the April 2005 27-property sale during the six months ended June 30, 2005. Absent future dispositions or unexpected changes in the operations of the underlying properties, we expect future equity in income of unconsolidated joint ventures to be comparable to equity in income of unconsolidated joint ventures recognized for the nine months ended September 30, 2006.

Income from continuing operations per share was $0.23 and $0.20 for the nine months ended September 30, 2005 and 2006, respectively. The decrease is primarily attributable to the gain recognized on the sale of properties owned through unconsolidated joint ventures included in the April 2005 27-property sale, the increase in interest expense, and the decrease in interest income described above, partially offset by the impairment loss recognized on the IRS Long Island Building in 2005. Absent significant changes to our tenant base, credit quality, financing structure, or weighted-average shares of common stock outstanding, we do not expect net income from continuing operations to fluctuate significantly in the near-term.

Discontinued Operations

We have classified the operations of properties sold as discontinued operations for all periods presented. Income from discontinued operations was approximately $191.6 million and $16.4 million for the nine months ended September 30, 2005 and 2006, respectively, and represents operating activity generated prior to sale and gains recognized from the sales of the 23 wholly owned properties included in the April 2005 27-property sale, the IRS Daycare Building (sold in April 2006), and the Northrop Grumman Building (sold in July 2006) (see Note 4 to our accompanying consolidated financial statements for the nine months ended September 30, 2006). We do not expect that income from discontinued operations will be comparable to future periods, as such income is subject to the timing and completion of future property dispositions.

Comparison of the year ended December 31, 2005 versus the year ended December 31, 2004

Continuing Operations

Rental income and tenant reimbursements increased from approximately $422.1 million and $120.7 million, respectively, for the year ended December 31, 2004 to approximately $435.2 million and $128.3 million, respectively, for the year ended December 31, 2005, substantially all of which relates to properties acquired or developed during 2003, 2004 and 2005. Tenant reimbursements increased at a faster rate than rental income primarily due to the additional increase in recoverable property operating costs, as described below, that are reimbursable by tenants under the terms of the related leases. Rental income and tenant reimbursements are expected to increase in future periods, as compared to prior periods, as a result of income earned for a full period from the properties acquired and put into service during 2005.

Lease termination income decreased from approximately $8.7 million for the year ended December 31, 2004 to approximately $4.9 million for the year ended December 31, 2005. Unlike the majority of our rental income, lease termination income is not recognized ratably over long-term contracts and, therefore, fluctuates based on the level of lease terminations and restructuring activities that occur in each period. Lease termination income recognized during 2005 relates primarily to the terminations of the following leases: (a) the Novartis lease at the 11695 Johns Creek Parkway Building (formerly known as the Novartis Atlanta Building); (b) the Motorola, Inc. lease at the River Corporate Center Building; and (c) the Westhill Partners, Inc. lease at the 60 Broad Street Building. As of February 2006, the spaces previously leased by Motorola, Inc. and Westhill Partners, Inc. have been re-leased to new tenants, while the space previously leased by Novartis has been partially re-leased. Lease termination income recognized during 2004 primarily relates to the termination of a portion of the Metris Direct, Inc. lease at the 10900 Wayzata Boulevard Building (formerly known as the Metris Minnesota Building). Lease termination income is not expected to be comparable in future periods, as such income will be dependent upon the volume of future termination agreements executed and the terms of such agreements, based on what is deemed to be in the best interests of the portfolio over the long-term.

Property operating costs increased from approximately $173.7 million for the year ended December 31, 2004 to approximately $187.3 million for the year ended December 31, 2005. Of this increase, approximately $3.8 million relates to properties acquired or developed during 2003, 2004 and 2005, and the remainder relates primarily to an increase in the cost for energy utilities during 2005. Property operating costs represents approximately 32% and 33% of the sum of the rental income and tenant reimbursement revenues for the years ended December 31, 2004 and 2005, respectively. Property operating costs are expected to increase in future periods as a result of expenses incurred for a full period from the properties acquired and put into service during 2005.

Asset and property management fees increased from approximately $23.5 million for the year ended December 31, 2004 to approximately $27.3 million for the year ended December 31, 2005. This increase relates primarily to the addition of asset and property management fees related to certain properties occupied by government tenants effective July 1, 2004, and the fact that third-party management fees reimbursable by tenants are no longer considered a reduction of management fees payable to Wells Management effective July 1, 2004. Asset and property management fees represent approximately 4% and 5% of the sum of rental income and tenant reimbursement revenues for the years ended December 31, 2004 and 2005, respectively.

Depreciation increased from approximately $83.3 million for the year ended December 31, 2004 to approximately $88.1 million for the year ended December 31, 2005. This increase is primarily due to incurring additional depreciation for properties acquired or developed during 2003, 2004 and 2005. Depreciation expense represents approximately 15% and 16% of the sum of rental income and tenant reimbursement revenues for the years ended December 31, 2004 and 2005, respectively.

Amortization increased from approximately $58.5 million for the year ended December 31, 2004 to approximately $64.5 million for the year ended December 31, 2005. Substantially all of this increase is related to recognizing additional amortization of intangible lease assets related to properties acquired in 2003 and 2004 for a full period during the year ended December 31, 2005. Amortization increased at a higher rate than depreciation because the period of amortization for intangible lease assets is the respective tenant lease term, which is generally shorter than the useful life over which real estate assets are depreciated.

Lease termination expense increased from approximately $0.7 million for the year ended December 31, 2004 to approximately $1.3 million for the year ended December 31, 2005. Lease termination expense represents the write-off of unamortized balances of tenant-specific deferred costs, included deferred rent receivables, deferred leasing costs and intangible lease assets, in connection with lease terminations. Accordingly, lease termination expense recognized during 2004 relates primarily to the write-off of tenant-specific assets related to a lease with Metris Direct, Inc. Lease termination expense recognized during 2005 relates primarily to the write-off of tenant-specific assets related to leases with Novartis and Westhill Partners, Inc. and Aon Corporation in the 1901 Main Street Irvine Building. Lease termination expense is not expected to be comparable in future periods, as such expense will be dependent upon the volume of future termination agreements executed and the terms of such agreements, based on what is deemed to be in the best interests of the portfolio over the long-term.

During the year ended December 31, 2005, we recognized an impairment loss of approximately $16.1 million as a result of reducing the intended holding period for the IRS Long Island Building. The decision to reduce the holding period was prompted by the loss of a prospective replacement tenant during the quarter ended June 30, 2005 and a reassessment of leasing assumptions for this building, which entailed, among other things, evaluating market rents, leasing costs and the downtime necessary to complete the necessary releasing activities (See Note 3 to our accompanying consolidated financial statements for the years ended December 31, 2005, 2004 and 2003 for further details).

General and administrative expenses remained relatively stable at approximately $18.0 for the years ended December 31, 2004 and 2005, respectively. Accordingly, general and administrative expense represents approximately 3% of the sum of the rental income and tenant reimbursement revenues for the years ended December 31, 2004 and 2005.

Interest expense increased from approximately $38.4 million for the year ended December 31, 2004 to approximately $49.3 million for the year ended December 31, 2005, primarily due to an increase in the level of outstanding borrowings during 2005. This increase is largely attributable to net additional borrowings of approximately $150 million under long-term, fixed-rate facilities in March 2005. Future levels of interest expense will be dependent upon the amount of borrowings outstanding, current interest rates, and the deferred financing costs associated with obtaining debt facilities. We expect future interest expense to increase as a result of taking out an additional fixed-rate debt facility of $150.0 million in March 2006.

Interest and other income increased from approximately $2.2 million for the year ended December 31, 2004 to approximately $5.8 million for the year ended December 31, 2005. The majority of this increase is due to having higher average cash balances during 2005 as a result of holding net proceeds from the sale of 23 wholly owned properties included in the April 2005 27-property sale of approximately $711.9 million from April 13, 2005 until the majority of such proceeds were distributed to stockholders on June 14, 2005. Future levels of interest income will be largely dependent upon the level of cash on hand. In addition, we earned approximately $0.2 million of take-out fees related to our participation in Wells Capital’s Section 1031 exchange program, which is not expected to be indicative of amounts earned in future periods, as we are no longer involved in this program. We expect future interest income to decrease as a result of the nonrecurring interest earned on net sale proceeds during 2005.

Equity in income of unconsolidated joint ventures increased from approximately $6.6 million during the year ended December 31, 2004 to approximately $14.8 million for the year ended December 31, 2005. This increase is primarily related to the gains recognized on the sale of four properties owned by unconsolidated joint ventures and included in the April 2005 27-property sale. Accordingly, we expect future equity in income of unconsolidated joint ventures to decrease as a result of the nonrecurring gains recognized and forgone future operating income related to the properties sold in 2005.

We recognized a loss on extinguishment of debt of approximately $2.1 million during the year ended December 31, 2004. In May 2004, we repaid in full and terminated our $500 million credit facility with Bank of America, N.A., and recognized a $1.7 million write-off of related deferred financing costs. In addition, $0.4 million of unamortized loan costs related to debt secured by the Nestle property were written off in 2004, as this debt was repaid in full during the first quarter of 2004. Loss on extinguishment of debt is not expected to be indicative of amounts in future periods, as such costs are generally dependent upon altering our financing structure, and we do not expect to make significant changes to our current financing structure in the near-term.

Income from continuing operations decreased from $0.35 per share for the year ended December 31, 2004 to $0.30 per share for the year ended December 31, 2005, primarily as a result of the impairment loss recognized on the IRS Long Island building, partially offset by an increase in interest income earned as a result of holding net proceeds from the 27-property sale during a portion of 2005. Absent any significant additional dispositions, changes to our tenant base, credit quality, or weighted-average shares of common stock outstanding, we do not expect net income from continuing operations to fluctuate significantly in the near-term.

Discontinued Operations

In accordance with SFAS No. 144, we have classified the operations of properties sold as discontinued operations for all periods presented. Income from discontinued operations increased from approximately $47.9 million for the year ended December 31, 2004 to approximately $192.7 million for the year ended December 31, 2005, primarily as a result of recognizing the gain on the 27-property sale in 2005. These amounts consist entirely of the operations and gains on sale of the Eisenhower Boulevard Building (sold in June 2004) and the 23 wholly owned properties included in the 27-property sale (sold in April 2005). We do not expect future income from discontinued operations to be comparable with prior periods, as such income is subject to existence and timing of future property dispositions.

Comparison of the year ended December 31, 2004 versus the year ended December 31, 2003

Continuing Operations

Rental income and tenant reimbursements increased from approximately $245.3 million and $72.0 million, respectively, for the year ended December 31, 2003 to approximately $422.1 million and $120.7 million, respectively, for the year ended December 31, 2004, substantially all of which relates to properties acquired or developed during 2003 and 2004. Tenant reimbursements represented approximately 72% and 70% of the property operating costs for the years ended December 31, 2003 and 2004, respectively.

Lease termination income increased from approximately $1.0 million for the year ended December 31, 2003 to approximately $8.7 million for the year ended December 31, 2004. Unlike the majority of our rental income, lease termination income is not recognized ratably over long term contracts and, therefore, fluctuates based on the level of lease termination and restructuring activities that occur in each period. Accordingly, lease termination income recognized during 2003 primarily relates to the termination of the PricewaterhouseCoopers’ lease in the Aon Center Chicago Building. Lease termination income recognized during 2004 primarily relates to the termination of a portion of the Metris Direct, Inc. lease at the 10900 Wayzata Boulevard Building (formerly known as the Metris Minnesota Building), which was re-leased to a new tenant commensurate with the related termination.

Property operating costs increased from approximately $100.4 million from the year ended December 31, 2003 to approximately $173.7 million for the year ended December 31, 2004. Substantially all of the increase relates to properties acquired during 2003 and 2004. Property operating costs represented 32% of the sum of the rental income and tenant reimbursement revenues for the years ended December 31, 2003 and 2004, respectively.

Asset and property management fees increased from approximately $12.0 million for the year ended December 31, 2003 to approximately $23.5 million for the year ended December 31, 2004. The majority of this increase is a result of incurring additional fees for properties acquired during 2003 and 2004. Asset and property management fees represent approximately 4% of the sum of rental income and tenant reimbursement revenues for the years ended December 31, 2003 and 2004.

Depreciation decreased from approximately $87.4 million for the year ended December 31, 2003 to approximately $83.3 million for the year ended December 31, 2004. This decrease is primarily attributable to changing depreciable lives for building assets from 25 years to 40 years effective January 1, 2004, (see Note 2 to our accompanying consolidated financial statements for the years ended December 31, 2005, 2004 and 2003) partially offset by an increase in depreciation expense related to properties acquired or developed during 2003 and 2004.

Amortization increased from approximately $8.6 million for the year ended December 31, 2003 to approximately $58.5 million for the year ended December 31, 2004. Substantially all of this increase is related to recognizing additional amortization of intangible lease assets related to properties acquired in 2003 for a full period, and properties acquired in 2004 for a partial period, during the year ended December 31, 2004. Amortization increased at a higher rate than depreciation because the period of amortization for intangible lease assets is the respective tenant lease term, which is generally shorter than the useful life over which real estate assets are depreciated.

Lease termination expense increased from approximately $54,000 for the year ended December 31, 2003 to approximately $732,000 for the year ended December 31, 2004. Lease termination expense represents the write-off of unamortized balances of tenant-specific deferred costs, included deferred rent receivables, deferred leasing costs and intangible lease assets in connection with lease terminations and, as such, is not expected to be comparable in future periods. Accordingly, lease termination expense recognized during 2003 and 2004 relates primarily to the write-off of tenant specific assets related to the leases previously with PricewaterhouseCoopers and Metris Direct, Inc, respectively.

General and administrative expenses increased from approximately $9.1 million for the year ended December 31, 2003 to approximately $18.0 million for the year ended December 31, 2004, primarily as a result of the growth in our portfolio of properties. General and administrative expenses represent approximately 3% of total revenues for the years ended December 31, 2003 and 2004.

Interest expense increased from approximately $12.3 million for the year ended December 31, 2003 to approximately $38.4 million for the year ended December 31, 2004, primarily due to an increase in the level of outstanding borrowings during 2004 as a result of the growth in our portfolio properties, including properties encumbered with borrowings at acquisition.

Interest and other income increased from approximately $1.1 million for the year ended December 31, 2003 to approximately $2.2 million for the year ended December 31, 2004, primarily as a result earning take-out fees related to our participation in the Wells Capital’s Section 1031 exchange program of approximately $0.9 million, which is not expected to be indicative of amounts earned in future periods as we are no longer involved in this program.

Equity in income of unconsolidated joint ventures increased from approximately $4.8 million for the year ended December 31, 2003 to approximately $6.6 million for the year ended December 31, 2004. This increase is primarily related to recognizing additional gains resulting from the sale of two properties in 2004, as compared to the sale of one property in 2003.

Loss on extinguishment of debt remained relatively stable at approximately $2.0 million for the year ended December 31, 2003 and approximately $2.1 million for the years ended December 31, 2004. In April 2003, we terminated our $110 million credit facility with Bank of America, N.A. and recognized approximately $0.5 million in associated unamortized deferred financing costs. Additionally, we recognized approximately $1.5 million in loan assumption fees incurred as part of the Leo Burnett Building debt refinancing in December 2003. In May 2004, we repaid in full and terminated our $500 million credit facility with Bank of America, N.A. and recognized approximately $1.7 million in associated unamortized financing costs. In addition, approximately $0.4 million of unamortized loan costs associated with the Nestle debt were recognized as the debt was repaid in full.

Income from continuing operations increased from $0.29 per share for the year ended December 31, 2003 to $0.35 per share for the year ended December 31, 2004, primarily as a result of recognizing lease termination income related to the Metris lease termination. In addition, income from continuing operations per share increased as a result of the increase in the useful life of buildings from 25 years to 40 years, offset by the impact of the additional amortization expense incurred during the year ended December 31, 2004.

Discontinued Operations

In accordance with SFAS No. 144, we have classified the operations of properties sold as discontinued operations for all periods presented. Income from discontinued operations increased from approximately $27.5 million for the year ended December 31, 2003 to approximately $47.9 million for the year ended December 31, 2004, primarily as a result of recognizing the gain on the sale of the Eisenhower Boulevard Building in 2004 and operations for certain of the 23 wholly owned properties sold in 2005 for a full period in 2004 for the first time, as certain of those properties were acquired in 2003.

Funds from Operations

We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of any equity REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and with other REITs. Our management believes that accounting for real estate assets in accordance with U.S generally accepted accounting principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentation, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trust’s (“NAREIT”) definition (as we do) or may interpret the current NAREIT definition differently than we do.

FFO is a non-GAAP financial measure and does not represent net income determined in accordance with GAAP. We believe that net income determined in accordance with GAAP is the most relevant measure of our operating performance and, accordingly, believe that FFO should not be viewed as an alternative measurement of our operating performance to net income.

As presented below, certain noncash items such as depreciation, amortization, and gains on the sale of real estate assets (for both wholly owned and unconsolidated joint ventures) are excluded from our calculation of FFO. Income from discontinued operations is included in FFO except for the components of income from discontinued operations resulting from the noncash items mentioned above. Thus, a portion of the depreciation of real estate assets and amortization of deferred leasing costs adjustments below are classified as income from discontinued operations in our accompanying consolidated financial statements (see Note 4 to our accompanying consolidated financial statements for the nine months ended September 30, 2006). FFO is not adjusted to reflect impairment losses, the cost of capital improvements or any related capitalized interest, and is presented in the following table (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net income	$48,248	$33,550	$107,989	$300,425
Add:
Depreciation of real assets—wholly owned	23,311	22,522	69,632	68,836
Depreciation—unconsolidated partnerships	363	356	1,081	1,187
Amortization of lease-related costs—wholly owned	18,036	16,242	52,867	50,978
Amortization—unconsolidated partnerships	283	295	818	937
Subtract:
Gain on sale of properties—wholly owned	(13,434)	—	(14,618)	(177,386)
Gain on sale of properties—unconsolidated partnerships	—	8	—	(11,944)

FFO	$76,807	$72,973	$217,769	$233,033

Weighted-average shares outstanding	459,656	461,657	461,554	466,482

Set forth below is additional information related to certain significant cash and noncash items included in or excluded from net income above, which may be helpful in assessing our operating results. In addition, cash flows generated from FFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO, such as capitalized interest, tenant improvements, building improvements, and deferred lease costs. Please see our accompanying consolidated statements of cash flows for details of our operating, investing, and financing cash activities.

Noncash Items Included in Net Income:

•

In accordance with the NAREIT definition, nonrecurring charges that are not classified as extraordinary items, such as impairment losses, are included in the calculation of FFO. As such, the impairment loss on real estate assets of approximately $16.1 million, recognized in the second quarter of 2005 related to the IRS Long Island Building, is included in net income as well as FFO for the respective periods above. Impairment losses are noncash expenses and, accordingly, do not impact cash flows available for operating activities;

•

In accordance with GAAP, we recognized straight-line rental revenues of approximately $4.1 million and $5.0 million during the three months ended September 30, 2006 and 2005, respectively, and $10.6 million and $15.0 million for the nine months ended September 30, 2006 and 2005, respectively;

•

The amortization of deferred financing costs totaled approximately $0.4 million and $0.5 million for the three months ended September 30, 2006 and 2005, respectively, and $1.4 million and $1.4 million for the nine months ended September 30, 2006 and 2005, respectively; and

•	The amortization of above-market and below-market in-place leases recorded as a net increase/(decrease) to revenues in our accompanying consolidated statements of income totaled approximately ($0.5) million and $0.6 million for the three months ended September 30, 2006 and 2005, respectively, and $0.4 million and $1.1 million for the nine months ended September 30, 2006 and 2005, respectively.

Cash Item Excluded from Net Income:

•

Master lease payments under various lease arrangements are not reflected in our net income. Such payments of approximately $0.2 million and $1.0 million were received for the three months and nine months ended September 30, 2006, respectively, related to a property acquired during first quarter 2006 (see Note 2 to our accompanying consolidated financial statements for the nine months ended September 30, 2006). No master lease proceeds or agreements existed during calendar year 2005. Master lease proceeds are recorded as an adjustment to the basis of real estate assets during the period acquired and, accordingly, are not included in net income or FFO. We consider master lease proceeds when determining cash available for dividends to our stockholders.

FFO for the years ended December 31, 2005, 2004, and 2003 is presented below. Certain noncash items such as depreciation, amortization, and gains on the sale of real estate assets (for both wholly owned and unconsolidated joint ventures) are excluded from our calculation of FFO. Income from discontinued operations is included in FFO except for the components of income from discontinued operations resulting from the noncash items mentioned above. Thus, a portion of the depreciation of real estate assets and amortization of deferred leasing costs adjustments below are classified as income from discontinued operations in our accompanying consolidated financial statements (see Note 9 to our accompanying consolidated financial statements for the years ended December 31, 2005, 2004 and 2003). FFO is not adjusted to reflect impairment losses, the cost of capital improvements or any related capitalized interest, and is presented in the following table (in thousands):

	For the year ended December 31,
	2005	2004	2003
Net income	$329,135	$209,722	$120,685
Add:
Depreciation of real assets—wholly owned	91,713	97,425	107,012
Depreciation—unconsolidated partnerships	1,544	2,918	3,399
Amortization of deferred leasing costs—wholly owned	67,114	65,314	9,325
Amortization -unconsolidated partnerships	1,233	1,242	331
Subtract:
Gain on sale of properties—wholly owned	(177,678)	(11,489)	—
(Gain) loss on sale of properties—unconsolidated partnerships	(11,941)	(1,842)	165

FFO	$301,120	$363,290	$240,917

Weighted-average shares outstanding	466,285	466,061	324,092

Set forth below is additional information related to certain significant cash and noncash items included in or excluded from net income above, which may be helpful in assessing our operating results. In addition, cash flows generated from FFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO, such as capitalized interest, tenant improvements, building improvements, and deferred lease costs. Please see our accompanying consolidated statements of cash flows for details of our operating, investing, and financing cash activities:

•

In accordance with the definition provided by NAREIT, nonrecurring charges not classified as extraordinary items should be included in the calculation of FFO. An impairment charge of approximately $16.1 million was recognized in 2005 (see Note 3 to our accompanying consolidated financial statements for the years ended December 31, 2005, 2004 and 2003);

•	Straight-line rental revenue of approximately $18.4 million, $28.0 million, and $16.2 million was recognized for the years ended December 31, 2005, 2004, and 2003, respectively;

•

Amortization of deferred financing costs of approximately $1.8 million, $2.5 million, and $2.6 million was recognized as interest expense for the years ended December 31, 2005, 2004, and 2003, respectively;

•	Losses on extinguishment of debt of approximately $0, $2.1 million, and $2.0 million was recognized for the years ended December 31, 2005, 2004, and 2003, respectively; and

•

Amortization of intangible lease assets and intangible lease liabilities of approximately $1.8 million, $2.8 million, and $1.3 million was recognized as net increases to rental revenues for the years ended December 31, 2005, 2004, and 2003, respectively.

Election as a REIT

We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and have operated as such beginning with our taxable year ended December 31, 1998. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our REIT taxable income, computed without regard to the dividends-paid deduction and by excluding net capital gains attributable to our stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we may be subject to federal income taxes on our taxable income and/or penalties, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to our stockholders. However, we believe that we are organized and operate in such a manner as to qualify for treatment as a REIT and intend to continue to operate in the foreseeable future in such a manner that we will remain qualified as a REIT for federal income tax purposes. No provision for federal income taxes has been made in our accompanying consolidated financial statements, as we made distributions in excess of taxable income for the periods presented. We are subject to certain state and local taxes related to the operations of properties in certain locations, which have been provided for in our accompanying consolidated financial statements.

Inflation

We are exposed to inflation risk as income from long-term leases is the primary source of our cash flows from operations. There are provisions in the majority of our tenant leases that are intended to protect us from, and mitigate the risk of, the impact of inflation. These provisions include rent steps, reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square-foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square-foot allowance. However, due to the long-term nature of the leases, the leases may not readjust their reimbursement rates frequently enough to fully cover inflation.

Application of Critical Accounting Policies

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus, resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

The critical accounting policies outlined below have been discussed with members of the audit committee of the Board.

Investment in Real Estate Assets

We are required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. The estimated useful lives of our assets by class are as follows:

Buildings	40 years
Building improvements	5-25 years
Land improvements	20-25 years
Tenant improvements	Shorter of economic life or lease term
Intangible lease assets	Lease term

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, we allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases, based in each case on their estimated fair values.

The fair values of the tangible assets of an acquired property (which includes land and building) are determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and building based on management’s determination of the relative fair value of these assets. We determine the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by us in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases, including leasing commissions and other related costs. In estimating carrying costs, we include real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market conditions.

The fair values of above-market and below-market in-place leases are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. The capitalized above-market and below-market lease values are recorded as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals that are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements and other direct costs and are estimated based on our consideration of current market costs to execute a similar lease. These direct costs are included in deferred lease costs in our accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These lease intangibles are included in intangible lease assets in our accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases.

Estimates of the fair values of the tangible and intangible assets require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property is held for investment. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which would impact the amount of our reported net income.

Valuation of Real Estate Assets

We continually monitor events and changes in circumstances that could indicate that the carrying amounts of the real estate and related intangible assets, of both operating properties and properties under construction in which we have an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When indicators of potential impairment are present which suggest that the carrying amounts of real estate and related intangible assets may not be recoverable, we assess the recoverability of these assets by determining whether the carrying value will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we decrease the carrying value of the real estate and related intangible assets to the estimated fair values, as defined by Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and recognize an impairment loss. Estimated fair values are calculated based on the following information in order of preference, dependent upon availability: (1) recently quoted market prices, (2) market prices for comparable properties, or (3) the present value of undiscounted cash flows, including estimated salvage value. We have determined that there has been no impairment in the carrying value of real estate assets held by us or any unconsolidated joint ventures at December 31, 2005 or 2004, respectively, except for the impairment charge of approximately $16.1 million related to the Long Island Building recognized in second quarter 2005.

Projections of expected future operating cash flows require that we estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, the number of months it takes to re-lease the property and the number of years the property is held for investment, among other factors. The subjectivity of assumptions used in the future cash flow analysis, including discount rates, could result in an incorrect assessment of the property’s fair value and could result in the misstatement of the carrying value of our real estate and related intangible assets and net income.

Related-Party Transactions and Agreements

We have entered into agreements with our advisors, Wells Capital and Wells Management, whereby we pay certain fees or reimbursements to Wells Capital and Wells Management, or their affiliates, for asset advisory fees, acquisition and advisory fees, sales commissions, dealer-manager fees, and reimbursement of operating costs. See Note 11 to our accompanying consolidated financial statements for the years ended December 31, 2005, 2004 and 2003 included herein for a discussion of the various related-party transactions, agreements and fees.

Commitments and Contingencies

We are subject to certain contingencies and commitments with regard to certain transactions. Refer to Notes 6 and 11 to our accompanying consolidated financial statements for the years ended December 31, 2005, 2004 and 2003 and Note 8 to our accompanying consolidated financial statements for the nine months ended September 30, 2006 for further explanation. Examples of such commitments and contingencies include:

•	Letter of credit (Note 6 to our accompanying consolidated financial statements for the years ended December 31, 2005, 2004 and 2003);

•	Properties under contract (Note 6 to our accompanying consolidated financial statements for the years ended December 31, 2005, 2004 and 2003);

•	Property under construction (Note 6 to our accompanying consolidated financial statements for the years ended December 31, 2005, 2004 and 2003);

•

Commitments under existing leasing agreements (Note 6 to our accompanying consolidated financial statements for the years ended December 31, 2005, 2004 and 2003, and Note 8 to our accompanying consolidated financial statements for the nine months ended September 30, 2006);

•	Obligations under operating leases (Note 6 to our accompanying consolidated financial statements for the years ended December 31, 2005, 2004 and 2003);

•	Litigation against Wells Capital and its affiliates (Note 11 to our accompanying consolidated financial statements for the years ended December 31, 2005, 2004 and 2003); and

•	Tennessee Excise Taxes (Note 8 to our accompanying consolidated financial statements for the nine months ended September 30, 2006).

Subsequent Events

September 30, 2006 Estimated Net Asset Valuation

We recently engaged an independent appraisal firm to perform a valuation of our properties as of September 30, 2006. As a result of this valuation, on January 3, 2007, our Board determined that the estimated net asset value of our shares of common stock, based primarily on the net asset value of our real estate portfolio, was $8.93 per share. The $8.93 estimated net asset value per share was provided by an independent third party which based its estimate upon (1) the appraised value of our real estate assets as of September 30, 2006, and (2) consideration of the current value of our other assets and liabilities as of September 30, 2006. This estimated net asset value per share is only an estimate, and is based upon a number of assumptions and estimates, which may not be accurate or complete. There were no liquidity discounts applied to this estimated valuation or discounts relating to the fact that we are currently externally managed, and no attempt was made to value the company as an enterprise. Further, this should not be viewed as the amount a stockholder would receive in the event that we were to list our shares in the future or to liquidate our assets and distribute the proceeds from such transaction to our stockholders since, among other things, this valuation was not reduced by certain real estate commissions potentially payable to the Advisor in the event the Advisor materially assists in the disposition or other costs of sale.

Frank Russell Disposition

On December 15, 2006, we sold the Frank Russell Building for a gross sale price of approximately $63.7 million, exclusive of closing costs, to an unaffiliated third party. As a result of this sale, we recognized a gain of approximately $13.1 million, which is subject to change as additional information becomes available in subsequent periods.

Changes to our Share Redemption Program

On December 14, 2006, our Board amended our current share redemption program to reserve the right to suspend the share redemption program without advance notice in the event that our Board concludes in good faith that we are in possession of undisclosed material information at a time when we also have outstanding redemption requests pending, for such temporary period of time as may be determined by our Board in order to allow us sufficient time to provide disclosure of such information to our stockholders. Further, in accordance with this provision, effective January 29, 2007, our Board temporarily suspended our share redemption program until March 2007, so that stockholders could be provided material information related to the Internalization Transaction.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

As a result of our debt facilities, we are exposed to interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flow primarily through a low-to-moderate level of overall borrowings. Currently, a significant portion of our debt is based on fixed interest rates to hedge against an anticipated rising interest rate environment.

Additionally, we may enter into interest swaps or other arrangements in order to mitigate our interest rate risk on a related financial instrument. We do not enter into derivative or interest rate transactions for speculative purposes. Our financial instruments consist of both fixed- and variable-rate debt.

As of December 31, 2006, our consolidated debt consisted of the following:

	2007	2008	2009	2010	2011	Thereafter	Total
Maturing debt:
Variable rate	$—	38,000	—	—	—	—	$38,000
Fixed rate	$117,908	35,379	1,321	1,407	1,502	1,047,686	$1,205,203

Average interest rate:
Variable rate	—	6.83%	—	—	—	—
Fixed rate	4.43%	6.45%	8.34%	8.34%	8.34%	5.19%	5.16%

As of December 31, 2005, our consolidated debt consisted of the following:

	2006	2007	2008	2009	2010	Thereafter	Total
Maturing debt:
Variable rate	$21,100	—	—	—	—	—	$21,100
Fixed rate	$2,558	117,932	35,331	1,321	1,462	856,608	$1,015,212

Average interest rate:
Variable rate	5.24%	—	—	—	—	—
Fixed rate	8.37%	4.43%	6.45%	8.34%	8.34%	5.11%	5.08%

As of December 31, 2004, our consolidated debt consisted of the following:

	2005	2006	2007	2008	2009	Thereafter	Total
Maturing debt:
Variable rate	$—	12,984	9,500	—	—	—	$22,484
Fixed rate	$2,485	2,558	117,932	35,331	1,321	708,071	$867,698

Average interest rate:
Variable rate	—	3.26%	3.91%	—	—	—
Fixed rate	8.37%	8.37%	4.43%	6.45%	8.34%	5.08%	5.06%

As of December 31, 2005 and 2004, the estimated fair value of lines of credit and notes payable above was $1.0 billion and $881.7 million, respectively.

The variable-rate debt is based on LIBOR plus a specified margin or prime as elected by us at certain intervals. An increase in the variable interest rate on the variable-rate facilities constitutes a market risk, as a change in rates would increase or decrease interest incurred and therefore cash flows available for distribution to stockholders.

A change in the interest rate on the fixed portion of our debt portfolio impacts the net financial instrument position but has no impact on interest incurred or cash flows.

As of December 31, 2005, a 1% increase in interest rates would result in additional interest expense of approximately $10.3 million per year with a 1% decrease in interest rates resulting in a decrease in interest expense of approximately $10.3 million per year.

During 2006, we entered into new financing consisting of long-term, fixed-rate debt facilities to repurchase shares pursuant to our share redemption program to hedge against an anticipated rising interest rate environment, while freeing capacity under our smaller variable-rate lines of credit to fund our short-term working capital needs. The increased percentage of fixed-rate debt may result in above-market interest rates in periods of falling interest rates, but will decrease our exposure to potential increases in interest rates over the next several years.

As of September 30, 2006, substantially all of our outstanding debt was subject to fixed interest rates. Our total outstanding debt, including draws under our line of credit mentioned below, has an average interest rate of approximately 5.24% per annum with expirations ranging from 2007 to 2028. A change in the market interest rate impacts the net financial instrument position of our fixed-rate debt portfolio but has no impact on interest incurred or cash flows. Such agreements may result in higher fixed interest rates in certain periods of lower variable interest rates, but are intended to decrease our exposure to potential increases in interest rates.

As of September 30, 2006, the draws outstanding under our $85 Million Secured Line of Credit and our $50.0 Million Secured Line of Credit are based on variable interest rates. As of September 30, 2006, the amounts outstanding under the lines of credit are $71.2 million and $0, respectively, and both facilities have a stated variable interest rate of LIBOR plus 1.5% per annum. To the extent that we borrow funds in the future under our variable-rate lines of credit, we would have exposure to increases in interest rates, which would potentially increase our cost of debt.

EXPLANATION OF MARYLAND APPRAISAL RIGHTS STATUTE

You may be entitled to appraisal rights under the Maryland General Corporation Law (the “MGCL”) in connection with the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal. The preservation and exercise of appraisal rights are conditioned on strict adherence to the applicable provisions of the MGCL. Each stockholder desiring to exercise appraisal rights should refer to Title 3, Subtitle 2, of the MGCL, a copy of which is attached as Appendix G to this proxy statement, for a complete statement of their rights and the steps which must be followed in connection with the exercise of those rights. The following summary of the rights of objecting stockholders does not purport to be a complete statement of the procedures to be followed by our stockholders desiring to exercise their appraisal rights.

Under the MGCL, you will be entitled to demand and receive payment of the fair value of your shares of our shares of common stock in connection with the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal if one or both of such proposals are deemed to substantially adversely affect your rights as a stockholder. However, if you who want to receive fair value for your shares you must follow specific procedures. These procedures are:

•

before or at the Special Meeting at which the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal will be considered, you must file with us a written objection to the Pre-Listing Charter Amendment Proposal or the Post-Listing Charter Amendment Proposal;

•	you must not vote in favor of the Pre-Listing Charter Amendment Proposal or the Post-Listing Charter Amendment Proposal, as the case may be; and

•

you must make written demand on us stating the number and class of shares for which you demand payment, within 20 days after the Pre-Listing Amended and Restated Articles or the Post-Listing Amended and Restated Articles, as the case may be, have been accepted for record by the SDAT.

If you fail to comply with the requirements described above, you will be bound by the terms of the Pre-Listing Amended and Restated Articles or the Post-Listing Amended and Restated Articles, as the case may be.

If you object, we are required to promptly notify you in writing of the date of acceptance of the Pre-Listing Amended and Restated Articles or the Post-Listing Amended and Restated Articles, as the case may be, for record by the SDAT. We may send a written offer to you to pay for your shares of our common stock at what we consider to be the fair value thereof. Within 50 days after the SDAT accepts the Pre-Listing Amended and Restated Articles or the Post-Listing Amended and Restated Articles, as the case may be, for record, either we or any objecting stockholder who has not received payment for its shares may petition a court of equity in the appropriate county in Maryland for an appraisal to determine the fair value of the shares.

We do not presently intend to file an appraisal petition and if you seek to exercise appraisal rights, you should not assume that we will file such a petition or that we will initiate any negotiations with respect to the fair value of such shares. Accordingly, if you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in the MGCL.

If the court finds that an objecting stockholder is entitled to an appraisal of its shares of our shares of common stock, the court is required to appoint three disinterested appraisers to determine the fair value of the shares on terms and conditions the court determines proper. The appraisers must, within 60 days after appointment (or such longer period as the court may direct), file with the court and mail to each party to the proceeding their report stating their conclusion as to the fair value of such shares.

“Fair value” is determined as of the close of business on the day the stockholders vote on the Pre-Listing Charter Amendment Proposal or the Post-Listing Charter Amendment Proposal, as the case may be, and may not include any appreciation or depreciation which directly or indirectly results from the Pre-Listing Charter Amendment Proposal or the Post-Listing Charter Amendment Proposal, as the case may be.

Within 15 days after the filing of the report, any party may object to such report and request a hearing on it. The court must, upon motion of any party, enter an order either confirming, modifying or rejecting such report and, if confirmed or modified, enter judgment for the appraised value of the shares of our shares of common stock. If the appraisers’ report is rejected, the court may determine the fair value of the shares of the objecting stockholders or may remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding shall include interest from the date of the stockholders’ vote on the action to which objection was made. Costs of the proceeding will be determined by the court and may be assessed against us or, if the court finds that your failure to accept an offer was arbitrary and vexatious or not in good faith, you, if you are an objecting stockholder, or both.

At any time after the filing of a petition for appraisal, the court may require objecting stockholders to submit their certificates representing the shares to the clerk of the court for notation of the pendency of the appraisal proceeding.

If you are an objecting stockholder, you will cease to have the right to receive any dividends or distributions payable to stockholders of record after the close of business on the date of the stockholders’ vote on the Pre-Listing Charter Amendment Proposal or the Post-Listing Charter Amendment Proposal, as the case may be, and will cease to have any right as our stockholder with respect to such shares except the right to receive payment of the fair value thereof.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The SEC now permits corporations to send a single set of annual disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the corporation provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. If your family has multiple accounts holding shares of common stock of Wells REIT, you should have already received a householding notification from Wells REIT. Please contact us directly if you have any questions or require additional copies of the annual disclosure documents. We will arrange for delivery of a separate copy of this Proxy Statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

STOCKHOLDER PROPOSALS

Stockholders interested in nominating a person as a director or presenting any other business for consideration at our annual meeting of stockholders in 2007 may do so by following the procedures prescribed in our current Articles and Bylaws and Rule 14a-8 under the Exchange Act. In order to be eligible for inclusion in the proxy solicitation materials for our next annual meeting of stockholders in 2007, any director nominations and other stockholder proposals must have been received by our Secretary, Mr. Douglas P. Williams, at Wells Real Estate Investment Trust, Inc., 6200 The Corners Parkway, Norcross, Georgia 30092-3365 no later than December 29, 2006. In order to be eligible for presentation at our 2007 annual meeting, our Bylaws require that written notice of any director nominations or other stockholder proposals must be received by our Secretary no later than May 19, 2007, but any such director nominations or stockholder proposals received after December 29, 2006 will not be included in our proxy solicitation materials.

I NDEX TO FINANCIAL STATEMENTS

WELLS REAL ESTATE INVESTMENT TRUST, INC. AND SUBSIDIARIES

Combined Balance Sheets as of September 30, 2006 (unaudited), December 31, 2005 and 2004 (unaudited)	F-67

Combined Statements of Income for the Nine Months Ended September 30, 2006 (unaudited) and for the Years Ended December 31, 2005, 2004 (unaudited) and 2003 (unaudited)	F-68

Combined Statements of Owner’s Deficit for the Nine Months Ended September 30, 2006 (unaudited) and for the Years Ended December 31, 2005, 2004 (unaudited) and 2003 (unaudited)	F-69

Combined Statements of Cash Flows for the Nine Months Ended September 30, 2006 (unaudited) and for the Years Ended December 31, 2005, 2004 (unaudited) and 2003 (unaudited)	F-70

Notes to Combined Financial Statements	F-71

Introductory Note

Pro Forma Condensed Consolidated Financial Information

(Unaudited)

The following unaudited pro forma consolidated financial statements have been prepared to give effect to the proposed acquisition of Wells Real Estate Advisory Services, Inc. (“WREAS”) and Wells Government Services, Inc. (“WGS”), wholly owned subsidiaries of Wells Advisory Services I, LLC (“WASI”), an entity controlled by Wells Real Estate Funds, Inc. (“WREF”). Within the following unaudited pro forma consolidated financial statements and accompanying notes, references to “the Advisor” shall include WREAS and WGS and their predecessors including those portions of the operations of WASI, Wells Management and Wells Capital which previously provided advisory and management services to Wells REIT under related management and business advisory agreements (the “Agreements”). In exchange for acquiring all of the outstanding interests in WREAS and WGS, Wells Real Estate Investment Trust, Inc. (“Wells REIT”) intends to issue 19,546,302 shares of its common stock (“Wells REIT shares”) to WASI (this transaction is referred to as the “Internalization”). Following the Internalization, Wells REIT intends to perform certain of the services previously performed by WREF for Wells REIT under the Agreements internally and to engage WREF to perform the remainder of those services on a temporary basis under separate transitional and/or support services agreements.

The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2006 has been prepared to adjust Wells REIT’s historical balance sheet to give effect to (i) the Internalization and (ii) a property acquisition and a property disposition, including related financing activities as if each transaction occurred on that date.

The accompanying unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2006 and for the year ended December 31, 2005 have been prepared to give effect to the following items as if each of the related transactions had occurred on January 1, 2005: (i) in connection with the Internalization, the issuance of the Wells REIT shares, the inclusion of the historical operations of the Advisor and the elimination of certain related-party transactions, (ii) the acquisition of all properties, including the related financing activities, made subsequent to December 31, 2004, and (iii) the disposition of properties owned through unconsolidated joint ventures that were made subsequent to December 31, 2004.

The accompanying pro forma consolidated financial statements should be read in conjunction with Wells REIT’s historical financial statements included in our previous filings with the Securities and Exchange Commission, such as our 2005 Annual Report on Form 10-K filed on March 28, 2006 and our Quarterly Report on Form 10-Q filed on November 8, 2006. The accompanying pro forma consolidated financial statements exclude pro forma adjustments for items or events that are probable of occurring, however, for which the amounts of such pro forma adjustments were not factually supportable at the time at which these pro forma financial statements were prepared, such as additional general and administrative expenses related to, among other things, long-term incentive compensation plans. Upon consummation of this transaction and completion of our allocation of the purchase price, we may attribute value to certain other intangible assets. Any value determined to be attributable to such assets would reduce the amount currently allocated to goodwill.

Pro Forma Consolidated Balance Sheet

As of September 30, 2006

(in thousands, except for share and per share amounts)

(unaudited)

	Wells REIT Historical(a)	Pro Forma Adjustments for Property Acquisitions (Dispositions)(b)	Pro Forma Subtotal before the Internalization	The Internalization			Pro Forma Total
				The Advisor Historical(c)	Pro Forma Adjustments
Assets:
Real estate assets, at cost:
Land	$637,069	$1,664	$638,733	$—	$—		$638,733
Buildings and improvements, less accumulated depreciation of $372,462 and $303,552 as of September 30, 2006 and December 31, 2005, respectively	3,117,422	26,971	3,144,393	—	—		3,144,393
Intangible lease assets, less accumulated amortization of $131,436 and $104,299 as of September 30, 2006 and December 31, 2005, respectively	225,728	12,506	238,234	—	—		238,234
Construction in progress	30,435	—	30,435	—	—		30,435

Total real estate assets	4,010,654	41,141	4,051,795	—	—		4,051,795
Investments in unconsolidated joint ventures	57,231	—	57,231	—	—		57,231
Cash and cash equivalents	37,268	58,959	96,227	—	(738	)(d)
					(3,000	)(f)	92,489
Due from unconsolidated joint ventures	950	—	950	—	—		950
Due from affiliate	180	—	180	580	(180	)(d)
					(580	)(e)	—
Tenant receivables, net of allowance for doubtful accounts of $1,518 and $689 as of September 30, 2006 and December 31, 2005, respectively	108,937	(827)	108,110	—	—		108,110
Prepaid expenses and other assets	19,775	(4)	19,771	332			20,103
Deferred financing costs, less accumulated amortization of $6,460 and $5,099 as of September 30, 2006 and December 31, 2005, respectively	9,816	—	9,816	—	—		9,816
Deferred lease costs, less accumulated amortization of $72,125 and $51,786 as of September 30, 2006 and December 31, 2005, respectively	184,983	(697)	184,286	—	—		184,286
Goodwill	—	—	—	—	178,000	(f)	178,000

Total assets	$4,429,794	$98,572	$4,528,366	$912	$173,502		$4,702,780

Liabilities:
Lines of credit and notes payable	$1,234,519	$86,000	$1,320,519	$—	$—		$1,320,519
Accounts payable, accrued expenses, and accrued capital expenditures	73,686	5	73,691	7,037	(5,810	)(h)	74,918
Due to affiliates	918	—	918	—	(918	)(d)	—
Deferred income	21,597	—	21,597	—	—		21,597
Intangible lease liabilities, less accumulated amortization of $39,807 and $34,431 as of September 30, 2006 and December 31, 2005, respectively	95,419	(13)	95,406	—	—		95,406

Total liabilities	1,426,139	85,992	1,512,131	7,037	(6,728)		1,512,440
Commitments and Contingencies	—	—	—	—	—		—
Minority Interest	5,892	—	5,892	—	(200	)(i)	5,692
Redeemable Common Stock	104,713	—	104,713	—	—		104,713
Stockholders’ Equity:
Common stock, $0.01 par value; 900,000,000 shares authorized; 462,093,513 shares issued and outstanding as of September 30, 2006; and 469,423,177 shares issued and outstanding as of December 31, 2005	4,621	—	4,621	—	22	(i)
					195	(j)	4,838
Additional paid-in capital	3,327,530	—	3,327,530	—	178	(i)
					174,805	(j)	3,502,513
Cumulative distributions in excess of earnings	(334,388)	12,580	(321,808)	(6,125)	5,230		(322,703)
Redeemable common stock	(104,713)	—	(104,713)	—	—		(104,713)

Total stockholders’ equity	2,893,050	12,580	2,905,630	(6,125)	180,430		3,079,935

Total liabilities, minority interest, redeemable common stock, and stockholders’ equity	$4,429,794	$98,572	$4,528,366	$912	$173,502		$4,702,780

See accompanying notes.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2006

(a)	Historical balances were extracted from Wells REIT’s unaudited consolidated balance sheet as of September 30, 2006, which is included herein on page F-8.

(b)	Reflects adjustments to assets and liabilities resulting from property acquisitions and dispositions executed from October 1, 2006 through the date of this filing as if such transactions had occurred on September 30, 2006.

(c)	Historical balances were extracted from the Advisor’s unaudited combined balance sheet as of September 30, 2006, which is included herein on page F-67.

(d)	Reflects settlement of amounts due from and due to related-parties in connection with the Internalization.

(e)	Reflects the elimination of amounts due from Wells REIT to the Advisor in connection with the Internalization.

(f)	Reflects that the internalization transaction will be accounted for as the consummation of a business combination between parties with a pre-existing relationship, and that the purchase consideration will be allocated to identifiable tangible and intangible assets, with the remainder allocated to goodwill. No amounts were deemed related to the settlement of contracts with the Advisor. Assuming the transaction was consummated on September 30, 2006, the estimated consideration for the Internalization follows (in millions):

Wells REIT shares issued as consideration (19,546,302 shares to be issued at $8.9531 per share (g))	$175.0
Acquisition costs and fees	3.0

Total cost	$178.0

(g)	Reflects an estimated net asset value per share as of September 30, 2006 of $8.93, adjusted for the estimated subordinated disposition fees which would have been due from Wells REIT to WREF upon a liquidation of Wells REIT’s properties of approximately $0.02 per share that will be eliminated in connection with the Internalization.

(h)	Reflects an income tax liability of the Advisor, which will be settled by the Advisor and not acquired by Wells REIT.

(i)	Reflects the return of initial invested capital of $200,000 through the issuance of 22,339 shares of common stock to an affiliate of WREF.

(j)	Reflects the issuance of 19,546,302 shares of common stock in conjunction with the Internalization.

Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2006

(in thousands, except for share and per share amounts)

(unaudited)

	Wells REIT Historical(a)	Pro Forma Adjustments for Property Operations(b)	Pro Forma Subtotal before the Internalization	The Internalization			Pro Forma Total
				The Advisor Historical(c)	Pro Forma Adjustments
Revenues:
Rental income	$332,449	$7,286	$339,735	$—	$—		$339,735
Tenant reimbursements	97,566	3,801	101,367	—	—		101,367
Lease termination income	9,784	—	9,784	—	—		9,784

	439,799	11,087	450,886	—	—		450,886

Expenses:
Property operating costs	146,109	6,302	152,411	—	—		152,411
Asset and property management fees:
Related-party	18,028	588	18,616	—	(18,616	)(d)	—
Other	3,945	—	3,945	—	—		3,945
Depreciation	68,910	1,202	70,112	—	—		70,112
Amortization	51,141	2,496	53,637	—	—		53,637
Lease termination expense	4,170	—	4,170	—	—		4,170
General and administrative	13,707	(21)	13,686	15,910	(5,702	)(d)
					(5,810	)(e)
					229	(f)	18,313 (g)
Casualty and impairment losses on real estate assets	100	—	100	—	—		100

	306,110	10,567	316,677	15,910	(29,899)		302,688

Real estate operating income	133,689	520	134,209	(15,910)	29,899		148,198

Other income (expense):
Interest expense	(45,120)	(3,108)	(48,228)	—	—		(48,228)
Interest and other income	1,930	279	2,209	25,157	(25,157	)(d)	2,209
Equity in income of unconsolidated joint ventures	1,623	(38)	1,585	—	—		1,585

	(41,567)	(2,867)	(44,434)	25,157	(25,157)		(44,434)

Income (loss) before minority interest	92,122	(2,347)	89,775	9,247	4,742		103,764

Minority interest in earnings of consolidated entities	(492)	—	(492)	—	—		(492)

Income (loss) from continuing operations	$91,630	$(2,347)	$89,283	$9,247	$4,742		$103,272

Income (loss) from continuing operations per share - basic and diluted:	$0.20						$0.21

Weighted-average common shares outstanding - basic and diluted	461,554						481,123

See accompanying notes.

Notes to Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2006

(a)	Historical balances were extracted from Wells REIT’s unaudited consolidated statement of income for the nine months ended September 30, 2006, which is included herein on page F-9.

(b)	Reflects the incremental results of operations from properties acquired through the date of this filing, including the related financing activities, reduced by the results of operations recognized through the respective sale dates for properties owned by unconsolidated joint ventures that were sold during the period.

(c)	Historical balances were extracted from the Advisor’s unaudited combined statement of income for the nine months ended September 30, 2006, which is included herein on page F-68.

(d)	Reflects the elimination of asset and property management fees and general and administrative expense reimbursements paid from Wells REIT to the Advisor, which will no longer be incurred following the Internalization.

(e)	Reflects income tax expense incurred by the Advisor, which will not be incurred by Wells REIT following the Internalization.

(f)	Reflects base rent payable to WREF for approximately 13,000 square feet of office space in WREF’s corporate headquarters located at 6200 The Corners Parkway, Norcross, Georgia, which is calculated at $25,450 per month. This lease is anticipated to be executed on or prior to closing of the Internalization.

(g)	We do not anticipate incurring material incremental costs from the transitional/support service agreements under which Wells REIT intends to engage WREF to provide certain administrative and other support services to Wells REIT following the Internalization. Historical costs comparable to the costs anticipated to be incurred under such agreements in the future are included in Wells REIT’s historical general and administrative expenses.

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2005

(in thousands, except for share and per share amounts)

(unaudited)

	Wells REIT Historical(a)	Pro Forma Adjustments for Property Operations(b)	Pro Forma Subtotal Before the Internalization	The Internalization			Pro Forma Total
				The Advisor Historical(c)	Pro Forma Adjustments
Revenues:
Rental income	$435,164	$16,662	$451,826	$—	$—		$451,826
Tenant reimbursements	128,306	6,824	135,130	—	—		135,130
Lease termination income	4,913	500	5,413	—	—		5,413

	568,383	23,986	592,369	—	—		592,369
Expenses:
Property operating costs	187,259	10,439	197,698	—	—		197,698
Asset and property management fees:
Related-party	21,805	1,153	22,958		(22,958	)(d)	—
Other	5,538	—	5,538	—	—		5,538
Depreciation	88,080	2,765	90,845	—	—		90,845
Amortization	64,490	5,970	70,460	—	—		70,460
Lease termination expense	1,341	—	1,341	—	—		1,341
General and administrative	18,011	(26)	17,985	23,657	(9,500	)(d)
					(7,293	)(e)
					305	(f)	25,154 (g)
Casualty and impairment losses on real estate assets	16,093	—	16,093	—	—		16,093

	402,617	20,301	422,918	23,657	(39,446)		407,129

Real estate operating income	165,766	3,685	169,451	(23,657)	39,446		185,240

Other income (expense):
Interest expense	(49,320)	(10,956)	(60,276)	—	—		(60,276)
Interest and other income	5,801	401	6,202	35,263	(35,263	)(d)	6,202
Equity in income of unconsolidated joint ventures	14,765	(12,515)	2,250	—	—		2,250

	(28,754)	(23,070)	(51,824)	35,263	(35,263)		(51,824)

Income (loss) before minority interest	137,012	(19,385)	117,627	11,606	4,183		133,416
Minority interest in earnings of consolidated entities	(611)	—	(611)	—	—		(611)

Income (loss) from continuing operations	$136,401	$(19,385)	$117,016	$11,606	$4,183		$132,805

Income (loss) from continuing operations per share - basic and diluted:	$0.30						$0.27

Weighted-average common shares outstanding - basic and diluted	466,285						485,854

See accompanying notes.

Notes to Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2005

(a)	Historical balances were extracted from Wells REIT’s consolidated statement of income for the year ended December 31, 2005, which is included herein on page F-24.

(b)	Reflects the incremental results of operations from properties acquired through the date of this filing, including the related financing activities, reduced by the results of operations recognized through the respective sale dates for properties owned by unconsolidated joint ventures that were sold during the period.

(c)	Historical balances were extracted from the Advisor’s combined statement of income for the year ended December 31, 2005, which is included herein on page F-68.

(d)	Reflects the elimination of asset and property management fees and general and administrative expense reimbursements paid from Wells REIT to the Advisor, which will no longer be incurred following the Internalization.

(e)	Reflects income tax expense incurred by the Advisor, which will not be incurred by Wells REIT following the Internalization.

(f)	Reflects base rent payable to WREF for approximately 13,000 square feet of office space in WREF’s corporate headquarters located at 6200 The Corners Parkway, Norcross, Georgia, which is calculated at $25,450 per month. This lease is anticipated to be executed on or prior to closing of the Internalization.

(g)	We do not anticipate incurring material incremental costs from the transitional/support service agreements under which Wells REIT intends to engage WREF to provide certain administrative and other support services to Wells REIT following the Internalization. Historical costs comparable to the costs anticipated to be incurred under such agreements in the future are included in Wells REIT’s historical general and administrative expenses.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	(Unaudited) September 30, 2006	December 31, 2005
Assets:
Real estate assets, at cost:
Land	$637,069	$618,054
Buildings and improvements, less accumulated depreciation of $372,462 and $303,552 as of September 30, 2006 and December 31, 2005, respectively	3,117,422	3,085,906
Intangible lease assets, less accumulated amortization of $131,436 and $104,299 as of September 30, 2006 and December 31, 2005, respectively	225,728	235,410
Construction in progress	30,435	20,734
Assets related to discontinued operations, net	—	32,951

Total real estate assets	4,010,654	3,993,055
Investments in unconsolidated joint ventures	57,231	58,817
Cash and cash equivalents	37,268	48,973
Due from unconsolidated joint ventures	950	931
Due from affiliate	180	215
Tenant receivables, net of allowance for doubtful accounts of $1,518 and $689 as of September 30, 2006 and December 31, 2005, respectively	108,937	97,679
Prepaid expenses and other assets	19,775	22,124
Deferred financing costs, less accumulated amortization of $6,460 and $5,099 as of September 30, 2006 and December 31, 2005, respectively	9,816	10,233
Deferred lease costs, less accumulated amortization of $72,125 and $51,786 as of September 30, 2006 and December 31, 2005, respectively	184,983	165,226
Other assets related to discontinued operations, net	—	1,312

Total assets	$4,429,794	$4,398,565

Liabilities:
Lines of credit and notes payable	$1,234,519	$1,036,312
Accounts payable, accrued expenses, and accrued capital expenditures	73,686	68,057
Due to affiliates	918	4,167
Deferred income	21,597	22,301
Intangible lease liabilities, less accumulated amortization of $39,807 and $34,431 as of September 30, 2006 and December 31, 2005, respectively	95,419	106,158

Total liabilities	1,426,139	1,236,995

Commitments and Contingencies	—	—
Minority Interest	5,892	5,408
Redeemable Common Stock	104,713	167,015
Stockholders’ Equity:

Common stock, $0.01 par value; 900,000,000 shares authorized; 462,093,513 shares issued and outstanding as of September 30, 2006; and 469,423,177 shares issued and outstanding as of December 31, 2005	4,621	4,694
Additional paid-in capital	3,327,530	3,391,998
Cumulative distributions in excess of earnings	(334,388)	(240,530)
Redeemable common stock	(104,713)	(167,015)

Total stockholders’ equity	2,893,050	2,989,147

Total liabilities, minority interest, redeemable common stock, and stockholders’ equity	$4,429,794	$4,398,565

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	(Unaudited) Three Months Ended September 30,		(Unaudited) Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Rental income	$112,004	$108,430	$332,449	$327,298
Tenant reimbursements	34,171	32,125	97,566	95,752
Lease termination income	8,439	—	9,784	4,308

	154,614	140,555	439,799	427,358
Expenses:
Property operating costs	50,460	47,430	146,109	137,184
Asset and property management fees:
Related-party	6,158	5,285	18,028	16,459
Other	1,202	1,377	3,945	4,176
Depreciation	23,311	22,046	68,910	65,679
Amortization	16,687	16,223	51,141	48,374
Lease termination expense	2,745	64	4,170	1,236
General and administrative	5,027	3,358	13,707	12,262
Casualty and impairment losses on real estate assets	—	—	100	16,093

	105,590	95,783	306,110	301,463

Real estate operating income	49,024	44,772	133,689	125,895
Other income (expense):
Interest expense	(15,582)	(13,058)	(45,120)	(36,128)
Interest and other income	949	604	1,930	5,125
Equity in income of unconsolidated joint ventures	461	538	1,623	14,354

	(14,172)	(11,916)	(41,567)	(16,649)

Income from continuing operations before minority interest	34,852	32,856	92,122	109,246
Minority interest in earnings of consolidated entities	(158)	(154)	(492)	(442)

Income from continuing operations	34,694	32,702	91,630	108,804
Discontinued operations:
Operating income	120	848	1,741	14,235
Gain on sale of real estate assets	13,434	—	14,618	177,386

Income from discontinued operations	13,554	848	16,359	191,621

Net income	$48,248	$33,550	$107,989	$300,425

Per share information - basic and diluted:
Income from continuing operations	$0.07	$0.07	$0.20	$0.23
Income from discontinued operations	0.03	0.00	0.03	0.41

Net income available to common stockholders	$0.10	$0.07	$0.23	$0.64

Weighted-average common shares outstanding - basic and diluted	459,656	461,657	461,554	466,482

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2005

AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 (UNAUDITED)

(in thousands, except per share amounts)

				Cumulative
			Additional	Distributions	Redeemable	Other	Total
	Common Stock		Paid-In	in Excess	Common	Comprehensive	Stockholders’
	Shares	Amount	Capital	of Earnings	Stock	Income	Equity
Balance, December 31, 2004	473,486	$4,735	$4,203,918	$(283,184)	$(225,955)	$86	$3,699,600
Issuance of common stock	18,834	188	165,331	—	—	—	165,519
Redemptions of common stock	(22,897)	(229)	(217,866)	—	—	—	(218,095)
Redeemable common stock	—	—	—	—	58,940		58,940
Special distribution ($1.62 per share)	—	—	(748,526)	—	—	—	(748,526)
Dividends ($0.61 per share)	—	—	—	(286,481)	—	—	(286,481)
Commissions and discounts on stock sales	—	—	(10,488)	—	—	—	(10,488)
Other offering costs	—	—	(371)	—	—	—	(371)
Components of comprehensive income:
Net income	—	—	—	329,135	—	—	329,135
Change in value of interest rate swap	—	—	—	—	—	(86)	(86)

Comprehensive income							329,049

Balance, December 31, 2005	469,423	4,694	3,391,998	(240,530)	(167,015)	—	2,989,147
Issuance of common stock	13,574	136	113,617	—	—	—	113,753
Redemptions of common stock	(20,903)	(209)	(174,966)	—	—	—	(175,175)
Redeemable common stock	—	—	—	—	62,302	—	62,302
Dividends ($0.44 per share)	—	—	—	(201,847)	—	—	(201,847)
Commissions and discounts on stock sales	—	—	(3,075)	—	—	—	(3,075)
Other offering costs	—	—	(44)	—	—	—	(44)
Net income	—	—	—	107,989	—	—	107,989

Balance, September 30, 2006	462,094	$4,621	$3,327,530	$(334,388)	$(104,713)	$—	$2,893,050

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited) Nine months ended September 30,
	2006	2005
Cash Flows from Operating Activities:
Net income	$107,989	$300,425
Operating distributions received from unconsolidated joint ventures	3,474	4,881
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	69,632	68,836
Other amortization	50,207	49,253
Lease termination expense	4,170	1,236
Casualty and impairment losses on real estate assets	100	16,093
Amortization of deferred financing costs and fair market value adjustments on notes payable	906	876
Equity in income of unconsolidated joint ventures	(1,623)	(14,354)
Minority interest in earnings of consolidated entities	493	442
Gain on sale of real estate assets	(14,618)	(177,386)
Changes in assets and liabilities:
Decrease in due from affiliate	35	21
Increase in tenant receivables, net	(12,968)	(10,453)
Increase in prepaid expenses and other assets	(11,438)	(14,904)
Increase (decrease) in accounts payable and accrued expenses	7,093	(13,073)
(Decrease) increase in due to affiliates	(2,091)	446
Decrease in deferred income	(849)	(9,605)

Net cash provided by operating activities	200,512	202,734
Cash Flows from Investing Activities:
Investment in real estate and earnest money paid	(169,343)	(32,594)
Proceeds from master leases	963	—
Net sale proceeds for wholly owned properties	48,302	711,816
Net sale proceeds received from unconsolidated joint ventures	—	44,872
Investments in unconsolidated joint ventures	(284)	(439)
Acquisition and advisory fees paid	(2,485)	(2,995)
Deferred lease costs paid	(20,691)	(4,158)

Net cash (used in) provided by investing activities	(143,538)	716,502
Cash Flows from Financing Activities:
Deferred financing costs paid	(944)	(929)
Proceeds from lines of credit and notes payable	470,360	307,116
Repayments of lines of credit and notes payable	(271,698)	(159,904)
Issuance of common stock	112,796	121,157
Redemptions of common stock	(173,593)	(209,774)
Dividends paid	(201,856)	(218,418)
Special distribution	—	(748,526)
Commissions on stock sales paid	(3,700)	(6,047)
Other offering costs paid	(44)	(327)

Net cash used in financing activities	(68,679)	(915,652)

Net (decrease) increase in cash and cash equivalents	(11,705)	3,584
Cash and cash equivalents, beginning of period	48,973	39,669

Cash and cash equivalents, end of period	$37,268	$43,253

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2006

(unaudited)

1. Organization

Wells Real Estate Investment Trust, Inc. (“Wells REIT”) is a Maryland corporation that qualifies as a real estate investment trust (“REIT”) for federal income tax purposes and engages in the acquisition and ownership of commercial real estate properties throughout the United States, including properties that are under construction, newly constructed, or have operating histories. Wells REIT was incorporated in 1997 and commenced operations on June 5, 1998. Wells REIT conducts business primarily through Wells Operating Partnership, L.P. (“Wells OP”), a Delaware limited partnership. Wells REIT is the sole general partner and possesses full legal control and authority over the operations of Wells OP. Wells Capital, Inc. (“Wells Capital”) is the sole limited partner of Wells OP. Wells OP owns properties directly, through wholly owned subsidiaries, through certain joint ventures with real estate limited partnerships sponsored by Wells Capital, and through certain joint ventures with parties not affiliated with Wells REIT or Wells Capital. References to Wells REIT herein shall include Wells REIT and all subsidiaries of Wells REIT, including consolidated joint ventures, Wells OP, and Wells OP’s subsidiaries. See Note 7 for additional information related to Wells Capital.

As of September 30, 2006, Wells REIT owned interests in 84 properties, either directly or through joint ventures, comprising approximately 21.2 million square feet of commercial office and industrial space located in 23 states and the District of Columbia. As of September 30, 2006, these properties were approximately 95% leased.

Since its inception, Wells REIT has completed four public offerings of common stock at $10 per share. Combined with the dividend reinvestment plan, such offerings have provided approximately $5.2 billion in total net offering proceeds. From these proceeds, Wells REIT has paid costs related to the offerings of (1) approximately $171.1 million in acquisition and advisory fees and acquisition expenses; (2) approximately $477.5 million in commissions on stock sales and related dealer-manager fees; and (3) approximately $62.7 million in organization and other offering costs. In addition, Wells REIT used proceeds from debt and net offering proceeds of approximately $568.5 million to redeem shares pursuant to its share redemption program and, in one instance, to repurchase shares resulting from a legal settlement. The remaining net offering proceeds of approximately $3.9 billion were primarily used to fund the purchase of real estate assets. Wells REIT does not currently anticipate offering additional shares to the public. In addition, on June 14, 2005, Wells REIT distributed approximately $748.5 million of net sales proceeds to stockholders as a return of invested capital.

Wells REIT registered an additional 100 million shares of common stock with the Securities and Exchange Commission (the “SEC”) for issuances pursuant to its dividend reinvestment plan under a Registration Statement filed on Form S-3 (Commission File No. 333-114212), which became effective on April 5, 2004.

Wells REIT’s stock is not listed on a national exchange. However, Wells REIT’s Articles of Incorporation require Wells REIT to begin the process of liquidating its investments and distributing the resulting proceeds to the stockholders if its shares are not listed on a national exchange by January 30, 2008. Wells REIT’s Articles of Incorporation can generally only be amended by a proxy vote of Wells REIT’s stockholders.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of Wells REIT have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, including the instructions to Form 10-Q and Article 10 of Regulation S-X, and do not include all of the information and footnotes required by U.S. generally accepted

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2006

(unaudited)

accounting principles (“GAAP”) for complete financial statements. In the opinion of management, the statements for the unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the results for such periods. Results for these interim periods are not necessarily indicative of a full-year’s results. Wells REIT’s consolidated financial statements include the accounts of Wells REIT, Wells OP, and certain entities in which Wells REIT or Wells OP has a controlling financial interest. For further information, refer to the financial statements and footnotes included in Wells REIT’s Annual Report on Form 10-K for the year ended December 31, 2005.

Revenue Recognition

All leases on real estate assets held by Wells REIT are classified as operating leases, and the related base rental income is generally recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursements are recognized as revenue in the period that the related operating cost is incurred and are billed to tenants pursuant to the terms of the respective leases. Rental income and tenant reimbursements collected in advance are recorded as deferred income in the accompanying consolidated balance sheets. Lease termination income is recognized once the tenant has lost the right to lease the space and Wells REIT has satisfied all obligations under the related lease or lease termination agreement.

In conjunction with a property acquired during the first quarter 2006, Wells REIT entered into a master lease agreement with the seller under which the seller is obligated to pay rent pertaining to certain spaces with near-term rent abatements. This master lease was established in order to mitigate the potential negative effects of lost rental income and expense reimbursements related to these spaces. Wells REIT records payments received under master lease agreements as a reduction of the basis of the underlying property rather than as rental income. Wells REIT received master lease proceeds of approximately $1.0 million during the nine months ended September 30, 2006.

Income Taxes

Wells REIT has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and has operated as such beginning with its taxable year ended December 31, 1998. To qualify as a REIT, Wells REIT must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its adjusted REIT taxable income, as defined by the Code, to its stockholders. As a REIT, Wells REIT generally is not subject to income tax on income it distributes to stockholders. Wells REIT is subject to certain state and local taxes related to the operations of properties in certain locations, which have been provided for in the accompanying consolidated financial statements.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation.

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the relevant criteria and approach for the recognition, derecognition, and measurement of uncertain tax positions.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2006

(unaudited)

FIN 48 will be effective for Wells REIT beginning January 1, 2007. Wells REIT is currently assessing the provisions and evaluating the financial statement impact of FIN 48 on its consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures required for fair value measurements under GAAP. SFAS No. 157 emphasizes that fair value is a market-based measurement, as opposed to an entity-specific measurement. SFAS No. 157 will be effective for Wells REIT beginning January 1, 2008. Wells REIT is currently assessing provisions and evaluating the financial statement impact of SFAS No. 157 on its consolidated financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB No. 108”), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB No. 108 is effective for fiscal years ending after November 15, 2006, and will be effective for Wells REIT beginning December 31, 2006. Wells REIT does not believe the adoption of such guidance will have an impact on its consolidated financial statements.

3. Acquisitions of Real Estate Assets

On August 31, 2006, Wells REIT purchased a two-building office complex constructed in 1997 and 1998 totaling approximately 386,000 aggregate rentable square feet located on a 16.8-acre land parcel in Irving, Texas (“Las Colinas Corporate Center”). Wells REIT purchased Las Colinas Corporate Center for approximately $60.8 million, exclusive of closing costs, and it is leased to H.D. Vest, Inc. (approximately 21%), Deloitte & Touche USA LLP (approximately 14%), The Feld Group, Inc. (approximately 11%), and various other office tenants (approximately 43%). Approximately 11% of Las Colinas Corporate Center is currently vacant.

4. Dispositions of Real Estate Assets

Northrop Grumman Building

On July 6, 2006, Wells REIT sold the Northrop Grumman Building to an unaffiliated third party for approximately $45.1 million, exclusive of closing costs, and recognized a gain of approximately $13.4 million, which may be subject to change as additional information becomes available in subsequent periods.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2006

(unaudited)

Discontinued Operations

The results of operations for the Northrop Grumman Building (sold in July 2006), the IRS Daycare Building (sold in April 2006), and 23 wholly owned properties included in the April 2005 27-property sale are classified as discontinued operations in the accompanying consolidated statements of income. The details comprising income from discontinued operations are provided below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Rental income	$139	$1,363	$2,563	$20,299
Tenant reimbursements	(153)	(70)	86	2,797

	(14)	1,293	2,649	23,096
Expenses:
Property operating costs	(145)	(101)	109	3,499
Asset and property management fees:
Related-party	—	—	—	382
Other	—	5	3	147
Depreciation	—	476	722	3,157
Amortization	1	19	40	1,907
General and administrative	10	46	34	245

	(134)	445	908	9,337
Real estate operating income	120	848	1,741	13,759
Other income (expense):
Interest expense	—	—	—	(1,281)
Interest and other income	—	—	—	1,757
Gain on sale of real estate assets	13,434	—	14,618	177,386

	13,434	—	14,618	177,862

Income from discontinued operations	$13,554	$848	$16,359	$191,621

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2006

(unaudited)

5. Lines of Credit and Notes Payable

As of September 30, 2006 and December 31, 2005, Wells REIT had lines of credit and notes payable outstanding as follows (in thousands):

	September 30, 2006	December 31, 2005
Secured Pooled Facility	$350,000	$350,000
Aon Center Chicago Mortgage Notes	225,000	200,000
$125.0 Million Fixed-Rate Loan	125,000	—
Leo Burnett Building Mortgage Note	120,000	120,000
WDC Mortgage Note	115,167	115,167
$105.0 Million Fixed-Rate Loan	105,000	105,000
$85.0 Million Secured Line of Credit	71,200	—
$45.0 Million Fixed-Rate Loan	45,000	45,000

	September 30, 2006	December 31, 2005
3100 Clarendon Boulevard Building Mortgage Note	34,655	35,110
One Brattle Square Building Mortgage Note	27,824	28,827
1075 West Entrance Building Mortgage Note	15,673	16,108
Merck Construction Loan	—	21,100

	$1,234,519	$1,036,312

Wells REIT made interest payments, including amounts capitalized, of approximately $43.7 million and $36.5 million for the nine months ended September 30, 2006 and 2005, respectively.

On October 2, 2006, Wells REIT obtained a $42.5 million long-term, fixed-rate loan from Wachovia Bank, N.A. (the “$42.5 Million Fixed-Rate Loan”), which matures on October 11, 2016, and requires interest-only payments each month at a rate of 5.70% per annum. All principal and any unpaid interest are due on the maturity date. From the commencement date through July 2, 2016, Wells REIT may prepay the $42.5 Million Fixed-Rate Loan with a prepayment penalty fee equal to the greater of an amount calculated to maintain the lender’s yield over the term of the loan or 1% of the outstanding principal balance. From July 2, 2016 through the maturity date, Wells REIT may prepay the $42.5 million loan without a prepayment penalty. The $42.5 Million Fixed-Rate Loan is secured by mortgages on the Las Colinas Corporate Center (see Note 3 above). Wells REIT used the proceeds from the $42.5 Million Fixed-Rate Loan primarily to repay draws made on its lines of credit to fund the acquisition of Las Colinas Corporate Center.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2006

(unaudited)

6. Supplemental Disclosures of Noncash Investing and Financing Activities

Outlined below are significant noncash investing and financing activities for the nine months ended September 30, 2006 and 2005 (in thousands):

	Nine months ended September 30, (in thousands)
	2006	2005
Investment in real estate funded with other assets	$5,000	$—

Write-off of fully amortized intangible lease assets	$11,698	$—

Acquisition and advisory fees due to affiliate	$—	$562

Acquisition and advisory fees applied to investments	$1,328	$2,149

Prepaid and other assets assumed upon acquisition of properties	$74	$—

Write-off of fully amortized deferred lease costs	$1,400	$—

Liabilities assumed upon acquisition of properties	$1,158	$—

Accrued capital expenditures and deferred lease costs	$12,589	$1,673

Write-off of fully amortized intangible lease liabilities	$6,107	$—

Discounts applied to issuance of common stock	$957	$5,738

Discounts reduced as a result of redemptions of common stock	$1,582	$3,381

Redeemable common stock	$104,713	$133,964

7. Related-Party Transactions

Asset Management Advisory Agreement

Effective January 1, 2005, Wells REIT entered into the Asset Management Advisory Agreement (the “Asset Management Advisory Agreement”) with Wells Management Company, Inc. (“Wells Management”). Under the terms of the Asset Management Advisory Agreement, Wells REIT incurs asset advisory fees payable to Wells Management for, among other things:

•	serving as Wells REIT’s investment and financial advisor;

•	managing the day-to-day operations of Wells REIT;

•	formulating and implementing strategies to administer, promote, manage, operate, maintain, improve, finance and refinance, market, lease, and dispose of properties; and

•	providing certain accounting, compliance, and other administrative services for Wells REIT.

The fees for these services are payable monthly in an amount equal to one-twelfth of 0.5% of the fair market value of all properties owned directly, plus Wells REIT’s interest in properties held through joint ventures. This fee is reduced by (i) tenant-reimbursed property management fees paid to Wells Management, and (ii) in the event that Wells Management retains an independent third-party property manager to manage one or more properties currently being managed by Wells Management, the amount of property management fees paid to such

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2006

(unaudited)

third-party property managers. At the option of Wells Management, up to 10% of such monthly fee may be paid in shares of common stock of Wells REIT. Wells REIT incurred such fees of approximately $6.2 million and $5.3 million for the three months ended September 30, 2006 and 2005, respectively, and approximately $18.0 million and $16.5 million of such fees for the nine months ended September 30, 2006 and 2005, respectively, which are recorded as asset and property management fees-related party. Wells REIT incurred such fees of $0 for the three months ended September 30, 2006 and 2005, and $0 and $0.4 million for the nine months ended September 30, 2006 and 2005, respectively, which are recorded within income from discontinued operations.

Additionally, per the Asset Management Advisory Agreement, Wells Management is entitled to earn the following disposition and incentive fees, which are similar in nature to previous agreements:

•

For any property sold by Wells REIT, a disposition fee of the lesser of 50% of a competitive real estate commission or 3.0% of the sales price of the property, subordinated to the payment of distributions to stockholders equal to the sum of the stockholders’ invested capital plus an 8% return on invested capital;

•	Incentive fee of 10% of net sales proceeds remaining after stockholders have received distributions equal to the sum of the stockholders’ invested capital plus an 8% return on invested capital; or

•

Listing fee of 10% of the excess by which the market value of the stock plus distributions paid prior to listing exceeds the sum of 100% of the stockholders’ invested capital plus an 8% return on invested capital.

Wells REIT incurred no disposition, incentive, or listing fees during the nine months ended September 30, 2006. However, on February 21, 2005, the board of directors of Wells REIT approved a subordinated disposition fee of 0.33% of the gross sale price of the properties sold as part of the April 2005 27-property sale to be paid to Wells Management as a result of the closing of this transaction. Since the above conditions have not been met at this time, this fee was not paid at the closing of the property sale and will be paid only in the event and at the time that the conditions are met.

The Asset Management Advisory Agreement has a one-year term and automatically renews unless either side gives notice of its intent to not renew. In addition, either party may terminate the Asset Management Advisory Agreement upon 60 days’ written notice. In April 2006, Wells REIT’s board of directors agreed to renew the existing Asset Management Advisory Agreement for the remainder of calendar year 2006 with stipulations that: (i) the fair market value defined in the Asset Management Advisory Agreement is to be based on the most recent net asset valuation performed on Wells REIT’s properties, and (ii) for 2006, a credit of $1.2 million shall be applied against asset advisory fees otherwise payable under the Asset Management Advisory Agreement.

Acquisition Advisory Agreement

Effective January 1, 2005, Wells REIT entered into the Acquisition Advisory Agreement with Wells Capital. Under the terms of the Acquisition Advisory Agreement, Wells REIT is obligated to pay a fee to Wells Capital for services relating to, among other things, capital-raising functions; the investigation, selection, and acquisition of properties; and certain transfer agent and stockholder communication functions. The fee payable to Wells Capital under the Acquisition Advisory Agreement is 3.5% of aggregate gross proceeds raised from the sale of shares of Wells REIT, exclusive of proceeds received from Wells REIT’s dividend reinvestment plan used to fund repurchases of shares of common stock pursuant to Wells REIT’s share redemption program. On November 15, 2005, the board of directors approved an amendment to the dividend reinvestment plan to, among

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2006

(unaudited)

other things, eliminate acquisition and advisory fees on shares sold under this plan beginning in September 2006. Wells REIT incurred the following acquisition and advisory fees and reimbursement of acquisition expenses for the three months and nine months ended September 31, 2006 and 2005, respectively (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Acquisition and advisory fees and reimbursement of acquisition expenses	$0	$562	$1,328	$2,149

Master Property Management Agreement

Effective January 1, 2005, Wells REIT entered into the Master Property Management, Leasing, and Construction Management Agreement (the “Master Property Management Agreement”) with Wells Management. Under the Master Property Management Agreement, Wells REIT has retained Wells Management to manage, coordinate the leasing of, and manage construction activities related to certain properties of Wells REIT. Any amounts currently paid under the Master Property Management Agreement for properties that were managed by Wells Management on December 31, 2004 under its prior Asset/Master Property Management Agreement (the “Existing Portfolio Properties”) have the economic effect of reducing amounts payable for asset advisory services as a credit against amounts otherwise due under the Asset Management Advisory Agreement with respect to such properties. Management and leasing fees payable to Wells Management for properties to be acquired in the future are required to be specified in an amendment to the Master Property Management Agreement, which must be approved by Wells REIT’s board of directors and will be payable in addition to fees payable pursuant to the Asset Management Advisory Agreement. Wells REIT anticipates that fees for the management and leasing of properties, other than Existing Portfolio Properties, will be generally consistent with the descriptions set forth below:

•

For properties for which Wells Management will provide property management services, it is anticipated that Wells REIT will pay Wells Management a market-based property management fee generally based on gross monthly income of the property.

•

For properties for which Wells Management provides leasing agent services, it is anticipated that Wells REIT will pay (i) a one-time initial lease-up fee in an amount not to exceed one-month’s rent for the initial rent-up of a newly constructed building; (ii) a market-based commission based on the net rent payable during the term of a new lease (not to exceed ten years); (iii) a market-based commission based on the net rent payable during the term of any renewal or extension of any tenant lease; and (iv) a market-based commission based on the net rent payable with respect to expansion space for the remaining portion of the initial lease term.

•

For properties for which Wells Management provides construction management services, it is anticipated that Wells REIT will pay (i) for planning and coordinating the construction of tenant-directed improvements, that portion of lease concessions for tenant-directed improvements as is specified in the lease or lease renewal, subject to a limit of 5% of such lease concessions; and (ii) for other construction management services, a construction management fee to be determined and agreed to in an appropriate contract amendment.

The Master Property Management Agreement has a one-year term and automatically renews unless either party gives notice of its intent not to renew. In addition, either party may terminate the Master Property Management Agreement upon 60 days’ written notice.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2006

(unaudited)

Salary and Operating Expense Reimbursements

Under the Asset Management Advisory Agreement, the Acquisition Advisory Agreement, and the Master Property Management Agreement, Wells REIT is required to reimburse each service provider for various costs and expenses incurred in connection with the performance of its duties under such agreements, including reasonable wages and salaries and other employee-related expenses such as taxes, insurance, and benefits of employees of the service provider who are directly engaged in providing services for or on behalf of Wells REIT. Under these agreements, reimbursements for such employee-related expenses may not exceed $8.2 million in aggregate during any fiscal year. Wells REIT incurred salary and operating expense reimbursements of approximately $2.1 million and $1.9 million for the three months ended September 30, 2006 and 2005, respectively, and $6.1 million and $7.0 million for the nine months ended September 30, 2006 and 2005, respectively. Other than the portion of salary and operating expense reimbursements recorded within income from discontinued operations (see Note 4), such reimbursements are recorded as general and administrative expenses. The portion of salary and operating expense reimbursements reimbursable by tenants under the terms of their lease agreements were approximately $0.2 million and $0.2 million for the three months ended September 30, 2006 and 2005, respectively, and approximately $0.6 million and $0.7 million for the nine months ended September 30, 2006 and 2005, respectively.

Dealer-Manager Agreement

Wells REIT maintains a dealer-manager agreement with Wells Investment Securities, Inc. (“WIS”), an affiliate of Wells Capital and Wells Management, whereby WIS performs dealer-manager services for offerings of Wells REIT shares pursuant to its dividend reinvestment plan. For these services, WIS earns selling commissions of 5% of gross offering proceeds raised pursuant to Wells REIT’s dividend reinvestment plan, of which in excess of 99% has been reallowed to participating broker dealers for the periods presented below. On November 15, 2005, the board of directors approved an amendment to the dividend reinvestment plan to, among other things, eliminate selling commissions on shares sold under this plan beginning in September 2006. Wells REIT incurred the following commissions for the three months and nine months ended September 30, 2006 and 2005, respectively (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Commissions	$0	$1,871	$3,700	$5,934

Assignment of Related-Party Agreements

On December 21, 2005, Wells Capital and Wells Management assigned their respective rights to receive certain fees and reimbursements under the Asset Management Advisory Agreement and the Acquisition Advisory Agreement to Wells Advisory Services I, LLC (“WASI”), an entity affiliated with and controlled by Wells Management and Wells Capital. Effective February 15, 2006, Wells Management further assigned rights to receive certain fees and reimbursements under its Master Property Management Agreement with Wells REIT to WASI. Accordingly, Wells REIT pays acquisition and advisory fees, asset advisory fees, property management fees, and administrative reimbursements to WASI.

Effective October 25, 2006, WASI assigned its rights to receive certain fees and reimbursements under the Asset Management Advisory Agreement, the Acquisition Advisory Agreement, and the Master Property

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2006

(unaudited)

Management Agreement with Wells REIT to Wells Real Estate Advisory Services, Inc. (“WREAS”), a wholly owned subsidiary of WASI. Accordingly, Wells REIT will begin paying asset advisory fees, property management fees, and administrative reimbursements to WREAS beginning in November 2006.

Due from Affiliate

Due from affiliate is comprised of the following items due from WASI or its affiliates as of September 30, 2006 and December 31, 2005 (in thousands):

	September 30, 2006	December 31, 2005
Property insurance reimbursements	$180	$155
Other	—	60

	$180	$215

Due to Affiliates

Due to affiliates is comprised of the following items due to WASI or its affiliates as of September 30, 2006 and December 31, 2005 (in thousands):

	September 30, 2006	December 31, 2005
Asset advisory fees	$—	$1,572
Acquisition and advisory fees	—	1,157
Salary reimbursements	566	1,156
Other operating expense reimbursements	352	282

	$918	$4,167

Economic Dependency

Wells REIT has engaged WASI and its affiliates, including Wells Capital, Wells Management, and WIS, to provide certain services that are essential to Wells REIT, including asset management services, supervision of the management and leasing of properties owned by Wells REIT, asset acquisition and disposition services, the sale of shares of Wells REIT’s common stock pursuant to its dividend reinvestment plan, as well as other administrative responsibilities for Wells REIT including accounting services, stockholder communications, and investor relations. As a result of these relationships, Wells REIT is dependent upon WASI, Wells Capital, Wells Management, and WIS.

Wells Capital, Wells Management, and WIS are all owned and controlled by Wells Real Estate Funds, Inc. (“WREF”). The operations of Wells Capital, Wells Management, and WIS represent substantially all of the business of WREF. Accordingly, Wells REIT focuses on the financial condition of WREF when assessing the financial condition of Wells Capital, Wells Management, and WIS. In the event that WREF were to become unable to meet its obligations as they become due, Wells REIT might be required to find alternative service providers.

Future net income generated by WREF will be largely dependent upon the amount of fees earned by WASI, Wells Capital, Wells Management, and WIS based on, among other things, the level of investor proceeds raised

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2006

(unaudited)

and the volume of future acquisitions and dispositions of real estate assets by Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”) and other Wells-sponsored programs. As of September 30, 2006, Wells REIT believes that WREF is generating adequate cash flow from operations and has adequate liquidity available in the form of cash on hand and current receivables necessary to meet its current and future obligations as they become due.

8. Commitments and Contingencies

Commitments Under Existing Lease Agreements

Certain lease agreements include provisions that, at the option of the tenant, may obligate Wells REIT to expend certain amounts of capital to expand an existing property, to construct on adjacent property, or to provide other expenditures for the benefit of the tenant. As of September 30, 2006, no tenants have exercised such options that had not been materially satisfied. Under lease amendments executed during third quarter 2006, Leo Burnett and Winston & Strawn, LLP, the principal tenants at the 35 West Wacker Building, are entitled to landlord-funded tenant improvements, leasing commissions, and building improvements totaling approximately $68.9 million through 2012.

Tennessee Excise Taxes

In June 2006, Wells OP received a notice of assessment from the Tennessee Department of Revenue related to excise taxes due for the calendar years ended December 31, 2002 through 2004. The Tennessee Department of Revenue allows partnerships owned by REITs, such as Wells OP, to deduct income or gains from their taxable income to the extent that such deducted income is included in the federal taxable income of the owner REIT. To be eligible for this deduction, the owner REIT must be subject to and file a franchise and excise tax return in the State of Tennessee. A REIT is subject to excise taxes if, among other things, it meets the requirement for “doing business in Tennessee,” as provided for in the Tennessee Code Annotation Section 67-4-2004(9)(A). The notice of assessment contends that Wells REIT did not meet this requirement from 2002 through 2004 and, based on this, owes additional taxes and interest of approximately $1.0 million. Accordingly, pursuant to FASB Statement No. 5, a reserve of $1.0 million has been provided for and recorded as general and administrative expenses in the accompanying consolidated financial statements. Effective July 1, 2006, the Tennessee Department of Revenue revoked the option for partnerships owned by REITs to deduct income or gains generated from properties located in the State of Tennessee, subject to certain limitations. As such, Wells REIT will accrue for future Tennessee excise taxes and, accordingly, has recognized additional tax expense of $0.1 million for the quarter ended September 30, 2006.

Consistent with other REITs that received similar notices, Wells REIT believes that it met the requirement for “doing business in Tennessee” from 2002 through 2004 based on the provisions of the law and by virtue of its general partnership interest in Wells OP, which has ownership in properties and interests in properties located in the State of Tennessee. Negotiations and discussions with the Tennessee Department of Revenue related to the intent and interpretation of the “doing business in Tennessee” requirement under the Tennessee franchise and excise laws are ongoing.

Litigation

Wells REIT is from time to time a party to legal proceedings, which arise in the ordinary course of its business. Wells REIT is not currently involved in any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on results of operations or financial condition. Wells REIT is not aware of any legal proceedings contemplated by governmental authorities.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Wells Real Estate Investment Trust, Inc.

We have audited the accompanying consolidated balance sheets of Wells Real Estate Investment Trust, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005. Our audits also included the financial statement schedules listed in the index at Item 15(a). These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wells Real Estate Investment Trust, Inc. at December 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Atlanta, Georgia

March 9, 2006,

except for Notes 2, 8, and 9, as to which the date is

January 12, 2007

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,
	2005	2004
Assets:
Real estate assets, at cost:
Land	$618,054	$685,841
Buildings and improvements, less accumulated depreciation of $303,552 and $261,057 as of December 31, 2005 and 2004, respectively	3,085,906	3,560,156
Intangible lease assets, less accumulated amortization of $104,299 and $62,331 as of December 31, 2005 and 2004, respectively	235,410	313,803
Construction in progress	20,734	22,838
Assets related to discontinued operations, net	32,951	25,591

Total real estate assets	3,993,055	4,608,229
Investments in unconsolidated joint ventures	58,817	93,979
Cash and cash equivalents	48,973	39,669
Tenant receivables, net of allowance for doubtful accounts of $689 and $1,093 as of December 31, 2005 and 2004, respectively	97,679	93,006
Due from affiliate	215	—
Due from unconsolidated joint ventures	931	1,458
Prepaid expenses and other assets	22,124	14,246
Deferred financing costs, less accumulated amortization of $5,099 and $3,317 at December 31, 2005 and 2004, respectively	10,233	11,077
Deferred lease costs, less accumulated amortization of $51,786 and $29,423 at December 31, 2005 and 2004, respectively	165,226	196,709
Investments in bonds	—	64,500
Other assets related to discontinued operations, net	1,312	816

Total assets	$4,398,565	$5,123,689

Liabilities:
Lines of credit and notes payable	$1,036,312	$890,182
Accounts payable, accrued expenses, and accrued capital expenditures	68,057	82,185
Due to affiliates	4,167	3,386
Deferred income	22,301	32,469
Intangible lease liabilities, less accumulated amortization of $34,431 and $20,536 at December 31, 2005 and 2004, respectively	106,158	120,451
Obligations under capital leases	—	64,500

Total liabilities	1,236,995	1,193,173

Commitments and Contingencies	—	—
Minority Interest	5,408	4,961
Redeemable Common Stock	167,015	225,955
Stockholders’ Equity:
Common stock, $.01 par value; 900,000,000 shares authorized; 469,423,177 and 473,486,397 shares issued and outstanding as of December 31, 2005 and 2004, respectively	4,694	4,735
Additional paid-in capital	3,391,998	4,203,918
Cumulative distributions in excess of earnings	(240,530)	(283,184)
Redeemable common stock	(167,015)	(225,955)
Other comprehensive income	—	86

Total stockholders’ equity	2,989,147	3,699,600

Total liabilities, minority interest, redeemable common stock, and stockholders’ equity	$4,398,565	$5,123,689

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Years Ended December 31,
	2005	2004	2003
Revenues:
Rental income	$435,164	$422,106	$245,260
Tenant reimbursements	128,306	120,720	72,003
Lease termination income	4,913	8,672	1,035
Gain on sale	—	298	—

	568,383	551,796	318,298
Expenses:
Property operating costs	187,259	173,689	100,366
Asset and property management fees:
Related party	21,805	18,585	8,638
Other	5,538	4,908	3,379
Depreciation	88,080	83,331	87,379
Amortization	64,490	58,456	8,650
Lease termination expense	1,341	732	54
Impairment loss on real estate assets	16,093	—	—
General and administrative	18,011	18,033	9,073

	402,617	357,734	217,539

Real estate operating income	165,766	194,062	100,759

Other income (expense):
Interest expense	(49,320)	(38,391)	(12,345)
Interest and other income	5,801	2,216	1,087
Equity in income of unconsolidated joint ventures	14,765	6,634	4,751
Loss on extinguishment of debt	—	(2,101)	(1,956)

	(28,754)	(31,642)	(8,463)

Income from continuing operations before minority interest	137,012	162,420	92,296

Minority interest in (earnings) loss of consolidated subsidiaries	(611)	(572)	842

Income from continuing operations	136,401	161,848	93,138
Discontinued operations:
Operating income	15,056	36,385	27,547
Gain on sale	177,678	11,489	—

Income from discontinued operations	192,734	47,874	27,547

Net income	$329,135	$209,722	$120,685

Net income per common share - basic and diluted:
Income from continuing operations	$0.30	$0.35	$0.29
Income from discontinued operations	0.41	0.10	0.08

Net income per common share	$0.71	$0.45	$0.37

Weighted-average shares outstanding - basic and diluted	466,284,634	466,060,916	324,092,281

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except per share amounts)

	Common Stock		Additional Paid-In Capital	Cumulative Distributions in Excess of Earnings	Redeemable Common Stock	Other Comprehensive Income	Total Stockholders’ Equity
	Shares	Amount
Balance, December 31, 2002	215,700	$2,157	$1,908,490	$(74,310)	$—	$(387)	$1,835,950
Issuance of common stock	253,719	2,537	2,534,655	—	—	—	2,537,192
Redemptions of common stock	(4,369)	(44)	(43,646)	—	—	—	(43,690)
Dividends ($0.70 per share)	—	—	—	(226,636)	—	—	(226,636)
Commissions and discounts on common stock sales and related dealer-manager fees	—	—	(239,949)	—	—	—	(239,949)
Other offering costs	—	—	(21,533)	—	—	—	(21,533)
Components of comprehensive income:
Net income	—	—	—	120,685	—	—	120,685
Change in value of interest rate swap	—	—	—	—	—	387	387

Comprehensive income							121,072

Balance, December 31, 2003	465,050	4,650	4,138,017	(180,261)	—	—	3,962,406

Issuance of common stock	19,494	195	194,747	—	—	—	194,942
Redemptions of common stock	(9,711)	(97)	(97,018)	—	—	—	(97,115)
Dividends ($0.67 per share)	—	—	—	(312,645)	—	—	(312,645)
Commissions and discounts on common stock sales and related dealer-manager fees	—	—	(17,617)	—	—	—	(17,617)
Other offering costs	—	—	(757)	—	—	—	(757)
Redeemable common stock	—	—	—	—	(225,955)	—	(225,955)
Shares repurchased upon settlement	(1,347)	(13)	(13,454)	—	—	—	(13,467)
Components of comprehensive income:
Net income	—	—	—	209,722	—	—	209,722
Change in value of interest rate swap	—	—	—	—	—	86	86

Comprehensive income							209,808

Balance, December 31, 2004	473,486	4,735	4,203,918	(283,184)	(225,955)	86	3,699,600

Issuance of common stock	18,834	188	165,331	—	—	—	165,519
Redemptions of common stock	(22,897)	(229)	(217,866)	—	—	—	(218,095)
Special distribution ($1.62 per share)	—	—	(748,526)	—	—	—	(748,526)
Dividends ($0.61 per share)	—	—	—	(286,481)	—	—	(286,481)
Commissions and discounts on common stock sales	—	—	(10,488)	—	—	—	(10,488)
Other offering costs	—	—	(371)	—	—	—	(371)
Redeemable common stock	—	—	—	—	58,940	—	58,940
Components of comprehensive income:
Net income	—	—	—	329,135	—	—	329,135
Change in value of interest rate swap	—	—	—	—	—	(86)	(86)

Comprehensive income							329,049

Balance, December 31, 2005	469,423	$4,694	$3,391,998	$(240,530)	$(167,015)	$—	$2,989,147

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2005	2004	2003
Cash Flows from Operating Activities:
Net income	$329,135	$209,722	$120,685
Operating distributions received from unconsolidated joint ventures	6,107	9,586	7,687
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of unconsolidated joint ventures	(14,765)	(6,634)	(4,751)
Minority interest in earnings (loss) of consolidated subsidiaries	611	572	(842)
Depreciation	91,713	97,425	107,012
Amortization	66,604	65,050	10,371
Lease termination expense	1,341	732	54
Loss on extinguishment of debt	—	2,101	1,956
Gain on sale	(177,678)	(11,787)	—
Impairment loss on real estate assets	16,093	—	—
Changes in assets and liabilities:
Increase in tenant receivables, net	(14,039)	(38,440)	(20,823)
(Increase) decrease in due from affiliate	(215)	406	(356)
(Increase) decrease in prepaid expenses and other assets	(20,893)	2,376	(10,116)
(Decrease) increase in accounts payable and accrued expenses	(3,496)	(9,063)	9,977
Increase (decrease) in due to affiliates	1,144	22	(3)
(Decrease) increase in deferred income	(10,168)	7,750	16,387

Net cash provided by operating activities	271,494	329,818	237,238
Cash Flows from Investing Activities:
Investment in real estate	(53,900)	(238,615)	(1,920,319)
Net sale proceeds from wholly owned properties	711,894	32,996	—
Net sale proceeds received from unconsolidated joint ventures	44,874	7,370	2,409
Contributions to unconsolidated joint ventures	(528)	(395)	(24,059)
Acquisition and advisory fees paid	(3,557)	(21,210)	(75,800)
Deferred lease costs paid	(7,093)	(33,488)	(190,668)

Net cash provided by (used in) investing activities	691,690	(253,342)	(2,208,437)
Cash Flows from Financing Activities:
Deferred financing costs paid	(984)	(10,227)	(8,346)
Proceeds from lines of credit and notes payable	307,115	1,019,952	915,601
Repayments of lines of credit and notes payable	(160,985)	(826,100)	(941,647)
Issuance of common stock	159,459	190,339	2,531,345
Redemptions of common stock	(215,015)	(96,806)	(43,690)
Dividends paid to stockholders	(286,643)	(326,372)	(219,121)
Return of capital distribution paid to stockholders	(748,526)	—	—
Commissions on stock sales and related dealer-manager fees paid	(7,930)	(13,936)	(238,463)
Other offering costs paid	(371)	(14,082)	(16,463)
Repurchase of shares upon settlement	—	(12,842)	—

Net cash (used in) provided by financing activities	(953,880)	(90,074)	1,979,216
Net increase (decrease) in cash and cash equivalents	9,304	(13,598)	8,017

Cash and cash equivalents, beginning of year	39,669	53,267	45,250

Cash and cash equivalents, end of year	$48,973	$39,669	$53,267

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

1. ORGANIZATION

Wells Real Estate Investment Trust, Inc. (“Wells REIT”) is a Maryland corporation that qualifies as a real estate investment trust (“REIT”) for federal income tax purposes and engages in the acquisition and ownership of commercial real estate properties throughout the United States, including properties that are under construction, newly constructed, or have operating histories. Wells REIT was incorporated in 1997 and commenced operations on June 5, 1998. Wells REIT conducts business primarily through Wells Operating Partnership, L.P. (“Wells OP”), a Delaware limited partnership. Wells REIT is the sole general partner and possesses full legal control and authority over the operations of Wells OP. Wells Capital, Inc. (“Wells Capital”) is the sole limited partner of Wells OP. Wells OP owns properties directly, through wholly owned subsidiaries, through certain joint ventures with real estate limited partnerships sponsored by Wells Capital, and through certain joint ventures with parties not affiliated with Wells REIT or Wells Capital. References to Wells REIT herein shall include all subsidiaries of Wells REIT, including Wells OP, its subsidiaries, and consolidated joint ventures. See Note 11 for additional information related to Wells Capital.

As of December 31, 2005, Wells REIT owned interests in 83 properties, either directly or through joint ventures, comprising approximately 20.8 million square feet of commercial office and industrial space, located in 23 states and the District of Columbia. As of December 31, 2005, these properties were approximately 95.5% leased.

Since its inception, Wells REIT has completed four public offerings of common stock for sale at $10 per share. Combined with Wells REIT’s dividend reinvestment plan, such offerings have provided approximately $5.1 billion in total net offering proceeds. From these proceeds, Wells REIT has paid costs related to the offerings of (1) approximately $169.8 million in acquisition and advisory fees and reimbursements of acquisition expenses, (2) approximately $474.4 million in commissions on stock sales and related dealer-manager fees, and (3) approximately $62.6 million in organization and other offering costs. In addition, Wells REIT has used approximately $393.3 million to redeem shares pursuant to Wells REIT’s share redemption program, and to repurchase shares resulting from a legal settlement in one instance. The remaining net offering proceeds of approximately $4.0 billion were invested in real estate. Wells REIT’s fourth public offering closed on July 25, 2004, and Wells REIT does not anticipate offering additional shares to the public. In addition, on June 14, 2005, Wells REIT paid approximately $748.5 million of net sales proceeds to stockholders as a return of invested capital special distribution.

Wells REIT registered an additional 100 million shares of common stock with the Securities and Exchange Commission (the “SEC”) for issuance pursuant to its dividend reinvestment plan under a Registration Statement on Form S-3 (Commission File No. 333-114212), which became effective on April 5, 2004.

Wells REIT’s stock is not listed on a national exchange. However, Wells REIT’s Articles of Incorporation require Wells REIT to begin the process of liquidating its investments and distributing the resulting proceeds to the stockholders if its shares are not listed on a national exchange by January 30, 2008. Wells REIT’s Articles of Incorporation can only be amended by a proxy vote of Wells REIT’s stockholders.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

Wells REIT’s consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and include the accounts of Wells REIT, Wells OP, and any variable interest entities in which Wells REIT or Wells OP is the primary beneficiary, as defined by Financial Accounting Standards Board Interpretation No. (“FIN”) 46(R), Consolidation of Variable Interest Entities, which supersedes

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

FIN 46 and is an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements (“ARB 51”). FIN 46(R) requires the identification of variable interest entities (“VIEs”), which are defined as entities that have a level of invested equity insufficient to fund future activities on a stand-alone basis or whose equity holders lack certain characteristics of a controlling financial interest. FIN 46(R) requires the consolidation of such VIEs in cases where Wells REIT absorbs a majority of the expected losses and returns and is, therefore, considered the primary beneficiary. The accompanying consolidated financial statements also include the accounts of entities in those situations where FIN 46(R) is not applicable and in which Wells REIT or Wells OP owns a controlling financial interest, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 94, Consolidation of All Majority-Owned Subsidiaries, ARB 51, and Statement of Position (“SOP”) No. 78-9, Accounting for Investments in Real Estate Ventures. In determining whether Wells REIT or Wells OP has a controlling financial interest, the following factors are considered, among others: ownership of voting interests, protective rights of investors and participatory rights of investors.

Wells REIT owns interests in four real properties through its ownership in the following entities: Wells 35 W. Wacker, LLC and Wells Washington Properties, Inc. (the “Consolidated Joint Ventures”). Wells REIT has evaluated the Consolidated Joint Ventures under the provisions of FIN 46(R) and concluded that neither of these entities are VIEs. Accordingly, upon applying the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 94, Consolidation of All Majority-owned Subsidiaries, ARB No. 51, and Statement of Position No. 78-9, Accounting for Investments in Real Estate Ventures, Wells REIT has concluded that each of the Consolidated Joint Ventures should be consolidated and has, therefore, included the accounts of the Consolidated Joint Ventures in the accompanying consolidated financial statements.

All inter-company balances and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates.

Real Estate Assets

Real estate assets are stated at cost less accumulated depreciation. Amounts capitalized to real estate assets consist of the cost of acquisition or construction, application of acquisition and advisory fees incurred, and any tenant improvements or major improvements and betterments, that extend the useful life of the related asset. All repairs and maintenance are expensed as incurred. Additionally, Wells REIT capitalizes interest while the development of a real estate asset is in progress. Approximately $884,000, $265,000, and $728,000 of interest was capitalized for the years ended December 31, 2005, 2004, and 2003, respectively.

Wells REIT’s real estate assets are depreciated or amortized using the straight-line method over the following useful lives:

Buildings 40 years

Building improvements 5-25 years

Land improvements 20-25 years

Tenant improvements Shorter of economic life or lease term

Intangible lease assets Lease term

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

Wells REIT continually monitors events and changes in circumstances that could indicate that the carrying amounts of the real estate and related intangible assets, of both operating properties and properties under construction in which Wells REIT has an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When indicators of potential impairment are present which suggest that the carrying amounts of real estate and related intangible assets may not be recoverable, Wells REIT assesses the recoverability of these assets by determining whether the carrying value will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, Wells REIT decreases the carrying value of the real estate and related intangible assets to the estimated fair values, as defined by Statement of Financial Accounting Standard (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”), and recognizes impairment losses. Estimated fair values are calculated based on the following information in order of preference, dependent upon availability: (i) recently quoted market prices, (ii) market prices for comparable properties, or (iii) the present value of undiscounted cash flows, including estimated salvage value.

In the first quarter of 2004, Wells REIT completed a review of its real estate depreciation by performing an analysis of the components of each property type in an effort to determine weighted-average composite useful lives of its real estate assets. As a result of this review, Wells REIT changed its estimate of the weighted-average composite useful lives for building assets. Effective January 1, 2004, for all building assets, Wells REIT extended the weighted-average composite useful life from 25 years to 40 years. The change resulted in an increase to net income of approximately $56.8 million, or $0.12 per share, for the year ended December 31, 2004. Wells REIT believes the change more appropriately reflects the estimated useful lives of the building assets and is consistent with prevailing industry practice.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, Wells REIT allocates the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases, based in each case on their estimated fair values.

The fair values of the tangible assets of an acquired property (which includes land and building) are determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and building based on management’s determination of the relative fair value of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases, including leasing commissions and other related costs. In estimating carrying costs, management includes real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market conditions.

The fair values of above-market and below-market in-place leases are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. The capitalized above-market and below-market lease values are recorded as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals that are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements and other direct costs and are estimated based on management’s consideration of current market costs to execute a similar lease. These direct lease origination costs are included in deferred lease costs in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These lease intangibles are included in intangible lease assets in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases.

As of December 31, 2005 and 2004, Wells REIT recognized gross above-market in-place leases of approximately $77.4 million and $85.7 million, respectively, and gross intangible absorption period costs of approximately $262.3 million and $290.4 million, respectively, which are included in intangible lease assets in the accompanying consolidated balance sheets. As of December 31, 2005 and 2004, Wells REIT recognized gross intangible lease origination costs of approximately $193.9 million and $201.2 million, respectively, which are included in deferred lease costs, and gross below-market in-place leases of approximately $140.6 million and $141.0 million, respectively, which are included in intangible lease liabilities in the accompanying consolidated balance sheets.

During the years ended December 31, 2005, 2004, and 2003, Wells REIT recorded amortization expense related to intangible lease origination and absorption period costs of approximately $63.0 million, $57.6 million, and $8.3 million, respectively. In addition, Wells REIT recorded amortization of above-market and below-market in-place lease intangibles of approximately $2.0 million, $3.0 million, and $1.6 million, respectively, as a net increase to rental revenues in the accompanying consolidated statements of income. Included in discontinued operations in the accompanying consolidated statements of income for the years ended 2005, 2004, and 2003 is $1.7 million, $6.0 million, and $0.07 million, respectively, of amortization expense related to intangible lease origination and absorption period costs as well as $0.06 million, $0.2 million, and $0.3 million, respectively, of rental revenue related to amortization of above-market and below-market in-place lease intangibles.

The remaining unamortized balance for these intangible assets and liabilities will be amortized as follows (in thousands):

	Intangible Lease Assets		Intangible Lease Origination Costs	Intangible Below-Market Lease Liabilities
	Above-Market Lease Assets	Absorption Period Costs
For the year ending December 31:
2006	$10,794	$37,344	$23,140	$12,755
2007	9,883	33,048	22,493	12,077
2008	7,813	26,176	19,184	11,987
2009	7,308	21,858	17,357	11,929
2010	5,964	16,620	14,702	11,687
Thereafter	11,283	47,319	49,476	45,723

	$53,045	$182,365	$146,352	$106,158

Weighted-Average Amortization Period	6 years	7 years	8 years	10 years

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

Investments in Unconsolidated Joint Ventures

Wells REIT has interests in certain unconsolidated joint venture partnerships. The joint venture partners of such joint ventures have disproportionate voting rights for certain major decisions relative to their obligations to absorb expected losses and rights to receive residual returns of the venture. However, management has evaluated such joint ventures and determined that they are not VIEs under the provisions of FIN 46(R) because not substantially all of the activities of the joint ventures are conducted on behalf of a joint venture partner with disproportionately few voting rights. Wells REIT has also determined that its joint venture partners are not related parties, as defined in FIN 46(R) and SFAS No. 57, Related Party Disclosures. Accordingly, the adoption of FIN 46(R) did not result in the consolidation of any previously unconsolidated entities.

Wells REIT does not have control over the operations of the unconsolidated joint ventures; however, it does exercise significant influence. Accordingly, Wells REIT’s investment in unconsolidated joint ventures is recorded using the equity method of accounting, whereby original investments are recorded at cost and subsequently adjusted for contributions, distributions and net income (loss) attributable to such joint ventures. Pursuant to the terms of the unconsolidated joint venture agreements, all income and distributions are allocated to the joint venture partners in accordance with their respective ownership interests. Distributions of net cash from operations are generally distributed to the joint venture partners on a quarterly basis.

Cash and Cash Equivalents

Wells REIT considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

Tenant Receivables

Tenant receivables are comprised of rent and reimbursement billings due from tenants and the cumulative amount of future adjustments necessary to present rental income on a straight-line basis. Tenant receivables are recorded at the original amount earned, less an allowance for any doubtful accounts, which approximates fair value. Management assesses the collectibility of accounts receivable on an ongoing basis and provides for allowances as such balances, or portions thereof, become uncollectible. Wells REIT adjusted the allowance for doubtful accounts by recording provisions for bad debts of approximately $102,000, $658,000, and $383,000 for the years ended December 31, 2005, 2004, and 2003, respectively, which is included in general and administrative expenses in the accompanying consolidated statements of income.

Tenant receivables also include notes receivable from tenants to fund certain expenditures related to the property and are recorded at face amount, less any principal payments through the date of the accompanying consolidated balance sheets. These notes bear interest at rates comparable to tenants with similar borrowing characteristics; therefore, the carrying amount approximates the fair value of the notes as of the dates of the accompanying consolidated balance sheets.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets are primarily comprised of prepaid taxes, insurance and operating costs, escrow accounts held by lenders to pay future real estate taxes, insurance and tenant improvements, earnest money paid in connection with future acquisitions, and capitalized acquisition fees that have not yet been applied

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

to investments in real estate assets. Prepaid expenses and other assets will be expensed as incurred or reclassified to other asset accounts upon being put into service in future periods. Balances without a future economic benefit are written off as they are identified.

Deferred Financing Costs

Deferred financing costs are comprised of costs incurred in connection with securing financing from third-party lenders and are capitalized and amortized to interest expense on a straight-line basis over the terms of the related financing arrangements. Wells REIT recognized amortization of deferred financing costs for the years ended December 31, 2005, 2004, and 2003 of approximately $1.8 million, $2.5 million, and $2.6 million, respectively, which is included in interest expense in the accompanying consolidated statements of income.

Deferred Lease Costs

Deferred lease costs are comprised of costs incurred to acquire operating leases, including opportunity costs avoided by acquiring in-place leases, and are capitalized and amortized on a straight-line basis over the terms of the related leases. Wells REIT recognized amortization of deferred lease costs of approximately $25.8 million, $24.9 million, and $3.9 million for the years ended December 31, 2005, 2004, and 2003, respectively, which is included in amortization in the accompanying consolidated statements of income.

Investments in Bonds and Obligations Under Capital Leases

As a result of the purchase of certain real estate assets, Wells REIT has acquired investments in bonds and corresponding obligations under capital leases. Wells REIT records the bonds at net principal value and obligations under capital leases at the present value of the expected payments. The related amounts of interest income and expense are recognized as earned in equal amounts and, accordingly, do not impact net income. As all such investments and obligations were disposed of in connection with a portfolio sale of properties in April 2005, the related amounts of interest income and expense are included in income from discontinued operations in the accompanying consolidated statements of income for the years ended December 31, 2005, 2004, and 2003 (see Note 9).

Minority Interest

Minority interest represents the equity interests of consolidated subsidiaries that are not owned by Wells REIT. Minority interest is adjusted for contributions, distributions, and earnings (loss) attributable to the minority interest partners of the consolidated joint ventures. Pursuant to the terms of the consolidated joint venture agreements, all earnings and distributions are allocated to the partners of the consolidated joint ventures in accordance with their respective ownership interests. Earnings allocated to such minority interest partners are recorded as minority interest in earnings (loss) of consolidated subsidiaries in the accompanying consolidated statements of income.

Redeemable Common Stock

Wells REIT records redeemable common stock pursuant to Accounting Series Release No. 268, Presentation in Financial Statements Redeemable Preferred Stock (“ASR 268”). Under ASR 268, common stock redemptions that are outside of the control of the issuer are required to be classified as mezzanine or temporary equity. Wells REIT’s share redemption program was amended for redemptions paid beginning in January 2004

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DECEMBER 31, 2005, 2004, AND 2003

by, among other things, removing the discretionary feature of approving redemption requests, subject to the board of directors’ ability to amend, suspend, or terminate the share redemption program at any time upon 30 days’ notice. Under the amended plan, redemptions are limited to, among other things, the aggregate proceeds received from the dividend reinvestment plan. As of December 31, 2005 and 2004, the aggregate proceeds received under the dividend reinvestment plan totaled approximately $546.8 million and $387.4 million, respectively, and aggregate share redemptions totaled approximately $379.8 million and $161.4 million, respectively. Therefore, Wells REIT has recorded redeemable common stock in the accompanying consolidated balance sheets and consolidated statements of stockholders’ equity equal to $167.0 million and $226.0 million as of December 31, 2005 and 2004, respectively.

Effective July 1, 2003, Wells REIT adopted Statement of Financial Accounting Standard No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”), which requires, among other things, that financial instruments which represent a mandatory obligation of the company to repurchase its shares be classified as liabilities and reported at settlement value. Wells REIT’s redeemable common shares are contingently redeemable at the option of the holder. As such, SFAS 150 is not applicable until such shares are tendered for redemption by the holder, at which time Wells REIT reclassifies such obligations from mezzanine equity to a liability, based upon settlement value. As of December 31, 2005 and 2004, $0 and approximately $0.3 million of shares tendered for redemption have not been redeemed, and are, therefore, included in accounts payable, accrued expenses, and accrued capital expenditures in the accompanying consolidated balance sheets.

Preferred Stock

Wells REIT is authorized to issue up to 100,000,000 shares of one or more classes or series of preferred stock with a par value of $0.01 per share. Wells REIT's board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock issued, which may be more beneficial than the rights, preferences and privileges attributable to Wells REIT's common stock. To date, Wells REIT has not issued any shares of preferred stock.

Common Stock

The par value of investor proceeds raised from the sale of Wells REIT’s common stock is classified as common stock, with the remainder allocated to additional paid-in capital.

Dividends

As a REIT, Wells REIT is required by the Internal Revenue Code of 1986, as amended (the “Code”); to make distributions to stockholders each taxable year equal to at least 90% of its taxable income, computed without regard to the dividends-paid deduction and by excluding net capital gains attributable to stockholders (“REIT taxable income”).

Dividends to be distributed to the stockholders are determined by the board of directors of Wells REIT and are dependent upon a number of factors relating to Wells REIT, including funds available for payment of dividends, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order to maintain Wells REIT’s status as a REIT under the Code.

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DECEMBER 31, 2005, 2004, AND 2003

Commissions and Related Dealer-Manager Fees

Pursuant to the dealer-manager agreement (see Note 11), Wells REIT has engaged Wells Investment Securities, Inc. (“WIS”) to perform all dealer-manager functions for Wells REIT. Commissions and related dealer-manager fees are recorded when incurred, based on the sale of Wells REIT’s common shares of stock, as a reduction to additional paid-in capital.

Other Offering Costs

Other offering costs are comprised of costs associated with the issuance of common stock, including legal and accounting fees, printing costs, sales and promotional costs and expenses, and sales commissions, and are recorded when incurred as a reduction of additional paid-in capital.

Interest Rate Swap Agreement

Wells REIT entered into an interest rate swap to hedge its exposure to changing interest rates on a variable rate construction loan in 2004. Wells REIT accounted for the interest rate swap agreement in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. The fair value of the interest rate swap agreement was recorded as either prepaid expenses and other assets or accounts payable, accrued expenses, and accrued capital expenditures, and changes in the fair value of the interest rate swap agreement were recorded as other comprehensive income. The interest rate swap expired in July 2005.

Financial Instruments

Wells REIT considers its cash, accounts receivable, accounts payable, bonds, obligations under capital leases, and notes payable to meet the definition of financial instruments. As of December 31, 2005 and 2004, the carrying value of cash, accounts receivable, accounts payable, bonds, and obligations under capital leases approximated their fair value. As of December 31, 2005 and 2004, the estimated fair value of lines of credit and notes payable was approximately $1.0 billion and $881.7 million, respectively.

Revenue Recognition

All leases on real estate assets held by Wells REIT are classified as operating leases, and the related base rental income is generally recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursements are recognized as revenue in the period that the related operating cost is incurred. Rents and tenant reimbursements collected in advance are recorded as deferred income in the accompanying consolidated balance sheets. Lease termination income is recognized once the tenant has lost the right to lease the space and Wells REIT has satisfied all obligations under the related lease or lease termination agreement.

Wells REIT records the sale of real estate assets pursuant to the provisions of Statement of Financial Accounting Standards No. 66, Accounting for Sales of Real Estate. Gains are recognized upon completing the sale and, among other things, determining the sale price and transferring all of the risks and rewards of ownership without significant continuing involvement with the seller. Recognition of all or a portion of the gain would be deferred until both of these conditions are met. Losses are recognized in full as of the sale date.

Stock-based Compensation

As permitted by SFAS No. 123, Accounting and Disclosure for Stock-Based Compensation (“SFAS 123”), Wells REIT accounts for its stock options under the provisions of Accounting Principles Board Opinion No. 25,

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DECEMBER 31, 2005, 2004, AND 2003

Accounting for Stock Issued to Employees (“APB 25”), and the related interpretations. Accordingly, Wells REIT does not recognize compensation cost in the accompanying consolidated statements of operations based upon the fair value of stock based compensation and, instead, provides pro forma disclosures of the unrecorded compensation expense in the notes to the accompanying consolidated financial statements.

Earnings Per Share

Earnings per share are calculated based on the weighted-average number of common shares outstanding during each period. Outstanding stock options and warrants have been excluded from the diluted earnings per share calculation, as their impact would be anti-dilutive using the treasury stock method because the exercise price of the options and warrants exceed the current offering price of Wells REIT’s common stock under Wells REIT’s dividend reinvestment plan.

Income Taxes

Wells REIT has elected to be taxed as a REIT under the Code, and has operated as such beginning with its taxable year ended December 31, 1998. To qualify as a REIT, Wells REIT must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual REIT taxable income. As a REIT, Wells REIT is generally not subject to federal income taxes. Accordingly, neither a provision nor a benefit for federal income taxes has been made in the accompanying consolidated financial statements. Wells REIT is subject to certain state and local taxes related to the operations of properties in certain locations, which has been provided for in the financial statements.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (Revised 2004), Share-Based Payment (“SFAS 123-R”), which replaces SFAS 123, and supersedes APB 25. SFAS 123-R applies to all transactions involving the issuance of equity securities, including, among others, common stock and stock options, in exchange for goods and services. SFAS 123-R requires Wells REIT to recognize expense for all stock options awarded over the respective vesting periods based on their fair values. SFAS 123-R will become applicable to Wells REIT effective January 1, 2006. To date, the options granted by Wells REIT have not had material values. The adoption of this statement is not expected to have a material effect on Wells REIT’s financial statements.

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (“SFAS 154”), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 changes the method to account for and report changes in accounting principles and corrections of errors. Previously, most voluntary changes in accounting principles required recognition as a cumulative effect adjustment to net income during the period in which the change was adopted. Conversely, in circumstances where applicable accounting guidance does not include specific transition provisions, SFAS 154 requires retrospective application to prior periods’ financial statements unless it is impractical to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for fiscal years beginning after December 15, 2005, however, does not change the transition provisions of any of the existing accounting pronouncements. The adoption of this statement is not expected to have a material effect on Wells REIT’s financial statements.

In July 2005, the FASB issued a Staff Position related to Statement of Position (“SOP”) 78-9-1: Interaction of American Institute of Certified Public Accountants SOP 78-9 and Emerging Issues Task Force (“EITF”) Issue

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DECEMBER 31, 2005, 2004, AND 2003

No. 04-5 (“FSP”). The EITF reached a consensus on EITF Issue No. 04-5, Determining Whether a General Partner or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights, concluding that a general partner is presumed to control a limited partnership and should, therefore, consolidate the limited partnership unless the limited partners possess substantive “kick-out” rights or substantive “participating rights.” This FSP eliminates the concept of “important rights” provided in SOP 78-9 and replaces it with the concepts of “kick-out rights” and “substantive participating rights,” as defined in EITF Issue 04-5. For all new partnerships formed and existing partnerships for which the partnership agreements are modified, this FSP and EITF Issue 04-5 became effective as of June 30, 2005. For all other partnerships, this guidance will become effective as of January 1, 2006. The adoption of this FSP is not expected to have a material effect on Wells REIT’s financial statements.

In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations (“FIN 47”), an interpretation of SFAS No. 143, Asset Retirement Obligations (“SFAS 143”), effective for fiscal years ending after December 15, 2005. FIN 47 clarifies the definition of a “conditional asset retirement obligation” provided in SFAS 143, as a legal obligation to perform an asset retirement activity for which the timing or method of settlement is conditional upon a future event that may or may not be within control of the Wells REIT. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. Wells REIT has identified asbestos at certain properties and may have undetected asbestos at others. Wells REIT believes that the identified asbestos is appropriately contained and that Wells REIT is compliant with current environmental regulations. Because the obligations to remove asbestos from any of these properties have indeterminate settlement dates, Wells REIT is unable to reasonably estimate the fair values of these obligations. To the extent that these properties undergo major renovations or demolition, certain environmental regulations are in place, which specify the manner in which the asbestos must be handled and disposed. In such circumstances, sufficient information may become available to reasonably estimate the fair value of the liability. There are currently no plans to undertake a major renovation that would require removal of the asbestos or demolition of a property. The adoption of FIN 47 did not have a material effect on Wells REIT's financial statements. Certain prior period amounts have been reclassified to conform to the current period financial statement presentation.

On April 11, 2006, and July 6, 2006, Wells Real Estate Investment Trust, Inc. (“Wells REIT”) closed on the sale of the IRS Daycare Building and the Northrop Grumman Building, respectively, which it owned directly (the “2006 Property Sales”). In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“FAS 144”) and Accounting Principles Board Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transaction (“APB 30”), the accompanying consolidated balance sheets have been revised to reclassify the assets and liabilities sold in connection with the 2006 Property Sales as real estate assets related to discontinued operations, net, and other assets related to discontinued operations, net, for all periods presented. Further, the accompanying consolidated statements of operations have been revised to reclassify the revenues and expenses generated by the properties included in the 2006 Property Sales as income from discontinued operations for all periods presented. See Note 9 for additional details regarding the 2006 Property Sales and revisions to the accompanying consolidated financial statements.

3. IMPAIRMENT OF REAL ESTATE ASSETS

During second quarter 2005, Wells REIT reduced its intended holding period for the IRS Long Island Building, which was purchased in September 2002 and consists of one building comprised of approximately 238,000 square feet. The decision to reduce the holding period was prompted by the loss of a prospective

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

replacement tenant during the quarter ended June 30, 2005 and a reassessment of leasing assumptions for this building, which entailed, among other things, evaluating market rents, leasing costs and the downtime necessary to complete the necessary re-leasing activities.

Based on a comparison of the projected undiscounted future cash flows with the net book value of the real estate and intangible assets, Wells REIT determined that the carrying value of the IRS Long Island Building was not recoverable and, accordingly, recorded an impairment loss on real estate assets in the amount of approximately $16.1 million to reduce the carrying value of the IRS Long Island Building to its estimated fair value based upon the present value of undiscounted cash flows using the policy further outlined in Note 2.

4. UNCONSOLIDATED JOINT VENTURES

Investments in Unconsolidated Joint Ventures

As of December 31, 2005 and 2004, Wells REIT owned interests in the following unconsolidated joint ventures with affiliates of Wells Capital (in thousands):

	2005		2004
	Amount	Percentage	Amount	Percentage
Fund XIII and REIT Joint Venture	$25,897	72%	$48,099	72%
Fund XII and REIT Joint Venture	19,301	55%	27,548	55%
Fund XI, XII and REIT Joint Venture	6,862	57%	11,260	57%
Wells/Freemont Associates	5,792	78%	5,884	78%
Fund IX, X, XI and REIT Joint Venture	935	4%	1,183	4%
Fund VIII, IX and REIT Joint Venture	30	16%	5	16%

	$58,817		$93,979

Through the unconsolidated joint ventures listed above, as of December 31, 2005 and December 31, 2004, Wells REIT owned twelve buildings comprised of approximately 1.13 million square feet and sixteen buildings comprised of approximately 1.74 million square feet, respectively.

Due from Unconsolidated Joint Ventures

As of December 31, 2005 and 2004, due from unconsolidated joint ventures is comprised primarily of operating distributions due to Wells REIT from its investments in unconsolidated joint ventures for the fourth quarters of 2005 and 2004, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

5. LINES OF CREDIT AND NOTES PAYABLE

As of December 31, 2005 and 2004, Wells REIT had the following lines of credit and notes payable outstanding (in thousands):

	December 31,
	2005	2004
Secured Pooled Facility	$350,000	$350,000
Aon Center Chicago Mortgage Note	200,000	200,000
Leo Burnett Building Mortgage Note	120,000	120,000
WDC Mortgage Notes	115,167	115,167
$105.0 Million Fixed-Rate Loan	105,000	—
$45.0 Million Fixed-Rate Loan	45,000	—
3100 Clarendon Boulevard Building Mortgage Note	35,110	35,716
One Brattle Square Building Mortgage Note	28,827	30,143
Merck Construction Loan	21,100	12,984
1075 West Entrance Building Mortgage Note	16,108	16,672
$85.0 Million Secured Line of Credit	—	9,500
$50.0 Million Secured Line of Credit	—	—

	$1,036,312	$890,182

The Secured Pooled Facility represents a non-recourse mortgage note secured by nine properties with a net book value of approximately $765.7 million. The note requires monthly payments of interest at a fixed rate of 4.84% per annum and payment of principal at maturity (June 2014). All properties securing the note are held in a bankruptcy remote, special-purpose entity.

The Aon Center Chicago, Leo Burnett Building, and WDC Mortgage Notes represent non-recourse loans secured by specific assets. The aggregate book value of properties securing these loans is approximately $1.0 billion. All of these mortgage notes require monthly payments of interest at fixed rates ranging from 4.4% to 5.1% per annum and principal is due upon maturity. The Aon Center Chicago and Leo Burnett Building mortgage loans mature in 2014. The WDC Mortgage loan matures in 2007.

The $105.0 Million Fixed-Rate Loan and the $45.0 Million Fixed-Rate Loan represent loans obtained during May 2005 to finance the redemption of shares pursuant to the share redemption program. These fixed-rate facilities replaced short-term facilities that were used for the initial funding in March 2005. The notes require monthly payments of interest at fixed rates ranging from 5.195% to 5.29% per annum and principal is due upon maturity. The $105.0 Million Fixed-Rate Loan matures in 2015 and is secured by the U.S. Bancorp Building; while the $45.0 Million Fixed-Rate Loan matures in 2012 and is secured by the 4250 N. Fairfax Building. The aggregate book value of properties securing these loans is approximately $257.7 million as of December 31, 2005.

The $85 Million Secured Line of Credit represents a revolving credit facility secured by a pool of borrowing base properties. Under the terms of the facility, Wells REIT may borrow the lesser of (1) an amount equal to 75% of the aggregate appraised value of lender-approved borrowing base properties or (2) $85 million. As of December 31, 2005, the borrowing base properties included three properties with an aggregate book value of $113.2 million; and based on the value of these properties, Wells REIT was able to borrow up to the full $85 million. Interest on the $85 Million Secured Line of Credit accrues at a rate of LIBOR plus 1.5% per annum (5.89% as of December 31, 2005). The $85 Million Secured Line of Credit matures in December 2007.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

The $50 Million Secured Line of Credit represents a revolving credit facility secured by the Cingular Atlanta building. Under the terms of the facility, Wells REIT may borrow the lesser of (1) an amount equal to 75% of the aggregate appraised value of lender-approved borrowing base property or (2) $50 million. As of December 31, 2005, the borrowing base property had a book value of $71.6 million; therefore, the full capacity of the line of credit was available. Interest on the $50 million Secured Line of Credit accrues at a rate of LIBOR plus 1.75% per annum (6.14% as of December 31, 2005). This facility contains covenants that, among other things, restrict Wells REIT’s debt to total assets to 50%. The $50 Million Secured Line of Credit matures in June 2006.

Wells REIT’s weighted-average interest rate as of December 31, 2005 and 2004 for aforementioned borrowings was approximately 5.09% and 5.02%, respectively. Wells REIT made interest payments, including amounts capitalized, of approximately $49.3 million, $39.9 million, and $28.2 million during the years ended December 31, 2005, 2004, and 2003, respectively.

A summary of the aggregate principal repayments scheduled for the five years following December 31, 2005 is provided below (in thousands):

2006	$23,658
2007	117,932
2008	35,331
2009	1,321
2010	1,462
Thereafter	856,608

Total	$1,036,312

6. COMMITMENTS AND CONTINGENCIES

Letter of Credit

A municipality required Wells REIT to obtain a letter of credit from a financial institution in order to ensure that Wells REIT would be able to satisfy contingent obligations related to an easement under which Wells REIT could be required to fund the costs to conform the utilities infrastructure of a property to certain specifications, if and upon being requested by the municipality. As of December 31, 2005, the municipality had the right to draw up to $383,000 on this letter of credit under certain circumstances. In February 2006, this letter of credit was renewed through February 2007 and will continue to renew automatically for one-year periods each February subject to certain limitations.

Properties Under Contract

As of December 31, 2005, Wells REIT had entered into a contract to acquire one building for a total purchase price of $93.0 million, plus closing costs, which was subsequently acquired (see Note 14). As of December 31, 2005, Wells REIT had placed approximately $5.0 million of cash in escrow in connection with this contract, which is included in prepaid and other assets in the accompanying consolidated balance sheets.

Properties Under Construction

As of December 31, 2005, Wells REIT remained party to two construction agreements with unrelated third parties for the construction of the Citigroup Fort Mill building and the Merck New Jersey building, both of which

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

were placed into service during 2005. As of December 31, 2005, Wells REIT anticipated incurring aggregate additional costs under these agreements of approximately $0.8 million.

Commitments Under Existing Lease Agreements

Certain lease agreements include provisions that, at the option of the tenant, may obligate Wells REIT to expand an existing property, construct on adjacent property, or provide other expenditures for the benefit of the tenant in favor of additional rental revenue. As of December 31, 2005, no tenants have exercised such options, which have not been fully satisfied as of that date.

Operating Lease Obligations

Certain properties are subject to ground leases with expiration dates ranging between 2048 and 2083. As of December 31, 2005, the remaining required payments under the terms of these operating leases are presented below (in thousands):

2006	$563
2007	563
2008	563
2009	563
2010	629
Thereafter	62,607

Total	$65,488

Ground rent expense for the years ended December 31, 2005, 2004, and 2003 was approximately $618,000, $754,000, and $758,000, respectively, and is included in property operating costs in the accompanying consolidated statements of income. The net book value of the related real estate subject to operating leases is approximately $31.4 million and $126.8 million as of December 31, 2005 and 2004, respectively.

Litigation

Wells REIT is from time to time a party to legal proceedings, which arise in the ordinary course of its business. Wells REIT is not currently involved in any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on the results of operations or financial condition of Wells REIT. Wells REIT is not aware of any such legal proceedings contemplated by governmental authorities.

7. STOCKHOLDERS’ EQUITY

2000 Employee Stock Option Plan

On June 28, 2000, the stockholders approved the 2000 Employee Stock Option Plan of Wells Real Estate Investment Trust, Inc. (the “Employee Option Plan”), which provides for grants of non-qualified stock options to be made to selected employees of Wells Capital and Wells Management Company, Inc. (“Wells Management”), subject to the discretion of our compensation committee of Wells REIT’s board of directors and the limitations of the Employee Option Plan. A total of 750,000 shares have been authorized and reserved for issuance under the Employee Option Plan. As of December 31, 2005, no stock options have been granted or exercised under the Employee Option Plan.

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DECEMBER 31, 2005, 2004, AND 2003

Under the Employee Option Plan, the exercise price for options shall be the greater of (1) $11.00 per share, or (2) the Fair Market Value, as defined in the Employee Option Plan, of the shares on the date the option is granted. Our compensation committee has the authority to set the term and vesting period of the stock option except that no option shall have a term greater than five years from the later of (1) the date Wells REIT’s shares are listed on a national securities exchange, or (2) the date the stock option is granted. In the event that our compensation committee determines that the potential benefits of the stock options may be inappropriately diluted or enlarged as a result of a certain corporate transaction or event, our compensation committee may adjust the number and kind of shares or the exercise price with respect to any option. Upon exercise, the employee agrees to remain in the employment of Wells Capital or Wells Management for a period of one year after the date of grant. No stock option may be exercised if such exercise would jeopardize Wells REIT’s status as a REIT under the Internal Revenue Code. No option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution.

Independent Director Stock Option Plan

On June 16, 1999, the stockholders approved the Wells Real Estate Investment Trust, Inc. Independent Director Stock Option Plan (the “Independent Director Plan”), which provides for grants of stock to be made to independent non-employee directors of Wells REIT. A total of 100,000 shares have been authorized and reserved for issuance under the Independent Director Plan.

Under the Independent Director Plan, options to purchase 2,500 shares of common stock at the greater of (1) $12 per share or (2) the Fair Market Value, as defined, are granted upon initially becoming an independent director of Wells REIT. Of these shares, 20% are exercisable immediately on the date of grant. An additional 20% of these shares become exercisable on each anniversary following the date of grant for a period of four years. Additionally, effective on the date of each annual meeting of stockholders of Wells REIT, each independent director will be granted an option to purchase 1,000 additional shares of common stock. These options are 100% exercisable at the completion of two years of service after the date of grant. All options granted under the Independent Director Plan expire no later than the date immediately following the tenth anniversary of the date of grant and may expire sooner in the event of the disability or death of the independent director or if the independent director ceases to serve as a director. No option may be sold, pledged, assigned or transferred by an independent director in any manner other than by will or the laws of descent or distribution.

A summary of Wells REIT's stock option activity under its Independent Director Plan for the years ended December 31, 2005, 2004, and 2003 is as follows:

	Number of Options Outstanding	Exercise Price	Number of Options Exercisable
Outstanding as of December 31, 2002	41,000	$12	21,500
Forfeited in 2003	(6,500)	12
Granted in 2003	10,500	12

Outstanding as of December 31, 2003	45,000	12	28,500
Granted in 2004	8,000	12

Outstanding as of December 31, 2004	53,000	12	35,500
Granted in 2005	8,000	12

Outstanding as of December 31, 2005	61,000	12	43,500

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

In accordance with SFAS 123, Wells REIT estimated the fair value of the stock options granted in 2005, 2004, and 2003 as of the dates of the respective grants using the Black-Scholes-Merton model with the following assumptions:

	2005	2004	2003
Risk-free rate	3.81%	3.88%	2.73%
Projected future dividend yield	7.00%	7.00%	7.00%
Expected life of the options	6 years	6 years	6 years
Volatility	0.168	0.212	0.210

As none of the options described above have been exercised, Wells REIT does not have relevant historical data on which to base an estimate of the expected life of the independent director options. The expected life of such options has been estimated to equal to one-half of the sum of the contractual term (10 years), plus the weighted-average vesting period (2 years). As Wells REIT’s common stock is not publicly traded, Wells REIT does not have relevant historical data on which to base an estimate of volatility in the value of such options. The volatility of such options has been estimated to equal the average fluctuations in historical stock prices of publicly traded companies that are otherwise similar to Wells REIT. Based on the above assumptions, the fair value of the options granted during the years ended December 31, 2005, 2004 and 2003 was insignificant. The weighted-average contractual remaining life for options that were exercisable as of December 31, 2005 was approximately five years.

Independent Director Warrant Plan

The Independent Director Warrant Plan (the “Independent Director Warrant Plan”), which was approved by the stockholders on June 28, 2000, provides for the issuance of one warrant to purchase common stock for every 25 shares of common stock purchased by the independent director. A total of 500,000 warrants have been authorized and reserved for issuance under the Independent Director Warrant Plan. The exercise price of the warrants is $12 per share. The warrants are exercisable until the dissolution, liquidation, or merger or consolidation of Wells REIT where Wells REIT is not the surviving corporation. No warrant may be sold, pledged, assigned or transferred by an independent director in any manner other than by the laws of descent or distribution. As of December 31, 2005, approximately 6,600 warrants have been earned and issued under the Independent Director Warrant Plan.

In accordance with SFAS 123, Wells REIT estimated the fair value of the director warrants granted in 2005, 2004, and 2003 as of the dates of the respective grants using the Black-Scholes-Merton model with the following assumptions:

	2005	2004	2003
Risk-free rate	3.81%	3.88%	2.73%
Projected future dividend yield	7.00%	7.00%	7.00%
Expected life of the options	5 years	5 years	5 years
Volatility	0.168	0.212	0.210

As none of the warrants described above have been exercised, Wells REIT does not have relevant historical data on which to base an estimate of the expected life of the independent director warrants. The expected life of such warrants has been estimated to equal to one-half of the sum of the contractual term (10 years), plus the weighted-average vesting period (0 years). As Wells REIT’s common stock is not publicly traded, Wells REIT

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DECEMBER 31, 2005, 2004, AND 2003

does not have relevant historical data on which to base an estimate of volatility in the value of such warrants. The volatility of such warrants has been estimated to equal the average fluctuations in historical stock prices of publicly traded companies that are otherwise similar to Wells REIT. Based on the above assumptions, the fair value of the warrants granted during the years ended December 31, 2005, 2004, and 2003 was insignificant.

Dealer Warrant Plan

Under the terms of each offering of Wells REIT’s stock, warrants to purchase shares of Wells REIT’s stock were delivered to WIS, as the dealer-manager in the offering of Wells REIT’s stock. Currently such warrants are issued in book form only and warrant certificates are not issued. Each warrant provides the right to purchase one share of Wells REIT’s common stock at a price of $12 during the time period beginning one year from the effective date of the respective offering and ending on the date five years after the effective date. To date, no dealer warrants have been exercised, and all warrants related to the first, second, and third offerings have expired. As of December 31, 2005, approximately 5.9 million warrants related to the fourth offering are outstanding and will expire on July 26, 2007.

In accordance with EITF No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services, Wells REIT estimated the fair value of the dealer warrants granted in 2003 as of the dates of the grants using the Black-Scholes-Merton model with the following assumptions:

Risk-free rate	1.77%
Projected future dividend yield	7.00%
Expected life of the warrants	2.5 years
Volatility	0.210

Based on these assumptions, the fair value of the dealer warrants granted during the year ended December 31, 2003 was insignificant.

Dividend Reinvestment Plan

Wells REIT’s board of directors authorized a dividend reinvestment plan (the “DRP”), pursuant to which common stockholders may elect to reinvest an amount equal to the dividends declared on their common shares into additional shares of Wells REIT’s common stock in lieu of receiving cash dividends. The shares may be purchased at a fixed price per share and participants in the DRP may purchase fractional shares so that 100% of the dividends will be used to acquire shares of Wells REIT’s stock. With respect to such shares, Wells REIT currently pays selling commissions of 5%, acquisition and advisory fees and acquisition expenses of 3.5% of the DRP proceeds, except to the extent such proceeds are used to fund shares repurchased under Wells REIT’s share redemption program (see below for additional information). The board of directors, by majority vote, may amend or terminate the DRP for any reason upon 10 days’ notice to the participants of the DRP.

As a result of the return of invested capital special distribution paid to stockholders on June 14, 2005, the board of directors elected to reduce the offering price under the DRP from $9.55 per share to $8.00 per share effective for dividends declared for the second quarter 2005 and reinvested in June 2005. On November 15, 2005, the board of directors subsequently approved additional amendments to the DRP, which have resulted in (1) changing the offering price under the DRP from $8.00 per share to 95.5% of the then-current estimated share valuation, as determined by the board of directors, effective for dividends declared for the fourth quarter of 2005

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

and reinvested in December 2005, from time to time, or $8.31 per share, and (2) eliminating selling commissions and acquisition and advisory fees on shares sold under the DRP effective for dividends declared for the third quarter of 2006 and reinvested in September 2006.

Share Redemption Program

As Wells REIT’s stock is currently not listed on a national exchange, there is no market for Wells REIT’s stock. As a result, there is risk that a stockholder may not be able to sell Wells REIT’s stock at a time or price acceptable to the stockholder. During 2000, Wells REIT’s board of directors authorized a common stock redemption program for investors who held the shares for more than one year, subject to the limitations that (i) during any calendar year, Wells REIT may not redeem in excess of 3% of the weighted-average common shares outstanding during the prior calendar year, and (ii) in no event shall the aggregate amount of redemptions under the Wells REIT share redemption program exceed aggregate proceeds received from the sale of shares pursuant to the DRP. The one-year period may be waived by the board of directors in certain circumstances, including death or bankruptcy of the stockholder. Wells REIT redeems shares pursuant to the share redemption program at the amount contributed by the stockholder, including any commissions paid at issuance. The board of directors, by majority vote, may amend, suspend, or terminate Wells REIT’s share redemption program at any time upon 30 days’ notice.

On February 23, 2005, the board of directors approved amendments to the share redemption program, which have resulted in: (i) reducing the price at which shares will be redeemed by the amount of any net sales proceeds from the sale of Wells REIT’s properties previously distributed to stockholders (on a per share basis) effective beginning in March 2005; (ii) increasing the maximum number of shares that may be redeemed from 3.0% to 5.0% of the number of weighted-average shares outstanding during the prior calendar year effective for the year ended December 31, 2005; and (iii) decreasing the percentage of funds to be reserved in calendar year 2005 from 20% to 15% of the total pool of shares available for redemption for (a) redemptions upon the death of a stockholder, and (b) redemptions for certain stockholders to satisfy minimum distribution requirements as set forth under Sections 401(a)(9), 403(b)(10), 408(a)(6), 408(b)(3), and 408(A)(c)(5) of the Code (“Death and RMD redemptions”). On July 19, 2005, the board of directors reduced the percentage of the total pool of shares available for Death and RMD redemptions for the year ended December 31, 2005 from 15% to 12%.

8. OPERATING LEASES

Virtually all of Wells REIT’s real estate assets are leased to tenants under operating leases for which the terms and expirations vary. The leases frequently have provisions to extend the lease term, options for early termination after paying a specified penalty, and other terms and conditions as negotiated. Wells REIT retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore, exposure to credit risk is limited to the extent that the receivables exceed this amount. Security deposits related to tenant leases are included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

Wells REIT’s tenants are generally of “investment-grade” quality, and there are no significant concentrations of credit risk within any particular tenant or any industry. Wells REIT’s properties are located in 23 states and the District of Columbia. As of December 31, 2005, approximately 25.7% and 15.4% of Wells REIT’s total real estate assets are located in metropolitan Chicago and metropolitan Washington, D.C., respectively.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

The future minimum rental income from Wells REIT’s investment in real estate assets under non-cancelable operating leases, excluding properties under development, as of December 31, 2005 is presented below (in thousands):

Years ending December 31:
2006	$407,084
2007	398,716
2008	380,621
2009	362,334
2010	323,292
Thereafter	829,369

Total	$2,701,416

9. DISCONTINUED OPERATIONS

On April 13, 2005, Wells REIT, along with certain unconsolidated joint ventures (see Note 4), sold 27 properties from its existing portfolio (the “Portfolio Disposition”) for a gross sale price of $786.0 million, excluding closing costs and brokerage fees, to an unaffiliated third party, of which approximately $760.8 million is attributable to Wells REIT. These properties were originally purchased from various unaffiliated entities for an aggregate purchase price of approximately $609.7 million, of which approximately $587.1 million is attributable to Wells REIT. As a result of the Portfolio Disposition, Wells REIT recognized a gain of approximately $189.5 million, of which approximately $11.8 million is included in equity in income of unconsolidated joint ventures, and received net sales proceeds of approximately $756.8 million.

In accordance with SFAS 144, Wells REIT has classified the results of operations related to the 23 wholly owned properties included in the Portfolio Disposition, as well as the results of operations for the Eisenhower Boulevard Building which was sold in June 2004, as discontinued operations in the accompanying consolidated statements of income for all periods presented.

On April 11, 2006, Wells REIT sold the IRS Daycare Building to an unaffiliated third party for a gross sales price of $3.8 million, excluding closing costs and recognized a gain of approximately $1.2 million, which is subject to change as additional information becomes available in subsequent periods. See Note 2 above for more detail.

On July 6, 2006, Wells REIT sold the Northrop Grumman Building (formerly known as “TRW Denver Building”) to an unaffiliated third party for a gross sales price of $45.1 million, excluding closing costs and recognized a gain of approximately $13.4 million, which is subject to change as additional information becomes available in subsequent periods. See Note 2 above for more detail.

As described in Note 2, in accordance with FAS 144, the results of operations of the properties included in the sale of the IRS Daycare Building and the Northrop Grumman Building are classified as income from discontinued operations in the accompanying consolidated statements of income for all periods presented, and assets and liabilities related to these properties are classified as assets and liabilities related to discontinued operations in the accompanying consolidated balance sheets for all periods presented.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

	Years Ended December 31,
	2005	2004	2003
Revenues:
Rental income	$21,626	$63,922	$52,900
Tenant reimbursements	2,989	8,672	9,572
Lease termination income	—	148	83

	24,615	72,742	62,555
Expenses:
Property operating costs	3,707	11,152	10,574
Asset and property management fees
Related-party	383	2,952	2,418
Other	152	496	495
Depreciation	3,633	14,095	19,632
Amortization	1,927	6,858	676
General and administrative expenses	234	804	939

	10,036	36,357	34,734
Real estate operating income	14,579	36,385	27,821
Other income (expense):
Interest expense	(1,281)	(4,523)	(4,160)
Interest and other income	1,758	4,523	3,886
Gain on sale	177,678	11,489	—

	178,155	11,489	(274)

Income from discontinued operations	$192,734	$47,874	$27,547

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

10. SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES

Significant noncash investing and financing transactions for the years ended December 31, 2005, 2004, and 2003 (in thousands) are outlined below:

	2005	2004	2003
Acquisition and advisory fees applied to investments	$3,306	$3,370	$88,771

Accrued capital expenditures and deferred lease costs	$3,010	$11,429	$6,050

Assumption of investments in bonds and related obligations under capital leases in connection with property acquisitions	$—	$—	$10,000

Write-off of fully amortized deferred lease costs	$4,048	$422	$74

Disposition of investments in bonds and related obligations under capital leases in connection with sale of properties	$64,500	$—	$—

Assumption of notes payable in connection with property acquisitions	$—	$83,815	$390,364

Assumption of other liabilities in connection with property acquisitions	$—	$—	$38,688

Net fair market value adjustments to increase notes payable in connection with property acquisitions	$—	$8,739	$—

Acquisition and advisory fees due to affiliate	$1,157	$1,408	$19,185

Discounts reduced as result of redemptions of common stock	$3,389	$—	$—

Accrued redemptions of common stock	$—	$309	$—

Dividends payable	$—	$—	$13,562

Commissions on common stock payable to affiliate	$—	$113	$409

Discounts applied to issuance of common stock	$6,060	$4,603	$5,847

Other offering expenses due to affiliate	$—	$—	$13,325

Redeemable common stock	$167,015	$225,955	$—

Discounts reduced as result of shares repurchased upon settlement	$—	$625	$—

11. RELATED-PARTY TRANSACTIONS

Due from Affiliate

Due from affiliates is primarily comprised of the following items due from Wells Management as of December 31, 2005 and 2004 (in thousands):

	December 31,
	2005	2004
Property insurance reimbursements	$155	$—
Property management fee overpayments	60	—

	$215	$—

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

Due to Affiliates

The detail of amounts due to affiliates is provided below as of December 31, 2005 and 2004 (in thousands):

	December 31,
	2005	2004
Asset advisory fees due to Wells Management	$1,572	$—
Acquisition and advisory fees due to Wells Capital	1,157	1,408
Administrative reimbursements due to Wells Capital and Wells Management	1,156	1,810
Other reimbursable non-salary operating expenses due to Wells Capital	282	55
Commissions and dealer-manager fees due to WIS	—	113

	$4,167	$3,386

2005 Asset Management Advisory Agreement

The 2005 Asset Management Advisory Agreement is an agreement between Wells REIT and Wells Management. Under the terms of the 2005 Asset Management Advisory Agreement, Wells REIT pays asset advisory fees to Wells Management for, among other things:

•	serving as Wells REIT’s investment and financial advisor;

•	managing the day-to-day operations of Wells REIT;

•	formulating and implementing strategies to administer, promote, manage, operate, maintain, improve, finance and refinance, market, lease, and dispose of properties; and

•	providing certain accounting, SEC compliance, and other administrative services for Wells REIT.

The fee for these services is payable monthly in an amount equal to one-twelfth of 0.5% of the fair market value of all properties owned by Wells REIT plus its interest in properties held through joint ventures. This fee is reduced by (i) tenant reimbursed property management fees paid to Wells Management, and (ii) in the event that Wells Management retains an independent third-party property manager to manage one or more properties being managed by Wells Management as of January 1, 2005, the amount of property management fees paid to such third-party property managers. At the option of Wells Management, up to 10% of such monthly fee may be paid in shares of common stock of Wells REIT. These fees are recorded in the accompanying consolidated statements of income as asset and property management fees-related party. Wells REIT incurred $22.2 million for the year ended December 31, 2005, of which approximately $0.4 million is included in income from discontinued operations (see Note 9). Under the 2004 Asset/Master Property Management Agreement, Wells REIT incurred $23.1 million and $13.3 million in total asset and property management fees for the years ended December 31, 2004 and 2003, respectively, of which approximately $2.8 million and $2.2 million is included in income from discontinued operations.

Additionally, per the 2005 Asset Management Advisory Agreement, Wells Management earned the following disposition and incentive fees, which are similar in nature to previous agreements:

•

For any property sold by Wells REIT, a disposition fee of the lesser of 50% of a competitive real estate commission or 3.0% of the sales price of the property, subordinated to the payment of distributions to stockholders equal to the sum of the stockholders’ invested capital plus an 8% return on invested capital;

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

•	Incentive fee of 10% of net sales proceeds remaining after stockholders have received distributions equal to the sum of the stockholders’ invested capital plus an 8% return on invested capital; or

•

Listing fee of 10% of the excess by which the market value of the stock plus distributions paid prior to listing exceeds the sum of the stockholders’ invested capital plus an 8% return on invested capital.

Wells REIT incurred no disposition, incentive, or listing fees during the year ended December 31, 2005. However, on February 21, 2005, the board of directors of Wells REIT approved a subordinated disposition fee of 0.33% of the gross sale price of the properties sold (see Note 9) to be paid to Wells Management as a result of the closing of this transaction. Since the conditions (mentioned above) have not been met at this time, this fee was not paid at the closing of the property sale but will be paid only in the event and at the time that the conditions are met.

The 2005 Asset Management Advisory Agreement has a one-year term and automatically renews unless either side gives notice of its intent not to renew. In addition, either party may terminate the 2005 Asset Management Advisory Agreement upon 60 days’ written notice. On February 7, 2006, the board of directors agreed to extend the existing Asset Management Advisory Agreement with Wells Management on a temporary basis until April 30, 2006, with the stipulation that the asset management advisory fee payable to Wells Management be based, at least on a temporary basis, on the gross purchase price of Wells REIT’s properties, as opposed to being based on the net asset valuation performed on Wells REIT’s properties as of September 30, 2005. Once the final determination and agreement as to the fees payable under the Asset Management Advisory Agreement has been reached, any adjustment to fees payable would be made retroactive to January 1, 2006.

2005 Acquisition Advisory Agreement

The 2005 Acquisition Advisory Agreement is an agreement between Wells REIT and Wells Capital. Under the terms of the Acquisition Advisory Agreement, Wells REIT pays a fee to Wells Capital for services relating to, among other things, capital-raising functions; the investigation, selection, and acquisition of properties; and certain transfer agent and stockholder communication functions. The fee payable to Wells Capital under the Acquisition Advisory Agreement is 3.5% of aggregate gross proceeds raised from the sale of shares of Wells REIT, exclusive of proceeds received from the Wells REIT’s dividend reinvestment plan used to fund repurchases of shares of common stock pursuant to the Wells REIT’s share redemption program. Acquisition and advisory fees and acquisition expenses are shown below for the years presented (in thousands):

	Years Ended December 31,
	2005	2004	2003
Acquisition and advisory fees and reimbursement of acquisition expenses	$3,306	$6,759	$87,300

On November 15, 2005, the board of directors approved amendments to the dividend reinvestment plan to (1) change the share price for shares offered and sold pursuant to the dividend reinvestment plan from $8.00 per share to 95.5% of the then-current estimated share valuation determined by the board of directors from time to time effective for dividends declared and paid beginning in December 2005, and (2) eliminate selling commissions and acquisition and advisory fees paid on such sales beginning in September 2006.

2005 Master Property Management Agreement

The 2005 Master Property Management Agreement is an agreement between Wells REIT and Wells Management. The 2005 Master Property Management Agreement retained Wells Management to manage,

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

coordinate the leasing of, and manage construction activities related to certain properties of Wells REIT. Any amounts paid under the 2005 Master Property Management Agreement for properties being managed by Wells Management on December 31, 2004 under the 2004 Asset/Master Property Management Agreement (the “Existing Portfolio Properties”) has the economic effect of reducing amounts payable for asset advisory services with respect to such properties under the 2005 Asset Management Advisory Agreement. Management and leasing fees payable to Wells Management for properties to be acquired in the future shall be specified in an amendment to the 2005 Master Property Management Agreement, which must be approved by Wells REIT’s board of directors and will be payable in addition to fees payable pursuant to the 2005 Asset Management Advisory Agreement. Wells REIT anticipates that fees for the management and leasing of properties other than Existing Portfolio Properties will be generally consistent with the descriptions set forth below:

•

For properties for which Wells Management provides property management services, Wells REIT pays Wells Management a market-based property management fee generally based on gross monthly income of the property.

•

For properties for which Wells Management provides leasing agent services, Wells REIT pays (i) a one-time initial lease-up fee in an amount not to exceed one-month’s rent for the initial rent-up of a newly constructed building; (ii) a market-based commission based on the net rent payable during the term of a new lease (not to exceed ten years); (iii) a market-based commission based on the net rent payable during the term of any renewal or extension of any tenant lease; and (iv) a market-based commission based on the net rent payable with respect to expansion space for the remaining portion of the initial lease term.

•

For properties for which Wells Management provides construction management services, Wells REIT pays (i) for planning and coordinating the construction of tenant-directed improvements, that portion of lease concessions for tenant-directed improvements as is specified in the lease or lease renewal, subject to a limit of 5% of such lease concessions; and (ii) for other construction management services, a construction management fee to be determined and agreed to in an appropriate contract amendment.

Wells REIT incurred property management fees of approximately $24,000 under this agreement for the year ended December 31, 2005, related to the 11695 Johns Creek Parkway (formerly known as Novartis) and Agilent Atlanta properties. Previously, these properties were hybrid properties, co-managed by Wells Management and an unrelated third party. During 2005, the board of directors approved Wells Management’s authority to take full responsibility for managing these properties, as well as receiving the fee which was paid previously to the third-party manager. There is no net increase in total management fees paid for these properties as a result of this change as compared to previous periods. Wells REIT incurred approximately $543,000 in construction management and leasing services under this agreement for the year ended December 31, 2005.

The 2005 Master Property Management Agreement has a one-year term and automatically renews unless either party gives notice of its intent not to renew. In addition, either party may terminate the 2005 Master Property Management Agreement upon 60 days’ written notice.

Under the 2005 Asset Management Advisory Agreement, the 2005 Acquisition Advisory Agreement and the 2005 Master Property Management Agreement, Wells REIT is required to reimburse each service provider for various costs and expenses incurred in connection with the performance of its duties under such agreements, including reasonable wages and salaries and other employee-related expenses such as taxes, insurance, and benefits of employees of the service provider who are directly engaged in providing services for or on behalf of Wells REIT. Under these agreements, reimbursements for employee-related expenses may not exceed $8.2 million in the aggregate during any fiscal year. Wells REIT incurred approximately $8.7 million, $9.2 million,

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

and $4.5 million in such reimbursements for the years ended December 31, 2005, 2004, and 2003, respectively, of which approximately $0.3 million, $0.7 million, and $0.8 million are included in income from discontinued operations for the same respective periods (See Note 9). Of the employee-related expense reimbursements mentioned above, approximately $0.9 million, $0.9 million, and $0.7 million, respectively, were reimbursed by tenants under the terms of their respective lease agreements. Additionally, Wells REIT incurred approximately $0.5 million, $0.4 million, and $0 in non-salary administrative reimbursement fees for the years ended December 31, 2005, 2004, and 2003, respectively. These reimbursements are included in general and administrative expenses in the accompanying consolidated statements of income.

Dealer-Manager Agreement

Wells REIT maintains a dealer-manager agreement with WIS, whereby WIS performs dealer-manager services for offerings of Wells REIT shares related to its dividend reinvestment plan. For these services, WIS earns selling commissions of 5% of gross offering proceeds raised pursuant to Wells REIT’s dividend reinvestment plan, the majority of which are reallowed to participating broker dealers. The amount of commissions incurred related to WIS is shown below for the periods presented (in thousands):

	Years Ended December 31,
	2005	2004	2003
Commissions	$7,817	$10,947	$177,600
Portion of commissions reallowed	In excess of 99%	In excess of 99%	In excess of 99%

On November 15, 2005, the board of directors approved amendments to the dividend reinvestment plan to eliminate selling commissions paid on such sales beginning in September 2006.

Assignment of Related-Party Agreements

On December 21, 2005, Wells Capital and Wells Management assigned rights to receive certain fees and reimbursements to Wells Advisory Services I, LLC (“WASI”), an entity affiliated with and controlled by Wells Management and Wells Capital. Accordingly, Wells REIT will make all future payments of acquisition and advisory fees, asset advisory fees, and administrative reimbursements to WASI.

Economic Dependency

Wells REIT has engaged Wells Capital and its affiliates, Wells Management and WIS, to provide certain services that are essential to Wells REIT, including asset management services, supervision of the management and leasing of properties owned by Wells REIT, asset acquisition and disposition services, the sale of shares of Wells REIT common stock pursuant to its dividend reinvestment plan, as well as other administrative responsibilities for Wells REIT including accounting services, stockholder communications, and investor relations. These agreements are terminable by either party on 60 days’ written notice. As a result of these relationships, Wells REIT is dependent upon Wells Capital, Wells Management, and WIS.

Wells Capital, Wells Management, and WIS are all owned and controlled by Wells Real Estate Funds, Inc. (“WREF”). The operations of Wells Capital, Wells Management, and WIS represent substantially all of the business of WREF. Accordingly, Wells REIT focuses on the financial condition of WREF when assessing the financial condition of Wells Capital, Wells Management, and WIS. In the event that WREF was to become unable to meet its obligations as they become due, Wells REIT might be required to find alternative service providers.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

Future net income generated by WREF will be largely dependent upon the amount of fees earned by Wells Capital and Wells Management based on, among other things, the level of investor proceeds raised from the sale of common stock of Wells Real Estate Investment Trust II, Inc., an entity affiliated with Wells REIT through common management, and the volume of future acquisitions and dispositions of real estate assets by Wells-sponsored programs. As of December 31, 2005, we believe that WREF has adequate cash flow from operations and has adequate liquidity available in the form of cash on hand and current receivables necessary to meet its current and future obligations as they become due.

Litigation Against Related Parties

During early 2004, a putative class action complaint was filed against, among others, Leo. F. Wells, III, the president and a director of Wells REIT, Wells Capital, and Wells Management (Hendry et al. v. Leo F. Wells, III et al., Superior Court of Gwinnett County, Georgia, Civil Action No. 04-A-2791-2). The Court granted the plaintiffs’ motion to permit voluntary dismissal of this suit, and the case was subsequently dismissed without prejudice. In November 2004, the same plaintiffs filed a second putative class action complaint against, among others, Mr. Wells, Wells Capital, and Wells Management (Hendry et al. v. Leo F. Wells, III et al., Superior Court of Gwinnett County, Georgia Civil Action No. 04A-13051-6). The second action alleges, among other things, that: (i) Mr. Wells and Wells Capital breached their fiduciary duties to the limited partners of Wells Real Estate Fund I (“Fund I”), a previously syndicated real estate partnership sponsored by Wells Capital and Mr. Wells, in connection with certain disclosures and prior actions relating to the distribution of net sale proceeds, (ii) the defendants breached an alleged contract arising out of a June 2000 consent solicitation to the limited partners of Fund I relating to an alleged waiver of deferred management fees, and (iii) certain misrepresentations and omissions in an April 2002 consent solicitation to the limited partners of Fund I caused that consent solicitation to be materially misleading. The plaintiffs seek, among other remedies, judgment against Mr. Wells and Wells Capital, jointly and severally, in an amount to be proven at trial; punitive damages; disgorgement of fees earned by the general partners of Fund I; enforcement of the alleged contract relating to the alleged waiver of deferred management fees; and an award to the plaintiffs of their attorneys’ fees, costs, and expenses. On January 28, 2005, the defendants filed motions for summary judgment and motions to dismiss the plaintiffs’ claims. Pursuant to orders entered July 1, 2005, the Court granted the defendants’ motions to dismiss and for summary judgment on all counts in the complaint. Thus, this action has now been dismissed, subject to the plaintiffs’ right to file a notice of appeal within the required time period. On August 3, 2005, the plaintiffs filed a motion requesting the Court to vacate and re-enter the orders to give the plaintiffs an opportunity to file a motion for reconsideration or notice of appeal. On February 15, 2006, the Court heard argument on the plaintiffs’ motion to vacate and to re-enter the judgments previously entered on July 1, 2005. Following the argument, the Court stated orally from the bench that he would grant the motion, so the judgments could be re-entered to allow the plaintiffs thirty days within which to file a notice of appeal.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

12. INCOME TAX BASIS NET INCOME

Wells REIT’s income tax basis net income for the years ended December 31, 2005, 2004, and 2003 is calculated as follows (in thousands):

	2005	2004	2003
GAAP basis financial statement net income	$329,135	$209,722	$120,685
Increase (decrease) in net income resulting from:
Depreciation and amortization expense for financial reporting purposes in excess of amounts for income tax purposes	40,738	40,386	43,817
Rental income accrued for income tax purposes less than amounts for financial reporting purposes	(18,773)	(22,038)	(3,946)
Net amortization of above/below-market lease intangibles for financial reporting purposes in excess of amounts for income tax purposes	1,462	1,131	6,410
Expenses for financial reporting purposes, in excess of (less than) amounts for income tax purposes	20,260	273	(13,466)
Gain on sale of property for financial reporting purposes in excess of amounts for income tax purposes	(11,078)	(4,140)	—
Taxable income of Wells Washington Properties, Inc. in excess of amount for financial reporting purposes	3,546	5,336	11

Income tax basis net income, prior to dividends paid deduction	$365,290	$230,670	$153,511

For income tax purposes, dividends to common stockholders are characterized as ordinary income, capital gains, or as a return of a stockholder’s invested capital. Wells REIT’s distributions per common share are summarized as follows:

	2005	2004	2003
Ordinary income	19%	70%	70%
Capital gains	17%	3%	—
Return of capital	64%	27%	30%

	100%	100%	100%

At December 31, 2005, the tax basis carrying value of Wells REIT’s total assets was approximately $4.23 billion.

13. QUARTERLY RESULTS (unaudited)

Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2005 and 2004, in thousands, except per share data:

	2005
	First	Second	Third	Fourth
Revenues	$142,327	$144,477	$140,554	$141,025
Discontinued operations	$10,925	$179,848	$848	$1,113
Net income	$50,723	$216,152	$33,550	$28,710
Basic and diluted earnings per share	$0.11	$0.47	$0.07	$0.06
Dividends per share	$0.17	$0.15	$0.15	$0.14

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

	2004
	First	Second	Third	Fourth
Revenues	$134,018	$143,743	$135,388	$138,647
Discontinued operations	$9,450	$20,668	$9,007	$8,749
Net income	$52,624	$65,045	$44,066	$47,987
Basic and diluted earnings per share	$0.11	$0.14	$0.09	$0.11
Dividends per share	$0.18	$0.18	$0.18	$0.13

14. SUBSEQUENT EVENTS

Acquisition of the 400 Bridgewater Building

On February 17, 2006, Wells REIT purchased an eight-story office building containing approximately 297,000 aggregate rentable square feet located on an approximate 10.2-acre tract of land at 400 Crossing Boulevard in Bridgewater, New Jersey (the “400 Bridgewater Building”). The purchase price of the 400 Bridgewater Building was approximately $93.0 million, plus closing costs. The 400 Bridgewater Building, which was completed in 2002, is leased to Aventis Inc. (approximately 53%), King Pharmaceuticals, Inc. (approximately 26%) and Infosys Technologies, Ltd (approximately 6%). Approximately 15% of the 400 Bridgewater Building is currently vacant.

Dividend Declaration

On March 3, 2006, the board of directors of Wells REIT declared dividends for the first quarter of 2006 in the amount of $0.1467 (14.67 cents) per share on our outstanding common stock to all stockholders of record of such shares as shown on the books at the close of business on March 15, 2006.

New Financing Obtained

On March 8, 2006, Wells REIT obtained a $25.0 million long-term, fixed-rate loan from Metropolitan Life Insurance Company (the “$25.0 Million Fixed-Rate Loan”). The $25.0 Million Fixed-Rate Loan is an addition to an existing $200.0 million long-term, fixed-rate loan previously extended by the same lender on April 20, 2004; as such, the aggregate amount now owed to this lender is $225.0 million. The $25.0 Million Fixed-Rate Loan matures on May 1, 2014, and requires payments of interest only each month at a rate of 5.70% per annum, with all principal and any unpaid interest due on the maturity date. During the 90-day period prior to the maturity date, Wells REIT can prepay the $25.0 Million Fixed-Rate Loan without incurring a prepayment penalty fee. Commencing on October 1, 2007, Wells REIT can prepay the $25.0 Million Fixed-Rate Loan with a prepayment penalty fee equal to the greater of an amount calculated to maintain the lender’s yield over the term of the loan or 1% of the outstanding principal balance. The Aon Center Chicago Building, an 83-story office building containing approximately 2.4 million aggregate rentable square feet, located at 200 East Randolph Drive in Chicago, Illinois, secures the aggregate $225.0 million of indebtedness to the lender.

On March 8, 2006, Wells REIT obtained a $125.0 million long-term, fixed-rate loan from Metropolitan Life Insurance Company (the “$125.0 Million Fixed-Rate Loan”). At closing, Wells REIT obtained the full principal amount of this loan. The $125.0 Million Fixed-Rate Loan matures on April 1, 2016, and requires payments of interest only each month at a rate of 5.50% per annum, with all principal and any unpaid interest due on the maturity date. During the 90-day period prior to the maturity date, Wells REIT can prepay the $125.0 Million Fixed-Rate Loan without incurring a prepayment penalty fee. Commencing on April 1, 2009, Wells REIT can

WELLS REAL ESTATE INVESTMENT TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005, 2004, AND 2003

prepay the $125.0 Million Fixed-Rate Loan with a prepayment penalty fee equal to the greater of an amount calculated to maintain the lender’s yield over the term of the loan or 1% of the outstanding principal balance. The Stone & Webster Building, the 1055 East Colorado Building, and the Windy Point I&II Buildings secure the $125.0 Million Fixed-Rate Loan. The Stone & Webster Building is a 6-story office building containing approximately 313,000 rentable square feet located at 1430 Enclave Parkway in Houston, Texas. The 1055 East Colorado Building is a 5-story office building containing approximately 174,000 rentable square feet located at 1055 East Colorado Boulevard in Pasadena, California. The Windy Point I & II Buildings are 7 and 11-story office buildings, respectively, containing approximately 187,000 and 300,000 rentable square feet, respectively, located at 1500 and 1600 McConnor Parkway in Schaumburg, Illinois.

Wells REIT used the funds obtained from the $25.0 Million Fixed-Rate Loan and the $125.0 Million Fixed-Rate Loan primarily to pay down draws under its existing lines of credit. The funds previously drawn from the existing lines of credit had been used to pay for redemptions of Wells REIT’s shares pursuant to the share redemption program, as well as for the purchase of the 400 Bridgewater Building (mentioned above).

WELLS REAL ESTATE INVESTMENT TRUST, INC.

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

(Thousands of dollars)

		Additions		Deductions
	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts	Write-Offs and Reclassifications	Balance At End Of Period
December 31, 2005
Allowances deducted from assets to which they apply Allowances for doubtful accounts	$1,093	$82	$—	$486	$689
December 31, 2004
Allowances deducted from assets to which they apply Allowances for doubtful accounts	$444	$649	$—	$—	$1,093
December 31, 2003
Allowances deducted from assets to which they apply Allowances for doubtful accounts	$0	$444	$—	$—	$444

Wells Real Estate Investment Trust, Inc.

Schedule III—Real Estate Assets and Accumulated Depreciation and Amortization

December 31, 2005

(in thousands)

					Initial Cost				Gross Amount at Which Carried at December 31, 2005
Description	Location	Ownership Percentage	Encum- brances		Land	Buildings and Improvements	Total	Costs Capitalized Subsequent to Acquisition	Land	Buildings and Improvements	Total	Accumulated Depreciation and Amortization	Date of Construction	Date Acquired	Life on which Depreciation and Amortization is Computed (g)
MATSUSHITA	Lake Forest, CA	100%	None		$4,577	$—	$4,577	$14,053	$4,768	$13,862	$18,630	$5,924	1999	3/15/1999	0 to 40 years
VIDEOJET TECHNOLOGY	Wood Dale, IL	100%	None		5,000	28,162	33,162	1,381	5,208	29,335	34,543	6,445	1991	9/10/1999	0 to 40 years
3900 DALLAS PARKWAY	Plano, TX	100%	None		1,456	20,377	21,833	908	1,517	21,224	22,741	4,455	1999	12/21/1999	0 to 40 years
RIVER CORPORATE CENTER	Tempe, AZ	100%	(c	)	0	16,036	16,036	1,358	0	17,394	17,394	3,472	1998	3/29/2000	0 to 40 years
AVNET	Tempe, AZ	100%	(c	)	0	13,272	13,272	551	0	13,823	13,823	2,625	2000	6/12/2000	0 to 40 years
DELPHI	Troy, MI	100%	None		2,160	16,776	18,936	1,811	2,250	18,497	20,747	4,033	2000	6/29/2000	0 to 40 years
MOTOROLA PLAINFIELD	South Plainfield, NJ	100%	None		9,653	20,495	30,148	5,857	10,055	25,950	36,005	6,876	2000	11/1/2000	0 to 40 years
STONE & WEBSTER	Houston, TX	100%	None		7,100	37,915	45,015	1,924	7,396	39,543	46,939	6,722	1994	12/21/2000	0 to 40 years
10900 WAYZATA	Minnetonka, MN	100%	None		7,700	45,154	52,854	6,374	8,021	51,207	59,228	8,537	2000	12/21/2000	0 to 40 years
STATE STREET (a)	Quincy, MA	100%	20,200		11,042	40,666	51,708	2,176	11,042	42,842	53,884	6,767	1990	7/30/2001	0 to 40 years
CONVERGYS	Tamarac, FL	100%	None		3,642	10,404	14,046	3	3,642	10,407	14,049	1,370	2001	12/21/2001	0 to 40 years
WINDY POINT I	Schaumburg, IL	100%	None		4,537	31,847	36,384	136	4,537	31,983	36,520	4,209	1999	12/31/2001	0 to 40 years
WINDY POINT II	Schaumburg, IL	100%	None		3,746	55,026	58,772	0	3,746	55,026	58,772	7,244	2001	12/31/2001	0 to 40 years
SARASOTA COMMERCE CENTER II	Sarasota, FL	100%	None		1,767	20,533	22,300	1,980	2,203	22,077	24,280	2,915	1999	1/11/2002	0 to 40 years
11695 JOHNS CREEK PARKWAY	Duluth, GA	100%	None		2,080	13,572	15,652	(433)	2,080	13,139	15,219	1,647	2001	3/28/2002	0 to 40 years
AGILENT ATLANTA	Alpharetta, GA	100%	None		1,561	14,207	15,768	0	1,561	14,207	15,768	1,684	2001	4/18/2002	0 to 40 years
BELLSOUTH FT. LAUDERDALE	Ft. Lauderdale, FL	100%	(c	)	0	7,172	7,172	0	0	7,172	7,172	851	2001	4/18/2002	0 to 40 years
90 CENTRAL STREET	Boxborough, MA	100%	None		3,642	29,497	33,139	3,393	3,642	32,890	36,532	4,541	2002	5/3/2002	0 to 40 years
TRW DENVER	Aurora, CO	100%	None		1,397	20,568	21,965	14,135	1,397	34,703	36,100	5,582	1997	5/29/2002	0 to 40 years(h)
MFS PHOENIX	Phoenix, AZ	100%	None		2,602	24,333	26,935	46	2,602	24,379	26,981	2,729	2001	6/4/2002	0 to 40 years

Wells Real Estate Investment Trust, Inc.

Schedule III—Real Estate Assets and Accumulated Depreciation and Amortization—(Continued)

December 31, 2005

(in thousands)

				Initial Cost				Gross Amount at Which Carried at December 31, 2005
Description	Location	Ownership Percentage	Encum- brances	Land	Buildings and Improvements	Total	Costs Capitalized Subsequent to Acquisition	Land	Buildings and Improvements	Total	Accumulated Depreciation and Amortization	Date of Construction	Date Acquired	Life on which Depreciation and Amortization is Computed (g)
BMG DIRECT GREENVILLE	Duncan, SC	100%	None	1,002	15,709	16,711	9	1,002	15,718	16,720	1,710	1987	7/31/2002	0 to 40 years
BMG MUSIC GREENVILLE	Duncan, SC	100%	None	663	10,914	11,577	0	663	10,914	11,577	1,178	1987	7/31/2002	0 to 40 years
NOKIA DALLAS I	Irving, TX	100%	None	3,157	38,447	41,604	4	3,157	38,451	41,608	4,059	1999	8/15/2002	0 to 40 years
NOKIA DALLAS II	Irving, TX	100%	None	3,157	38,447	41,604	4	3,157	38,451	41,608	4,059	1999	8/15/2002	0 to 40 years
NOKIA DALLAS III	Irving, TX	100%	None	3,157	38,447	41,604	4	3,157	38,451	41,608	4,059	1999	8/15/2002	0 to 40 years
HARCOURT AUSTIN (a)	Austin, TX	100%	16,500	6,098	34,492	40,590	0	6,098	34,492	40,590	3,641	2001	8/15/2002	0 to 40 years
AMERICREDIT PHOENIX	Chandler, AZ	100%	None	2,632	0	2,632	22,437	2,779	22,290	25,069	2,494	2003	9/12/2002	0 to 40 years
IRS LONG ISLAND (b)	Holtsville, NY	100%	None	4,375	48,213	52,588	(17,446)	4,376	30,766	35,142	5,443	2000	9/16/2002	0 to 40 year(i)
KEYBANK PARSIPPANY (a)	Parsippany, NJ	100%	42,700	9,054	96,722	105,776	21	9,054	96,743	105,797	9,902	1985	9/27/2002	0 to 40 years
FEDEX COLORADO SPRINGS	Colorado Springs, CO	100%	None	2,185	24,964	27,149	5	2,185	24,969	27,154	2,554	2001	9/27/2002	0 to 40 years
INTUIT DALLAS	Plano, TX	100%	None	3,153	24,602	27,755	4	3,153	24,606	27,759	2,517	2001	9/27/2002	0 to 40 years
NASA (a)	Washington, DC	100%	105,800	52,711	202,702	255,413	2,294	52,711	204,996	257,707	19,471	1991	11/22/2002	0 to 40 years
OCC (a)	Washington, DC	100%	57,800	29,765	104,815	134,580	1,277	30,562	105,295	135,857	10,052	1991	11/22/2002	0 to 40 years
CATERPILLAR NASHVILLE (a)	Nashville, TN	100%	26,800	4,908	59,010	63,918	2,430	5,101	61,247	66,348	5,837	2000	11/26/2002	0 to 40 years
NESTLE LOS ANGELES	Glendale, CA	100%	None	23,605	136,284	159,889	301	23,608	136,582	160,190	12,670	1990	12/20/2002	0 to 40 years

Wells Real Estate Investment Trust, Inc.

Schedule III—Real Estate Assets and Accumulated Depreciation and Amortization—(Continued)

December 31, 2005

(in thousands)

				Initial Cost				Gross Amount at Which Carried at December 31, 2005
Description	Location	Ownership Percentage	Encum- brances	Land	Buildings and Improvements	Total	Costs Capitalized Subsequent to Acquisition	Land	Buildings and Improvements	Total	Accumulated Depreciation and Amortization	Date of Construction	Date Acquired	Life on which Depreciation and Amortization is Computed (g)
EASTPOINT INDIANAPOLIS	Mayfield Heights, OH	100%	None	2,720	20,263	22,983	1,900	2,720	22,163	24,883	2,333	2000	1/9/2003	0 to 40 years
150 WEST JEFFERSON	Detroit, MI	100%	None	9,759	88,364	98,123	3,442	9,759	91,806	101,565	8,361	1989	3/31/2003	0 to 40 years
CITICORP ENGLEWOOD CLIFFS, NJ (a)	Englewood Cliffs, NJ	100%	29,300	10,424	61,319	71,743	2,046	10,803	62,986	73,789	5,003	1953	4/30/2003	0 to 40 years
US BANCORP MINNEAPOLIS	Minneapolis, MN	100%	105,000	11,138	175,628	186,766	884	11,138	176,512	187,650	13,631	2000	5/1/2003	0 to 40 years
AON CENTER CHICAGO	Chicago, IL	100%	200,000	23,267	472,489	495,756	38,091	23,966	509,881	533,847	39,502	1972	5/9/2003	0 to 40 years
AUBURN HILLS CORPORATE CENTER	Auburn Hills, MI	100%	None	1,978	16,570	18,548	1,496	1,978	18,066	20,044	1,341	2001	5/9/2003	0 to 40 years
IBM RESTON I	Reston, VA	100%	None	2,711	17,890	20,601	594	2,711	18,484	21,195	2,016	1985	6/27/2003	0 to 40 years
TELLABS RESTON	Reston, VA	100%	None	1,218	8,038	9,256	328	1,218	8,366	9,584	1,285	1984	6/27/2003	0 to 40 years
LOCKHEED MARTIN ROCKVILLE I	Rockville, MD	100%	None	3,019	21,984	25,003	(394)	3,019	21,590	24,609	3,282	1985	7/30/2003	0 to 40 years
LOCKHEED MARTIN ROCKVILLE II	Rockville, MD	100%	None	3,019	21,984	25,003	(380)	3,019	21,604	24,623	3,283	1985	7/30/2003	0 to 40 years
CINGULAR ATLANTA	Atlanta, GA	100%	None	6,662	69,031	75,693	282	6,662	69,313	75,975	12,275	2000	8/1/2003	0 to 40 years
AVENTIS NORTHERN NEW JERSEY (a)	Bridgewater, NJ	100%	40,200	8,182	84,160	92,342	1,773	8,328	85,787	94,115	11,076	2002	8/14/2003	0 to 40 years
APPLERA PASADENA	Pasadena, CA	100%	None	6,495	30,265	36,760	1,457	6,495	31,722	38,217	5,464	2001	8/22/2003	0 to 40 years

Wells Real Estate Investment Trust, Inc.

Schedule III—Real Estate Assets and Accumulated Depreciation and Amortization—(Continued)

December 31, 2005

(in thousands)

				Initial Cost				Gross Amount at Which Carried at December 31, 2005
Description	Location	Ownership Percentage	Encum- brances	Land	Buildings and Improvements	Total	Costs Capitalized Subsequent to Acquisition	Land	Buildings and Improvements	Total	Accumulated Depreciation and Amortization	Date of Construction	Date Acquired	Life on which Depreciation and Amortization is Computed (g)
CONTINENTAL CASUALTY ORANGE COUNTY (a)	Brea, CA	100%	10,700	7,110	15,600	22,710	432	7,110	16,032	23,142	1,981	2003	8/29/2003	0 to 40 years
COPPER RIDGE CENTER	Lyndhurst, NJ	100%	None	6,974	38,714	45,688	250	6,974	38,964	45,938	7,066	1986	9/5/2003	0 to 40 years
1901 MAIN STREET IRVINE	Irvine, CA	100%	None	6,246	36,455	42,701	(688)	6,246	35,767	42,013	5,074	2001	9/17/2003	0 to 40 years
IBM RHIEN PORTLAND	Beaverton, OR	100%	None	1,015	6,425	7,440	(0)	1,015	6,425	7,440	765	1988	10/9/2003	0 to 40 years
IBM DESCHUTES PORTLAND	Beaverton, OR	100%	None	1,072	6,361	7,433	0	1,072	6,361	7,433	908	1989	10/9/2003	0 to 40 years
IBM WILLIAMETTE PORTLAND	Beaverton, OR	100%	None	1,085	6,211	7,296	(0)	1,085	6,211	7,296	1,094	1990	10/9/2003	0 to 40 years
1345 BURLINGTON DRIVE PORTLAND	Beaverton, OR	100%	None	1,546	7,630	9,176	2,238	1,546	9,868	11,414	812	1999	10/9/2003	0 to 40 years
15757 JAY STREET PORTLAND	Beaverton, OR	100%	None	499	427	926	(0)	499	427	926	26	1979	10/9/2003	0 to 40 years
IBM PORTLAND LAND PARCELS	Beaverton, OR	100%	None	5,522	0	5,522	(2,287)	3,235	0	3,235	0	N/A	10/9/2003	0 to 40 years
LEO BURNETT CHICAGO (d)	Chicago, Il	95%	120,000	54,949	218,757	273,706	28,802	55,116	247,392	302,508	27,209	1989	11/6/2003	0 to 40 years
400 VIRGINIA AVENUE	Washington, DC	100%	None	22,146	49,739	71,885	1,788	22,146	51,527	73,673	5,930	1985	11/19/2003	0 to 40 years
4250 N FAIRFAX ARLINGTON	Arlington, VA	100%	45,000	13,636	70,918	84,554	4,401	13,636	75,319	88,955	5,393	1998	11/19/2003	0 to 40 years
1225 EYE STREET (e)	Washington, DC	50%	47,607	21,959	47,601	69,560	3,287	21,959	50,888	72,847	5,200	1985	11/19/2003	0 to 40 years
US PARK SERVICE (f)	Washington, DC	50%	67,560	31,985	63,140	95,125	7,224	31,985	70,364	102,349	6,160	2001	11/19/2003	0 to 40 years
EASTPOINT CORPORATE CENTER	Issaquah, WA	100%	None	4,351	25,899	30,250	41	4,351	25,940	30,291	8,070	2001	12/10/2003	0 to 40 years

Wells Real Estate Investment Trust, Inc.

Schedule III—Real Estate Assets and Accumulated Depreciation and Amortization—(Continued)

December 31, 2005

(in thousands)

				Initial Cost				Gross Amount at Which Carried at December 31, 2005
Description	Location	Ownership Percentage	Encum- brances	Land	Buildings and Improvements	Total	Costs Capitalized Subsequent to Acquisition	Land	Buildings and Improvements	Total	Accumulated Depreciation and Amortization	Date of Construction	Date Acquired	Life on which Depreciation and Amortization is Computed (g)
1901 MARKET STREET PHILADELPHIA	Philadelphia, PA	100%	None	13,584	166,682	180,266	138	20,829	159,575	180,404	10,118	1990	12/18/2003	0 to 40 years
60 BROAD STREET NEW YORK	New York, NY	100%	None	32,522	168,986	201,508	6,645	60,708	147,445	208,153	15,916	1962	12/31/2003	0 to 40 years
1414 MASSACHUSETTS AVENUE	Cambridge, MA	100%	None	4,210	35,821	40,031	1,758	4,365	37,424	41,789	2,840	1873	1/8/2004	0 to 40 years
FRANK RUSSELL	Tacoma, WA	100%	None	2,600	42,683	45,283	2,346	2,706	44,923	47,629	3,082	1988	1/9/2004	0 to 40 years
ONE BRATTLE SQUARE	Cambridge, MA	100%	28,827	6,974	64,939	71,913	1,809	7,113	66,609	73,722	11,245	1991	2/26/2004	0 to 40 years
MERCK NEW JERSEY	Lebanon, NJ	100%	21,100	3,934	0	3,934	17,028	3,934	17,028	20,962	346	2004	3/16/2004	0 to 40 years
1075 WEST ENTRANCE	Auburn Hills, MI	100%	16,108	5,200	22,957	28,157	38	5,207	22,988	28,195	1,360	2001	7/7/2004	0 to 40 years
CITIGROUP FORT MILL	Fort Mill, SC	100%	None	2,994	0	2,994	21,184	3,117	21,061	24,178	165	2004	10/28/2004	0 to 40 years
3100 CLARENDON BOULEVARD	Arlington, VA	100%	35,110	11,700	69,705	81,405	242	11,734	69,913	81,647	4,807	1986	12/9/2004	0 to 40 years
SHADY GROVE V	Rockville, MD	100%	None	3,730	16,608	20,338	126	3,730	16,734	20,464	1,012	1982	12/29/2004	0 to 40 years

Total—100% REIT Properties				$581,419	$3,610,023	$4,191,442	$215,318	$619,664	$3,787,096	$4,406,760	$413,705

Wells Real Estate Investment Trust, Inc.

Schedule III—Real Estate Assets and Accumulated Depreciation and Amortization—(Continued)

December 31, 2005

(in thousands)

				Initial Cost				Gross Amount at Which Carried at December 31, 2005
Description	Location	Ownership Percentage	Encum- brances	Land	Buildings and Improvements	Total	Costs Capitalized Subsequent to Acquisition	Land	Buildings and Improvements	Total	Accumulated Depreciation and Amortization	Date of Construction	Date Acquired	Life on which Depreciation and Amortization is Computed (g)
1315 WEST CENTURY DRIVE	Louisville, CO	4%	None	$2,614	$7,762	$10,376	$529	$2,747	$8,158	$10,905	$2,364	1998	2/13/1998	0 to 40 years
360 INTERLOCKEN	Broomfield, CO	4%	None	1,570	6,734	8,304	1,210	1,650	7,864	9,514	2,165	1996	3/20/1998	0 to 40 years
AVAYA	Oklahoma City, OK	4%	None	1,003	4,386	5,389	242	1,051	4,580	5,631	1,268	1998	6/24/1998	0 to 40 years
IOMEGA	Ogden, UT	4%	None	597	4,675	5,272	876	642	5,506	6,148	1,495	1998	7/1/1998	0 to 40 years
47320 KATO ROAD	Fremont, CA	78%	None	2,130	6,853	8,983	374	2,219	7,138	9,357	1,952	1998	7/21/1998	0 to 40 years
111 SOUTH CHASE BOULEVARD	Fountain Inn, SC	57%	None	330	4,792	5,122	228	344	5,006	5,350	1,211	1998	5/18/1999	0 to 40 years
20/20	Leawood, KS	57%	None	1,696	7,851	9,547	414	1,767	8,194	9,961	1,917	1998	7/2/1999	0 to 40 years
SIEMENS	Troy, MI	55%	None	2,144	9,984	12,128	2,760	2,233	12,655	14,888	3,244	2000	5/10/2000	0 to 40 years
COMDATA	Brentwood, TN	55%	None	4,300	20,702	25,002	1,248	4,479	21,771	26,250	3,505	1986	5/15/2001	0 to 40 years
ADIC	Parker, CO	72%	None	1,954	11,216	13,170	541	2,048	11,663	13,711	1,624	2001	12/21/2001	0 to 40 years
AIU—CHICAGO	Hoffman Estate, IL	72%	None	600	22,682	23,282	1,363	624	24,021	24,645	3,499	1999	9/19/2003	0 to 40 years

Total—JV Properties				$18,938	$107,637	$126,575	$9,785	$19,804	$116,556	$136,360	$24,244
Total—All Properties				$600,357	$3,717,660	$4,318,017	$225,103	$639,468	$3,903,652	$4,543,120	$437,949

(a)	These properties collateralize the $350.0 million secured pooled debt facility with Morgan Stanley that accrues interest at 4.84% and matures in June 2014.
(b)	Wells REIT determined that the carrying value of the IRS Long Island Building was not recoverable and, accordingly, recorded an impairment loss on real estate assets in the amount of approximately $16.1 million. For further information, see Note 3 to the accompanying consolidated financial statements.
(c)	Property is owned subject to a long-term ground lease.
(d)	Wells REIT acquired an approximate 95% interest in the Leo Burnett Chicago Building through two joint ventures. As the general partner, Wells REIT is deemed to have control of the partnerships and, as such, consolidates the joint ventures.
(e)	Wells REIT purchased all of the membership interest in 1225 Equity, LLC, which own a 49.5% membership interest in 1225 Eye Street, N.W. Associates, which owns the 1225 Eye Street Building. As a result of its ownership of 1225 Equity, LLC, Wells owns an approximate 49.5% in the 1225 Eye Street Building. As the controlling member, Wells REIT is deemed to have control of the entities and, as such, consolidates the joint ventures.
(f)	Wells REIT purchased all of the membership interest in 1201 Equity, LLC, which own a 49.5% membership interest in 1201 Eye Street, N.W. Associates, which owns the US Park Service Building. As a result of its ownership of 1201 Equity, LLC, Wells owns an approximate 49.5% in the US Park Service Building. As the controlling member, Wells REIT is deemed to have control of the entities and, as such, consolidates the joint ventures.
(g)	Wells REIT assets are depreciated or amortized using the straight-lined method over the useful lives of the assets by class. Generally, Tenant Improvements are amortized over the shorter of economic life or lease term, and Lease Intangibles are amortized over the lease term. Generally, Building Improvements are depreciated over 5-25 years, Land Improvements are depreciated over 20-25 years, and Buildings are depreciated over 40 years.
(h)	This property was sold to an unaffiliated third party on April 11, 2006.
(i)	Included within this asset is the IRS Daycare Building, which was sold to an unaffiliated third party on July 6, 2006.

Wells Real Estate Investment Trust, Inc.

Schedule III—Real Estate Assets and Accumulated Depreciation and Amortization

December 31, 2005

(dollars in thousands)

	Cost	Accumulated Depreciation and Amortization
Balance at December 31, 2002	$2,265,514	$83,075
2003 Additions	2,500,389	125,778
2003 Dispositions	(6,852)	(915)

Balance at December 31, 2003	$4,759,051	$207,938
2004 Additions	417,556	157,074
2004 Dispositions	(39,851)	(6,831)

Balance at December 31, 2004	$5,136,756	$358,181
2005 Additions	39,660	144,139
2005 Dispositions	(633,296)	(64,371)

Balance at December 31, 2005	$4,543,120	$437,949

Report of Independent Auditors

The Owner

Wells Real Estate Advisory Services, Inc., Wells Government Services, Inc. and Predecessors

We have audited the accompanying combined balance sheet of Wells Real Estate Advisory Services, Inc., Wells Government Services, Inc. and Predecessors (the “Company”) as of December 31, 2005, and the related combined statements of income, owner’s deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Wells Real Estate Advisory Services, Inc., Wells Government Services, Inc. and Predecessors at December 31, 2005, and the combined results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/S/ ERNST & YOUNG LLP

Atlanta, Georgia January 12, 2007,
except for Note 7, as to which the date is January 25, 2007

WELLS REAL ESTATE ADVISORY SERVICES, INC.,

WELLS GOVERNMENT SERVICES, INC. AND PREDECESSORS

COMBINED BALANCE SHEETS

(in thousands)

	(Unaudited) September 30, 2006	December 31, 2005	(Unaudited) December 31, 2004
Assets
Due from Wells REIT	$580	$1,831	$2,647
Prepaid and other assets	332	921	655

Total assets	$912	$2,752	$3,302

Commitments and Contingencies	—	—	—

Liabilities and owner’s deficit
Accounts payable and accrued liabilities	$1,227	$776	$1,049
Accrued income taxes	5,810	7,293	8,994

Total liabilities	$7,037	$8,069	$10,043

Owner’s deficit	(6,125)	(5,317)	(6,741)

Total liabilities and owner’s deficit	$912	$2,752	$3,302

See accompanying notes.

WELLS REAL ESTATE ADVISORY SERVICES, INC.,

WELLS GOVERNMENT SERVICES, INC. AND PREDECESSORS

COMBINED STATEMENTS OF INCOME

(in thousands)

	(Unaudited)
	For the Nine Months Ended September 30, 2006	Years Ended December 31,
		2005	(Unaudited) 2004	(Unaudited) 2003
Revenues:
Asset and property management fees	$18,127	$22,453	$24,163	$14,409
Salaries and benefits reimbursements	5,477	8,671	8,602	4,368
Acquisition and advisory fees	1,328	3,310	3,550	87,030
Other general and administrative reimbursements	225	829	119	91
Organization and offering cost reimbursements	—	—	395	21,534

Total revenues	25,157	35,263	36,829	127,432
Expenses:
Salaries, bonuses, and benefits	7,668	12,301	9,532	13,383
General and administrative	2,432	4,063	3,594	3,548
Organization and offering costs	—	—	395	21,534

Total operating expenses	10,100	16,364	13,521	38,465

Net income before income tax expense	15,057	18,899	23,308	88,967
Income tax expense	5,810	7,293	8,994	34,331

Net income	$9,247	$11,606	$14,314	$54,636

See accompanying notes.

WELLS REAL ESTATE ADVISORY SERVICES, INC.,

WELLS GOVERNMENT SERVICES, INC. AND PREDECESSORS

COMBINED STATEMENTS OF OWNER’S DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 (UNAUDITED) AND

FOR THE YEARS ENDED DECEMBER 31, 2003 (UNAUDITED), 2004 (UNAUDITED), AND 2005

(in thousands)

BALANCE, December 31, 2002	$(2,430)
Net income	54,636
Distributions	(54,017)

BALANCE, December 31, 2003	(1,811)
Net income	14,314
Distributions	(19,244)

BALANCE, December 31, 2004	(6,741)
Net income	11,606
Distributions	(10,182)

BALANCE, December 31, 2005	(5,317)
Net income	9,247
Distributions	(10,055)

BALANCE, September 30, 2006	$(6,125)

See accompanying notes.

WELLS REAL ESTATE ADVISORY SERVICES, INC.,

WELLS GOVERNMENT SERVICES, INC. AND PREDECESSORS

COMBINED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 (UNAUDITED) AND

FOR THE YEARS ENDED DECEMBER 31, 2003 (UNAUDITED), 2004 (UNAUDITED), AND 2005

(in thousands)

	(Unaudited)
	For the Nine Months Ended September 30, 2006	Years Ended December 31,
		2005	(Unaudited) 2004	(Unaudited) 2003
Operating activities
Net income	$9,247	$11,606	$14,314	$54,636
Changes in assets and liabilities:
Decrease (increase) in due from Wells REIT	1,251	816	29,873	(16,545)
Decrease (increase) in prepaids and other assets	589	(266)	(655)	—
Increase (decrease) in accounts payable and accrued liabilities	451	(273)	1,049	—
Decrease (increase) in accrued income taxes	(1,483)	(1,701)	(25,337)	15,926

Net cash provided by operating activities	10,055	10,182	19,244	54,017
Financing activities
Distribution of operating cash flow to owners	(10,055)	(10,182)	(19,244)	(54,017)

Net increase in cash and cash equivalents	—	—	—	—
Cash and cash equivalents at beginning of year	—	—	—	—

Cash and cash equivalents at end of year	$—	$—	$—	$—

Supplemental Disclosures:
Income taxes paid	$7,293	$8,994	$34,331	$18,405

See accompanying notes.

WELLS REAL ESTATE ADVISORY SERVICES, INC.,

WELLS GOVERNMENT SERVICES, INC. AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2006 (UNAUDITED) AND

DECEMBER 31, 2005, 2004 (UNAUDITED) and 2003 (UNAUDITED)

1. Organization and Basis of Presentation

Organization

Wells Real Estate Funds, Inc. (“WREF”) was formed on February 17, 1997 as a Georgia S corporation with Leo F. Wells, III as its sole stockholder for the purpose of providing real estate investment and advisory services to WREF-sponsored real estate investment products through its subsidiaries. WREF is the sole stockholder of Wells Management Company, Inc. (“Wells Management”) and Wells Capital, Inc. (“Wells Capital”). Wells Real Estate Advisory Services, Inc. (“WREAS”) was formed as a Georgia corporation on December 30, 2004 for the purpose of providing various real estate, corporate advisory services and asset management services to properties owned by WREF-sponsored real estate investment products. Wells Government Services, Inc. (“WGS”) was formed as a Georgia corporation on June 1, 2004 for the purpose of providing property management, leasing and asset management services to commercial properties primarily leased to government entities and owned by WREF-sponsored real estate investment products. Both WREAS and WGS were created as wholly-owned subsidiaries of Wells Management.

On December 21, 2005, Wells Management, Wells Capital and eight executives of WREF formed Wells Advisory Services I, LLC, a Georgia limited liability company (“WASI”), for the purpose of managing the day-to-day activities of and providing certain asset management and advisory services to Wells Real Estate Investment Trust, Inc. (“Wells REIT”). As its initial capital contribution, Wells Management contributed and assigned to WASI all of the issued and outstanding common stock of WREAS and its interest in an Asset Management Advisory Agreement with Wells REIT dated January 1, 2005 (the “Asset Management Agreement”). As its initial capital contribution, Wells Capital contributed and assigned to WASI its interest in an Acquisition Advisory Agreement with Wells REIT dated January 1, 2005 (the “Acquisition Advisory Agreement”). In conjunction with the assignment of the Asset Management Advisory Agreement and the Acquisition Advisory Agreement to WASI, Wells Capital and Wells Management entered into sub-advisory agreements with WASI to provide the services required by the Agreements.

On February 15, 2006, Wells Management made an additional capital contribution to WASI by assigning its interest in a Master Property Management, Leasing and Construction Management Agreement with Wells REIT dated January 1, 2005 (the “Master Property Management Agreement”) (the Master Property Management Agreement, the Asset Management Advisory Agreement and the Acquisition Advisory Agreement are collectively referred to as the “Agreements”). On October 25, 2006, WASI assigned its interests in the Agreements to WREAS.

Basis of Presentation

The combined financial statements included herein reflect the accounts and results of operations of WREAS and WGS including those portions of the operations of WASI, Wells Management and Wells Capital, which previously provided advisory and management services to us under the Asset Management Advisory Agreement, the Acquisition Advisory Agreement and the Master Property Management Agreement (collectively, “WREAS, WGS and Predecessors”, or the “Advisor”). Such combined financial statements have been prepared for the purpose of a proposed sale of the Advisor to Wells REIT.

The combined financial statements included herein have been prepared from the historical accounting records of WREF and its subsidiaries with an assumed inception period for the Advisor of January 1, 2001 on a

WELLS REAL ESTATE ADVISORY SERVICES, INC.,

WELLS GOVERNMENT SERVICES, INC. AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2006 (UNAUDITED) AND

DECEMBER 31, 2005, 2004 (UNAUDITED) and 2003 (UNAUDITED)

carve-out basis of accounting. As the majority of the Advisor’s expenses consist of payroll and other employee-related costs, prepaid and other assets and accounts payable and accrued expenses have been estimated based upon the percentage of total salary and related costs incurred by WREF that are estimated to relate to the Advisor. All significant transactions with WREF, and other subsidiaries of WREF, have been eliminated.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Substantially all of the Advisor’s revenues are comprised of fees and reimbursements related to services provided by the Advisor to Wells REIT. Such fees are recognized as revenue by the Advisor when earned.

Reimbursements of Salaries, Bonuses and Benefits and General and Administrative Expenses

Pursuant to the Agreements, Wells REIT reimburses the Advisor for costs associated with certain functions managed by the Advisor, which are directly attributed to the operations of Wells REIT. These functions include, among others, dedicated human resources, legal, accounting, and information systems support. The Advisor charges Wells REIT for reimbursements of such costs, subject to the limitations defined in the Agreements, based on management's estimate of the time spent and services used by Wells REIT. In the opinion of management, these allocations provide a reasonable estimate of such expenses. However, these allocations are not intended to represent the costs that would have been incurred if the Advisor operated as an independent entity for the periods presented. Such reimbursements are recognized by the Advisor when earned and are recorded as salaries and benefits reimbursements and other general and administrative reimbursements in the accompanying combined statements of income.

Income Taxes

The Advisor has accounted for income taxes as if it was a C Corporation under Statement of Financial Accounting Standard (“SFAS”) No. 109, Accounting for Income Taxes, whereby deferred taxes are determined based upon the differences between the book and tax basis of assets and liabilities using currently enacted tax laws and rates. The book basis and tax basis of the Advisor’s assets and liabilities did not differ materially during any of the periods presented. Accordingly, provisions for current income tax expense are included in the accompanying combined statements of income.

Recent Accounting Pronouncement

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the relevant criteria and approach for the recognition, de-recognition, and measurement of uncertain tax positions.

WELLS REAL ESTATE ADVISORY SERVICES, INC.,

WELLS GOVERNMENT SERVICES, INC. AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2006 (UNAUDITED) AND

DECEMBER 31, 2005, 2004 (UNAUDITED) and 2003 (UNAUDITED)

FIN 48 will become effective on January 1, 2007. The Advisor does not believe the adoption of FIN No. 48 will have an impact on its combined financial statements.

3. Income Taxes

For the nine months ended September 30, 2006 and the years ended December 31, 2005, 2004 and 2003, the Advisor’s taxable income equaled its net income for financial reporting purposes. Accordingly, income tax expense provided in the accompanying combined statements of income is comprised of the following components (in thousands):

	Nine Months Ended September 30, 2006	Years Ended December 31,
		2005	2004	2003
Federal	$4,979	$6,250	$7,707	$29,420
State	831	1,043	1,287	4,911

	$5,810	$7,293	$8,994	$34,331

Income tax expense for financial reporting purposes differs from the amount computed by applying the statutory federal rate, primarily due to the effect of state income taxes, net of federal benefit where applicable. A reconciliation of the federal statutory income tax rate to the Advisor’s effective tax rates for the nine months ended September 30, 2006 and the years ended December 31, 2005, 2004 and 2003 follows:

Federal	33.07%
State	5.52%

38.59%

4. Owner’s Deficit

Owner’s deficit balances represent accumulated earnings generated by the Advisor, reduced by distributions of all operating cash flows to owners, with an assumed inception period of January 1, 2001.

5. Related-Party Transactions

Asset Management Agreement

The Advisor and Wells REIT are party to the Asset Management Agreement, under which the Advisor earns asset management fees from Wells REIT for the following activities, among others:

•	serving as Wells REIT’s investment and financial advisor;

•	managing the day-to-day operations of Wells REIT;

•	formulating and implementing strategies to administer, promote, manage, operate, maintain, improve, finance and refinance, market, lease, and dispose of properties; and

•	providing certain accounting, compliance, and other administrative services for Wells REIT.

WELLS REAL ESTATE ADVISORY SERVICES, INC.,

WELLS GOVERNMENT SERVICES, INC. AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2006 (UNAUDITED) AND

DECEMBER 31, 2005, 2004 (UNAUDITED) and 2003 (UNAUDITED)

The fees for these services are payable monthly in an amount equal to one-twelfth of 0.5% of the fair market value of all properties owned by Wells REIT directly, plus Wells REIT’s interest in properties held through joint ventures. This fee is reduced by (i) tenant-reimbursed property management fees paid, and (ii) in the event that the Advisor retains an independent third-party property manager to manage one or more properties currently being managed by Wells Management, the amount of property management fees paid to such third-party property managers. At the option of the Advisor, up to 10% of such monthly fee may be paid in shares of common stock of Wells REIT. The Advisor earned asset management fees from Wells REIT of approximately $18.1 million for the nine months ended September 30, 2006 and approximately $22.5 million for the year ended December 31, 2005, which are recorded as asset and property management fees in the accompanying combined statements of income. See the Previous Asset and Property Management Agreement section below regarding asset and property management fees earned for the years ended December 31, 2004 and 2003.

Additionally, per the Asset Management Agreement, the Advisor is entitled to earn the following disposition and incentive fees, which are similar in nature to previous agreements:

•

For any property sold by Wells REIT, a disposition fee of the lesser of 50% of a competitive real estate commission or 3.0% of the sales price of the property, subordinated to the payment of distributions to stockholders equal to the sum of the stockholders’ invested capital plus an 8% return on invested capital;

•	Incentive fee of 10% of net sales proceeds remaining after stockholders have received distributions equal to the sum of the stockholders’ invested capital plus an 8% return on invested capital; and

•

Listing fee of 10% of the excess by which the market value of the stock plus distributions paid prior to listing exceeds the sum of 100% of the stockholders’ invested capital plus an 8% return on invested capital.

Wells REIT incurred no disposition, incentive, or listing fees during the periods presented. However, on February 21, 2005, the board of directors of Wells REIT approved a subordinated disposition fee of 0.33% of the gross sale price of the properties sold as part of the April 2005 27-property portfolio sale attributable to Wells REIT of $760.8 million, or approximately $2.5 million, which will become payable to the Advisor only in the event and at the time that the above conditions are met.

Master Property Management Agreement

The Advisor and Wells REIT are party to the Master Property Management Agreement, under which the Advisor has been retained to manage and coordinate the leasing and construction activities related to certain properties owned by Wells REIT. Any amounts currently earned under the Master Property Management Agreement for properties that were managed by Wells Management as of December 31, 2004 under the previous asset and property management agreement described below (the “Existing Portfolio Properties”) have the economic effect of reducing amounts earned for asset management services as a credit against amounts otherwise payable under the Asset Management Agreement with respect to such properties. Property management and leasing fees payable to the Advisor for properties to be acquired after December 31, 2004 are required to be specified in an amendment to the Master Property Management Agreement, which must be approved by Wells REIT’s board of directors and will be payable in addition to fees payable pursuant to the Asset Management Agreement. The Advisor anticipates that fees for the management and leasing of properties, other than Existing Portfolio Properties, will be generally consistent with the descriptions set forth below:

•

For properties which the Advisor will provide property management services, it is anticipated that Wells REIT will pay the Advisor a market-based fee generally based on gross monthly income of the property;

WELLS REAL ESTATE ADVISORY SERVICES, INC.,

WELLS GOVERNMENT SERVICES, INC. AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2006 (UNAUDITED) AND

DECEMBER 31, 2005, 2004 (UNAUDITED) and 2003 (UNAUDITED)

•

For properties which the Advisor will provide leasing agent services, it is anticipated that Wells REIT will pay (i) a one-time initial lease-up fee in an amount not to exceed one-month’s rent for the initial rent-up of a newly constructed building; (ii) a market-based commission based on the net rent payable during the term of a new lease (not to exceed ten years); (iii) a market-based commission based on the net rent payable during the term of any renewal or extension of any tenant lease; and (iv) a market-based commission based on the net rent payable with respect to expansion space for the remaining portion of the initial lease term; and

•

For properties for which the Advisor will provide construction management services, it is anticipated that Wells REIT will pay (i) for planning and coordinating the construction of tenant-directed improvements, that portion of lease concessions for tenant-directed improvements as is specified in the lease or lease renewal, subject to a limit of 5% of such lease concessions; and (ii) for other construction management services, a construction management fee to be determined and agreed to in an appropriate contract amendment.

The Advisor did not earn significant property management and leasing fees under the Master Property Management Agreement from properties acquired after December 31, 2004, in addition to the asset management fees disclosed above, during either the nine months ended September 30, 2006 or the year ended December 31, 2005.

Previous Asset and Property Management Agreement

During 2004 and 2003, the Advisor was retained by Wells REIT to provide asset management services and supervise the management and leasing of Wells REIT’s properties under an asset and property management agreement (the “Previous Asset and Property Management Agreement”). The Advisor earned fees under the Previous Asset and Property Management Agreement equal to the lesser of (a) 4.5% of the gross revenues generally paid on a monthly basis or (b) 0.6% of the net asset value of the properties (excluding vacant properties) owned by Wells REIT as calculated on an annual basis. The Advisor earned approximately $24.2 million and $14.4 million of such fees for the years ended December 31, 2004 and 2003, respectively, which are recorded as asset and property management fees in the accompanying combined statements of income.

Acquisition Advisory Agreement

General

The Advisor is retained by Wells REIT for advisory services related to, among other things, facilitating capital-raising functions, investigating, selecting, and acquiring properties, and managing certain transfer agent and stockholder communication functions under the Acquisition Advisory Agreement.

Acquisition and Advisory Fees

The Advisor earns acquisition and advisory fees equal to 3.5% of aggregate gross proceeds raised from the sale of shares of Wells REIT as capital is raised, exclusive of proceeds received from the Wells REIT’s dividend reinvestment plan that are used to fund repurchases of shares of common stock pursuant to the Wells REIT’s share redemption program. Effective, July 25, 2004, Wells REIT closed its public offering of common stock and, after such date, only raised offering proceeds from the sale of common stock under its dividend reinvestment plan. Wells REIT’s board of directors amended its dividend reinvestment plan to, among other things, eliminate

WELLS REAL ESTATE ADVISORY SERVICES, INC.,

WELLS GOVERNMENT SERVICES, INC. AND PREDECESSORS

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2006 (UNAUDITED) AND

DECEMBER 31, 2005, 2004 (UNAUDITED) and 2003 (UNAUDITED)

acquisition and advisory fees after June 2006. During the nine months ended September 30, 2006, the Advisor earned acquisition and advisory fees from Wells REIT of approximately $1.3 million. During the years ended December 31, 2005, 2004 and 2003, the Advisor earned acquisition and advisory fees of approximately $3.3 million, $3.6 million and $87.0 million.

Organization and Offering Cost Reimbursements

The Advisor earns reimbursements of organization and offering costs paid on behalf of Wells REIT equal to the lesser of 3.0% of gross capital raised, or actual costs incurred. Wells REIT began to pay for organization and offering costs directly during 2004. During the years ended December 31, 2004 and 2003, the Advisor incurred organization and offering costs on behalf of Wells REIT of approximately $0.4 million and $21.5 million, respectively. During the years ended December 31, 2004 and 2003, the Advisor recognized reimbursements of such organization and offering costs of approximately $0.4 million and $21.5 million, respectively, which represented approximately 0.9% and 3.0% of gross proceeds raised by Wells REIT during the respective periods.

Due from Wells REIT

For each of the periods presented, due from Wells REIT represents amounts due from Wells REIT for services provided pursuant to the Agreements for asset and property management services, acquisition and advisory services, organization and offering cost reimbursements and salaries, benefits and other general administrative reimbursements.

6. Commitments and Contingencies

From time to time, the Advisor has been party to legal proceedings that arise in the ordinary course of business. Neither WREAS, WGS nor their Predecessors are currently involved in any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on the results of operations or financial condition presented in the accompanying combined financial statements.

7. Subsequent Event

On January 25, 2007, Wells Management contributed and assigned to WASI all of the issued and outstanding common stock of WGS, which resulted in WGS becoming a wholly-owned subsidiary of WASI.

APPENDIX A

DEFINITIVE MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER

by and among

WELLS REAL ESTATE INVESTMENT TRUST, INC.,

WRT ACQUISITION COMPANY, LLC,

WGS ACQUISITION COMPANY, LLC,

WELLS REAL ESTATE FUNDS, INC.,

WELLS CAPITAL, INC.,

WELLS MANAGEMENT COMPANY, INC.,

WELLS ADVISORY SERVICES I, LLC,

WELLS REAL ESTATE ADVISORY SERVICES, INC.

and

WELLS GOVERNMENT SERVICES, INC.

Dated as of February 2, 2007

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), is entered into as of the 2nd day of February, 2007, by and among Wells Real Estate Investment Trust, Inc., a Maryland corporation (“REIT”), WRT Acquisition Company, LLC, a Georgia limited liability company and a wholly-owned subsidiary of REIT (“REIT Sub”), WGS Acquisition Company, LLC, a Georgia limited liability company and a wholly-owned subsidiary of REIT (“REIT GS Sub”), Wells Real Estate Funds, Inc., a Georgia corporation (“Wells REF”), Wells Capital, Inc., a Georgia corporation and a wholly-owned subsidiary of Wells REF (“Wells Capital”), Wells Management Company, Inc., a Georgia corporation and a wholly-owned subsidiary of Wells REF (“Wells Management”), Wells Advisory Services I, LLC, a Georgia limited liability company, majority owned by Wells Capital and Wells Management (“WAS I” and, collectively with Wells Capital, Wells Management and Wells REF, the “Advisor Companies”), Wells Real Estate Advisory Services, Inc., a Georgia corporation and a wholly-owned subsidiary of WAS I (“WREAS”), and Wells Government Services, Inc., a Georgia corporation and a wholly-owned subsidiary of WAS I (“WGS”).

RECITALS

WHEREAS, Wells Management, REIT and Wells Operating Partnership, L.P., a Delaware limited partnership of which REIT is the sole general partner (the “Operating Partnership”), are parties to that certain Asset Management Advisory Agreement dated January 1, 2005 (the “Advisory Agreement”) and that certain Master Property Management, Leasing and Construction Management Agreement dated January 1, 2005 (the “Management Agreement”);

WHEREAS, Wells Capital and REIT are parties to that certain Acquisition Advisory Agreement dated January 1, 2005 (the “Acquisition Agreement” and, collectively with the Advisory Agreement and the Management Agreement, the “REIT Contracts”);

WHEREAS, Wells Management and Wells Capital assigned the REIT Contracts to WAS I, and WAS I assigned the REIT Contracts to WREAS;

WHEREAS, the Advisor Companies and their Affiliates are engaged in the business of providing services to REIT (including all of the services necessary to satisfy their obligations under the REIT Contracts);

WHEREAS, WGS is engaged in the business of providing property management services with respect to properties owned by REIT or other entities managed by Wells Management;

WHEREAS, subject to the terms and conditions of this Agreement, the respective boards of directors and members, as applicable, of REIT, REIT Sub, REIT GS Sub, WREAS and WGS have determined that the merger of WREAS with and into REIT Sub, with REIT Sub being the surviving entity, and the merger of WGS with and into REIT GS Sub, with REIT GS Sub being the surviving entity, are in the best interests of their respective stockholders and members, as applicable, and have approved such mergers subject to the terms and conditions set forth herein;

WHEREAS, the parties intend that the merger of WREAS into REIT Sub be treated for federal income tax purposes as a reorganization under Code Section 368(a) and that this Agreement shall constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g);

WHEREAS, the parties intend that the merger of WGS into REIT GS Sub be treated for federal income tax purposes as a reorganization under Code Section 368(a) and that this Agreement shall constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g); and

WHEREAS, concurrently with the merger of WREAS into REIT Sub and the merger of WGS into REIT GS Sub, Wells Capital will surrender or transfer to REIT or a Subsidiary of REIT the 20,000 units of limited partnership interests in the Operating Partnership (the “Wells Capital Operating Partnership Interests”) which it holds in exchange for 22,339 REIT Common Shares;

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

(a) As used in this Agreement, the following terms have the respective meanings indicated:

“Advisor Disclosure Schedule” means the disclosure schedule prepared by the Advisor Companies, WREAS and WGS arranged in sections and subsections corresponding to the numbered and lettered Sections of this Agreement and delivered to REIT prior to the execution and delivery of this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement and Plan of Merger, together with the Advisor Disclosure Schedule and Exhibits hereto.

“Business” means, collectively, (i) the business of providing all services provided by the Advisor Companies or their Affiliates to REIT or any of its Affiliates (including all of the services necessary to satisfy the obligations of the Advisor Companies and WREAS under the REIT Contracts), (ii) the business of WGS and (iii) any other business of the Regional Property Management Offices.

“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in the State of Georgia are authorized or required to be closed for the conduct of regular banking business.

“Charter Amendments” means the amendments to the articles of incorporation of REIT substantially in the form of Exhibit A-1 and A-2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Plan” means a Plan which the Advisor Companies or any ERISA Affiliate sponsors, maintains, has any obligation to contribute to, has or may have liability under or is otherwise a party to, or which otherwise provides benefits for employees, former employees, independent contractors or former independent contractors (or their dependents and beneficiaries) who provide or provided services primarily to the Advisor Companies, WREAS or WGS.

“EBITDA” means earnings before deduction of interest, taxes, depreciation and amortization for any fiscal period based upon the net income of the Business, WREAS or WGS (as applicable) for that period, with net income and each other item being calculated in accordance with GAAP consistently applied and as reflected on financial statements for the Business, WREAS or WGS (as applicable) for such period.

“Encumbrances” means any and all liens, charges, security interests, mortgages, pledges, options, preemptive rights, rights of first refusal or first offer, proxies, levies, voting trusts or agreements, or other adverse claims or restrictions on title or transfer of any nature whatsoever.

“Environmental, Health and Safety Law” means any Law (i) relating to the protection, investigation or restoration of the environment (including natural resources) or the protection of the health or safety of human or other living organisms from the effects of Hazardous Substances, including those related to the manufacture, introduction into commerce, export, import, processing, distribution, use, generation, treatment, storage, handling, presence, disposal, transportation, release or management of, or other activities with respect to Hazardous Substances, or (ii) relating to employee health or safety, in each case as presently in effect.

“Equity Interests” means (i) with respect to a corporation, as determined under the laws of the jurisdiction of organization of such entity, shares of capital stock (whether common, preferred or treasury); (ii) with respect to a partnership, limited liability company, limited liability partnership or similar Person, as determined under the laws of the jurisdiction of organization of such entity, units, interests, or other partnership or limited liability company interests; or (iii) any other equity ownership.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means a person required at any particular time to be aggregated with the Advisor Companies under Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Escrow Agreement” means an agreement substantially in the form of Exhibit B.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any federal, state, municipal or local government, any instrumentality, subdivision, court, administrative or regulatory agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Hazardous Substance” means (i) any petroleum or petroleum products, flammable explosives, radioactive materials, medical waste, radon, asbestos or asbestos-containing products or materials, chlorofluorocarbon, hydrofluorocarbon, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBs) or lead-containing paint or plumbing; and (ii) any element, compound, substance, waste or other material that is regulated under any applicable Environmental, Health and Safety Law as or is defined as, or included in the definition of, or deemed by or pursuant to any applicable Environmental, Health and Safety Law to be “hazardous,” “toxic,” a “contaminant,” a “pollutant,” a “hazardous substance,” “hazardous waste,” “restricted hazardous waste,” “hazardous material,” “extremely hazardous waste,” a “toxic substance,” a “toxic pollutant” or words with similar meaning.

“Headquarters Sublease” means an agreement substantially in the form of Exhibit C pursuant to which WREAS (or a Subsidiary of REIT designated by REIT) will sublease a portion of the fifth floor of the Headquarters.

“Indebtedness” means, as to any Person, (i) all obligations of such Person for borrowed money (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured); (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business; (iv) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency; (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (vi) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases; (vii) all indebtedness secured by any lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person; and (viii) all guarantees by such Person of the Indebtedness of any other Person.

“Indemnified Party” means any Person claiming indemnification under any provision of Article VIII.

“Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article VIII.

“Intellectual Property” means all of the following intellectual property: (i) all brands and slogans, all registered and unregistered trademarks, trade names, service marks and applications therefore and all goodwill associated therewith; (ii) all patents, patent applications and inventions conceived or reduced to practice prior to the Closing, including any provisional, utility, continuation, continuation-in-part or divisional applications filed in the United States or other jurisdiction prior to the Closing, and all reissues thereof and all reexamination certificates issuing therefrom; (iii) all copyrights, including all related copyright registrations; (iv) all know-how or other trade secrets, whether or not reduced to practice; (v) the right to sue for and recover damages, assert, settle and/or release any claims or demands and obtain all other remedies and relief at law or equity for any past, present or future infringement or misappropriation of any of the foregoing; (vi) all licenses, options to license and other contractual rights to use the Intellectual Property; and (vii) all computer and electronic data processing programs and software programs and related documentation.

“Knowledge of the Advisor Companies” means the actual knowledge (after reasonable inquiry) of the persons listed on Section 1.1 of the Advisor Disclosure Schedule with respect to the area of responsibility indicated on such schedule to the extent that such an area is specified therein.

“Laws” means all laws, statutes, regulations, ordinances, orders, judgments, decrees or other legally binding requirements issued, promulgated, adopted or imposed by any Governmental Authority.

“Losses” means any and all damages, fines, fees, penalties, liabilities, losses and costs and expenses (including interest, court costs and fees, and reasonable costs of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment); provided, that Losses shall not include any indirect, special or punitive damages (other than punitive damages asserted in a claim by a third party) or incidental or consequential damages.

“Material Adverse Effect” means (i) with respect to the Advisor Companies, a material adverse effect on the business, contracts, assets, financial condition or results of operations of the Advisor Companies taken as a whole, or on the ability of any of the Advisor Companies taken as a whole to perform their respective obligations under this Agreement; (ii) with respect to REIT or its Subsidiaries, a material adverse effect on the business, contracts, assets, financial condition or results of operations of REIT and its Subsidiaries taken as a whole, or on the ability of REIT, REIT Sub or REIT GS Sub taken as a whole to perform their respective obligations under this Agreement; and (iii) with respect to the Business, WREAS or WGS, a material adverse effect on the business, contracts, assets, financial condition or results of operations of the Business, WREAS or WGS, taken as a whole, or on the ability of WREAS and WGS, taken as a whole, to perform their respective obligations under this Agreement; provided, however, that for the purposes of clauses (i), (ii) and (iii) with respect to any Person, such provision shall not include any state of facts, development, occurrence, effect, event or change arising out of or resulting from (A) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (B) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles that, in each case, generally affect industries in which such Persons conduct business or (C) any conditions generally affecting the office and industrial real estate industry, including economic, legal and regulatory changes.

“Permit” means any permit, license, franchise, approval, consent, registration, clearance, variance, exemption, order, certificate or authorization by or of any Governmental Authority.

“Per Share Price” means $8.9531 per REIT Common Share as adjusted pursuant to Section 2.10.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, joint venture, other business organization, trust, union, association or Governmental Authority.

“Plan” means any employment, consulting, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, equity (or equity-based), leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, dental, vision, welfare, accident, disability, workmen’s compensation or other insurance, severance, separation, termination, change of control, collective bargaining or other benefit plan, agreement, practice, policy or arrangement, whether written or oral, and whether or not subject to ERISA, including any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

“Pledge Agreement” means an agreement substantially in the form of Exhibit D.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date.

“Proxy Statement” means the proxy statement to be sent to the stockholders of REIT in connection with the solicitation of proxies to vote for, among other items, (i) the approval of this Agreement and the transactions contemplated hereby; (ii) the approval of the Charter Amendments; and (iii) the REIT Incentive Plan.

“Registration Rights Agreement” means an agreement substantially in the form of Exhibit E.

“REIT Incentive Plan” means a compensation plan that provides for, among other things, stock options and other stock-based awards to employees, directors, consultants and other service providers of REIT and its Subsidiaries substantially in the form of Exhibit F.

“REIT Stockholder Approval” means, at a duly called meeting of REIT’s stockholders at which a quorum is present, the (i) approval of this Agreement and the transactions contemplated hereby by the affirmative vote of the holders of at least a majority of the shares entitled to vote on the matter, excluding, for this purpose, shares beneficially owned by any of the Advisor Companies, WREAS, WGS or their respective Affiliates; (ii) approval of the Charter Amendments by the affirmative vote of the holders of at least a majority of the shares entitled to vote on the matter; and (iii) approval of the REIT Incentive Plan by the affirmative vote of the holders of at least a majority of the shares represented in person or by proxy at such meeting and actually voted on the matter.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Sellers’ Representative” means Leo Wells or, if that person is unable or unwilling to serve in such capacity, then another person approved by WAS I.

“Services Agreements” means the Transition Services Agreement and the Support Services Agreement substantially in the forms of Exhibit G-1 and G-2, respectively.

“Special Committee” means the special committee of the board of directors of REIT composed of W. Wayne Woody, Michael R. Buchanan, Richard W. Carpenter and William H. Keogler, Jr.

“Straddle Period” means any Tax period beginning, but not ending, on or before the Closing Date.

“Subsidiary” means, with respect to any Person, any other Person (i) of which the first Person owns directly or indirectly 50% or more of the Equity Interests in the other Person, (ii) of which the first Person or any other Subsidiary of the first Person is a general partner or (iii) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions with respect to the other Person are at the time owned by the first Person and/or one or more of the first Person’s Subsidiaries.

“Tax” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), whether federal, state, local, foreign or other, together with any interest, penalty, addition to tax or additional amount imposed by any Tax Authority and any liability for any of the foregoing as transferee or successor.

“Tax Authority” means any Governmental Authority responsible for the imposition of any Tax.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof.

“Tax Sharing Agreements” means all existing or effective agreements or arrangements (whether or not written) binding WREAS or WGS that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability (other than any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries).

“Transaction Documents” means the Services Agreements, the Escrow Agreement, the Pledge Agreement, the Registration Rights Agreement and the Headquarters Sublease, collectively.

(b) In addition, the following terms are defined in the other parts of this Agreement indicated below:

“2007 Projected EBITDA”	Section 3.5(c)
“Acquisition Agreement”	Recitals
“Advisor Articles of Merger”	Section 2.5
“Advisor Companies”	Preamble
“Advisor Indemnified Parties”	Section 8.3
“Advisor Managed Properties”	Section 5.25(a)
“Advisor Merger”	Section 2.1
“Advisor Merger Shares”	Section 2.7
“Advisor Surviving Entity”	Section 2.1
“Advisory Agreement”	Recitals
“Agreed Adjustments”	Section 2.11(a)
“Business Employee”	Section 3.11(a)
“Claimant”	Section 10.9
“Closing”	Section 2.6
“Closing Balance Sheet Deficiency”	Section 2.11(b)
“Closing Date”	Section 2.6
“Closing Date Balance Sheet”	Section 2.11(a)
“Closing Net Working Capital”	Section 2.11(a)
“Closing Net Worth”	Section 2.11(a)
“Comfort Letter”	Section 6.1(d)
“Confidential Information”	Section 5.11(a)
“Effective Time”	Section 2.5
“Escrow Shares”	Section 2.9(a)
“Financial Statements”	Section 3.5(a)
“Follow-On Period”	Section 5.9(b)
“Guaranty Payment”	Section 5.25(b)
“Guaranty Termination Date”	Section 5.25(c)
“GBCC”	Section 2.1
“GLLCA”	Section 2.1

“Government Leases”	Section 3.35
“Government Management Agreements”	Section 3.35
“Governmental Licenses”	Section 3.24
“GS Articles of Merger”	Section 2.5
“GS Merger”	Section 2.1
“GS Merger Shares”	Section 2.7
“GS Surviving Entity”	Section 2.1
“Headquarters”	Section 5.12(a)
“Headquarters Lease”	Section 5.12(a)
“Headquarters Owner”	Section 5.12(a)
“Houlihan”	Section 4.4
“Leased Real Property”	Section 3.20(a)
“Lock-Up Period”	Section 5.9(a)
“Managed Non-REIT Properties”	Section 5.25(a)
“Management Agreement”	Recitals
“Marks”	Section 10.17
“Maximum Indemnity Amount”	Section 8.4
“Merger Shares”	Section 2.7
“Mergers”	Section 2.1
“MGCL”	Section 6.2(q)
“Operating Partnership”	Recitals
“Post-Closing Insurance Policies”	Section 3.17
“Providing Party”	Section 5.11(a)
“Providing Party’s Representatives”	Section 5.11(a)
“Qualified Substitute Property”	Section 5.25(c)
“Qualifying Property Management Contracts”	Section 5.15
“Receiving Party”	Section 5.11(a)
“Receiving Party’s Representatives”	Section 5.11(a)
“Regional Property Management Offices”	Section 5.14(b)
“REIT”	Preamble
“REIT Common Shares”	Section 4.3(a)
“REIT Contracts”	Recitals
“REIT GS Sub”	Preamble
“REIT Indemnified Parties”	Section 8.2
“REIT Preferred Shares”	Section 4.3(a)
“REIT Recommendation”	Section 5.5(d)
“REIT Shares-in-Trust”	Section 4.3(a)
“REIT Stockholders Meeting”	Section 5.5(d)
“REIT Sub”	Preamble
“Representatives”	Section 5.3
“Respondent”	Section 10.9
“Reviewing Accountant”	Section 2.11(c)
“Superior Proposal”	Section 5.5(d)
“Tax Loss”	Section 7.3(a)
“Tax Matters Persons”	Section 3.9(a)
“Terminated Managed Non-REIT Property”	Section 5.25(c)
“Transferred Assets”	Section 3.15(a)
“Transferred Contracts”	Section 3.18(a)
“Transferred Regional Property Management Office”	Section 5.14(b)

“Transferred Regional Property Management Leases”	Section 5.12(b)
“WAS I”	Preamble
“Wells Capital Operating Partnership Interests”	Recitals
“Wells Capital”	Preamble
“Wells Management”	Preamble
“Wells REF”	Preamble
“WGS”	Preamble
“WGS Shares”	Section 3.4(a)
“WREAS”	Preamble
“WREAS Shares”	Section 3.4(a)

(c) For the purposes of this Agreement, except to the extent the context otherwise requires:

(i) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement;

(ii) the table of contents and headings in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii) whenever the words “include,” “includes” or “including” (or similar terms) are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v) all terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(vi) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of those terms;

(vii) if any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day;

(viii) references to a party are also to its permitted successors and assigns;

(ix) the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(x) “contract” includes any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, franchise concession, contract, agreement, Permit, license, lease, purchase order, sales order, arrangement or other commitment, obligation or understanding, whether written or oral;

(xi) “ordinary course of business” (or similar terms) shall be deemed followed by “consistent with past practice”;

(xii) “assets” shall include “rights,” including rights under contracts; and

(xiii) “reasonable efforts” or similar terms shall not require the waiver of any rights under this Agreement.

ARTICLE II

THE MERGER

Section 2.1 Generally. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time and in accordance with the Georgia Business Corporation Code, as amended (the “GBCC”), and the Georgia Limited Liability Company Act, as amended (the “GLLCA”), WREAS shall be merged with and into

REIT Sub (the “Advisor Merger”) and WGS shall be merged with and into REIT GS Sub (the “GS Merger” and, together with the Advisor Merger, the “Mergers”). Following the Effective Time, (i) the separate corporate existence of WREAS shall cease, and REIT Sub shall continue as the surviving entity (the “Advisor Surviving Entity”); and (ii) the separate corporate existence of WGS shall cease, and REIT GS Sub shall continue as the surviving entity (the “GS Surviving Entity”).

Section 2.2 Effect of the Mergers. At the Effective Time, the effect of the Mergers shall be as provided in the applicable provisions of the GBCC and GLLCA. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of REIT Sub and WREAS shall vest in the Advisor Surviving Entity, and all the property, rights, privileges, powers and franchises of REIT GS Sub and WGS shall vest in the GS Surviving Entity.

Section 2.3 Articles of Organization; Operating Agreements. At the Effective Time, the articles of organization and the operating agreement of REIT Sub as in effect immediately prior to the Effective Time shall be the articles of organization and the operating agreement of the Advisor Surviving Entity until thereafter changed or amended as provided therein and by applicable Law, and the articles of organization and the operating agreement of REIT GS Sub as in effect immediately prior to the Effective Time shall be the articles of organization and the operating agreement of the GS Surviving Entity until thereafter changed or amended as provided therein and by applicable Law.

Section 2.4 Resignation of Directors and Officers. The directors and officers of WREAS and WGS immediately prior to the Effective Time shall resign as of the Effective Time.

Section 2.5 Effective Time. At the Closing, REIT Sub and WREAS shall cause the Advisor Merger to be consummated by filing an articles of merger with the Secretary of State of the State of Georgia, in such form as required by, and executed in accordance with the relevant provisions of, the GBCC and GLLCA (the “Advisor Articles of Merger”) and by making all other filings or recordings under the GBCC and GLLCA required to consummate the Advisor Merger. At the Closing, REIT GS Sub and WGS shall cause the GS Merger to be consummated by filing an articles of merger with the Secretary of State of the State of Georgia, in such form as required by, and executed in accordance with the relevant provisions of, the GBCC and GLLCA (the “GS Articles of Merger”) and by making all other filings or recordings under the GBCC and GLLCA required to consummate the GS Merger. The Advisor Merger shall become effective as such time as the Advisor Articles of Merger are duly filed with the Secretary of State of the State of Georgia, or such other time as the parties hereto shall agree should be specified in the Advisor Articles of Merger. The GS Merger shall become effective as such time as the GS Articles of Merger are duly filed with the Secretary of State of the State of Georgia, or such other time as the parties hereto shall agree should be specified in the GS Articles of Merger. The Advisor Articles of Merger and the GS Articles of Merger shall be filed simultaneously. The time at which the Mergers become effective is referred to herein as the “Effective Time.”

Section 2.6 Closing. The consummation (the “Closing”) of the transactions contemplated by this Agreement, including the Mergers, shall take place at the offices of REIT at 10:00 a.m. local time on the third Business Day after the date on which all of the conditions to Closing (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been satisfied or waived, or at such other time, place and date as the parties hereto may mutually agree. The date on which the Closing occurs is referred to herein as the “Closing Date.”

Section 2.7 Conversion of WREAS Shares and WGS Shares. At and as of the Effective Time, by virtue of the Mergers and without any further action on the part of WAS I, all of the WREAS Shares issued and outstanding immediately prior to the Effective Time shall be converted into an aggregate of Eighteen Million Five Hundred Forty-Two Thousand Nine Hundred Sixty-One (18,542,961) REIT Common Shares (the “Advisor Merger Shares”) and all of the WGS Shares issued and outstanding immediately prior to the Effective Time shall be converted into an aggregate of One Million Three Thousand Three Hundred Forty-One (1,003,341) REIT

Common Shares (the “GS Merger Shares” and, together with the Advisor Merger Shares, the “Merger Shares”). The Merger Shares shall be subject to the restrictions and entitled to the registration and other rights set forth in the Registration Rights Agreement, and the certificates representing such shares shall bear the legend set forth in Section 5.21. As of the Effective Time, the WREAS Shares and the WGS Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and WAS I shall cease to have any rights with respect thereto, except the right to receive the Merger Shares, as provided herein.

Section 2.8 Exchange of Certificates. At the Closing, WAS I shall surrender to REIT the stock certificates representing all of the WREAS Shares and the WGS Shares issued and outstanding immediately prior to the Effective Time. Upon receipt of the stock certificates, REIT shall cancel such stock certificates and shall issue to WAS I a certificate or certificates representing a number of REIT Common Shares equal to the difference between the number of REIT Common Shares constituting the Merger Shares and the number of REIT Common Shares constituting the Escrow Shares.

Section 2.9 Escrow.

(a) Notwithstanding anything herein to the contrary, at the Closing a number of Advisor Merger Shares calculated as of Closing in accordance with Section 2.9(a) of the Advisor Disclosure Schedule (the “Escrow Shares”) shall be issued in the name of the Escrow Agent as nominee for WAS I and REIT. Such calculation shall be made in accordance with the methodology set forth on Section 2.9 of the Advisor Disclosure Schedule.

(b) The Escrow Shares shall be held in escrow by the Escrow Agent pursuant to, and shall be released in accordance with, the terms of the Escrow Agreement, and the determination of the number of Escrow Shares to be released, if any, shall be made in accordance with the methodology set forth on Section 2.9 of the Advisor Disclosure Schedule.

Section 2.10 Adjustments to Prevent Dilution. If, prior to the Closing, REIT (i) declares a stock dividend or other distribution payable in shares of its capital stock or securities convertible or exchangeable into or exercisable for shares of its capital stock; or (ii) effects a stock split (including a reverse stock split), reclassification, combination, subdivision or other similar change with respect to shares of its capital stock, then, in each case, the number of Merger Shares and Escrow Shares shall be equitably adjusted to give effect to the effects of that dividend, distribution, split, reclassification, combination, subdivision or other change.

Section 2.11 Closing Balance Sheet.

(a) Section 2.11(a) of the Advisor Disclosure Schedule sets forth the estimated consolidated balance sheet of WREAS and WGS as of the Closing calculated in accordance with GAAP (subject to the adjustments set forth therein (the “Agreed Adjustments”)). Advisor Companies agree that, as of the Closing, WREAS and WGS, on a consolidated basis, will have a net worth (the “Closing Net Worth”) and a net working capital (the “Closing Net Working Capital”) calculated in accordance with GAAP (subject to the Agreed Adjustments) greater than or equal to zero.

(b) As promptly as practicable following the Closing Date, but in no event more than forty-five (45) days following the Closing Date, the Advisor Companies will prepare and deliver to REIT a balance sheet of WREAS and WGS as of the Closing (the “Closing Date Balance Sheet”) that shall be prepared in accordance with GAAP (subject to the Agreed Adjustments). REIT shall have thirty (30) days to review the Closing Date Balance Sheet delivered by the Advisor Companies and to notify the Advisor Companies of any proposed adjustments or objections to the Closing Date Balance Sheet.

(c) The parties shall endeavor in good faith to resolve by mutual agreement all adjustments or objections made by REIT to the Closing Date Balance Sheet. If the parties are unable to resolve any matter with respect to the Closing Date Balance Sheet within such thirty (30) day period, REIT and WAS I shall engage a nationally recognized independent accounting firm as selected by a majority of the independent directors of REIT as the “Reviewing Accountant” (if such accounting firm is unable or unwilling to serve as the Reviewing Accountant, then the parties shall, within thirty (30) days after the end of such thirty (30) day period, agree on an alternate independent accounting firm or have such selection made pursuant to the rules of the American Arbitration Association). REIT and WAS I will each pay one-half of the fees and expenses of the Reviewing Accountant.

(d) REIT and WAS I shall instruct the Reviewing Accountant to resolve the disputed matters as promptly as practicable. The Reviewing Accountant shall (i) address only those disputed matters submitted to the Reviewing Accountant for resolution and (ii) not assign a value greater than the greatest value for any such item claimed by REIT or WAS I, or smaller than the smallest value for any such item claimed by REIT or WAS I. The parties shall cooperate with each other and the Reviewing Accountant in connection with the matters set forth in this Section 2.11, including by furnishing such information as may be reasonably requested. The determination of the Reviewing Accountant shall be final and binding with respect to the disputed matters.

(e) If the Closing Net Worth or Closing Net Working Capital as set forth on the Closing Date Balance Sheet as finally determined in accordance with this Section 2.11 is less than zero, then within five (5) Business Days after the Closing Date Balance Sheet is finally determined, the Advisor Companies shall pay to the Advisor Surviving Entity an amount equal to the Closing Balance Sheet Deficiency. The “Closing Balance Sheet Deficiency” shall be an amount which if paid to WREAS at the Closing would have resulted in both the Closing Net Worth and the Closing Net Working Capital being not less than zero.

Section 2.12 Wells Capital Operating Partnership Interests. At the Closing, Wells Capital shall sell, transfer or assign to REIT, the Operating Partnership or a Subsidiary of REIT designated by REIT, all of the Wells Capital Operating Partnership Interests (constituting all of Wells Capital’s ownership interest in the Operating Partnership), together with all rights relating thereto, free and clear of any Encumbrances in return for 22,339 REIT Common Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE ADVISOR COMPANIES

The Advisor Companies, jointly and severally, represent and warrant to REIT as follows:

Section 3.1 Organization of the Advisor Companies. Each of the Advisor Companies is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate or limited liability company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. No Advisor Company is in default under any provision of its articles of incorporation or organization, bylaws or operating agreement.

Section 3.2 Authority; Non-Contravention; Approvals.

(a) Each of the Advisor Companies, WREAS and WGS has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and the Transaction Documents to which WAS I is a party and the performance by WAS I of the transactions contemplated by this Agreement and such Transaction Documents have been properly approved by each of the members and managers of WAS I, and no other limited liability company or other proceedings on the part of WAS I (or its members or managers) are necessary to authorize the execution and delivery by WAS I of this Agreement or the Transaction Documents to which WAS I is a party or the performance by WAS I of the transactions contemplated by this Agreement or such Transaction Documents. The execution and delivery of this Agreement and the Transaction Documents to which any Advisor Company (other than WAS I), WREAS or WGS is a party and the performance by the Advisor Companies, WREAS and WGS of the transactions contemplated by this

Agreement and such Transaction Documents have been approved by the boards of directors and stockholders of the Advisor Companies, WREAS and WGS and no other corporate or other proceedings on the part of any Advisor Company, WREAS or WGS is necessary to authorize the execution and delivery by the Advisor Companies, WREAS and WGS of this Agreement or the Transactions Documents to which any Advisor Company, WREAS or WGS is a party or the performance by such Advisor Company, WREAS and WGS of the transactions contemplated by this Agreement or such Transaction Documents. This Agreement has been, and upon their execution the Transaction Documents to which any Advisor Company, WREAS or WGS is a party will be, duly executed and delivered by the Advisor Companies, WREAS and WGS and, assuming the due authorization, execution and delivery of this Agreement and such Transaction Documents by each other party thereto that is not an Advisor Company, WREAS or WGS, constitutes, and upon their execution such Transaction Documents will constitute, valid and binding obligations of the Advisor Companies, WREAS and WGS, enforceable against the Advisor Companies, WREAS and WGS in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to enforcement or creditors’ rights generally and (ii) general equitable principles.

(b) The execution and delivery by each of the Advisor Companies, WREAS and WGS of this Agreement and the Transaction Documents to which any Advisor Company, WREAS or WGS is a party and the performance of the transactions contemplated by this Agreement and such Transaction Documents do not and will not (i) conflict with or result in a breach of any provision of the articles of incorporation, bylaws, articles of organization, operating agreement or comparable organizational documents of any of the Advisor Companies, WREAS or WGS; (ii) except as set forth on Section 3.2(b) of the Advisor Disclosure Schedule, result in a violation or breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination, modification or cancellation of, or the loss of a benefit under or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration under the terms, conditions or provisions of any contract or other instrument of any kind to which any of the Advisor Companies, WREAS, WGS, REIT or its Subsidiaries is now a party or by which any of their respective assets or businesses may be bound or affected; or (iii) violate any order, writ, judgment, injunction, decree, statute, treaty, rule or regulation applicable to any of the Advisor Companies, WREAS or WGS or any of their respective assets or businesses excluding from the foregoing clauses (ii) and (iii) such violations, breaches, defaults, terminations, modifications, cancellations, losses or accelerations that would not reasonably be expected to have a Material Adverse Effect on the Business, WREAS, WGS or REIT or its Subsidiaries.

(c) Except as listed in Section 3.2(c) of the Advisor Disclosure Schedule, no material declaration, filing or registration with, or notice to, or authorization, consent, order or approval of, any Governmental Authority is required to be obtained or made in connection with or as a result of the execution and delivery of this Agreement and the Transaction Documents by the Advisor Companies, WREAS or WGS or the performance by the Advisor Companies, WREAS or WGS of their obligations under this Agreement and such Transaction Documents or the consummation of the transactions contemplated by this Agreement and such Transaction Documents other than (i) the filing with the SEC of any reports or other documents that may be required under the Securities Act or the Securities Exchange Act, including the filing of the Proxy Statement, (ii) the filing with the appropriate state authorities of any required “blue sky” filings or (iii) the filings of the Advisor Articles of Merger and the GS Articles of Merger with the Secretary of State of the State of Georgia.

Section 3.3 Organization and Qualification of WREAS and WGS.

(a) Each of WREAS and WGS is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted and as will be conducted as of the Closing or is contemplated to be conducted immediately following the Closing. Each of WREAS and WGS is qualified, licensed or admitted to do business and in good standing in each jurisdiction in which such qualification, licensing or admission is necessary because of the nature of the property owned, leased, operated or managed by it or the nature of the business conducted by it (each of which jurisdictions as of the date hereof is listed in Section 3.3 of the Advisor Disclosure Schedule), except where the failure to be so qualified, admitted or in good standing would not be reasonably expected to have a Material Adverse Effect on WREAS, WGS or the Business. Neither WREAS nor WGS is in default under any provision of their respective articles of incorporation or bylaws. The Advisor Companies have delivered to REIT complete and correct copies of the articles of incorporation and bylaws of WREAS and WGS.

Section 3.4 Capitalization.

(a) The authorized capital stock of WREAS consists of 1,000,000 shares of common stock, no par value per share (the “WREAS Shares”), of which 1,000 shares are issued and outstanding, and such issued and outstanding WREAS Shares constitute all of the issued and outstanding Equity Interests of WREAS. All of the issued and outstanding WREAS Shares are owned by WAS I and are validly issued, fully paid and non-assessable, free of preemptive rights with respect thereto and have been issued in compliance with all applicable federal and state securities laws. The authorized capital stock of WGS consists of 1,000,000 shares of common stock, no par value per share (the “WGS Shares”), of which 1,000 shares are issued and outstanding, and such issued and outstanding WGS Shares constitute all of the issued and outstanding Equity Interests of WGS. All of the issued and outstanding WGS Shares are owned by WAS I and are validly issued, fully paid and non-assessable, free of preemptive rights with respect thereto and have been issued in compliance with all applicable federal and state securities laws.

(b) Except as provided in this Agreement, no Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the acquisition of any Equity Interests of WREAS. There are no outstanding subscriptions, options, warrants, calls, rights or convertible or exchangeable securities or any other agreements or other instruments giving any Person the right to acquire any shares of capital stock, or other Equity Interests in, WREAS or giving any Person any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option to acquire such shares or Equity Interests. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights for which WREAS has any liability. There are no voting trusts, proxies or other agreements or understandings to which any Advisor Company is party with respect to the voting of any Equity Interests of WREAS. WREAS does not own, directly or indirectly, any capital stock or other Equity Interest in any corporation, partnership, business association, joint venture or other entity. There are no issued or outstanding bonds, indentures, notes or other indebtedness having the right to vote (or convertible into securities that have the right to vote) on any matters on which stockholders of WREAS may vote. Except as provided in this Agreement, no Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the acquisition of any Equity Interests of WGS. There are no outstanding subscriptions, options, warrants, calls, rights or convertible or exchangeable securities or any other agreements or other instruments giving any Person the right to acquire any shares of capital stock, or other Equity Interests in, WGS or giving any Person any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option to acquire such shares or Equity Interests. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights for which WGS has any liability. There are no voting trusts, proxies or other agreements or understandings to which any Advisor Company is party with respect to the voting of any Equity Interests of WGS. WGS does not own, directly or indirectly, any capital stock or other Equity Interest in any corporation, partnership, business association, joint venture or other entity. There are no issued or outstanding bonds, indentures, notes or other indebtedness having the right to vote (or convertible into securities that have the right to vote) on any matters on which stockholders of WGS may vote.

Section 3.5 Financial Statements.

(a) Section 3.5(a) of the Advisor Disclosure Schedule sets forth (i) the audited balance sheet of the Business as of December 31, 2005 and the related audited statements of income, cash flows and stockholders’ equity for the year then ended, including the notes and schedules thereto; (ii) the unaudited balance sheet of the Business as of December 31, 2004 and the related unaudited statements of income, cash flows and stockholders’ equity for the year then ended; and (iii) the unaudited balance sheet of the Business as of September 30, 2006 and the related unaudited statements of income, cash flows and stockholders’ equity for the nine months ended September 30, 2006 (collectively, the “Financial Statements”). The Financial Statements are complete and correct and fairly present, in all material respects, the financial position and results of operations of the Business as of their respective dates and for the respective periods presented, are consistent with the books and records of the Advisor Companies, WREAS and WGS (which books and records are complete and correct in all material respects), and have been prepared on a “carve out” basis in accordance with GAAP on a consistent basis through the periods covered thereby and in accordance with the requirements of the Securities Exchange Act, and the rules and regulations of the SEC promulgated thereunder. The statements of income and retained earnings and statement of cash flows included in the Financial Statements do not reflect the operations of any businesses or assets not included in the Business and accurately reflect all costs that have historically been incurred by the Business. The financial statements provided by the Advisor Companies to REIT pursuant to Section 5.8, shall, when so delivered, be complete and correct, shall fairly present, in all material respects, the financial position and results of operations of the Business as of their respective dates and for the respective periods presented, shall be consistent with the books and records of the Advisor Companies, WREAS and WGS and shall have been prepared in accordance with GAAP on a consistent basis through the periods covered thereby, except for the absence of statements of cash flows and stockholders’ equity and the absence of footnotes and subject to any adjustments described therein (provided, that the foregoing exceptions shall not apply to any financial statements delivered pursuant to Section 5.8(b)).

(b) To the Knowledge of the Advisor Companies, (i) the Business has no significant deficiencies in the design or operation of its internal controls which could have a material adverse effect on REIT’s ability to record, process, summarize and report financial data with respect to the Business; and (ii) no Advisor Company has identified any fraud, whether or not material, that involves management or other employees of such Advisor Company, WREAS or WGS who have a significant role in such Advisor Company’s, WREAS’s or WGS’s internal controls with respect to the Business. Since September 30, 2006, there have been no significant changes in the internal controls of any Advisor Company relating to the Business or in other factors with respect to any Advisor Company’s operations that could significantly affect internal controls with respect to WREAS, WGS or the Business.

(c) The EBITDA projections for the period January 1, 2007 through December 31, 2007 prepared by the Advisor Companies and furnished to REIT and set forth on Section 3.5(c) of the Advisor Disclosure Schedule (the “2007 Projected EBITDA”) have been prepared in good faith using assumptions that the Advisor Companies believe in good faith are reasonable (which assumptions are disclosed therein or have been reviewed by REIT’s financial advisors prior to the date hereof) and are based on all reasonably available information regarding the current and historic operations, income and expenses of the Business by the Advisor Companies, WREAS and WGS and the operations, income and expenses of the Business as it is proposed to be conducted following the Closing as reflected in the assumptions underlying the 2007 Projected EBITDA, it being understood by REIT that (i) such projections are not a guarantee of the future performance of the Business, WREAS or WGS or that the 2007 Projected EBITDA will be obtained and (ii) the Advisor Companies shall have no liability and there shall not be a breach of this Section 3.5(c) based solely on the failure to achieve the 2007 Projected EBITDA. The 2007 Projected EBITDA only includes projected income of WREAS and WGS.

Section 3.6 Absence of Undisclosed Liabilities. There are no liabilities or obligations relating to the Business or the Transferred Assets of any nature, whether accrued, contingent or otherwise, and, to the Knowledge of the Advisor Companies, there is no existing condition, situation or set of circumstances that reasonably could be expected to result in such a liability or obligation, except for liabilities or obligations (i) reflected in the balance sheet of the Business as of September 30, 2006 included in the Financial Statements or (ii) that were incurred since September 30, 2006 in the ordinary course of business and could not reasonably be expected to have a Material Adverse Effect on the Business. As of the Closing, WREAS and WGS will not have any liabilities other than liabilities set forth on the Closing Date Balance Sheet and liabilities set forth on Section 3.6 of the Advisor Disclosure Schedule.

Section 3.7 Absence of Certain Changes or Events. Since September 30, 2006 (i) there has not been any event, circumstance, change or effect that has had or reasonably could be expected to have a Material Adverse Effect on the Business, WREAS or WGS; (ii) the Business has been conducted only in the ordinary course; and (iii) neither the Advisor Companies, WREAS nor WGS has taken any action or agreed to take any action that would have been prohibited by Section 5.1 (taking into account Section 5.1 of the Advisor Disclosure Schedule) had this Agreement been in effect for such period.

Section 3.8 Books and Records. The stock ledger, minute books and other records of WREAS, WGS and the Business made available to REIT are true and correct in all material respects and contain a true and complete record, in all material respects, of all actions taken at all meetings and by written consents in lieu of meetings of the stockholders, board of directors and committees of the board of directors, if any, of WREAS and WGS.

Section 3.9 Tax Matters.

(a) All Tax Returns required to be filed with any Tax Authority or delivered to any Person by WREAS or WGS (WREAS and WGS being referred to collectively as the “Tax Matters Persons” in this Section 3.9) have been timely filed or delivered in accordance with applicable Law, and all such Tax Returns were true, correct and complete in all material respects. No claim has been made by a Tax Authority in a jurisdiction where Tax Returns are not filed by the Tax Matters Persons that any of the Tax Matters Persons is or may be subject to taxation by that jurisdiction.

(b) At all times since the organization of WREAS all of the issued and outstanding Equity Interests of WREAS have been owned by Wells Management or WAS I. At all times since the organization of WGS all of the issued and outstanding Equity Interests of WGS have been owned by Wells Management or WAS I. Neither WREAS nor WGS has been a member of an affiliated group filing a consolidated federal income Tax Return other than a group the common parent of which is Wells Management. The Tax Matters Persons have no liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(c) No audit or other examination by any Tax Authority that relates to any Taxes of the Tax Matters Persons is currently in progress (and to the Knowledge of the Advisor Companies, no such audit or examination is pending or has been threatened), and the Tax Matters Persons have not received any notification from any Tax Authority relating to any issue that could materially affect any liability for Taxes of the Tax Matters Persons.

(d) No agreement or waiver extending the statue of limitations relating to the payment, assessment or collection of any Taxes of the Tax Matters Persons has been entered into or requested, and no contest that relates to any Taxes of the Tax Matters Persons exists.

(e) There are no agreements in effect between the Tax Matters Persons and any Person (including any Tax Sharing Agreements) or any other statutory, judicial or contractual agreements or provisions under which WREAS or WGS could be liable for any Taxes of any Person or claims related to any Taxes of any Person (including the Advisor Companies). The Tax Matters Persons have not (i) requested, received or been the subject of any written ruling of any Tax Authority relating to Taxes of the Tax Matters Persons and have not entered into any written agreement with a Tax Authority relating to Taxes of the Tax Matters Persons; (ii) engaged in any transaction of which it has made (or intends to make or was required to make) any disclosure to any Tax Authority to avoid the imposition of any penalties, interest or addition to Taxes of the Tax Matters Persons; or (iii) filed any Tax Return of the Tax Matters Persons containing any position that is, or would be, subject to penalties under Code Section 6662 (or any similar provision of state, local or foreign Law).

(f) The Tax Matters Persons have not changed any method of accounting (or requested any change in any method of accounting) that related to any Taxes of the Tax Matters Persons as a separate entity, and are not required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in Code Section 7121 (or any similar provision of state, local or foreign Law) executed on or before the Closing Date; (ii) installment sale or open transaction made on or prior to the Closing Date; or (iii) prepaid amount on or prior to the Closing Date.

(g) The Tax Matters Persons do not expect any Governmental Authority to assess any additional Taxes of the Tax Matters Persons for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Tax Matters Persons either (i) claimed or raised by any Governmental Authority or (ii) to the Knowledge of the Advisor Companies, pending or threatened. Section 3.9(g) of the Advisor Disclosure Schedule lists, as of the date hereof, all jurisdictions in which state, local and foreign Tax Returns are filed by or with respect to the Tax Matters Persons and indicates any Tax Returns that have been audited or that are currently the subject of audit.

(h) All Taxes owed by the Tax Matters Persons have been paid whether or not reflected on any Tax Return. The charges, accruals and reserves with respect to Taxes on the books of the Tax Matters Persons were determined in accordance with GAAP consistently applied and are adequate to cover any Taxes that have accrued or may accrue as a result of the Mergers but are not yet due and payable. All Taxes that the Tax Matters Persons are or were required by Law to withhold or collect in connection with amounts owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Authority. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, or Equity Interests of the Tax Matters Persons (except statutory Liens for Taxes not yet due or payable).

(i) WREAS will not have any current or accumulated earnings and profits as of the Effective Time (as calculated for federal income tax purposes). WGS will not have any current or accumulated earnings and profits as of the Effective Time (as calculated for federal income tax purposes).

Section 3.10 ERISA and Employee Benefits.

(a) Section 3.10(a) of the Advisor Disclosure Schedule contains a correct and complete list of each Company Plan, as of the date hereof.

(b) Each of the Company Plans and WREAS or WGS Plans maintained or participated in by the Advisor Companies, WREAS or WGS and, to the Knowledge of the Advisor Companies, each other Company Plan, is, and its administration (including with respect to reporting and disclosure) is and has been, in material compliance with, and the Advisor Companies, WREAS and WGS have not received any claim or notice that any such Company Plan or WREAS or WGS Plan is not in compliance in all material respects with, its terms and with applicable Law. No Company Plan or WREAS or WGS Plan is subject to Title IV of ERISA.

(c) The Advisor Companies have made available to REIT prior to the execution of this Agreement correct and complete copies of each Company Plan required to be listed on Section 3.10(a) of the Advisor Disclosure Schedule, together with all amendments and supplements thereto.

(d) Full payment of all amounts required to be paid by WREAS or WGS or by any other Persons with respect to whom failure to make such payments could result in any liability or other obligation on the part of, or a Lien on the assets of, WREAS or WGS has been made to each Company Plan. REIT and its Subsidiaries (including the Advisor Surviving Entity and the GS Surviving Entity) shall have no liability or obligation arising out of or relating to any Company Plan.

Section 3.11 Employment Matters.

(a) Section 3.11(a) of the Advisor Disclosure Schedule sets forth, as of the date hereof, the name, job title, hire date, annual salary or hourly wages, bonus or commission terms, any severance amounts and benefits and any other material terms of employment of all employees of the Advisor Companies and their Affiliates who are now or who are expected to be employees of WREAS or WGS as of the Closing, together with a statement of the form and amount of all remuneration paid or to be paid to each such person for services rendered to or on behalf of the Advisor Companies, WREAS or WGS during calendar year 2006 (each such employee, together with any new or replacement employees who will be employees of WREAS or WGS as of the Closing, being referred to herein as a “Business Employee”). To the Knowledge of the Advisor Companies, since January 1, 2006, no Business Employee has threatened or otherwise indicated in writing any intent, and neither the Advisor Companies nor any of their Affiliates intends, to cancel or otherwise terminate the employment relationship of any Business Employee (except in connection with any Business Employee becoming an employee of WREAS or WGS).

(b) Except as set forth on Section 3.11(b) of the Advisor Disclosure Schedule, neither the execution and delivery of this Agreement or the Transaction Documents, nor the performance of the transactions contemplated thereby, will (either alone or in conjunction with any other event, such as termination of employment) (i) result in any payment (including severance payments, payments under any other agreements or unemployment compensation payments) becoming due from WREAS, WGS or REIT to any Business Employee or any other Person, under any Plan or otherwise; (ii) materially increase any benefits otherwise payable under any Plan operated or maintained by or on behalf of WREAS, WGS or REIT; or (iii) result in any acceleration of the time of payment or vesting of any benefits payable by the Advisor Companies, WREAS, WGS or REIT to any Business Employee.

Section 3.12 Labor Relations. There is or are no (i) unfair labor practice, charge or complaint or other proceeding pending or, to the Knowledge of the Advisor Companies, (A) threatened against WREAS or WGS or (B) threatened against the Advisor Companies and relating in any way to any Business Employee; (ii) grievances pending or, to the Knowledge of the Advisor Companies, (A) threatened against WREAS or WGS or (B) threatened against the Advisor Companies and relating in any way to any Business Employee; (iii) charges pending against WREAS or WGS before any federal, state or local agency responsible for the prevention or investigation of unlawful employment practices; or (iv) charges pending against the Advisor Companies before any federal, state or local agency responsible for the prevention or investigation of unlawful employment practices and relating in any way to any Business Employee. To the Knowledge of the Advisor Companies, the Advisor Companies (solely with respect to any Business Employees), WREAS and WGS comply, and at all times in the past, have complied, with all Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and have not engaged in any unfair labor practice. Neither the Advisor Companies, WREAS nor WGS is a party to, nor do they have any liability with respect to, any collective bargaining agreement or other labor union contract applicable to the Business Employees or to any other Persons providing services to the Advisor Companies, WREAS or WGS relating to the Business, nor to the Knowledge of the Advisor Companies, are any activities or proceedings of any labor union or other Person to organize any such employees ongoing. There is no labor strike, slowdown, work stoppage or lockout pending or, to the Knowledge of the Advisor Companies, threatened against or affecting the Advisor Companies (solely with respect to any Business Employees), WREAS or WGS, nor has there been any such activity since their respective formations.

Section 3.13 Absence of Litigation. Except as set forth in Section 3.13 of the Advisor Disclosure Schedule, there are no lawsuits and no material claims, proceedings, actions, investigations, oppositions, challenges or cancellation proceedings pending or, to the Knowledge of the Advisor Companies, threatened against or affecting the Advisor Companies, WREAS or WGS or relating to or affecting the Business, the Business Employees, the Transferred Assets or the Transferred Contracts. There are no outstanding orders, writs, judgments, decrees, injunctions or settlements that (i) prohibit or restrict the consummation of the transactions contemplated by this Agreement; (ii) would reasonably be expected to have a Material Adverse Effect on the Business, WREAS or WGS; or (iii) would materially adversely affect the operations, assets or business of REIT, the Advisor Surviving Entity or the GS Surviving Entity following the Closing.

Section 3.14 No Violation of Law. Each of the Advisor Companies, WREAS and WGS is not, nor in the past five years has it been, in material default under or in material violation of, nor has it been charged with any material violation of, any Law, relating to or arising in any way out of the Business, the Business Employees, the Transferred Assets or the Transferred Contracts. To the Knowledge of the Advisor Companies, none of the Business Employees is, or in the past five years has been, in default under or in violation of, or has been charged with any violation of, any Law (i) where the violation constitutes or could constitute a felony; (ii) involving theft, fraud, dishonesty or other moral turpitude; or (iii) relating to regulation of the securities, commodities or the banking or financial services markets. The Business has at all times been operated in all material respects in accordance with applicable Laws and Permits.

Section 3.15 Title to Assets; Encumbrances.

(a) Section 3.15 of the Advisor Disclosure Schedule sets forth a complete list of all of the assets that are now, or as of the Closing will be, owned, leased or licensed by WREAS or WGS (the “Transferred Assets”). The Advisor Companies or WGS have, and, as of the Closing, WREAS or WGS will have, good, valid and marketable title to, or a valid and enforceable license or leasehold interest in, all of the Transferred Assets, free and clear of all Encumbrances other than Encumbrances for or in respect of Taxes or governmental levies not yet due and payable. Each of the Transferred Assets is suitable for the purpose for which it is intended to be used, is in good operating condition, subject to normal wear and tear, and conforms in all material respects to applicable health, sanitation, fire, environmental (including air and water pollution Laws), safety, labor, zoning and building Laws.

(b) Wells Capital has good, valid and marketable title to the Wells Capital Operating Partnership Interests, free and clear of all Encumbrances.

Section 3.16 Sufficiency of Assets.

Except for the rights and services to be provided under the Services Agreements, or the Headquarters Sublease, immediately following the Closing, the Transferred Assets will constitute all of the assets necessary for the Advisor Surviving Entity and the GS Surviving Entity to conduct the Business and to provide the services presently provided by the Advisor Companies, WREAS and WGS to REIT in substantially the same manner as such Business is being conducted and such services are being provided as of the date hereof and as such Business and such services are proposed to be conducted and provided following the Closing reflected in the assumptions underlying the 2007 Projected EBITDA. As of the Closing, other than as contemplated by the Headquarters Sublease, there will be no assets shared with any other Person that will be used by WREAS, WGS or REIT in the conduct or operation of the Business, other than in connection with the services provided under the Services Agreements.

Section 3.17 Insurance. Section 3.17 of the Advisor Disclosure Schedule sets forth a complete and correct list of all policies held by or on behalf of the Business, WREAS or WGS as of the date hereof and a brief description of such insurance policies, including the names and addresses of the insurers, the principal insured and each named insured, the policy number and period of coverage, the expiration dates, the annual premiums and payment terms, a brief description of the interests insured by such policies and the amount of any deductible. The Advisor Companies have delivered to REIT a complete and correct copy of all such policies together with all riders and amendments thereto entered into prior to the date hereof. All the insurance policies listed on Section 3.17 of the Advisor Disclosure Schedule are in full force and effect, all premiums due and payable thereon have been paid and no notice of cancellation or termination has been received with respect to any such policy. As of the Closing, WREAS and WGS will have insurance policies substantially similar to the insurance policies listed on Section 3.17 of the Advisor Disclosure Schedule and such policies will be in full force and effect (the “Post-Closing Insurance Policies”). The insurance policies referred to in this Section 3.17 (including the Post-Closing Insurance Policies) will not terminate by reason of, any of the transactions contemplated by this Agreement (assuming payment of any applicable policy premiums arising after the Closing). All premiums due and payable in respect of the insurance policies referred to in this Section 3.17 have been duly and timely paid.

Section 3.18 Contracts and Other Agreements.

(a) Section 3.18(a) of the Advisor Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a correct and complete list of all of the following contracts or other arrangements to which WREAS or WGS is (or as of the Closing will be) a party or by which any of their assets is (or as of the Closing will be) bound (the “Transferred Contracts”):

(i) all contracts or other arrangements with the Advisor Companies;

(ii) all contracts or other arrangements providing compensation for employment or consulting services, together with the name, position and rate of compensation of each Person party to such a contract or other arrangement and the expiration date of such contract or other arrangement;

(iii) all contracts or other arrangements with any Person containing any provision or covenant prohibiting or materially limiting the ability of WREAS or WGS or any of their employees (including the Business Employees) or other Persons who primarily provide services for it or, following the Closing, any of its Affiliates to engage in any business activity or compete with any Person;

(iv) all material partnership, joint venture, shareholders’ or other similar contracts or arrangements with any Person;

(v) all property management contracts;

(vi) all contracts or other arrangements related to Indebtedness of WREAS or WGS in excess of $25,000;

(vii) all contracts or other arrangements involving payments by or to WREAS or WGS in excess of $25,000;

(viii) all contracts or other arrangements for the purchase of materials, supplies, equipment, software or technology in excess of $25,000;

(ix) all contracts or other arrangements pursuant to which WREAS or WGS is a lessee of any machinery, equipment, motor vehicle, office furniture, fixtures or other personal property; and

(x) all contracts or other arrangements that are material to WREAS or WGS and are not otherwise required to be included in Section 3.18(a) of the Advisor Disclosure Schedule by clauses (i) through (ix).

(b) the REIT Contracts and each other contract set forth on Section 3.18(a) of the Advisor Disclosure Schedule are (or as of the Closing will be) in full force and effect and constitutes or will constitute a legal, valid and binding agreement of WREAS or WGS, as applicable, enforceable against WREAS or WGS, as applicable, and, to the Knowledge of the Advisor Companies, each other party thereto, in accordance with its terms, in each case, except as enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws or affecting or relating to enforcement or creditors’ rights generally and (ii) general equitable principles. Neither WREAS nor WGS or, to the Knowledge of the Advisor Companies, any other party to any such contract is in violation or breach in any material respect of, or in default in any material respect under, nor to the Knowledge of the Advisor Companies, has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default under, cause a penalty to be incurred, or permit the termination of, the REIT Contracts or any other contract set forth on Section 3.18(a) of the Advisor Disclosure Schedule.

(c) Except as set forth on Section 3.18(c) of the Advisor Disclosure Schedule, no consents or approvals are required in connection with the transfer or assignment of any Transferred Contract to WREAS or WGS. The Advisor Companies have delivered to REIT true and complete copies (or if none exist, reasonably complete and accurate written descriptions) of each contract or arrangement required to be listed on Section 3.18(a) of the Advisor Disclosure Schedule, together with all amendments and supplements thereto.

(d) Immediately following the Closing, the Transferred Contracts (together with the Services Agreements and the Headquarters Sublease) will constitute all of the contracts necessary for the Advisor

Surviving Entity and the GS Surviving Entity to conduct the Business and provide services to REIT after the Closing in the same manner as the Business and (other than contracts relating to properties the management of which is reflected in the 2007 Projected EBITDA, but that will not be managed as of the Closing) such services are currently conducted and provided and as the Business and such services are proposed to be conducted and provided after the Closing as reflected in the assumptions underlying the 2007 Projected EBITDA.

(e) As of the Closing, the Advisor Companies will have no right to receive any fees under the REIT Contracts or any other Transferred Contract, including any Subordinated Incentive Fee, Subordinated Disposition Fee, Subordinated Share of Net Share Proceeds, Asset Advisory Fees, Acquisition and Advisory Fees, or Management Fees (as defined in such contracts).

Section 3.19 Intellectual Property.

(a) Section 3.19(a) of the Advisor Disclosure Schedule sets forth a true, complete and accurate list, as of the date hereof, of (i) all Intellectual Property owned by the Advisor Companies and used in the Business that is the subject of any registration or application for registration, (ii) all material licenses of Intellectual Property to which the Advisor Companies are a party that are used in the Business (other than licenses for computer software generally available to the public and having a cost of less than $5,000 per application) and (iii) all Intellectual Property used by the Advisor Companies, WREAS or WGS in the Business pursuant to formal or informal arrangements with Affiliates.

(b) As of the Closing, WREAS, REIT or WGS will own or otherwise have the right to use all of the Intellectual Property necessary for the conduct of the Business after the Closing in substantially the same manner as it is currently conducted and as it is proposed to be conducted as reflected in the assumptions underlying the 2007 Projected EBITDA immediately following the Closing, free and clear of all Encumbrances.

(c) To the Knowledge of the Advisor Companies, (i) the conduct of the Business does not infringe upon or misappropriate the rights of any other Person nor (ii) is any Intellectual Property that, at Closing, will be owned by WREAS or WGS being infringed upon or misappropriated by any other Person.

(d) Consummation of the transactions contemplated by this Agreement will not result in the elimination of WREAS’s or WGS’s right to use any of the Intellectual Property described in Section 3.19(a) of the Advisor Disclosure Schedule or result in the imposition of any financial or other obligation on WREAS or REIT in respect of any such Intellectual Property (except for financial obligations for periods following the Closing that are set forth on Section 3.19(d) of the Advisor Disclosure Schedule or that are provided for in the Services Agreements).

Section 3.20 Real Property.

(a) Other than the Headquarters, the Advisor Companies and their Affiliates do not own any real property used in connection with the Business and WREAS and WGS do not, and will not as of the Closing, own any real property. Section 3.20(a) of the Advisor Disclosure Schedule contains a correct and complete list of each parcel of real property (i) leased or subleased to or occupied by the Advisor Companies, as of the date hereof, and used in connection with the Business that will be leased or subleased to WREAS as of the Closing; and (ii) leased or subleased to or occupied by WGS, as of the date hereof, and used in connection with the Business that will be leased or subleased to WGS as of the Closing (all such property referred to in (i) and (ii), the “Leased Real Property”) and also lists the parties to such lease or sublease, any amendments thereto, the expiration date of such lease or sublease and the renewal or extension provisions, the rent and other obligations of the lease with respect to such lease or sublease or renewal or extension thereof, and any consents, approvals or other documents necessary or required such that each lease and sublease will be in full force and effect and remain binding on all parties thereto in accordance with the terms of such lease or sublease upon and immediately following the Closing.

(b) The Advisor Companies or WGS have, and WREAS or WGS (as applicable) will have, a valid and subsisting leasehold estate in the Leased Real Property for the full term of the applicable lease or sublease of such property. Each lease required to be listed on Section 3.20(a) of the Advisor Disclosure Schedule is a legal, valid and binding agreement of the Advisor Companies or WGS, enforceable against the Advisor Companies or WGS and, to the Knowledge of the Advisor Companies, each other party thereto, in accordance with its terms, in each case, except as enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws or affecting or relating to enforcement or creditors’ rights generally; and (ii) general equitable principles. Neither the Advisor Companies nor WGS is, and neither the Advisor Companies nor WGS has received any notice that any other party is, in default in any material respect (or any condition or event that, after notice or lapse of time or both, would constitute a default in any material respect) under any such lease. WREAS and WGS do not owe any brokerage commissions with respect to any such leased space (including any contingent obligation in respect of future lease extensions).

(c) The Headquarters Lease is a legal, valid and binding agreement of Headquarters Owner and Wells REF, enforceable against Headquarters Owner and Wells REF and, to the Knowledge of Wells REF, each other party thereto, in accordance with its terms, in each case, except as enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws or affecting or relating to enforcement or creditors’ rights generally; and (ii) general equitable principles. Neither Headquarters Owner nor Wells REF is, and neither Headquarters Owner nor Wells REF has received any notice that any other party is, in default (or any condition or event that, after notice or lapse of time or both, would constitute a default) under the Headquarters Lease.

(d) The Advisor Companies have delivered to REIT prior to the execution of this Agreement correct and complete copies of all leases (including any amendments and renewal letters) required to be listed on Section 3.20(a) of the Advisor Disclosure Schedule. There are no other understandings, arrangements or agreements between the parties to the Leased Real Property with respect to the leasing of the Leased Real Property.

(e) No other Person holds any sublease, lease option or other current or contingent right to occupy any of the Leased Real Property before the expiration of the applicable lease. No tenant or other party in possession of any of the Leased Real Property has any right to purchase, or holds any right of first refusal to purchase, such properties.

(f) Immediately following the Closing, the Leased Real Property will constitute all of the real property necessary for the Advisor Surviving Entity and the GS Surviving Entity to conduct the Business and provide the services to REIT after the Closing in the same manner as the Business and such services are currently conducted and provided and as the Business and such services are proposed to be conducted and provided after the Closing as reflected in the assumptions underlying the 2007 Projected EBITDA.

(g) The improvements to, or which constitute a portion of, the Leased Real Property are in good condition and repair in all material respects, ordinary wear and tear excepted.

Section 3.21 Environmental, Health and Safety Matters.

(a) Each of the Advisor Companies, WREAS and WGS complies and at all times has complied in all material respects with all applicable Environmental, Health and Safety Laws and no written (or, to the Knowledge of the Advisor Companies, non-written) claim has been asserted against the Advisor Companies, WREAS or WGS under any Environmental, Health and Safety Law nor, to the Knowledge of the Advisor Companies, is there any basis on which such liability might validly be imposed on the Advisor Companies, WREAS and WGS in the future.

(b) To the Knowledge of the Advisor Companies, there is no violation or breach of any applicable Environmental, Health and Safety Law relating to, or arising from, any of the Leased Real Property, and no claim has been asserted against any Person with respect to any of the Leased Real Property under any applicable Environmental, Health and Safety Law, nor is there any reasonable basis under applicable Environmental, Health and Safety Law on which such liability might validly be imposed on any such Person.

Section 3.22 Bank Accounts. Section 3.22 of the Advisor Disclosure Schedule sets forth, as of the date hereof, (i) a correct and complete list of the names and locations of all banks, trust companies and other financial institutions at which WREAS or WGS has an account or at which REIT or its Subsidiary maintains an account or other banking relationships in respect of which the Advisor Companies, WREAS or WGS has signatory or other authority; and (ii) a true and complete list and description of each such account and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Advisor Companies having signatory power with respect thereto.

Section 3.23 No Other Business. WREAS’s only client since its inception has been REIT. WREAS has conducted no other business other than the Business. WGS has conducted no other business other than the management of the properties which are the subject of the property management agreements to which WGS is a party and which are set forth on Section 3.18(a)(v) of the Advisor Disclosure Schedule.

Section 3.24 Licenses. The Advisor Companies and WGS hold and, as of the Closing, WREAS and WGS will hold, all licenses, Permits and other regulatory and governmental authorizations (“Governmental Licenses”) that are required to be maintained by them in connection with the conduct of the Business, except where the failure to hold any Governmental License would not have a Material Adverse Effect on the Business, WREAS or WGS. Each such Governmental License is valid and in full force and effect and will not be invalidated by consummation of the Mergers. The Advisor Companies, WREAS and WGS have been in compliance with all of the terms and requirements of each Governmental License and there are no disputes, oral agreements or forbearance programs in effect as to any Governmental License.

Section 3.25 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of WREAS or WGS.

Section 3.26 Transactions and Related Parties. Other than amounts owing under Company Plans as provided in Section 3.26 of the Advisor Disclosure Schedule, there is no loan outstanding from or to the Advisor Companies, on the one hand, and any Business Employee, WREAS or WGS, on the other hand, and no loan outstanding from or to WREAS or WGS, on the one hand, and any Business Employee, on the other hand. There is no (i) agreement between the Advisor Companies or any of their Affiliates, WREAS or WGS and any Business Employee that is not reflected in Section 3.26 of the Advisor Disclosure Schedule or Section 3.10(a) of the Advisor Disclosure Schedule; and (ii) agreement requiring payments to be made by WREAS or WGS to any Person on a change of control or otherwise as a result of the consummation of the Mergers or any of the other transactions contemplated by this Agreement other than such payments pursuant to the Services Agreements.

Section 3.27 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission for which REIT or any of its Subsidiaries or WREAS or WGS could become liable in connection with the transactions contemplated by this Agreement as a result of any action taken by or on behalf of any Advisor Company, WREAS or WGS.

Section 3.28 Information for Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Advisor Companies, WREAS or WGS for inclusion in the Proxy Statement will, at the date it is delivered, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.29 Appraisals; Valuations; Offers. To the Knowledge of the Advisor Companies, the information provided to Cushman & Wakefield or Deloitte by the Advisor Companies in connection with the Cushman & Wakefield appraisals and Deloitte net asset value determination was complete and correct in all material respects, and the Advisor Companies did not fail to provide Cushman & Wakefield or Deloitte with any material facts known to the Advisor Companies and unknown to Cushman & Wakefield or Deloitte, the omission of which would render the information provided materially misleading. The Advisor Companies are not aware of any other appraisals, valuations or similar evaluations of the Advisor Companies, WREAS, WGS, REIT or any REIT Subsidiary or a substantial portion of their respective businesses or properties other than those provided to the Special Committee. To the Knowledge of the Advisor Companies, since January 1, 2005 (except as previously disclosed to the board of directors of REIT), no third party offers or indications of interest have been made to acquire or enter into a merger or other business combination with the Advisor Companies, WREAS, WGS, REIT or any REIT Subsidiary or to acquire a majority of their respective Equity Interests, businesses, properties, assets or operations, and the Advisor Companies have not had any negotiations regarding any such potential transaction with a third party.

Section 3.30 Expenses.

(a) Section 3.30(a) of the Advisor Disclosure Schedule sets forth a complete list of all fees and expenses anticipated as of the date hereof that, to the Knowledge of the Advisor Companies, could accrue or be payable by REIT to the Advisor Companies, WREAS, WGS or any of their Affiliates between the date of this Agreement and the Closing Date pursuant to the REIT Contracts or pursuant to any other agreements or arrangements between REIT and the Advisor Companies, WREAS, WGS or any of their Affiliates in effect as of the date of this Agreement.

(b) Except for payments to be made under the Services Agreements, the Headquarters Sublease and property management fees payable to the Advisor Companies by REIT, from and after the Closing, no additional fees or expenses are contemplated to be required to be paid by REIT or its Subsidiaries (including the Advisor Surviving Entity or the GS Surviving Entity) to any of the Advisor Companies or their Affiliates in order to enable the Advisor Surviving Entity or the GS Surviving Entity (or REIT or its other Subsidiaries) to conduct their businesses and provide services to REIT and its Subsidiaries following the Closing in substantially the same manner as the Business and such services are currently conducted and are proposed to be conducted and provided after the Closing as reflected in the assumptions underlying the 2007 Projected EBITDA.

Section 3.31 Securities Laws Matters. The Advisor Companies: (i) understand that the issuance and sale of Merger Shares pursuant to this Agreement have not been and will not be registered under the Securities Act, or under any state securities Laws, and that transfers of Merger Shares will be subject to restrictions imposed under applicable securities Laws and any certificates evidencing Merger Shares will bear legends to that effect; (ii) represent that WAS I is acquiring REIT Common Shares solely for its own account for investment purposes, and not with a view towards the distribution thereof; (iii) represent that WAS I is an “accredited investor,” as defined in Regulation D under the Securities Act; and (iv) have reviewed REIT’s most recent filings made with the SEC on Forms 10-K and 10-Q and all subsequent filings.

Section 3.32 Non-Foreign Status. None of the Advisor Companies, WREAS or WGS is a foreign Person within the meaning of Treasury Regulation Section 1.1445-2(b)(2).

Section 3.33 In-House Property Management. The 2007 Projected EBITDA includes (i) projected management revenues and expenses related to properties the management of which has been or is projected to be assumed by the Regional Property Management Offices prior to March 31, 2007 and (ii) partial year projected management revenues and expenses for properties the management of which is projected to be assumed by the Regional Property Management Offices after March 31, 2007, but before January 1, 2008, based on the projected month of assumption of such management. The projected management revenues and expenses were made in good faith, but are not a guarantee of the future performance of the Business, WREAS or WGS or that the projected management revenues and expenses will be achieved and the Advisor Companies shall have no liability and there will not be a breach under this Section 3.33 based solely on the failure to achieve the projected management revenues and expenses. The 2007 Projected EBITDA only reflects properties for which property management has been assumed or is projected to be assumed by the Regional Property Management Offices during 2007 and can be assumed without the payment of an early termination fee or other similar charge.

Section 3.34 Knowledge Regarding REIT’s Representations. To the Knowledge of the Advisor Companies, the representations of REIT in Article IV hereof are true and correct in all material respects.

Section 3.35 Government Properties Compliance. The Advisor Companies and WGS have conducted the portion of the Business that relates to the management of properties with respect to which any Governmental Authority is a tenant (i) in compliance in all material respects with all applicable Laws and Permits relating thereto, (ii) in compliance in all material respects with the terms of the lease agreements relating to such properties (the “Government Leases”), (iii) in compliance in all material respects with the terms of the property management agreements relating to such properties (the “Government Management Agreements”), and (iv) with respect to WGS, in compliance in all material respects with the compliance policy of WGS. The business conducted by the GS Surviving Entity immediately after the Effective Time, if conducted by it in the same manner as conducted by WGS immediately prior to the Effective Time, will comply in all material respects with (i) the Government Management Agreements, (ii) the Government Leases, and (iii) applicable Laws and Permits. The GS Merger will not result in a violation or breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination, modification or cancellation of, or the loss of a benefit under or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration under the terms, conditions or provisions of any Government Lease or Government Management Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF REIT

REIT hereby represents and warrants to the Advisor Companies that:

Section 4.1 Organization and Qualification. REIT is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. Each of REIT Sub and REIT GS Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Georgia. Each of REIT, REIT Sub and REIT GS Sub has all requisite corporate or limited liability company power and authority to own, license, use or lease and operate its assets and properties and to carry on its business as it is now conducted.

Section 4.2 Authority; Non-Contravention; Approvals.

(a) Each of REIT, REIT Sub and REIT GS Sub has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and the Transaction Documents to which REIT, REIT Sub or REIT GS Sub, as the case may be, is a party and the performance by REIT, REIT Sub and REIT GS Sub of the transactions contemplated by this Agreement and such Transaction Documents have been approved by the board of directors of REIT, on behalf of itself and as the sole member of REIT Sub and REIT GS Sub. No other corporate or limited liability company proceedings on the part of REIT, REIT Sub or REIT GS Sub are necessary to authorize the execution and delivery of this Agreement or the Transaction Documents to which either REIT, REIT Sub or REIT GS Sub, as the case may be, is a party or the performance by REIT, REIT Sub and REIT GS Sub of the transactions contemplated by this Agreement or such Transaction Documents, except for obtaining the REIT Stockholder Approval. This Agreement has been, and upon their execution the Transaction Documents to which REIT, REIT Sub or REIT GS Sub, as the case may be, is a party, will be duly executed and delivered by REIT, REIT Sub and REIT GS Sub and, assuming the due authorization, execution and delivery of this Agreement and such Transaction Documents by the Advisor Companies, WREAS, WGS and any other party thereto, this Agreement constitutes, and upon their execution such Transaction Documents will constitute, valid and binding obligations of REIT, REIT Sub and REIT GS Sub enforceable against REIT, REIT Sub and REIT GS Sub in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to enforcement or creditors’ rights generally; and (ii) general equitable principles.

(b) The execution and delivery by each of REIT, REIT Sub and REIT GS Sub of this Agreement and the Transaction Documents to which it is a party and the performance of the transactions contemplated by this Agreement and such Transaction Documents do not and will not (i) conflict with or result in a breach of any provisions of the articles of incorporation or bylaws of REIT or the articles of organization or operating agreements of REIT Sub or REIT GS Sub; or (ii) violate any order, writ, judgment, injunction, decree, statute, treaty, rule or regulation applicable to REIT, REIT Sub or REIT GS Sub, excluding such violations that would not reasonably be expected to have a Material Adverse Effect on REIT, REIT Sub or REIT GS Sub.

(c) No declaration, filing or registration with, or notice to, or authorization, consent, order or approval of, any Governmental Authority is required to be obtained or made in connection with or as a result of the execution and delivery of this Agreement and the Transaction Documents by REIT, REIT Sub and REIT GS Sub or the performance by REIT, REIT Sub and REIT GS Sub of the transactions contemplated by this Agreement and the Transaction Documents or the consummation of the transactions contemplated by this Agreement and the Transaction Documents, other than (i) the filing with the SEC of any reports or filings under the Securities Act or the Securities Exchange Act, including the filing of the Proxy Statement; (ii) the filing with the appropriate state authorities of any required “blue sky” filings; (iii) any required filings by or on behalf of REIT, REIT Sub or REIT GS Sub to effect the Mergers; (iv) the filing of any financing statements with respect to the Pledge Agreement; and (v) the filing of the Charter Amendments.

Section 4.3 Capitalization.

(a) The authorized capital stock of REIT consists solely of 750,000,000 common shares, $0.01 par value per share (“REIT Common Shares”), 100,000,000 preferred shares (“REIT Preferred Shares”), and 150,000,000 shares-in-trust (“REIT Shares-in-Trust”). As of December 31, 2006, (i) 465,863,346 REIT Common Shares were duly authorized, validly issued and outstanding and were fully paid and non-assessable; (ii) 1,350,000 REIT Common Shares were reserved for issuance under various stock options, warrants or other securities or other rights convertible into, or exchange for, REIT Common Shares; and (iii) no REIT Preferred Shares or REIT Shares-in-Trust were issued and outstanding. Except for the options, warrants and conversion and exchange privileges referred to in the preceding sentence, on the date of this Agreement there are no other options, warrants, calls, rights or other contracts to which REIT is a party or by which it may be bound, requiring it to issue or sell any shares of its capital stock or any securities or other rights convertible into, or exchangeable for, any shares of its capital stock.

(b) REIT is the sole member of REIT Sub and REIT GS Sub. There are no options, warrants, calls, rights or other contracts to which REIT Sub or REIT GS Sub is a party or by which it may be bound, requiring it to issue or sell any membership interests or any securities or other rights convertible into, or exchangeable for, any of its membership interests.

(c) REIT Common Shares to be issued in connection with the Mergers, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be issued free and clear of all Encumbrances other than (i) Encumbrances created or permitted to exist by the recipient thereof and (ii) the restrictions set forth in this Agreement and the Transaction Documents and the restrictions imposed by applicable Laws.

Section 4.4 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission for which the Advisor Companies could become liable in connection with the transactions contemplated by this Agreement as a result of any action taken by or on behalf of REIT, REIT Sub or REIT GS Sub other than the fees and expenses of Robert A. Stanger & Associates and Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan”), which fees and expenses will be paid by REIT on or before the Closing.

Section 4.5 Proxy Statement. At the time the Proxy Statement is mailed to the stockholders of REIT, with respect to those provisions of the Proxy Statement relating to the Special Committee or its advisors, the members of the Special Committee will not have any actual knowledge of any untrue statement of material fact or omission of any material fact that would be required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that no representation is made by REIT with respect to statements made therein based on information supplied by or on behalf of the Advisor Companies.

Section 4.6 Absence of Certain Change or Events. The members of the Special Committee do not have actual knowledge, without independent inquiry or investigation, of any event, circumstance, change or effect that is not known by the Advisor Companies and that has had or reasonably could be expected to have a Material Adverse Effect with respect to REIT and its Subsidiaries.

ARTICLE V

COVENANTS

Section 5.1 Conduct of the Business. During the period from the date of this Agreement to the Closing or earlier termination of this Agreement, except as otherwise expressly provided in this Agreement, the Advisor Companies (i) shall cause the Advisor Companies, WREAS and WGS to conduct the Business in the ordinary course, consistent with the requirements of the REIT Contracts, and consistent with the assumptions underlying the 2007 Projected EBITDA; (ii) shall use commercially reasonable efforts to preserve substantially intact the present organization of WREAS and WGS; (iii) shall use commercially reasonable efforts to keep available the services of the present officers and employees of the Advisor Companies and WGS and of all other Persons who provide material services to REIT and its Subsidiaries and any employees identified to provide services to REIT or its Subsidiaries (including the Advisor Surviving Entity or the GS Surviving Entity) following the Closing; and (iv) shall use commercially reasonable efforts to preserve the Advisor Companies’ and WGS’s relationships with others having business dealings with the Advisor Companies or WGS relating to the Business or to WGS. Without limiting the generality of the foregoing, except as set forth on Section 5.1 of the Advisor Disclosure Schedule or as otherwise expressly provided in this Agreement, from the date of this Agreement to the Closing, without the prior written consent of REIT, the Advisor Companies shall not and shall cause WREAS and WGS to not:

(a) sell, lease, Encumber, transfer or dispose of any of the Transferred Assets, Transferred Contracts or Intellectual Property, including by relinquishing any rights under any contract required to be disclosed pursuant to Section 3.18(a), in each case except in the ordinary course of business;

(b) fail to timely pay any account payable in the ordinary course of business relating to the Business other than amounts that are subject to dispute in good faith;

(c) take any action that would adversely affect REIT’s qualification as a real estate investment trust within the meaning of Section 856 of the Code;

(d) enter into any material commitment or transaction relating to the Business except in the ordinary course of business;

(e) enter into any agreement providing for management services to be provided by WREAS or WGS to a third party;

(f) incur, create, assume or guarantee any Indebtedness of or by WREAS or WGS;

(g) change (or permit to be changed) any accounting or Tax procedure or practice (including any method of accounting for Tax purposes), make (or permit to be made) any Tax election or settle or compromise any Tax liability, but in any case, only to the extent that such procedure or practice, election or compromise relates to the Business or to any Tax liability of WREAS or WGS or Taxes of WREAS or WGS as a separate entity;

(h) other than normal increases consistent with past practices, enter into, adopt, amend, terminate or waive any right under any Plan (including any employment or consulting arrangement), increase in any manner the compensation or benefits of any Business Employee or pay or otherwise grant any benefit not required by any Plan with respect to any Business Employee, or enter into any contract to do any of the foregoing;

(i) commit WREAS or WGS to any single capital expenditure or commitment in excess of $25,000 or make aggregate capital expenditures and commitments in excess of $75,000 (on a consolidated basis);

(j) cancel any debts or waive any claims or rights of substantial value relating to the Business, WREAS or WGS;

(k) enter into, amend or terminate any contract of a type that, if in effect at the date of this Agreement, would be required to be disclosed pursuant to Section 3.18(a) or, except in the ordinary course of business, enter into, amend or terminate any other contract relating to the Business or to which WREAS or WGS is a party;

(l) issue, sell or grant any Equity Interests of WREAS or WGS, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any Equity Interests of WREAS or WGS, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any Equity Interests of WREAS or WGS or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any Equity Interests of WREAS or WGS or any other securities in respect of, in lieu of, or in substitution for, the WREAS Shares or WGS Shares outstanding on the date hereof;

(m) settle or compromise any material claim, action, suit or proceeding pending or threatened against WREAS or WGS or relating to the Business;

(n) except as permitted by Section 5.1(h), enter into any transaction or any contract with any Business Employee;

(o) make or authorize any change in the articles of incorporation or bylaws of WREAS or WGS;

(p) take, or agree or otherwise commit to take, any of the foregoing actions or any other action that if taken would reasonably be expected to prevent the satisfaction of any condition set forth in Article VI.

Section 5.2 Conduct of REIT’s Business. During the period from the date of this Agreement to the Closing or earlier termination of this Agreement, except as otherwise expressly provided in this Agreement or agreed by the Advisor Companies, REIT shall:

(a) conduct business only in the ordinary course consistent with past practice;

(b) not intentionally take any action that would adversely affect its qualification as a real estate investment trust within the meaning of Section 856 of the Code; and

(c) operate in material compliance with the terms and conditions of the REIT Contracts.

Section 5.3 Access to Information. During the period from the date of this Agreement to the Closing or earlier termination of this Agreement, the Advisor Companies shall (i) provide REIT and its officers, directors, employees, agents, counsel, accountants, financial advisors, lenders, consultants and other representatives (together, its “Representatives”) with reasonable access, upon reasonable prior notice to all personnel, officers, employees, agents, accountants, properties and facilities, of the Advisor Companies, WREAS and WGS and the books and records relating to the Business, WREAS and WGS; and (ii) furnish REIT and its Representatives with all such information and data (including copies of contracts, plans and other books and records) concerning the Business, WREAS and WGS and operations of the Business, WREAS and WGS as REIT or any of such Representatives reasonably may request in connection with such investigation.

Section 5.4 Commercially Reasonable Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, except, with respect to REIT, REIT Sub and REIT GS Sub, to the extent REIT declines to make, withdraws, modifies or changes the REIT Recommendation pursuant to Section 5.5(d). Each of the parties hereto shall use its respective commercially reasonable efforts to comply as promptly as practicable with any other Laws of any Governmental Authority that are applicable to any of the transactions contemplated hereby or by the Transaction Documents to which it is a party and pursuant to which any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person in connection with such transactions is necessary. The parties each shall furnish to the others such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing, registration or declaration which is necessary under any Laws. The parties shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority (or other Person regarding any of the transactions contemplated by this Agreement or the Transaction Documents) in respect of any such filing, registration or declaration, and shall use their respective commercially reasonable efforts to comply promptly with any such inquiry or request (and, unless precluded by Law, provide copies of any such communications that are in writing). Advisor Companies shall obtain the consents and provide the notices as set forth on Section 3.2(b) and 3.18(c) of the Advisor Disclosure Schedules.

(b) Subject to the terms and conditions of this Agreement, each party shall use its respective commercially reasonable efforts to cause the Closing to occur as promptly as practicable, including by defending against any lawsuits, actions or proceedings, judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, and seeking to have vacated or reversed any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition entered or imposed by any court or other Governmental Authority that is not yet final and nonappealable.

Section 5.5 Preparation of the Proxy Statement; REIT Stockholders Meeting.

(a) As promptly as reasonably practicable following the execution of this Agreement, REIT, with the assistance of the Advisor Companies, shall prepare and file the Proxy Statement in preliminary form with the SEC. Thereafter, REIT shall use its commercially reasonable efforts to resolve with the SEC any comments that it issues with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to REIT’s stockholders as promptly as reasonably practicable. The Advisor Companies shall, and shall cause WREAS and WGS to, furnish promptly all information as reasonably may be requested in connection with the preparation, filing and distribution of the Proxy Statement.

(b) REIT shall notify the Advisor Companies promptly following receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement and shall supply the Advisor Companies with copies of all correspondence with the SEC, as promptly as reasonably practicable, with respect to the Proxy Statement. The parties shall cooperate in good faith in preparing and filing the Proxy Statement and any amendments or supplements thereto and in responding to any requests for additional information and comments from the SEC or the staff thereof.

(c) If, at any time after the mailing of the definitive Proxy Statement and prior to the REIT Stockholders Meeting, any event should occur that, in the opinion of counsel to the Advisor Companies or REIT, results in the Proxy Statement containing an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, or that otherwise should be described in an amendment or supplement to the Proxy Statement, the parties shall promptly notify each other of the occurrence of such event and then REIT shall promptly prepare (with the cooperation of the Advisor Companies), file and clear with the SEC such amendment or supplement, and REIT shall, as may be required by the SEC, mail to its stockholders each such amendment or supplement.

(d) REIT, acting through its board of directors, shall establish a record date for and cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable (after taking into account the requirements relating to the filing and distribution of the Proxy Statement) for the purpose of obtaining the REIT Stockholder Approval (such meeting, the “REIT Stockholders Meeting”). In connection with the REIT Stockholders Meeting, REIT, acting through its board of directors, will, (i) recommend the approval of this Agreement, the approval of the Charter Amendments and the approval of the REIT Incentive Plan (the “REIT Recommendation”), and (ii) otherwise comply in all material respects with all Laws applicable to such meeting. Notwithstanding the foregoing, REIT’s board of directors may decline to make or may withdraw, modify or change its recommendation at any time prior to obtaining the REIT Stockholder Approval if (A) a majority of REIT’s independent directors determines in good faith (after consultation with their financial advisor and outside counsel) that the failure to take such action would be inconsistent with their fiduciary duties to REIT’s stockholders under applicable Law and (B) such determination not to make or to withdraw, modify or change its recommendation is taken in response to a Superior Proposal, and, in such event, REIT may (but shall not be obligated to) terminate this Agreement pursuant to Section 9.1(f). “Superior Proposal” means a bona fide proposal, indication of interest or offer from any Person relating to any (i) acquisition or sale of fifty percent (50%) or more of the assets of REIT and its Subsidiaries or fifty percent (50%) or more of the outstanding Equity Interests of REIT (or Operating Partnership); (ii) tender offer or exchange offer, as defined in the Securities Exchange Act that, if consummated, would result in any Person beneficially owning fifty percent (50%) or more of the outstanding Equity Interests of REIT (or Operating Partnership); or (iii) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving REIT or its Subsidiaries, that a majority of REIT’s independent directors, in their discretion, determines in good faith may result in a transaction that is reasonably likely to be more favorable to REIT’s stockholders, from a financial point of view, than the completion of the Mergers.

Section 5.6 Notification.

(a) From time to time prior to the Closing, the Advisor Companies, WREAS and WGS shall notify REIT in writing of any information obtained after the date hereof that was required to be set forth or described in the Advisor Disclosure Schedule but was not described or set forth therein, or necessary to complete or correct any information in such schedule or in any representation and warranty of the Advisor Companies. The Advisor Companies, WREAS and WGS shall promptly inform REIT of any claim by a third party that a consent would be required as a result of the transactions contemplated by this Agreement under the terms of any material contract or Law.

(b) The Advisor Companies, WREAS and WGS shall give notice to REIT promptly after becoming aware of (i) the occurrence or non-occurrence of any event after the date hereof whose occurrence or non-occurrence would be likely to cause (A) any representation or warranty contained in this Agreement to be breached in any material respect as of the Closing Date if then made or (B) any condition set forth in Article VI to be unsatisfied on the Closing Date; or (ii) any material failure by the Advisor Companies to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. REIT shall give notice to Advisor Companies, WREAS and WGS promptly after becoming aware of (i) the occurrence or non-occurrence of any event after the date hereof whose occurrence or non-occurrence would be likely to cause (A) any representation or warranty contained in this Agreement to be breached in any material respect as of the Closing Date if then made or (B) any condition set forth in Article VI to be unsatisfied on the Closing Date; or (ii) any material failure by REIT, REIT Sub or REIT GS Sub to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(c) No notice given pursuant to this Section 5.6 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit any party’s right to indemnity under Section 7.3 or Article VIII; provided, that following the Closing, there shall be no right to indemnity under Section 7.3 or Article VIII for a breach by a party of its covenant to disclose any matter required to be disclosed pursuant to Section 5.6(a) or (b) unless that matter alone or in conjunction with any other matters required to be disclosed pursuant to Section 5.6(a) or (b) but not so disclosed reasonably would have been expected to cause one or both of the conditions in Section 6.2(a) or (b) not to be satisfied.

Section 5.7 Transfer Taxes. All transfer, registration, stamp, documentary, sales, use and similar Taxes (including all applicable real estate transfer or gains Taxes and transfer Taxes), any penalties, interest and additions to Tax, and fees incurred in connection with the transactions contemplated by this Agreement shall be the responsibility of, and be timely paid by, WAS I. REIT, the Advisor Companies, WREAS and WGS shall cooperate in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

Section 5.8 Delivery of Financial Statements.

(a) Promptly after they become available, and in any event not later than twenty (20) days after the end of each period, the Advisor Companies shall provide REIT with copies of the Business’ unaudited consolidated balance sheet and related statements of income as of December 31, 2006 and as of the end of each subsequent calendar quarter prepared in accordance with GAAP.

(b) If necessary or required to permit REIT to comply with applicable Law in connection with obtaining REIT Stockholder Approval or otherwise, or reasonably requested by REIT, and to the extent not previously provided by the Advisor Companies, the Advisor Companies shall cause to be prepared and delivered to REIT audited and unaudited balance sheets and statements of income, changes in stockholders’ equity and cash flows prepared in accordance with GAAP on a basis consistent with the audited Financial Statements for the Business, WREAS and WGS for any periods required by applicable Law or reasonably requested by REIT.

Section 5.9 Restrictions on Resale of Merger Shares; Maintenance of Assets; Pledge.

(a) Without the prior written consent of REIT, WAS I shall not offer, sell, contract to sell, pledge, encumber or otherwise transfer or dispose of any of the Merger Shares or securities convertible or exchangeable or exercisable for any of the Merger Shares, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Merger Shares for a period of eighteen (18) months commencing on the Closing Date (the “Lock-Up Period”); it being understood that the foregoing restriction does not prohibit the purchase or sale of securities (including derivative securities that do not involve any securities issued by REIT) issued by Persons other than REIT. In addition, in the event of an underwritten offering of REIT Common Shares, the Advisor Companies agree to enter into holdback agreements reasonably requested by the underwriter.

(b) For a further period of six (6) months following the end of the Lock-Up Period (the “Follow-On Period”), WAS I shall hold assets (net of liabilities) having a fair market value measured as of the last day of the Lock-Up Period of not less than the sum of $20 million plus an amount reasonably sufficient to cover any indemnity claims asserted in good faith in accordance with Section 7.3 or Article VIII against any of the Advisor Companies before the end of the Follow-On Period, to the extent those claims remain unresolved.

(c) Following the end of the Follow-On Period, WAS I shall hold assets having a fair market value measured as of the last day of the Follow-On Period of not less than an amount sufficient to cover any indemnity claims asserted in good faith in accordance with Section 7.3 or Article VIII against any of the Advisor Companies (assuming that the party asserting the claims prevails with respect to all such claims) before the end of the Follow-On Period to the extent those claims remain unresolved.

(d) The assets (net of liabilities) required to be held by WAS I pursuant to paragraphs (b) or (c) of this Section 5.9 shall be in the form of cash or cash equivalents or Merger Shares, but shall not include the Escrow Shares unless such Escrow Shares have been released to WAS I in accordance with the terms of the Escrow Agreement. The Merger Shares covered by paragraph (a) of this Section and the other assets covered by paragraphs (b) or (c) of this Section 5.9 shall be pledged to REIT pursuant to the terms of the Pledge Agreement.

Section 5.10 Public Statements. The parties hereto shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby and shall not issue any such press release or written public statement prior to review and approval by the other parties, except that prior review and approval shall not be required if, in the reasonable judgment of REIT, prior review and approval would prevent the timely dissemination of such release or announcement in violation of any applicable Law.

Section 5.11 Confidentiality.

(a) As used herein, the term “Confidential Information” means confidential and non-public information of the parties hereto. The term Confidential Information shall be deemed to include, all notes analyses, compilations, studies, interpretations or other documents whether oral, written or otherwise, furnished by a party hereto (the “Providing Party”) or the Providing Party’s directors, officers, members, managers, partners, Affiliates, employees, agents, attorneys, advisors, accountants, consultants or representatives (collectively, the “Providing Party’s Representatives”) to another party hereto (the “Receiving Party”) or the Receiving Party’s directors, officers, members, managers, partners, Affiliates, employees, agents, attorneys, advisors, accountants, consultants or representatives (collectively, the “Receiving Party’s Representatives”), and notes analyses, compilations, studies, interpretations or other documents whether oral, written or otherwise, prepared by the Receiving Party or the Receiving Party’s Representatives, reflecting, or based upon, in whole or in part, any such information. The term Confidential Information does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or Receiving Party’s Representatives in breach of this Section 5.12, or (ii) was known to the Receiving Party or Receiving Party’s Representative prior to being furnished to the Receiving Party or Receiving Party’s Representatives by or on behalf of the Providing Party or was or becomes available to the Receiving Party on a non-confidential basis from sources other than the Providing Party; provided, however, that the source of such information was not known to the recipient to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation to the Providing Party or any other party with respect to such information.

(b) From the Closing and for five years thereafter, the Receiving Party will not, except in connection with this Agreement, disclose to any third party Confidential Information and will not use any Confidential Information, directly or indirectly, for any purpose other than in connection with (i) this Agreement and the transactions contemplated hereby or (ii) services provided pursuant to the Services Agreements; provided, however, that nothing contained herein shall restrict REIT or its Subsidiaries use of Confidential Information relating to WREAS, WGS or the Business following the Closing. In the event that the Receiving Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, such Receiving Party will, to the extent permitted by applicable Law, notify the Providing Party promptly of such request or requirement so that the Providing Party may, at the Providing Party’s sole cost and expense, seek an appropriate protective order or waive compliance with the provisions of this Section 5.11. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party is, on the advice of counsel, compelled to disclose any Confidential Information, then the Receiving Party may disclose the Confidential Information; provided, however, that the Receiving Party shall use its commercially reasonable efforts to obtain, at the request of the Providing Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Providing Party shall designate.

Section 5.12 Office Leases.

(a) Wells REF is, as of the date hereof, the lessee under that certain lease agreement between Wells REF-6200 The Corners Parkway Owner, LLC, a Delaware limited liability company (“Headquarters Owner”), and Wells REF dated as of December 13, 2005 (the “Headquarters Lease”) for office space located at 6200 The Corners Parkway, Norcross, Georgia 30092 (the “Headquarters”), which, as of the date hereof, is occupied by the Business Employees working in Atlanta, Georgia. On or before the Closing, the Advisor Companies shall take such actions as are necessary to locate the Business Employees and the

Transferred Assets on the fifth floor of the Headquarters. At the Closing, the Advisor Companies and WREAS or a Subsidiary of REIT designated by REIT shall enter into the Headquarters Sublease, pursuant to which WREAS or REIT will sublease a portion of the fifth floor of the Headquarters. At the Closing, Wells REF will deliver an estoppel certificate from the Headquarters Owner in a form reasonably acceptable to REIT.

(b) On or before the Closing, the Advisor Companies will cause Wells Management and WGS to assign all leases of the Leased Real Property set forth on Section 3.20(a) of the Advisor Disclosure Schedule (other than the Headquarters Lease) to WREAS or a Subsidiary of REIT designated by REIT (the “Transferred Regional Property Management Leases”).

Section 5.13 Insurance. Prior to the Closing, the Advisor Companies shall cause WREAS and WGS to establish or cause to be established insurance policies providing insurance coverage to WREAS, WGS and REIT following the Closing Date, which insurance policies shall be no less beneficial in the aggregate than the insurance policies listed on Section 3.17 of the Advisor Disclosure Schedule (or, to the extent such coverage is not then reasonably available, as close as practicable to existing coverage terms consistent with prevailing insurance market conditions) with it being understood that with respect to property insurance, such policies may have shared coverage limits with other Affiliates of Advisor Companies. Following the Closing, (i) the Advisor Companies shall use commercially reasonable efforts to preserve any rights that the Advisor Surviving Entity, the GS Surviving Entity or REIT or its other Subsidiaries, as the case may be, may have to make claims under the insurance policies listed on Section 3.17 of the Advisor Disclosure Schedule for claims arising out of occurrences prior to the Closing Date and (ii) the Advisor Companies and REIT shall cooperate with and assist the other in issuing notices of claims under such insurance policies, presenting such claims for payment and collecting insurance proceeds related thereto.

Section 5.14 Regional Property Management Offices.

(a) Section 5.14(a) of the Advisor Disclosure Schedule lists (i) each of the Advisor Companies’ regional property management offices that are presently managing properties owned by REIT or that are projected to be managing properties owned by REIT prior to the Closing, (ii) the REIT properties that such regional property management offices manage, or are projected to manage, prior to the Closing, and (iii) each non-REIT property managed by such regional property management offices.

(b) Section 5.14(b) of the Advisor Disclosure Schedule lists each of the regional property management offices that will be transferred to WREAS or WGS prior to the Closing (the “Regional Property Management Offices”). The Advisor Companies will, at their expense, cause the Regional Property Management Offices to be transferred to WREAS or WGS prior to the Closing, including (i) causing the transfer of the property management agreements set forth on Section 3.18(a)(v) of the Advisor Disclosure Schedule and (ii) paying all start up costs and expenses necessary for the Regional Property Management Offices to be fully operational. Each Regional Property Management Office that is operational as of the Closing and that is transferred to WREAS or WGS on or before the Closing is referred to herein as a “Transferred Regional Property Management Office.”

Section 5.15 Qualifying Property Management Contracts. Section 5.15 of the Advisor Disclosure Schedule sets forth management contracts with respect to properties owned by REIT (or by third parties) that are presently managed by third parties, but that are projected by the Advisor Companies to be managed by the Transferred Regional Property Management Offices during some portion of calendar year 2007, the date such management is projected to be assumed by the applicable Transferred Regional Property Management Offices and the projected revenue from management of each property and EBITDA contributions relating to such management that is included on the 2007 Projected EBITDA (such contracts being referred to as “Qualifying Property Management Contracts”). The information on Section 5.15 of the Advisor Disclosure Schedule constitutes the Advisor Companies’ good faith projections regarding the matters set forth therein and the Advisor Companies shall not have any liability under this Section 5.15 based solely on the failure to meet such projections. Each of the parties agrees to use commercially reasonable efforts following the Closing to cause the Qualifying Property Management Contracts to be assumed by the Transferred Regional Property Management Offices by the date set forth on Section 5.15 of the Advisor Disclosure Schedule; provided, however, that no party shall be required to breach any existing management agreement with a third party or to incur any early termination penalty or similar charge or to incur any material expense not included in the 2007 Projected EBITDA.

Section 5.16 Assets of WREAS. At or prior to the Closing, at the Advisor Companies’ expense (except as provided in the Headquarters Sublease and the Services Agreements), the Advisor Companies shall contribute, transfer to or otherwise cause WREAS to obtain the assets, personnel, contract rights, leaseholds, intellectual property and other resources necessary to conduct the Business and provide the services to REIT in substantially the same manner as they are presently conducted and provided by the Advisor Companies and as they are proposed to be conducted and provided after the Closing as reflected in the assumptions underlying the 2007 Projected EBITDA and shall take all actions necessary to implement the transfer of the Business to WREAS such that WREAS is fully operational and can conduct the Business and provide the services as a stand-alone entity as of the Closing (except for the services to be provided by the Services Agreements and except to the extent that such assets, personnel, contract rights, leaseholds, intellectual property and other resources are related to the business of WGS and are owned, leased or employed by WGS as of the Closing). Without limiting the generality of the foregoing, prior to the Closing, the Advisor Companies shall (i) cause the transfer of the Transferred Assets and Transferred Contracts to WREAS (including obtaining any consents or approvals relating thereto); (ii) transfer to WREAS all information, files, records, data, plans and recorded knowledge (whether in hard copy, electronic or other form) relating to the Business; (iii) relocate the Business Employees to the office space subleased by WREAS pursuant to the Headquarters Sublease; (iv) implement the computer/information technology/systems transition plan described on Section 5.16 of the Advisor Disclosure Schedule; and (v) complete all other transition matters set forth on Section 5.16 of the Advisor Disclosure Schedule.

Section 5.17 Intercompany Agreements.

(a) Except as set forth on Section 5.17(a) of the Advisor Disclosure Schedule, as of the Closing no intercompany receivables and payables (whether or not then due) shall exist between any Advisor Company, WREAS or WGS.

(b) As of the Closing, (i) the Support Services Agreement dated as of December 21, 2005 between WAS I and Wells Management, which agreement was assigned to WREAS on October 25, 2006 and (ii) the Support Services Agreement dated as of December 21, 2005 between WAS I and Wells Capital, which agreement was assigned to WREAS on October 25, 2006, will both be terminated without further action of any party and be of no further force or effect with no further liabilities on the part of any party thereto arising out of or relating to such agreements.

Section 5.18 Litigation Support. In the event and for so long as any party actively is contesting or defending against any third party action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Business, each of the other parties will reasonably cooperate with such party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense; provided, however, that the contesting or defending party shall reimburse the other party for its reasonable costs and expenses (including its internal costs for the personnel providing such assistance).

Section 5.19 Employee Matters.

(a) Prior to Closing, the Advisor Companies will take all actions necessary (i) to cause the Business Employees (or to the extent a Business Employee’s employment terminates, to use commercially reasonable efforts to recruit and hire a suitable replacement employee reasonably acceptable to REIT (any such replacement employee being included in the definition of Business Employee)) to become employees of

WREAS (except to the extent that they are employees of WGS), and (ii) subject to the prior approval of REIT, to cause WREAS and WGS to adopt employee benefit plans, programs and arrangements that are comparable in the aggregate to those Plans provided to the Business Employees as of the date hereof (and that are consistent with the assumptions underlying the 2007 Projected EBITDA) to the extent the Advisor Companies (after consulting with REIT) deem practicable, taking into account the number of Business Employees; and (iii) to use commercially reasonable efforts to recruit and hire a chief financial officer reasonably acceptable to REIT and to recruit and hire employees to fill the other open positions listed on Section 3.11(a) reasonably acceptable to REIT. All costs of recruiting and hiring the employees referred to in (i) and (iii) of the preceding sentence shall be paid by the Advisor Companies whether such employees are hired before or after Closing. Any contributions which WREAS is required to make to the WREAS Plans for periods ending on or before the Closing shall be made by the Advisor Companies.

(b) The Advisor Companies shall remain solely responsible for any and all liabilities in respect of the Business Employees and their beneficiaries and dependents relating to or arising in connection with or as a result of (i) the employment or termination of employment of any Business Employee by the Advisor Companies, WREAS or WGS prior to the Closing (including in connection with the consummation of the transactions contemplated by this Agreement); (ii) the participation in, or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any employee or retiree benefit or compensation plan, program, practice, policy, agreement or arrangement of the Advisor Companies, WREAS or WGS relating to periods prior to the Closing Date; or (iii) accrued but unpaid salaries, wages, bonuses, severance payments, incentive compensation, vacation or sick pay, or other compensation or payroll items (including deferred compensation) relating to periods prior to the Closing Date.

(c) After the Closing Date, the Advisor Companies shall continue to be responsible for any and all liabilities to or in respect of any of its employees, including any Business Employee, relating to or arising in connection with any and all claims for workers’ compensation benefits arising in connection with any occupational injury or disease occurring prior to the Closing Date to the extent the Advisor Companies on the Closing Date were responsible for claims in accordance with the Company Plans as in effect on the Closing Date. After the Closing Date, the Advisor Companies shall continue to be responsible for any and all liabilities to or in respect of any of its employees, including any Business Employee, relating to or arising in connection with any and all claims for short-term or long-term disability benefits arising in connection with any injury or disease occurring or existing on or prior to the Closing Date whether reported before or after the Closing Date to the extent the Advisor Companies on the Closing Date were responsible for claims in accordance with the Company Plans as in effect on the Closing Date.

(d) To the extent that the Advisor Companies have not provided to REIT, WREAS or WGS employee records and files related to the Business Employees prior to the Closing Date (including personnel files), the Advisor Companies shall continue to maintain such records in accordance with their standard record retention policies as in effect from time to time and REIT, WREAS and WGS shall be entitled to inspect or obtain copies of such records from the Advisor Companies to the extent permissible under applicable Laws.

(e) REIT shall cause REIT Sub and REIT GS Sub to continue to maintain employee benefit plans, programs and arrangements that are comparable in the aggregate to the employee benefit plans adopted by WREAS and WGS pursuant to Section 5.19(a) and to make all contributions due with respect to such plans at least until the first anniversary of the Closing Date. Promptly after receipt of the REIT Stockholder Approval, REIT shall adopt the REIT Incentive Plan in substantially the form attached to this Agreement as Exhibit F and shall maintain the REIT Incentive Plan or a substantially comparable plan at least until the first anniversary of the Closing Date.

Section 5.20 Non-Solicitation; No Hire.

(a) In consideration of the benefits of this Agreement to the Advisor Companies and in order to induce REIT to enter into this Agreement, each of the Advisor Companies hereby covenants and agrees that, from and after the Closing Date and until the five-year anniversary of the Closing Date, it shall not, and shall cause its Affiliates not to, directly or indirectly, hire (as an employee, consultant or otherwise) or solicit to perform services (as an employee, consultant or otherwise) or take any actions which are intended to persuade any termination of association of any Business Employee (or any new employee hired by REIT, the Advisor Surviving Entity or the GS Surviving Entity) with REIT, the Advisor Surviving Entity or the GS Surviving Entity (or their Affiliates); provided, however, that (i) general solicitations of employment published in a journal, newspaper or other publication of general circulation or listed on any public internet job site and not specifically directed towards such employees shall not be deemed to constitute solicitation for purposes of this Section 5.20; and (ii) any hiring of any Business Employee or any new employee hired by REIT, the Advisor Surviving Entity or the GS Surviving Entity more than ninety (90) days after such person ceases to be an employee of REIT, the Advisor Surviving Entity or the GS Surviving Entity (or their Affiliates) so long as the Advisor Companies did not solicit such person to leave the employ of REIT, the Advisor Surviving Entity or the GS Surviving Entity (or their Affiliates) shall not be prohibited by this Section 5.20.

(b) In consideration of the benefits of this Agreement to REIT and in order to induce the Advisor Companies to enter into this Agreement, REIT hereby covenants and agrees that, from and after the Closing Date and until the five-year anniversary of the Closing Date, it shall not, and shall cause its Affiliates not to, directly or indirectly, hire (as an employee, consultant or otherwise) or solicit to perform services (as an employee, consultant or otherwise) or take any actions which are intended to persuade any termination of association of any current employee of any of the Advisor Companies (or any new employee hired by any of the Advisor Companies); provided, however, that (i) general solicitations of employment published in a journal, newspaper or other publication of general circulation or listed on any public internet job site and not specifically directed towards such employees shall not be deemed to constitute solicitation for purposes of this Section 5.20(b); and (ii) any hiring of any employee of any of the Advisor Companies or any new employee hired by any of the Advisor Companies more than ninety (90) days after such person ceases to be an employee of the Advisor Companies (or their Affiliates) so long as REIT did not solicit such person to leave the employ of any of the Advisor Companies (or their Affiliates) shall not be prohibited by this Section 5.20(b).

(c) The parties acknowledge and agree that the time and activity restrictions set forth in this Section 5.20 are reasonable and properly required for the protection of the parties hereto and the Business. However, each of the parties further agrees that if any of the provisions of this Section 5.20 is found by any court of competent jurisdiction (or legally empowered agency) to be in violation of applicable Law or unenforceable for any reason whatsoever, then it is the intention of the parties that such provision or provisions be deemed to be automatically amended to the extent necessary to comply with applicable Law and permit enforcement. If any of the provisions of this Section 5.20 shall be deemed by any court of competent jurisdiction (or legally empowered agency) to be wholly or partially invalid, such determination shall not affect the binding effect of the other provisions of this Section 5.20. The parties agree that a monetary remedy for breach under this Section 5.20 shall be inadequate, and will be impracticable and extremely difficult to prove, and further agree that a breach of this Section 5.20 will cause irreparable harm, and that, in addition to any other rights or remedies available to the harmed party, such party is entitled to temporary and permanent injunctive relief without the necessity of proving actual damages, with a bond or other form of security not being required and specifically waived hereby.

Section 5.21 Restrictive Legends and Stop Transfer Orders.

(a) Each certificate representing the Merger Shares shall bear the following legend, together with any other legends that may be required by state or federal securities law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT

AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(b) In order to ensure compliance with the restrictions referred to herein, REIT may, subject to the terms of the Registration Rights Agreement, issue appropriate “stop-transfer” instructions to its transfer agent with respect to the Merger Shares delivered pursuant to this Agreement. REIT will not be required: (i) to transfer on its books any Merger Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, the Registration Rights Agreement or applicable Law; or (ii) to treat as owner of such Merger Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Merger Shares have been so transferred.

(c) Any legend endorsed on a certificate pursuant to Section 5.21(a) and the stop transfer instructions with respect to such Merger Shares shall be removed and REIT shall cause such certificate to be cancelled and shall issue a certificate without such legend to the holder thereof (i) if such transfer complies with the terms of this Agreement and the Transactions Documents and (ii) if either (A) such Merger Shares are registered under the Securities Act and if the proposed transfer thereof is consistent with the plan of distribution in the prospectus with respect to such registration or (B) such holder provides REIT with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for REIT, to the effect that a sale, transfer or assignment of such Merger Shares is exempt from registration under the Securities Act.

Section 5.22 Directors and Officers’ Insurance. From the Closing and for six years thereafter, REIT shall maintain in effect the policies of directors’ and officers’ liability insurance maintained as of the date hereof to the extent they cover the Advisor Companies or their respective officers, members and managers (and persons serving in a similar capacity) or policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous with respect to claims arising out of or relating to events that occurred on or prior to the Closing Date. In the event that REIT or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of REIT shall succeed to or otherwise reasonably provide for the obligations set forth in this Section 5.22. REIT (or its successors) may satisfy its obligations under this Section 5.22 by purchasing a “tail” insurance policy on terms and with an insurer reasonably acceptable to the Advisor Companies. Notwithstanding the provisions of this Section 5.22, REIT and its successors or assigns shall not be obligated to make total annual premium payments with respect to such policies of insurance to the extent such premiums exceed two hundred percent (200%) of the last annual premium paid by REIT prior to the Closing Date.

Section 5.23 Covenants Relating to Status of the Mergers as Reorganizations under the Code.

(a) Following the Closing, REIT shall not take, or cause REIT Sub or REIT GS Sub to take, any action reasonably likely to cause either Merger to fail to qualify as a reorganization under Code Section 368(a), it being expressly agreed by all parties that the transfer of Equity Interests in or assets of REIT Sub or REIT GS Sub to Operating Partnership would not constitute any such action. The federal and applicable state and local income Tax returns for each of WREAS and WGS (to the extent such returns are to be filed by REIT pursuant to Section 7.4) for its final taxable year ending on the date of the Mergers, and REIT’s federal and applicable state and local income Tax returns for its taxable year in which the Mergers occur and all relevant subsequent taxable years, will be prepared and filed consistent with treating each Merger as a reorganization under Code Section 368(a)(1)(A), and REIT, REIT Sub and REIT GS Sub will timely comply with all applicable reporting requirements specified by the Treasury Regulations for such reorganizations.

(b) Following the Closing, the Advisor Companies shall not take any action reasonably likely to cause either Merger to fail to qualify as a reorganization under Code Section 368(a). The federal and applicable state and local income Tax returns for each of WREAS and WGS (to the extent such returns are to be filed by Advisor Companies pursuant to Section 7.4) for its final taxable year ending on the date of the Mergers, and the Advisory Companies’ federal and applicable state and local income Tax returns for their respective taxable years in which the Mergers occur and all relevant subsequent taxable years, will be prepared and filed consistent with treating each Merger as a reorganization under Code Section 368(a)(1)(A), and the Advisor Companies will timely comply with all applicable reporting requirements specified by the Treasury Regulations for such reorganizations.

Section 5.24 Dividends. Prior to the execution and delivery of this Agreement, the board of directors of WREAS and WAS I shall have adopted resolutions declaring a dividend to WAS I in such amount as is ultimately determined by WREAS prior to Closing, based on the Comfort Letter, so as to ensure that WREAS does not have current or accumulated earnings and profits (as determined for federal income Tax purposes) as of the Effective Time, and such dividend (if any) shall be paid prior to the Closing Date. Prior to the execution and delivery of this Agreement, the board of directors of WGS and WAS I shall have adopted resolutions declaring a dividend to WAS I in such amount as is ultimately determined by WGS prior to Closing, based on the Comfort Letter, so as to ensure that WGS does not have current or accumulated earnings and profits (as determined for federal income Tax purposes) as of the Effective Time, and such dividend (if any) shall be paid prior to the Closing Date.

Section 5.25 Property Management Guaranty.

(a) Following the Closing, the Advisor Companies will continue to manage certain properties owned by REIT or its Subsidiaries in markets other than those markets served by the Transferred Regional Property Management Offices (such properties are set forth on Section 5.25(a)(i) of the Advisor Disclosure Schedule) (the “Advisor Managed Properties”). In addition, the 2007 Projected EBITDA includes management fees and expense reimbursements with respect to certain properties that are not owned by REIT or its Subsidiaries, but that are, or are projected in the 2007 Projected EBITDA to be, managed by the Transferred Regional Property Management Offices (such properties are set forth on Section 5.25(a)(ii) of the Advisor Disclosure Schedule) (the “Managed Non-REIT Properties”).

(b) For each year (or portion thereof) commencing on the Closing Date and ending on the Guaranty Termination Date, Wells REF shall pay to REIT (or a Subsidiary of REIT designated by REIT) an amount (the “Guaranty Payment”) equal to the sum of (i) the projected property management fees for such period relating to all Terminated Managed Non-REIT Properties as such fees are set forth on Section 5.25(b) of the Advisor Disclosure Schedule less the actual property management fees of any Qualified Substitute Properties for such period; and (ii) the projected property expense reimbursements for such period relating to all Terminated Managed Non-REIT Properties as such expense reimbursements are set forth on Section 5.25(b) of the Advisor Disclosure Schedule less the actual expense reimbursements from any Qualified Substitute Property for such period. The Guaranty Payment shall be paid to REIT within thirty (30) days after the end of each calendar year or portion thereof through the Guaranty Termination Date.

(c) For purposes hereof, a “Terminated Managed Non-REIT Property” shall mean any (i) Managed Non-REIT Property that is managed by a Transferred Regional Property Management Office as of Closing or (ii) Managed Non-REIT Property that is managed by a Transferred Regional Property Management Office after the Closing but prior to January 1, 2008, if the management of such property by REIT or its Subsidiaries is terminated by the property owner (including as a result of the sale of the property, a merger or other transaction involving the property owner or otherwise), except where termination was as a result of a material, uncured default of REIT pursuant to the terms of the applicable property management agreement. A “Qualified Substitute Property” shall mean an Advisor Managed Property or a property (other than the Managed Non-REIT Properties) not owned by REIT or its Subsidiaries, the management of which is transferred from the Advisor Companies to a Transferred Regional Property Management Office or another regional management office opened by REIT following the Closing; provided, however, that such a property shall only be a Qualified Substitute Property during the period of time that such property is managed by REIT or one of its Subsidiaries. The “Guaranty Termination Date” shall mean the earlier of (i) the end of the calendar month following the fourth anniversary of the Closing or (ii) the date on which at least seventy-five percent (75%) of the Advisor Managed Properties are managed by REIT or its Subsidiaries. For purposes of determining the Guaranty Payment, the total of all property management expense reimbursements for the Qualified Substitute Properties for any period shall be limited to the total of all projected property expense reimbursements relating to the Terminated Managed Non-REIT Properties for such period as set for on Section 5.25(b) of the Advisor Disclosure Schedule. Notwithstanding the foregoing, Wells REF agrees that as long as Wells REF or its affiliates have the right to manage or designate the property manager for any Managed Non-REIT Property or any Qualified Substitute Property, then Wells REF shall not cause the management of such property by REIT or its Subsidiaries to be terminated without the consent of REIT, except where termination was as a result of a material, uncured default of REIT pursuant to the terms of the applicable property management agreement.

ARTICLE VI

CONDITIONS

Section 6.1 Conditions to Each Party’s Obligations. The respective obligations of each party to effect the Closing are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) All necessary consents and approvals of any Governmental Authority required for the consummation of the transactions contemplated by this Agreement shall have been obtained.

(b) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by a Governmental Authority that prohibits the consummation of the transactions contemplated by this Agreement or any Transaction Document shall be in effect and no action, suit or proceeding shall be pending before any Governmental Authority seeking an injunction, judgment, order, decree or ruling that would (i) prevent the consummation of either or both Mergers, (ii) cause either or both Mergers to be rescinded following their consummation or (iii) materially adversely affect the right of the Advisor Surviving Entity or the GS Surviving Entity to own their respective assets or operate the Business.

(c) The REIT Stockholder Approval shall have been obtained.

(d) REIT, WREAS and WGS shall have received written comfort from Ernst & Young LLP, in the form and substance reasonably satisfactory to WREAS, WGS and the Special Committee, that WREAS and WGS will not have any current or accumulated earnings and profits within the meaning of Section 312 of the Code as of the Effective Time (the “Comfort Letter”), which Comfort Letter tax counsel to REIT will be permitted to rely upon for purposes of rendering opinions from and after the Closing with respect to the qualification of REIT as a “real estate investment trust” under the Code.

Section 6.2 Conditions to REIT’s Obligations. The obligations of REIT, REIT Sub and REIT GS Sub to effect the Closing are further subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Each of the representations and warranties made by the Advisor Companies in this Agreement that is qualified by reference to materiality or Material Adverse Effect shall be true and correct, and each of the other representations and warranties made by the Advisor Companies in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time).

(b) The Advisor Companies, WREAS and WGS shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by them at or before the Closing.

(c) Since the date of this Agreement, no event, circumstance or change shall have occurred that individually or in the aggregate with one or more other events, circumstances or changes, have had, or reasonably would be expected to have, a Material Adverse Effect on the Business, WREAS or WGS.

(d) All consents or approvals listed in Section 3.2(c) of the Advisor Disclosure Schedule, and any other consents or approvals the absence of which reasonably would be expected to have a Material Adverse Effect with respect to the Business, WREAS or WGS, shall have been obtained, and REIT shall have received copies of such consents in form and substance reasonably satisfactory to REIT.

(e) Each of Advisor Company, WREAS and WGS shall have delivered to REIT a certificate, dated the Closing Date and duly executed by Leo Wells and such Person’s Chief Executive Officer and Chief Financial Officer, as authorized signatories of such Person, in form and substance reasonably satisfactory to REIT, to the effect of clauses (a) through (d) above.

(f) REIT shall have entered into a definitive employment agreement with Donald Miller and such employment agreement shall remain in full force and effect.

(g) The Advisor Companies party to each of the Services Agreements shall have executed and delivered to REIT each of the Services Agreements.

(h) The Advisor Companies and the Escrow Agent shall have executed and delivered to REIT the Escrow Agreement.

(i) The Advisor Companies shall have executed and delivered to REIT the Pledge Agreement.

(j) WAS I shall have executed and delivered to REIT the Registration Rights Agreement.

(k) Wells REF shall have executed and delivered to REIT or a REIT Subsidiary the Headquarters Sublease, and Wells Management and WGS shall deliver executed assignments of the Transferred Regional Property Management Leases.

(l) REIT shall have received an opinion of Holland & Knight, LLP (in form reasonably acceptable to REIT) that (i) the Mergers will not result in any income tax liability to REIT, REIT Sub or REIT GS Sub; and (ii) the Mergers will not adversely affect the status of REIT as a “real estate investment trust” under the Code. Holland & Knight, LLP shall be entitled to rely upon customary officers’ certificates with respect to factual representations in connection with such opinion.

(m) REIT shall have received an opinion of King & Spalding LLP substantially in the form attached as Schedule 1.

(n) Houlihan shall not have withdrawn its fairness opinion issued in connection with the Mergers and, if requested by the Special Committee, shall have issued an updated opinion dated as of the Closing Date.

(o) REIT shall have received a certificate executed by the Secretary of each Advisor Company, WREAS and WGS certifying as of the Closing Date (i) all board and stockholder or manager and member resolutions, as applicable, fully and properly executed, evidencing such Person’s authorization to execute, deliver and perform this Agreement and the Transaction Documents to which such Person is a party; (ii) a true and complete copy of the articles of incorporation or organization, as applicable, and bylaws or operating agreement, as applicable, of such Person; and (iii) incumbency matters with respect to such Person.

(p) REIT shall have received certificates issued by the secretaries of state of the respective states of incorporation or organization, as applicable, of each of the Advisor Companies, WREAS and WGS certifying the good standing of such Person in such state as of a date within ten (10) days prior to the Closing Date.

(q) Holders of an aggregate of 10% or more of the REIT Common Shares outstanding as of the date of the REIT Stockholders Meeting shall not have purported to exercise appraisal or dissenters’ rights under applicable provisions of the Maryland General Corporation Law (“MGCL”) with respect to the Charter

Amendments by taking such actions as are required to be taken in order to exercise such rights (if any) under the MGCL.

(r) REIT shall have received a duly executed certification, in the form and manner set forth in Treasury Regulation Section 1.1145-2(b)(2), of WAS I’s non-foreign status.

Section 6.3 Conditions to the Advisor Companies’ Obligations. The obligations of the Advisor Companies to effect the Closing are further subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Each of the representations and warranties made by REIT in this Agreement that is qualified by reference to materiality or Material Adverse Effect shall be true and correct, and each of the other representations and warranties made by REIT in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time).

(b) REIT shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing.

(c) Since the date of this Agreement, no event, circumstance or change shall have occurred that, individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably would be expected to have a Material Adverse Effect on REIT.

(d) REIT shall have delivered to the Advisor Companies a certificate, dated the Closing Date and duly executed by REIT’s Chief Executive Officer, in form and substance reasonably satisfactory to the Advisor Companies, to the effect of clauses (a) and (b) above.

(e) REIT shall have executed and delivered the Registration Rights Agreement, Escrow Agreement, Services Agreements and Pledge Agreement.

(f) The Advisor Companies shall have received a certificate executed by the Secretary or member (or other executive officer) of REIT, REIT Sub and REIT GS Sub certifying as of the Closing Date (i) all board, member and stockholder resolutions, as applicable, fully and properly executed, evidencing such Person’s authorization to execute, deliver and perform this Agreement and the Transaction Documents to which such Person is a party; (ii) a true and complete copy of the articles of incorporation or articles of organization, as applicable, and bylaws or operating agreement, as applicable, of such Person; and (iii) incumbency matters with respect to such Person.

ARTICLE VII

POST-CLOSING TAX MATTERS

Section 7.1 Covenants. Without the prior written consent of REIT, none of the Advisor Companies, WREAS or WGS shall, to the extent it may affect or relate to WREAS or WGS, (i) make or change any Tax election, (ii) change any annual Tax accounting period, (iii) adopt or change any method of Tax accounting, (iv) file any amended Tax Return, (v) enter into any closing agreement related to any Taxes, (vi) settle any Tax claim or assessment, (vii) surrender any right to claim a Tax refund, (viii) offset or effect any other reduction in Tax liability, (ix) consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or (x) take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax asset of the Advisor Surviving Entity or the GS Surviving Entity (including, in each case, all beneficial owners thereof) for any period after the Closing.

Section 7.2 Cooperation on Tax Matters. REIT and the Advisor Companies each shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any

Tax Return and any audit or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s reasonable request) the provision of records and information which are reasonably relevant to any such audit or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The parties agree (i) to retain all books and records with respect to Tax matters pertinent to WREAS or WGS relating to any Pre-Closing Tax Period, and to abide by all record retention agreements entered into with any Tax Authority, and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, REIT or WAS I, as the case may be, shall allow the other party to take possession of such books and records.

Section 7.3 Tax Indemnity.

(a) The Advisor Companies hereby indemnify REIT, the Operating Partnership and their Affiliates (including REIT Sub and REIT GS Sub) against and agree to hold them harmless from any (i) Taxes of WREAS or WGS attributable to a Pre-Closing Tax Period or to the portion of a Straddle Period ending on the Closing Date, except that (subject to Section 5.23(b)) such liability shall not extend to any Taxes owed by REIT Sub or REIT GS Sub for such period solely by reason of either Merger failing to qualify as a “reorganization” under Code Section 368(a); (ii) without duplication, loss or damages resulting from a breach of the provisions of Sections 3.9, 5.1(c) or (g), 7.1 or 7.2; (iii) liability for Taxes of others (including the Advisor Companies) which liability results from WREAS or WGS having been a disregarded entity (within the meaning of Treasury Regulation Section 301.7701-3) of the Advisor Companies, or which is imposed by Law or as a result of any agreement or transaction that WREAS or WGS was a party to or subject to prior to the Closing Date; and (iv) without duplication, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in (i), (ii) or (iii) (the sum of (i), (ii), (iii) being referred to herein as a “Tax Loss”); provided, that the amount otherwise recoverable under this Section 7.3 in respect of any Tax Loss shall be reduced by the amount, if any, of such Tax Loss set forth as a current liability on the Closing Date Balance Sheet as finally determined under Section 2.11 of this Agreement. The parties hereby waive compliance with any bulk sales or similar pre-sale clearance requirements; notwithstanding any term or condition of this Agreement to the contrary, the Advisor Companies shall indemnify and hold harmless REIT, the Operating Partnership and their Affiliates (including, effective upon the Closing, the Advisor Surviving Entity or the GS Surviving Entity) from and against any claims, damages or other liability to the extent resulting from such non-compliance.

(b) For purposes of this Section 7.3, in the case of any Taxes that are payable for a Straddle Period, the portion of such Tax related to the portion of such Tax period ending on the Closing Date shall (i) in the case of any Taxes other than gross receipts, sales or use Taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Tax period for which such Tax is determined multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period; and (ii) in the case of any Tax based upon or related to income and any gross receipts, sales or use Tax, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date. All determinations necessary to give effect to the allocation set forth in the foregoing clause (ii) shall be made in a manner consistent with prior practice of WREAS or WGS (as applicable) or, as may be relevant, the Advisor Companies.

(c) Subject to the Advisor Companies’ consultation rights under Section 7.3(d), not later than thirty (30) days after receipt by the Advisor Companies of written notice from REIT stating that any Tax Loss has been incurred by any of the Persons specified in Section 7.3(a) and the amount thereof, the Advisor Companies shall discharge their indemnification obligation with respect to such Tax Loss by paying to REIT an amount equal to the amount of such Tax Loss. The payment by REIT or any of the other Persons specified in Section 7.3(a) of any Tax Loss shall not relieve the Advisor Companies of its obligation under this Section 7.3.

(d) REIT agrees to give prompt written notice to the Advisor Companies of any Tax Loss or the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder which REIT deems to be within the ambit of this Section 7.3 (specifying with reasonable particularity the basis therefor) and will give the Advisor Companies such information with respect thereto as the Advisor Companies may reasonably request. The Advisor Companies may, at their own expense, upon notice to REIT, assume the defense of any such suit, action or proceeding (including any Tax audit); provided, that (x) the Advisor Companies shall thereafter consult with REIT upon REIT’s reasonable request for such consultation from time to time with respect to such suit, action or proceeding (including any Tax audit) and (y) the Advisor Companies shall not, without REIT’s consent, not to be unreasonably withheld or delayed, agree to any settlement with respect to any Tax if such settlement reasonably could be expected to adversely affect the Tax liability or qualification of REIT or any of its Affiliates. If the Advisor Companies assume such defense, (i) REIT shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Advisor Companies (provided that the Advisor Companies shall retain control of all aspects of such defense) and (ii) the Advisor Companies shall not assert that the Tax Loss, or any portion thereof, with respect to which REIT seeks indemnification is not within the ambit of this Section 7.3. If the Advisor Companies elect not to assume such defense, REIT or its Affiliates may pay, compromise or contest the Tax at issue. The Advisor Companies shall be liable for the fees and expenses of counsel employed by REIT for any period during which the Advisor Companies have not assumed the defense thereof. Whether or not the Advisor Companies choose to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

Section 7.4 Tax Returns. The Advisor Companies (i) shall file or cause to be filed all Tax Returns that are required to be filed by WREAS or WGS prior to the Closing Date and pay any Taxes due pursuant to such Tax Returns, and (ii) shall cause Wells Management to include the income of WGS (including any deferred items triggered into income by Treasury Regulation § 1.1502-13 and any excess loss account taken into income under Treasury Regulation § 1.1502-19) on Wells Management’s consolidated federal income Tax Returns, and any state and local Tax Returns filed on a consolidated basis consistent with past practices, for all periods through the Closing Date and pay any Taxes attributable to such income; provided, that in all such cases such Tax Returns shall be prepared and filed in a manner consistent with past practices unless otherwise required by applicable Law and provided, that in the case of any Tax Return required to be filed after the date of this Agreement, the Advisor Companies shall, not later than thirty (30) days prior to the due date for filing any such Tax Return (including extensions), provide REIT with the opportunity to review a draft copy of such Tax Return (together with any supporting materials, including schedules and work papers) by sending such draft to REIT, and REIT shall, not later than fifteen (15) days prior to the date for filing such Tax Return (including extensions), inform the Advisor Companies of any objections to such Tax Return, which objections shall be resolved in good faith. Except as provided in the preceding sentence, REIT shall have the exclusive obligation and authority to file or cause to be filed all Tax Returns that are required to be filed by WREAS and WGS, provided that such Tax Returns shall be prepared and filed in a manner consistent with past practices unless otherwise required by applicable Law.

ARTICLE VIII

SURVIVAL; INDEMNIFICATION

Section 8.1 Survival of Representations, Warranties, Covenants and Agreements.

(a) The representations and warranties of the parties contained in this Agreement will survive until eighteen (18) months after the Closing Date; provided that (i) the representations and warranties contained in Section 3.9 (Tax Matters), Section 3.10 (ERISA and Employee Benefits), Section 3.14 (No Violation of Law), Section 3.15 (Title to Assets; Encumbrances), Section 3.21 (Environmental, Health and Safety Matters) and Section 3.27 (Brokers) shall survive until the later of eighteen (18) months after the Closing Date or thirty (30) days after the expiration of the applicable statute of limitations with respect to the matters addressed in such sections, and (ii) the representations and warranties contained in Section 3.1 (Organization of the Advisor Companies), Section 3.2(a) (Authority), Section 3.3 (Organization and Qualification of WREAS and WGS), Section 3.4 (Capitalization), Section 4.1 (Organization and Qualification), Section 4.2(a) (Authority), Section 4.3 (Capitalization) and Section 4.4 (Brokers) shall survive indefinitely with respect to the matters addressed in such sections. Notwithstanding the foregoing, a claim given in good faith in accordance with this Article VIII in respect of a representation or warranty on or prior to the date on which the representation or warranty ceases to survive shall not thereafter be barred by the expiration of the survival period, and may be pursued thereafter without regard to such expiration. Except as otherwise expressly provided in this Agreement, each covenant or agreement set forth in this Agreement shall survive without limit.

(b) For purposes of this Agreement, the Advisor Companies’, WREAS’s and WGS’s representations and warranties shall be deemed to include the Advisor Disclosure Schedule and the certificates delivered by or on behalf of the Advisor Companies, WREAS and WGS pursuant to Section 6.2(e). No party’s rights hereunder (including rights under Section 7.3 and this Article VIII) shall be affected by any investigation conducted by or any knowledge acquired (or capable of being acquired) by such party at any time, whether before or after the execution or delivery of this Agreement or the Closing or by the waiver of any condition to Closing.

Section 8.2 Indemnification of REIT. The Advisor Companies (other than Wells Capital and Wells Management) shall jointly and severally indemnify and hold harmless REIT and its Subsidiaries (including the Advisor Surviving Entity and the GS Surviving Entity) and their respective successors and the respective shareholders, members, managers, partners, officers, directors, employees and agents of each such indemnified Person (collectively, the “REIT Indemnified Parties”) from and against any and all Losses that may be asserted against, or paid, suffered or incurred by any REIT Indemnified Party to the extent arising out of, resulting from, based upon or relating to (i) any breach, as of the date of this Agreement or the Closing Date of any representation or warranty made by the Advisor Companies in this Agreement, in any of the Transaction Documents or in the certificates delivered by Advisor Companies to REIT pursuant to Section 6.2(e); (ii) any failure by the Advisor Companies duly and timely to perform or fulfill any of their covenants or agreements required to be performed by them under this Agreement or any of the Transaction Documents; and (iii) any act, omission or state of affairs for which any Advisor Company or WREAS would be liable to REIT or would be required to provide indemnity to REIT or its Subsidiaries under the REIT Contracts (and regardless of whether the REIT Contracts remain in effect) or under REIT’s articles of incorporation in effect on the date hereof, to the extent such act, omission or state of affairs preceded the Closing.

Section 8.3 Indemnification of the Advisor Companies. REIT shall indemnify and hold harmless the Advisor Companies and their respective successors (and their respective shareholders, members, officers, directors, managers, employees and agents) (collectively the “Advisor Indemnified Parties”) from and against any and all Losses that may be asserted against, or paid, suffered or incurred by any Advisor Indemnified Party to the extent arising out of, resulting from, based upon or relating to (i) any breach as of the date of this Agreement or the Closing Date of any representation or warranty made by REIT in this Agreement, in any of the Transaction Documents or in the certificate delivered by REIT to the Advisor Companies pursuant to Section 6.3(d); or (ii) any failure by REIT to perform or fulfill any of its covenants or agreements required to be performed by REIT under this Agreement or any of the Transaction Documents.

Section 8.4 Limitations. No amounts of indemnity shall be payable as a result of any claim arising under clause (i) of Section 8.2 unless and until REIT Indemnified Parties have paid, suffered or incurred Losses referred to in that clause in excess of $350,000 in the aggregate, in which case REIT Indemnified Parties may bring a claim for all Losses in excess of such amount; provided, no such limitation exists with respect to representations set forth in any of Section 3.2(a) (Authority), Section 3.3 (Organization and Qualification of WREAS and WGS), Section 3.4 (Capitalization), Section 3.9 (Tax Matters), Section 3.10 (ERISA and Employee Benefits) and Section 3.27 (Brokers). The maximum aggregate liability of the Advisor Companies under clause (i) of Section 8.2 shall not exceed $175 million (the “Maximum Indemnity Amount”). No amounts of indemnity shall be payable as a result of any claim arising under clause (i) of Section 8.3 unless and until the Advisor Indemnified Parties have paid, suffered, incurred, sustained or become subject to Losses referred to in that clause in excess of $350,000 in the aggregate, in which case the Advisor Indemnified Parties may bring a claim for all Losses in excess of such amount; provided, that no such limitation exists with respect to representations set forth in any of Section 4.1 (Organization and Qualification), Section 4.2(a) (Authority), Section 4.3 (Capitalization) and Section 4.4 (Brokers). The maximum liability of REIT under clause (i) of Section 8.3 shall not exceed the Maximum Indemnity Amount.

Section 8.5 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 7.3 and this Article VIII shall be asserted and resolved as follows:

(a) If an Indemnified Party intends to seek indemnification under this Article VIII, it shall promptly notify the Indemnifying Party in writing of such claim, indicating with reasonable particularity the nature of such claim and the basis therefor (including a good faith estimate of the amount of Losses to the extent practicable) and provide the Indemnifying Party with all relevant information that is material to the claim or that the Indemnifying Party may reasonably request (but any such notice from a REIT Indemnified Party need be given only to the Sellers’ Representative). The failure to provide such notice will not affect any rights hereunder except to the extent the Indemnifying Party is materially prejudiced thereby.

(b) If such claim involves a claim by a third party against the Indemnified Party, the Indemnifying Party may, within thirty (30) days after receipt of such notice and information, and upon notice to the Indemnified Party, at the sole cost and expense of the Indemnifying Party assume the settlement or defense thereof, with counsel reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it at the sole cost and expense of the Indemnified Party. If the Indemnifying Party assumes the settlement or defense of such claim and the Indemnified Party determines reasonably and in good faith that representation by the Indemnifying Party’s counsel of both the Indemnifying Party and the Indemnified Party would present such counsel with a conflict of interest, then the Indemnifying Party shall pay the reasonable fees and expenses of the Indemnified Party’s counsel. So long as the Indemnifying Party is contesting any such claim in good faith in accordance with the first sentence of this Section 8.5(b), the Indemnifying Party shall have the right to settle any claim for which indemnification has been sought and is available hereunder; provided, that to the extent that such settlement requires the Indemnified Party to take, or prohibits the Indemnified Party from taking, any action or purports to obligate the Indemnified Party, then the Indemnifying Party shall not settle such claim without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, conditioned or delayed. So long as the Indemnifying Party is contesting any such claim in good faith in accordance with the first sentence of this Section 8.5(b), the Indemnified Party shall (A) not pay or settle any such claim without the Indemnifying Party’s consent, such consent not to be unreasonably withheld or delayed; and (B) cooperate fully with the Indemnifying Party and its counsel in the settlement and defense of such claim. If the Indemnifying Party is not entitled to join in or assume the defense of the claim pursuant to the foregoing provisions or is entitled but does not contest such claim in good faith (including if it does not notify the Indemnified Party assumption of the defense of such claim within the thirty (30)-day period set forth above), then the Indemnified Party may conduct and control, through counsel of its own choosing and at the expense of the Indemnifying Party, the settlement or defense thereof, and the Indemnifying Party shall cooperate with it in connection therewith. Except as otherwise expressly provided in this Section 8.5, the failure of the Indemnified Party to participate in, conduct or control such defense shall not relieve the Indemnifying Party of any obligation it may have hereunder. Any defense costs required to be paid by the Indemnifying Party on behalf of the Indemnified Party shall be paid as incurred, promptly against delivery of reasonably detailed invoices therefor.

Section 8.6 Character of Indemnity Payments. The parties agree that any indemnification payments made with respect to this Agreement shall be treated for all Tax purposes as an adjustment to the consideration paid by REIT for WREAS and WGS, unless otherwise required by Law (including by a determination of a Tax Authority that, under applicable Law, is not subject to further review or appeal).

Section 8.7 Appointment of the Advisor Parties’ Representative. The Advisor Companies hereby appoint the Sellers’ Representative as their exclusive agent and attorney-in-fact to act on their behalf in respect of any and all claims for indemnity made under this Article VIII or Section 7.3 and to take any and all actions that the Sellers’ Representative believes are necessary or appropriate under this Agreement, including (i) to make and give notice of indemnity claims on behalf of the Advisor Indemnified Parties (or any of them), and thereafter to consent to, compromise, settle or conduct negotiations with respect to any dispute or resolution in respect of such a claim; (ii) to accept, approve, challenge, consent to, compromise, settle or conduct negotiations with respect to any dispute with respect to any indemnity claim made on behalf of REIT Indemnified Parties (or any of them); and (iii) to engage counsel and other Representatives in connection with the foregoing. REIT and the other REIT Indemnified Parties shall be entitled to rely on the authority of the Sellers’ Representative in all such matters arising under this Agreement and any agreement between REIT and the Sellers’ Representative shall be binding on all Advisor Indemnified Parties. The Sellers’ Representative shall under no circumstances have any liability to any Advisor Indemnified Party for any action or omission taken in such capacity absent a conclusive showing of bad faith.

Section 8.8 Exclusive Remedy. Except for claims based on fraud, following the Closing, the rights of the parties for indemnification relating to breaches of this Agreement shall be limited to those contained in Section 7.3 and this Article VIII and such indemnification rights shall be the exclusive remedies of the parties with respect to breaches of this Agreement.

Section 8.9 Subrogation; Insurance. If an Indemnified Party recovers Losses from an Indemnifying Party, the Indemnifying Party shall be subrogated, to the extent of such recovery, to the Indemnified Party’s rights against any third party with respect to such recovered Losses, subject to the subrogation rights of any insurer providing insurance coverage under one of the Indemnified Party’s policies and except to the extent that the grant of subrogation rights to the Indemnifying Party is prohibited by the terms of the applicable insurance policy. With respect to any rights of any Indemnifying Party against a third party to which an Indemnified Party is entitled pursuant to the preceding sentence, such Indemnified Party shall use commercially reasonable efforts to preserve any rights that such Indemnifying Parties may have to make claims against third parties (including under applicable insurance policies) and the Indemnified Parties and the Indemnifying Parties shall cooperate with and assist the other in issuing notices of claims to such third parties, presenting claims for payment and collecting proceeds related thereto. Notwithstanding anything in this Agreement to the contrary, the amount of any Losses of any Person under this Article VIII shall be net of the amount, if any, received by the Indemnified Party (after deducting all costs and expenses associated with recovering such amount) from any third party (including any insurance company or other insurance provider).

ARTICLE IX

TERMINATION OF AGREEMENT

Section 9.1 Termination. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing by:

(a) the mutual written agreement of REIT and the Advisor Companies, before or after REIT Stockholder Approval is obtained;

(b) either REIT or the Advisor Companies if any court of competent jurisdiction or other competent Governmental Authority shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting all or any portion of the transactions contemplated by this Agreement and such statute, rule, regulation, order, decree or injunction or other action shall have become final and nonappealable;

(c) either REIT or the Advisor Companies, in the event (i) of a material breach of this Agreement by the non-terminating party if such non-terminating party fails to cure such breach within thirty (30) days following written notification thereof by the terminating party or (ii) the satisfaction of any condition to the terminating party’s obligations under this Agreement becomes impossible, but only if the failure of such condition to be satisfied is not caused by a breach of this Agreement by the terminating party or its Affiliates;

(d) either REIT or the Advisor Companies if the Closing shall not have occurred on or before August 1, 2007;

(e) either REIT or the Advisor Companies if this Agreement has been submitted to the stockholders of REIT for approval at a duly convened REIT Stockholders Meeting (or adjournment or postponement thereof) and REIT Stockholder Approval is not obtained; or

(f) by REIT if a majority of REIT’s independent directors determines to withdraw, modify or change the REIT Recommendation in accordance with the provisions of Section 5.5(d).

Section 9.2 Effect of Termination.

(a) If this Agreement is validly terminated pursuant to Section 9.1, this Agreement will forthwith become null and void, and have no further effect, without any liability on the part of any party hereto or its Affiliates, directors, managers, officers, stockholders or members, other than the provisions of this Section 9.2 and Article X hereof. Nothing contained in this Section 9.2 shall relieve any party from liability for any willful breach of this Agreement occurring prior to termination.

(b) If (i) a majority of REIT’s independent directors determines to withdraw, modify or change the REIT Recommendation in accordance with the provisions of Section 5.5(d) and (ii) either (A) this Agreement is subsequently terminated by REIT pursuant to Section 9.1(c), Section 9.1(d) or Section 9.1(f) or (B) this Agreement is subsequently terminated by either party pursuant to 9.1(e) after the REIT Stockholder Meeting has been held (if at the REIT Stockholder Meeting, the REIT Stockholder Approval is not obtained), REIT shall pay to Wells REF an aggregate amount of Three Million Five Hundred Thousand Dollars ($3,500,000) within five (5) Business Days of such termination in full satisfaction of all obligations to the Advisor Companies under this Agreement and the Advisor Companies shall not be entitled to any other payments or the reimbursement of any expenses relating to this Agreement or the transactions contemplated hereby.

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices. All notices, requests and other communications under this Agreement must be in writing and will be deemed to have been duly given upon receipt to the parties at the following addresses or facsimiles (or at such other address or facsimile for a party as shall be specified by the notice):

If to the Advisor Companies (or WREAS or WGS prior to Closing):

Wells Real Estate Funds, Inc.

6200 The Corners Parkway

Norcross, GA 30092

Attention: Doug Williams

Facsimile: (770) 243-8286

With a copy (which shall not constitute notice) to:

King & Spalding

1180 Peachtree Street NE

Atlanta, GA 30309

Attention: William B. Fryer

Facsimile: (404) 572-5131

If to REIT, REIT Sub or REIT GS Sub (or the Advisor Surviving Entity or the GS Surviving Entity):

Wells Real Estate Investment Trust, Inc.

6200 The Corners Parkway

Norcross, GA 30092

Attention: Donald Miller

Facsimile:

With a copy (which shall not constitute notice) to:

Rogers & Hardin LLP

2700 International Tower

229 Peachtree Street NE

Atlanta, GA 30303

Attention: Edward J. Hardin

Facsimile: (404) 525-2224

Notices, requests, demands and other communications made under this Agreement shall be deemed to have been duly given (i) upon delivery, if served personally on the party to whom notice is to be given, (ii) on the date of receipt, refusal or non delivery indicated on the receipt if mailed to the party to whom notice is to be given by registered or certified, postage prepaid or by nationally recognized air courier or (iii) upon confirmation of transmission, if sent by facsimile (provided that any notice given by facsimile shall also be sent by registered or certified mail or nationally recognized air courier). Any party may give written notice of a change of address in accordance with the provisions of this Section 10.1 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

Section 10.2 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the Transaction Documents supersede all prior and contemporaneous discussions and agreements, both written and oral, among the parties with respect to the subject matter of this Agreement and the Transaction Documents and constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement.

Section 10.3 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Transaction Documents and the transactions contemplated by this Agreement and the Transaction Documents.

Section 10.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

Section 10.5 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party to this Agreement.

Section 10.6 No Third-Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article VIII.

Section 10.7 Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement by operation of law or otherwise without the prior written consent of the other party to this Agreement and any attempt to do so will be void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and assigns.

Section 10.8 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the parties shall be entitled to seek specific performance of the terms hereof. Accordingly, it is agreed that in addition to any other remedy to which a non-breaching party may be entitled, a party shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof in any court located in the State of Georgia and having subject matter jurisdiction thereof.

Section 10.9 Arbitration. Except as specifically provided for in this Agreement relating to injunctive relief, arbitration shall be the exclusive manner for resolving disputes among the parties arising in connection with this Agreement or the Transaction Documents and such matters shall be finally settled by arbitration in Atlanta, Georgia under the then-effective Commercial Arbitration Rules of the American Arbitration Association. The award rendered by the arbitrators shall be final and binding on the parties and not subject to further appeal and judgment and the award rendered by the arbitrators may be entered in any court having jurisdiction. Such arbitration shall be initiated by written notice by either REIT or Sellers’ Representative (the “Claimant”) to the other party, which notice shall identify the Claimant’s selected arbitrator. The party receiving such notice (the “Respondent”) shall identify its arbitrator within ten (10) Business Days of its receipt of the notice. Within ten (10) Business Days of their appointments, Claimant’s arbitrator and Respondent’s arbitrator will select a third arbitrator. Each of the arbitrators shall be neutral. In the event that they are unable to do so, either party may request the American Arbitration Association to appoint the third arbitrator. The arbitrators shall have the authority to award any remedy or relief that a court in Georgia, applying the applicable governing law, could order or grant, excluding punitive damages. The arbitration award will be in writing and specify the factual and legal basis for the award. All fees and expenses owed to the arbitrators shall be paid equally by REIT and the Advisor Companies. It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable. Notwithstanding the foregoing, the parties may mutually agree to have the matter resolved under the then effective Expedited Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator chosen pursuant to such Rules. By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a jury trial in respect of any dispute among the parties. Furthermore, if for any reason a dispute is not arbitrated, the parties irrevocably and voluntarily agree to waive any right to a trial by jury in respect to such dispute.

Section 10.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 10.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 10.12 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument. Notwithstanding the laws of any jurisdiction in which this Agreement is executed or delivered, a facsimile signature shall for all purposes be deemed an original and shall bind the signor as if such facsimile were an original.

Section 10.13 Interpretation. The parties hereto acknowledge and agree that (i) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

Section 10.14 Further Assurances. The parties hereto shall use their commercially reasonable efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.15 REIT Board Actions. Except as otherwise required by Law or as expressly provided herein, all decisions and authorizations that may be required of REIT’s board of directors in respect of this Agreement and the Transaction Documents (including the enforcement of REIT’s rights hereunder) and the transactions contemplated hereby shall be made solely by action of those directors who at the time of the relevant deliberation or action have no beneficial or pecuniary interest, direct or indirect, in the Advisor Companies or in any of the Merger Shares.

Section 10.16 Advisor Disclosure Schedule. The inclusion of any information in the Advisor Disclosure Schedule attached hereto will not be deemed an admission or acknowledgement, in and of itself and solely by virtue of the inclusion of such information in such Advisor Disclosure Schedule, that such information is required to be listed in such Advisor Disclosure Schedule. The headings, if any, of the individual sections and subsections of the Advisor Disclosure Schedule are inserted for convenience only and will not be deemed to constitute a part thereof or a part of this Agreement. The disclosure of an item in one section or subsection of the Advisor Disclosure Schedule as an exception to a particular covenant, representation or warranty will be deemed adequately disclosed as an exception with respect to all other sections and subsections of the Advisor Disclosure Schedule to the extent that the relevance of such item to such other sections and subsections is reasonably apparent on the face of such item.

Section 10.17 License of Name. Wells REF hereby grants to REIT and its Subsidiaries a non-transferable, non-sublicenseable, non-exclusive, royalty-free right and license to use the common law trademark and trade name “Wells” as well as the registered trademarks and trademark applications for registration listed on Section 10.17 of the Advisor Disclosure Schedule (collectively, the “Marks”) solely in connection with REIT’s and its Subsidiaries’ business from the date of this Agreement through the later of (i) the listing of the REIT Common Shares on a national exchange or (ii) eighteen (18) months after Closing in a manner substantially consistent with the use of the Marks prior to the date of this Agreement. REIT and its Subsidiaries shall maintain, or cause to be maintained, the quality of the respective goods and services associated with use of the Marks by REIT and its Subsidiaries at substantially the same level maintained by Wells REF or REIT and its Subsidiaries immediately prior to the Closing Date. Wells REF shall retain full and complete ownership of the Marks and all use of the Marks by REIT and its Subsidiaries shall inure to the benefit of Wells REF. REIT and its Subsidiaries will not at any time intentionally do or knowingly permit to be done any material act or thing that would or would reasonably be likely to diminish, tarnish, disparage, or otherwise damage the goodwill in the Marks or impair the rights of Wells REF in and to the Marks, adversely affect the validity or enforceability of the Marks, dilute the distinctiveness of the Marks or depreciate the value of the Marks. Wells REF may, at its option, upon thirty (30) days’ written notice to REIT, terminate the license granted in this Section 10.17 if REIT or its Subsidiaries fail to comply with the requirements of this Section 10.17.

[Signatures begin on the next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WELLS REAL ESTATE INVESTMENT TRUST, INC.

By:
Name:
Title:

WRT ACQUISITION COMPANY, LLC
By:	Wells Real Estate Investment Trust, Inc.
Its:	Manager

By:
Name:
Title:

WGS ACQUISITION COMPANY, LLC
By:	Wells Real Estate Investment Trust, Inc.
Its:	Manager

By:
Name:
Title:

WELLS REAL ESTATE FUNDS, INC.

By:
Name:
Title:

WELLS CAPITAL, INC.

By:
Name:
Title:

WELLS MANAGEMENT COMPANY, INC.

By:
Name:
Title:

WELLS ADVISORY SERVICES I, LLC
By:	Wells Management Company, Inc.
Its:	Manager

By:
Name:
Title:

WELLS REAL ESTATE ADVISORY SERVICES, INC.

By:
Name:
Title:

WELLS GOVERNMENT SERVICES, INC.

By:
Name:
Title:

EXHIBITS

Exhibit	A-1 Amended and Restated Articles of Incorporation of REIT (Pre-listing)
Exhibit	A-2 Amended and Restated Articles of Incorporation of REIT (Post-Listing)
Exhibit	B Escrow Agreement
Exhibit	C Headquarters Sublease
Exhibit	D Pledge Agreement
Exhibit	E Registration Rights Agreement
Exhibit	F REIT Incentive Plan
Exhibit	G-1 Transition Services Agreement
Exhibit	G-2 Support Services Agreement

APPENDIX B

FAIRNESS OPINION OF

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

January 31, 2007

The Special Committee of the Board of Directors and the Board of Directors of

Wells Real Estate Investment Trust, Inc.

c/o Edward J Hardin

Rogers & Hardin

2700 International Tower

229 Peachtree Street

Atlanta, Georgia 30303

Dear Members of the Special Committee and the Board of Directors:

We understand that Wells Real Estate Investment Trust, Inc. (the “Company” or “Wells REIT”) is engaged in the acquisition and ownership of commercial real estate properties, including properties that are under construction, newly constructed, or have operating histories. The Company’s portfolio consists primarily of high-grade office and industrial buildings leased to large corporate tenants located throughout the United States. As of September 30, 2006, Wells REIT owned interests in 84 properties, 69 of which were wholly owned and three of which were owned through consolidated joint ventures, and the remaining 11 properties were owned through joint ventures. The majority of Wells REIT’s assets are commercial office buildings located in 23 states and the District of Columbia. We further understand that substantially all of Wells REIT’s business is conducted through Wells Operating Partnership, L.P. (“Wells OP”), a Delaware limited partnership, or subsidiaries of Wells OP. Wells REIT is the sole general partner, and Wells Capital, Inc. (“Wells Capital”) is the sole limited partner, of Wells OP. Finally, we understand that Wells REIT has no direct employees, but rather, is externally managed through contracts with Wells Capital and Wells Management Company, Inc. (“Wells Management”) and their wholly-owned subsidiaries.

We understand that the Company is contemplating a transaction whereby it would acquire certain subsidiaries of Wells Capital and Wells Management (collectively, the “Advisor” or the “Target”) in a merger transaction (the “Acquisition”) such that following the consummation of the Acquisition Wells REIT would be a self managed real estate investment trust. We further understand that Wells REIT will issue 19,568,641 shares of its common stock (the “Consideration”) to: (i) Wells Real Estate Funds, Inc., or one or more of its subsidiaries (collectively, “Wells REF”) in connection with the Acquisition and (ii) Wells Capital in exchange for Wells Capital’s 20,000 units of limited partnership interests in Wells OP. The Acquisition, Wells REIT’s payment of the Consideration, and related transactions are referred to herein as the “Transaction.” It is our understanding that the Company has formed a special committee (the “Special Committee”) of its Board of Directors to consider certain matters relating to the Transaction. Houlihan Lokey has been retained by the Company on behalf of, and will report solely to, the Committee, notwithstanding that Houlihan Lokey’s fees and expenses will be paid by the Company, and that certain covenants and representations are made by the Company herein.

You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Special Committee and to the Board of Directors of the Company (the “Board of Directors”) as to whether, as of the date hereof, the consideration to be paid by the Company in the Transaction is fair to the Company from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed the Company’s annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2005, quarterly report on Form 10-Q for the quarter ended September 30, 2006, which the management of Wells REF has identified as being the most current financial statements available;

2.	reviewed audited pro forma financial statements for the Target for the fiscal year ended December 31, 2005, and unaudited financial statements for the period ended December 31, 2004 and interim financial statements for the nine months ended September 30, 2006, which the Target’s management has identified as being the most current financial statements available;

3.	held discussions with the Special Committee and representatives of the Company’s investment bankers and counsel regarding the Company, the Transaction, and related matters;

4.	held discussions with certain members of the management of Wells REF regarding the operations, financial condition, future prospects and projected operations and performance of the Company, the Target and regarding the Transaction;

5.	reviewed the following agreements and documents:

a. the draft Agreement and Plan of Merger and the Advisor Disclosure Schedule thereto, Escrow Agreement and Pledge Agreement, dated January 30, 2007;

b. the draft Proxy Statement for the Transaction, dated January 25, 2007;

6.	reviewed financial forecasts and projections for the Advisor, prepared by the management of Wells REF, for the fiscal years ending December 31, 2006 and 2007;

7.	reviewed, but did not rely upon, the Report of Independent Accounts on Applying Agreed-Upon Procedures to the Special Committee, prepared by Ernst & Young LLP, dated January 13, 2007;

8.	reviewed the Estimation of Net Asset Value Report, prepared by Deloitte & Touche, dated as of September 30, 2006;

9.	reviewed property appraisals prepared by Cushman & Wakefield for each of the Company’s properties, dated as of September 30, 2006;

10.	reviewed certain other publicly available financial data for certain companies that we deemed relevant and publicly available transaction prices and premiums paid in other change of control transactions that we deemed relevant for companies in related industries to the Company and the Target; and

11.	conducted such other financial studies, analyses and inquiries as we have deemed appropriate.

For purposes of rendering this Opinion, we have relied upon and assumed at your direction and with your consent, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. Further, based upon our due diligence with the management of Wells REF, we have assumed that the Company does not currently intend to (i) liquidate or (ii) sell all or substantially all of the assets of the Company, or all or substantially all of the ownership interests in the Company, in one or several transactions, except for minority equity sales amongst the Company’s stockholders and/or the listing of the Company’s common shares on a national securities exchange or over-the-counter market. In addition, management of Wells REF has advised us, and we have assumed, that the financial forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements as to the future financial results and condition of the Company and the Target, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based.

Certain data, materials, forecasts, projections and other information have been prepared and provided to us by the management of Wells REF, which is the advisor to the Company and the ultimate parent and owner of the Target, and you understand that we have rendered this Opinion in accordance with the assumptions and reliances described in the immediately preceding paragraph with respect to all data, material, forecasts, projections, and other information prepared by the management of Wells REF or otherwise furnished or made available to us by the management of Wells REF.

We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or the Target since the date of the most recent financial statements provided to us, and that there are no information or facts that would make any of the information reviewed by us incomplete or misleading. We have not considered any aspect or implication of any transaction to which the Company or the Target is a party (other than the Transaction).

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 5 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements provided to us, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company or the Target, or otherwise have an adverse effect on the Company or the Target or any expected benefits of the Transaction in any way meaningful to our analysis. In addition, we have relied upon and assumed, without independent verification, that the final forms of the draft documents identified above will not differ in any material respect from such draft documents.

Furthermore, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent or otherwise) of the Company, the Target or any other party. We express no opinion regarding the liquidation value of any entity. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or the Target is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or the Target is or may be a party or is or may be subject and, at your direction and with your consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Committee, the Board of Directors or any other party with respect to alternatives to the Transaction or the potential value of the Company’s common stock, or proceeds to the Company’s common stockholders, that may be realized from such alternatives. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion (except to the extent the Company requests Houlihan Lokey to update this Opinion within 90 days of its issuance), or otherwise comment on or consider events occurring after the date hereof. We have not considered, nor are we expressing any opinion herein with respect to, the prices at which the Company’s common stock has traded or may trade at any time.

This Opinion is furnished for the use and benefit of the Special Committee and the Board of Directors in connection with their consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to any security holder or any other person as to how such person should act or vote with respect to the Transaction.

In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company and any other party that may be involved in the Transaction and their respective affiliates.

We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Special Committee, the Board of Directors, the Company, the Target, their respective security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any agreements or documents related to, or the form or any other portion or aspect of, the Transaction, except as expressly addressed in this Opinion, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or the Target, or any other party other than those set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company, the Target or any other party or the effect of any other transaction in which the Company, the Target or any other party might engage, (v) the tax or legal consequences of the Transaction to either the Company, the Target, their respective security holders, or any other party, (vi) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including without limitation the allocation of any consideration amongst such classes or groups of security holders), (vii) whether or not the Company, the Target, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, or (viii) the solvency, creditworthiness or fair value of the Company, the Target or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, you understand we have relied on the assessment by the Special Committee, the Board of Directors, the Company and the Target and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, the Target and the Transaction.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the consideration to be paid by the Company in the Transaction is fair to the Company from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

APPENDIX C

FORM OF SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

OF

WELLS REAL ESTATE INVESTMENT TRUST, INC.

Wells Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The Company desires to amend and restate its charter as currently in effect.

SECOND: The provisions of the charter now in effect, as amended hereby in accordance with the Maryland General Corporation Law (the “MGCL”), are as follows:

ARTICLE I

THE COMPANY; DEFINITIONS

SECTION 1.1 NAME. The name of the corporation (the “Company”) is:

Wells Real Estate Investment Trust, Inc.

Under circumstances in which the Board of Directors determines that the use of the name “Wells Real Estate Investment Trust, Inc.” is not practicable, it may use any other designation or name for the Company.

SECTION 1.2 RESIDENT AGENT. The name and address of the resident agent for service of process of the Company in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation and a resident of the State of Maryland. The address of the principal office of the Company in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The Company may also have such other offices or places of business within or without the State of Maryland as the Directors may from time to time determine.

SECTION 1.3 NATURE OF COMPANY. The Company is a Maryland corporation within the meaning of the MGCL.

SECTION 1.4 PURPOSE. The purposes for which the Company is formed are to engage in any lawful act or activity, including, without limitation or obligation, engaging in business as a REIT (as defined in Section 1.5) under the Code (as defined in Section 1.5), for which corporations may be organized under the laws of the State of Maryland as now or hereafter permitted by such laws.

SECTION 1.5 DEFINITIONS. As used in this Charter, the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Article VII hereof are defined in Section 7.7 hereof):

“ACQUISITION EXPENSES” means any and all expenses incurred by the Company or any Affiliate thereof in connection with the selection or acquisition of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on Property not acquired, accounting fees and expenses, and title insurance.

“ACQUISITION FEE” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any Affiliate of the Company) in connection with the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any Person or entity in connection with the actual development and construction of any Property.

“AFFILIATE” or “AFFILIATED” means, as to any individual, corporation, partnership, trust, limited liability company or other legal entity (other than the Company), (i) any Person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another Person or entity; (ii) any Person or entity, directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting Securities of another Person or entity; (iii) any officer, director, general partner or trustee of such Person or entity; (iv) any Person ten percent (10%) or more of whose outstanding voting Securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; and (v) if such other Person or entity is an officer, director, general partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity.

“ASSETS” means Properties.

“AVERAGE INVESTED ASSETS” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by Real Estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“BYLAWS” means the bylaws of the Company, as the same are in effect and may be amended from time to time.

“CHARTER” means these Second Articles of Amendment and Restatement, as may be amended or supplemented from time to time.

“CODE” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code means such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“COMMON SHARES” means the Company’s common stock that may be issued from time to time in accordance with the terms of this Charter and applicable law, as described in Section 7.2 hereof.

“COMPANY PROPERTY” means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Company.

“DEALER MANAGER” means Wells Investment Securities, Inc., or such other Person or entity selected by the Board of Directors to act as the dealer manager for an offering of our Equity Shares. Wells Investment Securities, Inc. is a member of the National Association of Securities Dealers, Inc.

“DIRECTORS,” “BOARD OF DIRECTORS” or “BOARD” means, collectively, the individuals appointed as Directors of the Company pursuant to Article II of this Charter so long as they continue in office and all other individuals who have been duly elected and qualify as Directors of the Company hereunder.

“DISTRIBUTION” or “DISTRIBUTIONS” means any distribution or distributions of money or other property, made pursuant to Section 7.2(iii) hereof or otherwise, by the Company to owners of Equity Shares, including distributions that may constitute a return of capital for federal income tax purposes. The Company will make no distributions other than distributions of money or readily marketable Securities unless the requirements of Section 7.2(iii) hereof are satisfied.

“EQUITY SHARES” means shares of capital stock of the Company of any class or series, including Common Shares or Preferred Shares.

“INDEPENDENT DIRECTOR” means a Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the Company by virtue of performing services, other than as a Director, for the Company. An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Company.

“INDEPENDENT EXPERT” means a Person or entity with no material current or prior business or personal relationship with the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

“INITIAL PUBLIC OFFERING” means the offering and sale of Equity Shares of the Company pursuant to the Company’s first effective registration statement covering its Common Shares filed under the Securities Act of 1933, as amended, which became effective with the Securities and Exchange Commission on January 30, 1998 (Commission File No. 333-32099).

“INVESTED CAPITAL” means the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company’s plan for repurchase of Shares.

“JOINT VENTURES” means those joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

“LEVERAGE” means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

“LISTING” means the listing of the Common Shares of the Company on a national securities exchange or over-the-counter market.

“MGCL” means the Maryland General Corporation Law, as amended from time to time, or any successor statute thereto.

“MORTGAGE” means mortgages, deeds of trust or other security interests on or applicable to Real Property.

“NASAA REIT GUIDELINES” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association.

“NET ASSETS” means the total assets of the Company (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.

“NET INCOME” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the Sale of the Company’s assets.

“NET SALES PROCEEDS” means in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within one hundred eighty (180) days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, or other assets, to repay outstanding indebtedness, or to establish reserves.

“NYSE” means the New York Stock Exchange, Inc.

“OPERATING EXPENSES” means all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) Acquisition Fees and Acquisition Expenses, and (vi) real estate commissions on the Sale of property, and other expenses connected with the acquisition and ownership of Real Estate interests, mortgage loans, or other Property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of Property).

“OPERATING PARTNERSHIP” means Wells Operating Partnership, L.P., a Delaware limited partnership.

“ORGANIZATIONAL and OFFERING EXPENSES” means any and all costs and expenses, other than Selling Commissions and marketing support and due diligence expenses, incurred by the Company or any Affiliate in connection with the formation, qualification and registration of the Company, and the marketing and distribution of Shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, amending, supplementing, mailing and distributing costs, salaries of employees while engaged in sales activity, telegraph and telephone costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Securities under Federal and State laws, including accountants’ and attorneys’ fees.

“PERSON” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“PREFERRED SHARES” means shares of the Company’s preferred stock, which may be issued in one or more classes or series in accordance with Section 7.3 hereof.

“PROPERTY” or “PROPERTIES” means (i) the real properties, including the buildings located thereon, (ii) the real properties only, or (iii) the buildings only, which are acquired by the Company or the Operating Partnership, either directly or through joint venture arrangements or other partnerships.

“PROSPECTUS” means the same as that term is defined in Section 2(10) of the Securities Act of 1933, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

“REAL PROPERTY” or “REAL ESTATE” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT” means a “real estate investment trust” as defined pursuant to Sections 856 through 860 of the Code.

“REIT PROVISIONS OF THE CODE” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“ROLL-UP ENTITY” means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“ROLL-UP TRANSACTION” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of Securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving Securities of the Company that have been listed on a national securities exchange or included for quotation by The NASDAQ Stock Market, Inc. (NASDAQ) for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in Stockholder voting rights, the term of existence of the Company or the investment objectives of the Company.

“SALE” or “SALES” (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; or (D) the Company sells, grants, conveys, or relinquishes its interest in any Asset, or portion thereof, including an event with respect to any Asset which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B), or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within one hundred eighty (180) days thereafter.

“SECURITIES” means Equity Shares, Shares-in-Trust, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“SELLING COMMISSIONS” means any and all commissions payable to underwriters, dealer managers, or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to Wells Investment Securities, Inc., if any.

“SHARES” means any shares of the Company’s common stock, par value $.01 per share, previously issued by the Company pursuant to an effective registration statement and shares of the Company’s common stock currently registered with the Securities and Exchange Commission pursuant to an effective registration statement.

“STOCKHOLDERS” means the registered holders of the Company’s Equity Shares.

“UNIMPROVED REAL PROPERTY” means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.1 NUMBER OF DIRECTORS. The number of Directors of the Company shall be nine (9), which number may be increased or decreased from time to time by resolution of the Directors then in office or by a majority vote of the Stockholders entitled to vote; provided, however, that the total number of Directors shall be not fewer than three (3) and not more than fifteen (15), subject to increase or decrease by the affirmative vote of 80% of the members of the entire Board of Directors. A majority of the Board of Directors will be Independent Directors except for a period of sixty (60) days after the death, removal or resignation of an Independent Director. Any vacancies will be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum. Independent Directors shall nominate replacements for vacancies in positions formerly held by Independent Directors. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his or her term. For the purposes of voting for Directors, each Equity Share may be voted for as many individuals as there are Directors to be elected and for whose election the holder of such Equity Share is entitled to vote, or as may otherwise be required by the MGCL or other applicable law as in effect from time to time. A Director may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of capital stock entitled to vote for the election of Directors at a special meeting of the Stockholders called for the purpose of removing such Director.

SECTION 2.2 EXPERIENCE. A Director shall have had at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three (3) years of relevant real estate experience.

SECTION 2.3 COMMITTEES. Subject to the MGCL, the Directors may establish such committees as they deem appropriate, in their discretion, provided that the majority of the members of each committee are Independent Directors.

SECTION 2.4 TERM; CURRENT BOARD. Each Director shall hold office for one (1) year, until the next annual meeting of Stockholders and until his or her successor shall have been duly elected and shall have qualified. Directors may be elected to an unlimited number of successive terms. The names of the current Directors who shall serve until the next annual meeting of Stockholders and until their successors are duly elected and qualify are as follows:

[INSERT CURRENT DIRECTORS AT TIME OF FILING]

SECTION 2.5 FIDUCIARY OBLIGATIONS. The Directors serve in a fiduciary capacity to the Company and have a fiduciary duty to the Stockholders of the Company.

SECTION 2.6 APPROVAL BY INDEPENDENT DIRECTORS. A majority of Independent Directors must approve all matters to which 2.1, 5.2, 5.3(iii), 5.4(vii), 5.4(ix), 5.4(xii) and 9.2 herein apply.

SECTION 2.7 RESIGNATION AND REMOVAL. Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed from office with or without cause only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote, subject to the rights of any Preferred Shares to vote for such Directors. The notice of any such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

SECTION 2.8 BUSINESS COMBINATION STATUTE. Notwithstanding any other provision of this Charter or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, Subtitle 6 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any “business combination” (as defined in Section 3-601(e) of the MGCL) of the Company and any Person.

SECTION 2.9 CONTROL SHARE ACQUISITION STATUTE. Notwithstanding any other provision of this Charter or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, Subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of Securities of the Company by any Person.

ARTICLE III

POWERS OF DIRECTORS

SECTION 3.1 GENERAL. Subject to the express limitations herein or in the Bylaws and to the general standard of care required of directors under the MGCL and other applicable law, (i) the business and affairs of the Company shall be managed under the direction of the Board of Directors and (ii) the Directors shall have full, exclusive and absolute power, control and authority over the Company Property and over the business of the Company as if they, in their own right, were the sole owners thereof, except as otherwise limited by this Charter. The Directors have established the written policies on investments and borrowing set forth in this Article III and Article V hereof and shall monitor the administrative procedures, investment operations and performance of the Company to assure that such policies are carried out. The Board of Directors may take any actions that, in its sole judgment and discretion, are necessary or desirable to conduct the business of the Company. A majority of the Board of Directors, including a majority of Independent Directors, hereby ratify this Charter, which shall be construed with a presumption in favor of the grant of power and authority to the Directors. Any construction of this Charter or determination made in good faith by the Directors concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Directors included in this Article III shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Charter or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Directors under the general laws of the State of Maryland as now or hereafter in force.

SECTION 3.2 SPECIFIC POWERS AND AUTHORITY. Subject only to the express limitations herein, and in addition to all other powers and authority conferred by this Charter or by law, the Board of Directors, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:

(i) INVESTMENTS. Subject to Article V and Section 9.5 hereof, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for such consideration as the Board of Directors may deem proper (including cash, property of any kind or Securities of the Company); provided, however, that the Directors shall take such actions as they deem necessary and desirable to comply with any requirements of the MGCL relating to the types of assets held by the Company.

(ii) REIT QUALIFICATION. The Board of Directors shall use its reasonable best efforts to cause the Company and its Stockholders to qualify for U.S. federal income tax treatment in accordance with the REIT Provisions of the Code (as such term is defined in Section 1.5 hereof). In furtherance of the foregoing, the Board of Directors shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT; provided, however, in the event that the Board of Directors determines, by vote of at least two-thirds (2/3) of the Directors, that it no longer is in the best interests of the Company to qualify as a REIT, the Board of Directors shall take such actions as are required by the Code, the MGCL and other applicable law, to cause the matter of termination of qualification as a REIT to be submitted to a vote of the Stockholders of the Company pursuant to Section 8.2.

(iii) SALE, DISPOSITION AND USE OF COMPANY PROPERTY. Subject to Article V and Sections 9.5 and 10.3 hereof, the Board of Directors shall have the authority to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Company or the Directors) or otherwise dispose of any or all of the Company Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Company or the Board of Directors by one or more of the Directors or by a duly authorized officer, employee, agent or nominee of the Company, on such terms as it may deem appropriate; to give consents and make contracts relating to the Company Property and its use or other property or matters; to develop, improve, manage, use, alter or otherwise deal with the Company Property; and to rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law.

(iv) FINANCINGS. To borrow or, in any other manner, raise money for the purposes and on the terms the Board of Directors may determine, which terms may (i) include evidencing the same by issuance of Securities of the Company and (ii) have such other provisions as the Board of Directors may determine; to reacquire such Securities of the Trust; to enter into other contracts or obligations on behalf of the Trust; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company Property to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company; provided, however, that the Company’s Leverage on an aggregate basis may not exceed 50% of the Company’s Properties’ aggregate value; provided, that Leverage on individual Properties may exceed such limit.

(v) LENDING. Subject to all applicable limitations in this Charter, to lend money or other Company Property on such terms, for such purposes and to such Persons as it may determine.

(vi) ISSUANCE OF SECURITIES. Subject to the provisions of Article VII hereof, to create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Company, of shares, units or amounts of one or more types, series or classes, of Securities of the Company, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights; maturity dates, distribution, exchange, or liquidation rights or other rights as the Board of Directors may determine, without vote of or other action by the Stockholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Directors determine, to list any of the Securities of the Company on any securities exchange; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Company.

(vii) EXPENSES AND TAXES. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Board of Directors, for carrying out the purposes of the Charter and conducting the business of the Company, including compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Company Property or the Directors in connection therewith; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

(viii) COLLECTION AND ENFORCEMENT. To collect, sue for and receive money or other property due to the Company; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Company Property or the Company’s affairs; to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.

(ix) DEPOSITS. To deposit funds or Securities constituting part of the Company Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Board of Directors may determine.

(x) ALLOCATION; ACCOUNTS. To determine whether moneys, profits or other assets of the Company shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other Distribution on any investment as, or apportion it between, income and capital; in its discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Company Property in such amounts and by such methods as it determines; to determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Company shall be maintained; and to allocate to the Stockholders’ equity account less than all of the consideration paid for Securities and to allocate the balance to paid-in capital or capital surplus.

(xi) VALUATION OF PROPERTY. To determine the value of all or any part of the Company Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of the Company Property, all in accordance with such appraisals or other information as are reasonable, in its sole judgment.

(xii) OWNERSHIP AND VOTING POWERS. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any Mortgages, Securities, Real Estate and other Company Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

(xiii) OFFICERS, ETC.; DELEGATION OF POWERS. To elect, appoint or employ such officers for the Company and such committees of the Board of Directors with such powers and duties as the Board of Directors may determine, the Company’s Bylaws provide or the MGCL requires; to engage, employ or contract with and pay compensation to any Person (including subject to Section 9.5 hereof, any Director or Person who is an Affiliate of any Director) as agent, representative, member of an advisory board, employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Board of Directors may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as aforesaid or to committees of the Board of Directors, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts, leases or other instruments, either in the names of the Company, the Directors or as their attorneys or otherwise, as the Board of Directors may determine and as may be permitted by Maryland law; and to establish such committees as it may deem appropriate.

(xiv) ASSOCIATIONS. Subject to Section 9.5 hereof, to cause the Company to enter into Joint Ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.

(xv) REORGANIZATIONS, ETC. Subject to Sections 10.2 and 10.3 hereof, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Company Property, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Board of Directors deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of this Charter, to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Company Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, Securities or any other interests.

(xvi) INSURANCE. To purchase and pay for out of Company Property, insurance policies insuring the Stockholders, Company and the Company Property against any and all risks, and insuring the officers, Directors, and Affiliates of the Company individually (each an “Insured”) against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity, whether or not the Company would have the power to indemnify against such claim or liability, provided that such insurance be limited to the indemnification permitted by Section 9.2 hereof in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws. Nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers’ compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Company. The Board of Directors’ power to purchase and pay for such insurance policies shall be limited to policies that comply with all applicable state laws and the NASAA REIT Guidelines.

(xvii) DISTRIBUTIONS. To declare and pay dividends or other Distributions to Stockholders, subject to the provisions of Sections 7.2 and 7.3 hereof.

(xviii) DISCONTINUE OPERATIONS; BANKRUPTCY. To discontinue the operations of the Company (subject to Section 10.2 hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Company Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to such foreclosure; to confess judgment against the Trust (as hereinafter defined); or to take such other action with respect to indebtedness or other obligations of the Directors, in their capacities as Directors, the Company Property or the Company as the Board of Directors in its discretion may determine.

(xix) TERMINATION OF STATUS. To terminate the status of the Company as a REIT under the REIT Provisions of the Code; provided, however, that the Board of Directors shall take no action to terminate the Company’s status as a real estate investment trust under the REIT Provisions of the Code until such time as (i) the Board of Directors adopts a resolution recommending that the Company terminate its status as a REIT under the REIT Provisions of the Code, (ii) the Board of Directors presents the resolution at an annual or special meeting of the Stockholders and (iii) such resolution is approved by the holders of a majority of the issued and outstanding Common Shares.

(xx) FISCAL YEAR. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Company.

(xxi) SEAL. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.

(xxii) BYLAWS. To adopt, implement and from time to time alter, amend or repeal the Bylaws of the Company relating to the business and organization of the Company, provided that such amendments are not inconsistent with the provisions of this Charter, and further provided that the Directors may not amend the Bylaws, without the affirmative vote of a majority of the Equity Shares, to the extent that such amendments adversely affect the rights, preferences and privileges of Stockholders.

(xxiii) LISTING SHARES. To cause the listing of the Shares at any time after completion of the Initial Public Offering, but in no event shall such Listing occur more than ten (10) years after completion of the Initial Public Offering.

(xxiv) FURTHER POWERS. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which it deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of this Charter, even if such powers are not specifically provided hereby.

SECTION 3.3 DETERMINATION OF BEST INTEREST OF COMPANY. In determining what is in the best interest of the Company, a Director shall consider the interests of the Stockholders of the Company and, in his or her sole and absolute discretion, may consider the effects of any proposed actions on (i) the interests of the Company’s employees, suppliers, creditors and customers, (ii) the economy of the nation, (iii) community and societal interests, and (iv) the long-term as well as short-term interests of the Company and its Stockholders, including the possibility that these interests may be best served by the continued independence of the Company.

ARTICLE IV

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ARTICLE V

INVESTMENT OBJECTIVES AND LIMITATIONS

SECTION 5.1 INVESTMENT OBJECTIVES. The Company’s primary investment objectives are: (i) to preserve, protect and return the Invested Capital of the Stockholders; (ii) to maximize cash available for Distribution; (iii) to realize capital appreciation upon the ultimate Sale of the Company’s Properties; and (iv) to provide Stockholders with liquidity of their investment within ten (10) years after the commencement of the Initial Public Offering through either (a) the Listing of the Common Shares, or (b) if Listing does not occur within ten years following the commencement of the Initial Public Offering, the dissolution of the Company and orderly liquidation of its Assets. The sheltering from tax of income from other sources is not an objective of the Company. Subject to the restrictions set forth herein, the Directors will use their best efforts to conduct the affairs of the Company in such a manner as to continue to qualify the Company for the tax treatment provided in the REIT Provisions of the Code; provided, however, no Director, officer, employee or agent of the Company shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 9.2 hereof.

SECTION 5.2 REVIEW OF OBJECTIVES. The Independent Directors shall review the investment policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.

SECTION 5.3 CERTAIN PERMITTED INVESTMENTS.

(i) The Company may invest in Properties, as defined in Section 1.5 hereto.

(ii) The Company may invest in Joint Ventures with one or more Directors or any Affiliate, if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.

(iii) Subject to any limitations in Section 5.4(vii), the Company may invest in equity Securities if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

SECTION 5.4 INVESTMENT LIMITATIONS. In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company’s objective of qualifying as a REIT, the following shall apply to the Company’s investments:

(i) Not more than 10% of the Company’s total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

(ii) The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company’s ordinary business of investing in real estate Assets and Mortgages.

(iii) The Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying Property except for those loans insured or guaranteed by a government or government agency. Mortgage indebtedness on any Property shall not exceed such Property’s appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Directors or any Affiliates, such appraisal of the underlying Property must be obtained from an Independent Expert. Such appraisal shall be maintained in the Company’s records for at least five (5) years and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the Mortgage or condition of the title must be obtained.

(iv) The Company shall not make or invest in mortgage loans, including construction loans, on any one (1) Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to eighty-five percent (85%) of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all Mortgage Loans outstanding on the Property, including the loans of the Company” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged Property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.

(v) The Company shall not invest in indebtedness (“Junior Debt”) secured by a Mortgage on Real Property which is subordinate to the lien or other indebtedness (“Senior Debt”), except where such amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed 90% of the appraised value of such Property, if after giving effect thereto, the value of all such mortgage loans of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company’s Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements shall be limited to 10% of the Company’s tangible assets (which would be included within the 25% limitation).

(vi) The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Directors or an Affiliate of the Company. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by this Charter.

(vii) The Company shall not underwrite the Securities of other issuers. In addition, the Company shall not invest in Securities of other issuers, except for investments in Joint Ventures as described herein, unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.

(viii) The Company shall not issue (A) equity Securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Company pursuant to that certain redemption plan adopted or to be adopted by the Board of Directors on terms outlined in the section relating to Common Shares entitled “Share Repurchase Program” in the Company’s Prospectus relating to the Initial Public Offering); (B) debt Securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (C) Equity Shares on a deferred payment basis or under similar arrangements; (D) non-voting or non-assessable Securities; (E) options, warrants, or similar evidences of a right to buy its Securities (collectively, “Options”) unless (1) issued to all of its Stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to Directors, officers or employees of the Company. Options may not be issued to the Directors or any Affiliate thereof, who are not also officers or employees of the Company, except on the same terms as such Options are sold to the general public. Options may be issued to Persons other than the Directors or any Affiliate thereof but, except for options which may be issued to officers or employees of the Company, not at exercise prices less than the fair market value of the underlying Securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant. The voting rights per share of Equity Shares of the Company (other than the publicly held Equity Shares of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held Equity Shares as the consideration paid to the Company for each privately offered Equity Share of the Company bears to the book value of each outstanding publicly held Equity Share.

(ix) A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from a Director or an Affiliate thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.

(x) The Company shall not issue senior Securities except notes to banks and other lenders and Preferred Shares.

(xi) The aggregate Leverage of the Company shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Directors at least quarterly. The maximum amount of such Leverage shall not exceed 50% of the Properties’ aggregate value, provided, that Leverage on individual Properties may exceed such limit.

(xii) Directors and any Affiliates thereof shall not make loans to the Company, or to Joint Ventures in which the Company is a co-venturer, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to the Company than comparable loans between unaffiliated parties.

(xiii) The Company shall not make loans to Directors, officers or any principal of the Company or any of their Affiliates.

(xiv) The Company shall not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

(xv) The Company will not make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT.

(xvi) The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

The foregoing investment limitations may not be modified or eliminated without the approval of Stockholders owning a majority of the outstanding Equity Shares and a majority of the Independent Directors not otherwise interested in the transaction.

ARTICLE VI

CONFLICTS OF INTEREST

SECTION 6.1 SALES AND LEASES TO COMPANY. The Company may purchase or lease a Property or Properties from a Director or any Affiliate upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the Asset to such Director or Affiliate, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable and only if the possibility of such acquisition(s) is disclosed, and there is appropriate disclosure of the material facts concerning each such investment. In no event shall the cost of such Asset to the Company exceed its current appraised value.

SECTION 6.2 SALES AND LEASES TO THE DIRECTORS OR AFFILIATES. A Director or Affiliate may purchase or lease a Property or Properties from the Company if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

SECTION 6.3 OTHER TRANSACTIONS. The Company shall not make loans to a Director or any Affiliate thereof. Directors and any Affiliates thereof shall not make loans to the Company, or to Joint Ventures in which the Company is a co-venturer, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.

ARTICLE VII

SHARES

SECTION 7.1 AUTHORIZED SHARES. The total number of shares of capital stock which the Company is authorized to issue is one billion (1,000,000,000), consisting of seven hundred fifty million (750,000,000) Common Shares (as described in Section 7.2 hereof), one hundred million (100,000,000) Preferred Shares (as described in Section 7.3 hereof) and one hundred fifty million (150,000,000) Shares-in-Trust (as described in Section 7.8 hereof). All shares of capital stock shall be fully paid and nonassessable when issued. Equity Shares may be issued for such consideration as the Directors determine, or if issued as a result of a stock dividend or stock split, without any consideration. If shares of one class or series of stock are classified or reclassified into shares of another class or series of stock pursuant to Sections 7.2(ii) or 7.3 of this Article VII, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Company has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this Section 7.1. The Board of Directors, with the approval of a majority of the Directors and without any action on the part of the Stockholders of the Company, may amend this Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Company has the authority to issue.

SECTION 7.2 COMMON SHARES.

(i) COMMON SHARES SUBJECT TO TERMS OF PREFERRED SHARES. The Common Shares shall be subject to the express terms of any class or series of Preferred Shares.

(ii) DESCRIPTION. Common Shares shall have a par value of $.01 per share and shall entitle the holders to one (1) vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 8.2 hereof, and Shares of a particular class of issued Common Shares shall have equal dividend, Distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights over other Shares of that same particular class. The Board of Directors is hereby authorized, from time to time, to classify or reclassify and issue any unissued Common Shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other Distributions, qualifications or terms or conditions of redemption of any such Common Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of the State of Maryland articles supplementary in substance and form as prescribed by Title 2 of the MGCL.

(iii) DIVIDEND OR DISTRIBUTION RIGHTS. The Board of Directors from time to time may authorize and the Company may pay to Stockholders of such dividends or Distributions in cash or other property as the Board of Directors in its discretion shall determine. The Board of Directors shall endeavor to authorize and the Company may pay such dividends and Distributions as shall be necessary for the Company to qualify as a REIT under the REIT Provisions of the Code; provided, however, Stockholders shall have no right to any dividend or Distribution unless and until declared by the Company. The exercise of the powers and rights of the Board of Directors pursuant to this Section shall be subject to the provisions of any class or series of Equity Shares at the time outstanding. The receipt by any Person in whose name any Equity Shares are registered on the records of the Company or by his or her duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of such Equity Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for Distributions of readily marketable Securities and Distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its Assets in accordance with the terms of this Charter.

(iv) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any Distribution of the assets of the Company, the aggregate assets available for Distribution to holders of the Common Shares (including holders of Shares-in-Trust resulting from the exchange of Common Shares pursuant to Section 7.7(iii) hereof) shall be determined in accordance with applicable law. Subject to Section 7.8(iii) hereof, each holder of Common Shares shall be entitled to receive, ratably with (i) each other holder of Common Shares and (ii) each holder of Shares-in-Trust resulting from the exchange of Common Shares, that portion of such aggregate assets available for Distribution to the holders of the Common Shares as the number of the outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares and Shares-in-Trust resulting from the exchange of Common Shares then outstanding. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder of Shares-in-Trust exceed (i) the price per share such holder paid for the Common Shares in the purported Transfer or Acquisition (as those terms are defined in Section 7.7(i)) or change in capital structure or other transaction or event that resulted in the Shares-in-Trust or (ii) if the holder did not give full value for such Shares-in-Trust (as through a gift, a devise or other event or transaction), a price per share equal to the Market Price (as that term is defined in Section 7.7(i)) for the Common Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Shares-in-Trust. Any amount available for Distribution in excess of the foregoing limitations shall be paid ratably to the holders of Common Shares and other holders of Shares-in-Trust resulting from the exchange of Common Shares to the extent permitted by the foregoing limitations.

(v) VOTING RIGHTS. Except as may be provided otherwise in this Charter, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common Stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders of the Company, and shall be entitled to one (1) vote for each Common Share entitled to vote at such meeting.

SECTION 7.3 PREFERRED SHARES. The Board of Directors is hereby expressly granted the authority to authorize, from time to time, the issuance of one or more series of Preferred Shares. Prior to the issuance of each such class or series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series, and the designation, preferences, terms, rights, restrictions, limitations and qualifications and terms and conditions of redemption of the shares of each class or series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) the designation of the series, which may be by distinguishing number, letter or title;

(ii) the dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends with respect to shares of the series;

(iii) the redemption rights, including conditions and the price or prices, if any, for shares of the series;

(iv) the terms and amounts of any sinking fund for the purchase or redemption of shares of the series;

(v) the rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of Distributions with respect to shares of the series;

(vi) whether the shares of the series shall be convertible into shares of any other class or series or any other security of the Company or any other corporation or other entity and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

(vii) restrictions on the issuance of shares of the same series or of any other class or series;

(viii) the voting rights of the holders of shares of the series subject to the limitations contained in this Section 7.3; provided, however, that the voting rights of the holders of shares of any series of Preferred Shares shall not exceed the voting rights of the holders of Common Shares; and

(ix) any other relative rights, preferences and limitations on that series. Subject to the express provisions of any other series of Preferred Shares then outstanding, and notwithstanding any other provision of this Charter, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Section 2-208 of the MGCL.

SECTION 7.4 GENERAL NATURE OF SHARES. All Shares shall be personal property entitling the Stockholders only to those rights provided in this Charter, the MGCL or in the resolution creating any class or series of Shares. The legal ownership of the Company Property and the right to conduct the business of the Company are vested exclusively in the Directors; the Stockholders shall have no interest therein other than the beneficial interest in the Company conferred by their Shares and shall have no right to compel any partition, division, dividend or Distribution of the Company or any of the Company Property. The death of a Stockholder shall not terminate the Company or give his or her legal representative any rights against other Stockholders, the Directors or the Company Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Company to reflect on its books the change in ownership of the Shares. Holders of Shares shall not have any preemptive or other right to purchase or subscribe for any class of Securities of the Company which the Company may at any time issue or sell.

SECTION 7.5 NO ISSUANCE OF SHARE CERTIFICATES. The Company shall not be required to issue share certificates except to Stockholders who make a written request therefor to the Company. A Stockholder’s investment shall be recorded on the books of the Company. To transfer his or her Shares a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon a request therefor. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of Shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, in a form substantially similar to Section 7.7(xii), and as required by the Bylaws and the MGCL or other applicable law.

SECTION 7.6 SUITABILITY OF STOCKHOLDERS

(i) INVESTOR SUITABILITY STANDARDS. Subject to suitability standards established by individual states, to become a Stockholder in the Company, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:

(a) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

(b) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

(ii) DETERMINATION OF SUITABILITY OF SALE. Each Person selling Shares on behalf of the Company shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Stockholder. In making this determination, each Person selling Shares on behalf of the Company shall ascertain that the prospective Stockholder: (a) meets the minimum income and net worth standards established for the Company; (b) can reasonably benefit from the Company based on the prospective Stockholder’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (d) has apparent understanding of: (1) the fundamental risks of the investment; (2) the risk that the Stockholder may lose the entire investment; (3) the lack of liquidity of Company Shares; (4) the restrictions on transferability of Company Shares; and (5) the tax consequences of the investment.

Each Person selling shares on behalf of the Company shall make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.

Each Person selling Shares on behalf of the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Stockholder. Each Person selling Shares on behalf of the Company shall maintain these records for at least six years.

(iii) MINIMUM INVESTMENT. Subject to certain individual state requirements, except for sales pursuant to the Company’s Reinvestment Plan (as defined in Section 7.13), no sale or transfer of Shares will be permitted of less than 100 Shares, and a Stockholder shall not transfer, fractionalize or subdivide such Shares so as to retain less than such minimum number thereof.

SECTION 7.7 RESTRICTIONS ON OWNERSHIP AND TRANSFER.

(i) DEFINITIONS. For purposes of Sections 7.7 and 7.8, the following terms shall have the following meanings:

“ACQUIRE” means the acquisition of Beneficial or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant,

convertible security, pledge or other security interest or similar right to acquire Shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.

“BENEFICIAL OWNERSHIP” means ownership of Shares by a Person who would be treated as an owner of such Shares under Section 542(a)(2) of the Code, either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and 856(h)(3) of the Code. For purposes of this definition, the term “individual” shall include any organization, trust, or other entity that is treated as an individual for purposes of Section 542(a)(2) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings.

“BENEFICIARY” means a beneficiary of the Trust as determined pursuant to Section 7.8(v)(a) hereof.

“BUSINESS DAY” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in the State of New York are authorized or required by law or regulation or executive order to close.

“COMMON SHARE OWNERSHIP LIMIT” means, with respect to the Common Shares, 9.8% of the outstanding Common Shares, subject to adjustment pursuant to Section 7.7(x) (but not more than 9.9% of the outstanding Common Shares, as so adjusted) and to any other limitations contained in this Section 7.7.

“CONSTRUCTIVE OWNERSHIP” means ownership of Equity Shares by a Person who could be treated as an owner of such shares, either actually or constructively, directly or indirectly, (including a nominee) through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) thereof. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Own” and “Constructively Owned” shall have correlative meanings.

“MARKET PRICE” means, on any date, with respect to any class or series of outstanding shares of Equity Share the average of the Closing Price for such Equity Shares for the five (5) consecutive Trading Days ending on such date. The “Closing Price” on any date means the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to Securities listed or admitted to trading on the NYSE or, if the Equity Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to Securities listed on the principal national securities exchange on which the Equity Shares are listed or admitted to trading or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The NASDAQ Stock Market, Inc. (NASDAQ) or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Shares selected by the Board of Directors, or, if no such market maker exists, as determined in good faith by the Board of Directors.

“OWNERSHIP LIMIT” means the Common Share Ownership Limit or the Preferred Share Ownership Limit, or both, as the context may require.

“PREFERRED SHARE OWNERSHIP LIMIT” means, with respect to the Preferred Shares, 9.8% of the outstanding Shares of a particular series of Preferred Shares of the Company, subject to adjustment pursuant to Section 7.7(x) (but not more than 9.9% of the outstanding Preferred Shares, as so adjusted) and to any other limitations contained in this Section 7.7.

“PURPORTED BENEFICIAL HOLDER” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the Person for whom the applicable Purported Record Holder held the Equity Shares that were, pursuant to paragraph (iii) of this Section 7.7, automatically exchanged for Shares-in-Trust upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

“PURPORTED BENEFICIAL TRANSFEREE” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section 7.7(ii). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

“PURPORTED RECORD HOLDER” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares that were, pursuant to Section 7.7(iii), automatically exchanged for Shares-in-Trust upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

“PURPORTED RECORD TRANSFEREE” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section 7.7(ii). The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

“RESTRICTION TERMINATION DATE” means the first day after the date of the closing of the Initial Public Offering on which the Board of Directors of the Company determines, pursuant to Section 3.2(xix) hereof, that it is no longer in the best interests of the Company to attempt or continue to qualify as a REIT.

“SHARES-IN-TRUST” means those shares into which Equity Shares are automatically exchanged as a result of a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction, as described in Section 7.7(iii).

“TRADING DAY” means (i) a day on which the principal national securities exchange on which the affected class or series of Equity Shares is listed or admitted to trading is open for the transaction of business, or (ii) if the affected class or series of Equity Shares is not so listed or admitted to trading, any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“TRANSFER” means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Equity Shares or the right to vote or receive dividends on Equity Shares, including without limitation (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares or (ii) the sale, transfer, assignment or other disposition of any Securities or rights convertible into or exchangeable for Equity Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms “Transfers,” “Transferred” and “Transferable” shall have correlative meanings.

“TRUST” means the trust created pursuant to Section 7.8(i) hereof.

“TRUSTEE” means the trustee of the Trust, as appointed by the Company, or any successor trustee thereof, which Trustee shall not be an Affiliate of the Company, or of the Purported Record Holder, the Purported Beneficial Holder, the Purported Record Transferee, or the Purported Beneficial Transferee.

(ii) OWNERSHIP AND TRANSFER LIMITATIONS.

(a) Notwithstanding any other provision of this Charter, except as provided in Section 7.7(ix) and subject to Section 7.9, from the date of the Initial Public Offering and prior to the Restriction Termination Date, no Person shall Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limits.

(b) Notwithstanding any other provision of this Charter, except as provided in Section 7.7(ix) and subject to Section 7.9, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would result in any Person Beneficially or Constructively Owning Equity Shares in excess of the Common or Preferred Share Ownership Limits shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would otherwise be Beneficially or Constructively Owned by such Person in excess of the Common or Preferred Share Ownership Limits, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall Acquire any rights in that number of Equity Shares.

(c) Notwithstanding any other provision of this Charter, subject to Section 7.9, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of Equity Shares or other event or transaction that, if effective, would result in the Equity Shares being actually owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership (including actual ownership) with respect to that number of Equity Shares which otherwise would be owned by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner or Constructive Owner) shall acquire no rights in that number of Equity Shares.

(d) Notwithstanding any other provision of this Charter, subject to Section 7.9, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would cause the Company to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(e) Notwithstanding any other provision of this Charter, subject to Section 7.9, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Company, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would (i) cause the Company to own (directly or Constructively) an interest in a tenant or the Operating Partnership’s real property that is described in Section 856(d)(2)(B) of the Code and (ii) cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, shall be void AB INITIO as to the Transfer, Acquisition, change in capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of

Equity Shares which would cause the Company to own an interest (directly or Constructively) in a tenant or the Operating Partnership’s real property that is described in Section 856(d)(2)(B) of the Code, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(iii) EXCHANGE FOR SHARES-IN-TRUST.

(a) If, notwithstanding the other provisions contained in this Article VII, at any time from the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction such that any Person would either Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limit, then, except as otherwise provided in Section 7.7(ix), such Equity Shares (rounded up to the next whole number of shares) in excess of the Common or Preferred Share Ownership Limit automatically shall be exchanged for an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VII requires different terms. Such exchange shall be effective as of the close of business on the Business Day next preceding the date of the purported Transfer, Acquisition, change in capital structure, other purported change in Beneficial or Constructive Ownership of Shares, or other event or transaction.

(b) If, notwithstanding the other provisions contained in this Article VII, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (b), (c), (d) and (e) of paragraph (ii) of this Section 7.7, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, then the Shares (rounded up to the next whole number of Shares) purportedly being Transferred or Acquired or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership and which, in any case, would result in a violation of any of the restrictions described in subparagraphs (b), (c), (d) and (e) of paragraph (ii) of this Section 7.7 or otherwise would cause the Company to fail to qualify as a REIT automatically shall be exchanged for an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VII requires different terms. Such exchange shall be effective as of the close of business on the Business Day prior to the date of the purported Transfer, Acquisition, change in capital structure, other purported change in Beneficial or Constructive Ownership or other event or transaction.

(iv) REMEDIES FOR BREACH. If the Board of Directors, a duly authorized committee thereof or other designee, if permitted by the MGCL, shall at any time determine in good faith that a purported Transfer, Acquisition, change in the capital structure of the Company or other purported change in Beneficial or Constructive Ownership or other event or transaction has taken place in violation of Section 7.7(ii) or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Equity Shares in violation of this Section 7.7, the Board of Directors or a committee thereof or other designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, change in the capital structure of the Company, other attempt to Acquire Beneficial or Constructive Ownership of any Shares or other event or transaction, including, but not limited to, refusing to give effect thereto on the books of the Company or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Company, attempted Transfer or other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction in violation of subparagraphs (b), (c), (d) and (e) of Section 7.7(ii) (as applicable) shall be void AB INITIO and where applicable automatically shall result in the exchange described in Section 7.7(iii), irrespective of any action (or inaction) by the Board of Directors or its designee.

(v) NOTICE OF RESTRICTED TRANSFER. Any Person who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Equity Shares that will or may violate Section 7.7(ii) and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Equity Shares resulting in an exchange for Shares-in-Trust, pursuant to Section 7.7(iii) or otherwise, shall immediately give written notice to the Company, or, in the event of a proposed or attempted Transfer, Acquisition, or purported change in Beneficial or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Company, of such event and shall promptly provide to the Company such other information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, proposed or attempted Transfer, Acquisition, proposed or attempted Acquisition or purported change in Beneficial or Constructive Ownership on the Company’s status as a REIT.

(vi) OWNERS REQUIRED TO PROVIDE INFORMATION. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

(a) Every Beneficial or Constructive Owner of more than five percent (5%), or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion, of the outstanding shares of any class or series of Equity Shares of the Company shall annually, no later than thirty (30) days after the end of each taxable year, give written notice to the Company stating (1) the name and address of such Beneficial or Constructive Owner; (2) the number of shares of each class or series of Equity Shares Beneficially or Constructively Owned; and (3) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Company such additional information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Company’s status as a REIT and to ensure compliance with the Common or Preferred Share Ownership Limit and other restrictions set forth herein.

(b) Each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the Stockholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner promptly shall provide to the Company such information as the Company, in its sole discretion, may request in order to determine the Company’s status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Common or Preferred Share Ownership Limits and other restrictions set forth herein.

(vii) REMEDIES NOT LIMITED. Subject to Section 7.9, nothing contained in this Article VII shall limit the scope or application of the provisions of this Section 7.7, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company’s status as a REIT and to ensure compliance with the Ownership Limit for any class or series of Equity Shares and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

(viii) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 7.7, including any definition contained in Sections 1.5 and 7.7(i), the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 7.7 with respect to any situation based on the facts known to it.

(ix) WAIVERS BY BOARD. Upon notice of an Acquisition or Transfer or a proposed Acquisition or Transfer which results or would result in the intended transferee having Beneficial Ownership of shares in excess of the Ownership Limit, the Board of Directors may, upon receipt of evidence deemed to be satisfactory by the Board of Directors, in its sole discretion, that such Acquisition or Transfer does not or will not violate the “closely held” provisions of Section 856(h) of the Code, waive the Ownership Limit with respect to such transferee upon such conditions as the Board of Directors may direct.

(x) INCREASE IN COMMON OR PREFERRED SHARE OWNERSHIP LIMIT. Subject to the limitations contained in Section 7.7(xi), the Board of Directors may from time to time increase the Common or Preferred Share Ownership Limits.

(xi) LIMITATIONS ON MODIFICATIONS.

(a) The Ownership Limit for a class or series of Equity Shares may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the Company would be “closely held” within the meaning of Section 856(h) of the Code (assuming ownership of shares of Equity Shares by all Persons equal to the greatest of (A) the actual ownership, (B) the Beneficial Ownership of Equity Shares by each Person, or (C) the applicable Ownership Limit with respect to such Person).

(b) Prior to any modification of the Ownership Limit with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Company’s status as a REIT.

(c) Neither the Preferred Share Ownership Limit nor the Common Share Ownership Limit may be increased to a percentage that is greater than 9.9%.

(xii) NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or Transfer of Shares, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise Transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

“The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company’s status as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the Charter of the Company, no Person may (i) Beneficially or Constructively Own any class of Common Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of such outstanding Common Shares; (ii) Beneficially or Constructively Own shares of any class or series of Preferred Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding shares of such class or series of Preferred Shares; (iii) Transfer Common Shares or Preferred Shares if such Transfer would result in Equity Shares being actually owned by fewer than 100 Persons; (iv) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being “closely held” under Section 856(h) of the Code or which otherwise would cause the Company to fail to qualify as a REIT; or (v) Beneficially or Constructively Own Common Shares or Preferred Shares that would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares in excess of the above limitations and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Common or Preferred Shares resulting in an exchange for Shares-in-Trust (as described below) immediately must notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Shares and/or Preferred Shares or other event which results in a violation of the ownership or transfer limitations set forth in the Company’s Charter shall be void AB INITIO, and none of the Purported Beneficial or Record Transferees or the purported Beneficial or Record Holders shall have or acquire any rights in such Common Shares and/or Preferred Shares. If there is a purported Transfer or Acquisition of Equity Shares which, if effective, would result in the transfer and ownership limitations referred to herein being violated, the Common Shares or Preferred Shares purportedly Transferred or Acquired will automatically be exchanged for Shares-in-Trust to the extent of violation of such limitations, and such Shares-in-Trust will be held in trust by a trustee appointed by the Company, all as provided by the

Charter of the Company. In addition, the Company may redeem Equity Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that a purported Transfer, Acquisition or other event may violate the restrictions described above. All defined terms used in this legend have the meanings identified in the Company’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.”

SECTION 7.8 SHARES-IN-TRUST.

(i) OWNERSHIP IN TRUST. Upon any purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction that results in Shares-in-Trust pursuant to Section 7.7(iii), such Shares-in-Trust shall be deemed to have been transferred to the Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Shares-in-Trust may later be transferred pursuant to Section 7.8(v). Shares-in- Trust so held in trust shall be issued and outstanding stock of the Company. The Purported Record Transferee (or Purported Record Holder) shall have no rights in such Shares-in-Trust. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in such Shares-in-Trust except as provided in Section 7.8(iii).

(ii) DISTRIBUTION RIGHTS. Shares-in-Trust shall be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all Distributions and dividends on the Shares-in-Trust and will hold such dividends or Distributions in trust for the benefit of the Beneficiary. Any dividend or Distribution with a record date on or after the date that Equity Shares have been exchanged for Shares-in-Trust which were paid on such Equity Shares shall be repaid to the Trustee upon demand, and any such dividend or Distribution declared on such Equity Shares but unpaid shall be paid to the Trustee to hold in trust for the benefit of the Beneficiary.

(iii) RIGHTS UPON LIQUIDATION.

(a) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other Distribution of the assets, of the Company, each holder of Shares-in-Trust resulting from the exchange of Preferred Shares of any specified series shall be entitled to receive, ratably with each other holder of Shares-in-Trust resulting from the exchange of Preferred Shares of such series and each holder of Preferred Shares of such series, such accrued and unpaid dividends, liquidation preferences and other preferential payments, if any, as are due to holders of Preferred Shares of such series. In the event that holders of shares of any series of Preferred Shares are entitled to participate in the Company’s Distribution of its residual assets, each holder of Shares-in-Trust resulting from the exchange of Preferred Shares of any such series shall be entitled to participate, ratably with (A) each other holder of Shares-in-Trust resulting from the exchange of Preferred Shares of all series entitled to so participate; (B) each holder of Preferred Shares of all series entitled to so participate; and (C) each holder of Common Shares and Shares-in-Trust resulting from the exchange of Common Shares (to the extent permitted by Section 7.7(iii) hereof), that portion of the aggregate assets available for Distribution (determined in accordance with applicable law) as the number of shares of such Shares-in-Trust held by such holder bears to the total number of (1) outstanding Shares-in-Trust resulting from the exchange of Preferred Shares of all series entitled to so participate; (2) outstanding Preferred Shares of all series entitled to so participate; and (3) outstanding Common Shares and Shares-in-Trust resulting from the exchange of Common Shares. The Trustee shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of the Shares-in-Trust in any liquidation, dissolution or winding up, or any Distribution of the assets, of the Company. Anything to the contrary herein notwithstanding, in no event shall the amount payable to a holder with respect to Shares-in-Trust resulting from the exchange of Preferred Shares exceed (A) the price per share such holder paid for the Preferred Shares in the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in the Shares-in-Trust or (B) if the holder did not give full value for such Shares-in-Trust (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the shares of Preferred Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Shares-in-Trust. Any amount available for Distribution in excess of the foregoing limitations shall be paid ratably to the holders of Preferred Shares and Shares-in-Trust resulting from the exchange of Preferred Shares to the extent permitted by the foregoing limitations.

(b) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other Distribution of the assets, of the Company, each holder of Shares-in-Trust resulting from the exchange of Common Shares shall be entitled to receive, ratably with (A) each other holder of such Shares-in-Trust and (B) each holder of Common Shares, that portion of the aggregate assets available for Distribution to holders of Common Shares (including holders of Shares-in-Trust resulting from the exchange of Common Shares pursuant to Section 7.7(iii)), determined in accordance with applicable law, as the number of such Shares-in-Trust held by such holder bears to the total number of outstanding Common Shares and outstanding Shares-in-Trust resulting from the exchange of Common Shares then outstanding. The Trustee shall distribute ratably to the Beneficiaries of the Shares-in-Trust, when determined, any such assets received in respect of the Shares-in-Trust in any liquidation, dissolution or winding up, or any Distribution of the assets, of the Company. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder with respect to Shares-in-Trust exceed (A) the price per share such holder paid for the Equity Shares in the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in the Shares-in-Trust or (B) if the holder did not give full value for such Equity Shares (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Equity Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Shares-in-Trust. Any amount available for Distribution in excess of the foregoing limitations shall be paid ratably to the holders of Common Shares and Shares-in-Trust resulting from the exchange of Common Shares to the extent permitted by the foregoing limitations.

(iv) VOTING RIGHTS. The Trustee shall be entitled to vote the Shares-in-Trust on any matters on which holders of Shares are entitled to vote (except as required otherwise by the MGCL).

(v) RESTRICTIONS ON TRANSFER; DESIGNATION OF BENEFICIARY; SALES OF SHARES-IN-TRUST.

(a) Except as described in this Section 7.8(v), Shares-in-Trust shall not be transferable. The Beneficiary shall be one or more charitable organizations named by the Company. However, for purposes of sales by the Trustee as set forth herein, the Trustee shall designate a permitted transferee of the Shares-in-Trust, provided that the transferee (1) purchases such Shares-in-Trust for valuable consideration and (2) acquires such Shares-in-Trust without such acquisition resulting in another automatic exchange of Equity Shares into Shares-in-Trust. Within 20 days after receiving notice from the Company that Common Shares or other shares have been transferred to the Trust as Shares-in-Trust, the Company shall, at its sole option (the “Option”) (A) repurchase such Shares-in-Trust from the Purported Record Transferee or Purported Record Holder (a “Redemption”), or (B) cause the Trustee to sell the Shares-in-Trust on behalf of such Person to a third party (a “Sale”).

(b) In the event of a Redemption or Sale, the Purported Record Transferee or Purported Record Holder shall receive a per share price equal to the lesser of (1) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such Transfer) or (2) the Market Price per share on the date that the Company, or its designee, purchases such Shares-in-Trust, provided that for sales by the Trustee, such price per share shall be net of any commissions and other expenses of the sale. The proceeds from a Redemption or Sale shall be sent to such Person within five (5) Business Days after the closing of such sale transaction.

(c) In connection with the Option, all Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, and the Company will have the right to accept such offer for a period of twenty (20) days after the later of (1) the date of the purported Transfer which resulted in such

Shares-in-Trust or (2) the date the Company determines in good faith that a Transfer resulting in such Shares-in-Trust occurred.

(d) Any amounts received by the Trustee in excess of the amounts paid to the Purported Record Transferee shall be distributed to the Beneficiary.

(vi) REMEDIES NOT LIMITED. Subject to Section 7.9, nothing contained in this Article VII shall limit the scope or application of the provisions of this Section 7.8, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company’s status as a REIT and to ensure compliance with applicable Share Ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

(vii) AUTHORIZATION. At such time as the Board of Directors authorizes a series of Preferred Shares pursuant to Section 7.3 of this Article VII, without any further or separate action of the Board of Directors, there shall be deemed to be authorized a series of Shares-in-Trust consisting of the number of shares included in the series of Preferred Shares so authorized and having terms, rights, restrictions and qualifications identical thereto, except to the extent that such Shares-in-Trust are already authorized or this Article VII requires different terms.

SECTION 7.9 SETTLEMENTS. Nothing in Sections 7.7 and 7.8 shall preclude the settlement of any transaction with respect to the Common Shares entered into through the facilities of the New York Stock Exchange or other national securities exchange on which the Common Shares are listed.

SECTION 7.10 SEVERABILITY. If any provision of this Article VII or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article VII shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

SECTION 7.11 WAIVER. The Company shall have authority at any time to waive the requirements that Shares-in-Trust be issued or be deemed outstanding in accordance with the provisions of this Article VII if the Company determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Shares-in-Trust or the fact that such Shares-in-Trust are deemed to be outstanding, would jeopardize the status of the Company as a REIT (as that term is defined in Section 1.5).

SECTION 7.12 REPURCHASE OF SHARES. The Board of Directors may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Stockholders, provided, however, that such repurchase does not impair the capital or operations of the Company. The Directors or any Affiliates thereof may not receive any fees on the repurchase of Shares by the Company.

SECTION 7.13 DISTRIBUTION REINVESTMENT PLANS. The Board of Directors may establish, from time to time, a Distribution reinvestment plan or plans (a “Reinvestment Plan”). Pursuant to such Reinvestment Plan, (i) all material information regarding the Distribution to the Stockholders and the effect of reinvesting such Distribution, including the tax consequences thereof, shall be provided to the Stockholders at least annually, and (ii) each Stockholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan at least annually after receipt of the information required in clause (i) above.

ARTICLE VIII

STOCKHOLDERS

SECTION 8.1 MEETINGS OF STOCKHOLDERS. There shall be an annual meeting of the Stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date which is a reasonable period of time following the distribution of the Company’s annual report to Stockholders but not less than thirty (30) days after delivery of such report. A majority of Stockholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, vote to elect the Directors. A quorum shall be the holders of 50% or more of the then outstanding Shares entitled to vote. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the president or by a majority of the Directors, and shall be called by an officer of the Company upon written request of Stockholders holding in the aggregate not less than ten percent (10%) of the outstanding Equity Shares entitled to be cast on any issue proposed to be considered at any such special meeting. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the Company shall provide all Stockholders within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Stockholders. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided by the Bylaws.

SECTION 8.2 VOTING RIGHTS OF STOCKHOLDERS. Subject to the provisions of any class or series of Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters; (i) election or removal of Directors, without the necessity for concurrence by the Directors, as provided in Sections 8.1, 2.4 and 2.7 hereof; (ii) amendment of this Charter, without the necessity for concurrence by the Directors, as provided in Section 10.1 hereof; (iii) termination of the Company, as provided in Section 11.2 hereof; (iv) reorganization of the Company, as provided in Section 10.2 hereof; (v) merger, consolidation or sale or other disposition of all or substantially all of the Company Property, as provided in Section 10.3 hereof; and (vi) termination of the Company’s status as a real estate investment trust under the REIT Provisions of the Code, as provided in Section 3.2(xix) hereof. The Stockholders may terminate the status of the Company as a REIT under the Code by a vote of a majority of the Shares outstanding and entitled to vote. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Directors.

SECTION 8.3 VOTING LIMITATIONS ON SHARES HELD BY THE DIRECTORS AND AFFILIATES. With respect to Shares owned by the Directors or any of their Affiliates, neither the Directors, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Directors or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Directors and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

SECTION 8.4 STOCKHOLDER ACTION TO BE TAKEN BY MEETING. Any action required or permitted to be taken by the Stockholders of the Company must be effected at a duly called annual or special meeting of Stockholders of the Company and may not be effected by any consent in writing of such Stockholders.

SECTION 8.5 RIGHT OF INSPECTION. Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

SECTION 8.6 ACCESS TO STOCKHOLDER LIST. An alphabetical list of the names, addresses and telephone numbers of the Stockholders of the Company, along with the number of Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder’s designated agent at the home office of the Company upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten (10) days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights, and the exercise of Stockholder rights under federal proxy laws.

If the Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, the Directors shall be liable to any Stockholder requesting the list for the costs, including attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

SECTION 8.7 REPORTS. The Directors, including the Independent Directors, shall take reasonable steps to ensure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held Securities of the Company within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the Initial Public Offering of its Securities which shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (iv) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (v) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company and any Director or any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vi) Distributions to the Stockholders for the period, identifying the source of such Distributions, and if such information is not available at the time of the Distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to Stockholders not later than sixty (60) days after the end of the fiscal year in which the Distribution was made).

ARTICLE IX

LIABILITY OF STOCKHOLDERS, DIRECTORS AND AFFILIATES;

TRANSACTIONS BETWEEN AFFILIATES AND THE COMPANY

SECTION 9.1 LIMITATION OF STOCKHOLDER LIABILITY. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his or her being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company Property or the affairs of the Company by reason of his or her being a Stockholder.

SECTION 9.2 LIMITATION OF LIABILITY AND INDEMNIFICATION.

(i) The Company shall indemnify and hold harmless a Director or an officer of the Company (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that such Director or officer has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company. The Company shall not indemnify or hold harmless the Indemnitee if: (a) in the case that the Indemnitee is a Director (other than an Independent Director) or an officer, the loss or liability was the result of negligence or misconduct by the Indemnitee, or (b) in the case that the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Any indemnification of expenses or agreement to hold harmless may be paid only out of the Net Assets of the Company and no portion may be recoverable from the Stockholders.

(ii) The Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities of the Company were offered or sold as to indemnification for violations of securities laws.

(iii) Notwithstanding anything to the contrary contained in the provisions of subsection (i) and (ii) above of this Section, the Company shall not indemnify or hold harmless an Indemnitee if it is established that: (a) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property, or services, (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (d) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company.

(iv) The Directors may take such action as is necessary to carry out this Section 9.2 and are expressly empowered to adopt, approve and amend from time to time the Bylaws, resolutions or contracts implementing such provisions; provided, that any such action shall be undertaken only upon the prior approval of a majority of the Independent Directors. No amendment of this Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

SECTION 9.3 PAYMENT OF EXPENSES. The Company shall pay or reimburse reasonable legal expenses and other costs incurred by a Director or an officer in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by Section 9.2 hereof, (iii) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the MGCL.

SECTION 9.4 EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS. Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

SECTION 9.5 TRANSACTIONS WITH AFFILIATES. The Company shall not engage in transactions with any Affiliates, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Directors (including a majority of the Independent Directors) not Affiliated with the Person who is party to the transaction and:

(i) The transaction is fair and reasonable to the Company and its Stockholders.

(ii) The terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arms-length basis and known to the Directors.

(iii) The total consideration is not in excess of the appraised value of the Property being acquired, if an acquisition is involved.

(iv) Payments to the Directors for services rendered in a capacity other than that as Director may only be made upon a determination that:

(a) The compensation is not in excess of their compensation paid for any comparable services; and

(b) The compensation is not greater than the charges for comparable services available from others who are competent and not Affiliated with any of the parties involved.

(v) The Company will not make loans to any Director, officer or principal of the Company or any of their Affiliates.

Transactions between the Company and its Affiliates are further subject to any express restrictions in this Charter (including Sections 5.4 and 7.7) or adopted by the Directors in the Bylaws or by resolution, and further subject to the disclosure and ratification requirements of Section 2-419 of the MGCL and other applicable law.

ARTICLE X

AMENDMENT; REORGANIZATION; MERGER, ETC.

SECTION 10.1 AMENDMENT.

(i) The Company reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law and in accordance with applicable provisions of this Charter, including any amendment altering the terms of the contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation.

(ii) This Charter may be amended, without the necessity for concurrence by the Directors, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon, except that: (1) no amendment may be made which would change any rights with respect to any outstanding class of Securities, by reducing the amount payable thereon upon liquidation, or by diminishing or eliminating any voting rights pertaining thereto; (2) Section 10.2 hereof and this Section 10.1 shall not be amended (or any other provision of this Charter be amended or any provision of this Charter be added that would have the effect of amending such sections); (3) no term or provision of the Charter may be added, amended or repealed in any respect that would, in the determination of the Board of Directors, cause the Company not to qualify as REIT under the Code; (4) certain provisions of the Charter, including provisions relating to the removal of Directors, Independent Directors, preemptive rights of holders of stock and indemnification and limitation of liability of officers and Directors may not be amended or repealed; and (5) provisions imposing cumulative voting in the election of Directors may not be added to the Charter, without the affirmative vote of the holders of a majority of the Equity Shares then outstanding and entitled to vote thereon.

(iii) The Directors, by a majority vote, may amend provisions of this Charter from time to time as necessary to enable the Company to qualify as a real estate investment trust under the REIT Provisions of the Code. With the exception of the foregoing, the Directors may not amend this Charter.

(iv) An amendment to this Charter shall become effective as provided in Section 12.5.

(v) This Charter may not be amended except as provided in this Section 10.1, and upon any such amendment of this Charter in accordance with Section 10.1, holders of Equity Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Section 3-202 of the MGCL, unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply.

SECTION 10.2 REORGANIZATION. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Company Property and to carry on the affairs of the Company, or (ii) merge the Company into, or sell, convey and transfer the Company Property to any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (i) or (ii) above terminate the Company and deliver such Securities or beneficial interests ratably among the Stockholders according to the respective rights of the class or series of Equity Shares held by them; provided, however, that any such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon.

SECTION 10.3 MERGER, CONSOLIDATION OR SALE OF COMPANY PROPERTY. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Board of Directors shall have the power to (i) merge the Company with or into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the Company Property; or (iv) dissolve or liquidate the Company; provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon. Any such transaction involving an Affiliate of the Company also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

In connection with any proposed Roll-Up Transaction, an appraisal of all Assets shall be obtained from a competent independent appraiser. The Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to

Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

(i) accepting the Securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(ii) one of the following:

(a) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(b) receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(iii) which would result in the Stockholders having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.7 and 9.1 of this Charter;

(iv) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the Securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(v) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 8.5 and 8.6 hereof; or

(vi) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Stockholders.

ARTICLE XI

DURATION OF COMPANY

SECTION 11.1 TERMINATION UPON FAILURE TO OBTAIN LISTING. In the event that Listing does not occur on or before January 30, 2008, the Company shall immediately thereafter undertake an orderly liquidation and Sale of the Company’s Assets and will distribute any Net Sales Proceeds therefrom to Stockholders, following which the Company shall terminate and dissolve. In the event that Listing occurs on or before such date, the Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.

SECTION 11.2 DISSOLUTION OF THE COMPANY BY STOCKHOLDER VOTE. The Company may be terminated at any time, without the necessity for concurrence by the Board of Directors, by the vote or written consent of a majority of the outstanding Equity Shares.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1 GOVERNING LAW. This Charter is executed by the undersigned Directors and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

SECTION 12.2 RELIANCE BY THIRD PARTIES. Any certificate shall be final and conclusive as to any Persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which this Charter may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of the Directors or Stockholders; (iv) a copy of the Charter or of the Bylaws as a true and complete copy as then in force; (v) an amendment to this Charter; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts which relate to the affairs of the Company. No purchaser, lender, transfer agent or other Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Directors or by any duly authorized officer, employee or agent of the Company.

SECTION 12.3 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

(i) The provisions of this Charter are severable, and if the Board of Directors determines that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this Charter, even without any amendment of this Charter pursuant to Section 10.1 hereof; provided, however, that such determination by the Board of Directors shall not affect or impair any of the remaining provisions of this Charter or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

(ii) If any provision of this Charter shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Charter in any jurisdiction.

SECTION 12.4 CONSTRUCTION. In this Charter, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Charter.

SECTION 12.5 RECORDATION. These Second Articles of Amendment and Restatement and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Directors deem appropriate, but failure to file for record this Charter or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Charter or any amendment hereto. A restated Charter shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Charter and the various amendments thereto.

THIRD: These Second Articles of Amendment and Restatement have been approved by a majority of the Board of Directors and approved by the Stockholders of the Company as required by law.

FOURTH: The current address of the principal office of the Company in the State of Maryland and the name and address of the Company’s current registered agent are as set forth in Section 1.2 of these Second Articles of Amendment and Restatement.

FIFTH: The number of Directors of the Company and the names of those Directors currently in office are as set forth in Sections 2.1 and 2.3 of these Second Articles of Amendment and Restatement.

SIXTH: The total number of shares which the Company had authority to issue immediately prior to this amendment and restatement and has authority to issue pursuant to the foregoing amendment and restatement is 1,000,000,000, consisting of 750,000,000 Common Shares, 100,000,000 Preferred Shares and 150,000,000 Shares-in-Trust. The aggregate par value of all shares of stock having par value is $7,500,000.

SEVENTH: The undersigned President acknowledges these Second Articles of Amendment and Restatement to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused these Second Articles of Amendment and Restatement to be signed in its name and on its behalf by its President, and attested by its Secretary, on this      day of                         , 200    .

[SIGNATURES COMMENCE ON NEXT PAGE]

WELLS REAL ESTATE INVESTMENT TRUST, INC.

By:
President

ATTEST:

By:
Secretary

APPENDIX D

FORM OF SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

MARKED TO SHOW PROPOSED CHANGES

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

OF

WELLS REAL ESTATE INVESTMENT TRUST, INC.

Wells Real Estate Investment Trust, Inc., a Maryland corporation ~~having its principal office at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092 (hereinafter~~, (the “Company”), hereby certifies to the State Department of Assessments and Taxation ~~of the State~~ of Maryland, that:

FIRST: The Company desires to amend and restate its ~~articles of incorporation~~charter as currently in effect.

SECOND: The provisions of the ~~articles of incorporation which are~~charter now in effect ~~and~~, as amended hereby~~, dated July 1, 2000~~ in accordance with the Maryland General Corporation Law (the “MGCL”), are as follows:

~~AMENDED AND RESTATED~~

~~ARTICLES OF INCORPORATION~~

~~OF~~

~~WELLS REAL ESTATE INVESTMENT TRUST, INC.~~

~~Show the following table in Excel~~

ARTICLE I

THE COMPANY; DEFINITIONS

SECTION 1.1 NAME. The name of the corporation (the “Company”) is:

Wells Real Estate Investment Trust, Inc.

~~So far as may be practicable, the business of the Company shall be conducted and transacted under that name, which name (and the word “Company” wherever used in these Articles of Amendment and Restatement of Wells Real Estate Investment Trust, Inc. (these “Articles of Incorporation”), except where the context otherwise requires) shall refer to the Directors collectively but not individually or personally and shall not refer to the Stockholders or to any officers, employees or agents of the Company or of such Directors.~~

Under circumstances in which the Board of Directors ~~determine~~determines that the use of the name “Wells Real Estate Investment Trust, Inc.” is not practicable, ~~they~~it may use any other designation or name for the Company.

SECTION 1.2 RESIDENT AGENT. The name and address of the resident agent for service of process of the Company in the State of Maryland is The Corporation Trust Incorporated, ~~32 South~~300 East Lombard Street, Baltimore, Maryland 21202. The ~~Company may have such principal office within~~resident agent is a Maryland corporation and a resident of the State of Maryland ~~as the Directors may from time to time determine~~. ~~The Company may also have such other offices or places of business within or without the State of Maryland as the Directors may from time to time determine.~~ The address of the principal office of the Company in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The Company may also have such other offices or places of business within or without the State of Maryland as the Directors may from time to time determine.

SECTION 1.3 NATURE OF COMPANY. The Company is a Maryland corporation within the meaning of the MGCL.

SECTION 1.4 PURPOSE. The purposes for which the Company is formed are to ~~conduct any business~~engage in any lawful act or activity, including, without limitation or obligation, engaging in business as a REIT (as defined in Section 1.5) under the Code (as defined in Section 1.5), for which corporations may be organized under the laws of the State of Maryland ~~including, but not limited to: (i) acquiring and operating commercial properties, including without limitation, office buildings, shopping centers, business and industrial parks and other commercial and industrial properties, including properties which are under construction or development, are newly constructed, or have been constructed and have operating histories; and (ii) entering into any partnership, joint venture or other similar arrangement to engage in any of the foregoing~~as now or hereafter permitted by such laws.

SECTION 1.5 DEFINITIONS. As used in ~~these Articles of Incorporation~~this Charter, the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Article VII hereof are defined in ~~Sections 7.2, 7.3, 7.6, and~~Section 7.7 hereof):

“ACQUISITION EXPENSES” means any and all expenses incurred by the Company~~,the Advisor,~~ or any Affiliate ~~of either~~thereof in connection with the selection or acquisition of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on ~~property~~Property not acquired, accounting fees and expenses, and title insurance.

“ACQUISITION FEE” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any Affiliate of the Company ~~or the Advisor~~) in connection with the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any Person or entity ~~not affiliated with the Advisor~~ in connection with the actual development and construction of any Property.

~~“ADVISOR” or “ADVISORS” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Section 4.1 hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.~~

~~“ADVISORY AGREEMENT” means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.~~

“AFFILIATE” or “AFFILIATED” means, as to any individual, corporation, partnership, trust, limited liability company or other legal entity (other than the ~~Trust~~Company), (i) any Person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another Person or entity; (ii) any Person or entity, directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting ~~securities~~Securities of another Person or entity; (iii) any officer, director, general partner or trustee of such Person or entity; (iv) any Person ten percent (10%) or more of whose outstanding voting ~~securities~~Securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; and (v) if such other Person or entity is an officer, director, general partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity.

“ASSETS” means Properties.

“AVERAGE INVESTED ASSETS” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by ~~real estate~~Real Estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“BYLAWS” means the bylaws of the Company, as the same are in effect and may be amended from time to time.

“CHARTER” means these Second Articles of Amendment and Restatement, as may be amended or supplemented from time to time.

“CODE” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code ~~shall mean~~means such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“COMMON SHARES” means the Company’s common stock that may be issued from time to time in accordance with the terms of this Charter and applicable law, as described in Section 7.2 hereof.

“COMPANY PROPERTY” means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Company.

~~“COMPETITIVE REAL ESTATE COMMISSION” means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.~~

~~“CONSTRUCTION FEE” means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Company Property.~~

~~“CONTRACT PRICE FOR THE PROPERTY” means the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of Acquisition Fees and Acquisition Expenses.~~

“DEALER MANAGER” means Wells Investment Securities, Inc., ~~an Affiliate of the Advisor,~~ or such other Person or entity selected by the Board of Directors to act as the dealer manager for ~~the~~an offering of our Equity Shares. Wells Investment Securities, Inc. is a member of the National Association of Securities Dealers, Inc.

~~“DEVELOPMENT FEE” means a fee for the packaging of a Property; including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and financing for the specific Property, either initially or at a later date.~~

“DIRECTORS,” “BOARD OF DIRECTORS” or “BOARD” means, collectively, the individuals ~~named in Section 2.4 of these Amended and Restated Articles of Incorporation~~appointed as Directors of the Company pursuant to Article II of this Charter so long as they continue in office and all other individuals who have been duly elected and qualify as Directors of the Company hereunder.

“DISTRIBUTION” or “DISTRIBUTIONS” means any distribution or distributions of money or other property, made pursuant to Section 7.2(~~iv~~iii) hereof or otherwise, by the Company to owners of Equity Shares, including distributions that may constitute a return of capital for federal income tax purposes. The Company will make no distributions other than distributions of money or readily marketable ~~securities~~Securities unless the requirements of Section 7.2(~~iv~~iii) hereof are satisfied.

“EQUITY SHARES” means ~~transferable~~ shares of ~~beneficial interest~~capital stock of the Company of any class or series, including Common Shares or Preferred Shares.

~~“GROSS PROCEEDS” means the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, volume discounts, the marketing support and due diligence expense reimbursement fee or Organizational and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share.~~

“INDEPENDENT DIRECTOR” means a Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the ~~Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of~~Company by virtue of performing services, other than as a Director, for the Company~~, (v) service as a director or trustee of more than three (3) real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates~~. An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the ~~Advisor, any of its Affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds five percent (5%) of either the Director’s annual gross revenue during either of the last two (2) years or the Director’s net worth on a fair market value basis~~Company.

“INDEPENDENT EXPERT” means a Person or entity with no material current or prior business or personal relationship with the ~~Advisor or the~~ Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

~~“INITIAL INVESTMENT” means that portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates pursuant to Section II.A. of the NASAA REIT Guidelines.~~

“INITIAL PUBLIC OFFERING” means the offering and sale of Equity Shares of the Company pursuant to the Company’s first effective registration statement covering ~~such~~its Common Shares filed under the Securities Act of 1933, as amended, which became effective with the Securities and Exchange Commission on January 30, 1998 (Commission File No. 333-32099).

“INVESTED CAPITAL” means the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company’s plan for repurchase of Shares.

“JOINT VENTURES” means those joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

“LEVERAGE” means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

“LISTING” means the listing of the Common Shares of the Company on a national securities exchange or over-the-counter market.

“MGCL” means the Maryland General Corporation Law, as amended from time to time, or any successor statute thereto.

“MORTGAGE” means mortgages, deeds of trust or other security interests on or applicable to Real Property.

“NASAA REIT GUIDELINES” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association.

“NET ASSETS” means the total assets of the Company (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.

“NET INCOME” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the ~~sale~~Sale of the Company’s assets.

“NET SALES PROCEEDS” means in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within one hundred eighty (180) days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, or other assets, to repay outstanding indebtedness, or to establish reserves.

“NYSE” means the New York Stock Exchange, Inc.

“OPERATING EXPENSES” means all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the

Company or to Company business, including advisory fees, ~~the Subordinated Incentive Fee and the Advisor’s subordinated ten percent (10%) share of Net Sales Proceeds,~~ but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) Acquisition Fees and Acquisition Expenses, and (vi) real estate commissions on the Sale of property, and other expenses connected with the acquisition and ownership of ~~real estate~~Real Estate interests, mortgage loans, or other ~~property~~Property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of ~~property~~Property).

“OPERATING PARTNERSHIP” means ~~the partnership through which the Company will own the Properties.~~ Wells Operating Partnership, L.P., a Delaware limited partnership.

~~“OP UNITS” means a unit of limited partnership interest in the Operating Partnership~~.

“ORGANIZATIONAL and OFFERING EXPENSES” means any and all costs and expenses, other than Selling Commissions and marketing support and due diligence expenses, incurred by the Company~~, the Advisor~~ or any Affiliate ~~of either~~ in connection with the formation, qualification and registration of the Company, and the marketing and distribution of Shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, amending, supplementing, mailing and distributing costs, salaries of employees while engaged in sales activity, telegraph and telephone costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the ~~securities~~Securities under Federal and State laws, including accountants’ and attorneys’ fees.

“PERSON” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“PREFERRED SHARES” means shares of the Company’s preferred stock, which may be issued in one or more classes or series in accordance with Section 7.3 hereof.

“PROPERTY” or “PROPERTIES” means (i) the real properties, including the buildings located thereon, (ii) the real properties only, or (iii) the buildings only, which are acquired by the Company or the Operating Partnership, either directly or through joint venture arrangements or other partnerships.

“PROSPECTUS” means the same as that term is defined in Section 2(10) of the Securities Act of 1933, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

“REAL PROPERTY” or “REAL ESTATE” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT” means a ~~corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.~~ “real estate investment trust” as defined pursuant to Sections 856 through 860 of the Code.

“REIT PROVISIONS OF THE CODE” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to ~~real estate investment trusts~~REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“ROLL-UP ENTITY” means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“ROLL-UP TRANSACTION” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of ~~securities~~Securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving ~~securities~~Securities of the Company that have been listed on a national securities exchange or included for quotation ~~on the National Market System of the National Association of Securities Dealers Automated Quotation System~~by The NASDAQ Stock Market, Inc. (NASDAQ) for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in Stockholder voting rights, the term of existence of the Company~~, compensation to the Advisor~~ or the investment objectives of the Company.

“SALE” or “SALES” (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; or (D) the Company sells, grants, conveys, or relinquishes its interest in any ~~asset~~Asset, or portion thereof, including an ~~and~~ event with respect to any ~~asset~~Asset which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B), or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within one hundred eighty (180) days thereafter.

“SECURITIES” means Equity Shares, Shares-in-Trust, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“SELLING COMMISSIONS” means any and all commissions payable to underwriters, dealer managers, or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to Wells Investment Securities, Inc., if any.

“SHARES” means any shares of the Company’s common stock, par value $.01 per share, previously issued by the Company pursuant to an effective registration statement and shares of the Company’s common stock currently registered with the Securities and Exchange Commission pursuant to an effective registration statement~~.~~

~~“SOLICITING DEALERS” means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Shares.~~

~~“SPONSOR” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any~~

~~Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:~~

~~a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;~~

~~b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;~~

~~c. having a substantial number of relationships and contacts with the Company;~~

~~d. possessing significant rights to control Company properties;~~

~~e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or f. providing goods or services to the Company on a basis which was not negotiated at arms length with the Company~~.

“STOCKHOLDERS” means the registered holders of the Company’s Equity Shares.

~~“STOCKHOLDERS 8% RETURN” means an 8% per annum cumulative, noncompounding return on Invested Capital.~~

~~“SUBORDINATED INCENTIVE FEE” means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market.~~

~~“SUCCESSOR” means any successor in interest of the Company.~~

~~“TERMINATION DATE” means the date of termination of the Advisory Agreement.~~

~~“TOTAL PROCEEDS” means Gross Proceeds from the Initial Public Offering.~~

“UNIMPROVED REAL PROPERTY” means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.1 NUMBER OF DIRECTORS. The number of Directors of the Company shall be nine (9), which number may be increased or decreased from time to time by resolution of the Directors then in office or by a majority vote of the Stockholders entitled to vote~~:~~; provided, however, that the total number of Directors shall be not fewer than three (3) and not more than fifteen (15), subject to increase or decrease by the affirmative vote of 80% of the members of the entire Board of Directors. A majority of the Board of Directors will be Independent Directors except for a period of sixty (60) days after the death, removal or resignation of an Independent Director. Any vacancies will be filled by the affirmative vote of a majority of the remaining ~~directors~~Directors, though less than a quorum. Independent Directors shall nominate replacements for vacancies in ~~the~~positions formerly held by Independent ~~Director positions~~Directors. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his or her term. For the purposes of voting for Directors, each Equity Share ~~of stock~~ may be voted for as many individuals as there are ~~directors~~Directors to be elected and for whose election the holder of such Equity Share is entitled to ~~be voted~~vote, or as may otherwise be required by the MGCL or other applicable law as in effect from time to time. A ~~director~~Director may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of capital stock entitled to vote for the election of ~~directors~~Directors at a special meeting of the ~~shareholders~~Stockholders called for the purpose of removing such ~~director~~Director.

SECTION 2.2 EXPERIENCE. A Director shall have had at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three (3) years of relevant real estate experience.

SECTION 2.3 COMMITTEES. Subject to the MGCL, the Directors may establish such committees as they deem appropriate, in their discretion, provided that the majority of the members of each committee are Independent Directors.

SECTION 2.4 TERM~~.~~; CURRENT BOARD. Each Director shall hold office for one (1) year, until the next annual meeting of Stockholders and until his or her successor shall have been duly elected and shall have qualified. Directors may be elected to an unlimited number of successive terms. The names of the current Directors who shall serve until the next annual meeting of Stockholders and until their successors are duly elected and qualify are as follows:

[INSERT CURRENT DIRECTORS AT TIME OF FILING ~~TO BE INSERTED~~]

SECTION 2.5 FIDUCIARY OBLIGATIONS. The Directors serve in a fiduciary capacity to the Company and have a fiduciary duty to the Stockholders of the Company~~, including a specific fiduciary duty to supervise the relationship of the Company with the Advisor~~.

SECTION 2.6 APPROVAL BY INDEPENDENT DIRECTORS. A majority of Independent Directors must approve all matters to which 2.1, ~~4.1, 4.2, 4.5, 4.9, 4.10, 4.12, 4.13, 4.14,~~ 5.2, 5.3(iii), 5.4(vii), 5.4(ix), 5.4(xii~~), 5.4(xiv~~) and 9.2 herein apply.

SECTION 2.7 RESIGNATION~~,~~ AND REMOVAL ~~OR DEATH~~. Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed from office with or without cause only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote, subject to the rights of any Preferred Shares to vote for such Directors. The notice of any such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

SECTION 2.8 BUSINESS COMBINATION STATUTE. Notwithstanding any other provision of ~~these Articles of Incorporation~~this Charter or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, ~~subtitle~~Subtitle 6 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any “business combination” (as defined in Section 3-601(e) of the MGCL, as amended from time to time, or any successor statute thereto) of the Company and any Person.

SECTION 2.9 CONTROL SHARE ACQUISITION STATUTE. Notwithstanding any other provision of ~~these Articles of Incorporation~~this Charter or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, ~~subtitle~~Subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of Securities of the Company by any Person.

ARTICLE III

POWERS OF DIRECTORS

SECTION 3.1 GENERAL. Subject to the express limitations herein or in the Bylaws and to the general standard of care required of directors under the MGCL and other applicable law, (i) the business and affairs of the Company shall be managed under the direction of the Board of Directors and (ii) the Directors shall have full, exclusive and absolute power, control and authority over the Company Property and over the business of the Company as if they, in their own right, were the sole owners thereof, except as otherwise limited by ~~these Articles of Incorporation~~this Charter. The Directors have established the written policies on investments and borrowing set forth in this Article III and Article V hereof and shall monitor the administrative procedures, investment operations and performance of the Company ~~and the Advisor~~ to assure that such policies are carried out. The Board of Directors may take any actions that, in ~~their~~its sole judgment and discretion, are necessary or desirable to conduct the business of the Company. A majority of the Board of Directors, including a majority of Independent Directors, hereby ratify ~~these Articles of Incorporation~~this Charter, which shall be construed with a presumption in favor of the grant of power and authority to the Directors. Any construction of ~~these Articles of Incorporation~~this Charter or determination made in good faith by the Directors concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Directors included in this Article III shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of ~~these Articles of Incorporation~~this Charter or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Directors under the general laws of the State of Maryland as now or hereafter in force.

SECTION 3.2 SPECIFIC POWERS AND AUTHORITY. Subject only to the express limitations herein, and in addition to all other powers and authority conferred by ~~these Articles of Incorporation~~this Charter or by law, the Board of Directors, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:

(i) INVESTMENTS. Subject to Article V and Section 9.5 hereof, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for such consideration as the Board of Directors may deem proper (including cash, property of any kind or Securities of the Company); provided, however, that the Directors shall take such actions as they deem necessary and desirable to comply with any requirements of the MGCL relating to the types of assets held by the Company.

(ii) REIT QUALIFICATION. The Board of Directors shall use its reasonable best efforts to cause the Company and its Stockholders to qualify for U.S. federal income tax treatment in accordance with the ~~provisions~~REIT Provisions of the Code ~~applicable to REITs (as those terms are~~(as such term is defined in Section 1.5 hereof). In furtherance of the foregoing, the Board of Directors shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT; provided, however, ~~that~~ in the event that the Board of Directors determines, by vote of at least two-thirds (2/3) of the Directors, that it no longer is in the best interests of the Company to qualify as a REIT, the Board of Directors shall take such actions as are required by the Code, the MGCL and other applicable law, to cause the matter of termination of qualification as a REIT to be submitted to a vote of the Stockholders of the Company pursuant to Section 8.2.

(iii) SALE, DISPOSITION AND USE OF COMPANY PROPERTY. Subject to Article V and Sections 9.5 and 10.3 hereof, the Board of Directors shall have the authority to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Company or the Directors) or otherwise dispose of any or all of the Company Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Company or the Board of Directors by one or more of the Directors or by a duly authorized officer, employee, agent or nominee of the Company, on such terms as ~~they~~it may deem appropriate; to give consents and make contracts relating to the Company Property and its use or other property or matters; to develop, improve, manage, use, alter or otherwise deal with the Company Property; and to rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law.

(iv) FINANCINGS. To borrow or, in any other manner, raise money for the purposes and on the terms ~~they~~the Board of Directors may determine, which terms may (i) include evidencing the same by issuance of Securities of the Company and (ii) ~~may~~ have such other provisions as the Board of Directors may determine; to reacquire such Securities of the Trust; to enter into other contracts or obligations on behalf of the Trust; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company Property to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company; provided, however, that the Company’s Leverage on an aggregate basis may not exceed 50% of the Company’s Properties’ aggregate value; provided, that Leverage on individual Properties may exceed such limit.

(v) LENDING. Subject to all applicable limitations in ~~these Articles of Incorporation~~this Charter, to lend money or other Company Property on such terms, for such purposes and to such Persons as ~~they~~it may determine.

(vi) ISSUANCE OF SECURITIES. Subject to the provisions of Article VII hereof, to create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Company, ~~in~~of shares, units or amounts of one or more types, series or classes, of Securities of the Company, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights; maturity dates, distribution, exchange, or liquidation rights or other rights as the Board of Directors may determine, without vote of or other action by the Stockholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Directors determine, to list any of the Securities of the Company on any securities exchange; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Company.

(vii) EXPENSES AND TAXES. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Board of Directors, for carrying out the purposes of ~~these Articles of Incorporation~~the Charter and conducting the business of the Company, including compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Company Property or the Directors in connection therewith; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

(viii) COLLECTION AND ENFORCEMENT. To collect, sue for and receive money or other property due to the Company; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Company Property or the Company’s affairs; to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.

(ix) DEPOSITS. To deposit funds or Securities constituting part of the Company Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Board of Directors may determine.

(x) ALLOCATION; ACCOUNTS. To determine whether moneys, profits or other assets of the Company shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other ~~distribution~~Distribution on any investment as, or apportion it between, income and capital; in ~~their~~its discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Company Property in such amounts and by such methods as ~~they~~it determines; to determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Company shall be maintained; and to allocate to the Stockholders’ equity account less than all of the consideration paid for Securities and to allocate the balance to paid-in capital or capital surplus.

(xi) VALUATION OF PROPERTY. To determine the value of all or any part of the Company Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of the Company Property, all in accordance with such appraisals or other information as are reasonable, in ~~their~~its sole judgment.

(xii) OWNERSHIP AND VOTING POWERS. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any Mortgages, Securities, Real Estate and other Company Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

(xiii) OFFICERS, ETC.; DELEGATION OF POWERS. To elect, appoint or employ such officers for the Company and such committees of the Board of Directors with such powers and duties as the Board of Directors may determine, the Company’s Bylaws provide or the MGCL requires; to engage, employ or contract with and pay compensation to any Person (including subject to Section 9.5 hereof, any Director ~~and any~~or Person who is an Affiliate of any Director) as agent, representative, ~~Advisor,~~ member of an advisory board, employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Board of Directors may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as aforesaid or to committees of the Board of Directors ~~or to the Advisor~~, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts, leases or other instruments, either in the names of the Company, the Directors or as their attorneys or otherwise, as the Board of Directors may determine and as may be permitted by Maryland law; and to establish such committees as ~~they~~it may deem appropriate.

(xiv) ASSOCIATIONS. Subject to Section 9.5 hereof, to cause the Company to enter into ~~joint ventures~~Joint Ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.

(xv) REORGANIZATIONS, ETC. Subject to Sections 10.2 and 10.3 hereof, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Company Property, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Board of Directors ~~deem~~deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of ~~these Articles of Incorporation~~this Charter, to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Company Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, Securities or any other interests.

(xvi) INSURANCE. To purchase and pay for out of Company Property, insurance policies insuring the Stockholders, Company and the Company Property against any and all risks, and insuring the officers, Directors, ~~Advisors~~ and Affiliates of the Company individually (each an “Insured”) against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity, whether or not the Company would have the power to indemnify against such claim or liability, provided that such insurance be limited to the indemnification permitted by Section 9.2 hereof in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws. Nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers’ compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Company. The Board of Directors’ power to purchase and pay for such insurance policies shall be limited to policies that comply with all applicable state laws and the NASAA REIT Guidelines.

(xvii) DISTRIBUTIONS. To declare and pay dividends or other Distributions to Stockholders, subject to the provisions of ~~Section~~Sections 7.2 and 7.3 hereof.

(xviii) DISCONTINUE OPERATIONS; BANKRUPTCY. To discontinue the operations of the Company (subject to Section 10.2 hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Company Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to such foreclosure; to confess judgment against the Trust (as hereinafter defined); or to take such other action with respect to indebtedness or other obligations of the Directors, in their capacities as Directors, the Company Property or the Company as the Board of Directors~~,~~ in ~~such capacity, and in their~~its discretion may determine.

(xix) TERMINATION ~~of~~OF STATUS. To terminate the status of the Company as a ~~real estate investment trust~~REIT under the REIT Provisions of the Code; provided, however, that the Board of Directors shall take no action to terminate the Company’s status as a real estate investment trust under the REIT Provisions of the Code until such time as (i) the Board of Directors adopts a resolution recommending that the Company terminate its status as a ~~real estate investment trust~~REIT under the REIT Provisions of the Code, (ii) the Board of Directors presents the resolution at an annual or special meeting of the Stockholders and (iii) such resolution is approved by the holders of a majority of the issued and outstanding Common Shares ~~(as defined in Section 7.2(ii) hereof)~~.

(xx) FISCAL YEAR. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Company.

(xxi) SEAL. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.

(xxii) BYLAWS. To adopt, implement and from time to time alter, amend or repeal the Bylaws of the Company relating to the business and organization of the Company, provided that such amendments are not inconsistent with the provisions of ~~these Articles of Incorporation~~this Charter, and further provided that the Directors may not amend the Bylaws, without the affirmative vote of a majority of the Equity Shares, to the extent that such amendments adversely affect the rights, preferences and privileges of Stockholders.

(xxiii) LISTING SHARES. To cause the ~~Listing~~listing of the Shares at any time after completion of the Initial Public Offering, but in no event shall such Listing occur more than ten (10) years after completion of the ~~offering~~Initial Public Offering.

(xxiv) FURTHER POWERS. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which ~~they deem~~it deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of ~~these Articles of Incorporation~~this Charter, even if such powers are not specifically provided hereby.

SECTION 3.3 DETERMINATION OF BEST INTEREST OF COMPANY. In determining what is in the best interest of the Company, a Director shall consider the interests of the Stockholders of the Company and, in his or her sole and absolute discretion, may consider the effects of any proposed actions on (i) the interests of the Company’s employees, suppliers, creditors and customers, (ii) the economy of the nation, (iii) community and societal interests, and (iv) the long-term as well as short-term interests of the Company and its Stockholders, including the possibility that these interests may be best served by the continued independence of the Company.

ARTICLE IV

[INTENTIONALLY LEFT BLANK]

~~ADVISOR~~

~~SECTION 4.1 APPOINTMENT AND INITIAL INVESTMENT OF ADVISOR. The Directors are responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Directors are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Directors may, in their sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor shall make an initial investment of $200,000 in the Operating Partnership. The Advisor or any Affiliate may not sell this initial investment while the Advisor remains a Sponsor but may transfer the initial investment to other Affiliates.~~

~~SECTION 4.2 SUPERVISION OF ADVISOR. The Directors shall evaluate the performance of the Advisor before entering into or renewing an advisory contract and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board. The Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions which conform to general policies and principles established by the Directors. The Directors shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled. The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board of Directors. In addition, from time to time, but at least annually, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Independent Directors also will be responsible for reviewing the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the Net Assets and Net Income of the Company, the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company’s portfolio, the success of the Advisor in generating opportunities that meet the investment objectives of the Company, rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. The Independent Directors may also consider all other factors which they deem relevant and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board of Directors. The Board of Directors shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.~~

~~SECTION 4.3 FIDUCIARY OBLIGATIONS. The Advisor has a fiduciary responsibility to the Company and to the Stockholders.~~

~~SECTION 4.4 AFFILIATION AND FUNCTIONS. The Directors, by resolution or in the Bylaws, may provide guidelines, provisions, or requirements concerning the affiliation and functions of the Advisor.~~

~~SECTION 4.5 TERMINATION. Either a majority of the Independent Directors or the Advisor may terminate the advisory contract on sixty (60) days’ written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Company and the Directors in making an orderly transition of the advisory function.~~

~~SECTION 4.6 REAL ESTATE COMMISSION ON SALE OF PROPERTY. The Company shall pay the Advisor a deferred, subordinated real estate disposition fee upon Sale of one or more Properties, in an amount equal to the lesser of (i) one-half (1/2) of a Competitive Real Estate Commission, or (ii) three percent (3%) of the sales price of such Property or Properties. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such Property or Properties. Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties and shall be subordinated to receipt by the Stockholders of Distributions equal to the sum of (i) their aggregate Stockholders’ 8% Return and (ii) their aggregate Invested Capital. If, at the time of a Sale, payment of such disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, Stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares outstanding and the average closing price of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded.~~

~~SECTION 4.7 SUBORDINATED SHARE OF NET SALES PROCEEDS. The Company shall pay the Advisor a deferred, subordinated share from Sales of assets of the Company, whether or not in liquidation of the Company, equal to 10% of Net Sales Proceeds remaining after receipt by the Stockholders of Distributions equal to the sum of (i) the Stockholders’ 8% Return and (ii) 100% of Invested Capital. Upon liquidation, the Advisor shall also receive an amount equal to the Advisor’s initial investment in the Operating Partnership after receipt by the Stockholders of the distributions described in (i) and (ii) above. In the event the share of Net Sales Proceeds set forth in this Section 4.7 is paid to the Advisor, no other Net Sales Proceeds will be paid to the Advisor. In the case of multiple Advisors, Advisors and any Affiliate shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Company assets by each respective Advisor or any Affiliate.~~

~~SECTION 4.8 SUBORDINATED INCENTIVE FEE UPON LISTING. At such time, if any, as Listing occurs, the Advisor shall be paid the Subordinated Incentive Fee in an amount equal to ten percent (10%) of the amount by which (i) the market value of the Company (as defined below) plus the total Distributions paid to Stockholders from the Company’s inception until the date of Listing exceeds (ii) the sum of (A) one hundred percent (100% ) of Invested Capital and (B) the total Distributions required to be paid to the Stockholders in order to pay the Stockholders’ 8% Return from inception through the date the market value is determined. For purposes of calculating the Subordinated Incentive Fee, the market value of the Company shall be the average closing price or average of bid and asked price, as the case may be, over a period of thirty (30) days during which the Shares are traded with such period beginning one hundred eighty (180) days after Listing. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no other performance fee will be paid to the Advisor. In the case of multiple Advisors, Advisors and any Affiliate shall be allowed incentive fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Company assets by each respective Advisor or any Affiliate.~~

~~SECTION 4.9 NEW ADVISOR FEE STRUCTURES. In the event that the Company becomes a perpetual life entity, which will occur if the Shares become listed on a national securities exchange or over-the-counter market, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company’s portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by Advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and (vii) the quality of the Property portfolio of the Company in relation to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.~~

~~SECTION 4.10 REIMBURSEMENT FOR ORGANIZATIONAL AND OFFERING EXPENSES. The Company shall reimburse the Advisor and its Affiliates an amount of up to 3% of the Gross Proceeds for Organizational and Offering Expenses incurred by the Advisor or its Affiliates.~~

~~SECTION 4.11 REIMBURSEMENT FOR MARKETING SUPPORT AND DUE DILIGENCE EXPENSES. The Company shall reimburse the Advisor and its Affiliates an amount of up to .5% of the Gross Proceeds for bona fide due diligence expenses and an amount of up to 2.0% of the Gross Proceeds for bona fide marketing support expenses incurred by the Advisor or its Affiliates.~~

~~SECTION 4.12 ACQUISITION FEES. The Company shall pay the Advisor and its Affiliates and amount of up to 3% of the Gross Proceeds for the review and evaluation of potential Real Property acquisitions.~~

~~SECTION 4.13 REIMBURSEMENT FOR ACQUISITION EXPENSES. The Company shall reimburse the Advisor and its Affiliates an amount of up to .5% of the Gross Proceeds for Acquisition Expenses incurred by the Advisor or its Affiliates.~~

~~SECTION 4.14 REIMBURSEMENT FOR OPERATING EXPENSES. The Company shall reimburse the Advisor, at the end of each fiscal quarter, for Operating Expenses incurred by the Advisor; provided, however that the Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year.~~

~~SECTION 4.15 REIMBURSEMENT LIMITATION. The Company shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.~~

~~SECTION 4.16 LIMITATION ON ACQUISITION FEES AND ACQUISITION EXPENSES. Notwithstanding anything contained in Sections 4.12 and 4.13 above, the total of all Acquisition Fees and Acquisition Expenses shall not exceed, in the aggregate, an amount equal to 6% of the Contract Price for the Property with respect to Properties purchased by the Company; provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Company.~~

ARTICLE V

INVESTMENT OBJECTIVES AND LIMITATIONS

SECTION 5.1 INVESTMENT OBJECTIVES. The Company’s primary investment objectives are: (~~viii~~i) to preserve, protect and return the Invested Capital of the Stockholders; (~~ix~~ii) to maximize cash available for Distribution; (~~x~~iii) to realize capital appreciation upon the ultimate ~~sale~~Sale of the Company’s Properties; and (~~xi~~iv) to provide Stockholders with liquidity of their investment within ten (10) years after the commencement of the Initial Public Offering through either (a) the Listing of the Common Shares, or (b) if Listing does not occur within ten years following the commencement of the Initial Public Offering, the dissolution of the Company and orderly liquidation of its ~~assets~~Assets. The sheltering from tax of income from other sources is not an objective of the Company. Subject to the restrictions set forth herein, the Directors will use their best efforts to conduct the affairs of the Company in such a manner as to continue to qualify the Company for the tax treatment provided in the REIT Provisions of the Code; provided, however, no Director, officer, employee or agent of the Company shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 9.2 hereof.

SECTION 5.2 REVIEW OF OBJECTIVES. The Independent Directors shall review the investment policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.

SECTION 5.3 CERTAIN PERMITTED INVESTMENTS.

(i) The Company may invest in Properties, as defined in Section 1.5 hereto.

(ii) The Company may invest in Joint Ventures with ~~the Sponsor, Advisor,~~ one or more Directors or any Affiliate, if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.

(iii) Subject to any limitations in Section 5.4(~~ix~~vii), the Company may invest in equity ~~securities~~Securities if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

SECTION 5.4 INVESTMENT LIMITATIONS. In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company’s objective of qualifying as a REIT, the following shall apply to the Company’s investments:

(i) Not more than 10% of the Company’s total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

(ii) The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company’s ordinary business of investing in real estate ~~assets~~Assets and ~~mortgages~~Mortgages.

~~(iii) The Company will not make or invest in mortgage loans (except in connection with the sale or other disposition of a Property).~~

(~~iv~~iii) The Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying ~~property~~Property except for those loans insured or guaranteed by a government or government agency. Mortgage indebtedness on any ~~property~~Property shall not exceed such ~~property~~Property’s appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the ~~Advisor,~~ Directors~~,~~ or any Affiliates, such appraisal of the underlying ~~property~~Property must be obtained from an Independent Expert. Such appraisal shall be maintained in the Company’s records for at least five (5) years and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the ~~mortgage~~Mortgage or condition of the title must be obtained.

(~~v~~iv) The Company shall not make or invest in mortgage loans, including construction loans, on any one (1) Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to eighty-five percent (85%) of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all Mortgage Loans outstanding on the Property, including the loans of the Company” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged Property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.

(~~vi~~v) The Company shall not invest in indebtedness (“Junior Debt”) secured by a ~~mortgage on real property~~Mortgage on Real Property which is subordinate to the lien or other indebtedness (“Senior Debt”), except where such amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed 90% of the appraised value of such ~~property~~Property, if after giving effect thereto, the value of all such mortgage loans of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company’s Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements shall be limited to 10% of the Company’s tangible assets (which would be included within the 25% limitation).

(~~vii~~) ~~The Company shall not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an Asset Coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. “Asset Coverage,” for the purpose of this Section 5.4(vi) means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.~~

(~~viii~~vi) The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the ~~Advisor, the~~ Directors~~, the Sponsor~~ or an Affiliate of the Company. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by ~~these Articles of~~this Charter. ~~Incorporation.~~

(~~ix~~vii) The Company shall not underwrite the ~~securities~~Securities of other issuers. In addition, the Company shall not invest in ~~securities~~Securities of other issuers, except for investments in Joint Ventures as described herein, unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.

(~~x~~viii) The Company shall not issue (A) equity ~~securities~~Securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Company pursuant to that certain redemption plan adopted or to be adopted by the Board of Directors on terms outlined in the section relating to Common Shares entitled “Share Repurchase Program” in the Company’s Prospectus relating to the Initial Public Offering); (B) debt ~~securities~~Securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (C) Equity Shares on a deferred payment basis or under similar arrangements; (D) non-voting or non-assessable ~~securities~~Securities; (E) options, warrants, or similar evidences of a right to buy its ~~securities~~Securities (collectively, “Options”) unless (1) issued to all of its Stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a ~~Stock Option Plan~~stock option plan available to Directors, officers or employees of the Company ~~or the Advisor~~. Options may not be issued to the ~~Advisor, Director, Sponsor~~Directors or any Affiliate thereof, who are not also officers or employees of the Company, except on the same terms as such Options are sold to the general public. Options may be issued to ~~persons~~Persons other than the ~~Advisor,~~ Directors~~, Sponsor~~ or any Affiliate thereof but, except for options which may be issued to officers or employees of the Company, not at exercise prices less than the fair market value of the underlying ~~securities~~Securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the ~~Advisor,~~ Directors~~, Sponsor~~ or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant. The voting rights per share of Equity Shares of the Company (other than the publicly held Equity Shares of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held Equity Shares as the consideration paid to the Company for each privately offered Equity Share of the Company bears to the book value of each outstanding publicly held Equity Share.

(~~xi) The Company shall not enter into agreements with the Advisor or its Affiliates for the provision of insurance covering the Company or any Property.~~

(~~xii~~ix) A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from ~~the Advisor,~~ a Director~~, the Sponsor or their Affiliates~~ or an Affiliate thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.

(~~xiii~~x) The Company shall not issue senior ~~securities~~Securities except notes to banks and other lenders and Preferred Shares.

(~~xiv~~xi) The aggregate Leverage of the Company shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Directors at least quarterly. The maximum amount of such Leverage shall not exceed 50% of the Properties’ aggregate value, provided, that Leverage on individual Properties may exceed such limit.

(~~xv~~xii) ~~The Sponsor, Advisor,~~ Directors and any Affiliates ~~thereto~~thereof shall not make loans to the Company, or to ~~joint ventures~~Joint Ventures in which the Company is a co-venturer, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to the Company than comparable loans between unaffiliated parties.

(~~xvi~~xiii) The Company shall not make loans to ~~the Sponsor, Advisor,~~ Directors, officers or any principal of the Company or any of ~~its Affiliate~~their Affiliates.

(~~xvii~~xiv) The Company shall not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

(~~xviii~~xv) The Company will not make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT.

(~~xix~~xvi) The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

The foregoing investment limitations may not be modified or eliminated without the approval of Stockholders owning a majority of the outstanding Equity Shares and a majority of the Independent Directors not otherwise interested in the transaction.

ARTICLE VI

CONFLICTS OF INTEREST

SECTION 6.1 SALES AND LEASES TO COMPANY. The Company may purchase or lease a Property or Properties from ~~the Sponsor, Advisor,~~a Director~~,~~ or any Affiliate upon a finding by a majority of Directors

(including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the ~~asset~~Asset to such ~~Sponsor,Advisor,~~ Director or Affiliate, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable and only if the possibility of such acquisition(s) is disclosed, and there is appropriate disclosure of the material facts concerning each such investment. In no event shall the cost of such ~~asset~~Asset to the Company exceed its current appraised value.

SECTION 6.2 SALES AND LEASES TO THE ~~SPONSOR, ADVISOR,~~ DIRECTORS OR AFFILIATES. ~~An Advisor,~~A Director or Affiliate may purchase or lease a Property or Properties from the Company if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

SECTION 6.3 OTHER TRANSACTIONS.

~~(i) No goods or services will be provided by the Advisor or its Affiliates to the Company, except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with these Articles of Incorporation or if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.~~

~~(ii) The Company shall not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof. The Sponsor, Advisor, Directors and any Affiliates thereof shall not make loans to the Company, or to joint ventures~~ The Company shall not make loans to a Director or any Affiliate thereof. Directors and any Affiliates thereof shall not make loans to the Company, or to Joint Ventures in which the Company is a co-venturer, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.

~~SECTION 6.4 CONFLICT RESOLUTION PROCEDURES. In the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for an entity if the 2%/25% Guidelines could not be satisfied if the entity were to make the investment. In determining whether or not an investment opportunity is suitable for more than one entity, the Board of Directors and the Advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the acquisition both on diversification of each entity’s investments by types of commercial office properties and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the entities to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each entity, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If the subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Board of Directors and the Advisor, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisors or its Affiliates may make the investment.~~

ARTICLE VII

SHARES

SECTION 7.1 AUTHORIZED SHARES. The total number of shares of capital stock which the Company is authorized to issue is one billion (1,000,000,000), consisting of seven hundred fifty million (750,000,000) Common Shares (as ~~defined~~described in Section 7.2 hereof), one hundred million (100,000,000) Preferred Shares (as ~~defined~~described in Section 7.3 hereof) and one hundred fifty million (150,000,000) Shares-in-Trust (as ~~defined~~described in Section 7.8 hereof). All shares of capital stock shall be fully paid and nonassessable when issued. Equity Shares may be issued for such consideration as the Directors determine, or if issued as a result of a ~~share~~stock dividend or ~~share~~stock split, without any consideration. If shares of one class or series of stock are classified or reclassified into shares of another class or series of stock pursuant to Sections 7.2(ii) or 7.3 of this Article VII, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Company has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this Section 7.1. ~~To the extent permitted by the MGCL, the~~ The Board of Directors, with the approval of a majority of the Directors and without any action ~~by~~on the ~~stockholders~~part of the Stockholders of the Company, may amend ~~the Articles of Incorporation~~this Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Company has the authority to issue.

SECTION 7.2 COMMON SHARES.

(i) COMMON SHARES SUBJECT TO TERMS OF PREFERRED SHARES. The Common Shares shall be subject to the express terms of any class or series of Preferred Shares.

(ii) DESCRIPTION. Common Shares ~~(herein so called)~~ shall have a par value of $.01 per share and shall entitle the holders to one (1) vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 8.2 hereof, and ~~shares~~Shares of a particular class of issued Common Shares shall have equal dividend, ~~distribution~~Distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights over other Shares of that same particular class. The Board of Directors ~~may~~is hereby authorized, from time to time, to classify or reclassify and issue any unissued Common Shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends ~~or~~and other ~~distributions~~Distributions, qualifications or terms or conditions of redemption of any such Common Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of the State of Maryland articles supplementary in substance and form as prescribed by Title 2 of the MGCL.

(iii) ~~DISTRIBUTION RIGHTS. The holders of Common Shares shall be entitled to receive such Distributions as may be authorized by the Board of Directors of the Company out of funds legally available therefor.~~

(~~iv~~iii) DIVIDEND OR DISTRIBUTION RIGHTS. The Board of Directors from time to time may authorize and the Company may pay to Stockholders of such dividends or Distributions in cash or other property as the Board of Directors in ~~their~~its discretion shall determine. The Board of Directors shall endeavor to authorize and the Company may pay such dividends and Distributions as shall be necessary for the Company to qualify as a ~~real estate investment trust~~REIT under the REIT Provisions of the Code; provided, however, Stockholders shall have no right to any dividend or Distribution unless and until declared by the ~~Directors~~Company. The exercise of the powers and rights of the Board of Directors pursuant to this ~~section~~Section shall be subject to the provisions of any class or series of Equity Shares at the time outstanding. The receipt by any Person in whose name any Equity Shares are registered on the records of the Company or by his or her duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of such Equity Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for ~~distributions~~Distributions of readily marketable ~~securities~~Securities and ~~distributions~~Distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its ~~assets~~Assets in accordance with the terms of ~~these Articles of Incorporation~~this Charter.

(~~v~~iv) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any ~~distribution~~Distribution of the assets of the Company, the aggregate assets available for ~~distribution~~Distribution to holders of the Common Shares (including holders of Shares-in-Trust resulting from the exchange of Common Shares pursuant to Section 7.7(iii) hereof) shall be determined in accordance with applicable law. ~~Except as provided below as a consequence of the limitations on distributions to holders of Shares-in-Trust~~Subject to Section 7.8(iii) hereof, each holder of Common Shares shall be entitled to receive, ratably with (i) each other holder of Common Shares and (ii) each holder of Shares-in-Trust resulting from the exchange of Common Shares, that portion of such aggregate assets available for ~~distribution~~Distribution to the holders of the Common Shares as the number of the outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares and Shares-in-Trust resulting from the exchange of Common Shares then outstanding. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder of Shares-in-Trust exceed (i) the price per share such holder paid for the Common Shares in the purported Transfer or Acquisition (as those terms are defined in Section 7.7(i)) or change in capital structure or other transaction or event that resulted in the Shares-in-Trust or (ii) if the holder did not give full value for such Shares-in-Trust (as through a gift, a devise or other event or transaction), a price per share equal to the Market Price (as that term is defined in Section 7.7(i)) for the Common Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Shares-in-Trust. Any amount available for ~~distribution~~Distribution in excess of the foregoing limitations shall be paid ratably to the holders of Common Shares and other holders of Shares-in-Trust resulting from the exchange of Common Shares to the extent permitted by the foregoing limitations.

(~~vi~~v) VOTING RIGHTS. Except as may be provided otherwise in ~~these Articles of Incorporation~~this Charter, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common Stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders of the Company, and shall be entitled to one (1) vote for each Common Share entitled to vote at such meeting.

SECTION 7.3 PREFERRED SHARES. The Board of Directors ~~are~~is hereby expressly granted the authority to authorize, from time to time, the issuance of one or more series of Preferred Shares. Prior to the issuance of each such class or series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series, and the designation, preferences, terms, rights, restrictions, limitations and qualifications and terms and conditions of redemption of the shares of each class or series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) ~~The~~the designation of the series, which may be by distinguishing number, letter or title~~.~~;

(ii) ~~The~~the dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends ~~on~~with respect to shares of the series~~.~~;

(iii) ~~The~~the redemption rights, including conditions and the price or prices, if any, for shares of the series~~.~~;

(iv) ~~The~~the terms and amounts of any sinking fund for the purchase or redemption of shares of the series~~.~~;

(v) ~~The~~the rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of Distributions with respect to shares of the series~~.~~;

(vi) ~~Whether~~whether the shares of the series shall be convertible into shares of any other class or series~~,~~ or any other security~~,~~ of the Company or any other corporation or other entity~~,~~ and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made~~.~~;

(vii) ~~Restrictions~~restrictions on the issuance of shares of the same series or of any other class or series~~.~~;

(viii) ~~The~~the voting rights of the holders of shares of the series subject to the limitations contained in this Section 7.3; provided, however, that the voting rights of the holders of shares of any series of Preferred Shares shall not exceed the voting rights of the holders of Common Shares~~.~~; and

(ix) ~~Any~~any other relative rights, preferences and limitations on that series. Subject to the express provisions of any other series of Preferred Shares then outstanding~~. Notwithstanding~~, and notwithstanding any other provision of ~~these Articles of Incorporation~~this Charter, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Section 2-208 of the MGCL.

SECTION 7.4 GENERAL NATURE OF SHARES. All Shares shall be personal property entitling the Stockholders only to those rights provided in ~~these Articles of Incorporation~~this Charter, the MGCL or in the resolution creating any class or series of Shares. The legal ownership of the Company Property and the right to conduct the business of the Company are vested exclusively in the Directors; the Stockholders shall have no interest therein other than the beneficial interest in the Company conferred by their Shares and shall have no right to compel any partition, division, dividend or Distribution of the Company or any of the Company Property. The death of a Stockholder shall not terminate the Company or give his or her legal representative any rights against other Stockholders, the Directors or the Company Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Company to reflect on its books the change in ownership of the Shares. Holders of Shares shall not have any preemptive or other right to purchase or subscribe for any class of ~~securities~~Securities of the Company which the Company may at any time issue or sell.

SECTION 7.5 NO ISSUANCE OF SHARE CERTIFICATES. ~~Until Listing, the~~The Company shall not be required to issue share certificates except to Stockholders who make a written request therefor to the Company. A Stockholder’s investment shall be recorded on the books of the Company. To transfer his or her Shares a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon a request therefor. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of Shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, in a form substantially similar to Section 7.7(xii), and as required by the Bylaws and the MGCL or other applicable law.

SECTION 7.6 SUITABILITY OF STOCKHOLDERS

(i) INVESTOR SUITABILITY STANDARDS. Subject to suitability standards established by individual states, to become a Stockholder in the Company, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:

(a) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

(b) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

(ii) DETERMINATION OF SUITABILITY OF SALE. ~~The Sponsor and each~~Each Person selling Shares on behalf of ~~the Sponsor or~~ the Company shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Stockholder. In making this determination, ~~the Sponsor or~~ each Person selling Shares on behalf of ~~the Sponsor or~~ the Company shall ascertain that the prospective Stockholder: (~~l~~a) meets the minimum income and net worth standards established for the Company; (~~m~~b) can reasonably benefit from the Company based on the prospective Stockholder’s overall investment objectives and portfolio structure; (~~n~~c) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (~~o~~d) has apparent understanding of: (1) the fundamental risks of the investment; (2) the risk that the Stockholder may lose the entire investment; (3) the lack of liquidity of Company Shares; (4) the restrictions on transferability of Company Shares; ~~(16) the background and qualifications of the Sponsor or the Advisor; and (17~~and (5) the tax consequences of the investment.

~~The Sponsor or each~~Each Person selling shares on behalf of ~~the Sponsor or~~ the Company shall make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.

~~The Sponsor or each~~Each Person selling Shares on behalf of ~~the Sponsor or~~ the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Stockholder. ~~The Sponsor or each~~Each Person selling Shares on behalf of ~~the Sponsor or~~ the Company shall maintain these records for at least six years.

(iii) MINIMUM INVESTMENT. Subject to certain individual state requirements, except for sales pursuant to the Company’s Reinvestment Plan (as defined in Section 7.13), no sale or transfer of Shares will be permitted of less than 100 Shares ~~($1,000)~~, and a Stockholder shall not transfer, fractionalize or subdivide such Shares so as to retain less than such minimum number thereof.

SECTION 7.7 RESTRICTIONS ON OWNERSHIP AND TRANSFER.

(i) DEFINITIONS. For purposes of Sections 7.7 and 7.8, the following terms shall have the following meanings:

“ACQUIRE” means the acquisition of Beneficial or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.

“BENEFICIAL OWNERSHIP” means ownership of Shares by ~~an individual~~a Person who would be treated as an owner of such Shares under Section 542(a)(2) of the Code, either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and 856(h)(3) of the Code. For purposes of this definition, the term “individual” shall include any organization, trust, or other entity that is treated as an individual for purposes of Section 542(a)(2) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings.

“BENEFICIARY” means a beneficiary of the Trust as determined pursuant to Section 7.8(v)(a) hereof.

“BUSINESS DAY” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in the State of New York are authorized or required by law or regulation or executive order to close.

“COMMON SHARE OWNERSHIP LIMIT” means, with respect to the Common Shares, ~~nine point eight percent (~~9.8%~~)~~ of the outstanding Common Shares, subject to adjustment pursuant to Section 7.7(x) (but not more than ~~nine point nine percent (~~9.9%~~)~~ of the outstanding Common Shares, as so adjusted) and to any other limitations contained in this Section 7.7.

“CONSTRUCTIVE OWNERSHIP” means ownership of Equity Shares by a ~~person~~Person who ~~would~~could be treated as an owner of such shares, either actually or constructively, directly or indirectly, (including a nominee) through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) thereof. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Own” and “Constructively Owned” shall have correlative meanings.

“MARKET PRICE” means, on any date, with respect to any class or series of outstanding shares of Equity Share the average of the Closing Price for such Equity Shares for the five (5) consecutive Trading Days ending on such date. The “Closing Price” on any date ~~shall mean~~means the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to ~~securities~~Securities listed or admitted to trading on the NYSE or, if the Equity Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to ~~securities~~Securities listed on the principal national securities exchange on which the Equity Shares are listed or admitted to trading or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by ~~the National Association of Securities Dealers, Inc. Automated Quotation System~~The NASDAQ Stock Market, Inc. (NASDAQ) or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Shares selected by the Board of Directors, or, if no such market maker exists, as determined in good faith by the Board of Directors.

“OWNERSHIP LIMIT” means the Common Share Ownership Limit or the Preferred Share Ownership Limit, or both, as the context may require.

“PREFERRED SHARE OWNERSHIP LIMIT” means, with respect to the Preferred Shares, ~~nine point eight percent (~~9.8%~~)~~ of the outstanding Shares of a particular series of Preferred Shares of the Company, subject to adjustment pursuant to Section 7.7(x) (but not more than ~~nine point nine percent (~~9.9%~~)~~ of the outstanding Preferred Shares, as so adjusted) and to any other limitations contained in this Section 7.7.

“PURPORTED BENEFICIAL HOLDER” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the Person for whom the applicable Purported Record Holder held the Equity Shares that were, pursuant to paragraph (iii) of this Section 7.7, automatically exchanged for Shares-in-Trust upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

“PURPORTED BENEFICIAL TRANSFEREE” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section 7.7(ii). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

“PURPORTED RECORD HOLDER” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares that were, pursuant to Section 7.7(iii), automatically exchanged for Shares-in-Trust upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

“PURPORTED RECORD TRANSFEREE” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section 7.7(ii). The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

“RESTRICTION TERMINATION DATE” means the first day after the date of the closing of the Initial Public Offering on which the Board of Directors of the Company determines, pursuant to Section 3.2(xix) hereof, that it is no longer in the best interests of the Company to attempt or continue to qualify as a REIT.

“SHARES-IN-TRUST” means those ~~share for~~shares into which Equity Shares are automatically exchanged as a result of a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction, as described in Section 7.7(iii).

“TRADING DAY” means (i) a day on which the principal national securities exchange on which the affected class or series of Equity Shares ~~are~~is listed or admitted to trading is open for the transaction of business, or~~,~~ (ii) if the affected class or series of Equity Shares ~~are~~is not so listed or admitted to trading, ~~shall mean~~ any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“TRANSFER” means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Equity Shares or the right to vote or receive dividends on Equity Shares, including without limitation (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares or (ii) the sale, transfer, assignment or other disposition of any ~~securities~~Securities or rights convertible into or exchangeable for Equity Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms “Transfers,” “Transferred” and “Transferable” shall have correlative meanings.

“TRUST” means the trust created pursuant to Section 7.8(i) hereof.

“TRUSTEE” means the trustee of the Trust, as appointed by the Company, or any successor trustee thereof, which Trustee shall not be an Affiliate of the Company, or of the Purported Record Holder, the Purported Beneficial Holder, the Purported Record Transferee, or the Purported Beneficial Transferee.

(ii) OWNERSHIP AND TRANSFER LIMITATIONS.

(a) Notwithstanding any other provision of ~~these Articles of Incorporation~~this Charter, except as provided in Section 7.7(ix) and subject to Section 7.9, from the date of the Initial Public Offering and prior to the Restriction Termination Date, no Person shall Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limits.

(b) Notwithstanding any other provision of ~~these Articles of Incorporation~~this Charter, except as provided in Section 7.7(ix) and subject to Section 7.9, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would result in any Person Beneficially or Constructively

Owning Equity Shares in excess of the Common or Preferred Share Ownership Limits shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would otherwise be Beneficially or Constructively Owned by such Person in excess of the Common or Preferred Share Ownership Limits, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall ~~acquire~~Acquire any rights in that number of Equity Shares.

(c) Notwithstanding any other provision of ~~these Articles of Incorporation, and except as provided in~~this Charter, subject to Section 7.9, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of Equity Shares or other event or transaction that, if effective, would result in the Equity Shares being actually owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership (including actual ownership) with respect to that number of Equity Shares which otherwise would be owned by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner or Constructive Owner) shall acquire no rights in that number of Equity Shares.

(d) Notwithstanding any other provision of ~~these Articles of Incorporation, except as provided in~~this Charter, subject to Section 7.9, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would cause the Company to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(e) Notwithstanding any other provision of ~~these Articles of Incorporation, except as provided in~~this Charter, subject to Section 7.9, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Company, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would (i) cause the Company to own (directly or Constructively) an interest in a tenant or the Operating Partnership’s real property that is described in Section 856(d)(2)(B) of the Code and (ii) cause the Company to fail to satisfy any of the gross income requirements of ~~section~~Section 856(c) of the Code, shall be void AB INITIO as to the Transfer, Acquisition, change in capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to own an interest (directly or Constructively) in a tenant or the Operating Partnership’s real property that is described in Section 856(d)(2)(B) of the Code, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(iii) EXCHANGE FOR SHARES-IN-TRUST.

(a) If, notwithstanding the other provisions contained in this Article VII, at any time from the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the

Beneficial or Constructive Ownership of Equity Shares or other event or transaction such that any Person would either Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limit, then, except as otherwise provided in Section 7.7(ix), such Equity Shares (rounded up to the next whole number of shares) in excess of the Common or Preferred Share Ownership Limit automatically shall be exchanged for an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VII requires different terms. Such exchange shall be effective as of the close of business on the ~~business day~~Business Day next preceding the date of the purported Transfer, Acquisition, change in capital structure, other ~~change in~~ purported change in Beneficial or Constructive Ownership of Shares, or other event or transaction.

(b) If, notwithstanding the other provisions contained in this Article VII, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (b), (c), (d) and (e) of paragraph (ii) of this Section 7.7, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, then the Shares (rounded up to the next whole number of Shares) purportedly being Transferred or Acquired or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership and which, in any case, would result in a violation of any of the restrictions described in subparagraphs (b), (c), (d) and (e) of paragraph (ii) of this Section 7.7 or otherwise would cause the Company to fail to qualify as a REIT automatically shall be exchanged for an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VII requires different terms. Such exchange shall be effective as of the close of business on the ~~business day~~Business Day prior to the date of the purported Transfer, Acquisition, change in capital structure, other purported change in Beneficial or Constructive Ownership or other event or transaction.

(iv) REMEDIES FOR BREACH. If the Board of Directors, ~~or its~~a duly authorized committee thereof or other designee, if permitted by the MGCL, shall at any time determine in good faith that a purported Transfer, Acquisition, change in the capital structure of the Company or other purported change in Beneficial or Constructive Ownership or other event or transaction has taken place in violation of Section 7.7(ii) or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Equity Shares in violation of this Section 7.7, the Board of Directors or ~~its~~a committee thereof or other designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, change in the capital structure of the Company, other attempt to Acquire Beneficial or Constructive Ownership of any Shares or other event or transaction, including, but not limited to, refusing to give effect thereto on the books of the Company or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Company, attempted Transfer or other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction in violation of subparagraphs (b), (c), (d) and (e) of Section 7.7(ii) (as applicable) shall be void AB INITIO and where applicable automatically shall result in the exchange described in Section 7.7(iii), irrespective of any action (or inaction) by the Board of Directors or its designee.

(v) NOTICE OF RESTRICTED TRANSFER. Any Person who ~~acquires~~Acquires or attempts to Acquire Beneficial or Constructive Ownership of Equity Shares ~~in violation of~~that will or may violate Section 7.7(ii) and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Equity Shares resulting in an exchange for Shares-in-Trust, pursuant to Section 7.7(iii)~~,~~ or otherwise, shall immediately give written notice to the Company, or, in the event of a proposed or attempted Transfer, Acquisition, or purported change in Beneficial or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Company, of such event and shall promptly provide to the Company such other information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, proposed or attempted Transfer, Acquisition, ~~Attempted~~proposed or attempted Acquisition or purported change in Beneficial or Constructive Ownership on the Company’s status as a REIT.

(vi) OWNERS REQUIRED TO PROVIDE INFORMATION. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

(a) Every Beneficial or Constructive Owner of more than five percent (5%), or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion, of the outstanding shares of any class or series of Equity Shares of the Company shall annually, no later than ~~January 31~~thirty (30) days after the end of each ~~calendar~~taxable year, give written notice to the Company stating (~~i~~1) the name and address of such Beneficial or Constructive Owner; (~~ii~~2) the number of shares of each class or series of Equity Shares Beneficially or Constructively Owned; and (~~iii~~3) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Company such additional information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Company’s status as a REIT and to ensure compliance with the Common or Preferred Share Ownership Limit and other restrictions set forth herein.

(b) Each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the Stockholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner promptly shall provide to the Company such information as the Company, in its sole discretion, may request in order to determine the Company’s status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Common or Preferred Share Ownership Limits and other restrictions set forth herein.

(vii) REMEDIES NOT LIMITED. ~~Nothing~~Subject to Section 7.9, nothing contained in this Article VII ~~except Section 7.9~~ shall limit the scope or application of the provisions of this Section 7.7, the ability of the Company to implement or enforce compliance with the terms ~~thereof~~hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company’s status as a REIT and to ensure compliance with the Ownership Limit for any class or series of Equity Shares and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

(viii) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 7.7, including any definition contained in Sections 1.5 and 7.7(i), the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 7.7 with respect to any situation based on the facts known to it.

(ix) WAIVERS BY BOARD. Upon notice of an Acquisition or Transfer or a proposed Acquisition or Transfer which results or would result in the intended transferee having Beneficial Ownership of shares in excess of the Ownership Limit, the Board of Directors may, upon receipt of evidence deemed to be satisfactory by the Board of Directors, in its sole discretion, that such Acquisition or Transfer does not or will not violate the “closely held” provisions of Section 856(h) of the Code, waive the Ownership Limit with respect to such transferee upon such conditions as the Board of Directors may direct.

(x) INCREASE IN COMMON OR PREFERRED SHARE OWNERSHIP LIMIT. Subject to the limitations contained in Section 7.7(xi), the Board of Directors may from time to time increase the Common or Preferred Share Ownership Limits.

(xi) LIMITATIONS ON MODIFICATIONS.

(a) The Ownership Limit for a class or series of Equity Shares may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the

Company would be “closely held” within the meaning of Section 856(h) of the Code (assuming ownership of shares of Equity Shares by all Persons equal to the greatest of (A) the actual ownership, (B) the Beneficial Ownership of Equity Shares by each Person, or (C) the applicable Ownership Limit with respect to such Person).

(b) Prior to any modification of the Ownership Limit with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Company’s status as a REIT.

(c) Neither the Preferred Share Ownership Limit nor the Common Share Ownership Limit may be increased to a percentage that is greater than ~~nine point nine percent (~~9.9%~~)~~.

(xii) NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or ~~transfer~~Transfer of Shares, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise ~~transferred~~Transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

“The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company’s status as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the ~~Articles of Incorporation~~Charter of the Company, no Person may (i) Beneficially or Constructively Own any class of Common Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of ~~the~~such outstanding Common Shares; (ii) Beneficially or Constructively Own shares of any class or series of Preferred Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding shares of such class or series of Preferred Shares; ~~or~~ (iii) Transfer Common Shares or Preferred Shares if such Transfer would result in Equity Shares being actually owned by fewer than 100 Persons; (iv) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being “closely held” under Section 856(h) of the Code or which otherwise would cause the Company to fail to qualify as a REIT; or (v) Beneficially or Constructively Own Common Shares or Preferred Shares that would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares in excess of the above limitations and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Common or Preferred Shares resulting in an exchange for Shares-in-Trust (as described below) immediately must notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Shares and/or Preferred Shares or other event which results in a violation of the ownership or transfer limitations set forth in the Company’s ~~Articles of Incorporation~~Charter shall be void AB INITIO, and none of the Purported Beneficial ~~and Record Transferee shall not~~or Record Transferees or the purported Beneficial or Record Holders shall have or acquire any rights in such Common Shares and/or Preferred Shares. If there is a purported Transfer or Acquisition of Equity Shares which, if effective, would result in the transfer and ownership limitations referred to herein ~~are~~being violated, the Common Shares or Preferred Shares ~~represented hereby~~purportedly Transferred or Acquired will automatically ~~will~~ be exchanged for Shares-in-Trust to the extent of violation of such limitations, and such Shares-in-Trust will be held in trust by a trustee appointed by the Company, all as provided by the ~~Articles of Incorporation of the Company~~Charter of the Company. In addition, the Company may redeem Equity Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that a purported Transfer, Acquisition or other event may violate the restrictions described above. All defined terms used in this legend have the meanings identified in the Company’s ~~Articles of Incorporation~~Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.”

SECTION 7.8 SHARES-IN-TRUST.

(i) OWNERSHIP IN TRUST. Upon any purported Transfer~~,~~ or Acquisition~~,~~ or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction that results in Shares-in-Trust pursuant to Section 7.7(iii), such Shares-in-Trust shall be deemed to have been transferred to the Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Shares-in-Trust may later be transferred pursuant to Section 7.8(v). Shares-in-Trust so held in trust shall be issued and outstanding stock of the Company. The Purported Record Transferee (or Purported Record Holder) shall have no rights in such Shares-in-Trust. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in such Shares-in-Trust except as provided in Section 7.8(iii).

(ii) DISTRIBUTION RIGHTS. Shares-in-Trust shall be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all Distributions and dividends on the Shares-in-Trust and will hold such dividends or ~~distributions~~Distributions in trust for the benefit of the Beneficiary. Any dividend or Distribution with a record date on or after the date that Equity Shares have been exchanged for Shares-in-Trust which were paid on such Equity Shares shall be repaid to the Trustee upon demand, and any such dividend or Distribution declared on such Equity Shares but unpaid shall be paid to the Trustee to hold in trust for the benefit of the Beneficiary.

(iii) RIGHTS UPON LIQUIDATION.

(a) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other ~~distribution~~Distribution of the assets, of the Company, each holder of Shares-in-Trust resulting from the exchange of Preferred Shares of any specified series shall be entitled to receive, ratably with each other holder of Shares-in-Trust resulting from the exchange of Preferred Shares of such series and each holder of Preferred Shares of such series, such accrued and unpaid dividends, liquidation preferences and other preferential payments, if any, as are due to holders of Preferred Shares of such series. In the event that holders of shares of any series of Preferred Shares are entitled to participate in the Company’s ~~distribution~~Distribution of its residual assets, each holder of Shares-in-Trust resulting from the exchange of Preferred Shares of any such series shall be entitled to participate, ratably with (A) each other holder of Shares-in-Trust resulting from the exchange of Preferred Shares of all series entitled to so participate; (B) each holder of Preferred Shares of all series entitled to so participate; and (C) each holder of Common Shares and Shares-in-Trust resulting from the exchange of Common Shares (to the extent permitted by Section 7.7(iii) hereof), that portion of the aggregate assets available for~~distribution~~ Distribution (determined in accordance with applicable law) as the number of shares of such Shares-in-Trust held by such holder bears to the total number of (1) outstanding Shares-in-Trust resulting from the exchange of Preferred Shares of all series entitled to so participate; (2) outstanding Preferred Shares of all series entitled to so participate; and (3) outstanding Common Shares and Shares-in-Trust resulting from the exchange of Common Shares. The Trustee shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of the Shares-in-Trust in any liquidation, dissolution or winding up, or any ~~distribution~~Distribution of the assets, of the Company. Anything to the contrary herein notwithstanding, in no event shall the amount payable to a holder with respect to Shares-in-Trust resulting from the exchange of Preferred Shares exceed (A) the price per share such holder paid for the Preferred Shares in the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in the Shares-in-Trust or (B) if the holder did not give full value for such Shares-in-Trust (as through a gift, devise or other event or transaction), a price per share equal to the

Market Price for the shares of Preferred Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Shares-in-Trust. Any amount available for ~~distribution~~Distribution in excess of the foregoing limitations shall be paid ratably to the holders of Preferred Shares and Shares-in-Trust resulting from the exchange of Preferred Shares to the extent permitted by the foregoing limitations.

(b) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other ~~distribution~~Distribution of the assets, of the Company, each holder of Shares-in-Trust resulting from the exchange of Common Shares shall be entitled to receive, ratably with (A) each other holder of such Shares-in-Trust and (B) each holder of Common Shares, that portion of the aggregate assets available for ~~distribution~~Distribution to holders of Common Shares (including holders of Shares-in-Trust resulting from the exchange of Common Shares pursuant to Section 7.7(iii)), determined in accordance with applicable law, as the number of such Shares-in-Trust held by such holder bears to the total number of outstanding Common Shares and outstanding Shares-in-Trust resulting from the exchange of Common Shares then outstanding. The Trustee shall distribute ratably to the Beneficiaries of the Shares-in-Trust, when determined, any such assets received in respect of the Shares-in-Trust in any liquidation, dissolution or winding up, or any ~~distribution~~Distribution of the assets, of the Company. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder with respect to Shares-in-Trust exceed (A) the price per share such holder paid for the Equity Shares in the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in the Shares-in-Trust or (B) if the holder did not give full value for such Equity Shares (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Equity Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Shares-in-Trust. Any amount available for ~~distribution~~Distribution in excess of the foregoing limitations shall be paid ratably to the holders of Common Shares and Shares-in-Trust resulting from the exchange of Common Shares to the extent permitted by the foregoing limitations.

(iv) VOTING RIGHTS. The Trustee shall be entitled to vote the Shares-in-Trust on any matters on which holders of Shares are entitled to vote (except as required otherwise by the MGCL).

(v) RESTRICTIONS ON TRANSFER; DESIGNATION OF BENEFICIARY; SALES OF SHARES-IN-TRUST.

(a) Except as described in this Section 7.8(v), Shares-in-Trust shall not be transferable. The Beneficiary shall be one or more charitable organizations named by the Company. However, ~~the~~ for purposes of sales by the Trustee as set forth herein, the Trustee shall designate a permitted transferee of the Shares-in-Trust, provided that the transferee (~~i~~1) purchases such Shares-in-Trust for valuable consideration and (~~ii~~2) acquires such Shares-in-Trust without such acquisition resulting in another automatic exchange of Equity Shares into Shares-in-Trust. Within 20 days after receiving notice from the Company that Common Shares or other shares have been transferred to the Trust as Shares-in-Trust, the Company shall, at its sole option (the “Option”) (~~i~~A) repurchase such Shares-in-Trust from the Purported Record Transferee or Purported Record Holder (a “Redemption”), or (~~ii~~B) cause the Trustee to sell the Shares-in-Trust on behalf of ~~the~~ such ~~person~~Person to a third party (a “Sale”).

(b) In the event of a Redemption or Sale, the Purported Record Transferee or Purported Record Holder shall receive a per share price equal to the lesser of (~~i~~1) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such ~~transfer~~Transfer) or (~~ii~~2) the Market Price per share on the date that the Company, or its designee, purchases such Shares-in-Trust, provided that for sales by the Trustee, such price per share shall be net of any commissions and other expenses of the sale.~~.~~ The proceeds from a Redemption or Sale shall be sent to such ~~person~~Person within five ~~business days~~(5) Business Days after the closing of such sale transaction.

(c) In connection with the Option, all Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, and the Company will have the right to accept such offer for a period of twenty (20) days after the later of (~~i~~1) the date of the purported ~~transfer~~Transfer which resulted in such Shares-in-Trust or (~~ii~~2) the date the Company determines in good faith that a ~~transfer~~Transfer resulting in such Shares-in-Trust occurred.

(d) Any amounts received by the Trustee in excess of the amounts paid to the Purported Record Transferee shall be distributed to the Beneficiary.

(vi) REMEDIES NOT LIMITED. ~~Nothing~~Subject to Section 7.9, nothing contained in this Article VII ~~except Section 7.9~~ shall limit the scope or application of the provisions of this Section 7.8, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company’s status as a REIT and to ensure compliance with applicable Share Ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

(vii) AUTHORIZATION. At such time as the Board of Directors authorizes a series of Preferred Shares pursuant to Section 7.3 of this Article VII, without any further or separate action of the Board of Directors, there shall be deemed to be authorized a series of Shares-in-Trust consisting of the number of shares included in the series of Preferred Shares so authorized and having terms, rights, restrictions and qualifications identical thereto, except to the extent that such Shares-in-Trust are already authorized or this Article VII requires different terms.

SECTION 7.9 SETTLEMENTS. Nothing in Sections 7.7 and 7.8 shall preclude the settlement of any transaction with respect to the Common Shares entered into through the facilities of the New York Stock Exchange or other national securities exchange on which the Common Shares are listed.

SECTION 7.10 SEVERABILITY. If any provision of this Article VII or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article VII shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

SECTION 7.11 WAIVER. The Company shall have authority at any time to waive the requirements that Shares-in-Trust be issued or be deemed outstanding in accordance with the provisions of this Article VII if the Company determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Shares-in-Trust or the fact that such Shares-in-Trust are deemed to be outstanding, would jeopardize the status of the Company as a REIT (as that term is defined in Section 1.5).

SECTION 7.12 REPURCHASE OF SHARES. The Board of Directors may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Stockholders, provided, however, that such repurchase does not impair the capital or operations of the Company. The ~~Sponsor Advisor,~~ Directors or any Affiliates thereof may not receive any fees on the repurchase of Shares by the Company.

SECTION 7.13 DISTRIBUTION REINVESTMENT PLANS. The Board of Directors may establish, from time to time, a Distribution reinvestment plan or plans (a “Reinvestment Plan”). Pursuant to such Reinvestment Plan, (i) all material information regarding the Distribution to the Stockholders and the effect of reinvesting such ~~distribution~~Distribution, including the tax consequences thereof, shall be provided to the Stockholders at least annually, and (ii) each Stockholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan at least annually after receipt of the information required in clause (i) above.

ARTICLE VIII

STOCKHOLDERS

SECTION 8.1 MEETINGS OF STOCKHOLDERS. There shall be an annual meeting of the Stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date which is a reasonable period of time following the distribution of the Company’s annual report to Stockholders but not less than thirty (30) days after delivery of such report. A majority of Stockholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, vote to elect the Directors. A quorum shall be the holders of 50% or more of the then outstanding Shares entitled to vote. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the president or by a majority of the ~~directors~~Directors, and shall be called by an officer of the Company upon written request of Stockholders holding in the aggregate not less than ten percent (10%) of the outstanding Equity Shares entitled to be cast on any issue proposed to be considered at any such special meeting. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the ~~sponsor~~Company shall provide all Stockholders within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Stockholders. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided by the Bylaws.

SECTION 8.2 VOTING RIGHTS OF STOCKHOLDERS. Subject to the provisions of any class or series of Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters; (~~a~~i) election or removal of Directors, without the necessity for concurrence by the Directors, as provided in Sections 8.1, 2.4 and 2.7 hereof; (~~b~~ii) amendment of ~~these Articles of Incorporation~~this Charter, without the necessity for concurrence by the Directors, as provided in Section 10.1 hereof; (~~c~~iii) termination of the Company, ~~without the necessity for concurrence by the Directors,~~ as provided in Section 11.2 hereof; (~~d~~iv) reorganization of the Company as provided in Section 10.2 hereof; (~~e~~v) merger, consolidation or sale or other disposition of all or substantially all of the Company Property, as provided in Section 10.3 hereof; and (~~f~~vi) termination of the Company’s status as a real estate investment trust under the REIT Provisions of the Code, as provided in Section 3.2(xix) hereof. The Stockholders may terminate the status of the Company as a REIT under the Code by a vote of a majority of the Shares outstanding and entitled to vote. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Directors.

SECTION 8.3 VOTING LIMITATIONS ON SHARES HELD BY THE ~~ADVISOR,~~ DIRECTORS AND AFFILIATES. With respect to Shares owned by the ~~Advisor, the~~ Directors~~,~~ or any of their Affiliates, neither the ~~Advisor, nor the~~ Directors, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the ~~Advisor,~~ Directors or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the ~~Advisor,~~ Directors and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

SECTION 8.4 STOCKHOLDER ACTION TO BE TAKEN BY MEETING. Any action required or permitted to be taken by the Stockholders of the Company must be effected at a duly called annual or special meeting of Stockholders of the Company and may not be effected by any consent in writing of such Stockholders.

SECTION 8.5 RIGHT OF INSPECTION. Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

SECTION 8.6 ACCESS TO STOCKHOLDER LIST. An alphabetical list of the names, addresses and telephone numbers of the Stockholders of the Company, along with the number of Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder’s designated agent at the home office of the Company upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten (10) days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights, and the exercise of Stockholder rights under federal proxy laws.

If the ~~Advisor or~~ Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, ~~the Advisor and~~ the Directors shall be liable to any Stockholder requesting the list for the costs, including attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

SECTION 8.7 REPORTS. The Directors, including the Independent Directors, shall take reasonable steps to ~~insure~~ensure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held ~~securities~~Securities of the Company within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the ~~initial public offering~~Initial Public Offering of its ~~securities~~Securities which shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the ~~aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the~~ Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (~~v~~iv) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (~~vi~~v) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company~~, Directors, Advisors, Sponsors~~ and any Director or any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (~~vii~~vi) Distributions to the Stockholders for the period, identifying the source of such Distributions, and if such information is not available at the time of the ~~distribution~~Distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to Stockholders not later than sixty (60) days after the end of the fiscal year in which the ~~distribution~~Distribution was made).

ARTICLE IX

LIABILITY OF STOCKHOLDERS, DIRECTORS~~, ADVISORS~~ AND AFFILIATES;

TRANSACTIONS BETWEEN AFFILIATES AND THE COMPANY

SECTION 9.1 LIMITATION OF STOCKHOLDER LIABILITY. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his or her being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company Property or the affairs of the Company by reason of his or her being a Stockholder~~. The Company shall include a clause in its contracts which provides that Stockholders shall not be personally liable for obligations entered into on behalf of the Company~~.

SECTION 9.2 LIMITATION OF LIABILITY AND INDEMNIFICATION.

(i) The Company shall indemnify and hold harmless a Director~~, Advisor, or Affiliate~~or an officer (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that ~~the~~ such Director~~s~~, ~~Advisor~~or officer ~~or Affiliates have~~ has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company. The Company shall not indemnify or hold harmless the Indemnitee if: (a) in the case that the Indemnitee is a Director (other than an Independent Director~~), an Advisor~~ or an officer ~~or an Affiliate~~), the loss or liability was the result of negligence or misconduct by the Indemnitee, or (b) in the case that the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Any indemnification of expenses or agreement to hold harmless may be paid only out of the Net Assets of the Company and no portion may be recoverable from the Stockholders.

(ii) The Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities of the Company were offered or sold as to indemnification for violations of securities laws.

(iii) Notwithstanding anything to the contrary contained in the provisions of subsection (i) and (ii) above of this Section, the Company shall not indemnify or hold harmless an Indemnitee if it is established that: (a) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property, or services, (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (d) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company.

(iv) The Directors may take such action as is necessary to carry out this Section 9.2 and are expressly empowered to adopt, approve and amend from time to time the Bylaws, resolutions or contracts implementing such provisions; provided, that any such action shall be undertaken only upon the prior approval of a majority of the Independent Directors. No amendment of this Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

SECTION 9.3 PAYMENT OF EXPENSES. The Company shall pay or reimburse reasonable legal expenses and other costs incurred by a Director or an officer ~~or Affiliate~~ in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by Section 9.2 hereof, (iii) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the MGCL.

SECTION 9.4 EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS. Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

SECTION 9.5 TRANSACTIONS WITH AFFILIATES. The Company shall not engage in transactions with any Affiliates, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Directors (including a majority of the Independent Directors) not Affiliated with the Person who is party to the transaction and:

(i) The transaction is fair and reasonable to the Company and its Stockholders.

(ii) The terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arms-length basis and known to the Directors.

(iii) The total consideration is not in excess of the appraised value of the ~~property~~Property being acquired, if an acquisition is involved.

(iv) Payments to the ~~Advisor, its Affiliates and the~~ Directors for services rendered in a capacity other than that as ~~Advisor or~~ Director may only be made upon a determination that:

(a) The compensation is not in excess of their compensation paid for any comparable services; and

(b) The compensation is not greater than the charges for comparable services available from others who are competent and not Affiliated with any of the parties involved.

(v) The Company will not make loans to ~~the Advisor or other Affiliates, or to any director~~any Director, officer or principal of the Company or any of ~~its~~their Affiliates.

Transactions between the Company and its Affiliates are further subject to any express restrictions in ~~these Articles of Incorporation~~this Charter (including ~~Article IV~~Sections 5.4 and ~~Section~~ 7.7) or adopted by the Directors in the Bylaws or by resolution, and further subject to the disclosure and ratification requirements of ~~MGCL (section)~~Section 2-419 of the MGCL and other applicable law.

ARTICLE X

AMENDMENT; REORGANIZATION; MERGER, ETC.

SECTION 10.1 AMENDMENT.

(i) The Company reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law and in accordance with applicable provisions of this Charter, including any amendment altering the terms of the contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation.

(ii) ~~These Articles of Incorporation~~This Charter may be amended, without the necessity for concurrence by the Directors, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon, except that: (1) no amendment may be made which would change any rights with respect to any outstanding class of ~~securities~~Securities, by reducing the amount payable thereon upon liquidation, or by diminishing or eliminating any voting rights pertaining thereto; (2) Section 10.2 hereof and this Section 10.1 shall not be amended (or any other provision of ~~these Articles of Incorporation~~this Charter be amended or any provision of ~~these Articles of Incorporation~~this Charter be added that would have the effect of amending such sections); (3) no term or provision of the ~~Articles of Incorporation~~Charter may be added, amended or repealed in any respect that would, in the determination of the Board of Directors, cause the Company not to qualify as REIT under the Code; (4) certain provisions of the ~~Articles of Incorporation~~Charter, including provisions relating to the removal of ~~directors~~Directors, Independent Directors, preemptive rights of holders of stock and indemnification and limitation of liability of officers and ~~directors~~Directors may not be amended or repealed; and (5) provisions imposing cumulative voting in the election of ~~directors~~Directors may not be added to the ~~Articles of Incorporation~~Charter, without the affirmative vote of the holders of a majority of the Equity Shares then outstanding and entitled to vote thereon.

(~~ii~~iii) The Directors, by a majority vote, may amend provisions of ~~these Articles of Incorporation~~this Charter from time to time as necessary to enable the Company to qualify as a real estate investment trust under the REIT Provisions of the Code. With the exception of the foregoing, the Directors may not amend ~~these Articles of Incorporation~~this Charter.

(~~iii~~iv) An amendment to ~~these Articles of Incorporation~~this Charter shall become effective as provided in Section 12.5.

(~~iv) These Articles of Incorporation~~v) This Charter may not be amended except as provided in this Section 10.1, and upon any such amendment of this Charter in accordance with Section 10.1, holders of Equity Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Section 3-202 of the MGCL, unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply.

SECTION 10.2 REORGANIZATION. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Company Property and to carry on the affairs of the Company, or (ii) merge the Company into, or sell, convey and transfer the Company Property to any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (i) or (ii) above terminate the Company and deliver such Securities or beneficial interests ratably among the Stockholders according to the respective rights of the class or series of Equity Shares held by them; provided, however, that any such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon.

SECTION 10.3 MERGER, CONSOLIDATION OR SALE OF COMPANY PROPERTY. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Board of Directors shall have the power to (i) merge the Company with or into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the Company Property; or (iv) dissolve or liquidate the Company~~, other than before the initial investment in Company Property~~; provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon. Any such transaction involving an Affiliate of the Company ~~or the Advisor~~ also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

In connection with any proposed Roll-Up Transaction, an appraisal of all Assets shall be obtained from a competent independent appraiser. The Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the ~~person~~Person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

(i) accepting the ~~securities~~Securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(ii) one of the following:

(a) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(b) receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(iii) which would result in the Stockholders having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.7 and 9.1 of ~~these Articles of Incorporation~~this Charter;

(iv) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the ~~securities~~Securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(v) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 8.5 and 8.6 hereof; or

(vi) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Stockholders.

ARTICLE XI

DURATION OF COMPANY

SECTION 11.1 TERMINATION UPON FAILURE TO OBTAIN LISTING. In the event that Listing does not occur on or before January 30, 2008, the Company shall immediately thereafter undertake an orderly liquidation and Sale of the Company’s ~~assets~~Assets and will distribute any Net Sales Proceeds therefrom to Stockholders, following which the Company shall terminate and dissolve. In the event that Listing occurs on or before such date, the Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.

SECTION 11.2 DISSOLUTION OF THE COMPANY BY STOCKHOLDER VOTE. The Company may be terminated at any time, without the necessity for concurrence by the Board of Directors, by the vote or written consent of a majority of the outstanding Equity Shares.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1 GOVERNING LAW. ~~These Articles of Incorporation are~~This Charter is executed by the undersigned Directors and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

SECTION 12.2 RELIANCE BY THIRD PARTIES. Any certificate shall be final and conclusive as to any ~~persons~~Persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which ~~these Articles of Incorporation~~this Charter may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of the Directors or Stockholders; (iv) a copy of the ~~Articles of Incorporation~~Charter or of the Bylaws as a true and complete copy as then in force; (v) an amendment to ~~these Articles of Incorporation~~this Charter; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts which relate to the affairs of the Company. No purchaser, lender, transfer agent or other ~~person~~Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Directors or by any duly authorized officer, employee or agent of the Company.

SECTION 12.3 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

(i) The provisions of ~~these Articles of Incorporation~~this Charter are severable, and if the Board of Directors ~~shall determine~~determines that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of ~~these Articles of Incorporation~~this Charter, even without any amendment of ~~these Articles of Incorporation~~this Charter pursuant to Section 10.1 hereof; provided, however, that such determination by the Board of Directors shall not affect or impair any of the remaining provisions of ~~these Articles of Incorporation~~this Charter or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

(ii) If any provision of ~~these Articles of Incorporation~~this Charter shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of ~~these Articles of Incorporation~~this Charter in any jurisdiction.

SECTION 12.4 CONSTRUCTION. In ~~these Articles of Incorporation~~this Charter, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of ~~these Articles of Incorporation. In defining or interpreting the powers and duties of the Company and its Directors and officers, reference may be made, to the extent appropriate, to the Code and to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland, referred to herein as the “MGCL.”~~this Charter.

SECTION 12.5 RECORDATION. These Second Articles of ~~Incorporation~~Amendment and Restatement and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of

Maryland and may also be filed or recorded in such other places as the Directors deem appropriate, but failure to file for record ~~these Articles of Incorporation~~this Charter or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of ~~these Articles of Incorporation~~this Charter or any amendment hereto. A restated ~~Articles of Incorporation~~Charter shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original ~~Articles of Incorporation~~Charter and the various amendments thereto.

~~IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation have been signed on this 1/st/ day of July, 2000 by the undersigned, each of whom acknowledges, under penalty of perjury, that this document is his free act and deed, and that~~

THIRD: These Second Articles of Amendment and Restatement have been approved by a majority of the Board of Directors and approved by the Stockholders of the Company as required by law.

FOURTH: The current address of the principal office of the Company in the State of Maryland and the name and address of the Company’s current registered agent are as set forth in Section 1.2 of these Second Articles of Amendment and Restatement.

FIFTH: The number of Directors of the Company and the names of those Directors currently in office are as set forth in Sections 2.1 and 2.3 of these Second Articles of Amendment and Restatement.

SIXTH: The total number of shares which the Company had authority to issue immediately prior to this amendment and restatement and has authority to issue pursuant to the foregoing amendment and restatement is 1,000,000,000, consisting of 750,000,000 Common Shares, 100,000,000 Preferred Shares and 150,000,000 Shares-in-Trust. The aggregate par value of all shares of stock having par value is $7,500,000.

SEVENTH: The undersigned President acknowledges these Second Articles of Amendment and Restatement to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, ~~the~~these matters and facts ~~set forth herein~~ are true in all material respects~~.~~ and that this statement is made under the penalties for perjury.

~~Wells Real Estate Investment Trust, Inc.~~

IN WITNESS WHEREOF, the Company has caused these Second Articles of Amendment and Restatement to be signed in its name and on its behalf by its President, and attested by its Secretary, on this      day of                     , 200  .

[SIGNATURES COMMENCE ON NEXT PAGE]

WELLS REAL ESTATE INVESTMENT TRUST, INC.

By:	~~/s/ LEO F. WELLS, III~~
~~Leo F. Wells, III~~
President

ATTEST:

By:	~~/s/ DOUGLAS P. WILLIAMS~~
~~Douglas P. Williams~~
Secretary

APPENDIX E

FORM OF THIRD ARTICLES OF AMENDMENT AND RESTATEMENT

THIRD ARTICLES OF AMENDMENT AND RESTATEMENT

OF

WELLS REAL ESTATE INVESTMENT TRUST, INC.

Wells Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The Company desires to amend and restate its charter as currently in effect.

SECOND: The provisions of the charter now in effect, as amended hereby in accordance with the Maryland General Corporation Law (the “MGCL”), are as follows:

ARTICLE I

THE COMPANY; DEFINITIONS

SECTION 1.1 NAME. The name of the corporation (the “Company”) is:

Wells Real Estate Investment Trust, Inc.

Under circumstances in which the Board of Directors determines that the use of the name “Wells Real Estate Investment Trust, Inc.” is not practicable, it may use any other designation or name for the Company.

SECTION 1.2 RESIDENT AGENT. The name and address of the resident agent for service of process of the Company in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation and a resident of the State of Maryland. The address of the principal office of the Company in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The Company may also have such other offices or places of business within or without the State of Maryland as the Directors may from time to time determine.

SECTION 1.3 NATURE OF COMPANY. The Company is a Maryland corporation within the meaning of the MGCL.

SECTION 1.4 PURPOSE. The purposes for which the Company is formed are to engage in any lawful act or activity, including, without limitation or obligation, engaging in business as a REIT (as defined in Section 1.5) under the Code (as defined in Section 1.5), for which corporations may be organized under the laws of the State of Maryland as now or hereafter permitted by such laws.

SECTION 1.5 DEFINITIONS. As used in this Charter, the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Article IV hereof are defined in Section 4.6 hereof):

“AFFILIATE” or “AFFILIATED” means, as to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Person specified.

“BYLAWS” means the bylaws of the Company, as the same are in effect and may be amended from time to time.

“CHARTER” means these Third Articles of Amendment and Restatement, as may be amended or supplemented from time to time.

“CODE” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code means such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“COMMON SHARES” means the Company’s common stock that may be issued from time to time in accordance with the terms of this Charter and applicable law, as described in Section 4.2 hereof.

“DIRECTORS,” “BOARD OF DIRECTORS” or “BOARD” means, collectively, the individuals appointed as Directors of the Company pursuant to Article II of this Charter so long as they continue in office and all other individuals who have been duly elected and qualify as Directors of the Company hereunder.

“EQUITY SHARES” means shares of capital stock of the Company of any class or series, including Common Shares or Preferred Shares.

“INDIVIDUAL” means an individual and shall also include any organization, trust, foundation and other entity that is considered or treated as an individual for the purposes of Section 542(a)(2) of the Code.

“MGCL” means the Maryland General Corporation Law, as amended from time to time, or any successor statute thereto.

“NYSE” means the New York Stock Exchange, Inc.

“OPERATING PARTNERSHIP” means Wells Operating Partnership, L.P., a Delaware limited partnership.

“PERSON” means an Individual, corporation, partnership, estate, trust, association, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group, as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter that participates in a public offering of Equity Shares for a period of sixty (60) days following the initial purchase by such underwriter of such Equity Shares in such public offering, provided that the foregoing exclusion shall apply only if the ownership of such Equity Shares by an underwriter would not cause the Company to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

“PREFERRED SHARES” means shares of the Company’s preferred stock, which may be issued in one or more classes or series in accordance with Section 4.3 hereof.

“REAL PROPERTY” or “REAL ESTATE” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT” means a “real estate investment trust” as defined pursuant to Sections 856 through 860 of the Code.

“REIT PROVISIONS OF THE CODE” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“STOCKHOLDERS” means the registered holders of the Company’s Equity Shares.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.1 NUMBER OF DIRECTORS. The number of Directors of the Company shall be nine (9), which number may be increased or decreased from time to time by the Board of Directors pursuant to the Bylaws; provided, however, that the total number of Directors shall be not fewer than the minimum number required by the MGCL. Any vacancies will be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his or her term. Each Equity Share may be voted for as many individuals as there are Directors to be elected and for whose election the holder of such Equity Share is entitled to vote.

SECTION 2.2 COMMITTEES. Subject to the MGCL, the Directors may establish such committees as they deem appropriate, in their discretion.

SECTION 2.3 TERM; CURRENT BOARD. Each Director shall hold office for one (1) year, until the next annual meeting of Stockholders and until his or her successor shall have been duly elected and shall have qualified. Directors may be elected to an unlimited number of successive terms. The names of the current Directors who shall serve until the next annual meeting of Stockholders and until their successors are duly elected and qualify are as follows:

[INSERT CURRENT DIRECTORS AT TIME OF FILING]

SECTION 2.4 RESIGNATION AND REMOVAL. Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more Directors, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds (2/3) of the votes entitled to be cast generally in the election of Directors. For the purpose of this paragraph, “cause” means, with respect to any particular Director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty. The notice of any such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

ARTICLE III

POWERS OF DIRECTORS

SECTION 3.1 GENERAL. Subject to the express limitations herein or in the Bylaws and to the general standard of care required of directors under the MGCL and other applicable law, the business and affairs of the Company shall be managed under the direction of the Board of Directors. The Board of Directors may take any actions that, in its sole judgment and discretion, are necessary or desirable to conduct the business of the Company.

SECTION 3.2 REIT QUALIFICATION. So long as the Company has elected to qualify for federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as it deems desirable in its sole discretion, to preserve the status of the Company as a REIT; provided, however, in the event the Board of Directors determines that it no longer is in the best interests of the Company to qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors may also determine in its sole discretion that compliance with any restriction or limitation on stock ownership and transfers set forth in Article IV is no longer required for REIT qualification.

SECTION 3.3 ISSUANCE OF SECURITIES. Subject to the restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws, the Board of Directors may create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Company of shares, units or amounts of one or more types, series or classes, of securities of the Company, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights; maturity dates, distribution, exchange, or liquidation rights or other rights as the Board of Directors may determine, without vote of or other action by the Stockholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Board of Directors determines (or without consideration in the case of a stock split or stock dividend); and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any securities of the Company.

SECTION 3.4 DETERMINATIONS BY BOARD. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with this Charter, shall be final and conclusive and shall be binding upon the Company and every holder of Equity Shares: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions; the amount of paid-in surplus, net assets, net profits, other surplus, annual or other net profit, cash flow, funds from operations, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Company; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or of any Equity Shares; the number of shares of stock of any class of the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Charter or the Bylaws or otherwise to be determined by the Board of Directors. In determining what is in the best interest of the Company in connection with a potential acquisition of control, a Director shall consider the interests of the Stockholders of the Company and, in his or her sole and absolute discretion, may consider (i) the effects thereof on the interests of the Company’s employees, suppliers, creditors and customers, and the communities in which the offices or assets of the Company are located, and (ii) the long-term as well as short-term interests of the Company, including the possibility that these interests may be best served by the continued independence of the Company.

SECTION 3.5 EXTRAORDINARY ACTIONS. Except as specifically provided in Section 2.4 hereof (relating to removal of Directors), notwithstanding any provision of law which may permit or require any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

ARTICLE IV

SHARES

SECTION 4.1 AUTHORIZED SHARES. The total number of shares of capital stock which the Company is authorized to issue is one billion (1,000,000,000), consisting of seven hundred fifty million (750,000,000) Common Shares (as described in Section 4.2 hereof), one hundred million (100,000,000) Preferred Shares (as described in Section 4.3 hereof), and one hundred fifty million (150,000,000) Shares-in-Trust (as described in Section 4.7 hereof). All shares of capital stock shall be fully paid and nonassessable when issued. Equity Shares may be issued for such consideration as the Directors determine, or if issued as a result of a stock dividend or stock split, without any consideration. If shares of one class or series of stock are classified or reclassified into shares of another class or series of stock pursuant to this Article IV, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Company has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this Section 4.1. To the extent permitted by Maryland law, the Board of Directors, with the approval of a majority of the Directors and without any action on the part of the Stockholders of the Company, may amend this Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Company has the authority to issue.

SECTION 4.2 COMMON SHARES.

(i) COMMON SHARES SUBJECT TO TERMS OF PREFERRED SHARES. The Common Shares shall be subject to the express terms of any class or series of Preferred Shares.

(ii) DESCRIPTION. Common Shares shall have a par value of $.01 per share and shall entitle the holders to one (1) vote per share on all matters upon which Stockholders are entitled to vote, and shares of a particular class of issued Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights over other shares of that same particular class. The Board of Directors is hereby authorized, from time to time, to classify or reclassify and issue any unissued Common Shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of any such Common Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of the State of Maryland articles supplementary in substance and form as prescribed by Title 2 of the MGCL.

(iii) DIVIDEND OR DISTRIBUTION RIGHTS. The Board of Directors from time to time may authorize and the Company may pay to Stockholders such dividends or distributions in cash or other property as the Board of Directors in its discretion shall determine. The Board of Directors shall endeavor to authorize and the Company may pay such dividends and distributions as shall be necessary for the Company to qualify as a REIT under the REIT Provisions of the Code; provided, however, Stockholders shall have no right to any dividend or distribution unless and until authorized by the Board of Directors and declared by the Company. The exercise of the powers and rights of the Board of Directors pursuant to this Section shall be subject to the provisions of any class or series of Equity Shares at the time outstanding. The receipt by any Person in whose name any Equity Shares are registered on the records of the Company or by his or her duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Equity Shares and from all liability to see to the application thereof.

(iv) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares (including holders of Shares-in-Trust resulting from the conversion of Common Shares pursuant to Section 4.6(iii) hereof) shall be determined in accordance with applicable law. Subject to Section 4.7(iii) hereof, each holder of Common Shares shall be entitled to receive, ratably with (i) each other holder of Common Shares and (ii) each holder of Shares-in-Trust resulting from the conversion of Common Shares, that portion of such aggregate assets available for distribution to the holders of the Common Shares as the number of the outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares and Shares-in-Trust resulting from the conversion of Common Shares then outstanding.

SECTION 4.3 PREFERRED SHARES. The Board of Directors is hereby expressly granted the authority to authorize, from time to time, the issuance of one or more series of Preferred Shares. Prior to the issuance of each such class or series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) the designation of the series, which may be by distinguishing number, letter or title;

(ii) the dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends with respect to shares of the series;

(iii) the redemption rights, including conditions and the price or prices, if any, for shares of the series;

(iv) the terms and amounts of any sinking fund for the purchase or redemption of shares of the series;
(v) the rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of distributions with respect to shares of the series;

(vi) whether the shares of the series shall be convertible into shares of any other class or series or any other security of the Company or any other corporation or other entity and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

(vii) restrictions on the issuance of shares of the same series or of any other class or series;

(viii) the voting rights, if any, of the holders of shares of the series; and

(ix) any other relative rights, preferences and limitations on that series.

Subject to the express provisions of any other series of Preferred Shares then outstanding, and notwithstanding any other provision of this Charter, the Board of Directors is hereby expressly authorized, from time to time, to alter the designation or classify or reclassify and issue any unissued shares of a particular series of Preferred Shares, of any series by setting or changing in one or more respects, from time to time before issuing the shares, the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of any such series of Preferred Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Section 2-208 of the MGCL.

Any of the terms of any class or series of stock set or changed pursuant to Sections 4.2 and 4.3 hereof may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

SECTION 4.4 PREEMPTIVE RIGHTS AND APPRAISAL RIGHTS. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 4.2(ii) or as may otherwise be provided by contract, holders of Equity Shares shall not have any preemptive or other right to purchase or subscribe for any class of securities of the Company which the Company may at any time issue or sell. In addition, holders of Equity Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Section 3-202 of the MGCL, unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock classified or reclassified in the future.

SECTION 4.5 NO ISSUANCE OF SHARE CERTIFICATES. The Company shall not be required to issue share certificates except to Stockholders who make a written request therefor to the Company. A Stockholder’s investment shall be recorded on the books of the Company. To transfer his or her Equity Shares, a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon a request therefor. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of Shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, in a form substantially similar to Section 4.6(xii), and as may be required by the Bylaws and the MGCL or other applicable law.

SECTION 4.6 RESTRICTIONS ON OWNERSHIP AND TRANSFER.

(i) DEFINITIONS. For purposes of Sections 4.6 and 4.7, the following terms shall have the following meanings:

“ACQUIRE” means the acquisition of Beneficial or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.

“BENEFICIAL OWNERSHIP” means ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings. For purposes of determining the percentage ownership of Common Shares by any Person, Common Shares that may be acquired upon conversion, exchange or exercise of any securities of the Company directly or constructively held by such Person, but not Common Shares issuable with respect to the conversion, exchange or exercise of securities for the Company held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

“BENEFICIARY” means a beneficiary of the Trust as determined pursuant to Section 4.7(v)(a) hereof.

“BUSINESS DAY” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in the State of New York are authorized or required by law or regulation or executive order to close.

“COMMON SHARE OWNERSHIP LIMIT” means, with respect to any class of Common Shares, 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding Common Shares, subject to adjustment pursuant to Section 4.6(x) (but not more than 9.9% of the outstanding Common Shares, as so adjusted) and to any other limitations contained in this Section 4.6.

“CONSTRUCTIVE OWNERSHIP EQUITY” means ownership of Equity Shares by a Person who could be treated as an owner of such Equity Shares, either actually or constructively, directly or indirectly, (including a nominee) through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) thereof. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Own” and “Constructively Owned” shall have correlative meanings.

“CONTROLLING PERSON” means a Person who has discretionary authority or control with respect to the assets of the Company or who provides investment advice to the Company for a fee (direct or indirect) with respect to such assets, and any Affiliate of such Person.

“EXCEPTED HOLDER” means a Person for whom an Excepted Holder Limit is created by this Charter or by the Board of Directors pursuant to Section 4.6(ix).

“EXCEPTED HOLDER LIMIT” means, provided, that the affected Excepted Holder agrees to comply with the requirements established by this Charter or by the Board of Directors pursuant to Section 4.6(ix) and subject to adjustment pursuant to Section 4.6(x), the percentage limit established for an Excepted Holder by this Charter or by the Board of Directors pursuant to Section 4.6(ix).

“MARKET PRICE” means, on any date, with respect to any class or series of outstanding shares of Equity Shares the average of the Closing Price for such Equity Shares for the five (5) consecutive Trading Days ending on such date. The “Closing Price” on any date means the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Shares are listed or admitted to trading or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The NASDAQ Stock Market, Inc. (NASDAQ) or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Shares selected by the Board of Directors, or, if no such market maker exists, as determined in good faith by the Board of Directors.

“OWNERSHIP LIMIT” means the Common Share Ownership Limit or the Preferred Share Ownership Limit, or both, as the context may require.

“PREFERRED SHARE OWNERSHIP LIMIT” means, with respect to the Preferred Shares, 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding Equity Shares of a particular class or series of Preferred Shares of the Company, subject to adjustment pursuant to Section 4.6(x) (but not more than 9.9% of the outstanding class or series of Preferred Shares, as so adjusted) and to any other limitations contained in Section 4.6.

“PURPORTED BENEFICIAL HOLDER” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the Person for whom the applicable Purported Record Holder held the Equity Shares that were, pursuant to Section 4.6, automatically converted to Shares-in-Trust upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

“PURPORTED BENEFICIAL TRANSFEREE” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section 4.6(ii). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

“PURPORTED RECORD HOLDER” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares that were, pursuant to Section 4.6(iii), automatically converted to Shares-in-Trust upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

“PURPORTED RECORD TRANSFEREE” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section 4.6(ii). The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

“RESTRICTION TERMINATION DATE” means the first day after the date on which the Board of Directors determines that it is no longer in the best interests of the Company to attempt or continue to qualify as a REIT, and all actions necessary to terminate the Company’s status as a REIT under Section 3.2 hereof have been taken, or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Company to qualify as a REIT.

“SHARES-IN-TRUST” means those shares into which Equity Shares are automatically converted as a result of a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction, as described in Section 4.6(iii).

“TRADING DAY” means (i) a day on which the principal national securities exchange on which the affected class or series of Equity Shares is listed or admitted to trading is open for the transaction of business, or (ii) if the affected class or series of Equity Shares is not so listed or admitted to trading, any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“TRANSFER” means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Equity Shares or the right to vote or receive dividends on Equity Shares, including without limitation (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms “Transfers,” “Transferred” and “Transferable” shall have correlative meanings.

“TRUST” means the trust created pursuant to Section 4.7(i) hereof.

“TRUSTEE” means the trustee of the Trust, as appointed by the Company or any successor trustee thereof, which Trustee shall not be an Affiliate of the Company or of the Purported Record Holder, the Purported Beneficial Holder, the Purported Record Transferee, or the Purported Beneficial Transferee.

(ii) OWNERSHIP AND TRANSFER LIMITATIONS.

(a) Notwithstanding any other provision of this Charter, except as provided in Section 4.6(x) and subject to Section 4.8, at all times prior to the Restriction Termination Date, (1) no Person, other than an Excepted Holder, shall Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limits and (2) no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder. Notwithstanding any other provisions of this Charter, subject to Section 4.8, at all times prior to the Restriction Termination Date, the Equity Shares shall not be beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution).

(b) Notwithstanding any other provision of this Charter, except as provided in Section 4.6(x) and subject to Section 4.8, at all times prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would result in any Person Beneficially or Constructively Owning Equity Shares in excess of the Common or Preferred Share Ownership Limits shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would otherwise be Beneficially or Constructively Owned by such Person in excess of the Common or Preferred Share Ownership Limits, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall Acquire any rights in that number of Equity Shares.

(c) Notwithstanding any other provision of this Charter, subject to Section 4.8, at all times prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of Equity Shares or other event or transaction that, if effective, would result in the Equity Shares being actually owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership (including actual ownership) or other event or transaction with respect to that number of Equity Shares which otherwise would be owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner or Constructive Owner) shall acquire no rights in that number of Equity Shares.

(d) Notwithstanding any other provision of this Charter, subject to Section 4.8, at all times prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would cause the Company to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code or otherwise fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(e) Notwithstanding any other provision of this Charter, subject to Section 4.8, at all times prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Company, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would (i) cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Real Property of the Company, the Operating Partnership or any direct or indirect subsidiary (including, without limitation, partnerships, joint ventures and limited liability companies) of the Company or the Operating Partnership (a “Subsidiary”), within the meaning of Section 856(d)(2)(B) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, shall be void AB INITIO as to the Transfer, Acquisition, change in capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company’s, the Operating Partnership’s or a Subsidiary’s Real Property, within the meaning of Section 856(d)(2)(B) of the Code, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(iii) SHARES-IN-TRUST.

(a) If, notwithstanding the other provisions contained in this Article IV, at all times prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction such that any Person would either Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limit, then, except as otherwise provided in Section 4.6(ix), such Equity Shares (rounded up to the next whole number of shares) in excess of the Common or Preferred Share Ownership Limit shall automatically be converted into an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article IV requires different terms. Such conversion shall be effective as of the close of business on the Business Day next preceding the date of the purported Transfer or Acquisition or change in capital structure, other purported change in Beneficial or Constructive Ownership of Equity Shares, or other event or transaction.

(b) If, notwithstanding the other provisions contained in this Article IV, at all times prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (c), (d) and (e) of paragraph (ii) of this Section 4.6, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, then the Equity Shares (rounded up to the next whole number of shares) purportedly being Transferred or Acquired or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership or other event or transaction and which, in any case, would result in a violation of any of the restrictions described in subparagraphs (c), (d) and (e) of paragraph (ii) of this Section 4.6 or otherwise would cause the Company to fail to qualify as a REIT automatically shall be converted into an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article IV requires different terms. Such conversion shall be effective as of the close of business on the Business Day prior to the date of the purported Transfer, Acquisition, change in capital structure, other purported change in Beneficial or Constructive Ownership or other event or transaction.

(iv) REMEDIES FOR BREACH. If the Board of Directors, a duly authorized committee thereof or other designee, if permitted by the MGCL, shall at any time determine in good faith that a purported Transfer, Acquisition, change in the capital structure of the Company or other purported change in Beneficial or Constructive Ownership or other event or transaction has taken place in violation of Section 4.6(ii) or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Equity Shares in violation of this Section 4.6 (whether or not such violation is intended), the Board of Directors or a committee thereof or other designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, change in the capital structure of the Company, other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction, including, but not limited to, causing the Company to redeem Equity Shares, refusing to give effect thereto on the books of the Company or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Company, attempted Transfer or other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction in violation of subparagraphs (b), (c), (d) and (e) of Section 4.6(ii) (as applicable) shall be void AB INITIO and where applicable automatically shall result in the conversion described in Section 4.6(iii), irrespective of any action (or inaction) by the Board of Directors or its designee.

(v) NOTICE OF RESTRICTED TRANSFER. Any Person who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Equity Shares that will or may violate Section 4.6(ii) and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Equity Shares resulting in a conversion to Shares-in-Trust, pursuant to Section 4.6(iii) or otherwise, shall immediately give written notice to the Company, or, in the event of a proposed or attempted Transfer, Acquisition, or purported change in Beneficial or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Company, of such event and shall promptly provide to the Company such other information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, proposed or attempted Transfer, Acquisition, proposed or attempted Acquisition or purported change in Beneficial or Constructive Ownership on the Company’s status as a REIT.

(vi) OWNERS REQUIRED TO PROVIDE INFORMATION. At all times prior to the Restriction Termination Date:

(a) Every Beneficial or Constructive Owner of more than five percent (5%), or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion, of the outstanding shares of any class or series of Equity Shares of the Company shall annually, no later than thirty (30) days after the end of each taxable year, give written notice to the Company stating (1) the name and address of such Beneficial or Constructive Owner; (2) the number of shares of each class or series of Equity Shares Beneficially or Constructively

Owned; and (3) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Company such additional information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Company’s status as a REIT and to ensure compliance with the Common or Preferred Share Ownership Limit and other restrictions set forth herein.

(b) Each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the Stockholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner promptly shall provide to the Company such information as the Company, in its sole discretion, may request in order to determine the Company’s status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, or to determine any such compliance or to ensure compliance with the Common or Preferred Share Ownership Limits and other restrictions set forth herein.

(vii) REMEDIES NOT LIMITED. Subject to Section 4.8, nothing contained in this Article IV shall limit the scope or application of the provisions of this Section 4.6, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company’s status as a REIT and to ensure compliance with the Ownership Limit for any class or series of Equity Shares and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

(viii) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 4.6, including any definition contained in Sections 1.5 and 4.6(i), the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 4.6 with respect to any situation based on the facts known to it. In the event Section 4.6 or 4.7 requires an action by the Board of Directors and this Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 4.6 or 4.7. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 4.6) acquired Beneficial or Constructive Ownership of Equity Shares or Common Shares in violation of Section 4.6, such remedies (as applicable) shall apply first to the Equity Shares or Common Shares which, but for such remedies, would have been actually owned by such Person, and second to Equity Shares or Common Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Equity Shares or Common Shares based upon the relative number of the Equity Shares or Common Shares held by each such Person.

(ix) WAIVERS BY BOARD. Upon notice of an Acquisition or Transfer or a proposed Acquisition or Transfer which results or would result in the intended transferee having Beneficial Ownership of shares in excess of the Ownership Limit, the Board of Directors may, prospectively or retroactively, upon receipt of evidence deemed to be satisfactory by the Board of Directors, in its sole discretion, that such Acquisition or Transfer does not or will not violate the “closely held” provisions of Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT, create an Excepted Holder Limit with respect to such transferee upon such conditions as the Board of Directors may direct.

(x) INCREASE IN COMMON OR PREFERRED SHARE OWNERSHIP LIMIT. Subject to the limitations contained in Section 4.6(xi), the Board of Directors may from time to time increase the Common or Preferred Share Ownership Limits for one or more Persons and decrease the Common or Preferred Share Ownership Limits for all other Persons; PROVIDED, HOWEVER, that a decreased Common Share Ownership Limit or Preferred Share Ownership Limit will not be effective for any Person whose percentage ownership of Equity Shares or Common Shares is in excess of such decreased Common Share Ownership Limit or Preferred Share Ownership Limit until such time as such Person’s percentage of Equity Shares or Common Shares equals or falls below the decreased Common Share Ownership Limit or Preferred Share

Ownership Limit, but until such time as such Person’s percentage of Equity Shares or Common Shares falls below such decreased Common Share Ownereship Limit or Preferred Share Ownership Limit, any further acquisition of Equity Shares or Common Shares will be in violation of the Common Share Ownership Limit or the Preferred Share Ownership Limit, and provided further, that the new Common Share Ownership Limit or Preferred Share Ownership Limit would not allow five or fewer Individuals (taking into account all Excepted Holders) to Beneficially Own more than 50% in value of the outstanding Equity Shares or Common Shares.

(xi) LIMITATION ON MODIFICATIONS.

(a) The Ownership Limit for a class or series of Equity Shares may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the Company would be “closely held” within the meaning of Section 856(h) of the Code.

(b) Prior to any modification of the Ownership Limit with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Company’s status as a REIT.

(xii) NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or Transfer of Equity Shares, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise Transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

“The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company’s status as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the Charter of the Company, no Person may (i) Beneficially or Constructively Own any class of Common Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of such outstanding Common Shares; (ii) Beneficially or Constructively Own shares of any class or series of Preferred Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding shares of such class or series of Preferred Shares; (iii) Transfer Common Shares or Preferred Shares if such Transfer would result in Equity Shares being actually owned by fewer than 100 Persons; (iv) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being “closely held” under Section 856(h) of the Code or which otherwise would cause the Company to fail to qualify as a REIT; or (v) Beneficially or Constructively Own Common Shares or Preferred Shares that would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares in excess of the above limitations and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Common or Preferred Shares resulting in a conversion to Shares-in-Trust (as described below) immediately must notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Shares and/or Preferred Shares or other event which results in a violation of the ownership or transfer limitations set forth in the Company’s Charter shall be void AB INITIO, and none of the Purported Beneficial or Record Transferees or the purported Beneficial or Record Holders shall have or acquire any rights in such Common Shares and/or Preferred Shares. If there is a purported Transfer or Acquisition of Equity Shares which, if effective, would result in the transfer and ownership limitations referred to herein being violated, the Common Shares or Preferred Shares purportedly Transferred or Acquired will automatically be converted into Shares-in-Trust to the extent of violation of such limitations, and such Shares-in-Trust will be held in trust by a trustee appointed by the Company, all as provided by the Charter of the Company. In addition, the Company may redeem Equity Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that a purported Transfer, Acquisition or other event may violate the restrictions described above. All defined terms used in this legend have the meanings identified in the Company’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.”

SECTION 4.7 SHARES-IN-TRUST.

(i) OWNERSHIP IN TRUST. Upon any purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction that results in Shares-in-Trust pursuant to Section 4.6(iii), such Shares-in-Trust shall be deemed to have been Transferred to a Trust for the exclusive benefit of the Beneficiary. Shares-in-Trust so held in trust shall be issued and outstanding stock of the Company. The Purported Record Transferee or Purported Record Holder shall have no rights in such Shares-in-Trust except as provided in Section 4.7(iii) and Section 4.7(v).

(ii) DISTRIBUTION RIGHTS. Shares-in-Trust shall be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all distributions and dividends on the Shares-in-Trust and will hold such dividends and distributions in trust for the benefit of the Beneficiary. Any dividend or distribution with a record date on or after the date that Equity Shares have been converted to Shares-in-Trust which were paid on such Equity Shares to the Purported Record Transferee or to the Purported Record Holder shall be repaid to the Trust, and any such dividend or distribution declared on such Equity Shares but unpaid shall be paid to the Trustee to hold in trust for the benefit of the Beneficiary. The Company shall take all measures that it determines are reasonably necessary to recover the amount of any such dividend or distribution paid to the Purported Record Transferee or Purported Record Holder, including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned or Constructively Owned by such Persons and, as soon as reasonably practicable following the Company’s receipt or withholding thereof, paying over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

(iii) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets of the Company, each holder of Shares-in-Trust resulting from the conversion of Equity Shares of any specified class or series shall be entitled to receive, ratably with each other holder of Shares-in-Trust resulting from the conversion of Equity Shares of such class or series and each holder of Equity Shares of such class or series, that portion of the remaining assets of the Company, as are due to holders of Preferred Shares of such class or series or available for distribution to the holders of such class of Common Shares, as applicable.

The Trustee shall distribute to the Purported Record Transferee or Purported Record Holder the amounts received upon such liquidation, dissolution, winding up or distribution, provided that the Purported Record Transferee or Purported Record Holder shall not be entitled to receive amounts pursuant to this Section 4.7(iii) in excess of the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such Transfer). Any remaining amounts shall be distributed to the Beneficiary.

(iv) VOTING RIGHTS. The Trustee shall be entitled to vote the Shares-in-Trust on any matters on which holders of Equity Shares of the same class or series are entitled to vote (except as required otherwise by the MGCL). Any vote taken with respect to Equity Shares prior to the discovery by the Company that the Equity Shares have been converted into Shares-in-Trust shall, subject to applicable law, be rescinded and be void AB INITIO and be recast by the Trustee, in its sole and absolute discretion, provided that if the Company has already taken irreversible corporate action based on such vote, then the Trustee shall not have the authority to rescind and recast such vote. The Purported Record Transferee or Purported Record Holder

shall be deemed to have given, as of the date of the conversion of such Equity Shares for Shares-in-Trust pursuant to Section 4.6(iii), an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

(v) RESTRICTIONS ON TRANSFER; DESIGNATION OF BENEFICIARY; SALES OF SHARES-IN-TRUST.

(a) Except as described in this Section 4.7(v) and in Section 4.7(iii), Shares-in-Trust shall not be transferable. The Beneficiary shall be one or more charitable organizations described in Section 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code named by the Company within five (5) days after the Trust is established. However, for purposes of sales by the Trustee as set forth herein, the Trustee shall designate a permitted transferee of the Equity Shares represented by such Shares-in-Trust provided that the transferee (1) purchases such Equity Shares for valuable consideration and (2) acquires such Equity Shares without such acquisition resulting in another automatic conversion of Equity Shares into Shares-in-Trust. If the Company does not purchase the Shares-in-Trust, the Trustee shall (A) sell that number of Equity Shares represented by such Shares-in-Trust to the permitted transferee, (B) cause to be recorded on the books of the Company that the permitted transferee is the holder of record of such number of Equity Shares, and (C) cause the Shares-in-Trust to be canceled.

(b) In the event of a sale by the Trustee of the Equity Shares represented by such Shares-in-Trust, the Purported Record Transferee or Purported Record Holder shall receive from the Trustee a per share price equal to the lesser of (1) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) and (2) the price per share received by the Trustee, provided that such price per share shall be net of any commissions and other expenses of the sale. The proceeds shall be sent to such Person within five (5) Business Days after the closing of such sale transaction.

(c) All Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, and the Company will have the right to accept such offer for a period of twenty (20) days after the later of (1) the date of the purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction which resulted in such Shares-in-Trust and (2) the date the Company determines in good faith that a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction resulting in such Shares-in-Trust occurred, if the Company does not receive a notice pursuant to Section 4.6(v). If the Company accepts the offer to purchase such Shares-in-Trust, the purchase price per share shall be equal to the lesser of: (A) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price at the time of such gift or devise), or (B) the Market Price on the date the Company, or its designee, accepts such offer.

(d) Any amounts received by the Trustee in excess of the amounts paid to the Purported Record Transferee or Purported Record Holder shall be distributed to the Beneficiary.

SECTION 4.8 SETTLEMENTS. Nothing in Sections 4.6 and 4.7 shall preclude the settlement of any transaction with respect to the Equity Shares entered into through the facilities of the NYSE or other national securities exchange on which the Equity Shares are listed. The fact that the settlement of any transaction occurs shall not negate the effect of any other provisions of Sections 4.6 and 4.7, and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in such Sections.

SECTION 4.9 SEVERABILITY. If any provision of this Article IV or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article IV shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

SECTION 4.10 WAIVER. The Company shall have authority at any time to waive the requirements that Shares-in-Trust be issued or be deemed outstanding in accordance with the provisions of this Article IV if the

Company determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Shares-in-Trust or the fact that such Shares-in-Trust are deemed to be outstanding, would jeopardize the status of the Company as a REIT (as that term is defined in Section 1.5).

SECTION 4.11 ENFORCEMENT. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article IV.

ARTICLE V

STOCKHOLDERS

SECTION 5.1 MEETINGS OF STOCKHOLDERS. There shall be an annual meeting of the Stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date which is a reasonable period of time following the distribution of the Company’s annual report to Stockholders but not less than thirty (30) days after delivery of such report. A majority of Stockholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, vote to elect the Directors. A quorum shall be the holders of 50% or more of the then outstanding Equity Shares entitled to vote. Special meetings of Stockholders may be called in the manner provided in the Bylaws. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided by the Bylaws.

SECTION 5.2 VOTING RIGHTS OF STOCKHOLDERS. Subject to the provisions of any class or series of Equity Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (i) election or removal of Directors, as provided in Sections 5.1 and 2.4 hereof; (ii) amendment of this Charter, as provided in Section 7.1 hereof; (iii) dissolution of the Company, as provided in Section 7.2 hereof; (iv) merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company, as provided in Section 7.2 hereof; and (v) such other matters with respect to which the Directors have adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the stockholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Directors.

SECTION 5.3 RIGHT OF INSPECTION. Stockholders or their designated representatives shall be permitted access to the Company’s records in accordance with Sections 2-512 and 2-513 of the MGCL.

SECTION 5.4 REPORTS. The Directors shall take reasonable steps to ensure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company in accordance with the requirements of the Securities and Exchange Commission.

SECTION 5.5 CHARTER AND BYLAWS. The rights of all Stockholders and the terms of all Equity Shares are and shall be subject to the provisions of this Charter and the Bylaws.

ARTICLE VI

LIMITATION OF STOCKHOLDER LIABILITY;

INDEMNIFICATION; EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS

SECTION 6.1 LIMITATION OF STOCKHOLDER LIABILITY. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his or her being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the assets or the affairs of the Company by reason of his or her being a Stockholder.

SECTION 6.2 INDEMNIFICATION. The Company shall be obligated, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (i) any individual who is a present or former director or officer of the Company or (ii) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Company shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Company in any of the capacities described in (i) or (ii) above and to any employee or agent of the Company or a predecessor of the Company.

SECTION 6.3 EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS. Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the assets of the Company for the payment of any claim under or for the performance of any such instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

SECTION 6.4 TRANSACTIONS WITH AFFILIATES. The Company may engage in transactions with any Affiliates, subject to any express restrictions adopted by the Directors in the Bylaws or by resolution, and further subject to the disclosure and ratification requirements of Section 2-419 of the MGCL and other applicable law.

ARTICLE VII

AMENDMENT; MERGER, CONSOLIDATION OR SALE OF ASSETS

SECTION 7.1 AMENDMENT.

(i) Except for amendments to those provisions of Section 2.4 of the Charter requiring a vote of at least two-thirds (2/3) of the Equity Shares entitled to vote in an election of Directors to remove a Director, and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provisions of the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon.

(ii) The Board of Directors, by a majority vote of the entire Board and without any action by the Stockholders of the Company, may amend the Charter from time to time to increase or decrease the aggregate number of authorized Equity Shares or the number of shares of stock of any class or series that the Company has authority to issue. In addition, the Board of Directors may amend the Charter by a majority vote of the entire Board and without any action by the Stockholders to the fullest extent so provided by the MGCL including, but not limited to, Section 2-605 of the MGCL.

SECTION 7.2 MERGER, CONSOLIDATION OR SALE OF ASSETS. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Board of Directors shall have the power to (i) merge the Company with or into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the assets of the Company; or (iv) dissolve or liquidate the Company; provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon.

ARTICLE VIII

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former Director or officer of the Company shall be liable to the Company or its Stockholders for money damages. Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 GOVERNING LAW. This Charter is executed by the undersigned Directors and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

SECTION 9.2 RELIANCE BY THIRD PARTIES. Any certificate shall be final and conclusive as to any Persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which this Charter may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of the Directors or Stockholders; (iv) a copy of the Charter or of the Bylaws as a true and complete copy as then in force; (v) an amendment to this Charter; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts which relate to the affairs of the Company. No purchaser, lender, transfer agent or other Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Directors or by any duly authorized officer, employee or agent of the Company.

SECTION 9.3 CONSTRUCTION. In this Charter, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Charter.

SECTION 9.4 RECORDATION. These Third Articles of Amendment and Restatement and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Directors deem appropriate, but failure to file for record this Charter or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Charter or any amendment hereto. A restated Charter shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Charter and the various amendments thereto.

THIRD: These Third Articles of Amendment and Restatement have been approved by a majority of the Board of Directors and approved by the Stockholders of the Company as required by law.

FOURTH: The current address of the principal office of the Company in the State of Maryland and the name and address of the Company’s current registered agent are as set forth in Section 1.2 of these Third Articles of Amendment and Restatement.

FIFTH: The number of Directors of the Company and the names of those Directors currently in office are as set forth in Sections 2.1 and 2.3 of these Third Articles of Amendment and Restatement.

SIXTH: The total number of shares which the Company had authority to issue immediately prior to this amendment and restatement and has authority to issue pursuant to the foregoing amendment and restatement is 1,000,000,000, consisting of 750,000,000 Common Shares, 100,000,000 Preferred Shares and 150,000,000 Shares-in-Trust. The aggregate par value of all shares of stock having par value is $7,500,000.

SEVENTH: The undersigned President acknowledges these Third Articles of Amendment and Restatement to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused these Third Articles of Amendment and Restatement to be signed in its name and on its behalf by its President, and attested by its Secretary, on this      day of                     , 200  .

WELLS REAL ESTATE INVESTMENT TRUST, INC.

By:
President

ATTEST:

By:
Secretary

APPENDIX F

FORM OF THIRD ARTICLES OF AMENDMENT AND RESTATEMENT

MARKED TO SHOW PROPOSED CHANGES

THIRD ARTICLES OF AMENDMENT AND RESTATEMENT

OF

WELLS REAL ESTATE INVESTMENT TRUST, INC.

Wells Real Estate Investment Trust, Inc., a Maryland corporation ~~having its principal office at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092 (hereinafter,~~ (the “Company”), hereby certifies to the State Department of Assessments and Taxation of ~~the State of~~ Maryland, that:

FIRST: The Company desires to amend and restate its ~~articles of incorporation~~charter as currently in effect.

SECOND: The provisions of the ~~articles of incorporation which are~~charter now in effect ~~and~~, as amended hereby~~, dated July 1, 2000~~ in accordance with the Maryland General Corporation Law (the “MGCL”), are as follows:

~~AMENDED AND RESTATED~~

~~ARTICLES OF INCORPORATION~~

~~OF~~

~~WELLS REAL ESTATE INVESTMENT TRUST, INC.~~

~~Show the following table in Excel~~

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ARTICLE I

THE COMPANY; DEFINITIONS

SECTION 1.1 NAME. The name of the corporation (the “Company”) is:

Wells Real Estate Investment Trust, Inc.

~~So far as may be practicable, the business of the Company shall be conducted and transacted under that name, which name (and the word “Company” wherever used in these Articles of Amendment and Restatement of Wells Real Estate Investment Trust, Inc. (these “Articles of Incorporation”), except where the context otherwise requires) shall refer to the Directors collectively but not individually or personally and shall not refer to the Stockholders or to any officers, employees or agents of the Company or of such Directors.~~

Under circumstances in which the Board of Directors ~~determine~~determines that the use of the name “Wells Real Estate Investment Trust, Inc.” is not practicable, ~~they~~it may use any other designation or name for the Company.

SECTION 1.2 RESIDENT AGENT. The name and address of the resident agent for service of process of the Company in the State of Maryland is The Corporation Trust Incorporated, ~~32 South~~300 East Lombard Street, Baltimore, Maryland 21202. The ~~Company may have such principal office within~~resident agent is a Maryland corporation and a resident of the State of Maryland ~~as the Directors may from time to time determine~~. ~~The Company may also have such other offices or places of business within or without the State of Maryland as the Directors may from time to time determine~~. The address of the principal office of the Company in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The Company may also have such other offices or places of business within or without the State of Maryland as the Directors may from time to time determine.

SECTION 1.3 NATURE OF COMPANY. The Company is a Maryland corporation within the meaning of the MGCL.

SECTION 1.4 PURPOSE. The purposes for which the Company is formed are to ~~conduct any business~~engage in any lawful act or activity, including, without limitation or obligation, engaging in business as a REIT (as defined in Section 1.5) under the Code (as defined in Section 1.5), for which corporations may be organized under the laws of the State of Maryland ~~including, but not limited to: (i) acquiring and operating commercial properties, including without limitation, office buildings, shopping centers, business and industrial parks and other commercial and industrial properties, including properties which are under construction or development, are newly constructed, or have been constructed and have operating histories; and (ii) entering into any partnership, joint venture or other similar arrangement to engage in any of the foregoing~~as now or hereafter permitted by such laws.

SECTION 1.5 DEFINITIONS. As used in ~~these Articles of Incorporation~~this Charter, the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Article ~~VII~~IV hereof are defined in ~~Sections 7.2, 7.3, 7.6, and 7.7~~Section 4.6 hereof):

~~“ACQUISITION EXPENSES” means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.~~

~~“ACQUISITION FEE” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees,~~

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~~development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any Person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.~~

~~“ADVISOR” or “ADVISORS” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Section 4.1 hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.~~

~~“ADVISORY AGREEMENT” means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.~~

“AFFILIATE” or “AFFILIATED” means, as to a specified Person, any ~~individual, corporation, partnership, trust, limited liability company or other legal entity (other than the Trust), (i) any Person or entity~~other Person that directly or indirectly through one or more intermediaries ~~controlling,~~controls, or is controlled by, or is under common control with, the Person specified. ~~another Person or entity; (ii) any Person or entity, directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person or entity; (iii) any officer, director, general partner or trustee of such Person or entity; (iv) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; and (v) if such other Person or entity is an officer, director, general partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity.~~

~~“ASSETS” means Properties.~~

~~“AVERAGE INVESTED ASSETS” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.~~

“BYLAWS” means the bylaws of the Company, as the same are in effect and may be amended from time to time.

“CHARTER” means these Third Articles of Amendment and Restatement, as may be amended or supplemented from time to time.

“CODE” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code ~~shall mean~~means such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

~~“COMPANY PROPERTY” means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Company.~~

~~“COMPETITIVE REAL ESTATE COMMISSION” means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.~~

~~“CONSTRUCTION FEE” means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Company Property.~~

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~~“CONTRACT PRICE FOR THE PROPERTY” means the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of Acquisition Fees and Acquisition Expenses.~~

~~“DEALER MANAGER” means Wells Investment Securities, Inc., an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering. Wells Investment Securities, Inc. is a member of the National Association of Securities Dealers, Inc.~~

~~“DEVELOPMENT FEE” means a fee for the packaging of a Property; including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and financing for the specific Property, either initially or at a later date.~~

“COMMON SHARES” means the Company’s common stock that may be issued from time to time in accordance with the terms of this Charter and applicable law, as described in Section 4.2 hereof.

“DIRECTORS,” “BOARD OF DIRECTORS” or “BOARD” means, collectively, the individuals ~~named in Section 2.4 of these Amended and Restated Articles of Incorporation~~appointed as Directors of the Company pursuant to Article II of this Charter so long as they continue in office and all other individuals who have been duly elected and qualify as Directors of the Company hereunder.

~~“DISTRIBUTIONS” means any distributions of money or other property, pursuant to Section 7.2(iv) hereof, by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes. The Company will make no distributions other than distributions of money or readily marketable securities unless the requirements of Section 7.2(iv) hereof are satisfied.~~

“EQUITY SHARES” means ~~transferable~~ shares of ~~beneficial interest~~capital stock of the Company of any class or series, including Common Shares or Preferred Shares.

~~“GROSS PROCEEDS” means the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, volume discounts, the marketing support and due diligence expense reimbursement fee or Organizational and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share.~~

~~“INDEPENDENT DIRECTOR” means a Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three (3) real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Advisor, any of its Affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds five percent (5%) of either the Director’s annual gross revenue during either of the last two (2) years or the Director’s net worth on a fair market value basis.~~

~~“INDEPENDENT EXPERT” means a Person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.~~

~~“INITIAL INVESTMENT” means that portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates pursuant to Section II.A. of the NASAA REIT Guidelines.~~

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~~“INITIAL PUBLIC OFFERING” means the offering and sale of Equity Shares of the Company pursuant to the Company’s first effective registration statement covering such Common Shares filed under the Securities Act of 1933, as amended.~~

~~“INVESTED CAPITAL” means the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company’s plan for repurchase of Shares.~~

~~“JOINT VENTURES” means those joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.~~

~~“LEVERAGE” means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.~~

~~“LISTING” means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.~~

“INDIVIDUAL” means an individual and shall also include any organization, trust, foundation and other entity that is considered or treated as an individual for the purposes of Section 542(a)(2) of the Code.

“MGCL” means the Maryland General Corporation Law~~.~~, as amended from time to time, or any successor statute thereto.

~~“MORTGAGE” means mortgages, deeds of trust or other security interests on or applicable to Real Property.~~

~~“NASAA REIT GUIDELINES” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association.~~

~~“NET ASSETS” means the total assets of the Company (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.~~

~~“NET INCOME” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company’s assets.~~

~~“NET SALES PROCEEDS” means in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within one hundred eighty (180) days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in~~

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~~the case of any lease of a Property consisting of a building only, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, or other assets, to repay outstanding indebtedness, or to establish reserves.~~

~~“OPERATING EXPENSES” means all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including advisory fees, the Subordinated Incentive Fee and the Advisor’s subordinated ten percent (10%) share of Net Sales Proceeds, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) Acquisition Fees and Acquisition Expenses, and (vi) real estate commissions on the Sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).~~

“NYSE” means the New York Stock Exchange, Inc.

“OPERATING PARTNERSHIP” means ~~the partnership through which the Company will own the Properties. “OP UNITS” means a unit of limited partnership interest in the~~Wells Operating Partnership~~.~~, L.P., a Delaware limited partnership.

~~“ORGANIZATIONAL and OFFERING EXPENSES” means any and all costs and expenses, other than Selling Commissions and marketing support and due diligence expenses, incurred by the Company, the Advisor or any Affiliate of either in connection with the formation, qualification and registration of the Company, and the marketing and distribution of Shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, amending, supplementing, mailing and distributing costs, salaries of employees while engaged in sales activity, telegraph and telephone costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the securities under Federal and State laws, including accountants’ and attorneys’ fees.~~

“PERSON” means an ~~individual~~Individual, corporation, partnership, estate, trust ~~(including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code~~, association, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group, as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended~~.~~, but does not include an underwriter that participates in a public offering of Equity Shares for a period of sixty (60) days following the initial purchase by such underwriter of such Equity Shares in such public offering, provided that the foregoing exclusion shall apply only if the ownership of such Equity Shares by an underwriter would not cause the Company to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

~~“PROPERTY” or “PROPERTIES” means (i) the real properties, including the buildings located thereon, (ii) the real properties only, or (iii) the buildings only, which are acquired by the Company, either directly or through joint venture arrangements or other partnerships.~~

~~“PROSPECTUS” means the same as that term is defined in Section 2(10) of the Securities Act of 1933, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and~~

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~~Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.~~

“PREFERRED SHARES” means shares of the Company’s preferred stock, which may be issued in one or more classes or series in accordance with Section 4.3 hereof.

“REAL PROPERTY” or “REAL ESTATE” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

~~“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.~~

“REIT” means a “real estate investment trust” as defined pursuant to Sections 856 through 860 of the Code.

“REIT PROVISIONS OF THE CODE” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to ~~real estate investment trusts~~REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

~~“ROLL-UP ENTITY” means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.~~

~~“ROLL-UP TRANSACTION” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or included for quotation on the National Market System of the National Association of Securities Dealers Automated Quotation System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in Stockholder voting rights, the term of existence of the Company, compensation to the Advisor or the investment objectives of the Company.~~

~~“SALE” or “SALES” (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; or (D) the Company sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including and event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B), or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within one hundred eighty (180) days thereafter.~~

~~“SECURITIES” means Equity Shares, Shares-in-Trust, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.~~

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~~“SELLING COMMISSIONS” means any and all commissions payable to underwriters, dealer managers, or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to Wells Investment Securities, Inc.~~

~~“SHARES” means any shares of the Company’s stock, par value $.01 per share, previously issued by the Company pursuant to an effective registration statement and shares currently registered with the Securities and Exchange Commission pursuant to an effective registration statement.~~

~~“SOLICITING DEALERS” means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Shares.~~

~~“SPONSOR” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:~~

~~a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;~~

~~b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;~~

~~c. having a substantial number of relationships and contacts with the Company;~~

~~d. possessing significant rights to control Company properties;~~

~~e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or~~

~~f. providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.~~

“STOCKHOLDERS” means the registered holders of the Company’s Equity Shares.

~~“STOCKHOLDERS 8% RETURN” means an 8% per annum cumulative, noncompounding return on Invested Capital.~~

~~“SUBORDINATED INCENTIVE FEE” means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market.~~

~~“SUCCESSOR” means any successor in interest of the Company.~~

~~“TERMINATION DATE” means the date of termination of the Advisory Agreement.~~

~~“TOTAL PROCEEDS” means Gross Proceeds from the Initial Public Offering.~~

~~“UNIMPROVED REAL PROPERTY” means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.~~

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ARTICLE II

BOARD OF DIRECTORS

SECTION 2.1 NUMBER OF DIRECTORS. The number of Directors of the Company shall be nine (9), which number may be increased or decreased from time to time by ~~resolution of~~ the Board of Directors ~~then in office or by a majority vote of the Stockholders entitled to vote:~~pursuant to the Bylaws; provided, however, that the total number of Directors shall be not fewer than ~~three (3) and not more than fifteen (15), subject to increase or decrease by the affirmative vote of 80% of the members of the entire Board of Directors. A majority of the Board of Directors will be Independent Directors except for a period of 60 days after the death, removal or resignation of an Independent Director.~~the minimum number required by the MGCL. Any vacancies will be filled by the affirmative vote of a majority of the remaining ~~directors~~Directors, though less than a quorum. ~~Independent Directors shall nominate replacements for vacancies in the Independent Director positions.~~ No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his ~~term. For the purposes of voting for Directors, each Share of stock~~or her term. Each Equity Share may be voted for as many individuals as there are ~~directors~~Directors to be elected and for whose election the ~~Share is entitled to be voted, or as may otherwise be required by the MGCL or other applicable law as in effect from time to time. A director may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of capital stock entitled to vote for the election of directors at a special meeting of the shareholders called for the purpose of removing such director.~~holder of such Equity Share is entitled to vote.

~~SECTION 2.2 EXPERIENCE. A Director shall have had at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three (3) years of relevant real estate experience.~~

SECTION 2.2~~3~~ COMMITTEES. Subject to the MGCL, the Directors may establish such committees as they deem appropriate, in their discretion~~, provided that the majority of the members of each committee are Independent Directors~~.

SECTION 2.3~~4~~ TERM~~.~~; CURRENT BOARD. Each Director shall hold office for one (1) year, until the next annual meeting of Stockholders and until his or her successor shall have been duly elected and shall have qualified. Directors may be elected to an unlimited number of successive terms. The names of the current Directors who shall serve until the next annual meeting of Stockholders and until their successors are duly elected and qualify are as follows:

[INSERT CURRENT DIRECTORS AT TIME OF FILING]

~~SECTION 2.5 FIDUCIARY OBLIGATIONS. The Directors serve in a fiduciary capacity to the Company and have a fiduciary duty to the Stockholders of the Company, including a specific fiduciary duty to supervise the relationship of the Company with the Advisor.~~

~~SECTION 2.6 APPROVAL BY INDEPENDENT DIRECTORS. A majority of Independent Directors must approve all matters to which 2.1, 4.1, 4.2, 4.5, 4.9, 4.10, 4.12, 4.13, 4.14, 5.2, 5.3(iii), 5.4(ix), 5.4(xii), 5.4(xiv) and 9.2 herein apply.~~

SECTION 2.4~~7~~ RESIGNATION~~,~~ AND REMOVAL ~~OR DEATH~~. Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. ~~A Director~~ Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more Directors, any Director, or the entire Board of Directors, may be removed from office ~~with or without cause only at a meeting of the Stockholders called for that~~

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~~purpose,~~at any time, but only for cause and then only by the affirmative vote of ~~the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote, subject to the rights of any Preferred Shares to vote for such Directors.~~ at least two-thirds (2/3) of the votes entitled to be cast generally in the election of Directors. For the purpose of this paragraph, “cause” means, with respect to any particular Director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty. The notice of any such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

~~SECTION 2.8 BUSINESS COMBINATION STATUTE. Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, subtitle 6 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any “business combination” (as defined in Section 3-601(e) of the MGCL, as amended from time to time, or any successor statute thereto) of the Company and any Person.~~

~~SECTION 2.9 CONTROL SHARE ACQUISITION STATUTE. Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of Securities of the Company by any Person.~~

ARTICLE III

POWERS OF DIRECTORS

SECTION 3.1 GENERAL. Subject to the express limitations herein or in the Bylaws and to the general standard of care required of directors under the MGCL and other applicable law, ~~(i)~~ the business and affairs of the Company shall be managed under the direction of the Board of Directors ~~and (ii) the Directors shall have full, exclusive and absolute power, control and authority over the Company Property and over the business of the Company as if they, in their own right, were the sole owners thereof, except as otherwise limited by these Articles of Incorporation. The Directors have established the written policies on investments and borrowing set forth in this Article III and Article V hereof and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out. The~~. The Board of Directors may take any actions that, in ~~their~~its sole judgment and discretion, are necessary or desirable to conduct the business of the Company. ~~A majority of the Board of Directors, including a majority of Independent Directors, hereby ratify these Articles of Incorporation, which shall be construed with a presumption in favor of the grant of power and authority to the Directors. Any construction of these Articles of Incorporation or determination made in good faith by the Directors concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Directors included in this Article III shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of these Articles of Incorporation or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Directors under the general laws of the State of Maryland as now or hereafter in force.~~

~~SECTION 3.2 SPECIFIC POWERS AND AUTHORITY. Subject only to the express limitations herein, and in addition to all other powers and authority conferred by these Articles of Incorporation or by law, the Directors, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:~~

~~(i) INVESTMENTS. Subject to Article V and Section 9.5 hereof, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether~~

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~~obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for such consideration as the Directors may deem proper (including cash, property of any kind or Securities of the Company); provided, however, that the Directors shall take such actions as they deem necessary and desirable to comply with any requirements of the MGCL relating to the types of assets held by the Company.~~

SECTION 3.2 ~~(ii)~~ REIT QUALIFICATION. ~~The Board of Directors shall use its best efforts to cause~~So long as the Company ~~and its Stockholders~~has elected to qualify for ~~U.S.~~ federal income tax treatment ~~in accordance with the provisions of the Code applicable to REITs (as those terms are defined in Section 1.5 hereof). In furtherance of the foregoing~~as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as it deems desirable ~~(~~in its sole discretion~~)~~, to preserve the status of the Company as a REIT; provided, however, ~~that~~ in the event ~~that~~ the Board of Directors determines~~, by vote of at least two-thirds (2/3) of the Directors,~~ that it no longer is in the best interests of the Company to qualify as a REIT, the Board of Directors ~~shall take such actions as are required by the Code, the MGCL and other applicable law, to cause the matter of termination of qualification as a REIT to be submitted to a vote of the Stockholders of the Company pursuant to Section 8.2.~~may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors may also determine in its sole discretion that compliance with any restriction or limitation on stock ownership and transfers set forth in Article IV is no longer required for REIT qualification.

~~(iii) SALE, DISPOSITION AND USE OF COMPANY PROPERTY. Subject to Article V and Sections 9.5 and 10.3 hereof, the Board of Directors shall have the authority to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Company or the Directors) or otherwise dispose of any or all of the Company Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Company or the Directors by one or more of the Directors or by a duly authorized officer, employee, agent or nominee of the Company, on such terms as they deem appropriate; to give consents and make contracts relating to the Company Property and its use or other property or matters; to develop, improve, manage, use, alter or otherwise deal with the Company Property; and to rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law.~~

~~(iv) FINANCINGS. To borrow or, in any other manner, raise money for the purposes and on the terms they determine, which terms may (i) include evidencing the same by issuance of Securities of the Company and (ii) may have such provisions as the Directors determine; to reacquire such Securities of the Trust; to enter into other contracts or obligations on behalf of the Trust; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company Property to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company; provided, however, that the Company’s Leverage on an aggregate basis may not exceed 50% of the Company’s Properties’ aggregate value; provided, that Leverage on individual Properties may exceed such limit.~~

~~(v) LENDING. Subject to all applicable limitations in these Articles of Incorporation, to lend money or other Company Property on such terms, for such purposes and to such Persons as they may determine.~~

SECTION 3.3 ~~(vi)~~ ISSUANCE OF SECURITIES. Subject to the ~~provisions of Article VII hereof, to~~restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws, the Board of Directors may create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Company~~, in~~ of shares, units or amounts of one or more types, series or classes, of ~~Securities~~securities of the Company, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption

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prices or rights; maturity dates, distribution, exchange, or liquidation rights or other rights as the Board of Directors may determine, without vote of or other action by the Stockholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the ~~Directors determine, to list any of the Securities of the Company on any securities exchange~~Board of Directors determines (or without consideration in the case of a stock split or stock dividend); and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any ~~Securities~~securities of the Company.

~~(vii) EXPENSES AND TAXES. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Directors, for carrying out the purposes of these Articles of Incorporation and conducting the business of the Company, including compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Company Property or the Directors in connection therewith; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.~~

~~(viii) COLLECTION AND ENFORCEMENT. To collect, sue for and receive money or other property due to the Company; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Company Property or the Company’s affairs; to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.~~

~~(ix) DEPOSITS. To deposit funds or Securities constituting part of the Company Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Directors determine.~~

~~(x) ALLOCATION; ACCOUNTS. To determine whether moneys, profits or other assets of the Company shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in their discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Company Property in such amounts and by such methods as they determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Company shall be maintained; and to allocate to the Stockholders’ equity account less than all of the consideration paid for Securities and to allocate the balance to paid-in capital or capital surplus.~~

~~(xi) VALUATION OF PROPERTY. To determine the value of all or any part of the Company Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of the Company Property, all in accordance with such appraisals or other information as are reasonable, in their sole judgment.~~

~~(xii) OWNERSHIP AND VOTING POWERS. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any Mortgages, Securities, Real Estate and other Company Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.~~

~~(xiii) OFFICERS, ETC.; DELEGATION OF POWERS. To elect, appoint or employ such officers for the Company and such committees of the Board of Directors with such powers and duties as the Directors may determine, the Company’s Bylaws provide or the MGCL requires; to engage, employ or contract with and pay compensation to any Person (including subject to Section 9.5 hereof, any Director and any Person who is an Affiliate of any Director) as agent, representative, Advisor, member of an advisory board,~~

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~~employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Directors may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as aforesaid or to committees of Directors or to the Advisor, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts, leases or other instruments, either in the names of the Company, the Directors or as their attorneys or otherwise, as the Directors may determine; and to establish such committees as they deem appropriate.~~

~~(xiv) ASSOCIATIONS. Subject to Section 9.5 hereof, to cause the Company to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.~~

~~(xv) REORGANIZATIONS, ETC. Subject to Sections 10.2 and 10.3 hereof, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Company Property, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Directors deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of these Articles of Incorporation, to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Company Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, Securities or any other interests.~~

~~(xvi) INSURANCE. To purchase and pay for out of Company Property insurance policies insuring the Stockholders, Company and the Company Property against any and all risks, and insuring the Directors, Advisors and Affiliates of the Company individually (each an “Insured”) against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity, whether or not the Company would have the power to indemnify against such claim or liability, provided that such insurance be limited to the indemnification permitted by Section 9.2 hereof in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws. Nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers’ compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Company. The Board of Directors’ power to purchase and pay for such insurance policies shall be limited to policies that comply with all applicable state laws and the NASAA REIT Guidelines.~~

~~(xvii) DISTRIBUTIONS. To declare and pay dividends or other Distributions to Stockholders, subject to the provisions of Section 7.2 hereof.~~

~~(xviii) DISCONTINUE OPERATIONS; BANKRUPTCY. To discontinue the operations of the Company (subject to Section 10.2 hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Company Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to such foreclosure; to confess judgment against the Trust (as hereinafter defined); or to take such other action with respect to indebtedness or other obligations of the Directors, the Company Property or the Company as the Directors, in such capacity, and in their discretion may determine.~~

~~(xix) TERMINATION of STATUS. To terminate the status of the Company as a real estate investment trust under the REIT Provisions of the Code; provided, however, that the Board of Directors shall take no action to terminate the Company’s status as a real estate investment trust under the REIT Provisions of the~~

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~~Code until such time as (i) the Board of Directors adopts a resolution recommending that the Company terminate its status as a real estate investment trust under the REIT Provisions of the Code, (ii) the Board of Directors presents the resolution at an annual or special meeting of the Stockholders and (iii) such resolution is approved by the holders of a majority of the issued and outstanding Common Shares (as defined in Section 7.2(ii) hereof).~~

~~(xx) FISCAL YEAR. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Company.~~

~~(xxi) SEAL. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.~~

~~(xxii) BYLAWS. To adopt, implement and from time to time alter, amend or repeal the Bylaws of the Company relating to the business and organization of the Company, provided that such amendments are not inconsistent with the provisions of these Articles of Incorporation, and further provided that the Directors may not amend the Bylaws, without the affirmative vote of a majority of the Equity Shares, to the extent that such amendments adversely affect the rights, preferences and privileges of Stockholders.~~

~~(xxiii) LISTING SHARES. To cause the Listing of the Shares at any time after completion of the Initial Public Offering but in no event shall such Listing occur more than ten (10) years after completion of the offering.~~

~~(xxiv) FURTHER POWERS. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which they deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of these Articles of Incorporation, even if such powers are not specifically provided hereby.~~

SECTION 3.~~3~~4 ~~DETERMINATION OF BEST INTEREST OF COMPANY.~~ DETERMINATIONS BY BOARD. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with this Charter, shall be final and conclusive and shall be binding upon the Company and every holder of Equity Shares: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions; the amount of paid-in surplus, net assets, net profits, other surplus, annual or other net profit, cash flow, funds from operations, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Company; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or of any Equity Shares; the number of shares of stock of any class of the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Charter or the Bylaws or otherwise to be determined by the Board of Directors. In determining what is in the best interest of the Company in connection with a potential acquisition of control, a Director shall consider the interests of the Stockholders of the Company and, in his or her sole and absolute discretion, may consider (i) the effects thereof on the interests of the Company’s employees, suppliers, creditors and customers, ~~(ii) the economy of the nation, (iii) community and societal interests, and (iv~~and the communities in which the offices or assets of the Company are located, and (ii) the long-term as well as short-term interests of the Company ~~and its Stockholders~~, including the possibility that these interests may be best served by the continued independence of the Company.

SECTION 3.5 EXTRAORDINARY ACTIONS. Except as specifically provided in Section 2.4 hereof (relating to removal of Directors), notwithstanding any provision of law which may permit or require any action

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to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

~~ARTICLE IV~~

~~ADVISOR~~

~~SECTION 4.1 APPOINTMENT AND INITIAL INVESTMENT OF ADVISOR. The Directors are responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Directors are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Directors may, in their sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor shall make an initial investment of $200,000 in the Operating Partnership. The Advisor or any Affiliate may not sell this initial investment while the Advisor remains a Sponsor but may transfer the initial investment to other Affiliates.~~

~~SECTION 4.2 SUPERVISION OF ADVISOR. The Directors shall evaluate the performance of the Advisor before entering into or renewing an advisory contract and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board. The Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions which conform to general policies and principles established by the Directors. The Directors shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled. The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board of Directors. In addition, from time to time, but at least annually, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Independent Directors also will be responsible for reviewing the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the Net Assets and Net Income of the Company, the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company’s portfolio, the success of the Advisor in generating opportunities that meet the investment objectives of the Company, rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. The Independent Directors may also consider all other factors which they deem relevant and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board of Directors. The Board of Directors shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.~~

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~~SECTION 4.3 FIDUCIARY OBLIGATIONS. The Advisor has a fiduciary responsibility to the Company and to the Stockholders.~~

~~SECTION 4.4 AFFILIATION AND FUNCTIONS. The Directors, by resolution or in the Bylaws, may provide guidelines, provisions, or requirements concerning the affiliation and functions of the Advisor.~~

~~SECTION 4.5 TERMINATION. Either a majority of the Independent Directors or the Advisor may terminate the advisory contract on sixty (60) days’ written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Company and the Directors in making an orderly transition of the advisory function.~~

~~SECTION 4.6 REAL ESTATE COMMISSION ON SALE OF PROPERTY. The Company shall pay the Advisor a deferred, subordinated real estate disposition fee upon Sale of one or more Properties, in an amount equal to the lesser of (i) one-half (1/2) of a Competitive Real Estate Commission, or (ii) three percent (3%) of the sales price of such Property or Properties. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such Property or Properties. Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties and shall be subordinated to receipt by the Stockholders of Distributions equal to the sum of (i) their aggregate Stockholders’ 8% Return and (ii) their aggregate Invested Capital. If, at the time of a Sale, payment of such disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, Stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares outstanding and the average closing price of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded.~~

~~SECTION 4.7 SUBORDINATED SHARE OF NET SALES PROCEEDS. The Company shall pay the Advisor a deferred, subordinated share from Sales of assets of the Company, whether or not in liquidation of the Company, equal to 10% of Net Sales Proceeds remaining after receipt by the Stockholders of Distributions equal to the sum of (i) the Stockholders’ 8% Return and (ii) 100% of Invested Capital. Upon liquidation, the Advisor shall also receive an amount equal to the Advisor’s initial investment in the Operating Partnership after receipt by the Stockholders of the distributions described in (i) and (ii) above. In the event the share of Net Sales Proceeds set forth in this Section 4.7 is paid to the Advisor, no other Net Sales Proceeds will be paid to the Advisor. In the case of multiple Advisors, Advisors and any Affiliate shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Company assets by each respective Advisor or any Affiliate.~~

~~SECTION 4.8 SUBORDINATED INCENTIVE FEE UPON LISTING. At such time, if any, as Listing occurs, the Advisor shall be paid the Subordinated Incentive Fee in an amount equal to ten percent (10%) of the amount by which (i) the market value of the Company (as defined below) plus the total Distributions paid to Stockholders from the Company’s inception until the date of Listing exceeds (ii) the sum of (A) one hundred percent (100% ) of Invested Capital and (B) the total Distributions required to be paid to the Stockholders in order to pay the Stockholders’ 8% Return from inception through the date the market value is determined. For purposes of calculating the Subordinated Incentive Fee, the market value of the Company shall be the average closing price or average of bid and asked price, as the case may be, over a period of thirty (30) days during which the Shares are traded with such period beginning one hundred eighty (180) days after Listing. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no other performance fee will be paid to the Advisor. In the case of multiple Advisors, Advisors and any Affiliate shall be allowed incentive fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Company assets by each respective Advisor or any Affiliate.~~

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~~SECTION 4.9 NEW ADVISOR FEE STRUCTURES. In the event that the Company becomes a perpetual life entity, which will occur if the Shares become listed on a national securities exchange or over-the-counter market, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company’s portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by Advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and (vii) the quality of the Property portfolio of the Company in relation to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.~~

~~SECTION 4.10 REIMBURSEMENT FOR ORGANIZATIONAL AND OFFERING EXPENSES. The Company shall reimburse the Advisor and its Affiliates an amount of up to 3% of the Gross Proceeds for Organizational and Offering Expenses incurred by the Advisor or its Affiliates.~~

~~SECTION 4.11 REIMBURSEMENT FOR MARKETING SUPPORT AND DUE DILIGENCE EXPENSES. The Company shall reimburse the Advisor and its Affiliates an amount of up to .5% of the Gross Proceeds for bona fide due diligence expenses and an amount of up to 2.0% of the Gross Proceeds for bona fide marketing support expenses incurred by the Advisor or its Affiliates.~~

~~SECTION 4.12 ACQUISITION FEES. The Company shall pay the Advisor and its Affiliates and amount of up to 3% of the Gross Proceeds for the review and evaluation of potential Real Property acquisitions.~~

~~SECTION 4.13 REIMBURSEMENT FOR ACQUISITION EXPENSES. The Company shall reimburse the Advisor and its Affiliates an amount of up to .5% of the Gross Proceeds for Acquisition Expenses incurred by the Advisor or its Affiliates.~~

~~SECTION 4.14 REIMBURSEMENT FOR OPERATING EXPENSES. The Company shall reimburse the Advisor, at the end of each fiscal quarter, for Operating Expenses incurred by the Advisor; provided, however that the Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year.~~

~~SECTION 4.15 REIMBURSEMENT LIMITATION. The Company shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.~~

~~SECTION 4.16 LIMITATION ON ACQUISITION FEES AND ACQUISITION EXPENSES. Notwithstanding anything contained in Sections 4.12 and 4.13 above, the total of all Acquisition Fees and Acquisition Expenses shall not exceed, in the aggregate, an amount equal to 6% of the Contract Price for the Property with respect to Properties purchased by the Company; provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Company.~~

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ARTICLE V

INVESTMENT OBJECTIVES AND LIMITATIONS

~~SECTION 5.1 INVESTMENT OBJECTIVES. The Company’s primary investment objectives are: (viii) to preserve, protect and return the Invested Capital of the Stockholders; (ix) to maximize cash available for Distribution; (x) to realize capital appreciation upon the ultimate sale of the Company’s Properties; and (xi) to provide Stockholders with liquidity of their investment within ten (10) years after the commencement of the Initial Public Offering through either (a) the Listing of the Shares, or (b) if Listing does not occur within ten years following the commencement of the Initial Public Offering, the dissolution of the Company and orderly liquidation of its assets. The sheltering from tax of income from other sources is not an objective of the Company. Subject to the restrictions set forth herein, the Directors will use their best efforts to conduct the affairs of the Company in such a manner as to continue to qualify the Company for the tax treatment provided in the REIT Provisions of the Code; provided, however, no Director, officer, employee or agent of the Company shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 9.2 hereof.~~

~~SECTION 5.2 REVIEW OF OBJECTIVES. The Independent Directors shall review the investment policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.~~

~~SECTION 5.3 CERTAIN PERMITTED INVESTMENTS.~~

~~(i) The Company may invest in Properties, as defined in Section 1.5 hereto.~~

~~(ii) The Company may invest in Joint Ventures with the Sponsor, Advisor, one or more Directors or any Affiliate, if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.~~

~~(iii) Subject to any limitations in Section 5.4(ix), the Company may invest in equity securities if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.~~

~~SECTION 5.4 INVESTMENT LIMITATIONS. In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company’s objective of qualifying as a REIT, the following shall apply to the Company’s investments:~~

~~(i) Not more than 10% of the Company’s total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.~~

~~(ii) The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company’s ordinary business of investing in real estate assets and mortgages.~~

~~(iii) The Company will not make or invest in mortgage loans (except in connection with the sale or other disposition of a Property).~~

~~(iv) The Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. Mortgage indebtedness on any property shall not exceed such property’s appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, Directors, or any Affiliates, such appraisal of the underlying property must be obtained from an Independent Expert. Such appraisal shall be maintained in the Company’s records for at least five (5) years and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.~~

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~~(v) The Company shall not make or invest in mortgage loans, including construction loans, on any one (1) Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to eighty-five percent (85%) of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all Mortgage Loans outstanding on the Property, including the loans of the Company” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged Property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.~~

~~(vi) The Company shall not invest in indebtedness (“Junior Debt”) secured by a mortgage on real property which is subordinate to the lien or other indebtedness (“Senior Debt”), except where such amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company’s Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements shall be limited to 10% of the Company’s tangible assets (which would be included within the 25% limitation).~~

~~(vii) The Company shall not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an Asset Coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. “Asset Coverage,” for the purpose of this Section 5.4(vi) means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.~~

~~(viii) The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, the Sponsor or an Affiliate of the Company. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by these Articles of Incorporation.~~

~~(ix) The Company shall not underwrite the securities of other issuers. In addition, the Company shall not invest in securities of other issuers, except for investments in Joint Ventures as described herein, unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.~~

~~(x) The Company shall not issue (A) equity securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Company pursuant to that certain redemption plan adopted or to be adopted by the Board of Directors on terms outlined in the section relating to Common Shares entitled “Share Repurchase Program” in the Company’s Prospectus relating to the Initial Public Offering); (B) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (C) Equity Shares on a deferred payment basis or under similar arrangements; (D) non-voting or non-assessable securities; (E) options, warrants, or similar evidences of a right to buy its securities (collectively, “Options”) unless (1) issued to all of its Stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a Stock Option Plan available to Directors, officers or employees of the Company or the Advisor. Options may not be issued to the Advisor, Director, Sponsor or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors, Sponsor or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors, Sponsor or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant. The voting rights per share of Equity Shares of the Company (other than the publicly held Equity Shares of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held Equity Shares as the~~

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~~consideration paid to the Company for each privately offered Equity Share of the Company bears to the book value of each outstanding publicly held Equity Share.~~

~~(xi) The Company shall not enter into agreements with the Advisor or its Affiliates for the provision of insurance covering the Company or any Property.~~

~~(xii) A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.~~

~~(xiii) The Company shall not issue senior securities except notes to banks and other lenders and Preferred Shares.~~

~~(xiv) The aggregate Leverage of the Company shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Directors at least quarterly. The maximum amount of such Leverage shall not exceed 50% of the Properties’ aggregate value, provided, that Leverage on individual Properties may exceed such limit.~~

~~(xv) The Sponsor, Advisor, Directors and any Affiliates thereto shall not make loans to the Company, or to joint ventures in which the Company is a co-venturer, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to the Company than comparable loans between unaffiliated parties.~~

~~(xvi) The Company shall not make loans to the Sponsor, Advisor, Directors, officers or any principal of the Company or any of its Affiliate.~~

~~(xvii) The Company shall not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.~~

~~(xviii) The Company will not make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT.~~

~~(xix) The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.~~

~~The foregoing investment limitations may not be modified or eliminated without the approval of Stockholders owning a majority of the outstanding Equity Shares and a majority of the Independent Directors not otherwise interested in the transaction.~~

~~ARTICLE VI~~

~~CONFLICTS OF INTEREST~~

~~SECTION 6.1 SALES AND LEASES TO COMPANY. The Company may purchase or lease a Property or Properties from the Sponsor, Advisor, Director, or any Affiliate upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Sponsor, Advisor, Director or Affiliate, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable and only if the possibility of such acquisition(s) is disclosed, and there is appropriate disclosure of the material facts concerning each such investment. In no event shall the cost of such asset to the Company exceed its current appraised value.~~

~~SECTION 6.2 SALES AND LEASES TO THE SPONSOR, ADVISOR, DIRECTORS OR AFFILIATES. An Advisor, Director or Affiliate may purchase or lease a Property or Properties from the Company if a majority~~

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~~of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.~~

~~SECTION 6.3 OTHER TRANSACTIONS.~~

~~(i) No goods or services will be provided by the Advisor or its Affiliates to the Company, except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with these Articles of Incorporation or if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.~~

~~(ii) The Company shall not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof. The Sponsor, Advisor, Directors and any Affiliates thereof shall not make loans to the Company, or to joint ventures in which the Company is a co-venturer, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.~~

~~SECTION 6.4 CONFLICT RESOLUTION PROCEDURES. In the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for an entity if the 2%/25% Guidelines could not be satisfied if the entity were to make the investment. In determining whether or not an investment opportunity is suitable for more than one entity, the Board of Directors and the Advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the acquisition both on diversification of each entity’s investments by types of commercial office properties and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the entities to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each entity, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If the subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Board of Directors and the Advisor, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisors or its Affiliates may make the investment.~~

ARTICLE ~~VII~~IV

SHARES

SECTION ~~7.1~~4.1 AUTHORIZED SHARES. The total number of shares of capital stock which the Company is authorized to issue is one billion (1,000,000,000), consisting of seven hundred fifty million (750,000,000) Common Shares (as ~~defined~~described in Section ~~7.2~~4.2 hereof), one hundred million (100,000,000) Preferred Shares (as ~~defined~~described in Section ~~7.3~~4.3 hereof), and one hundred fifty million (150,000,000) Shares-in-Trust (as ~~defined~~described in Section ~~7.8~~4.7 hereof). All shares of capital stock shall be fully paid and nonassessable when issued. Equity Shares may be issued for such consideration as the Directors determine, or if issued as a result of a ~~share~~stock dividend or ~~share~~stock split, without any consideration. If shares of one class or series of stock are classified or reclassified into shares of another class or series of stock pursuant to ~~Sections 7.2(ii) or 7.3 of~~ this Article ~~VII~~IV, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each

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case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Company has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this Section ~~7.1.~~ 4.1. To the extent permitted by ~~the MGCL~~Maryland law, the Board of Directors, with the approval of a majority of the Directors and without any action ~~by~~on the ~~stockholders~~part of the Stockholders of the Company, may amend ~~the Articles of Incorporation~~this Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Company has the authority to issue.

SECTION ~~7.2~~4.2 COMMON SHARES.

(i) COMMON SHARES SUBJECT TO TERMS OF PREFERRED SHARES. The Common Shares shall be subject to the express terms of any class or series of Preferred Shares.

(ii) DESCRIPTION. Common Shares ~~(herein so called)~~ shall have a par value of $.01 per share and shall entitle the holders to one (1) vote per share on all matters upon which Stockholders are entitled to vote ~~pursuant to Section 8.2 hereof~~, and shares of a particular class of issued Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights over other shares of that same particular class. The Board of Directors ~~may~~is hereby authorized, from time to time, to classify or reclassify and issue any unissued Common Shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends ~~or~~and other distributions, qualifications or terms or conditions of redemption of any such Common Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of the State of Maryland articles supplementary in substance and form as prescribed by Title 2 of the MGCL.

~~(iii) DISTRIBUTION RIGHTS. The holders of Common Shares shall be entitled to receive such Distributions as may be authorized by the Board of Directors of the Company out of funds legally available therefor.~~

~~(iv)~~ (iii) DIVIDEND OR DISTRIBUTION RIGHTS. The Board of Directors from time to time may authorize and the Company may pay to Stockholders such dividends or ~~Distributions~~distributions in cash or other property as the Board of Directors in ~~their~~its discretion shall determine. The Board of Directors shall endeavor to authorize and the Company may pay such dividends and ~~Distributions~~distributions as shall be necessary for the Company to qualify as a ~~real estate investment trust~~REIT under the REIT Provisions of the Code; provided, however, Stockholders shall have no right to any dividend or ~~Distribution~~distribution unless and until authorized by the Board of Directors and declared by the ~~Directors~~Company. The exercise of the powers and rights of the Board of Directors pursuant to this ~~section~~Section shall be subject to the provisions of any class or series of Equity Shares at the time outstanding. The receipt by any Person in whose name any Equity Shares are registered on the records of the Company or by his or her duly authorized agent shall be a sufficient discharge for all dividends or ~~Distributions~~distributions payable or deliverable in respect of such Equity Shares and from all liability to see to the application thereof. ~~Distributions in kind shall not be permitted, except for distributions of readily marketable securities and distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of these Articles of Incorporation.~~

~~(v~~(iv) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares (including holders of Shares-in-Trust resulting from the ~~exchange~~conversion of Common Shares pursuant to Section ~~7.7~~4.6(iii) hereof) shall be determined in accordance with applicable law. ~~Except as provided below as a consequence of the limitations on distributions to holders of Shares-in-Trust~~Subject to Section 4.7(iii) hereof, each holder of Common Shares shall be entitled to receive, ratably with (i) each other holder of Common Shares and (ii) each holder of Shares-in-Trust resulting from the ~~exchange~~conversion of Common Shares, that portion of such aggregate assets available for distribution to the holders of the Common Shares as the number of the outstanding

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Common Shares held by such holder bears to the total number of outstanding Common Shares and Shares-in-Trust resulting from the ~~exchange~~conversion of Common Shares then outstanding. ~~Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder of Shares-in-Trust exceed (i) the price per share such holder paid for the Common Shares in the purported Transfer or Acquisition (as those terms are defined in Section 7.7(i)) or change in capital structure or other transaction or event that resulted in the Shares-in-Trust or (ii) if the holder did not give full value for such Shares-in-Trust (as through a gift, a devise or other event or transaction), a price per share equal to the Market Price (as that term is defined in Section 7.7(i)) for the Common Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Shares-in-Trust. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of Common Shares and other holders of Shares-in-Trust resulting from the exchange of Common Shares to the extent permitted by the foregoing limitations.~~

~~(vi) VOTING RIGHTS. Except as may be provided otherwise in these Articles of Incorporation, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common Stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders of the Company, and shall be entitled to one (1) vote for each Common Share entitled to vote at such meeting.~~

SECTION ~~7.3~~4.3 PREFERRED SHARES. The Board of Directors ~~are~~is hereby expressly granted the authority to authorize, from time to time, the issuance of one or more series of Preferred Shares. Prior to the issuance of each such class or series, the Board of Directors, by resolution, shall fix the number of shares to be included in each ~~series, and the designation, preferences, terms, rights, restrictions, limitations and qualifications and terms and conditions of redemption of the shares of each class or~~ series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) ~~The~~ the designation of the series, which may be by distinguishing number, letter or title~~.~~;

(ii) ~~The~~ the dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends ~~on~~with respect to shares of the series~~.~~;

(iii) ~~The~~ the redemption rights, including conditions and the price or prices, if any, for shares of the series~~.~~;

(iv) ~~The~~ the terms and amounts of any sinking fund for the purchase or redemption of shares of the series~~.~~;

(v) ~~The~~ the rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of distributions with respect to shares of the series~~.~~;

(vi) ~~Whether~~ whether the shares of the series shall be convertible into shares of any other class or series~~,~~ or any other security~~,~~ of the Company or any other corporation or other entity~~,~~ and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made~~.~~;

(vii) ~~Restrictions~~ restrictions on the issuance of shares of the same series or of any other class or series~~.~~;

(viii) ~~The~~the voting rights, if any, of the holders of shares of the series ~~subject to the limitations contained in this Section 7.3; provided, however, that the voting rights of the holders of shares of any series of Preferred Shares shall not exceed the voting rights of the holders of Common Shares.~~; and

(ix) ~~Any~~ any other relative rights, preferences and limitations on that series.

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Subject to the express provisions of any other series of Preferred Shares then outstanding~~. Notwithstanding~~, and notwithstanding any other provision of ~~these Articles of Incorporation~~this Charter, the Board of Directors ~~may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or~~is hereby expressly authorized, from time to time, to alter the designation or classify or reclassify and issue any unissued shares of a particular series of Preferred Shares, of any series by ~~fixing~~setting or ~~altering,~~changing in one or more respects, from time to time before issuing the shares, the ~~terms,~~number, designation, preferences, conversion or other rights, voting powers, restrictions ~~and~~, limitations as to dividends and other distributions, qualifications ~~of the shares~~or terms or conditions of redemption of any such series of Preferred Shares~~.~~ and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Section 2-208 of the MGCL.

Any of the terms of any class or series of stock set or changed pursuant to Sections 4.2 and 4.3 hereof may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

~~SECTION 7.4 GENERAL NATURE OF SHARES. All Shares shall be personal property entitling the Stockholders only to those rights provided in these Articles of Incorporation, the MGCL or in the resolution creating any class or series of Shares. The legal ownership of the Company Property and the right to conduct the business of the Company are vested exclusively in the Directors; the Stockholders shall have no interest therein other than the beneficial interest in the Company conferred by their Shares and shall have no right to compel any partition, division, dividend or Distribution of the Company or any of the Company Property. The death of a Stockholder shall not terminate the Company or give his legal representative any rights against other Stockholders, the Directors or the Company Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Company to reflect on its books the change in ownership of the Shares. Holders of Shares shall not have any preemptive or other right to purchase or subscribe for any class of securities of the Company which the Company may at any time issue or sell.~~

SECTION 4.4 PREEMPTIVE RIGHTS AND APPRAISAL RIGHTS. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 4.2(ii) or as may otherwise be provided by contract, holders of Equity Shares shall not have any preemptive or other right to purchase or subscribe for any class of securities of the Company which the Company may at any time issue or sell. In addition, holders of Equity Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Section 3-202 of the MGCL, unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock classified or reclassified in the future.

SECTION ~~7.5~~4.5 NO ISSUANCE OF SHARE CERTIFICATES. ~~Until Listing, the~~The Company shall not be required to issue share certificates except to Stockholders who make a written request therefor to the Company. A Stockholder’s investment shall be recorded on the books of the Company. To transfer his or her Equity Shares, a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon a request therefor. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of Shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, in a form substantially similar to Section ~~7.7~~4.6(xii), and as may be required by the Bylaws and the MGCL or other applicable law.

~~SECTION 7.6 SUITABILITY OF STOCKHOLDERS~~

~~(i) INVESTOR SUITABILITY STANDARDS. Subject to suitability standards established by individual states, to become a Stockholder in the Company, if such prospective Stockholder is an individual~~

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~~(including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:~~

~~(a) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or~~

~~(b) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.~~

~~(ii) DETERMINATION OF SUITABILITY OF SALE. The Sponsor and each Person selling Shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Stockholder. In making this determination, the Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall ascertain that the prospective Stockholder: (l) meets the minimum income and net worth standards established for the Company; (m) can reasonably benefit from the Company based on the prospective Stockholder’s overall investment objectives and portfolio structure; (n) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (o) has apparent understanding of: (1) the fundamental risks of the investment; (2) the risk that the Stockholder may lose the entire investment; (3) the lack of liquidity of Company Shares; (4) the restrictions on transferability of Company Shares; (16) the background and qualifications of the Sponsor or the Advisor; and (17) the tax consequences of the investment.~~

~~The Sponsor or each Person selling shares on behalf of the Sponsor or the Company shall make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.~~

~~The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Stockholder. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain these records for at least six years.~~

~~(iii) MINIMUM INVESTMENT. Subject to certain individual state requirements, no sale or transfer of Shares will be permitted of less than 100 Shares ($1,000), and a Stockholder shall not transfer, fractionalize or subdivide such Shares so as to retain less than such minimum number thereof.~~

SECTION ~~7.7~~4.6 RESTRICTIONS ON OWNERSHIP AND TRANSFER.

(i) DEFINITIONS. For purposes of Sections ~~7.7~~4.6 and ~~7.8,~~4.7, the following terms shall have the following meanings:

“ACQUIRE” means the acquisition of Beneficial or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.

“BENEFICIAL OWNERSHIP” means ownership of Equity Shares by ~~an individual~~a Person who would be treated as an owner of such Equity Shares ~~under Section 542(a)(2) of the Code,~~ either directly

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or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and 856(h)(3) of the Code. ~~For purposes of this definition, the term “individual” shall include any organization, trust, or other entity that is treated as an individual for purposes of Section 542(a)(2) of the Code.~~ The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings. For purposes of determining the percentage ownership of Common Shares by any Person, Common Shares that may be acquired upon conversion, exchange or exercise of any securities of the Company directly or constructively held by such Person, but not Common Shares issuable with respect to the conversion, exchange or exercise of securities for the Company held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

“BENEFICIARY” means a beneficiary of the Trust as determined pursuant to Section ~~7.8~~4.7(v)(a) hereof.

“BUSINESS DAY” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in the State of New York are authorized or required by law or regulation or executive order to close.

“COMMON SHARE OWNERSHIP LIMIT” means, with respect to ~~the~~any class of Common Shares,~~nine point eight percent (9.8%~~ 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding Common Shares, subject to adjustment pursuant to Section ~~7.7~~4.6(x) (but not more than ~~nine point nine percent (~~9.9%~~)~~ of the outstanding Common Shares, as so adjusted) and to any other limitations contained in this Section ~~7.7.~~4.6.

“CONSTRUCTIVE OWNERSHIP EQUITY” means ownership of Equity Shares by a ~~person~~Person who ~~would~~could be treated as an owner of such ~~shares~~Equity Shares, either actually or constructively, directly or indirectly, (including a nominee) through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) thereof. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Own” and “Constructively Owned” shall have correlative meanings.

“CONTROLLING PERSON” means a Person who has discretionary authority or control with respect to the assets of the Company or who provides investment advice to the Company for a fee (direct or indirect) with respect to such assets, and any Affiliate of such Person.

“EXCEPTED HOLDER” means a Person for whom an Excepted Holder Limit is created by this Charter or by the Board of Directors pursuant to Section 4.6(ix).

“EXCEPTED HOLDER LIMIT” means, provided, that the affected Excepted Holder agrees to comply with the requirements established by this Charter or by the Board of Directors pursuant to Section 4.6(ix) and subject to adjustment pursuant to Section 4.6(x), the percentage limit established for an Excepted Holder by this Charter or by the Board of Directors pursuant to Section 4.6(ix).

“MARKET PRICE” means, on any date, with respect to any class or series of outstanding shares of Equity Shares the average of the Closing Price for such Equity Shares for the five (5) consecutive Trading Days ending on such date. The “Closing Price” on any date ~~shall mean~~means the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Shares are listed or admitted to trading or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by ~~the National Association of Securities Dealers, Inc. Automated Quotation System~~The NASDAQ Stock Market, Inc. (NASDAQ) or, if such system is no longer in use, the principal other automated

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quotations system that may then be in use or, if the Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Shares selected by the Board of Directors, or, if no such market maker exists, as determined in good faith by the Board of Directors.

“OWNERSHIP LIMIT” means the Common Share Ownership Limit or the Preferred Share Ownership Limit, or both, as the context may require.

“PREFERRED SHARE OWNERSHIP LIMIT” means, with respect to the Preferred Shares, ~~nine point eight percent (~~9.8% (by value or number of shares, whichever is more restrictive) of the outstanding Equity Shares of a particular class or series of Preferred Shares of the Company, subject to adjustment pursuant to Section ~~7.7~~4.6(x) (but not more than ~~nine point nine percent (~~9.9%~~)~~ of the outstanding class or series of Preferred Shares, as so adjusted) and to any other limitations contained in ~~this~~ Section ~~7.7.~~4.6.

“PURPORTED BENEFICIAL HOLDER” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the Person for whom the applicable Purported Record Holder held the Equity Shares that were, pursuant to ~~paragraph (iii) of this~~ Section ~~7.7,~~4.6, automatically ~~exchanged for~~converted to Shares-in-Trust upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

“PURPORTED BENEFICIAL TRANSFEREE” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section ~~7.7~~4.6(ii). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

“PURPORTED RECORD HOLDER” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares that were, pursuant to Section ~~7.7~~4.6(iii), automatically ~~exchanged for~~converted to Shares-in-Trust upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

“PURPORTED RECORD TRANSFEREE” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section ~~7.7~~4.6(ii). The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

“RESTRICTION TERMINATION DATE” means the first day after the date ~~of the closing of the Initial Public Offering~~ on which the Board of Directors ~~of the Company~~ determines~~, pursuant to Section 3.2(xix) hereof,~~ that it is no longer in the best interests of the Company to attempt or continue to qualify as a REIT~~.~~, and all actions necessary to terminate the Company’s status as a REIT under Section 3.2 hereof have been taken, or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Company to qualify as a REIT.

“SHARES-IN-TRUST” means those ~~share for~~shares into which Equity Shares are automatically ~~exchanged~~converted as a result of a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction, as described in Section ~~7.7~~4.6(iii).

“TRADING DAY” means (i) a day on which the principal national securities exchange on which the affected class or series of Equity Shares ~~are~~is listed or admitted to trading is open for the transaction of business, or~~,~~ (ii) if the affected class or series of Equity Shares ~~are~~is not so listed or admitted to trading, ~~shall mean~~ any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

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“TRANSFER” means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Equity Shares or the right to vote or receive dividends on Equity Shares, including without limitation (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms “Transfers,” “Transferred” and “Transferable” shall have correlative meanings.

“TRUST” means the trust created pursuant to Section ~~7.8~~4.7(i) hereof.

“TRUSTEE” means the trustee of the Trust, as appointed by the Company or any successor trustee thereof, which Trustee shall not be an Affiliate of the Company~~.~~ or of the Purported Record Holder, the Purported Beneficial Holder, the Purported Record Transferee, or the Purported Beneficial Transferee.

(ii) OWNERSHIP AND TRANSFER LIMITATIONS.

(a) Notwithstanding any other provision of ~~these Articles of Incorporation~~this Charter, except as provided in Section ~~7.7~~4.6(~~ix) and Section 7.9, from the date of the Initial Public Offering and~~x) and subject to Section 4.8, at all times prior to the Restriction Termination Date, (1) no Person, other than an Excepted Holder, shall Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limits~~.~~ and (2) no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder. Notwithstanding any other provisions of this Charter, subject to Section 4.8, at all times prior to the Restriction Termination Date, the Equity Shares shall not be beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution).

(b) Notwithstanding any other provision of ~~these Articles of Incorporation~~this Charter, except as provided in Section ~~7.7(ix) and Section 7.9, from the date of the Initial Public Offering and~~4.6(x) and subject to Section 4.8, at all times prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would result in any Person Beneficially or Constructively Owning Equity Shares in excess of the Common or Preferred Share Ownership Limits shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would otherwise be Beneficially or Constructively Owned by such Person in excess of the Common or Preferred Share Ownership Limits, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall ~~acquire~~Acquire any rights in that number of Equity Shares.

(c) Notwithstanding any other provision of ~~these Articles of Incorporation, and except as provided in Section 7.9, from the date of the Initial Public Offering and~~this Charter, subject to Section 4.8, at all times prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of Equity Shares or other event or transaction that, if effective, would result in the Equity Shares being actually owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership (including actual ownership) or other event or transaction with respect to that number of Equity Shares which otherwise would be owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner or Constructive Owner) shall acquire no rights in that number of Equity Shares.

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(d) Notwithstanding any other provision of ~~these Articles of Incorporation, except as provided in Section 7.9, from the date of the Initial Public Offering and~~this Charter, subject to Section 4.8, at all times prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would cause the Company to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(h) of the Code ~~or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT shall be void AB INITIO as to the Transfer, Acquisition, change in~~ (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code or otherwise~~, directly or indirectly, would cause the Company to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.~~ fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

~~(e) Notwithstanding any other provision of these Articles of Incorporation, except as provided in Section 7.9, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Company, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would (i) cause the Company to own (directly or Constructively) an interest in a tenant or the Operating Partnership’s real property that is described in Section 856(d)(2)(B) of the Code and (ii) cause the Company to fail to satisfy any of the gross income requirements of section 856(c) of the Code, shall be void AB INITIO as to the Transfer, Acquisition, change in capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to own an interest (directly or Constructively) in a tenant or the Operating Partnership’s real property that is described in Section 856(d)(2)(B) of the Code, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.~~

(e) Notwithstanding any other provision of this Charter, subject to Section 4.8, at all times prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Company, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would (i) cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Real Property of the Company, the Operating Partnership or any direct or indirect subsidiary (including, without limitation, partnerships, joint ventures and limited liability companies) of the Company or the Operating Partnership (a “Subsidiary”), within the meaning of Section 856(d)(2)(b) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, shall be void AB INITIO as to the Transfer, Acquisition, change in capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company’s, the Operating Partnership’s or a Subsidiary’s Real Property, within the meaning of Section 856(d)(2)(B) of the Code, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported

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Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(iii) ~~EXCHANGE FOR~~ SHARES-IN-TRUST.

(a) If, notwithstanding the other provisions contained in this Article ~~VII, at any time from the date of the Initial Public Offering and~~IV, at all times prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction such that any Person would either Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limit, then, except as otherwise provided in Section ~~7.7~~4.6(ix), such Equity Shares (rounded up to the next whole number of shares) in excess of the Common or Preferred Share Ownership Limit shall automatically ~~shall be exchanged for~~be converted into an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article ~~VII~~IV requires different terms. Such ~~exchange~~conversion shall be effective as of the close of business on the ~~business day~~Business Day next preceding the date of the purported Transfer~~,~~ or Acquisition~~,~~ or change in capital structure, other ~~change in~~ purported change in Beneficial or Constructive Ownership of Equity Shares, or other event or transaction.

(b) If, notwithstanding the other provisions contained in this Article ~~VII, at any time after the date of the Initial Public Offering and~~IV, at all times prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (~~b), (~~c), (d) and (e) of paragraph (ii) of this Section ~~7.7,~~4.6, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, then the Equity Shares (rounded up to the next whole number of ~~Shares)~~shares) purportedly being Transferred or Acquired or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership or other event or transaction and which, in any case, would result in a violation of any of the restrictions described in subparagraphs (~~b), (~~c), (d) and (e) of paragraph (ii) of this Section ~~7.7~~4.6 or otherwise would cause the Company to fail to qualify as a REIT automatically shall be ~~exchanged for~~converted into an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VIIIV requires different terms. Such ~~exchange~~conversion shall be effective as of the close of business on the ~~business day~~Business Day prior to the date of the purported Transfer, Acquisition, change in capital structure, other purported change in Beneficial or Constructive Ownership or other event or transaction.

(iv) REMEDIES FOR BREACH. If the Board of Directors ~~or its~~, a duly authorized committee thereof or other designee, if permitted by the MGCL, shall at any time determine in good faith that a purported Transfer, Acquisition, change in the capital structure of the Company or other purported change in Beneficial or Constructive Ownership or other event or transaction has taken place in violation of Section ~~7.7~~4.6(ii) or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Equity Shares in violation of this Section ~~7.7,~~4.6 (whether or not such violation is intended), the Board of Directors or ~~its~~a committee thereof or other designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, change in the capital structure of the Company, other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction, including, but not limited to, causing the Company to redeem Equity Shares, refusing to give effect thereto on the books of the Company or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Company, attempted Transfer or other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction in violation of subparagraphs (b), (c), (d) and (e) of Section ~~7.7~~4.6(ii) (as applicable) shall be void AB INITIO and where applicable automatically shall result in the ~~exchange~~conversion described in Section ~~7.7~~4.6(iii), irrespective of any action (or inaction) by the Board of Directors or its designee.

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(v) NOTICE OF RESTRICTED TRANSFER. Any Person who ~~acquires~~Acquires or attempts to Acquire Beneficial or Constructive Ownership of Equity Shares ~~in violation of~~that will or may violate Section ~~7.7~~4.6(ii) and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Equity Shares resulting in ~~an exchange for~~a conversion to Shares-in-Trust, pursuant to Section ~~7.7~~4.6(iii)~~,~~ or otherwise, shall immediately give written notice to the Company, or, in the event of a proposed or attempted Transfer, Acquisition, or purported change in Beneficial or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Company, of such event and shall promptly provide to the Company such other information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, proposed or attempted Transfer, Acquisition, ~~Attempted~~proposed or attempted Acquisition or purported change in Beneficial or Constructive Ownership on the Company’s status as a REIT.

(vi) OWNERS REQUIRED TO PROVIDE INFORMATION. ~~From the date of theInitial Public Offering and~~ At all times prior to the Restriction Termination Date:

(a) Every Beneficial or Constructive Owner of more than five percent (5%), or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion, of the outstanding shares of any class or series of Equity Shares of the Company shall annually, no later than ~~January 31~~thirty (30) days after the end of each ~~calendar~~taxable year, give written notice to the Company stating (~~i~~1) the name and address of such Beneficial or Constructive Owner; (~~ii~~2) the number of shares of each class or series of Equity Shares Beneficially or Constructively Owned; and (~~iii~~3) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Company such additional information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Company’s status as a REIT and to ensure compliance with the Common or Preferred Share Ownership Limit and other restrictions set forth herein.

(b) Each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the Stockholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner promptly shall provide to the Company such information as the Company, in its sole discretion, may request in order to determine the Company’s status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, or to determine any such compliance or to ensure compliance with the Common or Preferred Share Ownership Limits and other restrictions set forth herein.

(vii) REMEDIES NOT LIMITED. ~~Nothing~~ Subject to Section 4.8, nothing contained in this Article ~~VII except Section 7.9~~IV shall limit the scope or application of the provisions of this Section ~~7.7,~~4.6, the ability of the Company to implement or enforce compliance with the terms ~~thereof~~hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company’s status as a REIT and to ensure compliance with the Ownership Limit for any class or series of Equity Shares and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

(viii) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section ~~7.7,~~4.6, including any definition contained in Sections 1.5 and ~~7.7~~4.6(i), the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section ~~7.7~~4.6 with respect to any situation based on the facts known to it. In the event Section 4.6 or 4.7 requires an action by the Board of Directors and this Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 4.6 or 4.7. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 4.6) acquired Beneficial or Constructive Ownership of Equity Shares or Common Shares in violation of Section 4.6, such remedies (as applicable) shall apply first

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to the Equity Shares or Common Shares which, but for such remedies, would have been actually owned by such Person, and second to Equity Shares or Common Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Equity Shares or Common Shares based upon the relative number of the Equity Shares or Common Shares held by each such Person.

(ix) WAIVERS BY BOARD. Upon notice of an Acquisition or Transfer or a proposed Acquisition or Transfer which results or would result in the intended transferee having Beneficial Ownership of shares in excess of the Ownership Limit, the Board of Directors may, prospectively or retroactively, upon receipt of evidence deemed to be satisfactory by the Board of Directors, in its sole discretion, that such Acquisition or Transfer does not or will not violate the “closely held” provisions of Section 856(h) of the Code~~, waive the Ownership~~ or otherwise cause the Company to fail to qualify as a REIT, create an Excepted Holder Limit with respect to such transferee upon such conditions as the Board of Directors may direct.

(x) INCREASE IN COMMON OR PREFERRED SHARE OWNERSHIP LIMIT. Subject to the limitations contained in Section ~~7.7~~4.6(xi), the Board of Directors may from time to time increase the Common or Preferred Share Ownership Limits~~.~~ for one or more Persons and decrease the Common or Preferred Share Ownership Limits for all other Persons; PROVIDED, HOWEVER, that a decreased Common Share Ownership Limit or Preferred Share Ownership Limit will not be effective for any Person whose percentage ownership of Equity Shares or Common Shares is in excess of such decreased Common Share Ownership Limit or Preferred Share Ownership Limit until such time as such Person’s percentage of Equity Shares or Common Shares equals or falls below the decreased Common Share Ownership Limit or Preferred Share Ownership Limit, but until such time as such Person’s percentage of Equity Shares or Common Shares falls below such decreased Common Share Ownership Limit or Preferred Share Ownership Limit, any further acquisition of Equity Shares or Common Shares will be in violation of the Common Share Ownership Limit or the Preferred Share Ownership Limit, and provided further, that the new Common Share Ownership Limit or Preferred Share Ownership Limit would not allow five or fewer Individuals (taking into account all Excepted Holders) to Beneficially Own more than 50% in value of the outstanding Equity Shares or Common Shares.

(xi) ~~LIMITATIONS~~ LIMITATION ON MODIFICATIONS.

(a) The Ownership Limit for a class or series of Equity Shares may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the Company would be “closely held” within the meaning of Section 856(h) of the Code ~~(assuming ownership of shares of Equity Shares by all Persons equal to the greatest of (A) the actual ownership, (B) the Beneficial Ownership of Equity Shares by each Person, or (C) the applicable Ownership Limit with respect to such Person)~~.

(b) Prior to any modification of the Ownership Limit with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Company’s status as a REIT.

~~(c) Neither the Preferred Share Ownership Limit nor the Common Share Ownership Limit may be increased to a percentage that is greater than nine point nine percent (9.9%).~~

(xii) NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or ~~transfer~~Transfer of Equity Shares, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise ~~transferred~~Transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

“The Securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company’s status as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as

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otherwise provided pursuant to the ~~Articles of Incorporation~~Charter of the Company, no Person may (i) Beneficially or Constructively Own any class of Common Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of ~~the~~such outstanding Common Shares; (ii) Beneficially or Constructively Own shares of any class or series of Preferred Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding shares of such class or series of Preferred Shares; ~~or (iii~~(iii) Transfer Common Shares or Preferred Shares if such Transfer would result in Equity Shares being actually owned by fewer than 100 Persons; (iv) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being “closely held” under section 856(h) of the Code or which otherwise would cause the Company to fail to qualify as a REIT; or (v) Beneficially or Constructively Own Common Shares or Preferred Shares that would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares in excess of the above limitations and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Common or Preferred Shares resulting in ~~an exchange for~~a conversion to Shares-in-Trust (as described below) immediately must notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Shares and/or Preferred Shares or other event which results in a violation of the ownership or transfer limitations set forth in the Company’s ~~Articles of Incorporation~~Charter shall be void AB INITIO, and none of the Purported Beneficial ~~and Record Transferee shall not~~or Record Transferees or the purported Beneficial or Record Holders shall have or acquire any rights in such Common Shares and/or Preferred Shares. If there is a purported Transfer or Acquisition of Equity Shares which, if effective, would result in the transfer and ownership limitations referred to herein ~~are~~being violated, the Common Shares or Preferred Shares ~~represented hereby~~purportedly Transferred or Acquired will automatically ~~will be exchanged for~~be converted into Shares-in-Trust to the extent of violation of such limitations, and such Shares-in-Trust will be held in trust by a trustee appointed by the Company, all as provided by the ~~Articles of Incorporation of the Company~~Charter of the Company. In addition, the Company may redeem Equity Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that a purported Transfer, Acquisition or other event may violate the restrictions described above. All defined terms used in this legend have the meanings identified in the Company’s ~~Articles of Incorporation~~Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.”

SECTION ~~7.8~~4.7 SHARES-IN-TRUST.

(i) OWNERSHIP IN TRUST. Upon any purported Transfer~~,~~ or Acquisition~~,~~ or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction that results in Shares-in-Trust pursuant to Section ~~7.7~~4.6(iii), such Shares-in-Trust shall be deemed to have been ~~transferred to the Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Shares-in-Trust may later be transferred pursuant to Section 7.8(v).~~ Transferred to a Trust for the exclusive benefit of the Beneficiary. Shares-in-Trust so held in trust shall be issued and outstanding stock of the Company. The Purported Record Transferee ~~(~~or Purported Record Holder~~) shall have no rights in such Shares-in-Trust. The Purported Beneficial Transferee or Purported Record Transferee~~ shall have no rights in such Shares-in-Trust except as provided in Section ~~7.8(iii).~~4.7(iii) and Section 4.7(v).

(ii) DISTRIBUTION RIGHTS. Shares-in-Trust shall be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all ~~Distributions~~distributions and dividends on the Shares-in-Trust and will hold such dividends ~~or~~and distributions in trust for the benefit of the

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Beneficiary. Any dividend or ~~Distribution~~distribution with a record date on or after the date that Equity Shares have been ~~exchanged for~~converted to Shares-in-Trust which were paid on such Equity Shares to the Purported Record Transferee or to the Purported Record Holder shall be repaid to the ~~Trustee upon demand~~Trust, and any such dividend or ~~Distribution~~distribution declared on such Equity Shares but unpaid shall be paid to the Trustee to hold in trust for the benefit of the Beneficiary. The Company shall take all measures that it determines are reasonably necessary to recover the amount of any such dividend or distribution paid to the Purported Record Transferee or Purported Record Holder, including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned or Constructively Owned by such Persons and, as soon as reasonably practicable following the Company’s receipt or withholding thereof, paying over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

(iii) RIGHTS UPON LIQUIDATION. ~~(a) Except as provided below, in~~ In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets~~,~~ of the Company, each holder of Shares-in-Trust resulting from the ~~exchange of Preferred~~conversion of Equity Shares of any specified class or series shall be entitled to receive, ratably with each other holder of Shares-in-Trust resulting from the ~~exchange of Preferred Shares of such~~conversion of Equity Shares of such class or series and each holder of ~~Preferred Shares of such series, such accrued and unpaid dividends, liquidation preferences and other preferential payments, if any~~Equity Shares of such class or series, that portion of the remaining assets of the Company, as are due to holders of Preferred Shares of such class or series or available for distribution to the holders of such class of Common Shares, as applicable. ~~In the event that holders of shares of any series of Preferred Shares are entitled to participate in the Company’s distribution of its residual assets, each holder of Shares-in-Trust resulting from the exchange of Preferred Shares of any such series shall be entitled to participate, ratably with (A) each other holder of Shares-in-Trust resulting from the exchange of Preferred Shares of all series entitled to so participate; (B) each holder of Preferred Shares of all series entitled to so participate; and (C) each holder of Common Shares and Shares-in-Trust resulting from the exchange of Common Shares (to the extent permitted by Section 7.7(iii) hereof), that portion of the aggregate assets available for distribution (determined in accordance with applicable law) as the number of shares of such Shares-in-Trust held by such holder bears to the total number of (1) outstanding Shares-in-Trust resulting from the exchange of Preferred Shares of all series entitled to so participate; (2) outstanding Preferred Shares of all series entitled to so participate; and (3) outstanding Common Shares and Shares-in-Trust resulting from the exchange of Common Shares. The Trustee shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of the Shares-in-Trust in any liquidation, dissolution or winding up, or any distribution of the assets, of the Company. Anything to the contrary herein notwithstanding, in no event shall the amount payable to a holder with respect to Shares-in-Trust resulting from the exchange of Preferred Shares exceed (A) the price per share such holder paid for the Preferred Shares in the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in the Shares-in-Trust or (B) if the holder did not give full value for such Shares-in-Trust (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the shares of Preferred Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Shares-in-Trust. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of Preferred Shares and Shares-in-Trust resulting from the exchange of Preferred Shares to the extent permitted by the foregoing limitations.~~

~~(b) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Company, each holder of Shares-in-Trust resulting from the exchange of Common Shares shall be entitled to receive, ratably with (A) each other holder of such Shares-in-Trust and (B) each holder of Common Shares, that portion of the aggregate assets available for distribution to holders of Common Shares (including holders of Shares-in-Trust resulting from the exchange of Common Shares pursuant to Section 7.7(iii)), determined in accordance with applicable law, as the number of such Shares-in-Trust held by such holder bears to the total number of outstanding Common Shares and outstanding Shares-in-Trust resulting from the exchange of Common Shares then outstanding.~~

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~~The Trustee shall distribute ratably to the Beneficiaries of the Shares-in-Trust, when determined, any such assets received in respect of the Shares-in-Trust in any liquidation, dissolution or winding up, or any distribution of the assets, of the Company. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder with respect to Shares-in-Trust exceed (A) the price per share such holder paid for the Equity Shares in the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in the Shares-in-Trust or (B) if the holder did not give full value for such Equity Shares (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Equity Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Shares-in-Trust. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of Common Shares and Shares-in-Trust resulting from the exchange of Common Shares to the extent permitted by the foregoing limitations.~~

The Trustee shall distribute to the Purported Record Transferee or Purported Record Holder the amounts received upon such liquidation, dissolution, winding up or distribution, provided that the Purported Record Transferee or Purported Record Holder shall not be entitled to receive amounts pursuant to this Section 4.7(iii) in excess of the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such Transfer). Any remaining amounts shall be distributed to the Beneficiary.

(IV) VOTING RIGHTS. The Trustee shall be entitled to vote the Shares-in-Trust on any matters on which holders of Equity Shares of the same class or series are entitled to vote (except as required otherwise by the MGCL). Any vote taken with respect to Equity Shares prior to the discovery by the Company that the Equity Shares have been converted into Shares-in-Trust shall, subject to applicable law, be rescinded and be void AB INITIO and be recast by the Trustee, in its sole and absolute discretion, provided that if the Company has already taken irreversible corporate action based on such vote, then the Trustee shall not have the authority to rescind and recast such vote. The Purported Record Transferee or Purported Record Holder shall be deemed to have given, as of the date of the conversion of such Equity Shares for Shares-in-Trust pursuant to Section 4.6(iii), an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

(v) RESTRICTIONS ON TRANSFER; DESIGNATION OF BENEFICIARY; SALES OF SHARES-IN-TRUST.

(a) Except as described in this Section ~~7.8(v~~4.7(v) and in Section 4.7(iii), Shares-in-Trust shall not be transferable. The Beneficiary shall be one or more charitable organizations described in Section 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code named by the Company within five (5) days after the Trust is established. However, ~~the~~ for purposes of sales by the Trustee as set forth herein, the Trustee shall designate a permitted transferee of the Equity Shares represented by such Shares-in-Trust~~,~~ provided that the transferee (~~i~~1) purchases such Equity Shares~~-in-Trust~~ for valuable consideration and (~~ii~~2) acquires such Equity Shares~~-in-Trust~~ without such acquisition resulting in another automatic ~~exchange~~conversion of Equity Shares into Shares-in-Trust. ~~Within 20 days after receiving notice from the Company that Common Shares or other shares have been transferred to the Trust as Shares-in-Trust, the Company shall, at its sole option (the “Option”) (i) repurchase such Shares-in-Trust from the Purported Record Transferee or Purported Record Holder (a “Redemption”), or (ii) cause the Trustee to sell the Shares-in-Trust on behalf of the such person to a third party (a “Sale”).~~If the Company does not purchase the Shares-in-Trust, the Trustee shall (A) sell that number of Equity Shares represented by such Shares-in-Trust to the permitted transferee, (B) cause to be recorded on the books of the Company that the permitted transferee is the holder of record of such number of Equity Shares, and (C) cause the Shares-in-Trust to be canceled.

(b) In the event of a ~~Redemption or Sale~~sale by the Trustee of the Equity Shares represented by such Shares-in-Trust, the Purported Record Transferee or Purported Record Holder shall receive from the Trustee a per share price equal to the lesser of (~~i~~1) the price per share in the transaction that created

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such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) ~~or (ii) the Market Price per share on the date that the Company, or its designee, purchases such Shares-in-Trust, provided that for sales by the Trustee,~~and (2) the price per share received by the Trustee, provided that such price per share shall be net of any commissions and other expenses of the sale. The proceeds ~~from a Redemption or Sale~~ shall be sent to such ~~person~~Person within five ~~business days~~(5) Business Days after the closing of such sale transaction.

~~(c) In connection with the Option, all~~All Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, and the Company will have the right to accept such offer for a period of twenty (20) days after the later of (~~i~~1) the date of the purported ~~transfer~~Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction which resulted in such Shares-in-Trust ~~or~~and (~~ii~~2) the date the Company determines in good faith that a ~~transfer~~purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction resulting in such Shares-in-Trust occurred~~.~~, if the Company does not receive a notice pursuant to Section 4.6(v). If the Company accepts the offer to purchase such Shares-in-Trust, the purchase price per share shall be equal to the lesser of: (A) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price at the time of such gift or devise), or (B) the Market Price on the date the Company, or its designee, accepts such offer.

(d) Any amounts received by the Trustee in excess of the amounts paid to the Purported Record Transferee or Purported Record Holder shall be distributed to the Beneficiary.

~~(vi) REMEDIES NOT LIMITED. Nothing contained in this Article VII except Section 7.9 shall limit the scope or application of the provisions of this Section 7.8, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company’s status as a REIT and to ensure compliance with applicable Share Ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.~~

~~(vii) AUTHORIZATION. At such time as the Board of Directors authorizes a series of Preferred Shares pursuant to Section 7.3 of this Article VII, without any further or separate action of the Board of Directors, there shall be deemed to be authorized a series of Shares-in-Trust consisting of the number of shares included in the series of Preferred Shares so authorized and having terms, rights, restrictions and qualifications identical thereto, except to the extent that such Shares-in-Trust are already authorized or this Article VII requires different terms.~~

SECTION ~~7.9~~4.8 SETTLEMENTS. Nothing in Sections ~~7.7~~4.6 and ~~7.8~~4.7 shall preclude the settlement of any transaction with respect to the ~~Common~~Equity Shares entered into through the facilities of the ~~New York Stock Exchange~~NYSE or other national securities exchange on which the ~~Common Shares are listed.~~Equity Shares are listed. The fact that the settlement of any transaction occurs shall not negate the effect of any other provisions of Sections 4.6 and 4.7, and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in such Sections.

SECTION ~~7.10~~4.9 SEVERABILITY. If any provision of this Article ~~VII~~IV or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article ~~VII~~IV shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

SECTION ~~7.11~~4.10 WAIVER. The Company shall have authority at any time to waive the requirements that Shares-in-Trust be issued or be deemed outstanding in accordance with the provisions of this Article ~~VII~~IV

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if the Company determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Shares-in-Trust or the fact that such Shares-in-Trust are deemed to be outstanding, would jeopardize the status of the Company as a REIT (as that term is defined in Section 1.5).

~~SECTION 7.12 REPURCHASE OF SHARES. The Board of Directors may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Stockholders, provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor Advisor, Directors or any Affiliates thereof may not receive any fees on the repurchase of Shares by the Company.~~

~~SECTION 7.13 DISTRIBUTION REINVESTMENT PLANS. The Board of Directors may establish, from time to time, a Distribution reinvestment plan or plans (a “Reinvestment Plan”). Pursuant to such Reinvestment Plan, (i) all material information regarding the Distribution to the Stockholders and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to the Stockholders at least annually, and (ii) each Stockholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan at least annually after receipt of the information required in clause (i) above.~~

SECTION 4.11 ENFORCEMENT. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article IV.

ARTICLE ~~VIII~~V

STOCKHOLDERS

SECTION ~~8.1~~5.1 MEETINGS OF STOCKHOLDERS. There shall be an annual meeting of the Stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date which is a reasonable period of time following the distribution of the Company’s annual report to Stockholders but not less than thirty (30) days after delivery of such report. A majority of Stockholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, vote to elect the Directors. A quorum shall be the holders of 50% or more of the then outstanding Equity Shares entitled to vote. Special meetings of Stockholders may be called in the manner provided in the Bylaws~~, including by the president or by a majority of the directors, and shall be called by an officer of the Company upon written request of Stockholders holding in the aggregate not less than ten percent (10%) of the outstanding Equity Shares entitled to be cast on any issue proposed to be considered at any such special meeting. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the sponsor shall provide all Stockholders within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Stockholders~~. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided by the Bylaws.

SECTION ~~8.2~~5.2 VOTING RIGHTS OF STOCKHOLDERS. Subject to the provisions of any class or series of Equity Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters~~;~~: (~~a~~i) election or removal of Directors, ~~without the necessity for concurrence by the Directors,~~ as provided in Sections ~~8.1,~~5.1 and 2.4 ~~and 2.7 hereof; (b) amendment of these Articles of Incorporation, without the necessity for concurrence by the Directors, as provided in Section 10.1 hereof; (c) termination of the Company, without the necessity for concurrence by the Directors, as provided in Section 11.2 hereof; (d) reorganization of the Company as provided in Section 10.2 hereof; (e~~hereof; (ii) amendment of this Charter, as provided in Section 7.1 hereof; (iii) dissolution of the

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Company, as provided in Section 7.2 hereof; (iv) merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company ~~Property~~, as provided in Section ~~10.3~~7.2 hereof; and (~~f~~v) ~~termination of the Company’s status as a real estate investment trust REIT under the REIT Provisions of the Code, as provided in Section 3.2(xix) hereof. The Stockholders may terminate the status of the Company as a REIT under the Code by a vote of a majority of the Shares outstanding and entitled to vote~~ such other matters with respect to which the Directors have adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Stockholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Directors.

~~SECTION 8.3 VOTING LIMITATIONS ON SHARES HELD BY THE ADVISOR, DIRECTORS AND AFFILIATES. With respect to Shares owned by the Advisor, the Directors, or any of their Affiliates, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, Directors or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.~~

~~SECTION 8.4 STOCKHOLDER ACTION TO BE TAKEN BY MEETING. Any action required or permitted to be taken by the Stockholders of the Company must be effected at a duly called annual or special meeting of Stockholders of the Company and may not be effected by any consent in writing of such Stockholders.~~

~~SECTION 8.5 RIGHT OF INSPECTION. Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.~~

~~SECTION 8.6 ACCESS TO STOCKHOLDER LIST. An alphabetical list of the names, addresses and telephone numbers of the Stockholders of the Company, along with the number of Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder’s designated agent at the home office of the Company upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten (10) days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights, and the exercise of Stockholder rights under federal proxy laws.~~

~~If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and the Directors shall be liable to any Stockholder requesting the list for the costs, including attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.~~

SECTION 5.3 RIGHT OF INSPECTION. Stockholders or their designated representatives shall be permitted access to the Company’s records in accordance with Sections 2-512 and 2-513 of the MGCL.

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SECTION ~~8.7~~5.4 REPORTS. The Directors~~, including the Independent Directors,~~ shall take reasonable steps to ~~insure~~ensure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company ~~within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the initial public offering of its securities which shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company, Directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the Stockholders for the period, identifying the source of such Distributions, and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to Stockholders not later than sixty (60) days after the end of the fiscal year in which the distribution was made)~~in accordance with the requirements of the Securities and Exchange Commission.

SECTION 5.5 CHARTER AND BYLAWS. The rights of all Stockholders and the terms of all Equity Shares are and shall be subject to the provisions of this Charter and the Bylaws.

ARTICLE ~~IX~~VI

LIMITATION OF STOCKHOLDER LIABILITY ~~OF STOCKHOLDERS, DIRECTORS, ADVISORS AND AFFILIATES~~;

~~TRANSACTIONS BETWEEN AFFILIATES AND THE COMPANY~~

INDEMNIFICATION; EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS

SECTION ~~9.1~~6.1 LIMITATION OF STOCKHOLDER LIABILITY. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his or her being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the ~~Company Property~~assets or the affairs of the Company by reason of his or her being a Stockholder. ~~The Company shall include a clause in its contracts which provides that Stockholders shall not be personally liable for obligations entered into on behalf of the Company.~~

SECTION 6.2 ~~9.2 LIMITATION OF LIABILITY AND~~ INDEMNIFICATION.The Company shall be obligated, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (i) any individual who is a present or former director or officer of the Company or (ii) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Company shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Company in any of the capacities described in (i) or (ii) above and to any employee or agent of the Company or a predecessor of the Company.

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~~(i) The Company shall indemnify and hold harmless a Director, Advisor, or Affiliate (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Directors, Advisor or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company. The Company shall not indemnify or hold harmless the Indemnitee if: (a) in the case that the Indemnitee is a Director (other than an Independent Director), an Advisor or an Affiliate, the loss or liability was the result of negligence or misconduct by the Indemnitee, or (b) in the case that the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Any indemnification of expenses or agreement to hold harmless may be paid only out of the Net Assets of the Company and no portion may be recoverable from the Stockholders.~~

~~(ii) The Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.~~

~~(iii) Notwithstanding anything to the contrary contained in the provisions of subsection (i) and (ii) above of this Section, the Company shall not indemnify or hold harmless an Indemnitee if it is established that: (a) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property, or services, (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (d) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company.~~

~~(iv) The Directors may take such action as is necessary to carry out this Section 9.2 and are expressly empowered to adopt, approve and amend from time to time Bylaws, resolutions or contracts implementing such provisions. No amendment of these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.~~

~~SECTION 9.3 PAYMENT OF EXPENSES. The Company shall pay or reimburse reasonable legal expenses and other costs incurred by a Director, Advisor, or Affiliate in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by Section 9.2 hereof, (iii) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the Maryland General Corporation Law.~~

SECTION ~~9.4~~6.3 EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS. Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the assets of the Company ~~Property~~ for the payment

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of any claim under or for the performance of ~~that~~any such instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

SECTION ~~9.5~~6.4 TRANSACTIONS WITH AFFILIATES. The Company ~~shall not~~may engage in transactions with any Affiliates, ~~except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Directors (including a majority of the Independent Directors) not Affiliated with the person who is party to the transaction and:~~

~~(i) The transaction is fair and reasonable to the Company and its Stockholders.~~

~~(ii) The terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arms-length basis and known to the Directors.~~

~~(iii) The total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved.~~

~~(iv) Payments to the Advisor, its Affiliates and the Directors for services rendered in a capacity other than that as Advisor or Director may only be made upon a determination that:~~

~~(a) The compensation is not in excess of their compensation paid for any comparable services; and~~

~~(b) The compensation is not greater than the charges for comparable services available from others who are competent and not Affiliated with any of the parties involved.~~

~~(v) The Company will not make loans to the Advisor or other Affiliates, or to any director, officer or principal of the Company or any of its Affiliates. Transactions between the Company and its Affiliates are further~~ subject to any express restrictions ~~in these Articles of Incorporation (including Article IV and Section 7.7) or~~ adopted by the Directors in the Bylaws or by resolution, and further subject to the disclosure and ratification requirements of ~~MGCL (section)~~Section 2-419 of the MGCL and other applicable law.

ARTICLE ~~X~~ VII

AMENDMENT; ~~REORGANIZATION;~~ MERGER, ~~ETC.~~

CONSOLIDATION OR SALE OF

ASSETS

SECTION ~~10.1~~7.1 AMENDMENT.

~~(i) These Articles of Incorporation may be amended, without the necessity for concurrence by the Directors, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon, except that: (1) no amendment may be made which would change any rights with respect to any outstanding class of securities, by reducing the amount payable thereon upon liquidation, or by diminishing or eliminating any voting rights pertaining thereto; (2) Section 10.2 hereof and this Section 10.1 shall not be amended (or any other provision of these Articles of Incorporation be amended or any provision of these Articles of Incorporation be added that would have the effect of amending such sections); (3) no term or provision of the Articles of Incorporation may be added, amended or repealed in any respect that would, in the determination of the Board of Directors, cause the Company not to qualify as REIT under the Code; (4) certain provisions of the Articles of Incorporation, including provisions relating to the removal of directors, Independent Directors, preemptive rights of holders of stock and indemnification and limitation of liability of officers and directors may not be amended or repealed and (5) provisions imposing cumulative voting in the election of directors may not be added to the Articles of Incorporation, without the affirmative vote of the holders of a majority of the Equity Shares then outstanding and entitled to vote thereon.~~

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~~(ii) The Directors, by a majority vote, may amend provisions of these Articles of Incorporation from time to time as necessary to enable the Company to qualify as a real estate investment trust under the REIT Provisions of the Code. With the exception of the foregoing, the Directors may not amend these Articles of Incorporation.~~

~~(iii) An amendment to these Articles of Incorporation shall become effective as provided in Section 12.5.~~

~~(iv) These Articles of Incorporation may not be amended except as provided in this Section 10.1.~~

(i) Except for amendments to those provisions of Section 2.4 of the Charter requiring a vote of at least two-thirds (2/3) of the Equity Shares entitled to vote in an election of Directors to remove a Director, and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provisions of the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon.

(ii) The Board of Directors, by a majority vote of the entire Board and without any action by the Stockholders of the Company, may amend the Charter from time to time to increase or decrease the aggregate number of authorized Equity Shares or the number of shares of stock of any class or series that the Company has authority to issue. In addition, the Board of Directors may amend the Charter by a majority vote of the entire Board and without any action by the Stockholders to the fullest extent so provided by the MGCL including, but not limited to, Section 2-605 of the MGCL.

~~SECTION 10.2 REORGANIZATION. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Company Property and to carry on the affairs of the Company, or (ii) merge the Company into, or sell, convey and transfer the Company Property to any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (i) or (ii) above terminate the Company and deliver such Securities or beneficial interests ratably among the Stockholders according to the respective rights of the class or series of Equity Shares held by them provided, however, that any such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon.~~

~~SECTION 10.3~~7.2 MERGER, CONSOLIDATION OR SALE OF ~~COMPANY PROPERTY~~ASSETS. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Board of Directors shall have the power to (i) merge the Company with or into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the assets of the Company ~~Property~~; or (iv) dissolve or liquidate the Company~~, other than before the initial investment in Company Property~~; provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon. ~~Any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.~~

~~In connection with any proposed Roll-Up Transaction, an appraisal of all Assets shall be obtained from a competent independent appraiser. The Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the~~

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~~appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:~~

~~(i) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or~~

~~(ii) one of the following:~~

~~(a) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or~~

~~(b) receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets of the Company.~~

~~The Company is prohibited from participating in any proposed Roll-Up Transaction:~~

~~(iii) which would result in the Stockholders having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.7 and 9.1 of these Articles of Incorporation;~~

~~(iv) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;~~

~~(v) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 8.5 and 8.6 hereof; or~~

~~(vi) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Stockholders.~~

~~ARTICLE XI~~

~~DURATION OF COMPANY~~

~~SECTION 11.1 TERMINATION UPON FAILURE TO OBTAIN LISTING. In the event that Listing does not occur on or before January 30, 2008, the Company shall immediately thereafter undertake an orderly liquidation and Sale of the Company’s assets and will distribute any Net Sales Proceeds therefrom to Stockholders, following which the Company shall terminate and dissolve. In the event that Listing occurs on or before such date, the Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.~~

~~SECTION 11.2 DISSOLUTION OF THE COMPANY BY STOCKHOLDER VOTE. The Company may be terminated at any time, without the necessity for concurrence by the Board of Directors, by the vote or written consent of a majority of the outstanding Equity Shares.~~

ARTICLE VIII

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former Director or officer of the Company shall be liable to the Company or its Stockholders for money damages. Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article VIII,

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shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

~~ARTICLE XII~~IX

MISCELLANEOUS

SECTION ~~12.1~~9.1 GOVERNING LAW. ~~These Articles of Incorporation are~~This Charter is executed by the undersigned Directors and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

SECTION ~~12.2~~9.2 RELIANCE BY THIRD PARTIES. Any certificate shall be final and conclusive as to any ~~persons~~Persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which ~~these Articles of Incorporation~~this Charter may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of the Directors or Stockholders; (iv) a copy of the ~~Articles of Incorporation~~Charter or of the Bylaws as a true and complete copy as then in force; (v) an amendment to ~~these Articles of Incorporation~~this Charter; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts which relate to the affairs of the Company. No purchaser, lender, transfer agent or other ~~person~~Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Directors or by any duly authorized officer, employee or agent of the Company.

~~SECTION 12.3 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.~~

~~(i) The provisions of these Articles of Incorporation are severable, and if the Directors shall determine that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of these Articles of Incorporation, even without any amendment of these Articles of Incorporation pursuant to Section 10.1 hereof; provided, however, that such determination by the Directors shall not affect or impair any of the remaining provisions of these Articles of Incorporation or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.~~

~~(ii) If any provision of these Articles of Incorporation shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of these Articles of Incorporation in any jurisdiction.~~

SECTION ~~12.4~~9.3 CONSTRUCTION. In ~~these Articles of Incorporation~~this Charter, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of ~~these Articles of Incorporation. In defining or interpreting the powers and duties of the Company and its Directors and officers, reference may be made, to the extent appropriate, to the Code and to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland, referred to herein as the “MGCL.”~~this Charter.

SECTION ~~12.5~~9.4 RECORDATION. These Third Articles of ~~Incorporation~~Amendment and Restatement and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Directors deem appropriate, but failure to file for record ~~these Articles of Incorporation~~this Charter or any amendment hereto in any office other than in the

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State of Maryland shall not affect or impair the validity or effectiveness of ~~these Articles of Incorporation~~this Charter or any amendment hereto. A restated ~~Articles of Incorporation~~Charter shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original ~~Articles of Incorporation~~Charter and the various amendments thereto.

~~IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation have been signed on this 1/st/ day of July, 2000 by the undersigned, each of whom acknowledges, under penalty of perjury, that this document is his free act and deed, and that~~THIRD: These Third Articles of Amendment and Restatement have been approved by a majority of the Board of Directors and approved by the Stockholders of the Company as required by law.

FOURTH: The current address of the principal office of the Company in the State of Maryland and the name and address of the Company’s current registered agent are as set forth in Section 1.2 of these Third Articles of Amendment and Restatement.

FIFTH: The number of Directors of the Company and the names of those Directors currently in office are as set forth in Sections 2.1 and 2.3 of these Third Articles of Amendment and Restatement.

SIXTH: The total number of shares which the Company had authority to issue immediately prior to this amendment and restatement and has authority to issue pursuant to the foregoing amendment and restatement is 1,000,000,000, consisting of 750,000,000 Common Shares, 100,000,000 Preferred Shares and 150,000,000 Shares-in-Trust. The aggregate par value of all shares of stock having par value is $7,500,000.

SEVENTH: The undersigned President acknowledges these Third Articles of Amendment and Restatement to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, ~~the~~these matters and facts ~~set forth herein~~ are true in all material respects~~.~~ and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused these Third Articles of Amendment and Restatement to be signed in its name and on its behalf by its President, and attested by its Secretary, on this      day of             , 200  .

~~Wells Real Estate Investment Trust, Inc.~~
WELLS REAL ESTATE INVESTMENT TRUST, INC.

By:	~~/s/ LEO F. WELLS, III~~

~~Leo F. Wells, III~~
President

ATTEST:

By:	~~/s/ DOUGLAS P. WILLIAMS~~
~~Douglas P. Williams~~
Secretary

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APPENDIX G

MARYLAND GENERAL CORPORATION LAW

TITLE 3, SUBTITLE 2. RIGHTS OF OBJECTING STOCKHOLDERS

§ 3-201. “Successor” Defined.

(a) Corporation amending charter.—In this subtitle, except as provided in subsection (b) of this section, “successor” includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

(b) Corporation whose stock is acquired.—When used with reference to a share exchange, “successor” means the corporation the stock of which was acquired in the share exchange.

§ 3-202. Right to Fair Value of Stock.

(a) General rule.—Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder’s stock from the successor if:

(1) The corporation consolidates or merges with another corporation;

(2) The stockholder’s stock is to be acquired in a share exchange;

(3) The corporation transfers its assets in a manner requiring action under § 3-105 (e) of this title;

(4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder’s rights, unless the right to do so is reserved by the charter of the corporation; or

(5) The transaction is governed by § 3-602 of this title or exempted by § 3-603 (b) of this title.

(b) Basis of fair value.—

(1) Fair value is determined as of the close of business:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

(2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

(3) In any transaction governed by § 3-602 of this title or exempted by § 3-603 (b) of this title, fair value shall be value determined in accordance with the requirements of § 3-603 (b) of this title.

(c) When right to fair value does not apply.—Unless the transaction is governed by § 3-602 of this title or is exempted by § 3-603 (b) of this title, a stockholder may not demand the fair value of the stockholder’s stock and is bound by the terms of the transaction if:

(1) The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

(2) The stock is that of the successor in a merger, unless:

(i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

(ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

(3) The stock is not entitled, other than solely because of § 3-106 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

(4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

(5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

§ 3-203. Procedure by Stockholder.

(a) Specific duties.—A stockholder of a corporation who desires to receive payment of the fair value of the stockholder’s stock under this subtitle:

(1) Shall file with the corporation a written objection to the proposed transaction:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, at or before the stockholders’ meeting at which the transaction will be considered or, in the case of action taken under § 2-505 (b) of this article, within 10 days after the corporation gives the notice required by § 2-505 (b) of this article;

(2) May not vote in favor of the transaction; and

(3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder’s stock, stating the number and class of shares for which the stockholder demands payment.

(b) Failure to comply with section.—A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

§ 3-204. Effect of Demand on Dividend and Other Rights.

A stockholder who demands payment for his stock under this subtitle:

(1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle; and

(2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

§ 3-205. Withdrawal of Demand.

A demand for payment may be withdrawn only with the consent of the successor.

§ 3-206. Restoration of Dividend and Other Rights.

(a) When rights restored.—The rights of a stockholder who demands payment are restored in full, if:

(1) The demand for payment is withdrawn;

(2) A petition for an appraisal is not filed within the time required by this subtitle;

(3) A court determines that the stockholder is not entitled to relief; or

(4) The transaction objected to is abandoned or rescinded.

(b) Effect of restoration.—The restoration of a stockholder’s rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

§ 3-207. Notice and Offer to Stockholders.

(a) Duty of successor.—

(1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

(2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

(i) A balance sheet as of a date not more than six months before the date of the offer;

(ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

(iii) Any other information the successor considers pertinent.

(b) Manner of sending notice.—The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

§ 3-208. Petition for Appraisal; Consolidation of Proceedings; Joinder of Objectors.

(a) Petition for appraisal.—Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

(b) Consolidation of suits; joinder of objectors.—

(1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

(2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

§ 3-209. Notation on Stock Certificate.

(a) Submission of certificate.—At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

(b) Transfer of stock bearing notation.—If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

§ 3-210. Appraisal of Fair Value.

(a) Court to appoint appraisers.—If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

(b) Report of appraisers—Filing.—Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

(c) Same—Contents.—The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

(d) Same—Service; objection.—

(1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

(2) Within 15 days after the report is filed, any party may object to it and request a hearing.

§ 3-211. Action by Court on Appraisers’ Report.

(a) Order of court.—The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

(1) Confirms, modifies, or rejects it; and

(2) If appropriate, sets the time for payment to the stockholder.

(b) Procedure after order.—

(1) If the appraisers’ report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

(2) If the appraisers’ report is rejected, the court may:

(i) Determine the fair value of the stock and enter judgment for the stockholder; or

(ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

(c) Judgment includes interest.—

(1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under § 3-202 of this subtitle.

(2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(d) Costs of proceedings.—

(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(2) Costs may not include attorney’s fees or expenses. The reasonable fees and expenses of experts may be included only if:

(i) The successor did not make an offer for the stock under § 3-207 of this subtitle; or

(ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

(e) Effect of judgment.—The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

§ 3-212. Surrender of Stock.

The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

(1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

(2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

§ 3-213. Rights of Successor with Respect to Stock.

(a) General rule.—A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle.

(b) Successor in transfer of assets.—After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

(c) Successor in consolidation, merger, or share exchange.—Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

APPENDIX H

FORM OF 2007 OMNIBUS INCENTIVE PLAN

WELLS REAL ESTATE INVESTMENT TRUST, INC.

2007 OMNIBUS INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Wells Real Estate Investment Trust, Inc. 2007 Omnibus Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, key employees, Non-Employee Directors and consultants of Wells Real Estate Investment Trust, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire an equity-based incentive interest in the Company and incentive cash awards. It is anticipated that providing such persons with interests and awards of this nature will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Other Stock-based Awards, Dividend Equivalent Rights and Cash Awards granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cash Award” means Awards to be paid by the Company in cash, but excluding all Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Other Stock-based Awards and Dividend Equivalent Rights, whether or not settled by the Company in cash.

“Change in Control” shall mean:

(i) The acquisition by any individual, entity or group (other than the Company or any employee benefit plan of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing more than 50% of the voting power of all securities of the Company entitled to vote generally in the election of directors, determined on a fully-diluted basis (“Company Voting Securities”); provided, however, that such acquisition shall not constitute a Change in Control hereunder if the holders of the Company Voting Securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such acquisition, voting power that constitutes a majority of the voting power of all voting securities entitled to vote generally in the election of directors of the successor entity;

(ii) The date upon which individuals who as of the date hereof constitute a majority of the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board, provided, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Company Voting Securities immediately prior to such Business

Combination beneficially own, directly or indirectly, more than 50% of the voting power of all then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee.

“Covered Employee” means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Dividend Equivalent Right” means Awards granted pursuant to Section 10.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock as of a particular date means:

(i) if the Stock is then listed on a national securities exchange or quoted or reported on the NASDAQ Global Market (“NASDAQ”), the closing sales price per share on the exchange or NASDAQ for such date or, if there was no sale of shares of Stock on such date, for the last preceding date on which there was a sale of shares of Stock on such exchange or NASDAQ, as determined by the Committee,

(ii) if the Stock is not then listed on a national securities exchange or quoted on NASDAQ but is then traded on an over-the-counter market, the average of the closing bid and asked prices for the Stock in such over-the-counter market for such date or, if there was no bid and asked quotation on such date, for the last preceding date on which there was a bid and asked quotation for such Stock in such market, as determined by the Committee, or

(iii) if the Stock is not then listed on a national securities exchange, quoted on NASDAQ or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Stock is so listed or traded, the Committee may make such discretionary determinations where the Stock has not been traded or bid and asked quotations published for 10 consecutive trading days.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Other Stock-based Awards” means Awards granted pursuant to Section 9.

“Operating Partnership” means Wells Operating Partnership, L.P., a Delaware limited partnership, the entity through which the Company conducts its business and an entity that is treated as a partnership for federal income tax purposes.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Award” means any Restricted Stock Award, Deferred Stock Award, Other Stock-based Award or Cash Award granted to a Covered Employee (or a person who the Committee believes may be or may become a Covered Employee) that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the Company, the Operating Partnership or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and any of which may be measured on an aggregate or per share basis:

(i) earnings before any one or more of the following: interest, taxes, depreciation or amortization,

(ii) net income (loss) (either before or after interest, taxes, depreciation and/or amortization),

(iii) changes in the market price of the Stock (on a per share or aggregate basis),

(iv) economic value-added,

(v) funds from operations or similar measure,

(vi) sales or revenue,

(vii) acquisitions or strategic transactions,

(viii) operating income (loss),

(ix) cash flow (including, but not limited to, operating cash flow and free cash flow),

(x) return on capital, assets, equity, or investment,

(xi) stockholder returns (including total returns calculated to include aggregate Stock appreciation and total dividends paid, assuming full reinvestment of dividends, during the applicable period),

(xii) various “non-GAAP” financial measures customarily used in evaluating the performance of REITs,

(xiii) return on sales,

(xiv) gross or net profit levels,

(xv) productivity,

(xvi) expense levels or management,

(xvii) margins,

(xviii) operating efficiency,

(xix) customer/tenant satisfaction,

(xx) working capital,

(xxi) earnings (loss) per share of Stock,

(xxii) revenue or earnings growth,

(xxiii) number of securities sold,

(xxiv) the Company’s ranking against selected peer groups,

(xxv) “same-store” performance from period to period,

(xxvi) leasing or occupancy rates,

(xxvii) objectively determinable capital deployment,

(xxviii) objectively determined expense management,

(xxix) sales or market shares,

(xxx) number of customers, and

(xxxi) establishment of a trading market for the Company’s Stock.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more performance conditions will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Deferred Stock Award, Other Stock-based Award or Cash Award.

“Performance Goals” means, for a specific Performance Award for a specific Performance Cycle, the specific goals established in writing by the Committee for such Award and Performance Cycle based upon the Performance Criteria.

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

“Restricted Stock” means shares of Stock issued or transferred to a grantee subject to forfeiture and the other restrictions, as contemplated by Section 7 hereof.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Settlement Date” means the date determined under section 8(b).

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” or “SAR” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation, partnership or other entity of which at least 50% of the economic interest in the equity or voting power is owned (directly or indirectly) by the Company or the Operating Partnership. In the event the Company becomes such a subsidiary of another company (directly or indirectly), the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to such parent company.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and (f), respectively, of the Code.

“Termination of Service” means a grantee’s termination of employment (subject to the provisions of Section 16 hereof) or other service, as applicable, with the Company and Subsidiaries (or, following a Corporate Event, with any successor to the Company or parent of the Company as a result of such Corporate Event, or subsidiaries of such entities) for any reason. Unless otherwise provided in the Award agreement, cessation of service as an officer, employee, director or consultant, or other covered positions shall not be treated as a Termination of Service if the grantee continues without interruption to serve thereafter in another one (or more) of such other capacities, and Termination of Service shall be deemed to have occurred when service in the final covered capacity ceases.

“Unforeseeable Emergency” has the meaning set forth in Section 14(c)(iii).

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by the Committee. The Committee shall consist solely of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code; provided that no action taken by the Committee (including, without limitation, grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder.

(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the officers, key employees, Non-Employee Directors and consultants to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Cash Awards, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Other Stock-based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments and agreements evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Board and the Committee shall be binding on all persons, including the Company and Plan grantees.

(c) Award Agreements and Instruments. Each agreement or instrument setting forth the terms of an Award shall contain such terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Stock from a grantee of an Award or any other person, then, notwithstanding the provisions of the Award agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under Maryland law. Each grantee of an Award shall take whatever additional actions and execute whatever additional documents as the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the grantee pursuant to the express provisions of the Plan and the Award agreement.

(d) Delegation. The Committee, in its discretion (taking into account, without limitation, considerations under Section 16 of the Exchange Act), may delegate to the Board, another committee of the Board or the Chief Executive Officer of the Company or his or her delegate, all or part of the Committee’s authority and duties with respect to Awards, including, without limitation, the granting of Awards to non-executive officers, where relief from the limitation of Section 162(m) of the Code is not sought. Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of Awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the option exercise price, or price of other awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the Plan.

(e) No Liability of Committee Members; Indemnification. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made or action taken or not taken in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or by-laws, under any other contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 3. STOCK ISSUABLE AND AWARD LIMITATIONS UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable and Award Limitations. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 14,000,000, subject to adjustment as provided in Section 3(b) and Section 3(c). For purposes of this limitation, each unit underlying an Other Stock-based Award shall count as one share and the shares of Stock underlying any Awards that are forfeited, canceled, expired by their terms or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

Award grants shall be subject to the following limitations:

(i) the maximum number of shares of Stock subject to Options or SAR’s that can be awarded under the Plan to any person eligible for an Award is 3,500,000 per calendar year;

(ii) the maximum number of shares of Stock that can be awarded under the Plan, excluding Performance Awards and shares subject to Options or to SARs, to any person eligible for an Award is 1,000,000 per calendar year; and

(iii) the maximum value that any grantee may receive pursuant to all Performance Awards with respect to any fiscal year of the Company included in the applicable Performance Cycle shall be $10 million aggregate (or such portion thereof correlating to the portion of such fiscal year included in such Performance Cycle).

The preceding limitations in this Section 3(a) are subject to adjustment as provided in Sections 3(b) and (c) hereof.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that can be granted under a Performance Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Committee shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration extraordinary dividends, acquisitions or dispositions of stock or property or any other similar corporate event to the extent necessary to avoid a material distortion in the value of the Awards. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

No adjustment shall be made under this Section 3(b) in the case of an Option or Stock Appreciation Right, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code or a modification of the Option or Stock Appreciation Right such that the Option or Stock Appreciation Right becomes treated as “nonqualified deferred compensation” subject to Section 409A.

(c) Mergers and Other Transactions. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in the event of (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, (iii) the sale of all or substantially all of the assets of the Company, (iv) the reorganization or liquidation of the Company or (v) a Change in Control (each of the foregoing, a “Corporate Event”), in lieu of providing the adjustment set forth in Section 3(b) above, the Committee may, in its discretion, provide that all outstanding Awards shall terminate as of the consummation of such Corporate Event, and (x) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding Awards to a date at least ten days prior (but no more than 60 days prior) to the consummation date of such Corporate Event and/or (y) provide that holders of Awards will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, and in the case of Options or other Awards with an exercise price or similar provision, less such applicable exercise price, such payment to be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive substantially equivalent property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time; provided, that if such consideration received in the transaction is not solely equity securities of the successor entity, the Committee may, with the consent of the successor entity, provide for the consideration to be received in respect of the Award to be solely equity securities of the successor entity equal to the Fair Market Value of the per share consideration received by holders of Stock in the Corporate Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Corporate Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment or other consideration for each share surrendered in the Corporate Event, the Committee shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in consideration for the cancellation thereof (including the cancellation of Options and Stock Appreciation Rights that are not then exercisable), in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Corporate Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and consultants of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.

SECTION 5. STOCK OPTIONS

(a) Form of Awards. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options shall be subject to the terms and conditions set forth in the Plan and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement or approved by the Committee:

(i) In cash, by certified or bank check or other instrument acceptable to the Committee;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months;

(iii) Through written direction of the optionee to have shares of Stock withheld from the shares otherwise to be received, with such withheld shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price; or

(iv) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised; provided, however, that after consideration of possible accounting issues, the Committee may, in its sole discretion, settle Stock Appreciation Rights in a combination of shares of Stock and cash, or exclusively with cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, an amount) equal to such excess.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

(i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

SECTION 7. RESTRICTED STOCK AWARDS

(a) General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock Award shall be evidenced by a Restricted Stock Award agreement. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, and subject to such conditions contained in the written instrument evidencing the Restricted Stock Award, a grantee shall have all the rights of a stockholder of the Restricted Stock, including the right to vote the shares of the Restricted Stock, and the right to receive any cash dividends; provided, however that cash dividends on such shares shall, unless otherwise provided by the Committee, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and shall be forfeited if the underlying shares are forfeited), and paid over to the grantee (without interest) as soon as practicable after such period lapses (if not forfeited). Unless the Committee shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Committee may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, upon a grantee’s Termination of Service, any Restricted Stock that has not vested at the time of Termination of Service shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company from such grantee or such grantee’s legal representative at its original purchase price actually paid by grantee (if any) simultaneously with such Termination of Service, and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s Termination of Service and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. Phantom stock units related to each vested Deferred Stock Award shall be paid to the grantee in the form of shares of Stock; provided that the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that, after consideration of possible accounting issues, a Deferred Stock Award may be settled (i) in cash at the applicable Fair Market Value of the shares of Stock underlying such Award, (ii) in cash or by transfer of shares of Stock as elected by the grantee in accordance with procedures established by the Committee, or (iii) in cash or by transfer of shares of Stock as elected by the Company.

(b) Time of Payment. Regarding the time at which payment in respect of vested Deferred Stock Awards will be made or commence:

(i) Unless otherwise provided in the applicable Award agreement, the “Settlement Date” with respect to a Deferred Stock Award is the first day of the month to follow the date on which the Deferred Stock Award vests; provided that a grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the grantee to the first day of the month to follow the grantee’s Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this Section 8(b)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A, (A) be effective at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(ii) Notwithstanding Section 8(b)(i), the Committee may provide that distributions of Deferred Stock Awards can be elected at any time in those cases in which the Deferred Stock Award value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(iii) Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 8(b), is the date of the grantee’s death.

(c) Installment Payments. Payment (whether of cash or shares) in respect of vested Deferred Stock Awards shall be made in a single sum by the Company; provided that, with respect to Deferred Stock Awards of a grantee which have a common Settlement Date, the Committee may permit the grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years, rather than a single-sum payment.

(d) Unforeseeable Emergency. Notwithstanding any other provision of the Plan, a grantee may receive any amounts to be paid in installments as provided in Section 8(c) or deferred by the grantee as provided in Section 8(b) in the event of an Unforeseeable Emergency. Distributions of amounts pursuant to this Section 8(d) because of an Unforeseeable Emergency shall not exceed the amounts necessary, as determined by the Committee in its sole discretion, to satisfy the emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the grantee’s asset (to the extent the liquidation of such assets might itself cause severe financial hardship), and/or (iii) by future cessation of the making of additional deferrals under Sections 8(b) and 8(c).

(e) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Committee may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with Section 409A of the Code and such other rules and procedures established by the Committee. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate. Any such deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(f) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Committee may determine.

(g) Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s Termination of Service.

SECTION 9. OTHER STOCK-BASED AWARDS

(a) Nature of Other Stock-based Awards. Other Stock-based Awards that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or otherwise calculated by reference to or based on (i) shares of Stock, including without limitation, convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests, (ii) equity interests in a Subsidiary or the Operating Partnership, (iii) Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary (including the Operating Partnership) or group of Subsidiaries, and (iv) any class of profits interest or limited liability company interest created or issued pursuant to the terms of a partnership agreement, limited liability company operating agreement or otherwise by the Operating Partnership or a Subsidiary that is treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of IRS Revenue Procedure 93-27 (or as an interest the issuance of which is similarly treated for income tax purposes pursuant to superseding or successor governing authority) with respect to a grantee in the Plan who is rendering services to or for the benefit of the issuing Operating Partnership or Subsidiary.

(b) Calculation of Reserved Shares. For purposes of calculating the number of shares of Stock underlying an Other Stock-based Award relative to the total number of shares of Stock reserved and available for issuance under Section 3(a) of the Plan, the Committee shall establish in good faith the maximum number of shares of Stock to which a grantee receiving such Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Stock underlying Other Stock-based Awards shall be reduced accordingly by the Committee and the related shares of Stock shall be added back to the shares of Stock otherwise available for issuance under the Plan. Other Stock-based Awards may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible grantees to whom, and the time or times at which, Other Stock-based Awards shall be made; the number of Other Stock-based Awards to be granted; the price, if any, to be paid by the grantee for the acquisition of such Other Stock-based Awards; and the restrictions and conditions applicable to such Other Stock-based Awards. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives, with related length of the service period for vesting, minimum or maximum performance thresholds, measurement procedures and length of the performance period to be established by the Committee at the time of grant in its sole discretion. The Committee may allow Other Stock-based Awards to be held through a limited partnership, or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section 9. The provisions of the grant of Other Stock-based Awards need not be the same with respect to each grantee.

(c) Restrictions on Transfer. Awards made pursuant to this Section 9 may be subject to transfer restrictions, with conditions and limitations as to when Other Stock-based Awards can be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which any applicable vesting, performance or deferral period lapses to be established by the Committee at the time of grant in its sole discretion.

(d) Dividend Equivalents. The Award agreement, other Award documentation in respect of an Other Stock-based Award, or a separate agreement if required by Section 409A, may provide that the recipient of an Award under this Section 9 shall be entitled to receive, currently or on a deferred or contingent basis, dividends or Dividend Equivalents with respect to the number of shares of Stock underlying the Award or other distributions from the Operating Partnership prior to vesting (whether based on a period of time or based on attainment of specified performance conditions), as determined at the time of grant by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested.

(e) Consideration. Other Stock-based Awards granted under this Section 9 may be issued for no cash consideration.

SECTION 10. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award (including, without limitation, an Option Award, a Deferred Stock Award or any Other Stock-based Award) or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid in cash or in Stock, or a combination of the two, as determined by the Committee, and may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A

Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award. With respect to Dividend Equivalent Rights granted as a component of an Option Award intended by the Committee to constitute qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such option is exercised.

(b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s Termination of Service.

SECTION 11. TERMS AND CONDITIONS OF PERFORMANCE AWARDS.

(a) Performance Conditions. The right of a grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 11(b) hereof in the case of a Performance Award. Depending on the criteria used to establish such performance conditions, the performance conditions may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of performance conditions for any such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Committee may not exercise such discretion in a manner that would increase any Performance Award.

(b) Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that an Award to be granted to a grantee who is designated by the Committee as potentially to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established Performance Goals and other terms set forth in this Section 11(b).

The Performance Goals for such Performance Awards shall consist of one or more Performance Criteria and a targeted level or levels of performance with respect to each of such Performance Criteria, as specified by the Committee consistent with this Section 11(b). Performance Goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of Performance Goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance Goals may differ for Performance Awards granted to any one grantee or to different grantees.

Performance Goals shall be established not later than 90 days after the beginning of any Performance Cycle applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce (but may not increase) the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of service by the grantee prior to the end of a Performance Cycle or settlement of such Performance Awards.

If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award shall be exercised by the Committee and not the Board.

(c) Written Determinations. All determinations by the Committee as to the establishment of Performance Goals, the amount of any Performance Award pool or potential individual Performance Awards, and the achievement of Performance Goals shall be made in writing. To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards.

(d) Status of Section 11(b) Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards granted pursuant to Section 11(b) hereof constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 11(b), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as potentially to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

SECTION 12. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Committee Action. Notwithstanding Section 12(a), the Committee, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. Notwithstanding anything contained in the Plan or the Award agreement to the contrary, the grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Stock or any other Award benefit to the grantee and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option Award, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Other Stock-based Award or Dividend Equivalent Rights shall be forfeited upon the failure of such grantee to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock Award (or other income-recognition event) or (iii) distributions in respect of any Deferred Stock Award, Other Stock-based Award or Dividend Equivalent Right. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b) Payment in Stock. Subject to approval by the Committee, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 14. ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A.

In the event any Stock Option or Stock Appreciation Right under the Plan is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a) Exercise and Distribution. Except as provided in Section 14(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(i) Specified Time. A specified time or pursuant to a fixed schedule set forth in the written instrument evidencing the 409A Award.

(ii) Separation from Service. Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 14(a)(ii) may not be made before the date that is six months after the date of separation from service.

(iii) Death. The date of death of the 409A Award grantee.

(iv) Disability. The date the 409A Award grantee becomes disabled (within the meaning of Section 14(c)(ii) hereof).

(v) Unforeseeable Emergency. The occurrence of an Unforeseeable Emergency, but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(vi) Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 14(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event to the extent permitted by Section 409A.

(b) No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 14(a) hereof, except in the case of one of the following events:

(i) Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii) Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(iii) Change in Control Event. The Committee may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation to the extent permitted by Section 409A.

(c) Definitions. Solely for purposes of this Section 14 and Section 8(d) and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in the most recent authoritative guidance (as determined by the Committee in good faith) from the Department of the Treasury).

(ii) “Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.

(iii) “Unforeseeable Emergency” means, as determined by the Committee in its sole discretion, a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee. Without limitation, the need or desire to send a grantee’s child to college or to purchase a home shall not constitute an Unforeseeable Emergency.

SECTION 15. PARACHUTE LIMITATIONS.

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a grantee with the Company or any affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 15 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the grantee (including groups or classes of grantees or beneficiaries of which the grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the grantee (a “Benefit Arrangement”), if the grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award held by that grantee and any other right to receive any payment or other benefit under this Plan shall not become exercisable, vested or payable (as the case may be) to the extent that such right to exercise, vesting, or payment, taking into account all other rights, payments, or other benefits to or for the grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”). In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the grantee under any Other Agreement or any Benefit Arrangement, would cause the grantee to be considered to have received a Parachute Payment under this Plan, then the grantee shall have the right to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the grantee under this Plan be deemed to be a Parachute Payment.

SECTION 16. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 17. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Notwithstanding anything herein to the contrary, an amendment to an Award or other action by the Board or the Committee that constitutes the repricing of the exercise price or base value of an Option, a Stock Appreciation Right or any other Award granted hereunder, to the extent such Award has an exercise price or base value used to calculate the benefit to the grantee (e.g., a Deferred Stock Award in which the value of such Award is determined by the excess of Fair Market Value over a specified base value), shall be subject to approval by the Company’s stockholders entitled to vote at a meeting of the Company’s stockholders in the same manner as provided by this Section 17 for certain amendments to the Plan. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code or the extent required by the shareholder approval requirements of any national securities exchange or NASDAQ (at such times as the Company has shares of Stock listed or authorized for trading on such national securities exchange or NASDAQ), Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 17 shall limit the Committee’s authority to take any action permitted pursuant to Section 3(b), 3(c) or 11(d).

SECTION 18. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 19. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof, and to provide such other undertakings and representations as are customary in the issuance of securities in a manner that is exempt from the registration requirements of applicable securities laws.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates issued to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate the employee’s employment or other service at any time.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(e) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 20. EFFECTIVE DATE OF PLAN

This Plan was approved by the Board on January 31, 2007 and was approved by the stockholders on                     , 2007. The Effective Date of the Plan is                     , 2007. No grants will be made under the Plan after the tenth anniversary of the Effective Date.

SECTION 21. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.

SECTION 22. RESTRICTIONS ON AWARDS

This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not be exercisable or payable, if, in the discretion of the Committee, the grant or exercise of such Award could impair the Company’s status as a REIT.

SECTION 23. NO FIDUCIARY RELATIONSHIP

Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Subsidiaries, or their respective officers, or the Committee, on the one hand, and the grantee, the Company, Subsidiaries or any other person or entity, on the other.

SECTION 24. MARKET STANDOFF AGREEMENT

As a condition of receiving any Award hereunder, the grantee agrees that in connection with any registration of the Stock and upon the request of the Committee or the underwriters managing any public offering of the Stock, the grantee will not sell or otherwise dispose of any Stock without prior written consent of the Committee or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Committee or the underwriters may specify for employee-shareholders generally.

[End of Plan.]

APPENDIX I

FORM OF PROXY CARD

WELLS REAL ESTATE INVESTMENT TRUST, INC.

YOUR VOTE IS IMPORTANT — VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET

https://www.proxypush.com/wellsreit

- Go to the Web site address shown above.
- **Have your proxy card ready.**
- Follow the simple instructions that appear on your computer screen.

OR

TELEPHONE

1-866-430-8290

- Use any touch-tone telephone.
- **Have your proxy card ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign, and date your proxy card.
- Detach your proxy card.
- Return your proxy card in the postage-paid envelope provided.

Voting via the Internet or telephone saves postage costs.

Internet and telephone proxy authorization must be received by April 11, 2007 in order for your votes to be certified in the final tabulation. In the event that the Special Meeting is adjourned, Internet and telephone proxy authorizations must be received on the day the meeting is resumed.

1-866-430-8290

CALL TOLL-FREE TO VOTE

☐

▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

(Please sign, date, and return this proxy card in the enclosed envelope.)

X Votes must be indicated (x) in Black or Blue ink.

	FOR	AGAINST	ABSTAIN
I: THE INTERNALIZATION	☐	☐	☐
II: THE PRE-LISTING CHARTER AMENDMENT	☐	☐	☐
III: THE POST-LISTING CHARTER AMENDMENT	☐	☐	☐
IV: THE INCENTIVE PLAN	☐	☐	☐

	YES	NO
I plan to attend the special meeting.	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Receipt of Notice of the Special Meeting and Proxy Statement is hereby acknowledged. Important: Joint Owners must EACH sign. When signing as attorney, trustee, executor, administrator, guardian, or corporate officer, please give your full title.

To change your address, please mark this box and see the reverse side to record your new address. ☐

SCAN LINE

Please sign exactly as name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Date | Share Owner sign here | Co-Owner sign here

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VOTE ONLINE, VOTE NOW!

WELLS REAL ESTATE
INVESTMENT TRUST, INC.

Your vote is very important. We encourage you to vote now! Wells REIT must cover the cost of sending reminders to any investor who does not vote. To help keep these costs to a minimum, please vote as soon as you can.

And as an extra cost savings measure, please consider voting your proxy online or by calling the toll-free voting number.

Read the material to understand the items to be voted on and have your proxy card in hand.

- Go to the Web site: https://www.proxypush.com/wellsreit or call toll-free 1-866-430-8290 to vote by phone.
- Follow the on-screen or recorded directions.
- Do not mail your proxy card if you vote by Internet or phone.
- Relax. You've helped the REIT save money!

PROXY **PROXY**

WELLS REAL ESTATE INVESTMENT TRUST, INC. PROXY
SPECIAL MEETING OF STOCKHOLDERS — April 11, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder hereby appoints Donald A. Miller, Douglas P. Williams, or Randall D. Fretz, and each of them, as proxy and attorney-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of stockholders of WELLS REAL ESTATE INVESTMENT TRUST, INC. to be held on April 11, 2007, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all Proposals listed. The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn the meeting if necessary.

(Continued, and to be dated and signed on the reverse side.)

ADDRESS CHANGE

____

____

____

WELLS REAL ESTATE INVESTMENT TRUST, INC.
P.O. BOX 11375
NEW YORK, N.Y. 10203-0375

TO VOTE BY MAIL PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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